As filed with the Securities and Exchange Commission on September 24, 1996
                                              Registration No. ___________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-1
                          Registration Statement
                                 Under the
                          Securities Act of 1933

                     ACC CONSUMER FINANCE CORPORATION
                     --------------------------------

          (Exact Name of Registrant as Specified in its Charter)

                                 Delaware
                                 --------
      (State or Other Jurisdiction of Incorporation or Organization)

                                   6141
                                   ----
           (Primary Standard Industrial Classification Code No.)

                                33-0682821
                                ----------
                   (I.R.S. Employer Identification No.)

                     12750 High Bluff Drive, Suite 320
                        San Diego, California 92130
                              (619) 793-6300
                     --------------------------------
 (Address, Including Zip Code, and Telephone Number, Including Area Code,
               of Registrant's Principal Executive Offices)

                             ROCCO J. FABIANO
                          CHIEF EXECUTIVE OFFICER
                     ACC CONSUMER FINANCE CORPORATION
                     12750 High Bluff Drive, Suite 320
                        San Diego, California 92130
                              (619) 793-6300
                     --------------------------------
         (Name, address, including zip code, and telephone number
                     of agent for service of process)

                                 Copy to:

Barbara L. Borden, Esquire                   William T. Quicksilver, Esquire
Sheppard, Mullin, Richter & Hampton LLP      Manatt, Phelps & Phillips LLP
501 West Broadway, 19th Floor                11355 West Olympic Boulevard
San Diego, California  92101                 Los Angeles, California 90064
(619) 338-6500                               (310) 312-4000


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [__]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering [___]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]



                      CALCULATION OF REGISTRATION FEE


Title of Each                       Proposed       Proposed
  Class of                           Maximum        Maximum
 Securities         Amount          Offering       Aggregate        Amount of
    to be            to be            Price        Offering       Registration
 Registered      Registered<F1>     Per Unit         Price            Fee
- -------------------------------------------------------------------------------

   Notes         $17,250,000        $1.00         $17,250,000        $5,949

- -------------------------------------------------------------------------------
[FN]
<F1>      Includes $2,250,000 in Notes that the Underwriters have the option to purchase to cover over-allotments, if any.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(b) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.



                        Exhibit Index on Page 135


                                    -2-

                     ACC CONSUMER FINANCE CORPORATION

                           Cross Reference Sheet

   Item No. and Heading In
Form S-1 Registration Statement              Location in Prospectus
- -------------------------------              ----------------------
1. Forepart of the Registration              Forepart of Registration
   Statement and Outside Front Cover         Statement and Outside Front
   Page of Prospectus                        Cover Page of Prospectus


2. Inside Front and Outside Back             Inside Front and Outside Back
   Cover Pages of Prospectus                 Cover Pages of Prospectus


3. Summary Information, Risk Factors         Risk Factors; Summary
   and Ratio of Earnings to Fixed Charges    Financial Data

4. Use of Proceeds                           Use of Proceeds

5. Plan of Distribution                      Plan of Distribution

6. Description of Securities to be           Description of the Notes
   Registered

7. Interest of Named Experts and Counsel     Not applicable.

8. Information with Respect to the
   Registrant:

   (a)  Description of Business              (a)  Business
   (b)  Description of Property              (b)  Business
   (c)  Legal Proceedings                    (c)  Business
   (d)  Market Price Information             (d)  Underwriting
   (e)  Financial Statements                 (e)  Consolidated Financial
   (f)  Selected Financial Data                   Statements
   (g)  Supplementary Financial Information  (f)  Selected Consolidated
   (h)  Management's Discussion and               Financial Data
        Analysis                             (g)  Not applicable.
   (i)  Changes in and Disagreements with    (h)  Management's Discussion and
        Accountants                               Analysis of Financial
   (j)  Directors and Executive Officers          Condition and Results of
   (k)  Executive Compensation                    Operations
   (l)  Security Ownership and Certain       (i)  Not applicable.
        Beneficial Owners                    (j)  Management
   (m)  Certain Relationships and Related    (k)  Management
        Transactions                         (l)  Principal Stockholders
                                             (m)  Certain Transactions

9. Disclosure of Commission Position on      Indemnification of Directors and
   Indemnification for Securities Act        Officers
   Liabilities

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

              SUBJECT TO COMPLETION, DATED ____________, 1996

                                $15,000,000

                     ACC CONSUMER FINANCE CORPORATION

                           ____% Notes due 2003

        The ___% Notes due _____________ 2003 (the "Notes") offered hereby are unsecured general obligations of ACC Consumer Finance Corporation ("ACC"). Interest on the Notes is payable monthly in arrears commencing ____________, 1996.

        ACC will redeem, at any time, at par plus accrued interest, Notes tendered for a deceased beneficial owner within 60 days of presentation of the necessary documents, up to an annual maximum of $25,000 per beneficial owner and up to an annual aggregate maximum of $300,000. The Notes are redeemable at the option of ACC in whole or in part, at any time on or after __________, 1999, at the redemption prices set forth herein, plus accrued interest.

        The Notes will be issued in integral multiples of $1,000 and will be in fully registered form. No sinking fund will be established for the Notes. See "Description of the Notes." The minimum principal amount of Notes which may be purchased is $1,000. ACC has been advised by the Underwriters that each Underwriter intends to make a market in the Notes; however, the Notes will not be listed for trading on the Nasdaq National Market or any exchange, and no assurance can be given that an active trading market for the Notes will develop.

        SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES OFFERED HEREBY.
                          ----------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================
                            Price to         Underwriting       Proceeds to
                             Public           Discount<F1>      Company<F2>
- -------------------------------------------------------------------------------
Per Note . . . . . . . . . . . 100%             _______%           _______%
Total<F3>. . . . . . . . .$15,000,000          $_________         $_________

===============================================================================
[FN]
<F1> See "Underwriting" for information concerning indemnification of the
     Underwriters and other matters.
<F2> Before deducting expenses payable by ACC estimated at $________.
                                    -1-

<F3> ACC has granted the Underwriters an option exercisable within 30 days from the date of this Prospectus to purchase up to $2,250,000 aggregate principal amount of additional Notes on the same terms and conditions set forth above to cover over-allotments, if any. If all such Notes are purchased, the total Price to Public, Underwriting Discount and Proceeds to ACC will be $17,250,000, $____________ and $______________, respectively. See "Underwriting."



        The Notes are offered by the Underwriters, subject to receipt and acceptance of such Notes by the Underwriters and subject to their rights to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. The Notes will bear interest from the date of delivery to the Underwriters. It is expected that the Notes will be ready for delivery on or about ___________, 1996.

                           --------------------


  McDonald & Company                                     J.C. Bradford & Co.
  Securities, Inc.

              The Date of this Prospectus is __________, 1996




                                    -2-

                     ACC CONSUMER FINANCE CORPORATION

           Regional Credit Centers<F1> and Significant States<F2>
           ------------------------------------------------------
                         As of ____________, 1996
























[FN]
<F1> See "Business -- Purchase of Contracts" for a discussion of the
     Company's regional credit centers.
<F2> Significant States are any states wherein the Company purchased more than $500,000 in Contracts in the three-month period ending
     ____________, 1996.

                               ------------

        The Company intends to furnish its Noteholders with annual reports containing audited financial statements each fiscal year.

                               ------------

        IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ------------

                              [inside cover]


                                    -3-

                            PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus or incorporated herein by reference. Unless otherwise indicated, all information set forth herein does not reflect the exercise of the Underwriters' over-allotment option. This Prospectus contains certain statements regarding the Company's plans and objectives for future operations, the Company's future economic performance and assumptions relating to future operations or future economic performance that constitute "forward looking information" under the Securities Litigation Reform Act of 1995. Each of such statements is subject to risks, as set forth under "Risk Factors" that could cause actual results to differ materially from the results included in the forward looking information.

        Unless the context otherwise requires, all references in this Prospectus to the Company refer to ACC Consumer Finance Corporation, OFL-A Receivables Corp., a wholly-owned special purpose subsidiary of ACC that takes title to all Contracts and is the record lienholder of all financed vehicles and the obligor under the Company's warehouse and other financing facilities ("OFL-A"), and ACC Receivables Corp. ("Receivables"), a wholly-owned special purpose subsidiary of ACC formed in connection with the Company's issuance of asset-backed securities. All references to ACC, unless the context otherwise requires, refer to ACC Consumer Finance Corporation, which is the issuer of the Notes. ACC provides the Contract acquisition and portfolio servicing functions and incurs virtually all of the Company's operating expenses. However, OFL-A and Receivables own substantially all of the earning assets of the Company.

                                THE COMPANY

        The Company specializes in the indirect financing of automobile installment contracts ("Contracts"), originated primarily by franchised automobile dealers, for consumers who pose credit risks due to past credit problems, limited or no credit histories and/or low incomes ("Non-Prime Borrowers"). These consumers are unlikely to qualify for financing from traditional automobile financing sources such as commercial banks, savings and loans, thrift and loans, credit unions and the captive finance companies of automobile manufacturers. Through its financing program, the Company provides automobile dealers ("Dealers") with a source of financing for Non-Prime Borrowers.

        ACC was founded by three senior executives with extensive experience in non-prime credit evaluation, asset securitization and collections. ACC has experienced significant growth since its formation in July 1993. From June 30, 1995, to June 30, 1996, the outstanding balance of Contracts serviced by the Company increased from $78 million to $173 million, or 122%. The volume of Contracts purchased by the Company increased from $44 million during the six-month period ended June 30, 1995, to $79 million during the six-month period ended June 30, 1996, or 80%. During the six-month period ended June 30, 1996, ACC reported net income of $1.9 million (with a 42% effective tax rate), compared to net income of $2.3 million (with a 1.5% effective tax rate), for the six-month period ended June 30, 1995. In May 1996, the Company sold 2,000,000 shares of its common stock in an initial public offering that generated net proceeds of approximately $12.6 million.

        The automobile finance market is one of the largest consumer finance markets in the United States, with $356 billion in outstanding credit as of January 1996. Since its formation, ACC has targeted the highly fragmented non-prime segment of this market which has an estimated $70 billion in outstanding credit. The Company's business plan focuses on the following strategies:

        Market Focus. The Company targets major metropolitan areas and expands into those markets in which it can recruit salespeople with non-prime lending experience. The Company believes that major metropolitan areas provide concentrations of high volume Dealers which can be effectively serviced by its regional sales managers. The Company attempts to develop a broad Dealer base to avoid dependence on a limited number of Dealers. As of June 30, 1996, the Company directly marketed its program to Dealers in 22 states, and during the six-month period ended June 30, 1996, 65% of the Contracts were purchased from Dealers in the states of California, Florida, Pennsylvania and Texas. During the six-month period ended June 30, 1996, the Company purchased Contracts from 1,055 Dealers. As of June 30, 1996, no Dealer accounted for more than 3% of the Company's Contract portfolio and the ten Dealers from which the Company purchased the most Contracts accounted for approximately 13% of the Company's Contract portfolio, in aggregate.

        Late-Model Used Vehicle Contracts From Franchised Dealers. The Company's financing program targets the purchase of Contracts for late-model used vehicles that are originated by franchised Dealers. As of June 30, 1996, the median model year in the Company's Contract portfolio was 1993. As of June 30, 1996, approximately 85% of Contracts serviced by the Company financed used vehicles and 97% were acquired from franchised Dealers. The average discount and the weighted average coupon on Contracts purchased during the six-month period ended June 30, 1996, were 5.0% and 20.7%, respectively. The Company believes that late-model used vehicles represent the largest segment of the used vehicle market, while posing less risk of default due to mechanical problems than do older used vehicles. The Company targets franchised Dealers because the financial requirements and customer service standards imposed on these dealers by automobile manufacturers generally result in a high level of financial stability and customer satisfaction. As a result, the Company believes, in general, Contracts from these Dealers expose the Company to less risk of Dealer misrepresentation and lower levels of borrower default.

        Credit Scoring and Risk Management System. In order to manage the higher risks associated with Non-Prime Borrowers, the Company maintains a database which tracks key underwriting parameters for each Contract purchased. This database is then used to statistically compare the characteristics of performing Contracts to nonperforming Contracts. Using this analysis, the Company periodically refines and enhances the proprietary credit scoring system used by its credit officers. The Company believes that this approach to credit underwriting allows the Company to offer to Dealers a series of different pricing programs tied to the expected economic value of each program to the Company. In addition, the Company has assigned designated lending limits for each credit officer.

For the six-month period ended June 30, 1996, net charge-offs as a percentage of average servicing portfolio was 3.8% and as of June 30, 1996, delinquencies of 31 days or more were 4.0% of servicing portfolio.

        Regional Credit Centers. The Company's regional credit centers in Atlanta, Georgia; Dallas, Texas; Miami, Florida; Newark, Delaware; and San Diego, California process and approve applications from the 22 states in which the Company directly markets its program. The Company believes this regional structure meets the Company's Dealer service objectives without sacrificing economies of scale and operating controls.

        Centralized Funding and Collection Management. The Company manages all Contract funding and collection activities from its headquarters in San Diego. Through this central operation, the Company conducts an extensive pre-funding verification process on 100% of the Contracts, which generally includes a direct telephone interview with the borrower. The Company typically returns Contract packages that fail to meet its requirements. The Company also monitors the performance of each of its Dealers and conducts a post-funding quality control review of a random sample of 5% of all Contracts purchased by ACC. The Company pursues a collection strategy of early and frequent contact with delinquent borrowers using a high-penetration autodialer to begin contacting borrowers who become six days delinquent. ACC believes that its centralized funding and collection structure allows for maximum operating control and cost efficiency.

        Asset Securitizations. As of the date of this Prospectus, the Company has issued five asset-backed securities involving Contracts aggregating approximately $232 million. Each of the securities was rated AAA by Standard & Poor's Ratings Group ("S&P") and Aaa by Moody's Investors Service, Inc. ("Moody's"), based on a guaranty by Financial Security Assurance Inc. ("FSA"). The Company issues asset-backed securities to redeploy capital, reduce its interest rate risk and recognize gains from the sale of the Contracts. Warehouse financing is provided by Cargill Financial Services Corporation ("Cargill") under a facility which expires in July 1998.

                               ------------

        ACC was incorporated in California on June 3, 1993, under the name of American Credit Corporation, changed its name to ACC Consumer Finance Corporation in October 1995, was reincorporated in Delaware in November 1995 and became a public company in May 1996. ACC's executive offices are located at 12750 High Bluff Drive, Suite 320, San Diego, California 92130, and its telephone number is (619) 793-6300.




                                    -6-

                               THE OFFERING


Securities Offered ........  $15,000,000 principal amount of ____% Notes due
                             2003 assuming no exercise of the Underwriters' over-allotment option to purchase up to an additional $2,250,000 principal amount of Notes. The Notes are unsecured, general obligations of the Company. See "Description of the Notes" for a more detailed description of the Notes offered hereby.

Maturity ..................  ____________, 2003

Interest Payment Dates ....  Interest is payable monthly in arrears commencing
                             __________, 1996.

Redemption Upon Death of     Upon the Death of a Noteholder: Notes tendered by
Noteholder ................  the personal representative or surviving joint tenant or tenant in common of a deceased beneficial owner shall be redeemed within 60 days of tender, at par plus accrued interest, subject to the amount limitations set forth below.

                             Amount Limitations: Of the Notes tendered, the Company is only required to redeem, for the period from the date of issuance until _________, 1997, and for each 12-month period ending __________, thereafter, an aggregate maximum of $300,000 per year, subject to a maximum of $25,000 per beneficial owner, per 12-month period.

Redemption Upon Occurrence   In the event of a Fundamental Structural Change
of Certain Events .........  (as that term is defined herein), Noteholder will have the right (through a date within 75 days of occurrence of the event) to require the Company to purchase the holder's Notes at a price equal to par plus accrued interest; provided that such right shall not be exercisable if within 40 days after the occurrence of such event the Notes have received a specified rating from a nationally recognized statistical rating organization. See
                             "Description of the Notes -- Noteholders' Right to
                             Prepayment After Fundamental Structural Change."

Redemption at Company's
Option ....................  The Notes may be redeemed at the Company's option on or after ___________, 1999, at the redemption prices set forth herein.

Sinking Fund ..............  None.


                                    -7-

Certain Covenants of         In the Indenture, the Company agrees to certain
the Company ...............  limitations on dividends and additional indebtedness, to maintain certain levels of cash or marketable investment securities, and, unless certain conditions are met to redeem Notes tendered by Noteholders in the event of certain transactions relating to the Company.

Use of Proceeds............  The net proceeds from the sale of the Notes will be contributed to OFL-A for use in part to repay temporarily a subordinated debt facility (the "NIM Facility") and for the Company's general working capital purposes.

Risk Factors ..............  Certain risk factors beginning on page 12 should be considered in connection with the purchase of the Notes.

Trustee....................  Norwest Bank Minnesota, National Association.



                                    -8-

                                                   SUMMARY FINANCIAL DATA
                                                                                   Six-Month       July 15, 1993
                                     Six Months Ended                             Transition        (Inception)
                                          June 30,                Year Ended      Period Ended        Through
                                  ------------------------          Dec. 31,         Dec. 31,         June 30,
                                   1996              1995           1995<F1>         1994<F1>         1994<F1>
                                  ------            ------         --------         --------         --------
                                (unaudited)       (unaudited)
STATEMENT OF OPERATIONS DATA:
  Net Interest Income Before
   Provision for Contract
    Losses                     $  2,034,604     $  2,080,441     $  3,332,354     $  2,187,843    $    606,177
  Gain on Sale of Contracts       6,584,609        3,913,477        8,056,136             --              --
  Servicing Income
   and Ancillary Fees             1,811,747          500,717        1,757,257           28,237           6,653
  Litigation Settlement
    Income                             --               --               --            325,000            --
                               ------------     ------------     ------------     ------------    ------------
  Total Revenues                 10,430,960        6,494,635       13,145,747        2,541,080         612,830
  Provision for Contract
   Losses                          (348,784)         (10,348)        (673,802)        (902,361)       (592,325)
  Operating Expenses             (6,763,069)      (4,149,601)      (8,796,590)      (2,630,925)     (2,608,467)
                               ------------     ------------     ------------     ------------    ------------
  Income (Loss) Before Taxes      3,319,107        2,334,686        3,675,355         (992,206)     (2,587,962)
  Net Income (Loss)               1,925,107        2,299,686        3,466,355         (992,206)     (2,587,962)
  Preferred Stock
   Dividends                        116,818           96,827          215,419           82,621         152,673
                               ------------     ------------     ------------     ------------    ------------
  Net Income (Loss) Available
   to Common Shareholders      $  1,808,289     $  2,202,859     $  3,250,936      $(1,074,827)    $(2,740,635)
                               ============     ============     ============     ============    ============
  Primary Income per Common
    Share<F2>                  $       0.29     $       --       $       0.62     $       --      $       --
  Fully Diluted Income
   per Common Share                    0.29             --               0.55             --              --
  Weighted Average Shares
   Outstanding (Primary)          6,724,938             --          5,624,305             --              --
  Weighted Average Shares
   Outstanding (Fully Diluted)    6,736,596             --          6,292,478             --              --
  Pro Forma Ratio of Earnings
    to Fixed Charges<F3>               2.28%            --               1.74%            --              --

STATEMENT OF CASH FLOWS DATA:
  Net Cash Provided By (Used
   In) Operating Activities    $ (4,395,063)    $  7,505,732     $    771,386     $ (1,588,352)   $ (3,397,671)
  Net Cash Provided By (Used
   In) Investing Activities       1,597,287          927,556         (808,470)     (24,505,335)    (16,135,420)
  Net Cash Provided By (Used
   In) Financing Activities       2,776,156       (7,964,723)          13,923       26,199,046      19,571,565
  (Decrease) Increase In
   Cash and Cash Equivalents        (21,620)         468,565          (23,161)         105,359          38,474

                                      As of          As of           As of
                                  June 30, 1996   Dec. 31, 1995   Dec. 31, 1994
Balance Sheet Data:               -------------   -------------   -------------
  Total Assets                    $ 53,942,978    $ 46,908,938    $ 42,331,518
  Net Installment Contracts
   Held-for-Sale                    22,365,001      28,187,778            --
   Held-for-Investment                 220,830         509,388      38,613,239
  Allowance for Contract Losses        388,200         476,808       1,181,004
  Asset-Backed Securities            6,684,022       3,910,080            --
  Excess Servicing Receivables       9,365,618       5,590,878            --
  Repurchase Facility, Net          23,598,232      29,708,252      40,492,594
  Other Borrowings                   2,388,036       7,439,597            --
  Total Liabilities                 32,721,312      40,624,138      41,433,745
  Redeemable Preferred Stock              --         6,279,049       4,358,377
  Shareholders' Equity              21,221,666           5,751      (3,460,604)

  Pro Forma Ratio of
   Indebtedness to
   Consolidated Net Worth<F4>             1.82%           7.11%           --

Return (Loss) on
 Average Assets (Annualized)              7.65%           6.92%          (6.65)%

Return (Loss) on
 Average Equity (Annualized)<F5>         32.46%         102.37%        (160.91)%

[FN]
<F1> Effective as of January 1, 1995, the Company changed its fiscal year end from June 30 to December 31. Each of the periods ended June 30, 1994, December 31, 1994, and December 31, 1995, is an audited period.

<F2> Due to the significant changes in the capital structure of the
     Company, historical net income (loss) per common share prior to the year ended December 31, 1995, is not presented.

<F3> For purposes of calculating the pro forma ratio of earnings to fixed charges, earnings consist of income before income taxes, plus fixed charges. Fixed charges consist of the interest on all indebtedness and the representative interest factor of rent expense.

<F4> For purposes of calculating the pro forma ratio of indebtedness to consolidated net worth, as adjusted for the issuance of the Notes, indebtedness excludes secured indebtedness with respect to which the sole recourse of the lender in the event of nonpayment or other default is to the collateral, and consolidated net worth represents consolidated net worth determined in accordance with generally accepted accounting principles, less goodwill.

<F5> The calculation of return (loss) on average equity for December 31, 1995 and 1994 includes the redeemable Preferred Stock.



                                   -10-

                              SUMMARY OPERATING DATA
                                            Three Months Ended
                           ---------------------------------------------------
                           June 30,   Mar. 31,   Dec. 31,   Sept. 30,  June 30,
                             1996       1996       1995       1995       1995
                             ----       ----       ----       ----       ----
CONTRACT PURCHASE DATA:
 Amount of Contracts(000's)$ 45,253   $ 33,715   $ 26,478   $ 28,642   $ 24,673
 Number of Contracts          3,682      2,746      2,184      2,366      2,058
 Average Coupon on Contracts  20.72%     20.65%     20.47%     20.33%     19.93%
 Average Discount of
  Contracts<F1>                5.16%      4.87%      5.14%      6.00%      6.98%
 Average Amount Financed
  under Contracts          $ 12,290   $ 12,278   $ 12,124   $ 12,106   $ 11,989
 Average Original Term
  of Contracts (months)          57         57         58         57         56
 Active Dealers<F2>           1,055        813        547        546        472
 Number of Regional
  Sales Managers                 35         32         25         19         15
 Number of Significant
  States<F3>                     15         13         12         10          7
OPERATING DATA:
 Principal Balance of
  Servicing Portfolio
  at Period End (000's)<F4>$172,562   $139,969   $117,539   $100,028   $ 78,118
 Net Charge-offs as a
  Percentage of Average
  Servicing Portfolio
  (annualized)<F5>             3.40%      4.40%      4.53%      3.82%      2.67%
 Delinquencies 31 days
  or more as a Percentage
  of Servicing Portfolio
  at Period End<F6>            3.96%      2.73%      4.25%      4.11%      2.79%
[FN]
<F1> Includes acquisition fees.
<F2> Active Dealers include any Dealers from which Contracts were purchased within the six months prior to the period end.
<F3> Significant States are any states wherein the Company purchased more than $500,000 in Contracts during the period.
<F4> All amounts are based on the full amount remaining to be repaid on each Contract at period end. The information in the table represents the principal amount of all Contracts owned and serviced by the Company, including Contracts sold in asset-backed securities.
<F5> Net charge-offs are net of recoveries and include the remaining
     Contract balance at time of charge-off. In the case of repossession, net charge-offs include the remaining Contract balance at the time of repossession less liquidation proceeds (for disposed vehicles), NADA wholesale value (for vehicles repossessed but not sold) or claims receivable under the Company's vendor single interest insurance policy.
     Net charge-offs do not include repossessions that are less than 120 days delinquent and are not yet charged-off.
<F6> The Company considers a Contract delinquent when an obligor fails to make at least 90% of the contractual payment by the stated due date. The period of delinquency is based upon the number of days payments are contractually past due. Contracts not yet 31 days late are not considered to be delinquent. The delinquency rate excludes amounts in repossession.
                                   -11-

                                RISK FACTORS


Credit Risks

       The Company specializes in the indirect financing of Contracts for consumers who typically have had past credit problems (including bankruptcy), have limited or no credit histories and/or have low incomes. Consequently, a high credit risk is inherent in the Contracts purchased by the Company. The performance of Contracts serviced by the Company or purchased in the future may be directly affected by unemployment trends and other economic factors beyond the Company's control. These factors could impair the Company's ability to predict or manage effectively the default rates of its Contracts and could cause the Company to incur increased operating expenses associated with the servicing of these Contracts. An increase in delinquencies, default rates or charge-offs in its Contract portfolio could trigger defaults under the Company's senior financing facilities and asset securitizations or constitute triggering events in the asset securitizations. Any such default or triggering event would increase the restrictions on the Company's access to cash from credit enhancement cash reserves and adversely affect the Company's cash flow and its ability to pay interest and principal on the Notes and the redemption price of any Notes tendered to the Company. There is no assurance that the Company's credit evaluation and collection processes will prevent excessive defaults or that the Company will be able to purchase Contracts with yields commensurate with the portfolio credit risk. See "Business -- Purchase of Contracts," and see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and see "Business -- Financing."


Liquidity and Capital Resources

       Negative Operating Cash Flows. The Company's business requires substantial cash to support the funding of credit enhancement cash reserves for its asset securitizations, issuance costs of its asset securitizations, operating expenses, tax payments due in recognition of gains on sales of Contracts (for which no cash is received by the Company), debt service and other cash requirements. These cash requirements increase as the volume of Contracts purchased and serviced by the Company increases. Historically, the Company has operated on a negative cash flow basis and expects its negative cash flow to continue as the volume of Contract purchases increases and the securitization program grows. The Company has funded its negative operating cash flows principally through borrowings under its secured financing facilities and sales of equity securities, and will use the proceeds of the Notes to fund, in part, its negative operating cash flow. In order to execute its business strategy, the Company is dependent upon its warehouse facility (and the replacement of the warehouse facility in 1998), its asset securitization program and its ongoing ability to access capital markets to obtain long term debt and equity capital. There is no assurance that the Company will have

                                    -12-
access to capital markets when needed or will be able to obtain capital or financing facilities at costs and on terms satisfactory to the Company. Factors that affect the Company's access to capital markets or the cost of capital include, among others, interest rates, general economic conditions and the Company's results of operations, financial condition, business prospects (including competitive conditions), leverage and the performance of its asset securitizations. In addition, covenants in the Indenture and in future debt securities and financing facilities may significantly restrict the Company's ability to incur additional indebtedness or issue new equity securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition and Liquidity."

       Corporate Structure and Limits on Availability of Cash to Obligor on the Notes. Due to the structure of the Company's existing secured financing facilities, substantially all of the earning assets of the Company are owned by OFL-A and Receivables, which are wholly-owned, special purpose subsidiaries of ACC, the obligor on the Notes. In effect, the Notes will be subordinated to the secured financing facilities. ACC is dependent upon cash flow from OFL-A and Receivables to fund its operations. As a result, ACC's ability to service its obligations on the Notes or repurchase the Notes will depend upon cash flow from its subsidiaries. Such cash flow could be adversely impaired by the occurrence of triggering events on any of the asset securitizations or a default on a secured facility. All of the assets of OFL-A are pledged as collateral to secure the financing facilities and ACC's stock in OFL-A and Receivables are pledged as collateral for the financing facilities and securitizations. OFL-A's activities are limited to the purchase of Contracts and Receivables' activities are limited to the purchase and sale of Contracts in connection with asset securitizations and activities incident thereto. Neither OFL-A nor Receivables may incur any liabilities other than the existing secured financing facilities. ACC provides the Company's Contract acquisition and portfolio servicing functions and incurs virtually all of the Company's operating expenses. However, ACC's direct cash flow is limited to servicing fees, interest income and proceeds from the sale of securities, and these sources are inadequate to fund the Company's operations. There is no assurance that either subsidiary will have sufficient cash to cover ACC's operations and fund obligations under the Notes even in the absence of a triggering event or default. See "Risk Factors -- Disadvantageous Structure of the Repurchase Facility in the Event of ACC's or Cargill's
Bankruptcy," and see "Business -- Financing."

       Ability to Service Debt. Although the Company believes that its will have adequate sources of liquidity to fund its interest and principal obligations, redemption payments and other obligations on the Notes, there is no assurance that the Company will not encounter liquidity problems that could adversely affect its ability to meet such obligations, respond to economic, competitive or other conditions affecting the Company's operations, results of operations and business prospects and execute its business strategy. See "Management's

                                    -13-

Discussion and Analysis of Financial Condition and Results of
Operations  -- Financial Condition and Liquidity."

       Leverage. The issuance of the Notes offered hereby will have the effect of increasing the Company's leverage. At June 30, 1996, on an "as adjusted basis" to give effect to the offering of the Notes and the repayment of the NIM Facility, the aggregate outstanding consolidated indebtedness of the Company would have been approximately $45 million, of which $27 million would have been indebtedness of OFL-A to which the Notes are in effect subordinated. The degree to which the Company is leveraged could have important consequences to the holders of the Notes and to the Company (including the Company's ability to service its debt and redemption obligations under the
Notes). The consequences of increased leverage include: (i) the Company's increased vulnerability to changes in economic conditions and competition; (ii) the potential limitations on the Company's access to capital markets and ability to refinance its warehouse facility; and (iii) the dedication of a substantial portion of the Company's available cash to debt service, thereby reducing cash available to fund expanding business operations and future business
opportunities.   See "Management's Discussion and Analysis of
Financial Condition and Results of Operations -- Financial Condition and Liquidity" and see "Description of the Notes."

       Dependence Upon Financing Facilities and Upon Cargill. The Company has depended upon the warehouse financing facility (the "Repurchase Facility") between ACC, OFL-A and Cargill, which expires in July 1998, to finance its acquisition of Contracts. The Company also has relied upon other Cargill financing facilities to fund its asset securitizations, finance equipment acquisitions and provide working capital. Cargill is a principal shareholder of the Company. The Company's ability to continue to borrow under the financing facilities is dependent upon its compliance with the covenants and other requirements of the agreements. If the Repurchase Facility were to be terminated, the outstanding balance would become immediately payable and there is no assurance the Company could find alternative financing. See "Business -- Financing," and see "Certain Transactions" and see "Risk Factors -- Dependence on Key Personnel." The Company has depended upon Cargill as its principal financing source and will continue following the offering to depend upon the Repurchase Facility. If Cargill were to discontinue its warehouse financing for Contract acquisitions, there is no assurance that the Company could find alternative financing on as favorable terms. See "Certain Transactions."

       Disadvantageous Structure of the Repurchase Facility in the Event of the Company's or Cargill's Bankruptcy. In the event that ACC or OFL-A became a debtor under the United States Bankruptcy Code ("Bankruptcy Code"), the structure of the Repurchase Facility could be disadvantageous to the Company and make it very difficult to reorganize in bankruptcy without the cooperation of Cargill. If
Cargill did not cooperate in a bankruptcy, Cargill could attempt to liquidate the Contracts without bankruptcy court approval and without

                                    -14-
giving the Company an opportunity to formulate a plan of restructuring. An untimely liquidation of the Contracts subject to the facility could result in the Company receiving little or no proceeds from the liquidating sales, depending upon the liquidation prices (net of costs) and the other cross-collateralized obligations of the Company to Cargill. The loss of these Contracts also would adversely affect the Company's balance sheet and financial condition, and could prevent the Company from restructuring. Further, Cargill could elect to remove ACC as the servicer of the Contracts subject to the facility, thereby terminating ACC's right to receive the 4% servicing fee. In the event that Cargill becomes a debtor under the Bankruptcy Code, there is a risk that Cargill could terminate the Company's right to repurchase the Contracts as an executory contract, which could cause the Company to lose the net interest income from the Contracts subject to the Repurchase Facility and any future gain on sale from the sale of the Contracts in an asset-backed security. See "Business -- Financing."

       Dependence Upon Asset Securitizations. The Company recently has relied and expects to continue to rely on the issuance of asset-backed securities as a means of providing long-term, fixed rate financing of Contracts and generating servicing revenues. Gains from the issuance of these securities are expected to generate a significant portion of the Company's revenues. The gain on sale, however, does not generate any cash in the short term and is subject to taxation. The timing of the issuance of any asset-backed security is affected by a number of factors, some of which are beyond the Company's control, including, among others, conditions in the asset-backed securities market, interest rates and approvals from third parties. Some or all of these factors may cause delays in closing a securitization or may even prevent such transactions entirely. Further, the Company's asset securitization program could be adversely affected by the performance of its existing securitizations, any significant changes in its credit enhancement requirements and/or the loss of its guaranty relationship with FSA. See "Business -- Securitization of Contracts."


Interest Rate Risk

       Two primary components of the Company's earnings are: (i) net yield on Contracts, which is the spread between the interest earned on the Contracts in the Company's portfolio and the interest paid by the Company on the Repurchase Facility and (ii) gain on sale, which is based upon the spread between the interest earned on the Contracts included in asset-backed securities and the pass-through rate paid to senior bondholders. The Company's net interest income and future gains on sale could be adversely affected by rising interest rates, because while the interest rates on the Contracts in the Company's portfolio are fixed, a portion of the Company's cost of funds is variable. There is no assurance that the Company's cost of funds will not have an adverse effect on the Company's ability to maintain profitability. See "Business -- Financing" and see "Business -- Securitization of Contracts."

                                    -15-

       The Company has adopted a hedging program to mitigate the risk of reduced income from changes in interest rates during the period after a Contract is purchased and prior to the time it is sold in an asset-backed security. There is no assurance that this hedging program will benefit the Company or offset entirely corresponding losses with respect to Contracts affected by an interest rate fluctuation; or that the hedging program itself will not cause the Company to incur losses. See "Business -- Hedging Program."


Competition and Consolidation of Industry

       The automobile financing business, and the non-prime credit segment in which the Company operates, are highly competitive. The Company competes with a growing number of publicly and privately held national, regional and local companies that specialize in non-prime automobile finance. In addition, the Company competes, or may compete in the future, for business with more traditional automobile financing sources, such as commercial banks and automobile manufacturers' captive finance companies. Many of the Company's competitors and potential competitors have substantially greater financial, marketing and other resources than the Company, and may be more successful in expanding into new geographic markets, building dealer networks and increasing market share through internal growth or acquisition. The larger, more established companies have access to capital markets for unsecured commercial paper, investment-grade corporate debt instruments and to other funding sources that may provide them with an advantageous cost of capital relative to the Company's cost of capital. The non-prime finance segment of the automobile financing industry, which is currently highly fragmented, may be subject to significant future consolidation. See "Business -- Competition."


Geographic Concentration

       The Company's Contract purchases currently are concentrated in California, Texas, Florida and Pennsylvania. As of June 30, 1996, 76% of the Contracts serviced by ACC were purchased from Dealers in these states. An economic slowdown or recession, or a change in the regulatory or legal environment, in one or more of these states could have a material adverse effect on the performance of the Company's existing Contract portfolio and on its Contract purchases. See "Business -- Purchase of Contracts" and see "Business -- Concentrations of Contract Purchases."


Impact of Government Regulation and Litigation

       The Company's business is subject to numerous federal and state consumer protection laws and regulations which are subject to change. An adverse change in or interpretation of existing laws or regulations, the promulgation of any new laws or regulations, or the failure to comply with any of such laws and regulations could have an

                                    -16-
adverse effect on the Company's business and its financial condition. See "Business -- Government Regulation."

       Given the consumer-oriented nature of the industry, industry participants are from time to time named as defendants in litigation involving alleged violations of federal and state consumer protection or other similar laws and regulations. A judgment against the Company in connection with any litigation could have a material adverse effect on the Company's financial condition and its results of operations.
In addition, if it were determined that a Dealer failed to comply with applicable laws or a number of Contracts purchased by the Company involved violations of applicable laws, the Company's financial condition and results of operations could be materially adversely affected. See "Business -- Government Regulation."


Dependence on Key Personnel

       The Company is dependent upon its founding executive officers, Rocco J. Fabiano, Gary S. Burdick and Rellen M. Stewart (the "Founders"). The loss of the services of one or more of the Founders could have a material adverse effect on the Company's business and there is no assurance that the Company would be able to replace any of the Founders without incurring additional costs or without disruptions to the Company. In addition, if any two of the three Founders are not employed by the Company, Cargill will have the option of terminating the Company's warehouse financing facility. The Company maintains key man life insurance in the amount of $500,000 on each of the Founders. See "Risk Factors -- Dependence Upon Warehouse Financing Facility and Upon Cargill," and see "Risk Factors -- Dependence Upon Asset Securitizations" and see "Management -- Directors and Executive Officers."

       The Company's ability to implement its business strategy depends upon its ability to attract and retain a sufficient number of qualified employees to maintain its underwriting standards and collection procedures and to support its expansion into new geographic markets. There is no assurance that the Company will be able to recruit and retain such personnel. See "Risk Factors -- Dependence on Dealer Relationships," and see "Business -- Purchase of Contracts" and see "Business -- Servicing of Contracts."


Dependence on Dealer Relationships

       The Company's ability to expand into new geographic markets and to maintain or increase its volume of Contract purchases is dependent upon maintaining and expanding the network of Dealers from which it purchases Contracts. The Company's loss of any of its regional sales managers could adversely affect the Company's relationships with participating Dealers and future purchases of Contracts. Increased competition, including without limitation, competition from captive finance companies and other factors, could have an adverse effect on

                                    -17-
the Company's ability to maintain or expand its Dealer network. See "Business -- Purchase of Contracts" and see "Business -- Competition."


Changes In Market Conditions

       The Company's business of financing automobile sales is directly related to the automobile industry's sales of new and used automobiles. Automobile sales are cyclical in nature and are affected by general economic conditions, including employment rates, interest rates, real wages and other economic conditions. An increase in interest rates, economic slowdown or recession could adversely affect automobile sales and, in turn, reduce the number of Contracts available for purchase by automobile finance companies such as the Company. A change in general economic conditions also could affect adversely the performance of the portfolio of Contracts owned and serviced by the Company, including Contracts sold in asset-backed securities. See "Business -- Non-Prime Automobile Finance Industry."


Reliance on Systems and Controls

       The Company depends heavily upon its systems and controls, many of which are designed specifically for its business. These systems and controls support the evaluation, acquisition, monitoring, collecting and administering of the Company's portfolio as well as support general accounting and other management functions of the Company. There is no assurance that these systems and controls, including those specially designed and built for the Company, are adequate or will continue to be adequate to support the Company's growth. A failure of the automated systems, including a failure of data integrity or accuracy, could have a material adverse effect upon the Company's business and financial condition. See "Business -- Management Information Systems."


Control by Existing Shareholder

       As of September 1, 1996, investment funds managed by Strome Susskind Investment Management, L.P. ("SSIM"), beneficially owned 38.7% of the outstanding shares of Common Stock of the Company. As a result, SSIM has significant influence over matters requiring approval of the Company's stockholders, including the election or removal of directors. Currently, two of the Company's five directors are limited partners of SSIM, and shareholders, directors and officers of the corporate general partner of SSIM.


Limited Covenants in the Indenture; Absence of Sinking Fund

       The Indenture pursuant to which the Notes will be issued contains financial and operating covenants including, among others, limitations on the Company's ability to pay dividends, incur additional

                                    -18-
indebtedness and engage in certain transactions. This includes limitations on certain consolidations, mergers or transfers of all or substantially all of its assets. The covenants in the Indenture are limited and are not designed to protect the Noteholders in the event of a material adverse change in the Company's financial condition or results of operations. Further, the Notes do not have the benefit of any sinking fund payments by the Company. See "Description of the Notes."


Risk of Redemption

       ACC at its option, is permitted at any time beginning ________, 1999 to redeem, in whole or in part, any or all of the outstanding Notes, at principal, plus accrued interest, plus a premium (of 4% in 1999, 2% in 2000, and zero in 2001 and thereafter). There is no assurance that an investor in the Notes will be able to reinvest the proceeds of the redemption and receive an interest rate and rate of return comparable to the rate of return that would have been achieved on the Notes through the remainder of the original term of the Notes. See "Description of the Notes -- Optional Redemption by the Company."


Limited Market for Notes

       The Company has no present intention to have the Notes authorized for quotation on the Nasdaq Stock Market National Market or any other quotation system or listed on any securities exchange. Although the Company has been advised by the Underwriters that they currently intend to make a market in the Notes, the Underwriters are not obligated to make a market or to continue to make a market if one develops. There can be no assurance that an active trading market in the Notes will develop or, if developed, will continue. See "Description of the Notes."


                              USE OF PROCEEDS

       The net proceeds to ACC from the sale of Notes offered hereby, and after deducting the underwriting discount and estimated offering expenses payable by ACC of $__________, are estimated to be approximately $__________ ($__________ if the Underwriters' over-allotment option is exercised in full). ACC intends to contribute net proceeds to OFL-A to repay temporarily the amounts outstanding under the financing facility evidenced by the "Subordinated Certificate and Net Interest Margin Certificate Financing Facility Agreement" dated as of September 15, 1995, between ACC, OFL-A and Cargill, as amended
(the "NIM Facility"), which amount is expected to be $7.4 million at the closing of the offering. ACC used the funds borrowed under the NIM Facility to pay credit enhancement and securitization expenses incurred in connection with the sale of ACC's asset-backed securities and, to a lesser extent, for working capital. The NIM Facility, which expires in May 1998, is a floating rate facility priced at 7% above

                                    -19-
the one-month LIBOR, reset daily. The Company intends to use the remaining proceeds for general working capital purposes.


                               CAPITALIZATION

       The following table sets forth capitalization of the Company as of June 30, 1996, and as adjusted to reflect the sale by the Company of $15,000,000 of Notes offered hereby (assuming the Underwriters' over-allotment option is not exercised) and the application of the estimated net proceeds therefrom as described in "Use of Proceeds." The table should be read in conjunction with the Company's Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus.

                                                      As of June 30, 1996
                                                    ------------------------
                                                                       As
                                                    Actual          Adjusted
                                                    ------          --------
                                                     (Dollars in Thousands)

Repurchase Facility, Net                            $23,598          $23,598
Other Borrowings                                      2,819              431
Notes                                                  --             15,000
  Total                                              26,417           39,029

Shareholders' Equity:
  Preferred Stock, $.001 par value, 1,817,718
   shares authorized and none issued and
   outstanding                                         --               --
  Common Stock, $.001 par value, 18,000,000
   shares authorized, 8,292,478 shares issued
   and outstanding                                        8                8
  Additional Paid-in Capital                         19,977           19,977
  Accumulated Earnings<F1>                            1,237            1,237
                                                    -------          -------

  Total Shareholders' Equity                        $21,222          $21,222
                                                    -------          -------

  Total Capitalization                              $47,639          $60,251
                                                    =======          =======

[FN]
<F1>  Does not consider the impact of the rate differentials of the NIM
      Facility and the Notes as the impact is not significant.

                                    -20-

                    SELECTED CONSOLIDATED FINANCIAL DATA

       The following table sets forth certain summary consolidated financial information for the Company. The following information as of December 31, 1995, and 1994, and for the year ended December 31, 1995, the six-month transition period ended December 31, 1994, and the period from July 15, 1993 (inception), through June 30, 1994, has been derived from the Company's Consolidated Financial Statements which have been audited by KPMG Peat Marwick LLP, independent auditors, whose report with respect thereto appears elsewhere in this Prospectus. The information as of June 30, 1994, has been derived from audited Consolidated Financial Statements of the Company which are not presented herein. The information as of and for the six-month periods ended June 30, 1996, and 1995, has been derived from the Company's unaudited Consolidated Financial Statements. In the opinion of management, the unaudited Consolidated Financial Statements have been prepared on the same basis as the audited Consolidated Financial Statements and include all normal, recurring adjustments which management considers necessary for the fair presentation of financial position and results of operations for those periods. The consolidated financial data should be read in conjunction with the Consolidated Financial Statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The results for the six-month period ended June 30, 1996, are not necessarily indicative of results that may be expected for the year ending December 31, 1996.

                                    -21-

                                                   SUMMARY FINANCIAL DATA
                                                                                   Six-Month       July 15, 1993
                                     Six Months Ended                             Transition        (Inception)
                                          June 30,                Year Ended      Period Ended        Through
                                  ------------------------          Dec. 31,         Dec. 31,         June 30,
                                   1996              1995           1995<F1>         1994<F1>         1994<F1>
                                  ------            ------         --------         --------         --------
                                (unaudited)       (unaudited)
STATEMENT OF OPERATIONS DATA:
  Net Interest Income Before
   Provision for Contract
    Losses                     $  2,034,604     $  2,080,441     $  3,332,354     $  2,187,843    $    606,177
  Gain on Sale of Contracts       6,584,609        3,913,477        8,056,136             --              --
  Servicing Income
   and Ancillary Fees             1,811,747          500,717        1,757,257           28,237           6,653
  Litigation Settlement
    Income                             --               --               --            325,000            --
                               ------------     ------------     ------------     ------------    ------------
  Total Revenues                 10,430,960        6,494,635       13,145,747        2,541,080         612,830
  Provision for Contract
   Losses                          (348,784)         (10,348)        (673,802)        (902,361)       (592,325)
  Operating Expenses             (6,763,069)      (4,149,601)      (8,796,590)      (2,630,925)     (2,608,467)
                               ------------     ------------     ------------     ------------    ------------
  Income (Loss) Before Taxes      3,319,107        2,334,686        3,675,355         (992,206)     (2,587,962)
  Net Income (Loss)               1,925,107        2,299,686        3,466,355         (992,206)     (2,587,962)
  Preferred Stock
   Dividends                        116,818           96,827          215,419           82,621         152,673
                               ------------     ------------     ------------     ------------    ------------
  Net Income (Loss) Available
   to Common Shareholders      $  1,808,289     $  2,202,859     $  3,250,936      $(1,074,827)    $(2,740,635)
                               ============     ============     ============     ============    ============
  Primary Income per Common
    Share<F2>                  $       0.29     $       --       $       0.62     $       --      $       --
  Fully Diluted Income
   per Common Share                    0.29             --               0.55             --              --
  Weighted Average Shares
   Outstanding (Primary)          6,724,938             --          5,624,305             --              --
  Weighted Average Shares
   Outstanding (Fully Diluted)    6,736,596             --          6,292,478             --              --
  Pro Forma Ratio of Earnings
    to Fixed Charges<F3>               2.28%            --               1.74%            --              --

STATEMENT OF CASH FLOWS DATA:
  Net Cash Provided By (Used
   In) Operating Activities    $ (4,395,063)    $  7,505,732     $    771,386     $ (1,588,352)   $ (3,397,671)
  Net Cash Provided By (Used
   In) Investing Activities       1,597,287          927,556         (808,470)     (24,505,335)    (16,135,420)
  Net Cash Provided By (Used
   In) Financing Activities       2,776,156       (7,964,723)          13,923       26,199,046      19,571,565
  (Decrease) Increase In
   Cash and Cash Equivalents        (21,620)         468,565          (23,161)         105,359          38,474

                                    -22-

                                      As of          As of           As of
                                  June 30, 1996   Dec. 31, 1995   Dec. 31, 1994
                                  -------------   -------------   -------------
Balance Sheet Data:
  Total Assets                    $ 53,942,978    $ 46,908,938    $ 42,331,518
  Net Installment Contracts
   Held-for-Sale                    22,365,001      28,187,778            --
   Held-for-Investment                 220,830         509,388      38,613,239
  Allowance for Contract Losses        388,200         476,808       1,181,004
  Asset-Backed Securities            6,684,022       3,910,080            --
  Excess Servicing Receivables       9,365,618       5,590,878            --
  Repurchase Facility, Net          23,598,232      29,708,252      40,492,594
  Other Borrowings                   2,388,036       7,439,597            --
  Total Liabilities                 32,721,312      40,624,138      41,433,745
  Redeemable Preferred Stock              --         6,279,049       4,358,377
  Shareholders' Equity              21,221,666           5,751      (3,460,604)

  Pro Forma Ratio of
   Indebtedness to
   Consolidated Net Worth<F4>            1.82%           7.11%           --

Return (Loss) on
 Average Assets (Annualized)             7.65%           6.92%          (6.65)%
Return (Loss) on
 Average Equity (Annualized)<F5>        32.46%         102.37%        (160.91)%

[FN]
<F1> Effective as of January 1, 1995, the Company changed its fiscal year end from June 30 to December 31. Each of the periods ended June 30, 1994, December 31, 1994, and December 31, 1995, is an audited period.

<F2> Due to the significant changes in the capital structure of the
     Company, historical net income (loss) per common share prior to the year ended December 31, 1995, is not presented.

<F3> For purposes of calculating the pro forma ratio of earnings to fixed charges, earnings consist of income before income taxes, plus fixed charges. Fixed charges consist of the interest on all indebtedness and the representative interest factor of rent expense.

<F4> For purposes of calculating the pro forma ratio of indebtedness to consolidated net worth, as adjusted for the issuance of the Notes, indebtedness excludes secured indebtedness with respect to which the sole recourse of the lender in the event of nonpayment or other default is to the collateral, and consolidated net worth represents consolidated net worth determined in accordance with generally accepted accounting principles, less goodwill.

<F5> The calculation of return (loss) on average equity for December 31, 1995 and 1994 includes the redeemable Preferred Stock.


                                   -23-

                    MANAGEMENT'S DISCUSSION AND ANALYSIS
              OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


       From the inception of the Company on July 15, 1993, through April 30, 1995, the primary source of revenue for the Company was net interest income on the Contracts owned by the Company. In May 1995, the Company initiated an asset-backed securitization program by which the Company sells its Contracts and retains subordinate asset-backed securities ("Subordinated Securities"), excess servicing receivables ("ESRs") and credit enhancement cash reserves. The Company completed its first securitization, ACC Auto Grantor Trust 1995-A (the "1995-A Transaction"), effective May 1, 1995. Since that transaction, the Company has completed four additional securitizations, the last one of which closed in September 1996. To the date of this Prospectus, the Company has sold $232 million of Contracts through asset securitizations, including $49 million of Contracts in September 1996. Since initiation of the asset-backed securitization program, the Company's earnings have been increasingly attributable to the gains recognized on the sale of the Contracts. In addition, servicing revenues are expected to comprise a greater percent of the Company's revenues as a result of the growth of the servicing portfolio. In contrast, interest income is expected to be a declining portion of total revenues.

       In May 1996, the Company sold in an initial public offering 2,000,000 shares of its Common Stock which generated net proceeds of approximately $12.6 million. The proceeds were used to partially pay-down the NIM Facility, temporarily reduce advances on the Repurchase Facility, and for other general corporate purposes. In addition, each share of the Company's Preferred Stock automatically converted into 23 shares of Common Stock upon consummation of the offering. Total cumulative dividends of $574,454 were paid to the holders of the Preferred Stock subsequent to the conversion.


Results of Operations

The Six Months Ended June 30, 1996, Compared to the
Six Months Ended June 30, 1995

       During the six-months ended June 30, 1996, income before taxes increased to $3.3 million compared to $2.3 million for the same period in the prior year. This increase is primarily due to an increase in the gain on sale of Contracts of $2.7 million which is the result of the sale of $82 million of Contracts in the six-months ended June 30, 1996, compared to $51 million during the same period in 1995.
Partially offsetting the increase in the gain on sale was an increase in operating expenses of $2.6 million as a result of the Company's expanded purchasing and servicing operations. The Company reported net income of $1.9 million during the six-month period ended June 30, 1996, compared to $2.3 million for the six-month period ended June 30, 1995. The decrease in net income resulted from an increase in the

                                   -24-

Company's effective tax rate which was 42% during the first six months of 1996, compared to a nominal 1.5% in the same period a year earlier.

       Net Interest Income. The Company generated approximately $2.0 million of net interest income during the six-month period ended June 30, 1996, compared to $2.1 million in the six-month period ended June 30, 1995. The principal source of the Company's net interest income was the net yield on Contracts (yield on Contracts less the cost of the Repurchase Facility) which amounted to $1.8 million during the six-month period ended June 30, 1996, compared to $1.7 million during the six-month period ended June 30, 1995. This small increase resulted from a lower average balance of Contracts owned offset by higher net yield in the six-month period ended June 30, 1996, compared to the same period in 1995. The yield on Contracts increased to 21.6% and the average rate on the Repurchase Facility decreased to 8.8% in the six-month period ended June 30, 1996, compared to 19.9% and 9.5%, respectively, in the six-month period ended June 30, 1995. During the six-month period ended June 30, 1996, the Company earned interest income of $785,000 on asset-backed securities and cash balances held in restricted accounts, compared to $431,000 in the six-month period ended June 30, 1995. The Company recognized interest expense on other borrowings and leases of $586,000 in the six-month period ended
June 30, 1996 compared to $55,000 in the six-month period a year earlier.

       Contract Loss Provision. The Company recorded a provision for Contract losses of $349,000 for the six-month period ended June 30, 1996, compared to $10,000 for the six-month period ended June 30, 1995. The 1995 provision included a provision for Contract losses of $410,000 and a one-time recapture of $400,000 from the allowance for Contract losses provided for in a prior period on Contracts sold in conjunction with 1995-A Transaction. The allowance for Contract losses is maintained at a level deemed by management to be adequate to provide for losses in the held for investment portfolio.

       Servicing Revenues. The Company recorded $1.8 million of servicing and ancillary fees for the six-month period ended June 30, 1996, compared to $501,000 for the six-month period ended June 30, 1995. This substantial increase in servicing revenues arose from an increase in the average size of the portfolio of Contracts serviced for others to $107 million during the six-month period ended June 30, 1996, as compared to $17 million during the same period in 1995. Until the completion of the 1995-A Transaction in May 1995, the Company serviced only owned Contracts and recognized no servicing revenue.

       Gain on the Sale of Contracts. The Company recognized a gain of $6.6 million on the sale of $82 million of Contracts in connection with the 1996-A Transaction and 1996-B Transaction during the six-month period ended June 30, 1996, compared to $3.9 million on the sale of $51 million of Contracts in connection with the 1995-A Transaction in the six-month period ended June 30, 1995. See Note 5

                                   -25-
of the Notes to Consolidated Financial Statements for the methodology for calculating the gain.

       Operating Expenses. The Company reported operating expenses of $6.8 million during the six-month period ended June 30, 1996, compared to $4.2 million for the six-month period ended June 30, 1995. The increase in expenses reflected the growth in the amount of Contracts purchased and serviced by the Company. The operating expense ratio (annualized operating expenses as a percentage of the average Contracts owned and serviced) improved to 9.4% for the six-month period ended June 30, 1996 from 13.9% during the six-month period ended June 30, 1995.

       Personnel expenses for the six-month period ended June 30, 1996, were $3.8 million, compared to $2.6 million during the six-month period ended June 30, 1995. Personnel expenses consisted primarily of salaries and wages, performance incentives, employee benefits and payroll taxes. The overall increase in personnel expenses reflected the growth of the Company's full-time employees from 98 as of June 30, 1995, to 175 as of June 30, 1996. The Company expects that its number of full-time employees will continue to increase commensurate with the growth of the Company's servicing portfolio.

       The Company's general and administrative expenses increased to $1.7 million for the six-month period ended June 30, 1996, from $1.1 million for the six-month period June 30, 1995. These expenses consisted primarily of telecommunications, travel, professional fees, insurance expenses, credit bureau expenses and management information systems expenses. The increase in general and administrative expenses reflected the substantial growth in the Company.

       Servicing expenses increased to $758,000 for the six-month period ended June 30, 1996, compared to $164,000 for the six-month period ended June 30, 1995, due to the substantial growth of the total servicing portfolio. These expenses consisted primarily of out-of-pocket collection and repossession expenses.

       Occupancy and equipment expenses increased to $214,000 for the six-month period ended June 30, 1996, from $170,000 for the six-month period ended June 30, 1995. The increase in occupancy and equipment expenses reflected the expansion of its headquarters office space and its regional operations since June 30, 1995. The Company expects its occupancy expenses to increase as the Company expands its headquarters facility to accommodate growth in servicing.

       Income Taxes. For the six-month period ended June 30, 1996, the effective tax rate was 42%, compared to 1.5% for the six-month period ended June 30, 1995. The low effective tax rate for the six-month period ended June 30, 1995, was due to the reversal of the valuation allowance on gross deferred tax assets during fiscal year 1995.

                                   -26-

The Year Ended December 31, 1995, Compared to the Six-Month Transition Period Ended December 31, 1994, Compared to the Year Ended June 30, 1994

       At the inception of the Company on July 15, 1993, the Company adopted a fiscal year end of June 30. The Company's initial fiscal year ended June 30, 1994 (the "initial fiscal year"). On January 23, 1996, the Company elected to change its fiscal year end to December 31, with the change effective as of January 1, 1995. The purpose of this change was to conform the Company's fiscal year to the fiscal year adopted by its primary competitors. As a result of the change in fiscal year end, the transition period from July 1, 1994, through December 31, 1994 (the "transition period") constitutes an audited period. Neither the actual results of the transition period nor the annualized results of the transition period are indicative of the results that would have been achieved in a 12-month fiscal year.

       The Company reported net income of $3,466,000 during the year ended December 31, 1995 ("fiscal year 1995"), compared to a net loss of $992,000 for the transition period and a net loss of $2,588,000 for the initial fiscal year. The Company's purchasing and servicing operations expanded significantly during fiscal year 1995, compared to the transition period and the initial fiscal year. During fiscal year 1995, the Company sold $101 million of Contracts in asset-backed securities and recognized an $8.1 million gain on sale of such Contracts. The Company did not sell contracts during the transition period or the initial fiscal year.

       Net Interest Income. The Company generated approximately $3.3 million of net interest income during fiscal year 1995, compared to $2.2 million in the transition period and $606,000 in the initial fiscal year. The principal source of the Company's net interest income was the yield on Contracts, net of the cost of the Repurchase Facility, which amounted to $2,895,000 during fiscal year 1995 compared to $2,184,000 during the transition period and $557,000 during the initial fiscal year. In addition, during fiscal year 1995, the Company earned interest of $927,000 on Subordinated Securities and cash balances held in restricted accounts, and paid interest of $490,000 on other borrowings.

       During fiscal year 1995, the Company recognized interest income of $114,000 from discount amortization, compared to $424,000 during the transition period and $96,000 during the initial fiscal year. As of January 1, 1995, the Company deemed all of its Contracts to be held for sale, except Contracts which were 31 days or more delinquent. Thereafter, the Company discontinued the amortization of the purchase discounts, except in the case of Contract payoffs.

       Contract Loss Provision. The Company recorded a provision for Contract losses of $674,000 for fiscal year 1995, compared to $902,000 for the transition period and $592,000 for the initial fiscal year. The allowance for Contract losses is maintained at a level deemed by

                                   -27-
management to be adequate to provide for losses in the held for investment portfolio.

       Servicing Revenues. The Company recorded $1,757,000 of servicing and ancillary fees during fiscal year 1995, compared to $28,000 for the transition period and $7,000 for the initial fiscal year. For fiscal year 1995, the substantial increase in servicing revenues arose from eight months of servicing on the 1995-A Transaction and the four months of servicing on the 1995-B Transaction. Since the Company had not yet sold any Contracts in asset-backed securities in its initial fiscal year or the transition period, the Company's servicing revenues were limited to ancillary fees.

       Gain on the Sale of Contracts. The Company recognized a gain on sale of $8.1 million in fiscal year 1995, representing 7.7% of the principal amount of $51 million in Contracts sold in the 1995-A Transaction and 8.6% of the principal amount of $50 million in contracts in the 1995-B Transaction. There were no such transactions in the transition period or in the initial fiscal year. See Note 5 of Notes to Consolidated Financial Statements for the methodology used to calculate the gain on sale.

       Litigation Settlement Income. During the transition period, the Company received a payment of $325,000 in connection with the settlement of litigation. Management does not expect this source of income to be recurring.

       Operating Expenses. The Company reported operating expenses of $8.8 million during fiscal year 1995, compared to $2.6 million for the transition period and $2.6 million for the initial fiscal year. The increase in expenses reflected the growth in the amount of Contracts purchased and serviced by the Company. The operating expense ratio improved to 10.72% for fiscal year 1995, from 16.35% for the transition period and 82.55% for the initial fiscal year.

       Personnel expenses for fiscal year 1995 were $5.3 million, compared to $1.7 million for the transition period and $1.9 million for the initial fiscal year. The increase in personnel expenses reflected the growth of the Company's full-time employees from 64 as of June 30, 1994, to 82 as of December 31, 1994, and 139 as of December 31, 1995.

       The Company's general and administrative expenses increased to $2.4 million for fiscal year 1995, from $701,000 for the transition period and $493,000 for the initial fiscal year. The increase in general and administrative expenses reflected the substantial growth of the Company.

       Servicing expenses increased to $408,000 for fiscal year 1995, as compared to $56,000 for the transition period. These expenses consisted primarily of out-of-pocket collection and repossession expenses. The increase in servicing expenses is due to the substantial growth of the Company's total servicing portfolio from

                                   -28-

$43 million to $118 million as of December 31, 1994, and December 31, 1995, respectively. During the initial fiscal year, the Company recognized no servicing expenses.

       Occupancy and equipment expenses increased to $372,000 for fiscal year 1995, from $101,000 for the transition period, and $101,000 for the initial fiscal year. The increase in occupancy and equipment expenses generally reflected growth in the activity of the Company.
More specifically, the Company significantly expanded its headquarters office space and its regional operations since December 31, 1994.

       Income Taxes. For the fiscal year 1995, representing the Company's first year of earnings, the effective tax rate was 5.7% compared to zero for the transition period and the initial fiscal year. This low effective tax rate for fiscal year 1995 was due to the reversal of the valuation allowance on gross deferred tax assets of $1,358,000 during fiscal year 1995.


Credit Performance and Reserves

       The table below provides the Company's historic delinquency experience and amounts in repossession with respect to its gross servicing portfolio, which includes Contracts owned by the Company and Contracts sold in asset-backed securities, at the dates indicated.
All amounts and percentages are based on the full amount remaining to be repaid on each Contract, net of any unearned finance charges.

                           Delinquency Experience

                       June 30,    March 31,   Dec. 31,    Sept. 30,   June 30,
                         1996        1996        1995        1995        1995
                         ----        ----        ----        ----        ----
Gross Servicing
 Portfolio (000's)     $172,562    $139,969    $117,539    $100,028    $ 78,118
Period of
 Delinquencies
  (000's)<F1>:
       31-60 Days         4,827       2,256       3,217       2,620       1,504
       61-90 Days         1,347       1,010       1,171         838         363
       91+ Days             662         561         608         652         309
                       --------    --------    --------    --------    --------
Total Delinquencies
  (000's)              $  6,836    $  3,827    $  4,996    $  4,110    $  2,176
                       ========    ========    ========    ========    ========
Total Delinquencies
 as a Percentage of
 Servicing Portfolio       3.96%       2.73%       4.25%       4.11%       2.79%

Amount in Repossession
  (000's)<F2>          $  1,369    $  1,130    $    861    $    755    $    571

Amount in Repossession
 as a Percentage of
 Servicing Portfolio       0.79%       0.81%       0.73%       0.75%       0.73%
                                   -29-

[FN]
<F1>    The Company considers a Contract delinquent when an obligor fails to make at least 90% of the contractual payment by the stated due date. The period of delinquency is based upon the number of days payments are contractually past due. Contracts not yet 31 days past due are not considered to be delinquent.

<F2>    Amount in repossession represents the outstanding principal on
        Contracts for which vehicles have been repossessed, but not yet liquidated. For the quarters ended June 30, 1996, and March 31, 1996, the amounts are net of reinstated repossessions.


       The table below provides the Company's historic net charge-off experience with respect to its average gross servicing portfolio, which includes Contracts owned by the Company and Contracts sold in asset-backed securities, during the periods indicated. All amounts and percentages are based on the full amount remaining to be repaid on each Contract, net of any unearned finance charges.


                                      Net Charge-off Experience

                       Three Months Ended
                       June 30,    March 31,   Dec. 31,    Sept. 30,   June 30,
                         1996        1996        1995        1995        1995
                         ----        ----        ----        ----        ----
Average Servicing
  Portfolio<F1>
  Outstanding (000's)  $156,266    $128,754    $108,784    $ 89,073    $ 68,057

Net Charge-Offs
  (000's)<F2><F3>      $  1,329    $  1,417    $  1,233    $    851    $    455

Annualized Net
 Charge-Offs as a
 Percentage of Average
 Servicing Portfolio       3.40%       4.40%       4.53%       3.82%       2.67%

[FN]
<F1>  Average of receivables outstanding as of the beginning and the end of the period.

<F2>  Charge-off amounts exclude the effect of accrued interest, discounts paid by the dealers and potential recoveries from legal proceedings against borrowers.

<F3>  Net charge-offs are net of recoveries and include the remaining
      Contract balance at time of charge-off. In the case of repossession, net charge-offs include the remaining Contract balance at the time of repossession less liquidation proceeds (for disposed vehicles), NADA wholesale value (for vehicles repossessed but not sold) or claims receivable under the Company's vendor single interest insurance policy. Net charge-offs do not include repossessions that are less than 120 days delinquent and are not yet charged-off.

       The management of the Company believes that the payment practices of Non-Prime Borrowers are partially a function of the time of year. Since Non-Prime Borrowers typically have low disposable incomes, they tend with more frequency to fall behind in payments on their Contracts during the early winter months, when the holiday season generates competing demands for their limited disposable income and when these borrowers encounter weather-related work slow-downs. As a result, if all other factors are equal, management expects delinquencies to be highest in the fourth quarter. Due to the 60-120 day lag between initial delinquency and charge-off, management expects these seasonal factors to cause charge-offs to be highest in the fourth and first quarters. The improvement in charge-offs and the increase in delinquencies for the quarter ended June 30, 1996, compared to the quarter ended March 31, 1996, follows these seasonal trends.

       The Company maintains an allowance for losses on Contracts that are held for investment. The Company determines an allowance for Contract losses based on an estimate of the losses inherent in the held for investment portfolio, including estimates of the frequency of defaults for various delinquency ranges and the expected average severity of losses on these defaults. The allowance for Contract losses as of June 30, 1996, was $388,000 or 61% of the Contracts held for investment. As of December 31, 1995, the allowance for Contract losses was $477,000, or 46% of the Contracts held for investment.

       In connection with the valuation of the ESRs, the Company projects loan losses in the pool of Contracts which effectively represent the estimated undiscounted recourse loss allowance contained within the valuation of the ESRs. As of June 30, 1996, the estimated undiscounted recourse loss allowance embedded in the ESRs was $12.5 million. The combined allowance for losses on Contracts held for investment and the recourse loss allowance embedded in the ESRs was 7.5% of the gross Contracts serviced as of June 30, 1996, as compared to 6.4% at December 31, 1995.

       Since January 1, 1995, the Company has maintained, at its own expense, supplemental vendor single interest ("VSI") insurance that protects the Company's interest in the collateral against uninsured physical damaged (including total loss) and skips. From January 1, 1995, through June 30, 1996, the Company's recoveries on its VSI insurance reduced its net charge-offs by $846,000 and the total premiums paid by the Company were $554,000. The Company does not expect its current carrier to offer a renewal of the existing policy and the Company may elect to discontinue maintaining VSI insurance when its current policy expires on December 31, 1996. This could result in certain modifications to the requirements for the credit enhancement cash reserves for the asset securitizations, which could delay the Company's receipt of cash from such reserves.

                                   -31-

Financial Condition and Liquidity

       The Company's financing needs are primarily driven by two factors. First, the Company requires working capital to fund its operating expenses because the net interest income earned on the Contracts owned by the Company is restricted and not available for general operating purposes. Second, the securitization program is capital intensive as the Company must fund credit enhancement and securitization expenses. The Company expects to have an ongoing need for cash to support the securitization program, and expects this need will exceed the amount of the proceeds of the offering. The Company expects to borrow under the NIM Facility to fund, among other things, its credit enhancement and securitization expenses during the next 12 months. Further, OFL-A and Receivables generate substantially all of the cash income of the Company (from the ESRs and Subordinated Securities), as well as all the financing capital (from the Repurchase Facility and NIM Facility). ACC's only substantial source of cash comes from fees generated from servicing Contracts pledged to Cargill in conjunction with the Repurchase Facility and Contracts sold in conjunction with asset-backed securitizations. Because ACC is responsible for virtually all operating expenses, cash infusions from its subsidiaries are required regularly. These interim financings are recognized as intercompany loans and eliminated during consolidation of the financial statements of the Company.

       The Company reported total assets of $54 million as of June 30, 1996, compared to $47 million as of December 31, 1995, and $42 million as of December 31, 1994. As of June 30, 1996, and December 31, 1995, these assets consisted primarily of Contracts held for sale, Subordinated Securities, ESRs and credit enhancement cash reserves.

       The Company had $99,000 of cash and cash equivalents as of June 30, 1996, compared to $121,000 as of December 31, 1995. The Company also had $7.3 million in cash balances held in restricted bank accounts and in credit enhancement cash reserves as of June 30, 1996, compared to $5.1 million as of December 31, 1995. See Note 2 of Notes to Consolidated Financial Statements.

       The Company owned net Contracts of $23 million as of June 30, 1996, compared to $29 million as of December 31, 1995. During the six-month period ended June 30, 1996, the Company acquired $79 million of Contracts and sold $82 million of Contracts in the 1996-A Transaction and 1996-B Transaction. The average discount and weighted average coupon on the Contracts acquired during the six-months ended June 30, 1996, was 5.0% and 20.7%, respectively. During fiscal year 1995, the Company acquired $99 million of Contracts and sold
$101 million of Contracts in the 1995-A Transaction and 1995-B Transaction. During the transition period, the Company acquired
$29 million of Contracts and made no sales.

       As of June 30, 1996, the Company owned $9.4 million of ESRs and $6.7 million of Subordinated Securities, compared to $5.6 million and

                                   -32-

$3.9 million, as of December 31, 1995. There were no such investments as of December 31, 1994. These assets represented 29.8% and 20.3% of the total assets of the Company as of June 30, 1996, and December 31, 1995, respectively. The value of these assets would be reduced in the event of a material increase in the charge-off and prepayment experience relative to the Company's estimates at the time of sale.

       As of June 30, 1996, the principal amount owed under the Repurchase Facility was $19 million and had Contract shipments in process of $4.9 million, compared to $29 million and $626,000, respectively, as of December 31, 1995. The Repurchase Facility balance was collateralized by $24 million of net Contracts and restricted cash reserves of $1.1 million as of June 30, 1996.

       During the six-month period ended June 30, 1996, the Company used net cash for operations of $4.4 million, compared to net cash provided by operations of $7.5 million during the six-month period ended
June 30, 1995. The decrease in cash provided by operations was primarily due to a net decrease in cash from the acquisition and sale of Contracts held for sale of $6.7 million and a net increase in accounts receivable of $3.4 million. The Company sold $82 million of Contracts, acquired $79 million of Contracts and temporarily used corporate cash to fund the acquisition of approximately $5.1 million of Contracts in the six-month period ended June 30, 1996, compared to the sale of $51 million of Contracts, the acquisition of $44 million of Contracts and the outside financing of all Contract acquisitions during the six-month period ended June 30, 1995. Additionally, the Company deposited $2.2 million into restricted cash accounts and in credit enhancement cash reserves during the six-month period ended
June 30, 1996 as compared to $62,000 during the same period in 1995.

       The net cash provided by operations in fiscal year 1995 was $771,000 compared to net cash used of $1.6 million for the transition period and $3.4 million in the initial fiscal year. The net cash provided by operations increased in fiscal year 1995, as compared to the transition period and the initial fiscal year, was due to the income associated with the sale and servicing of Contracts in the 1995-A Transaction and 1995-B Transaction.

       During the six-month period ended June 30, 1996, and fiscal year 1995, cash generated from payments received on Contracts financed under the Repurchase Facility was used to reduce indebtedness under, or was deposited into restricted accounts as additional collateral for, the Repurchase Facility. Proceeds from the sale of asset-backed securities were also used by the Company to reduce indebtedness under the Repurchase Facility. Following each of the asset securitization transactions, excess servicing cash flows were deposited into restricted accounts to build credit enhancements. Once the amounts in these credit enhancement cash reserves reach required levels, any additional excess servicing revenues will be distributed to the Company. In January 1996, and May 1996, respectively, the reserves associated with the 1995-A transaction and 1996-B transaction met required levels and approximately $2.4 million has been released, or

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                              Page 36 of 606
approved for release, from these reserves during the six-month period ended June 30, 1996. These proceeds were used to reduce the amount owed by the Company under the NIM Facility. To date, the required levels have not been met by the reserves associated with the 1996-A transaction or the 1996-B transaction. Under normal circumstances, the Company expects to meet required levels eight to 12 months following the effective date of a securitization, however, there is no assurance that this expectation will be met and the occurrence of any triggering event would delay release of excess cash.

       The net cash provided by investing activities was $1.6 million during the six-month period ended June 30, 1996, compared to net cash provided of $928,000 in the six-month period ended June 30, 1995.
This increase in cash provided was primarily due to collections associated with a larger balance of Subordinated Securities, net of an increased balance of Contracts held for investment. The cash used in investing activities was $808,000 for fiscal year 1995, compared to $24.5 million used for investing activities during the transition period and $16.1 million used in investing activities during the initial fiscal year. The decrease in cash used by investing activities during the fiscal year 1995, compared to the transition period, was the result of the classification of the Contracts to a held for sale status during the quarter ended March 31, 1995. The increase in cash used during the transition period compared to the initial fiscal year was the result of a higher volume of Contract purchases.

       The net cash provided by financing activities was $2.8 million for the six-month period ended June 30, 1996, compared to net cash used of $8.0 million for the six-month period ended June 30, 1995.
The increase in cash provided by financing activities was primarily due to net cash of $12.6 million raised in the Company's initial public offering and $1.0 million from the issuance of Preferred Stock, net of $7.0 million used to partially pay-down the outstanding balance of the NIM Facility. Additionally, the Company reduced the balance of the Repurchase Facility by $6.2 million in the six-month period ended June 30, 1996, compared to $12.1 million in the same period a year earlier. The net cash provided by financing activities for fiscal year 1995 was $14,000, compared to $26.2 million for the transition period. The overall decrease in cash provided by financing activities was primarily due to the sale of Contracts in the 1995-A Transaction, the 1995-B Transaction, the 1996-A Transaction and 1996-B Transaction. In addition, the Company obtained $1.9 million from the issuance of Preferred Stock and $7.4 million from draws under the NIM Facility after retiring a bridge financing facility in fiscal year 1995.

       The Company has financed its acquisition of Contracts primarily through the Repurchase Facility. Cargill finances 100% of the purchase price of the Contracts under the Repurchase Facility. The Company has also used the proceeds of the retired bridge facility and, subsequently, the NIM Facility to finance credit enhancement and securitization expenses arising from the issuance of asset-backed

                                   -34-



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
securities and for working capital. A breach under either the Repurchase Facility or the NIM Facility could prohibit the Company from obtaining financing under both of the facilities and would require ACC to obtain an alternative source of financing or limit its purchase of Contracts. The Company intends to use the proceeds of this offering to temporarily reduce borrowing under the Repurchase Facility and to repay temporarily the NIM Facility and for general working capital purposes.

       The Company's business requires substantial cash to support the funding of credit enhancement cash reserves for its asset securitizations, issuance costs of its asset securitizations, operating expenses, tax payments due in recognition of gains on sales of Contracts (for which no cash is received by the Company), debt service and other cash requirements. These cash requirements increase as the volume of Contracts purchased and serviced by the Company increases. Historically, the Company has operated on a negative cash flow basis and expects its negative cash flow to continue as the volume of Contract purchases increases and the securitization program grows. The Company has funded its negative operating cash flows principally through borrowings under the NIM Facility (and the bridge facility retired by the NIM Facility) and proceeds from the sale of equity securities, and will use the proceeds of the Notes to fund, in part, its negative operating cash flow. In order to execute its business strategy, the Company is dependent upon the Repurchase Facility (and the replacement of the Repurchase Facility in 1998), its asset securitization program and its ongoing ability to access capital markets to obtain long term debt and equity capital. There is no assurance that the Company will have access to capital markets when needed or will be able to obtain capital or financing facilities at costs and on terms satisfactory to the Company. Factors that affect the Company's access to capital markets or the cost of capital include, among others, interest rates, general economic conditions and the Company's results of operations, financial condition, business prospects (including competitive conditions), leverage and the performance of its asset securitizations. In addition, covenants in the Indenture and in future debt securities and financing facilities may significantly restrict the Company's ability to incur additional indebtedness or issue new equity securities.


Interest Rate Risk Management

       The Company's hedging plan includes the sale of futures contracts on two-year Treasury securities. These sales are made by the Company in amounts which generally correspond to the principal amount of expected sales of asset-backed securities. The market value of these futures contracts responds inversely to changes in the value of the Contracts. Gains and losses relative to these hedging transactions are deferred and recognized at the time of securitization as an adjustment to the gain or loss on sale. The Company recognized net gains on the hedging program of $20,000 during the six-month period ended June 30, 1996, as compared to net losses of $682,000 during the

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
six-month period ended June 30, 1995.  As of June 30, 1996, and
December 31, 1995, the Company had unrealized losses under the hedging program of $49,000 and $225,000, respectively.

       At any point in time, the portfolio may be partially or fully hedged. As of June 30, 1996, the Company owned $24 million of Contracts and maintained a $20 million hedge position.


Impact of New Accounting Standards

       In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") which defines a fair value based method of accounting for employee stock options or similar equity instruments granted after December 31, 1994. SFAS 123 is effective for the Company beginning during the fiscal year ending December 31, 1996. However, SFAS 123 also allows an entity to continue to account for these plans according to accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees"
("APB 25"), provided pro forma disclosures of net income and earnings per share are made as if the fair value based method of accounting defined by SFAS 123 had been applied. The Company has elected to continue to measure compensation cost related to employee stock purchase options using APB 25, and will provide pro forma disclosures as required in the 1996 consolidated financial statements.

       In June 1996, the FASB issued SFAS 125 which establishes accounting for transfers and servicing of financial assets and extinguishment of liabilities. This statement specifies when financial assets and liabilities are to be removed from an entity's financial statements, the accounting for servicing assets and liabilities and the accounting for assets that can be contractually prepaid in such a way that the holder would not recover substantially all of its recorded investment.

       Under SFAS 125, an entity recognizes only assets it controls and liabilities it has incurred, discontinues recognition of assets only when control has been surrendered, and discontinues recognition of liabilities only when they have been extinguished. SFAS 125 requires that the selling entity continue to carry retained interests, including servicing assets, relating to assets it no longer recognizes. Such retained interests are based on the relative fair values of the retained interests of the subject assets at the date of transfer. Transfers not meeting the criteria for sale recognition are accounted for as a secured borrowing with a pledge of collateral.
Under SFAS 125, certain collateralized borrowings may result in assets no longer being recognized if the assets are provided as collateral and the secured party takes control of the collateral. This determination is based upon whether: (1) the secured party is permitted to repledge or sell the collateral and (2) the debtor does not have the right to redeem the collateral on short notice. Extinguishments of liabilities are recognized only when the debtor

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
pays the creditor and is relieved of its obligation for the liability, or when the debtor is legally released from being the primary obligor under the liability, either judicially or by the creditor.

       SFAS 125 requires an entity to recognize its obligation to service financial assets that are retained in a transfer of assets in the form of a servicing asset or liability. The servicing asset or liability is to be amortized in proportion to, and over the period of, net servicing income or loss. Servicing assets and liabilities are to be assessed for impairment based on their fair value.

       SFAS 125 modifies the accounting for interest-only strips or retained interests in securitizations, such as capitalized servicing fees receivable, that can be contractually prepaid or otherwise settled in such a way that the holder would not recover substantially all of its recorded investment. In this case, it requires that they be classified as available for sale or as trading securities. Interest-only strips and retained interests are to be recorded at market value. Changes in market value are included in operations, if classified as trading securities, or in shareholders' equity as unrealized holding gains or losses, net of the related tax effect, if classified as available for sale. Management of the Company is currently in the process of evaluating the financial impact of this statement on the Company.


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                              Page 40 of 606

                                  BUSINESS


General

       The Company specializes in the indirect financing of Contracts originated primarily by franchised Dealers for Non-Prime Borrowers. By purchasing Contracts financing primarily late-model used vehicles as well as some new vehicles, the Company provides an alternative source of financing for Non-Prime Borrowers who might not be able to qualify for traditional automobile loans or leases. The Company's business strategy currently calls for the sale of all Contracts through asset securitizations, rather than holding Contracts to maturity. To this end, the Company periodically securitizes pools of its Contracts in order to redeploy its capital, reduce interest rate risk and realize a gain on the sale of these Contracts. The Company believes that its competitive advantages include its national presence, risk-based pricing, financial resources, nationwide consistency of credit decisions and quality Dealer service.

       The Company commenced business operations in July 1993. The Company was initially capitalized primarily through equity investments by its Founders and two funds managed by SSIM, Strome Partners, L.P. and Strome Offshore Limited (the "SSIM Funds"); and through subsequent equity investments by the SSIM Funds, Cargill and the Founders. In July 1993, the Company entered into the Repurchase Facility with Cargill through which it has financed its purchases of Contracts. Cargill's operations consist of global proprietary trading activities as well as other specialized financial services. Cargill was founded in 1984 and currently manages more than $6 billion in assets. Cargill is headquartered in Minneapolis, Minnesota, and has more than 650 employees worldwide.


Non-Prime Automobile Finance Industry

       Automobile financing is one of the largest consumer finance markets in the United States, with $356 billion in automobile-related credit outstanding as of January 1996. In general, the automobile finance industry can be divided into two principal segments: a prime credit market and a non-prime credit market. Traditional automobile finance companies, such as commercial banks, savings and loans, thrift and loans, credit unions and captive finance companies of automobile manufacturers, generally provide credit to the most creditworthy borrowers, or so-called "prime borrowers."

       The so-called "non-prime" credit market, in which the Company operates, provides financing to Non-Prime Borrowers, who are those borrowers who have had past credit problems (including bankruptcy), have limited or no credit histories and/or have low incomes. Historically, traditional automobile financing sources have not serviced the non-prime market or have done so only through programs that were not consistently available. An industry group of

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
independent finance companies specializing in non-prime automobile financing is now emerging, but the industry remains highly fragmented, with no company having a significant share of this non-prime market.

       The Company estimates that the size of the non-prime automobile market may be as large as $70 billion in outstanding installment debt. The Company believes that the number of Non-Prime Borrowers is increasing due to, among other factors, declining real wages, the greater willingness on the part of consumers to seek bankruptcy protection, the high cost of new automobiles relative to consumer incomes and the greater availability of late-model used vehicles coming off short-term lease programs. The Company's program is designed to provide financing to this market segment.


Business Strategy

       The Company's primary objective is to increase its net income by expanding market share. The Company believes it has the operational and administrative capacity to expand its business and attain this objective. The Company's strategies for achieving this objective, which focus on credit quality, efficiency of operations and expansion, are as follows:

       o Enforcing nationwide consistency of underwriting standards and controls, including verification and document review;

       o      Increasing the volume of Contract purchases from existing
              Dealers;

       o Increasing the number of active Dealers in the Company's existing geographic markets;

       o Entering selected new markets in metropolitan areas where the Company can recruit experienced regional sales managers or correspondents;

       o Using the Company's Contract database to refine underwriting standards, program pricing and overall credit risk evaluation capabilities;

       o      Attracting and retaining qualified employees;

       o      Maintaining reliable funding sources;

       o Approving applications and funding Contract purchases in a timely manner; and

       o Maintaining and improving the Company's delinquency monitoring and collection processes.

       Overall, the Company's strategy is to purchase Contracts with yields, after discounts, that compensate the Company for the credit

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
risk inherent in the non-prime market, and to manage this credit risk through the Company's internal credit evaluation and its proactive collection processes.


Purchase of Contracts

       Sales and Marketing

       The Company markets its financing program primarily to franchised Dealers and to a limited number of independent used automobile
Dealers. Before purchasing Contracts from a Dealer, ACC and the Dealer enter into an agreement ("Dealer Agreement") that provides the Company with recourse to the Dealer in cases of Dealer fraud or a breach of the Dealer's representations and warranties. As of June 30, 1996, the Company had 1,055 active Dealers, compared to 472 active Dealers as of June 30, 1995. The Company considers a Dealer to be active if the Company has purchased Contracts from the Dealer during the previous six months.

       The Company typically solicits business from Dealers through its regional sales managers ("RSMs"), each of whom is assigned an exclusive territory. The Company typically hires RSMs who have experience with the purchase of non-prime Contracts and who have pre-existing, established relationships with Dealers in a particular major
metropolitan area.    As of June 30, 1996, the Company had 35 RSMs.

       RSMs meet regularly with Dealers and provide information about the Company's program, train Dealer personnel as to the Company's program requirements and assist Dealers in identifying consumers who qualify for ACC's program. As of June 30, 1996, the Company directly marketed its program to Dealers in 22 states: Arizona, California, Colorado, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Missouri, Nevada, New Jersey, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Washington and West Virginia. The Company targets major metropolitan areas because it believes they provide concentrations of high volume Dealers, which can be effectively serviced by its RSMs. The Company purchased $500,000 or more of Contracts from 15 states during the quarter ended June 30, 1996, compared to seven states during the quarter ended June 30, 1995.

       RSMs typically target the late-model used vehicle business of franchised Dealers. The Company believes that late-model used vehicles represent the largest segment of the used vehicle market, while posing less risk of default due to mechanical problems than do older used vehicles. The Company targets franchised Dealers because the financial requirements and customer service standards imposed on these dealers by automobile manufacturers generally result in a high level of financial stability and customer satisfaction. As a result, the Company believes that, in general, Contracts from these Dealers expose the Company to less risk of Dealer misrepresentation and lower levels of borrower default.

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                              Page 43 of 606

       Dealer Reviews

       Each month, senior management reviews Dealer performance reports that track, by Dealer, the number of applications submitted, the number of applications approved, the number of applications funded, the ratio of applications funded to applications received ("efficiency ratio"), delinquency ratios and default rates. Senior management maintains a Dealer "watch list" to track the performance of Dealers with low efficiency ratios, high delinquency ratios or high loss levels relative to the overall portfolio. Based upon senior management's subjective assessment of these factors, during the six months ended June 30, 1996, the Company discontinued the purchase of Contracts from approximately 30 Dealers due to unsatisfactory results.

       Regional Credit Centers

       The Company serves its Dealers on a regional basis through its regional credit centers. The Company believes that these regional centers provide a sufficient local market presence to meet the needs of its Dealers, without incurring the reduction in operating controls and economies of scale that can result from operating a large number of small branches. The Company currently has regional credit centers in Atlanta, Georgia; Dallas, Texas; Miami, Florida; Newark, Delaware; and San Diego, California.

       Application Processing and Purchase Criteria

       Dealers submit credit applications to one of the Company's regional credit centers, typically by facsimile. Upon the Company's receipt of a credit application, a credit processor uses an automated system to obtain credit histories, determine the wholesale value of the vehicle and calculate the credit score of the application. The Company's credit officers use the credit score as a guide to evaluate applications, but the approval/declination decision is not based solely on the credit score. Individual credit officers have limited approval authority and the approval of a more senior credit manager is required when the credit score or the amount financed exceeds the individual credit officer's approval limits. The Company's regional credit centers then notify Dealers by facsimile of a credit decision, usually within three hours of receipt of the application.

       During the six-month period ended June 30, 1996, the Company approved approximately 17% of the applications it received and funded approximately 59% of the applications that were approved. The Company believes Dealers select among finance companies based upon price, term, advance, down payment requirements, stipulations, timeliness of the finance company's approval and the historic reliability of the finance company's funding of purchases. The Company strives to maintain its competitiveness by meeting Dealer needs without compromising its credit standards.

       The Non-Prime Borrowers under Contracts of the type typically purchased by the Company generally have credit histories which include

                                   -41-
past bankruptcies, significant charged-off accounts and/or multiple collection accounts. Further, other Contracts may be purchased by the Company for borrowers with limited or no credit histories. In light of the deficiencies in the borrowers' credit histories, the Company's credit officers evaluate other potential offsetting factors such as the borrowers' residence stability, employment stability, income level relative to expenses and past performance on other automobile-related debt. If, in the credit officers' judgment, there are enough offsetting positive factors, such Contracts may be approved for purchase by the Company.

       To be eligible for purchase, a Contract must be fully amortizing and provide for level payments over the term of the Contract, must grant a first priority security interest in the financed vehicle to OFL-A, must prohibit the sale or transfer of the financed vehicle without the Company's consent and must allow for acceleration of the maturity of the Contract if the vehicle is sold or transferred without this consent. The portions of payments on Contracts allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the Contract was originated.

       Each Contract includes a requirement that the borrower maintain fire, theft and collision insurance on the financed vehicle and name the Company as a loss payee. As part of the funding process, the Company verifies by telephone that insurance is in place on the financed vehicle; however, as of June 30, 1996, approximately 14% of borrowers had canceled their insurance or allowed their insurance policies to lapse. Although the Contracts permit the Company to force-place insurance, the Company, as a matter of policy, generally does not force-place insurance due to the added collection and litigation risk.

       Funding Package Completion, Verification and Funding

       After receiving an approval from one of the Company's regional credit centers and compiling a set of documents the Dealers believe to be consistent with the Company's documentation requirements, the Dealers send these funding packages to the Company's central funding group in San Diego. The Company generally requires that funding packages include proof of the borrower's residency, income, insurance and title.

       The Company's funding department reviews each Contract and verifies the application data and Contract documentation. The funding department also confirms or reconfirms the borrower's employment and the insurance on the vehicle. The Company believes one of the most important verifications is a direct telephone interview of the borrower to confirm the terms of the Contract, the source of the down payment and the equipment on the vehicle. The Company typically will not fund a Contract without a prior telephone interview of the borrower. The Company believes this process reduces the risk of

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                              Page 45 of 606
misrepresentation by Dealers and/or borrowers and provides a basis for future borrower contact.

       A funding package may be returned if it does not comply with the terms of the initial approval or if the Company discovers facts that were not disclosed during the approval process. The Company returns unfunded approximately 10% of all completed funding packages for these reasons, a portion of which are resubmitted in approvable form. As an additional quality control check, the Company's data processing systems perform an automated review of the Contracts and identify any characteristics not in compliance with the Company's minimum underwriting standards.

       Post-Funding Quality Reviews

       The Company uses its automated systems to continue to monitor Contracts after funding. In addition, the Company's quality control manager, who reports directly to the Chief Executive Officer, completes a full quality control review of a random sample of 5% of the newly-originated Contracts. This review focuses on compliance with underwriting standards, the quality of the credit decision and the completeness of Contract documentation. On a periodic basis, the Company's quality control manager issues a report to the Company's senior management summarizing (by credit processor and credit officer) policy exceptions, processing errors, documentation deficiencies and credit decisions which the quality control manager considered overly aggressive. The bonuses of the Company's credit officers are, in part, dependent upon results of these quality control reviews.

       Risk-Based Pricing

       The Company uses statistical information and its automated Contract purchasing systems to establish different pricing programs by geographic region, by borrower credit characteristics or, in some cases, by Dealer; all tied to the expected economic value of each program to the Company.

       The Company maintains a database which tracks key underwriting parameters for each Contract purchased since the formation of the Company. This database is updated periodically to reflect the payment performance of each Contract. The Company uses this information to identify and aggregate a pool of Contracts that have failed to perform as anticipated. Each Contract in this pool is then matched against a performing Contract with the same date of purchase. By statistically comparing the characteristics of these two pools over time, the Company is able to refine periodically its credit evaluation processes and believes it is better able to price each of its programs based upon the expected risk of each program.

       Correspondents

       The Company has established relationships with a limited number of third-party marketing organizations which generate Contracts for

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                              Page 46 of 606
the Company. The Contracts generated by these correspondents meet the same standards and undergo the same pre-funding review as Contracts arising from ACC's regional credit centers. As of June 30, 1996, the Company had four active correspondent relationships and less than 2% of the Company's Contract portfolio was generated through these correspondents. The Company believes that, either as a result of geographic coverage or established industry contacts, certain correspondents can generate Contracts for the Company on a more cost-effective basis than the Company's RSMs. Thus, the Company may purchase a greater portion of its Contracts through these correspondents in the future.

       Bulk Purchases

       To date, the Company has reviewed a small number of portfolios for purchase in bulk and has, on occasion, made unsuccessful bids on portfolios. These portfolios have been as large as $40 million in Contracts and the Company may bid on portfolios of comparable size or larger in the future. As of June 30, 1996, the Company had not consummated a bulk portfolio purchase, either because the portfolios offered for sale did not satisfy the Company's due diligence requirements or because the asking price exceeded the Company's valuation of the portfolio. The Company believes bulk purchases represent opportunities to exploit the Company's servicing expertise and the flexibility of the Repurchase Facility. Thus, the Company intends to continue to explore such purchase opportunities and may purchase Contracts in bulk from other originators if the price and quality of the portfolio are satisfactory to the Company. Purchases in bulk involve a greater risk of misrepresentation than Contracts purchased directly by the Company. The Company believes the risk can be mitigated by the Company's review of the seller's underwriting standards, the Company's due diligence concerning the seller and by representations and warranties made by the seller.


Contract Portfolio

       The following table sets forth certain data for the Contracts purchased by the Company for the periods indicated.

                                          Contracts Purchased During
                                            the Three Months Ended
                               -------------------------------------------------
                               June 30,  March 31, Dec. 31,  Sept. 30, June 30,
                                 1996      1996      1995      1995      1995
                                 ----      ----      ----      ----      ----
Amount of Contracts (000's)    $45,253   $33,715   $26,478   $28,642   $24,673
Average Amount Financed
 Under Contracts               $12,290   $12,278   $12,124   $12,106   $11,989
Average Coupon on Contracts      20.72%    20.65%    20.47%    20.33%    19.93%
Average Original Term
 of Contracts (months)              57        57        58        57        56
Average Discount of
 Contracts, including
 Acquisition Fees                 5.16%     4.87%     5.14%     6.00%     6.98%

       The Company expects from time to time to make changes to its underwriting guidelines and program requirements to respond to competitive conditions in the non-prime automobile financing market. These changes are likely to affect the characteristics of the portfolio, may increase portfolio risk and/or reduce the Company's discounts and interest margins. See "Risk Factors -- Credit Risks" and see "Risk Factors -- Competition and Consolidation of Industry."


Concentrations of Contract Purchases

       The following table sets forth information by state concerning Contract purchases and servicing portfolio amounts outstanding for the period and at the date indicated.

                  Contracts Purchased During        Servicing Portfolio
                    the Six Months Ended         Outstanding Balances as of
                       June 30, 1996                   June 30, 1996
                  --------------------------     --------------------------
                   $000's            %              $000's              %
                   ------          ---              ------            ---

California        $21,081           26%            $ 52,582           30%
Texas              14,758           19               40,330           24
Florida            10,305           13               22,679           13
Pennsylvania        5,182            7               14,751            9
All Other          27,642           35               42,220          24
                  -------          ---             --------          ---
                  $78,968          100%            $172,562          100%
                  =======          ===             ========          ===


       The Company attempts to develop a broad Dealer base to avoid dependence on a limited number of Dealers. As of June 30, 1996, no Dealer accounted for more than 3% of the Company's Contract portfolio and the ten Dealers from which the Company purchased the most Contracts accounted for approximately 13% of the Contract portfolio, in aggregate. The Company's financing program also concentrates on purchases of Contracts for late-model used vehicles that are originated by franchised Dealers. As of June 30, 1996, 85% of Contracts serviced by the Company financed used vehicles and 97% were acquired from franchised Dealers.


Servicing of Contracts

       General

       ACC services all of the Contracts the Company originates, whether owned by the Company or sold in an asset-backed security. ACC's servicing generally consists of payment and pay-off processing, collecting, insurance tracking, title tracking, responding to borrower inquiries, investigating delinquencies, repossessing and reselling collateral, collection reporting and credit performance monitoring.

       Billing and Collection Process

       The Company sends each borrower a monthly bill, rather than using payment coupon books. All payments are directed to the Company's lock-box account at a regional commercial bank. On a daily basis, the lock-box bank retrieves and processes payments received, and then deposits the entire amount into the lock-box account. A simultaneous electronic data transfer of borrower payment data is made to the Company for posting to the Company's computerized records.

       The Company's collection process is based on a strategy of closely monitoring Contracts and maintaining frequent contact with borrowers. As part of this process, the Company makes early, frequent contact with delinquent borrowers and attempts to educate borrowers on how to manage monthly budgets. The Company attempts to identify the underlying causes of a borrower's delinquency and to make an early collection risk assessment. The Company believes that its proactive collection process, including the early identification of payment problems, reduces its repossession rates and loss levels.

       In support of its collection efforts, the Company maintains a collection software package with customized features designed for high-intensity collection operations, which includes a high-penetration autodialer. With the aid of the autodialer, the Company initially attempts to contact any borrower whose account becomes six days past due. See "Business -- Management Information Systems."

       Although the Company emphasizes telephonic contact, the Company also typically sends past due notices to borrowers when an account becomes ten days past due. In some cases, the Company uses the Western Union Quick Collection Service to collect borrowers' payments and to reduce the incidence of bad checks. When necessary, the Company uses a network of independent agencies to make field visits to borrowers.

       Extensions and Modifications

       If a borrower has current financial difficulties, but has previously demonstrated a positive history of payment on the Contract, the Company will permit a payment extension of not more than two months during the term of a Contract. Senior management of the Company must approve each extension and less than 2% of the Contracts in the Company's servicing portfolio have been extended as of June 30, 1996. Further, the Company typically permits only one extension over the term of a Contract and the Company neither restructures Contracts nor forbears any payments on Contracts.

       Repossession

       The Company repossesses a vehicle when resolution of a delinquency is not likely or when the Company believes that its collateral is at risk. The Company makes these judgments based upon its collectors' discussions with borrowers, the ability or inability

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                              Page 49 of 606
to locate the borrowers and/or the vehicles, the receipt of notices of liens and other information. The Company uses independent, licensed and bonded repossession agencies to repossess vehicles as well as the services of an agency that traces skips (where neither the borrower nor the vehicle can be located) to supplement its own efforts in locating vehicles. When a vehicle is repossessed, it generally is sold through a public auction within 60 days of the repossession. The Company generally uses its own staff to pursue recoveries of deficiency balances, but may also use outside collection agencies which share in any recoveries. If the Company has reason to believe that a Dealer violated any representations or warranties made to the Company on a defaulted Contract, the Company may pursue its remedies against the Dealer under the Dealer Agreement.

       The Company employs the same policies for charging-off Contracts on both Contracts it owns and on Contracts sold in asset-backed securities. The Company expects to incur a loss whenever it repossesses a vehicle. When the Company sells a repossessed vehicle, it records a net loss equal to the outstanding principal balance of the Contract, less the proceeds from the sale of the vehicle.

       If an account becomes 120 days delinquent (other than accounts in bankruptcy) and the Company has repossessed the vehicle, but not yet received the sale proceeds, then the Company records a loss equal to the outstanding principal balance of the Contract, less the estimated auction value of the vehicle (which is based upon wholesale used car values published by nationally recognized firms) and any expected recoveries under its VSI insurance. This VSI insurance protects the Company's interest in the collateral against uninsured physical damage (including total loss) and skips. If an account becomes 120 days delinquent and the Company has not repossessed the vehicle, then the Company records a loss equal to the outstanding principal balance of the Contract. In the event a borrower is a skip, the Company reduces its loss by the expected recoveries under its VSI insurance. Any recoveries received subsequent to the Contract being charged-off, including amounts (i) from the borrower's insurance policies or service contracts, (ii) from Dealers under a breach of the Dealer Agreements or (iii) from deficiency balances recovered from borrowers, are treated as loss adjustments in the period when these recoveries are received. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" for a discussion of VSI insurance.


Management Information System

       The Company relies on automated information management and data processing systems to maximize productivity, minimize credit losses and maintain data integrity. The Company operates its information management, accounting and data processing systems on a Model 300, IBM AS400 ("AS400").

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                              Page 50 of 606

       The Company uses its own proprietary Application Processing System and Contract Management System, both of which operate on the AS400. The Application Processing System tracks applications through the approval process and provides status reports to sales and credit administration personnel on approved and declined Contracts. This system is also used for credit scoring and credit review. The Application Processing System electronically transmits all data to the Contract Management System. The Contract Management System analyzes Contracts for compliance with the Company's underwriting standards, tracks key underwriting characteristics for all funded Contracts, tracks approval trends, analyzes charge-offs, monitors delinquencies and measures pool performance.

       The Company uses the Universal Loan Accounting package resident on the AS400 for all aspects of its loan accounting and payment processing. The Company's general ledger is maintained on the MAS-90 General Ledger package. The Company uses collection software that operates on the AS400. The Company also has installed IBM's ImagePlus(TM) imaging system on the AS400 to make Contract documents available on-screen, decrease data entry costs and aid disaster recovery. Further, the Company has installed video teleconference and document sharing systems, which facilitate interaction between the Company's headquarters and its regional credit centers. In its collection efforts, the Company uses a Telerelations, Inc. high-penetration autodialer, which is a PC-LAN-based system interfaced to the AS400.

       The Company backs up its systems on a daily basis and stores the backup tapes offsite. The Company also has implemented a disaster recovery plan that is intended to restore critical business operations within 48 hours of a disaster. In an emergency, IBM will deliver replacement parts for the AS400 within 24 hours. Additionally, the Company has the contractual right to access SunGard's nationwide recovery facilities, which are fully equipped and permit access to hardware, software and telephones. The Company has made a significant investment in its hardware and software systems and intends to continue to upgrade these systems as its needs dictate.


Financing

       Repurchase Facility

       On July 15, 1993, ACC and OFL-A entered into the Repurchase Facility with Cargill to finance the Company's purchase of Contracts and enable the Company to accumulate Contracts in sufficient volume to issue asset-backed securities. The interest rate on the Repurchase Facility is the one-month LIBOR, plus 3.25%, and the facility reprices on a daily basis. As of June 30, 1996, the rate on the Repurchase Facility was 8.75%. The Repurchase Facility commitment period runs until July 1998. During the commitment period, both Cargill and the Company have the obligation (with limited exceptions) to finance under the facility all of the Contracts that the Company purchases in

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
conformance with the Company's underwriting guidelines which have been approved by Cargill. As of June 30, 1996, the outstanding principal amount financed under the Repurchase Facility was $19 million. See "Risk Factors -- Dependence Upon Warehouse Financing Facility and Upon Cargill" and see "Certain Transactions."

       Under the Repurchase Facility, OFL-A retains the essential risks of ownership, including credit and interest rate risk, and, therefore, accounts for each transaction as a financing of Contracts. Since OFL-A is obligated to repurchase from Cargill any Contracts that are charged-off under the Company's charge-off policy, OFL-A bears the credit risk of owning the Contracts. Since the interest rate of the facility floats with LIBOR and the interest rate on each financed Contract is fixed at the time of its origination, OFL-A retains interest rate risk on the Contracts. Although accounted for as a financing, for legal reasons, the Repurchase Facility is structured as a sale of Contracts to Cargill with a right to repurchase the Contracts. OFL-A purchases each Contract from the Dealer. OFL-A then transfers each conforming Contract to Cargill, typically for 100% of the Company's basis in such Contract, plus a portion of the operating expenses associated with the Company's acquisition of the Contract. OFL-A has the right to repurchase the Contracts (generally for sale through an asset-backed security) for a specified amount for each Contract, which includes outstanding principal, accrued interest and a repurchase fee. See "Certain Transactions -- Transaction with Cargill."

       While Cargill holds title to the Contracts, all principal payments on the Contracts are applied to reduce the principal balance of the Repurchase Facility. All interest received on Contracts under the Repurchase Facility is used as follows: first to pay custodian fees; second to pay OFL-A amounts sufficient to make any payments it owes pursuant to a tax sharing agreement with ACC; third to pay ACC a servicing fee equal to 4% per annum of the monthly pay-off balance of the Contracts; fourth to pay Cargill interest on the facility balance; and fifth to pay Cargill the aggregate balance (net of recoveries) of charged-off Contracts. All remaining interest is distributed to a cash reserve account held by the custodian as additional collateral for the facility. The cash reserve builds, without any cap on its amount, until the Company disposes of the Contracts through an asset-backed securitization, a whole-loan sale or other disposition. Upon a disposition, OFL-A is entitled to receive the balance of the cash reserve account. As of June 30, 1996, less than $5,000 was held in such cash reserve account.

       Cargill has the right, at its election, to terminate the Repurchase Facility upon the occurrence of any "Termination Event" as defined therein. The following events, among others, would constitute Termination Events under the Repurchase Facility: (i) a change in control or ownership of ACC, (ii) aggregate Contract purchases of less than $75 million in any 12-month period, (iii) an average delinquency rate during any three-month period, computed using the current pay-off balance of Contracts collateralizing the Repurchase Facility

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                              Page 52 of 606

("Collateral"), equal to or greater than 15%, (iv) an annualized six-month net charge-off rate, computed using the current pay-off balance of the Collateral, equal to or greater than 10% or (v) if any two of the Founders are no longer employed by ACC. In addition, the Repurchase Facility is subject to early amortization in the event that the aggregate balance of the facility exceeds $100 million or in the event that the Company fails to sell Contracts through an asset securitization or whole loan sale within 18 months of the last asset securitization or whole loan sale ("Early Amortization Event"). As of the date of this Prospectus, the Company is in compliance with all its covenants under the Repurchase Agreement and no Termination Event or Early Amortization Event has occurred.

       In the event that ACC or OFL-A became a debtor under the United States Bankruptcy Code ("Bankruptcy Code"), the structure of the Repurchase Facility could provide Cargill with greater rights than Cargill would have had if the facility were structured as a secured loan transaction. There is no assurance that the Company could be reorganized in a bankruptcy without the cooperation of Cargill. The Repurchase Facility characterizes each purchase of a Contract by Cargill as a "securities contract" as defined in Section 741 of the Bankruptcy Code. If this characterization were upheld, Cargill would not be subject to the automatic stay (that normally precludes a secured party from liquidating collateral without prior bankruptcy court approval) and Cargill could liquidate the Contracts during an early stage of an ACC or OFL-A bankruptcy. Under the servicing agreement with ACC, Cargill also would have the right to remove ACC as the servicer of the Contacts subject to the facility, thereby terminating ACC's right to receive the 4% servicing fee (which might then be its primary source of operating funds). Further, the structure of the facility would make it difficult for ACC to gain access to any of the cash generated by the Contracts subject to the facility, even though the liquidation value of the Contracts and the cash reserves held by Cargill exceeded OFL-A's obligations to Cargill.


       In the event that Cargill became a debtor under the Bankruptcy Code, Cargill as debtor in possession or a bankruptcy trustee could attempt to terminate the Repurchase Facility and cutoff the Company's right to repurchase the Contracts. The Company would contend that Cargill was not the owner of the Contracts, but only a secured party holding the Contracts as collateral for the facility, and that Cargill could not terminate the repurchase right. If Cargill were successful in terminating the facility, then the Company would have only pre-bankruptcy, unsecured claims against Cargill for breach of contract damages. Those damages would approximate the value of the net interest income that would have been earned on Contracts while owned by the Company or the gain on sale that would have been realized through the sale of such Contracts. Such claims would likely be paid on a pro rata basis with all other unsecured creditors of Cargill, and there is no assurance that Cargill would have adequate funds, if any, to pay the Company what the Company would have realized through the repurchase of the Contracts.

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                              Page 53 of 606

       NIM Facility

       In order to obtain financing to fund credit enhancement and securitization expenses for its asset-backed securities and, to a lesser extent, for working capital, the Company and Cargill entered into the NIM Facility on September 15, 1995. The NIM Facility enables the Company to obtain additional debt financing through a pledge of OFL-A's interest in the Subordinated Securities and ESRs. OFL-A is obligated to pay Cargill an annual commitment fee of $150,000, payable in quarterly installments of $37,500. The NIM Facility can be prepaid at any time upon 30 days' notice. Until the NIM Facility is retired, borrowings under this facility can be redrawn at the time of an asset-backed securities issuance by Receivables. The facility had an outstanding balance of $2.4 million as of June 30, 1996, and is subject to a maximum outstanding balance of $15 million, with the borrowing base subject to the current valuation of the Subordinated Securities and ESRs pledged as collateral. ACC intends to provide a portion of the proceeds of approximately $7.4 million to OFL-A to repay the outstanding balance of the NIM Facility and to reborrow under the facility, as necessary. The NIM Facility expires in May 1998. As of the date of this Prospectus, the Company is in compliance with all of its covenants under the NIM Facility and no event of default has occurred.

       The Repurchase Facility and the NIM Facility are cross-collateralized and contain cross-default provisions so that a default under either facility will constitute a default under both facilities and could result in the acceleration of the payment obligations under both facilities and a foreclosure on the collateral of both facilities. ACC has guaranteed up to $5 million on both facilities and has pledged all of its OFL-A stock as collateral for the facilities. See "Certain Transactions -- Transactions With Cargill."


Hedging Program

       The Company maintains an ongoing hedging program for the purpose of mitigating the potential impact of changing interest rates on the gain on the sale of Contracts. The hedging strategy is implemented through the forward sale of two-year Treasury notes or futures Contracts on two-year Treasury instruments, with Cargill acting as the counterparty to these hedging transactions. Gains and losses on the hedging program are recorded as an adjustment to the accounting basis of the Contracts until such time that the Contracts are sold. At the time of sale, the previously unrealized gains or losses are recognized as an adjustment to the gain on the sale of the Contracts. See "Certain Transactions."

       The Company began actively using the hedging program in January 1995 and the extent to which the Contracts held by the Company are hedged has varied and will continue to vary from time to time, depending upon prevailing interest rates and other economic factors. The Repurchase Facility requires the Company to maintain its hedging

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                              Page 54 of 606
program whenever the two-year Treasury rate is greater than 7.5%. The Company generally has maintained the hedging program even when it was not required to do so, but may choose not to maintain the hedging program based on management's assessment of interest rate risk and the costs associated with the hedging program.


Securitization of Contracts

       In June 1995, the Company began selling its portfolio of Contracts to investors through the issuance of asset-backed securities. The periodic securitization of Contracts is an integral part of the Company's business plan. The issuance of these securities enables the Company to redeploy capital, reduce its interest rate risk and recognize gains from the sale of the Contracts. As of the date of this Prospectus, the Company has completed five securitizations, the 1995-A Transaction, the 1995-B Transaction, the 1996-A Transaction, the 1996-B Transaction and 1996-C Transaction, involving Contracts aggregating approximately $232 million.

       These asset-backed securities are treated as sales of the Contracts and Contracts sold in a security are removed from the consolidated balance sheet of the Company. The asset-backed securities are generally structured as follows: ACC repurchases a pool of Contracts from Cargill under the Repurchase Facility and simultaneously sells the pool to Receivables, which then sells the pool to a trust in exchange for interest-bearing certificates of an amount equal to the aggregate principal balance of the Contracts. The certificates are then sold to one or more institutional investors.

       The certificates sold to investors have been rated "AAA" by S&P and "Aaa" by Moody's based on the FSA guarantee. Cargill serves as sponsor for the certificates and guarantees certain representations and warranties made by the Company. The certificates sold to investors have fixed pass-through interest rates which have ranged from 5.95% to 6.90%.

       The Company retains the right to service the Contracts sold to the trust and receives monthly base servicing fees of approximately 3% per annum on the outstanding balance of Contracts sold in asset-backed securities. In addition, Receivables (or OFL-A if Receivables' rights are assigned to OFL-A for pledge under the NIM Facility) is entitled to receive excess interest arising from collections, to the extent that these collections exceed payments to investors, contributions to the credit enhancement cash reserves, base servicing fees and certain other fees. Generally, certificates are sold to investors without recourse, except that the representations and warranties provided by Dealers to the Company are similarly provided by the Company to the investors and to FSA, along with certain indemnities. These indemnities are secured by a pledge of all of the stock of Receivables. Receivables is obligated to repurchase a Contract from the trust if the Contract fails to conform to normal representations

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                              Page 55 of 606
and warranties relating to the collateral. Receivables bears the risk of loss on Contracts it repurchases.

       Each issuance of securities results in the recognition of a "net gain on sale of contracts" on the Company's consolidated statement of operations for the period in which the sale was made. The discounted present value of the excess cash flow expected from the security is recognized as an increase in the ESRs on the Company's consolidated balance sheet. Because the interest rate on the Contracts is relatively high in comparison to the pass-through interest rate paid to investors, the net gain on sale can be significant. In calculating this net gain on sale, the Company must estimate the future rates of prepayments, delinquencies, defaults and loss severity as they impact the amount and timing of the cash flows used in the gain on sale calculation. The cash flows expected to be received by Receivables, before expected losses, are then discounted at a market interest rate that the Company believes an unaffiliated third-party purchaser would require as a rate of return on such a financial instrument. Expected losses are discounted using a rate equivalent to the risk-free rate which is equivalent to the rate earned on securities rated AAA or better, with a duration similar to the estimated duration for the underlying Contracts. See Note 1(g) of Notes to Consolidated
Financial Statements.

       In future periods, the Company will recognize additional revenue if the actual performance of the Contracts is better than that originally estimated. If the actual performance of the Contracts is worse than originally estimated, then the Company will be required to recognize a write-down against the ESRs, which would result in a reduction in net income during the period in which the write-down occurred.

       Under the servicing agreement for each security, the Company is obligated to service all Contracts sold to the trusts in accordance with the Company's standard procedures. The servicing agreements generally provide that the Company will bear all costs and expenses incurred in connection with the management, administration and collection of the Contracts serviced. The servicing agreements can be terminated by the investor in the event of certain defaults by the Company and under certain other circumstances.


Competition

       The automobile financing business is highly competitive. The Company competes with a growing number of publicly and privately held national, regional and local automobile finance companies that specialize in non-prime automobile finance, many of which compete directly with the Company for Contracts. These competitors include AutoFinance Group (now a subsidiary of KeyCorp), Consumer Portfolio Services, Inc., AmeriCredit Corp., First Merchants Acceptance Corp. and TransSouth (a subsidiary of Ford Motor Credit Corporation). The Company does not believe that any of the finance companies

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                              Page 56 of 606
specializing in Non-Prime Borrowers currently has more than a 2% market share.

       In addition, the Company competes, or may compete in the future, for business with more traditional automobile financing sources, such as commercial banks, savings and loans, thrift and loans, credit unions and captive finance companies of automobile manufacturers such as General Motors Acceptance Corporation, Ford Motor Credit Corporation, Chrysler Financial Corporation, Toyota Motor Credit Corporation, Nissan Motors Acceptance Corporation and American Honda Finance. These traditional automobile finance companies may lower credit standards or introduce programs for Non-Prime Borrowers to attract more financing business or, in the case of the captive finance companies, to stimulate new vehicle sales.

       Many of the Company's competitors and potential competitors have substantially greater financial, marketing and other resources than the Company and may be more successful in expanding into new geographic markets, building Dealer networks and increasing market share through internal growth or acquisition. The larger, more established companies have access to unsecured commercial paper, investment-grade corporate debt and to other funding sources that may provide them with an advantageous cost of capital relative to the Company's cost of capital.

       The captive finance companies and many of the other traditional automobile finance companies have long-standing relationships with Dealers that may give them a competitive advantage in establishing dealer networks for the purchase of Contracts. Many of these companies provide other types of financing, including inventory financing, which is not offered by the Company.

       The Company believes that the industry competes for Dealers on the basis of the price charged to the Dealer for the purchase of Contracts (which is a function of the discount to the face value of a Contract and any applicable fees), advance limitations, down payment requirements, stipulations, the timeliness of the finance company's response to an application, the approved Contract terms, documentation requirements for purchase of the Contract and the historic reliability of the finance company's funding of purchases. The Company believes that its competitive advantages include geographic diversification, risk-based pricing, financial resources, nationwide consistency of credit decisions and quality Dealer service.


Government Regulation

       The Company has obtained and maintains licenses and registrations required by certain states' sales finance company laws and/or laws regulating purchases of installment or conditional sales contracts.
The Company intends to obtain and maintain any and all additional qualifications, registrations and licenses necessary for the lawful conduct of its business and operations.

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
       Numerous federal and state consumer protection laws, including the Federal Truth-In-Lending Act, the Federal Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulations B and Z, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws regulate the origination and collection of consumer receivables and impact the Company's business. The relevant laws, among other things, (A) require the Company to (i) obtain and maintain certain licenses and qualifications, (ii) limit the finance charges, fees and other charges on the Contracts purchased and (iii) provide specified disclosures to consumers; (B) limit the terms of the Contracts; (C) regulate the credit application and evaluation process;
(D) regulate certain servicing and collection practices; and (E) regulate the repossession and sale of collateral. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions and may give rise to defense to payment of the consumer's obligation. In addition, certain of the laws make the assignee of a consumer installment contract liable for the violations of the assignor.

       The Dealer Agreement contains representations and warranties by the Dealer that, as of the date of assignment, the Dealer has complied with all applicable laws and regulations with respect to each Contract. The Dealer is obligated to indemnify the Company for any breach of any of the representations and warranties and to repurchase any non-conforming Contracts. The Company generally verifies Dealer compliance with usury laws, but does not audit a Dealer's full compliance with applicable laws. There is no assurance the Company will detect all Dealer violations or that individual Dealers will have the financial ability and resources either to repurchase Contracts or indemnify the Company against losses. Accordingly, failure by Dealers to comply with applicable laws, or with their representations and warranties, could have a material adverse effect on the Company.

       The Company believes it is currently in compliance in all material respects with applicable laws, but there can be no assurance that the Company will be able to maintain such compliance. The failure to comply with such laws, or a determination by a court that the Company's interpretation of law was erroneous, could have a material adverse effect upon the Company. Furthermore, the adoption of additional laws, changes in the interpretation and enforcement of current laws or the expansion of the Company's business into jurisdictions that have adopted more stringent regulatory requirements than those in which the Company currently conducts business, could have a material adverse effect upon the Company.

       If a borrower defaults on a Contract, the Company as the servicer of the Contract is entitled to exercise the remedies of a secured party under the Uniform Commercial Code ("UCC"), which typically includes the right to repossession by self-help means unless such means would constitute a breach of peace. The UCC and other state laws regulate repossession and sales of collateral (A) by requiring

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
reasonable notice to the borrower of (i) the date, time and place of any public sale of the collateral, (ii) the date after which any private sale of the collateral may be held and (iii) the borrower's right to redeem the financed vehicle prior to any such sale; and (B) by providing that any such sale must be conducted in a commercially reasonable manner. Financed vehicles repossessed generally are resold by the Company through unaffiliated wholesale automobile networks or auctions which are attended principally by used automobile Dealers.

       Under the UCC and other laws applicable in most states, a creditor is entitled, subject to possible prohibitions or limitations, to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the vehicle securing the unpaid balance of the borrower's installment contract. Since a deficiency judgment against a borrower would be a personal judgment for the shortfall, and the defaulting borrower may have very little capital or few sources of income, in many cases it is not prudent to seek a deficiency judgment against a borrower or, if one is obtained, it may be settled at a significant discount.


Property

       The Company's headquarters are located in San Diego, California, where it leases approximately 25,000 rentable square feet of general office space from unaffiliated lessors. The headquarters leases expire at various times between January 1998 and November 2002. The base monthly rent for all San Diego properties leased by the Company is $34,000. The Company has an option to extend most of the headquarters lease for an additional three years upon terms substantially similar to those of the existing lease.

       The Company also leases from unaffiliated lessors four offices that it uses as regional credit centers, located in Dallas, Texas; Atlanta, Georgia; Miami, Florida; and Newark, Delaware. The office in Dallas consists of approximately 1,836 rentable square feet for which the lease expires March 1, 1998. The base monthly rent is $2,334.
The Company has an option to renew the lease for an additional three years, on substantially similar terms. The office in Atlanta consists of approximately 2,100 rentable square feet for which the lease expires January 31, 1998. The monthly rent is $2,363. The office in Miami consists of approximately 1,662 rentable square feet for which the lease expires June 10, 2001. The base monthly rent is $2,250.
The office in Newark consists of approximately 3,414 rentable square feet for which the lease expires April 15, 1999. The base monthly rent is $5,050.


Employees

       As of June 30, 1996, the Company had 175 full-time employees. The Company believes that its relations with its employees are good. The Company is not a party to any collective bargaining agreement.

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Legal Proceedings

       As of the date of this Prospectus, the Company is involved as a defendant in certain litigation and threatened litigation arising in the normal course of business. While the outcome of the pending and threatened litigation cannot be predicted with certainty, the Company's management believes that all pending and threatened claims will be resolved on terms and for amounts that will not have a material effect on the Company's business or consolidated financial condition.

       The Company regularly initiates and intends to continue initiating legal proceedings as a plaintiff in connection with its routine collection activities.



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                              Page 60 of 606

                                 MANAGEMENT


Directors and Executive Officers

       The information set forth below describes the directors and executive officers of the Company as of September 1, 1996.

Name                        Age          Position
- ----                        ---          --------
Rocco J. Fabiano             40          Chairman of the Board, Chief
                                         Executive Officer

Gary S. Burdick              40          President

Rellen M. Stewart            43          Chief Operating Officer, Chief
                                         Financial Officer, Treasurer

R. Frank Mercer              50          Senior Vice President, Chief
Credit Officer

Brett L. Beckerman           31          Vice President - Information
                                         Technology

Jack R. Cohen                44          Vice President - General Counsel,
                                         Secretary

John J. Cruz                 48          Vice President - Collections

Anthony N. Fiduk             40          Vice President - Sales and
                                         Marketing

Ernest M. Garcia             48          Vice President - Correspondent
                                         Purchases

Michael D. LoPresti          44          Vice President - National Sales
                                         Manager

Tammy S. Ramos               35          Vice President - Funding

Shaemus A. Garland           31          Controller

Ethan J. Falk                42          Director

Jack P. Fitzpatrick          42          Director

Jeffrey S. Lambert           33          Director

Jeffrey E. Susskind          43          Director


       Rocco J. Fabiano, Chairman of the Board and Chief Executive Officer. Mr. Fabiano is a Founder of ACC and is the Chairman of the

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                              Page 61 of 606

Board and Chief Executive Officer, pursuant to an Employment Agreement described below. In August 1995, Mr. Fabiano was acquitted of criminal charges relating to a signing bonus received in 1989 from an unrelated, regulated financial institution. Pending resolution of this matter, from July 1993 to September 1995, Mr. Fabiano was a full-time consultant to ACC. In 1991, Mr. Fabiano co-founded Consumer Portfolio Services, Inc., and acted as a consultant to that company until December 1992, at which time he began work on the formation of ACC. Mr. Fabiano was Chairman of the Board of Far Western Bank from May 1989 to December 1990, at which time Far Western Bank was placed under the control of the Federal Deposit Insurance Corporation. He also has been an Executive Vice President of Imperial Corporation of America, Chief Operating Officer of Ameristar Mortgage Corporation and Senior Consultant for KPMG Peat Marwick. Mr. Fabiano holds a B.S. in Genetics and an M.S. in Protein Chemistry from Colorado State University and an M.B.A. in Finance from Cornell University.

       Gary S. Burdick, President. Mr. Burdick is a Founder of ACC and has been the President since September 1995, pursuant to an Employment Agreement, described below. Mr. Burdick was Chairman of the Board and Chief Executive Officer of ACC from July 1993 to September 1995. Mr. Burdick worked from January through June of 1993 as an advisor to the Ministry of Privatization for the Czech Republic in Prague as part of a United States State Department Aid to Developing Nations program. From May 1991 to December 1992,
Mr. Burdick was an independent consultant and contributed time to Rebuild L.A. Mr. Burdick was a Director of Prudential Securities from 1989 to April 1991. He also has specialized in mortgage finance and asset securitizations as a Vice President of Goldman Sachs and a Vice President of Lehman Brothers. Mr. Burdick holds a B.A. in Economics and a B.S. in Environmental Studies from the University of California at Santa Barbara.

       Rellen M. Stewart, Chief Operating Officer, Chief Financial Officer and Treasurer. Mr. Stewart is a Founder of ACC and has been the Chief Operating Officer and Chief Financial Officer of ACC since July 1993, pursuant to an Employment Agreement, described below. Mr. Stewart was also President of ACC from July 1993 to September 1995. From 1988 to July 1993, Mr. Stewart was an Executive Vice President of EurekaBank. From 1977 to 1988, Mr. Stewart was employed by KPMG Peat Marwick becoming a Partner in 1984 and later becoming the firm's National Practice Director for consulting to the mortgage industry.
He also has been a Financial Analyst for Wells Fargo Bank.
Mr. Stewart holds a B.S. in Business Administration and an M.B.A. in Finance from the University of California at Berkeley.

        R. Frank Mercer, Senior Vice President, Chief Credit Officer. Mr. Mercer joined ACC in July 1993 as Vice President - Credit Administration. He was promoted to Senior Vice President in May 1994 and was made Chief Credit Officer in September 1995. Mr. Mercer worked as an independent banking consultant and mortgage broker from December 1992 to July 1993. From 1990 to November 1992, Mr. Mercer was a Vice President - Financial Services of Olympian Bancorp. He

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                              Page 62 of 606
also has held positions as Vice President - Consumer Loan Operations at Imperial Savings Association, Vice President of Landmark Thrift and Loan, Principal of RFM Financial Services and District Manager for Mellon Financial Services.

       Brett L. Beckerman, Vice President - Information Technology. Mr. Beckerman has been Vice President - Information Technology since August 1993. From 1989 to August 1993, Mr. Beckerman was Data Processing Supervisor for LSI Financial Group. He also has been an Operations Manager of Vision, Inc., and a Senior Computer Operator for Quintec Insulectro. Mr. Beckerman holds a B.S. in Management Information Systems from California State University at Long Beach.

       Jack R. Cohen, Vice President - General Counsel and Secretary. Mr. Cohen joined ACC as Vice President - Corporate Counsel in August 1995. He became Secretary of the Company in September 1995 and General Counsel in August 1996. Mr. Cohen was in private practice from November 1994 to July 1995. Mr. Cohen was Executive Vice President and General Counsel of Coast to Coast Marketing, Inc., from February 1992 to October 1994. From May 1991 to January 1992,
Mr. Cohen was Vice President and Attorney for Republic Factors Corp. He also has been Vice President and Senior Counsel of Imperial Savings Association, Associate Attorney for Jennings, Engstrand and Henrikson and Law Clerk for the U.S. Bankruptcy Court. Mr. Cohen holds a B.A. in Psychology from Clark University and a J.D. from University of San Diego School of Law.

       John J. Cruz, Vice President - Collections. Mr. Cruz joined ACC in July 1993 as Vice President - Collections. From July 1991 to July 1993, Mr. Cruz was Collections Manager for Consumer Portfolio
Services, Inc. Mr. Cruz was Vice President and Collections Manager of Far Western Bank from 1987 to April 1991. He also has held the position of General Manager of Pacific Coast Collections.

       Anthony N. Fiduk, Vice President - Sales and Marketing.
Mr. Fiduk has been ACC's Vice President - Sales and Marketing since December 1993. From November 1992 to November 1993, Mr. Fiduk was Finance Manager for Huntington Beach Dodge, Inc., and from July 1992 to October 1992 was Regional Marketing Director for Bedford Financial Corp. Mr. Fiduk was a Loan Officer with Interstate Diversified Financial from September 1990 to June 1992. He also has held positions as Assistant Vice President - Loan Originations for Far Western Bank, Credit Underwriter for Lloyd Anderson Companies and Branch Manager for Transamerica Financial Services, Inc. Mr. Fiduk holds a B.A. in Economics from University of California at San Diego.

       Ernest M. Garcia, Vice President - Correspondent Purchases. Mr. Garcia has been with ACC since November 1993 and became Vice President - Correspondent Purchases in February 1996. From May 1994 to February 1996, he had been the Company's Vice President - Credit Administration. Mr. Garcia was an Assistant Vice President for First Fidelity Thrift and Loan from 1989 to September 1993. He also has held positions as Assistant Vice President for American Thrift and

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                              Page 63 of 606

Loan, Branch Manager for California Thrift and Loan and Branch Manager for Household Finance.

       Michael D. LoPresti, Vice President - National Sales Manager. Mr. LoPresti has been Vice President - National Sales Manager of ACC since August 1993. From January 1992 to July 1993, Mr. LoPresti was Regional Vice President for Consumer Portfolio Services, Inc.
Mr. LoPresti was New Car Manager for Long Beach Toyota from 1990 to January 1992. He also has held positions as Vice President - Loan Originations of Far Western Bank, General Sales Manager for Auto Circus, Inc. and Finance Manager for Maurice J. Sopp and Son Chevrolet.

       Tammy S. Ramos, Vice President - Funding. Ms. Ramos has been with ACC since February 1994 and became Vice President - Funding in March 1996. From February 1994 to March 1996, she had been the Company's Manager - Funding. From 1987 until joining the Company in February 1994, Ms. Ramos had been an Operations Manager for First Fidelity Thrift and Loan. She also held the position of Operations Manager for the City of Margatte, Florida.

       Shaemus A. Garland, Controller. Mr. Garland has been the Controller of ACC since September 1995. From November 1993 to September 1995, Mr. Garland was the Company's Accounting Manager. Previously, Mr. Garland spent four years with the United States Marine Corps. He holds a B.S. in Accounting from San Diego State University.

       Ethan J. Falk, Director. Mr. Falk has been a Director since February 1995. Mr. Falk has been a shareholder in the law firm of Falk & Sharp, Professional Corporation, since 1990. Prior to founding Falk & Sharp, Mr. Falk was a partner in the law firm of Lillick & McHose. Mr. Falk holds a B.A. in Mathematics from the State University of New York at Binghamton and a J.D. from the University of Michigan Law School.

       Jack P. Fitzpatrick, Director. Mr. Fitzpatrick has been a Director since February 1995. Mr. Fitzpatrick is the Chief Financial Officer of Multichannel Communications Sciences, Inc. and has held this position since July 1995. From July 1993 to May 1995, Mr. Fitzpatrick was the Chief Financial Officer of Diatek/Arkive Information Systems. From 1989 to July 1993, Mr. Fitzpatrick was the Chief Financial Officer and, later, Vice President of Sales for Pacific Data Products. He also has held positions as Chief Financial Officer of Syntro, Manager of Strategic Planning for Xerox and Senior Consultant for KPMG Peat Marwick. Mr. Fitzpatrick holds a B.A. in Applied Mathematics, an M.S. in Computer Science and an M.B.A. from Harvard University.

       Jeffrey S. Lambert, Director. Mr. Lambert has been a Director since July 1993. Mr. Lambert is the Chief Financial Officer and a Director of the general partner of Strome Susskind Investment Management, L.P., and Strome Susskind Securities, L.P., a member firm of the National Association of Securities Dealers, and has held both

                                   -61-
positions since November 1993. Mr. Lambert is also the Chief Financial Officer and a Director of Strome Susskind & Co. and has held this position since July 1992. From 1987 to July 1992, Mr. Lambert was the Chief Financial Officer of Kayne Anderson & Co. He also has held the position of Senior Accountant for Oppenheim, Appell & Dixon. Mr. Lambert holds a B.S. in Accounting from California State University Northridge.

       Jeffrey E. Susskind, Director.   Mr. Susskind has been a Director
since July 1993. Mr. Susskind is a Vice President and Director of the general partner of Strome Susskind Investment Management, L.P., and Strome Susskind Securities, L.P., and has held both positions since November 1993. Mr. Susskind is also a Vice President and Director of Strome Susskind & Co. and has held this position since February 1992. From 1987 to July 1992, Mr. Susskind was an Analyst with Kayne
Anderson & Co. He also has held the position of Analyst with Goldman Sachs and with Donaldson, Lufkin & Jenrette. Mr. Susskind holds a
B.S. in Economics from the University of Pennsylvania and a J.D. from the University of Michigan Law School.


Election of Directors

       All directors hold office until their respective terms expire and the election and qualification of their successors (except in cases of death, removal or resignation). Officers are elected at each annual meeting of the Board of Directors and serve at its discretion.


Committees of the Board of Directors

       In September 1995, the Board of Directors of the Company established a Compensation Committee and Audit Committee. The Compensation Committee is responsible for determining executive compensation policies and administering the Company's compensation plans, stock options and other stock option plans. The current members of the Compensation Committee are Messrs. Fitzpatrick, Lambert and Susskind. The Audit Committee is responsible for recommending independent auditors, reviewing the audit plan, the adequacy of internal controls, the audit report and management letter and undertaking such other related functions as the Board of Directors may authorize. The current members of the Audit Committee are Messrs. Falk, Fitzpatrick and Lambert.



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                              Page 65 of 606

Executive Compensation

       The following table shows, for the most recent fiscal year, the cash compensation paid by the Company as well as all other compensation paid or accrued for those years to its Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) (the "Named Executives") as of December 31, 1995.

                                Summary Compensation Table

                                                                    Long Term
                                            Annual Compensation<F1> Compensation
                              Year Ended    -------------------       Stock
                              December 31    Salary      Bonus     Option Shares
                              -----------    ------      -----     -------------

Rocco J. Fabiano                  1995      $217,233    $180,000      30,000
 Chairman of the Board
 and Chief Executive
 Officer<F2>

Gary S. Burdick                   1995       183,900     180,000      30,000
 President<F2>

Rellen M. Stewart                 1995       183,900     180,000      30,000
 Chief Operating Officer,
 Chief Financial Officer
 and Treasurer<F2>

R. Frank Mercer                   1995       101,500      18,000      35,000
 Senior Vice President
 and Chief Credit Officer

Michael D. LoPresti               1995        85,800      20,000      28,000
 National Sales Manager

[FN]
<F1>  The compensation described in this table does not include medical insurance, retirement benefits and other benefits received by the foregoing executive officers that are available generally to all employees of the Company; and it does not include certain perquisites and other personal benefits received by the foregoing executive officers of the Company, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's cash compensation in the table.

<F2>  See "Management -- Directors and Executive Officers" for the
      positions held, and the periods for which they were held, by Mr. Fabiano, Mr. Burdick and Mr. Stewart during the fiscal year ended December 31, 1995.


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                              Page 66 of 606

Stock Option Grants Table

       The following table shows certain information concerning stock options granted during fiscal year 1995 to the Company's Named
Executives.

                    Fiscal Year 1995 Stock Option Grants

                              % of
                              Total                               Potential
                              Options                 Expir-      Realizable
                    Options   Granted to  Exercise    ation       Value<F2>
Name                Granted   Employees   Price<F1>   Date      @5%     @10%
- -------------------------------------------------------------------------------
Rocco J. Fabiano     30,000    8.28%      $7.25       2005   $120,000  $295,500

Gary S. Burdick      30,000    8.28%      $7.25       2005   $120,000  $295,500

Rellen M. Stewart    30,000    8.28%      $7.25       2005   $120,000  $295,500

R. Frank Mercer      35,000    9.66%      $7.25       2005   $140,000  $344,750

Michael D. LoPresti  28,000    7.73%      $7.25       2005   $112,000  $275,800

[FN]
<F1>   The exercise price may be paid in cash or, at the discretion of the Compensation Committee, by tendering shares of ACC Common Stock, or the delivery of an irrevocable direction to a securities broker to sell shares and deliver the sales proceeds to the Company in payment of all or part of the exercise price, instead of cash.

<F2>   The potential realizable value is calculated pursuant to SEC regulations by assuming the indicated annual rates of stock price appreciation for the option term from May 1996 when the exercise price of the option was determined. Actual realized value will depend on the actual annual rate of stock price appreciation for the option term.


Aggregated Stock Option Exercises and Fiscal Year-End Stock Option
Value Table

       The following table sets forth certain information regarding the number and value of specified unexercised options held by the Company's Named Executives as of December 31, 1995:


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                              Page 67 of 606

                             Number of               Value of Unexercised
                         Unexercised Options         In-The-Money Options
                     --------------------------   --------------------------
                     Exercisable  Unexercisable   Exercisable  Unexercisable<F1>
                     -----------  -------------   -----------  --------------

Rocco J. Fabiano           -         30,000            -          $52,500
Gary S. Burdick            -         30,000            -           52,500
Rellen M. Stewart          -         30,000            -           52,500
R. Frank Mercer            -         35,000            -           61,250
Michael D. LoPresti        -         28,000            -           49,000

[FN]
<F1>   The value of the Unexercisable In-The-Money Options is based upon the closing price of ACC's Common Stock on the Nasdaq National Market on September 19, 1996. Each of the Options has an exercise price of $7.25 per share.


Fabiano, Burdick and Stewart Employment Agreements

       Messrs. Fabiano, Burdick and Stewart are employed under separate employment agreements, each of which expires on December 31, 1998. If the Company terminates any employment agreement without cause or if Mr. Fabiano, Mr. Burdick or Mr. Stewart terminates his employment for "good reason" (defined in the agreement as termination following either an uncured breach by the Company, a reduction in duties, a reduction in compensation or an involuntary relocation), then the terminated employee is entitled to severance pay in an amount equal to the greater of the remaining base salary that would have been payable through the end of the term of the employment agreement or one-year's base salary, plus a prorated portion of the bonus he would have otherwise received for the year in which such termination occurred. Each of them is paid a base annual salary of $195,000, and each of them is entitled to an annual bonus of 50% to 100% of his base salary, based on a straight line sliding scale, if the Company achieves Return on Average Equity ("ROAE") between 15% and 35%. ROAE is calculated at the end of each calendar year as the sum of the ending book value of the Company for each of preceding five quarters divided by five. Each of them is also entitled to insurance benefits, an automobile allowance of $9,000 per year and participation in employee benefit plans adopted by the Company for senior executives.


Founders' Stock

       In connection with the founding of the Company, Messrs. Fabiano, Burdick and Stewart purchased for the then current aggregate fair market value of $22,000, $22,000 and $16,000, respectively, 506,000,
506,000 and 368,000 shares, respectively, of the Common Stock of the Company.


                                   -65-

1995 Stock Option Plan

       The Company's proposed 1995 stock option plan ("Employee Plan") covers 450,000 shares of Common Stock. The Employee Plan permits the grant of incentive stock options or non-qualified options to any employees of the Company. Incentive stock options may not have an exercise price of less than the fair market value of the Common Stock on the date of grant, except options granted to holders of more than 10% of the Company's Common Stock may not have an exercise price of less than 110% of the fair market value of the Common Stock on the date of the grant. The Compensation Committee of the Board of Directors administers the Employee Plan and determines the employees who may participate, the amount and timing of each option grant and the vesting schedule for options. Under the Employee Plan, all options must vest at a rate of at least 25% per year and may not have a term in excess of 10 years. At June 30, 1996, an aggregate 418,088 shares of Common Stock were subject to outstanding options. The options will vest over four years at a rate of 25% per year and expire 10 years from the date of grant.


401(k) Plan

       Effective February 1, 1994, the Company established a tax-deferred savings plan (the "401(k) Plan") that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. All full-time employees of the Company who have attained age 21 and have completed three months of service to the Company are eligible to participate in the 401(k) Plan. A participant may elect to contribute a percentage of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to statutory limitations. The Company may, in its sole discretion, make matching contributions. Each participant's individual account is invested in selected investment alternatives as directed by the trustees of the 401(k) Plan. The current trustees of the 401(k) Plan are Messrs. Fabiano, Burdick and Stewart. A participant's 401(k) contributions are fully vested and non-forfeitable at all times. Matching contributions made by the Company are subject to divestment provisions until a participant has been employed by the Company for three years. With certain exceptions, participants in the 401(k) Plan shall receive benefits in the form of an immediate annuity for the life of the participant, with a survivor annuity for the life of the participant's spouse. Under the same matching program available to all employees, the Company has contributed $1,000 per year to the individual accounts of each of the Founders.


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                              Page 69 of 606

Director Compensation

       At present, each director who is not employed by ACC or its affiliates is paid an annual retainer of $7,000 plus $1,500 for each Board of Directors meeting attended by the director and $500 for each committee meeting held on a day and at a location other than the day and location of a regularly scheduled Board meeting. ACC reimburses reasonable out-of-pocket expenses for all directors to attend meetings.


Director Stock Option Plan

       The Company's separate stock option plan for its non-employee Directors (the "Director Plan") covers 100,000 shares of Common Stock. The Director Plan provides for the award of non-qualified options, which expire five years from the date of grant, covering 20,000 shares of Common Stock to each non-employee director on the date of the plan's adoption and to any future elected or appointed non-employee director. Each of the options granted to the four current non-employee directors is at an exercise price of $7.25 per share. One-fourth of the option shares are exercisable and the balance vest over three years from the date of grant at a rate of one-third per year. Any future option grant will be at an exercise price equal to the fair market value of the Common Stock on the date of the grant. At
June 30, 1996, 80,000 shares of Common Stock were subject to outstanding options.


Compensation Committee Interlocks and Insider Participation

       The current members of the Compensation Committee are Messrs. Fitzpatrick, Lambert and Susskind. Mr. Susskind is a Vice President and a Director of the corporate general partner of SSIM and Mr. Lambert is the Chief Financial Officer and a Director of the corporate general partner of SSIM. SSIM is the general partner of Strome Partners, L.P. and the investment advisor of Strome Offshore Limited.

       The Company has entered into certain transactions with Strome Partners, L.P. and Strome Offshore Limited, its two major shareholders, and other shareholders of the Company. The Company believes that each such transaction has been on terms no less favorable to the Company than could have been obtained in a transaction with an independent third party. Each of the transactions was reviewed and approved by the Board of Directors of the Company.

       Bridge Financing Facility. Pursuant to a Credit Facility Agreement dated as of June 24, 1994, between the Company and Strome Partners, L.P., the Company borrowed $2.5 million to fund securitization expenses, at annual rates of 12% for the first six months and 25% thereafter. The debt was repaid and the facility was retired on September 15, 1995, using proceeds of the NIM Facility.

                                   -67-

       Consulting Arrangement. SSIM provided the Company with consulting services in connection with its initial public offering and its retention of managing underwriters and was paid $150,000 for its services.

       Stock Sale. In January 1996, the Company established and designated Series C Preferred Stock and sold 3,057 shares, 3,058 shares and 1,798 shares of Series C Preferred Stock to Strome Offshore Limited, Strome Partners, L.P., and Cargill, respectively. The purchase price for such shares was their then current aggregate fair market value of $1,000,995. The proceeds were used to fund the Company's operations during the first quarter of fiscal year 1996.


Limitation of Liability and Indemnification

       The Company's Certificate of Incorporation (the "Certificate") eliminates the personal liability of directors for monetary damages for breach of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law. The Company's Certificate and Bylaws also provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The Company has entered into indemnification agreements with each of its directors and certain of its officers providing for such indemnification and advancement of expenses. The Company also maintains directors' and officers' liability insurance providing total coverage of $10 million.


                            CERTAIN TRANSACTIONS

Transactions with Cargill

       The Company has entered into financing and related transactions with Cargill, one of the principal stockholders of the Company. Cargill has the right, upon request, to receive board materials and have access to the same books and records to which a director has access under Delaware law. The Company believes that each transaction with Cargill has been on terms no less favorable to the Company than could have been obtained in a transaction with an independent third party. Each of the transactions was reviewed and approved by the Board of Directors of the Company.

       Repurchase Facility. On July 15, 1993, Cargill and the Company entered into the Repurchase Facility, which expires on July 15, 1998. In consideration of the Repurchase Facility, ACC granted Cargill a warrant to acquire 35,294 shares of Series A Preferred Stock at an exercise price between $33.17 and $63.17 based upon the consolidated book value per share of ACC's Common Stock. ACC valued the warrant at $128,000 on the date of grant. Cargill exercised the warrant on September 29, 1995, at an exercise price of $33.17 per share and a total exercise price of $1,170,702. On June 24, 1994, Cargill

                                   -68-
purchased 39,008 shares of Common Stock of the Company for an aggregate of $5,936, its then current fair market value. See
"Business -- Financing" and see "Principal Stockholders."

       Under the Repurchase Facility, the Company is obligated to maintain certain servicing standards and may not alter the underwriting standards for Contracts financed under the Repurchase Facility without prior approval from Cargill. The Company is obligated to pay Cargill a repurchase fee in connection with each asset securitization or bulk sale of Contracts financed under the Repurchase Facility. The repurchase fee is calculated as a percentage of the Contracts sold through a securitization, with the percentage based upon the cumulative amount of Contract sales. Until cumulative sales equal or exceed $250 million, the Company will pay a 2% repurchase fee. The repurchase fee is 1.5% for cumulative sales between $250 million and $400 million, 1% for cumulative sales between $400 million and $500 million, and 0.5% for cumulative sales in excess of $500 million. As of the date of this Prospectus, the Company's total sales through asset-backed securities equal $232 million. See "Business -- Financing."

       Equipment Leasing Facility. On September 23, 1994, the Company entered into a master equipment finance lease ("Equipment Lease") with Cargill Leasing Corporation ("Cargill Leasing"). Cargill Leasing is a wholly-owned subsidiary of Cargill, Incorporated, and an affiliate of Cargill. Under the Equipment Lease, Cargill Leasing finances from time to time the Company's acquisition of MIS equipment, including the AS400, and office equipment, subject to the parties' prior agreement and execution of a schedule relating to the transaction. The Equipment Lease is collateralized by the financed equipment. As of the date of this Prospectus, the Company has entered into seven transactions financing equipment with an aggregate original cost of $731,000. The Company currently pays approximately $23,000 per month to Cargill Leasing. Each transaction has a three-year term and the last transaction currently expires in November 1998.

       NIM Facility. As of September 1, 1995, Cargill, OFL-A and Norwest Bank Minnesota, N.A., as paying agent, entered into the NIM
Facility Agreement as described in "Business -- Financing."   Cargill
has the option to terminate the NIM Facility if an event of default occurs under the NIM Facility or a termination event occurs under the Repurchase Facility. Under the NIM Facility Agreement, the following events, among others, constitute events of default: (i) a material adverse change in the financial condition of OFL-A, ACC or Receivables, (ii) failure of ACC, OFL-A or Receivables to maintain a consolidated stockholders' equity of at least $2,000,000, $50,000, and $50,000, respectively, if the condition is not remedied within ten days; (iii) a change in control of ACC, OFL-A or Receivables;
(iv) either (A) any two of Rocco Fabiano, Gary Burdick or Rellen Stewart are no longer employed by ACC, unless the successors are acceptable to Cargill, or (B) Rocco Fabiano, Gary Burdick and Rellen Stewart collectively own less than ten percent of ACC's Common Stock, on a fully diluted basis; (v) except in certain circumstances, Moody's

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                              Page 72 of 606

Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") shall have downgraded any asset-backed security of the Company other than as result of the downgrading of FSA or other related surety company; (vi) in connection with any structured finance transaction (including any subsequent asset-backed security), the initial credit enhancement levels required to achieve an overall "BBB" rating from either Moody's or S&P is equal to or greater than nine percent of the aggregate unpaid principal balance of the Contracts so financed; (vii) Cargill, as sponsor, shall be obligated to make any payments in respect of any asset securitization or any other eligible transaction due to a default by the Company; (viii) the occurrence of more than three collateral events with respect to Contracts financed under the Repurchase Facility or in pool of Contracts securing any Subordinated Certificates or excess servicing revenues pledged as collateral to Cargill under the NIM Facility; (ix) except in certain circumstances, the occurrence of valuation adjustments of an aggregate, cumulative, amount of 20% or more of the Subordinated Certificates and ESRs securing the NIM Facility; or (x) an interest rate (equal to LIBOR plus seven percent) that is equal to or greater than 18% for 30 or more consecutive days. A collateral event means with respect to the Contracts securing the Repurchase Facility or with respect to any pool of Contracts in an asset-backed security, the occurrence of any of the following events during any monthly period: (i) a trailing three-month annualized net charge-off rate equal to or greater than ten percent; (ii) a trailing six-month annualized net charge-off rate equal to or greater than nine percent, (iii) a trailing three-month delinquency rate equal to or greater than nine percent; (iv) a trailing six-month delinquency rate equal to or greater than eight percent; (v) a trailing three-month annualized repossession rate equal to or greater than 15%; or (vi) a trailing six-month annualized repossession rate equal to or greater than 14%. See "Business -- Financing."

       Sponsorship of Asset-Backed Securities. Cargill serves as a sponsor of each of the asset securitization transactions that the Company has completed to date. As sponsor, Cargill is obligated, pursuant to the Pooling and Servicing Agreement for the transaction, to repurchase Contracts from the trust under certain circumstances if
(i) any of the representations and warranties made by Receivables with respect to the Contracts or (ii) so long as ACC is the servicer of the pools, if certain covenants made therein by ACC; are breached in a manner that materially and adversely affects the interests of the trust, the certificate holders and FSA, and if Receivables or ACC has not cured the breach or repurchased the Contracts. ACC is obligated to indemnify Cargill against any third party claim arising out of the events or facts giving rise to a breach of the representations, warranties or covenants of Receivables or ACC. Cargill serves as sponsor in consideration of the repurchase fee payable under the Repurchase Facility.

       Hedging Program. Under the Repurchase Facility, the Company is obligated to maintain a hedging program under certain circumstances. Cargill acts as the counterparty for the Company's hedging positions.

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
In exchange for this service, the Company pays Cargill nominal administrative fees and reimburses Cargill for its direct costs of executing the hedging transaction. These administrative fees and direct cost reimbursements have totaled approximately $4,430 since the inception of the hedging program. The Company believes that it could directly acquire hedging positions through U.S. government securities dealers, although such dealers might require more collateral from ACC than does Cargill.

       Stock Sale. Cargill purchased 1,798 shares of Series C Preferred Stock in January 1996 at its fair market value. See "Compensation Committee Interlocks and Insider Participation."


Agreements with Strome Partners, Strome Offshore Limited and Others

       The Company has entered into certain transactions with Strome Partners, L.P. and Strome Offshore Limited, its two major shareholders, and other shareholders of the Company. See
"Compensation Committee Interlocks and Insider Participation."




                                   -71-

                           PRINCIPAL STOCKHOLDERS

Common Stock

       The following table sets forth the number and percentage of shares of Common Stock owned beneficially as of September 1, 1996:
(i) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and (iii) all directors and executive officers of the Company as a group. Except as noted below, and subject to applicable community property and similar laws, each shareholder has sole voting and investment power with respect to the shares shown.

                                                  Amount and
                                                  Nature of
                                                  Beneficial       Percent
Name of Beneficial Owner                          Ownership<F1>    of Class<F2>
- ------------------------                          -------------    ------------
Strome Offshore Limited<F3>..........................1,637,255         19.5%
Strome Partners, L.P.<F3>............................1,613,933         19.2%
Cargill Financial Services Corporation<F4>.............957,950         11.4%
Rocco J. Fabiano<F5>...................................663,504          7.9%
Gary S. Burdick<F6>....................................631,220          7.5%
Rellen M. Stewart<F6>..................................465,116          5.5%
Ethan J. Falk<F7>.......................................10,000             *
Jack P. Fitzpatrick<F8>.................................67,615             *
Jeffrey S. Lambert<F9>..................................10,000             *
Jeffrey E. Susskind<F9>.................................10,000             *
Directors/Officers as a group........................1,882,278         22.4%

       *Less than 1%.

[FN]
<F1>  Includes the ownership of the named individual or member of a group of shares of Common Stock obtainable within 60 days upon the exercise of options.

<F2>  Each beneficial owner's percentage ownership is determined assuming that shares that may be acquired by such person or group within 60 days following September 1, 1996, have been acquired but that shares acquirable by other beneficial owners within the same 60 days have not been acquired.

<F3>  The address of Strome Partners, L.P., is 100 Wilshire
      Boulevard, 15th Floor, Santa Monica, California 90401. The address of Strome Offshore Limited is c/o Meespierson (Cayman) Ltd., British Amer Centre, POB 2003, Dr. Roy's Drive Georgetown, Grand Cayman, Cayman Islands. SSIM is the beneficial owner of such shares. The address of SSIM is 100 Wilshire Boulevard, 15th Floor, Santa Monica, California 90401.


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                              Page 75 of 606

<F4>  The stockholder's address is 6000 Clearwater Drive,
      Minnetonka, Minnesota 55343-9497.

<F5>  The stockholder's address is the same address as the
      Company's address. The shares in the table include 57,615 shares held in the name of the Fabiano Irrevocable Trust. Mr. Fabiano disclaims beneficial ownership of such shares. The balance of the shares in the table are held in the name of the Fabiano Revocable Trust of March 28, 1991, of which Mr. Fabiano and his wife, Joan Fabiano, are trustees.

<F6>  The stockholder's address is the same address as the
      Company's address.

<F7>  The director holds vested options to purchase 10,000 shares of Common Stock.  The director's address is 660 South
      Figueroa Street, Suite 1600, Los Angeles, California  90017-3474.

<F8>  The number of shares in the table includes 57,615 shares held in the name of the Fabiano Irrevocable Trust for which Mr. Fitzpatrick serves as trustee. Also, the director holds vested options to purchase 10,000 shares of Common Stock. The director's address is 9775 Town Center Drive, Suite 110, San Diego, California, 92121.

<F9>  The director holds vested options to purchase 10,000 shares of Common Stock.  The director's address is 100 Wilshire
      Boulevard, 15th Floor, Santa Monica, California 90401.


                          DESCRIPTION OF THE NOTES

General

       The Notes are to be issued under the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following statements, unless the context otherwise requires, are summaries of the substance or general effect of certain provisions of the Indenture and are qualified in their entirety by reference to the Indenture. Unless otherwise defined herein, capitalized terms used in this Prospectus have the same meaning as defined in the Indenture.

       The Notes will be limited in aggregate principal amount to $17,250,000 (including Notes issuable upon exercise of the over-allotment option) and will be issued as fully-registered Notes only in integral multiples of $1,000. The Notes will bear interest at the rate of ____% per annum from and after the date of delivery, and payments of interest will be made monthly in arrears beginning ___________, 1996, to Noteholders of record as of the close of business on the 15th day of the preceding month. At the option of the

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                              Page 76 of 606

Company, interest may be paid by Company checks mailed to registered
Noteholders.

       The Notes will mature on ____________, 2003, and payments of the principal of the Notes will be made at the main office of the Trustee in Minneapolis, Minnesota. The Notes are also exchangeable and transferable at such office, without charge therefor, except for any tax or other governmental charge connected therewith. The Notes are direct unsecured obligations of the Company.


Noteholders' Rights to Redemption Upon Death of a Holder

       In the event of the death of a Noteholder (including tenants by the entirety, joint tenants and tenants in common) or beneficial owner, upon the request of the personal representative or surviving tenant of any such deceased Noteholder or beneficial owner, the Company shall redeem the Notes subject to certain limitations. Any such redemption shall be at a price of 100% of the principal amount plus accrued interest to the date of redemption. Any redemption will take place within 60 days of the Trustee's receipt of a redemption request, unless the redemption exceeds the annual aggregate and per Noteholder limitations.

       The Company is not obligated to redeem more than $25,000 of the Notes tendered by the personal representative or surviving joint tenant or tenant in common of a deceased Noteholder or beneficial owner in any Redemption Period (as defined below) ("Per Holder Redemption Limitation"), except that in the case of Notes registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange of the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the Per Holder Redemption Limitation applies to each beneficial owner of Notes held by any Qualified Institution. Further, the Company is not obligated to redeem more than an aggregate of $300,000 of the Notes ("Aggregate Redemption Limitation") tendered for all deceased Noteholders within any 12-month period commencing ____________ and ending ____________ each year ("Redemption Period").

       A Note held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder, and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder. The death of a person who, during his lifetime, was entitled to substantially all of the beneficial ownership interest of a Note, will be deemed the death of a holder, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a custodian for the benefit of a minor under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts of Keogh plans maintained solely by or for the decedent, or by or for the decedent and spouse) and trusts and

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                              Page 77 of 606
certain other arrangements whereby a person has substantially all of the beneficial ownership interests in the Notes during his lifetime. Beneficial interests shall include the power to sell, transfer or other dispose of a Note and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

       Except in the case of Qualified Institutions and the personal representative or surviving tenant of a deceased Noteholder, no particular form of request for redemption or authority to request payment is necessary. However, in order for Notes to be validly tendered for redemption, the Trustee must have received: (1) a written request for redemption, (2) the Notes to be redeemed and (3) in the case of a surviving tenant or personal representative of a deceased Noteholder or beneficial owner, appropriate evidence of death and such other additional documents as the Trustee shall require, including, but not limited to, inheritance or estate tax waivers and evidence of authority of the personal representative. Any Notes tendered or any request for redemption may be withdrawn by written request received by the Trustee prior to the issuance of a check in payment thereof. Requests for redemption covering Notes not paid will remain in effect unless withdrawn. A Noteholder who has tendered a Note for redemption shall continue to receive all monthly interest payments prior to the date of redemption.

       Notes tendered by the personal representative or surviving tenant of a deceased Noteholder or beneficial owner shall be redeemed first in order of the Trustee's receipt of a written request for redemption. Notes tendered following a deceased Noteholder's death that are not redeemed during a Redemption Period due to the limitations, will be held for redemption in order of receipt, subject to the Per Holder Redemption Limitation and the Aggregate Redemption Limitation, within
60 days following the commencement of the next succeeding Redemption Period until paid, unless sooner withdrawn.

       The Company's obligation to redeem Notes properly tendered for redemption is not cumulative. Although the Company is obligated to redeem in any Redemption Period up to $300,000 of the Notes issued under the Indenture, it is not required to establish a sinking fund or otherwise set aside funds for that purpose, and the Company has no present intention of setting aside funds for redemption of Notes prior to maturity. The Company intends to redeem Notes tendered out of its internally-generated funds or, if necessary, short-term or other long-term borrowing. The obligation to redeem the Notes, however, is an unsecured obligation of the Company.

       Nothing in the Indenture prohibits the Company from purchasing any Notes on the open market. However, the Company may not use any Notes purchased on the open market as a credit against amounts the Company is otherwise obligated under the Indenture to purchase.



                                   -75-

Noteholder's Rights to Redemption After Fundamental Structural Change

       In the event of any Fundamental Structural Change of the Company (as defined herein below), each Noteholder will have the right, at the Noteholder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase for cash all or any part (provided the principal amount of such part is $1,000 or an integral multiple thereof) of the holder's Notes on the date that is 75 days after the occurrence of the a Fundamental Structural Change (the "Repurchase Date") at a price equal to 100% of the principal amount thereof plus accrued interest to the Repurchase Date, unless on or before the date that is 40 days after the occurrence of a Fundamental Structural Change, the Notes have received a rating of Baa3 or better by Moody's Investors Service, Inc., or BBB - or better by either Standard & Poor's Corporation or Duff & Phelps Credit Rating Co. Neither the Board of Directors of the Company nor the Trustee has the ability to waive the Company's obligation to redeem a holder's Notes upon request in the event of a Fundamental Structural Change.
Exercise of this redemption option by a Noteholder is irrevocable.

       If within 40 days after a Fundamental Structural Change the Notes have not received a rating as described in the immediately preceding paragraph, the Company is obligated to provide promptly, but in any event within three business days after expiration of such 40 days period, notice to the Trustee, who shall promptly (and in all events within five days after receipt of notice from the Company) notify all Noteholders, of a Fundamental Structural Change, which notice shall state, among other things (i) the availability of the redemption option, (ii) the date before which a Noteholder must notify the Trustee of such Noteholder's intention to exercise the redemption option (which date shall be no more than three business days prior to the Repurchase
Date) and (iii) the procedure such Noteholder must follow to exercise such right. To exercise this right, the Noteholder must deliver to the Trustee on or before the close of business on the Repurchase Date, written notice of such Noteholder's redemption election and the Notes to be redeemed free of liens or encumbrances. If a Noteholder fails to tender Notes for repurchase by the Repurchase Date, the redemption option shall lapse.

       Under the Indenture, a "Fundamental Structural Change" in ACC is deemed to have occurred at such time as (i) ACC shall convey, transfer or lease all or substantially all of its assets to any person other than a direct or indirect subsidiary of ACC and other than as part of a Contract securitization or sale entered into in the ordinary course of business, (ii) ACC is party to any merger or consolidation if following the transaction the stockholders of ACC immediately prior to the transaction do not control a majority of the stock of ACC or the surviving entity following the transaction, (iii) any person shall purchase or otherwise acquire in one or more transactions beneficial ownership of 50% or more of the Common Stock of ACC outstanding on the date immediately prior to the last purchase or other acquisition, (iv) ACC or any subsidiary shall purchase or otherwise acquire in one or

                                   -76-
more transactions during the 12-month period preceding the date of the last such purchase or other acquisition an aggregate of 25% or more of the Common Stock of ACC outstanding on the date immediately prior to the last such purchase or acquisition or (v) ACC shall make a distribution of cash, property or securities to holders of Common Stock in their capacity as such (including by means of dividends, reclassification or recapitalization) which, together with all other distributions during such 12-month period preceding the date of such distribution, has an aggregate fair market value in excess of an amount equal to 25% of the fair market value of Common Stock of ACC outstanding on the date immediately prior to such distribution.


       Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Noteholder to require ACC to repurchase such Notes as a result of conveyance, transfer or lease of less than all of the assets of ACC to another person may be uncertain.

       Except as described above with respect to a Fundamental Structural Change, the Indenture does not contain any other provisions that permit the Noteholders to require that the Company repurchase the Notes in the event of a takeover or similar transaction. Moreover, a recapitalization of the Company or a transaction entered into by the Company with management or their affiliates would not necessarily be included within the definition of a "Fundamental Structural Change." Accordingly, while such definitions cover a wide variety of arrangements which have traditionally been used to effect highly-leveraged transactions, the Indenture does not afford the Noteholders protection in all circumstances from highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions involving the Company and its subsidiaries that may adversely affect Noteholders.

       The Fundamental Structural Change purchase feature of the Notes may, in certain circumstances, make more difficult or discourage a takeover of the Company and thus removal of incumbent management. The Fundamental Structural Change purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of the Company or part of a plan by management to adopt a series of anti-takeover provisions. Rather, the terms of the Fundamental Structural Change purchase feature is a result of negotiations between the Company and the Underwriters.

       To the extent that the right of redemption by a Noteholder in the event of a Fundamental Structural Change constitutes a tender offer under Section 14(e) of the Exchange Act and the rule thereunder, the Company will comply with all applicable tender offer rules.



                                   -77-

Optional Redemption by the Company

       Beginning ___________, 1999, the Company shall have the option to redeem, upon not less than 30 and not more than 60 days' notice, all or any portion of the Notes.

       If the Company redeems the Notes prior to maturity, it will pay in cash a redemption price equal to the following percentages of the principal amount of the Notes redeemed, plus interest to the date fixed for redemption:

         If Reduced During                               Redemption
       the 12 Months Beginning                              Price
       -----------------------                           -----------

    __________, 1999....................................      104%
    __________, 2000....................................      102%
    __________, 2001 and thereafter.....................      100%

       If less than all the Notes are redeemed, the particular Notes to be redeemed will be selected by lot by the Trustee. Notice of redemption will be mailed to each holder of Notes to be redeemed at the address appearing in the registry books for the Notes maintained by the Company.


Events of Default; Notice and Waiver

       The following will be Events of Default: (a) default in the payment of principal, or premium, if any, when due; (b) default in the payment of any interest when due, continued for five days; (c) default in the making of any redemption payment when due, continued for five days; (d) default in the performance of any other covenant or warranty of the Company, continued for 30 days (or, in certain circumstances, 60 days) after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 10% in principal amount of the outstanding Notes; (e) any default by the Company under the terms of any instrument under which Indebtedness (as defined in the Indenture) in an aggregate principal amount in excess of $1,000,000 outstanding is accelerated and such acceleration shall not be rescinded or annulled within 10 days after written notice to the Company from the Trustee or to the Trustee from the holders of not less than 25% in principal amount of the outstanding Notes; or
(f) certain events of bankruptcy, insolvency or reorganization. If any Event of Default shall occur and be continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding Notes may declare the Notes immediately due and payable.

       The Company is required to deliver annually to the Trustee an officers' certificate as to the absence or existence of any default in the performance of any covenant contained in the Indenture during the preceding year.


                                   -78-

       The Indenture provides that the Trustee will, within 60 days after obtaining notice of the occurrence of a default, give the Noteholders (and to certain other persons and former Noteholders) notice of all uncured defaults known to it; but, except in the case of a default in the payment of principal, or premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Noteholders.

       The holders of a majority of the aggregate principal amount of outstanding Notes may on behalf of the holders of all Notes waive certain past defaults, not including a default in payment of principal, or premium, if any, or interest on any Note.


Restrictions on Additional Indebtedness

       The Company is prohibited by the Indenture from permitting its total Indebtedness (as defined in the Indenture), which excludes secured indebtedness with respect to which the sole recourse of the lender in the event of nonpayment or other default is to the collateral and includes the Notes, to exceed six (6) times the Company's Consolidated Net Worth (as defined in the Indenture) at any time. At June 30, 1996, assuming that the Notes were then outstanding, such Indebtedness was approximately 1.22 times the Company's Consolidated Net Worth.


Liquidity Maintenance Requirement

       The Company is not required to establish a sinking fund for the purpose of redeeming the Notes. ACC has covenanted, however, to maintain on or before ten days prior to and until the next Interest Payment Date (as defined in the Indenture), Permitted Investments (as defined in the Indenture) the fair market values of which are equal to six times the aggregate amount of interest payable with respect to the Notes for the next succeeding Interest Payment Date. The Company is required to deliver to the Trustee, within 30 days after the end of each fiscal quarter, an officer's certificate as to compliance with this covenant.


Limitations on Dividends and Other Payments

       ACC has agreed pursuant to the Indenture that it will not make, pay or declare any of the following (each a "Restricted Payment"):
(i) any dividend or other distribution of property or assets other than dividends paid solely in the Company's stock, (ii) a repayment or defeasance of any indebtedness which is subordinate to the Notes (except, so long as the Notes are not in default, scheduled payments of principal and interest thereon), (iii) an exchange of equity for debt issued subsequent to __________, 1996, or (iv) any stock repurchase, unless such Restricted Payment is less than the sum of

                                   -79-

(A) $1,000,000 plus (B) 45% of the Company's or its subsidiaries' cumulative net income earned during the period commencing __________, 1996, and ending on the date of such Restricted Payment, plus (C) the cumulative cash and non-cash proceeds to the Company of all public or private equity offerings during such time. In addition, the Company is prohibited by the Indenture from making any Restricted Payment if, by so doing, the Company will be in violation of any other provisions of the Indenture or any other loan agreement or indenture to which the Company is a party.


Merger, Consolidation or Sale of Assets; Successor Corporation

       The Company has covenanted that it will not merge or consolidate with, or sell all or substantially all of its assets to, any person, firm or corporation unless the Company is the continuing corporation in such transaction and, immediately thereafter, is not in default under the Indenture or, if it is not the continuing corporation, the successor corporation expressly assumes the Company's obligations under the Indenture and, immediately after such transaction, the successor corporation is not in default under the Indenture. Any successor corporation shall succeed to and be substituted for the Company as if such successor corporation has been named as the Company in the Indenture.


Modification of the Indenture

       Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of 66-2/3% in principal amount of or interest on any Note or change the stated maturity of the principal or the interest payment dates or change the currency in which the Notes are to be paid, without the consent of each holder of any Note affected thereby, or (ii) reduce the percentage of holders of Notes necessary to modify or alter the Indenture, without the consent of the holders of all Notes then outstanding.


The Trustee

       Norwest Bank Minnesota, National Association, is the Trustee under the Indenture. Its mailing address is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069.

       The Indenture contains a provision pursuant to which the Company will indemnify the Trustee against any and all losses or liabilities incurred by the Trustee in connection with its execution and performance of the Indenture; provided, however, that such indemnification will not extend to losses resulting from a breach of the Trustee's duties under the Indenture. The Indenture provides that the holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for

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                              Page 83 of 606
any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, subject to certain limitations set forth in the Indenture. The Trustee is not required to take any action at the direction of the Noteholders unless such Noteholders have provided the Trustee with a reasonable indemnity.


                 CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

       Set forth below is a discussion of certain federal income tax consequences to persons purchasing the Notes. The discussion relates only to the material federal income tax consequences regarding the initial purchase, ownership and disposition of the Notes and is not necessarily inclusive of all matters which may be of interest to an individual investor. The discussion below likewise does not address the tax treatment to certain holders subject to special treatment under the federal income tax laws (for example, dealers in securities, banks, life insurance companies, tax-exempt organizations and foreign taxpayers), nor does it discuss any aspect of state, local or foreign taxation. Each prospective investor should consult with his or her own tax advisor concerning the particular tax consequences to the investor of the purchase, ownership and disposition of the Notes, including the applicability of any state, local or foreign tax laws to which the investor may be subject.

Payments of Interest

       Interest on the Notes generally will be taxable to the holder as ordinary income at the time it is paid or accrued in accordance with the holder's method of accounting for tax purposes.

Sale or Redemption

       Generally, any sale or redemption of Notes will result in taxable gain or loss equal to the difference between the amount of cash or the property received and the holder's adjusted tax basis in the Note. Generally, a holder's adjusted tax basis in a Note will equal the cost of the Note to such holder. Any gain or loss upon a sale or other disposition of a Note (including the redemption of a Note or the payment of its principal amount at maturity), will be recognized as capital gain or loss, which will be long term if the Note has been held by the holder for more than one year.

Backup Withholding

       The Company is required to comply with information reporting requirements imposed by the Code and will be required to withhold 31% of the interest paid to holders of the Notes who are subject to the backup withholding rules and who (i) fail to provide to the Company their correct taxpayer identification number under penalty of perjury,
(ii) furnish an incorrect taxpayer identification number, (iii) fail to report properly interest or dividends or (iv) under certain circumstances, fail to provide the Company with a certified statement,

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                              Page 84 of 606
under penalty of perjury, that the holder is not subject to backup withholding. Any amounts so withheld from payments on the Notes will be paid over to the Internal Revenue Service and will be allowed as a credit against the holder's federal income tax. Certain holders (including, among others, corporations and foreign individuals who comply with certain certification requirements) are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.



                                   -82-

                                UNDERWRITING


       Pursuant to the Underwriting Agreement, and subject to the terms and conditions thereof, the Underwriters named below, have agreed, severally, to purchase from ACC the principal amount of Notes set forth below opposite their respective names.

        Name of Underwriter                               Amount of Notes
        -------------------                               ---------------
        McDonald & Company Securities, Inc.                 $_________
        J.C. Bradford & Co.                                  _________
               Total                                       $15,000,000
                                                           ===========

       In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions therein set forth, to purchase all the principal amount of Notes offered hereby if any of such Notes are purchased.

       ACC has granted to the Underwriters and option, exercisable during the 30 days after the date of the Prospectus, to purchase up to $2,250,000 in aggregate principal amount of the Notes at the Price to Public set forth on the cover page hereof less an underwriting discount. The Underwriters may exercise such option to purchase solely for the purpose of covering over-allotments, if any, incurred in the sale of Notes offered hereby.

       The Underwriters have advised ACC that they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such a price less a concession not in excess of ___% of the principal amount. The Underwriters may allow and such dealers may reallow a concession not in excess of ___% of the principal amount to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

       The offering of the Notes is made for delivery when, as and if accepted by the Underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offer without notice. The Underwriters reserve the right to reject any order for the purchase of Notes.

       There is no public market for the Notes and ACC does not intend to apply for listing of the Notes on the Nasdaq National Market or any securities exchange. ACC has been advised by the Underwriters that, following the public offering of the Notes, the Underwriters presently intend to make a market in the Notes; however, the Underwriters are not obligated to do so, and any market-making activity with respect to the Notes may be discontinued at any time without notice. There can be no assurances as to the liquidity of the public market for the Notes or that an active public market for the Notes will develop. If an active market does not develop, the market price and liquidity of the Notes may be adversely affected.

       The Underwriting Agreement provides that ACC will indemnify the Underwriters, and controlling persons, if any, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters or any such controlling persons may be required to make in respect thereof.


                               LEGAL MATTERS

       The legality of the Notes offered hereby is being passed upon for ACC by Sheppard, Mullin, Richter & Hampton LLP, whose address is
501 West Broadway, Suite 1900, San Diego, California 92101. Certain legal matters in connection with the sale of the Notes offered hereby will be passed upon for the Underwriters by Manatt, Phelps & Phillips LLP whose address is 11355 West Olympic Boulevard, Los Angeles, California 90064.


                                  EXPERTS

       The Consolidated Financial Statements of the Company as of December 31, 1995, and December 31, 1994, and for the year ended December 31, 1995, and for the six-month transition period ended December 31, 1994, and for the period from July 15, 1993 (the inception of the Company) through June 30, 1994, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                           AVAILABLE INFORMATION

       The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement (as amended, the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the SEC. A copy of the Registration Statement, including exhibits and schedules thereto, filed by the Company with the SEC, as well as reports and other information filed by the Company with the SEC may be inspected without charge (and copies of the material contained therein may be obtained from the SEC upon payment of applicable copying charges) at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional addresses:
Los Angeles Regional Office, 3600 Wilshire Boulevard, Suite 100-J,
Los Angeles, California 90010; Chicago Regional Office, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.



                                   -85-

                        INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
ACC Consumer Finance Corporation:

We have audited the accompanying consolidated balance sheets of ACC Consumer Finance Corporation and subsidiaries (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1995, the six-month transition period ended December 31, 1994 and the period from July 15, 1993 (inception) through June 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted accounting standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ACC Consumer Finance Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the year ended December 31,1 995, the six-month transition period ended December 31, 1994 and the period from July 15, 1993 (inception) through June 30, 1994, in conformity with generally accepted accounting principles.


                                 [handwritten] KPMG Peat Marwick LLP


San Diego, California
April 15, 1996

                                   -86-

                      ACC Consumer Finance Corporation
                        Consolidated Balance Sheets


                                           June 30,     Dec. 31      Dec. 31,
                                             1996         1995         1994
                                             ----         ----         ----
                                         (unaudited)
Assets
  Cash and Cash Equivalents             $    99,052   $   120,672   $   143,833
  Restricted Cash (2)                     1,113,743     1,032,683     1,918,915
  Credit Enhancement Cash Reserve (2)     6,143,649     4,052,524          --
  Installment Contracts Held-for-
    Sale, net (3)                        22,365,001    28,187,778          --
  Installment Contracts Held-for-
   Investment, net (4)                      220,830       509,388    38,613,239
  Interest Receivable                       294,575       386,673       579,569
  Asset-Backed Securities (5 and 10)      6,684,022     3,910,080          --
  Excess Servicing Receivables (6
   and 10)                                9,365,618     5,590,878          --
  Accounts Receivable (7)                 6,017,260     1,423,112       115,769
  Fixed Assets, Net (8)                     951,855       842,016       490,220
  Repossessed Vehicles                      139,475       211,619       196,225
  Prepaid Expenses                          227,582       427,456        73,404
  Other Assets                              320,316       214,059       200,344
                                        -----------   -----------   -----------

    Total Assets                        $53,942,978   $46,908,938   $42,331,518
                                        ===========   ===========   ===========

Liabilities and Shareholders'
 Equity
  Repurchase Facility, Net (9)          $23,598,232   $29,708,252   $40,492,594
  Amount Due to Bank                      2,613,270     1,537,290       289,932
  Other Borrowings (10)                   2,388,036     7,439,597          --
  Tax Liability (14)                      1,208,723       123,909          --
  Lease Liability (13)                      431,454       519,486       205,919
  Accounts Payable and Accrued
   Liabilities                            2,481,597     1,295,604       445,300
                                        -----------   -----------   -----------
    Total Liabilities                    32,721,312    40,624,138    41,433,745



        See accompanying notes to consolidated financial statements.


                                   -87-

                      ACC Consumer Finance Corporation
                        Consolidated Balance Sheets
                                (continued)

                                          June 30,     Dec. 31,     Dec. 31,
                                            1996         1995         1994
                                            ----         ----         ----
                                         (unaudited)

Redeemable Preferred Stock, $.001
 par value, Authorized 182,282
 Shares (1 and 11)
  Series A - 0, 162,831 and 127,537
    shares issued and outstanding at
    June 30, 1996 (unaudited),
    December 31, 1995, and December 31,
    1994, respectively, and
  Series B - 0, 11,538 and 0 shares
    issued and outstanding at June 30,
    1996 (unaudited), December 31, 1995,
    and December 31, 1994, respectively,
    and
  Series C - 0 shares issued and
    outstanding at June 30, 1996
    (unaudited), December 31, 1995,
    and December 31, 1994                      --      6,279,049    4,358,377

Shareholders' Equity (1)
  Preferred Stock, $.001 par value,
    1,817,718 shares authorized and
    none issued and outstanding(11)            --           --           --
  Common Stock, $.001 par value,
    Authorized 18,000,000, 8,292,478
    and 2,099,992 shares Issued and
    Outstanding as of June 30, 1996
    (unaudited), December 31, 1995,
    and December 31, 1994, respectively       8,292        2,100        2,100
Additional Paid-in Capital               19,976,534      117,464      117,464
Accumulated Earnings (Deficit)            1,236,840     (113,813)  (3,580,168)
                                        -----------  -----------  -----------
        Total Shareholders' Equity       21,221,666        5,751   (3,460,604)

Commitments and Contingencies(13)
        Total Liabilities and
          Shareholders' Equity          $53,942,978  $46,908,938  $42,331,518
                                        ===========  ===========  ===========


        See accompanying notes to consolidated financial statements.


                                   -88-

                      ACC Consumer Finance Corporation
                   Consolidated Statements of Operations
                                                                                  Six-Month        July 15,
                                                                                  Transition        1993
                                     Six Months Ended              Year            Period        (Inception)
                                         June 30,                  Ended            Ended          Through
                                   --------------------           Dec. 31,         Dec. 31,        June 30,
                                    1996           1995             1995             1994            1994
                                   ------         ------           ------           ------          ------
                                 (unaudited)     (unaudited)
INTEREST INCOME
  Interest Income               $  4,284,417    $  4,533,063    $  7,531,690    $  3,496,763    $    811,516
  Interest Expense                (2,249,813)     (2,452,622)     (4,199,336)     (1,308,920)       (205,339)
                                ------------    ------------    ------------    ------------    ------------
    Net Interest Income            2,034,604       2,080,441       3,332,354       2,187,843         606,177
CONTRACT LOSSES
  Provision for
   Contract Losses (4)              (348,784)        (10,348)       (673,802)       (902,361)       (592,325)
                                ------------    ------------    ------------    ------------    ------------
    Net Interest Income
      after Provision for
      Contract Losses              1,685,820       2,070,093       2,658,552       1,285,482          13,852
OTHER INCOME
  Servicing and Ancillary
    Fees (3 and 6)                 1,811,747         500,717       1,757,257          28,237           6,653
  Litigation Settlement Income          --              --              --           325,000            --
  Gain on Sale of
    Contracts (3 and 6)            6,584,609       3,913,477       8,056,136            --              --
                                ------------    ------------    ------------    ------------    ------------
       Total Other Income          8,396,356       4,414,194       9,813,393         353,237           6,653
                                ------------    ------------    ------------    ------------    ------------
       Total Income               10,082,176       6,484,287      12,471,945       1,638,719          20,505
EXPENSES
  Personnel                        3,841,537       2,590,344       5,280,161       1,691,212       1,924,588
  General and Administrative       1,740,961       1,104,474       2,449,217         701,366         493,056
  Servicing                          758,109         164,234         408,231          56,299            --
  Occupancy and Equipment            213,504         170,067         372,254         101,333         100,779
  Depreciation and Amortization      208,958         120,482         286,727          80,715          90,044
                                ------------    ------------    ------------    ------------    ------------
      Total Expenses               6,763,069       4,149,601       8,796,590       2,630,925       2,608,467
      Income (Loss)
      Before Taxes                 3,319,107       2,334,686       3,675,355        (992,206)     (2,587,962)
      Income Tax Expense (14)      1,394,000          35,000         209,000            --              --
                                ------------    ------------    ------------    ------------    ------------
      Net Income (Loss)         $  1,925,107    $  2,299,686    $  3,466,355    $   (992,206)   $ (2,587,962)
                                ------------    ------------    ------------    ------------    ------------
Preferred Stock Dividends (11)  $    116,818    $     96,827    $    215,419    $     82,621    $    152,673
                                ------------    ------------    ------------    ------------    ------------
Net Income (Loss) Available
  to Common Shareholders        $  1,808,289    $  2,202,859    $  3,250,936    $ (1,074,827)   $ (2,740,635)
                                ============    ============    ============    ============    ============

        See accompanying notes to consolidated financial statements.
                                   -89-

                      ACC Consumer Finance Corporation
                   Consolidated Statements of Operations
                                (continued)


                                    Six Months Ended     Year Ended
                                      June 30, 1996    December 31, 1995
                                    ----------------   -----------------
Net Income per Common Share and
Common Share Equivalent (1)

          Primary                         $ .29           $ .62

          Fully Diluted                     .29             .55


Shares Used in Computing Net Income
Per Common Share and Common Share
Equivalent (1)

          Primary                     6,724,938       5,624,305

          Fully Diluted               6,736,596       6,292,478




        See accompanying notes to consolidated financial statements.


                                   -90-

                      ACC Consumer Finance Corporation
              Consolidated Statements of Shareholders' Equity

                                                                                 Retained        Notes
                                         Common Stock             Additional     Earnings      Receivable
                                     -----------------------        Paid-In    (Accumulated       from
                                     Shares         Amount          Capital      Deficit)      Shareholders        Total
                                     ------         ------          -------      --------      ------------        -----
Balance at July 15, 1993
(Inception)                               --     $       --     $       --     $       --      $       --      $       --

       Issuance of
        Common Stock                 2,099,992          2,100        117,464           --              --           119,564

       Net Loss                           --             --             --       (2,587,962)           --        (2,587,962)

       Issuance of Notes
       Receivable from
       Shareholders                       --             --             --             --           (33,628)        (33,628)
                                  ------------   ------------   ------------   ------------    ------------    ------------

Balance at June 30, 1994             2,099,992          2,100        117,464     (2,587,962)        (33,628)     (2,502,026)
       Payment on Notes
       Receivable from
       Shareholders                       --             --             --             --            33,628          33,628

       Net Loss                           --             --             --         (992,206)           --          (992,206)
                                  ------------   ------------   ------------   ------------    ------------    ------------
Balance at
December 31, 1994                    2,099,992          2,100        117,464     (3,580,168)           --        (3,460,604)
       Net Income                         --             --             --        3,466,355            --         3,466,355
                                  ------------   ------------   ------------   ------------    ------------    ------------
Balance at
December 31, 1995                    2,099,992          2,100        117,464       (113,813)           --             5,751
       Net Income (unaudited)             --             --             --        1,925,107            --         1,925,107

       Issuance of Common
       Stock, net (unaudited)        2,000,000          2,000     12,583,218           --              --        12,585,218

       Payment of Preferred
       Stock Dividends
       (unaudited)                        --             --             --         (574,454)           --          (574,454)

       Noncash Conversion
       of Preferred Stock to
       Common Stock (unaudited)      4,192,486          4,192      7,275,852           --              --         7,280,044
                                  ------------   ------------   ------------   ------------    ------------    ------------
Balance at June 30,
 1996 (unaudited)                    8,292,478   $      8,292   $ 19,976,534   $  1,236,840    $       --      $ 21,221,666
                                  ============   ============   ============   ============    ============    ============

        See accompanying notes to consolidated financial statements.
                                   -91-

                      ACC Consumer Finance Corporation
                   Consolidated Statements of Cash Flows
                                                                                 Six-Month         July 15,
                                                                                 Transition          1993
                                      Six Months Ended               Year          Period         (Inception)
                                          June 30,                  Ended           Ended          Through
                                     --------------------          Dec. 31,        Dec. 31,        June 30,
                                     1996            1995            1995            1994            1994
                                     ----            ----            ----            ----            ----
CASH FLOWS FROM OPERATING
ACTIVITIES
Net Income (Loss)               $  1,925,107    $  2,299,686    $  3,466,355    $   (992,206)   $ (2,587,962)
Adjustments To Reconcile
 net income (loss) to
 Net Cash Used In
 Operating Activities:
 Gain on Sale of Contracts        (6,584,609)     (3,913,477)     (8,056,136)           --              --
 Amortization and Depreciation     2,543,055         648,917       2,382,908        (289,041)         26,548
 Provision for Contract Losses       348,784          10,348         673,802         902,361         592,325
 Provision for Deferred
  Income Taxes, net                     --              --           174,000            --              --
 Net Cash Deposited into
  Restricted Accounts             (2,172,185)        (62,349)     (3,166,292)     (1,245,225)       (673,689)
 Net Deferred Fees                      --              --           572,709         (88,685)        (77,363)
Changes in operating assets:
 Net Decrease in
  Contracts Held for Sale          1,697,296       8,439,015       5,435,470            --              --
 Interest Receivable                  92,098         223,308         192,896        (402,845)       (176,723)
 Accounts Receivable              (4,594,148)     (1,200,829)     (1,307,343)        357,338        (473,107)
 Other Assets                       (121,142)        (27,005)        (43,144)        (52,468)       (177,177)
 Prepaid Expenses                    199,874         (23,295)       (354,052)        (60,234)        (13,170)
Changes in operating liabilities:
 Net Increase in Accounts Payable
  and Other Liabilities            2,270,807       1,111,413         800,213         282,653         162,647
                                ------------    ------------    ------------    ------------    ------------
   Net Cash (Used In)
   Provided By
   Operating Activities           (4,395,063)      7,505,732         771,386      (1,588,352)     (3,397,671)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Decrease (Increase) in
 Contracts Held for Investment      (437,392)        261,876      (2,617,056)    (24,524,573)    (15,375,670)
Principal Paydowns of
 Asset-Backed Securities           1,018,190         108,113         710,880            --              --
Fees for Arranging
 Repurchase Facility                    --              --              --              --          (360,000)
Proceeds from Liquidation
 of Repossessed Vehicles           1,320,400         949,600       1,706,800         244,000            --
Purchases of Fixed Assets           (303,911)       (392,033)       (609,094)       (224,762)       (399,750)
                                ------------    ------------    ------------    ------------    ------------
  Net Cash Provided By (Used
   In) Investing Activities     $  1,597,287    $    927,556    $   (808,470)   $(24,505,335)   $(16,135,420)
        See accompanying notes to consolidated financial statements.
                                   -92-

                              Page 95 of 606

                      ACC Consumer Finance Corporation
                   Consolidated Statements of Cash Flows
                                (continued)
                                                                                 Six-Month         July 15,
                                                                                 Transition          1993
                                      Six Months Ended               Year          Period         (Inception)
                                          June 30,                  Ended           Ended          Through
                                     --------------------          Dec. 31,        Dec. 31,        June 30,
                                     1996            1995            1995            1994            1994
                                     ----            ----            ----            ----            ----
CASH FLOWS FROM FINANCING
  ACTIVITIES

Net Decrease (Increase)
  in Repurchase Facility        $ (6,171,990)   $(12,113,093)   $(10,907,271)   $ 25,476,742     15,448,076
Increase in
 Other Borrowings                  1,948,439       2,520,548       9,939,597            --             --
Repayment of
 Other Borrowings                 (7,000,000)           --        (2,500,000)           --             --
Net Decrease (Increase)
 in Capital Leases                   (88,032)        299,526         313,567         205,919           --
Increase in Amount
 Due to Bank                       1,075,980            --         1,247,358         232,780         57,153
Payment on Notes Receivable
 from Shareholders                      --              --              --            33,628           --
Net Proceeds from Issuance
 of Common Stock                  12,585,218            --              --              --           85,936
Net Proceeds from Issuance
 of Preferred Stock                1,000,995         749,970       1,920,672         249,977      3,980,400
Payment of Preferred
 Stock Dividends                    (574,454)           --              --              --             --
                                ------------    ------------    ------------    ------------   ------------
   Net Cash Provided By (Used
    In) Financing Activities       2,776,156      (7,964,723)         13,923      26,199,046     19,571,565

(Decrease) Increase In Cash
 and Cash Equivalents                (21,620)        468,565         (23,161)        105,359         38,474
Cash and Cash Equivalents
 At Beginning of Period              120,672         143,833         143,833          38,474           --
                                ------------    ------------    ------------    ------------   ------------

Cash and Cash Equivalents
 At End of Period               $     99,052    $    612,398    $    120,672    $    143,833   $     38,474
                                ============    ============    ============    ============   ============



        See accompanying notes to consolidated financial statements.

                                   -93-






                              Page 96 of 606

                      ACC Consumer Finance Corporation
                   Consolidated Statements of Cash Flows
                                (continued)
                                                                                 Six-Month         July 15,
                                                                                 Transition          1993
                                      Six Months Ended               Year          Period         (Inception)
                                          June 30,                  Ended           Ended          Through
                                     --------------------          Dec. 31,        Dec. 31,        June 30,
                                     1996            1995            1995            1994            1994
                                     ----            ----            ----            ----            ----
SUPPLEMENTAL DISCLOSURE
Interest Paid                   $  2,087,757    $  2,457,550    $  4,073,177    $  1,038,586    $     97,839
Taxes Paid                      $    309,186    $      --       $      --       $      --       $      --
Non-Cash Conversion of
 Preferred Stock                $  7,280,044    $      --       $      --       $      --       $      --
Non-Cash Issuance of Common
 Stock in Exchange for
 Notes Receivable               $      --       $      --       $      --       $      --       $     33,628
Non-Cash Issuance of Warrants
 in Conjunction with
 Repurchase Facility            $      --       $      --       $      --       $      --       $    128,000
Transfers of Contracts
 Held for Sale to
 Asset-Backed Securities        $  3,631,000    $  2,266,572    $  4,484,392    $      --       $      --
Transfers of Contracts
 Held for Investment to
 Repossessed Vehicles           $  1,248,256    $  1,007,872    $  1,722,194    $    440,225    $      --
Transfers of Contracts
 Held for Investment to
 Contracts Held for Sale        $    986,196    $ 38,862,581    $ 40,907,980    $      --       $      --
Transfers of Contracts
 Held for Sale to Contracts
 Held for Investment            $  1,857,286    $  1,937,922    $  2,762,889    $      --       $      --

        See accompanying notes to consolidated financial statements.


                                   -94-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
      For the Six Months Ended June 30, 1996 and 1995 (unaudited), and the Year Ended December 31, 1995,
        and the Six-Month Transition Period Ended December 31, 1994
       and the Period from July 15, 1993 (inception) to June 30, 1994
       --------------------------------------------------------------


(1)    Nature of Business and Summary of Significant Accounting Policies

(a)    Nature of Business

ACC Consumer Finance Corporation (ACC) initiated business in California on July 15, 1993, under the name American Credit Corporation. The Company changed its name in October 1995 and was reincorporated in Delaware in November 1995. ACC and its wholly-owned subsidiaries, OFL-A Receivables Corp. (OFL-A) and ACC Receivables Corp. (Receivables) (collectively, the Company), engage primarily in the business of purchasing, selling and servicing automobile installment sale contracts (the Contracts). The Company specializes in Contracts with borrowers who generally would not qualify for traditional financing, such as that provided by commercial banks or captive finance companies of automobile manufacturers. The Company purchases Contracts directly from automobile dealers, with the intent to resell them to institutional investors in the form of securities backed by the Contracts.

The Company conducts its activities through three legal entities. The Company's operations (underwriting and Contract servicing) are conducted by ACC. The Contracts are purchased and held until sale by OFL-A, which is a special purpose financing corporation. Upon sale, the Contracts are concurrently transferred from OFL-A to ACC, from ACC to Receivables, and then from Receivables to a trust. Receivables retains subordinated asset-backed securities (Subordinated Securities) and excess servicing receivables (ESRs) in the securitization transactions.

(b)    Principles of Consolidation

The consolidated financial statements include the accounts of ACC, OFL-A and Receivables. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c)    Change in Year End

On January 23, 1996, the Board of Directors approved a change in year end for federal and state taxes and for financial statement reporting from June 30 to December 31. The change for financial reporting purposes was effective as of January 1, 1995.


                                   -95-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)

(d)    Initial Public Offering

In May 1996, the Company sold in an initial public offering 2,000,000 shares of its Common Stock which generated net proceeds of approximately $12.6 million. The proceeds were used to partially pay-down the NIM Facility (included in Other Borrowings), temporarily reduce advances on the Company's warehouse facility (Repurchase Facility), and for other general corporate purposes. In addition, each share of the Company's redeemable Preferred Stock automatically converted into 23 shares of Common Stock upon consummation of the offering. Total cumulative dividends of $574,454 were paid to the holders of the redeemable Preferred Stock subsequent to the conversion.

(e)    Installment Contracts Held For Sale

The Contracts are acquired from automobile dealers. The Contracts provide for interest of approximately 20%. Each Contract provides for full amortization, equal monthly payments and can be fully prepaid by the borrower at any time.

The Contracts are purchased at a discount and are recorded net of the discount. The Company also recognizes the interest accrued on Contracts through the date of purchase as an addition to the discount. Nonrefundable fees and related direct costs are deferred and netted against the Contract balances.

The Company has purchased the Contracts with the intent to resell them in the future. Contracts held for sale are stated at the lower of aggregate cost or market value.

The Contracts are financed under the terms of a repurchase agreement (Repurchase Agreement) and are accounted for as a financing of the Contracts. Under the terms of the agreement, the Company maintains the essential elements of ownership of the Contracts, particularly credit risk and interest rate risk.

(f)    Installment Contracts Held for Investment

Since January 1, 1995, all Contracts have been purchased with the intent to be sold in asset-backed securities. Contracts that are identified as ineligible during the securitization process (primarily due to their payment history) are transferred to Contracts held for investment until such time that the deficiency has been resolved. These Contracts are transferred to held for investment at the lower of cost or market value and are accounted for net of an allowance for losses, as determined by historical loss experience and current delinquency levels. Effective January 1, 1995, concurrent with

                                   -96-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


management's intent to sell the Contracts, amortization of the purchase discount and net deferred fees was discontinued.

(g)    Allowance for Contract Losses

The allowance for Contract losses is maintained at a level deemed by management to be adequate to provide for the inherent risks in the Contracts held for investment. Management considers past loss experience and delinquency levels in determining the adequacy of the allowance for credit losses.

The Company's policy is to charge-off the principal balance of all Contracts which are 120 or more days delinquent, except Contracts which are involved in bankruptcies which are charged-off at 210 or more days delinquent. In addition, the Company charges off Contracts prior to becoming 120 or 210 days delinquent if management has knowledge of specific circumstances that impair the collectibility of the outstanding balances. The Company maintains general loss allowances for the Contracts held for investment.

(h)    Excess Servicing Receivables

The Company has created ESRs as a result of the sale of Contracts in the ACC Auto Grantor Trust 1995-A (the 1995-A Transaction), the ACC Auto Grantor Trust 1995-B (the 1995-B Transaction), the ACC Auto Grantor Trust 1996-A (the 1996-A Transaction) (unaudited) and the ACC Auto Grantor Trust 1996-B Transaction (the 1996-B Transaction) (unaudited). ESRs are determined by computing the present value of the excess of the weighted average coupon on the Contracts sold (ranging from 19.77% to 20.62%) over the sum of: (i) the coupon on the senior bonds (ranging from 5.95% to 6.90%), (ii) a base servicing fee paid to the Company (ranging from 3.00% to 3.15%) and (iii) the charge-offs expected to be incurred on the portfolio of Contracts sold. For purposes of the projection of the excess servicing cash flows, the Company assumes that annual charge-offs (including accrued interest) will cumulatively approximate 10% to 11% of the original principal of the Contracts sold, over the life of the portfolio. Further, the Company uses an estimated average Contract life of 1.5 to
1.7 years. The cash flows expected to be received by the Company, before expected losses, are then discounted at a market interest rate that the Company believes an unaffiliated third-party purchaser would require as a rate of return on such a financial instrument. Expected losses are discounted using a rate equivalent to the risk-free rate which is equivalent to the rate earned on securities rated AAA or better with a duration similar to the duration estimated for the underlying Contracts. This results in an effective overall discount rate of approximately 15%. The excess servicing cash flows are only

                                   -97-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


available to the Company to the extent that there is no impairment of the credit enhancements established at the time the Contracts are sold. ESRs are amortized using the interest method and are offset against servicing and ancillary fees. To the extent that the actual future performance results are different from the excess cash flows the Company estimated, the Company's ESRs will be adjusted quarterly with corresponding adjustments made to income in that period. In connection with the valuation of ESRs, the Company projects losses in the pool of Contracts which effectively represents the estimated undiscounted recourse loss allowance offset with the ESRs. As of June 30, 1996 (unaudited), and December 31, 1995, the estimated undiscounted recourse loss allowance embedded in the ESRs, excluding accrued interest, was $12.5 million and $7.5 million, respectively. This recourse loss allowance represents 8.45% and 8.14% of the Contracts serviced for others as of June 30, 1996, and December 31, 1995, respectively.

The carrying value of the ESRs is subject to the provisions of the Emerging Issues Task Force (EITF) 88-11 which states that an enterprise that sells the right to receive the interest payments, the principal payments, or a portion of either or both, relating to a loan should allocate the recorded investment in that loan between the portion of the loan sold and the portion retained based on the relative fair values of those portions.

(i)    Asset-Backed Securities

In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement 115), management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are classified as held-to-maturity. Asset-backed securities held-to-maturity are stated at estimated fair value at the time of securitization adjusted for the amortization of premiums and accretion of discounts over the maturity of the related security. These asset-backed securities have contractual terms to maturity, but require periodic payments to reduce principal. In addition, expected maturities will differ from contractual maturities because borrowers have the right to prepay the underlying installment contracts. Effective July 1, 1994, the Company adopted Statement 115. The carrying value of the asset-backed securities is subject to the provisions of the EITF 88-11 and are recorded net of a discount, which is amortized using the interest method.


                                   -98-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


(j)    Net Gain on Sale

Each issuance of an asset-backed security results in the recognition of a "net gain on sale of contracts" on the Company's consolidated statement of operations for the period in which the sale was made. These gains are recognized to the extent that the net proceeds from the sale are greater than the relative fair value of the Contracts sold. This gain is subject to the provisions of the EITF 88-11 that states that any gain recognized when a portion of a loan is sold should not exceed the gain that would be recognized if the entire loan were sold.

(k)    Repossessed Vehicles

Vehicles acquired from non-payment of indebtedness are recorded at the lower of the estimated fair market value or the outstanding Contract balance. Such assets are generally sold within 60 days and any difference between the sales price, net of expenses, and the carrying amount is treated as a charge-off or recovery. In addition, the Company recognizes claims submitted pursuant to a vendor single interest policy as accounts receivables.

(l)    Fixed Assets

Furniture, fixtures and equipment are initially recorded at cost.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets (six months to five years).

(m)    Organizational Expenses

The Company incurred expenses in connection with the organization of the business. These expenses were capitalized and are amortized on a straight-line basis over a five-year period.

(n)    Repurchase Facility Fees

The Company incurred fees of $488,000 in connection with the Repurchase Facility. These fees reflected cash payments made and the estimated value of Preferred Stock warrants issued in conjunction with the Repurchase Facility. The Repurchase Facility costs have been deferred and are amortized over the five-year term of the Repurchase Facility as an adjustment to interest expense.

(o)    Servicing and Ancillary Fees

Servicing fees are reported as income when earned, net of related amortization of excess servicing.

                                   -99-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)

The Company has the right to collect late payment fees and non-sufficient funds fees from borrowers. In addition, the Company from time to time incurs collection costs in connection with delinquent accounts. Ancillary fees are accounted for on a cash basis.
Collection expenditures are recorded as expenses in the period incurred. Any reimbursements of collection costs are recognized as an expense recovery in the period that the proceeds are received.

(p)    Reclassification

Certain amounts for the prior period have been reclassified to conform to the 1995 presentation.

(q)    Income Taxes

The Company filed consolidated federal income and combined state franchise tax returns on a fiscal year basis through June 30, 1995, and will file on a calendar basis thereafter. The Company accounts for income taxes in accordance with SFAS No. 109 (Statement 109). Under the asset and liability method of Statement 109, deferred income taxes are recognized based on future tax consequences due to differences between (i) the financial statement carrying amounts of existing assets and liabilities and (ii) their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

(r)    Cash and Cash Equivalents

For purposes of the consolidated financial statements, cash and cash equivalents include highly liquid debt and investment instruments with an original maturity of three months or less.

(s)    Hedging

The Company enters into forward contracts as hedges relating to the Contract portfolio. These financial instruments are designed to minimize exposure and reduce risk from interest rate fluctuations. Gains and losses on forward contracts are deferred and recognized as adjustments to the basis of the Contracts until such time that the Contracts are sold. Such amounts are realized upon the sale of Contracts that are hedged.


                                   -100-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


(t)    Net Income (Loss) Per Share

Due to the significant changes in the capital structure of the Company upon the closing of the initial public offering as discussed at
Note 1(d) above, historical net income (loss) per share prior to the year ended December 31, 1995, is not presented. Net income per share is computed using the weighted average number of shares of Common Stock outstanding and common equivalent shares, unless the effect of common stock equivalents are anti-dilutive. However, pursuant to Securities and Exchange Commission Staff Accounting Bulletins, Common Stock and common equivalent shares issued during the 12-month period prior to the offering have been included in the calculation as if they were outstanding for all periods presented, even if anti-dilutive.

(u)    Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principals. Actual results could differ from those estimates.

(2)    Restricted Cash and Credit Enhancement Cash Reserve

With regard to Contracts owned, the Company is required to deposit all borrower payments, Contract liquidation proceeds and certain other receipts into restricted bank accounts under the control of a custodian. These accounts are owned by the Company, but funds may only be released by the custodian under the terms of the Repurchase Facility. Generally, the funds will be released only upon the repurchase and sale of the Contracts. As of June 30, 1996 (unaudited), December 31, 1995, and December 31, 1994, $1.1 million, $1.0 million and $1.9 million was held in the restricted bank accounts, respectively.

The Company is a party to an agreement in connection with the sale of Contracts in asset-backed securities. The terms of the agreement provide that simultaneous with each sale of certificates to investors, the Company makes a cash contribution, as a credit enhancement, to a credit enhancement cash reserve under the control of a trustee. Subsequent to the sale, cash received from the ESRs and Subordinated Securities is deposited into the credit enhancement cash reserve. The credit enhancement cash reserve is owned by the Company, but funds will only be released by the trustee when certain credit enhancement requirements are met. The agreement provides that the amount of cash to be maintained in the credit enhancement cash reserve shall be at a specified percentage of the principal balance of the senior bonds. As

                                   -101-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


principal payments are made to the bondholders, and if the pledged cash is in excess of the specified percentage of the principal balance of the bonds, the trustee will release the excess amount to the Company. As of June 30, 1996 (unaudited), and December 31, 1995,
$6.1 million and $4.1 million, respectively, of cash were invested in short-term instruments and are included in the credit enhancement cash reserve on the consolidated balance sheets. There were no ESRs as of December 31, 1994.

(3)    Installment Contracts Held-For-Sale

Installment Contracts held for sale are summarized as follows:

                                     June 30, 1996          Dec. 31, 1995
                                     -------------          -------------
                                     (unaudited)

Principal Balance                     $23,458,719             $29,517,717
Purchase Discount                      (1,494,332)            (1,161,892)
Deferred Expenses (Net Fees)              351,359               (392,889)
Unrealized Hedge Losses                    49,255                 224,842
                                      -----------            ------------
                                      $22,365,001             $28,187,778
                                      ===========             ===========

As of June 30, 1996 (unaudited), December 31, 1995, and December 31, 1994, approximately $24 million, $31 million and $43 million, respectively, of the Contracts, including some Contracts held for investment, have been sold to Cargill Financial Services Corporation (Cargill) subject to the terms of the Repurchase Facility. These Contracts are held by a custodian until such time that they are repurchased. (See Notes 4 and 9.) There were no Contracts held for sale as of December 31, 1994.

The Company maintains an ongoing hedging program to minimize the impact of changing interest rates on the value of the Contracts. The hedging strategy is implemented through the forward sale of two-year Treasury notes or futures Contracts or two-year Treasury instruments with remaining terms of approximately 1.5 years to 2 years, with Cargill acting as the counterparty to these hedging transactions. As of June 30, 1996 (unaudited), the Company had two-year Treasury futures Contracts with a notional amount of $20 million for sale in September 1996. As of December 31, 1995, the Company had sold forward $25 million of Treasury notes for delivery in January 1996. As of December 31, 1994, the Company had no forward sales outstanding.

The Company recognizes unrealized gains and losses on the hedging transactions as an adjustment to the basis of the Contracts. Gains and losses are recognized upon sale of the Contracts. The Company recognized $20,000 of net gains on the hedging program during the six

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)



months ended June 30, 1996 (unaudited). The Company recognized $927,000 of losses on the hedging program during the year ended December 31, 1995. During the six-month transition period ended December 31, 1994, there were no gains or losses from hedging transactions.

In addition to the Contracts owned by the Company, the Company serviced $148 million and $87 million of Contracts as of June 30, 1996 (unaudited), and December 31, 1995, respectively. As of December 31, 1994, the Company did not service Contracts outside of those owned by the Company. The Company services Contracts for borrowers residing in approximately 40 states, with the largest concentrations of Contracts in California, Texas, Florida and Pennsylvania. An economic slowdown or recession or a change in the regulatory or legal environment in one or more of these states could have a material adverse effect on the performance of the Company's existing servicing portfolio and on its Contract purchases.

During the six-month period ended June 30, 1996 (unaudited), and the fiscal year ended December 31, 1995, the Company sold $82 million and $101 million, respectively, of Contracts in connection with the securitization transactions. For the same periods, the Company recognized gains associated with these securitizations of $6.6 million (unaudited) and $8.1 million, respectively. No Contracts were sold in the six-month transition period ended December 31, 1994.

Contract packages are submitted to the Company for funding by automobile dealers. The Company evaluates each customer's creditworthiness on a case-by-case basis. As of June 30, 1996 (unaudited), and December 31, 1995, Contract packages representing $3.6 million and $2.1 million, respectively, were submitted to the Company for funding.

(4)    Installment Contracts Held For Investment

Contracts held for investment represent Contracts that are ineligible for sale primarily due to their delinquent status or represent
Contracts which management had no present intention to sell. The held for investment Contracts are also subject to the terms of the Repurchase Facility and are held by a custodian until they are repurchased. The Contracts held for investment are comprised of the following:


                                   -103-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


                                   June 30,        Dec. 31,        Dec. 31,
                                     1996            1995            1994
                                     ----            ----            ----
                                 (unaudited)

Principal Balance               $    640,000    $  1,040,695    $ 42,649,366
Purchase Discount                    (40,490)        (40,727)     (3,021,171)
Deferred Expenses (Net Fees)           9,520         (13,772)        166,048
Allowance for Contract Losses       (388,200)       (476,808)     (1,181,004)
                                ------------    ------------    ------------

                                $    220,830    $    509,388    $ 38,613,239
                                ============    ============    ============


The Company maintains an allowance for Contract losses based on the outstanding principal balance of Contracts held for investment. A summary of the activity in the allowance for Contract losses is as follows:

                                                                 Six-Month
                           Six Months                            Transition
                          Ended June 30          Year Ended      Period Ended   Year Ended
                    --------------------------     Dec. 31,        Dec. 31,       June 30,
                       1996           1995           1995            1994           1994
                      ------         ------         ------          ------         -----
                    (unaudited)    (unaudited)
Beginning Balance   $   476,808    $ 1,181,004    $ 1,181,004    $   580,462    $      --
      Provision         348,784         10,348        673,802        902,361        592,325
      Charge-offs      (578,415)      (702,182)    (1,435,224)      (302,735)       (11,863)
      Recoveries        141,023         13,275         57,226            916           --
                    -----------    -----------    -----------    -----------    -----------

Ending Balance      $   388,200    $   502,445    $   476,808    $ 1,181,004    $   580,462
                    ===========    ===========    ===========    ===========    ===========


(5)    Asset-Backed Securities

In connection with the securitizations, the Company retained Subordinated Securities representing 5% of the principal balance of the Contracts sold. The Subordinated Securities from the 1995-A Transaction, the 1995-B Transaction, the 1996-A Transaction and the 1996-B Transaction have pass-through rates of 6.70%, 6.40%, 5.95% and 6.90%, respectively. These securities have been valued at a discount to yield approximately 13% to 14%. There were no Subordinated Securities at December 31, 1994. The Subordinated Securities are as follows:
                                   -104-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)
                                         June 30, 1996            December 31, 1995
                                     -----------------------    ---------------------
                                          (unaudited)
                                      Carrying       Fair       Carrying       Fair
                                        Value        Value        Value        Value
                                        -----        -----        -----        -----
ACC Auto Grantor Trust 1995-A
 (net of discount of $131,239
 and $192,094 at June 30, 1996,
 (unaudited) and December 31, 1995,
 respectively)                        $1,414,501   $1,519,000   $1,804,770   $1,961,000

ACC Auto Grantor Trust 1995-B
 (net of discount of $171,138
 and $237,770 at June 30, 1996
 (unaudited) and December 31, 1995,
 respectively)                         1,766,993    1,896,000    2,105,310    2,290,000

ACC Auto Grantor Trust 1996-A
 (net of discount of $175,257
 at June 30, 1996 (unaudited))         1,505,538    1,626,000         --           --

ACC Auto Grantor Trust 1996-B
 (net of discount of $251,510
 at June 30, 1996 (unaudited))         1,996,990    2,206,000         --           --
                                      ----------   ----------   ----------   ----------
      Total                           $6,684,022   $7,247,000   $3,910,080   $4,251,000
                                      ==========   ==========   ==========   ==========

(6)    Excess Servicing Receivables

A summary of the activity in ESRs is as follows:

                                         Six Months
                                         Ended                Year Ended
                                         June 30, 1996      Dec. 31, 1995
                                         -------------      -------------
                                         (unaudited)
Beginning Balance                         $5,590,878       $           -
ACC Auto Grantor Trust 1995-A                      -           3,716,807
ACC Auto Grantor Trust 1995-B                      -           3,983,892
ACC Auto Grantor Trust 1996-A              2,968,000                   -
ACC Auto Grantor Trust 1996-B              3,240,000                   -
Amortization                              (2,433,260)         (2,109,821)
                                          ----------          ----------
       Ending Balance                     $9,365,618          $5,590,878
                                           =========           =========
There were no ESRs at December 31, 1994.

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


(7)    Accounts Receivable

As of June 30, 1996 (unaudited), December 31, 1995, and December 31, 1994, the Company had approximately $4.9 million, $626,000 and $116,000, respectively, due from Cargill for net Contracts funded by the Company which were delivered to a custodian, but not yet funded through the Repurchase Facility.

(8)    Fixed Assets, Net

Furniture, fixtures and equipment consisted of the following:

                                   June 30,       Dec. 31,       Dec. 31,
                                     1996           1995           1994
                                     ----           ----           ----
                                  (unaudited)

Furniture, Fixtures & Equipment   $   854,293    $   679,826    $   330,281
Leasehold Improvements                 93,409         70,889         19,969
Computer Equipment                    589,815        482,891        274,262
                                  -----------    -----------    -----------
                                    1,537,517      1,233,606        624,512
Less Accumulated Depreciation        (585,662)      (391,590)      (134,292)
                                  -----------    -----------    -----------

Fixed Assets, Net                 $   951,855    $   842,016    $   490,220
                                  ===========    ===========    ===========

The Company has entered into lease arrangements with Cargill Leasing Corporation, an affiliate of Cargill, for the sale and leaseback of certain of its furniture and equipment. These leases are accounted for as capital leases. The original cost of the equipment subject to the capital leases is $731,000. (See Note 13.)

(9)    Repurchase Facility, Net

The Company has entered into a financing arrangement, the object of which is to provide interim financing for the Contracts purchased. When the Contracts are repurchased from Cargill, the Company is obligated to pay Cargill a repurchase fee that is calculated as a percentage of the Contracts ranging from 2% to .5%, depending upon the cumulative amount of Contract sales.

The Repurchase Facility expires in July 1998. Under the terms of the Repurchase Facility, the Company will sell Contracts to Cargill with an agreement to repurchase the Contracts. The repurchase is intended
to occur concurrent with the sale of the Contracts.   The Repurchase
Facility requires Contracts to be held by a custodian and requires the Company to deposit borrower payments into restricted bank accounts.

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


The Company is obligated to repurchase Contracts in the event that:
(i) the Contracts do not conform to the terms of the Repurchase Facility, (ii) a breach of a representation or warranty has occurred or (iii) the Company has defaulted under the terms of the Repurchase Facility. In addition, the Repurchase Facility contains certain restrictive covenants that include, without limitation, achieving specific Contract purchase volumes. If these covenants are not met, a termination of the facility could occur. As of June 30, 1996 (unaudited), December 31, 1995, and December 31, 1994, management believes the Company was in compliance with such covenants.

The Repurchase Facility balance is net of deferred costs of $248,000, $310,000 and $432,000 as of June 30, 1996 (unaudited), December 31,
1995, and December 31, 1994, respectively. Interest on the Repurchase Facility accrues at a fixed margin (3.25% over the one-month LIBOR as of June 30, 1996 (unaudited), and December 31, 1995 and 3.00% over the three-month LIBOR as of December 31, 1994). The relevant LIBOR was 5.5% as of June 30, 1996 (unaudited), 5.719% as of December 31, 1995, and 6.812% as of December 31, 1994. In addition to funds in the restricted cash accounts, advances on the Repurchase Facility were secured by Contracts aggregating approximately $24 million, $31 million and $43 million as of June 30, 1996 (unaudited),
December 31, 1995, and December 31, 1994, respectively. These amounts include $5.1 million, $642,000 and $122,000 of gross Contracts which were delivered, but not yet funded by Cargill, as of June 30, 1996 (unaudited), December 31, 1995, and December 31, 1994, respectively.

(10)   Other Borrowings

In September 1995, the Company entered into a Subordinated Certificate and Net Interest Margin Certificate Financing Facility Agreement (NIM Facility) with Cargill, as amended, that permits up to $15 million in borrowings collateralized by the Subordinated Securities and the ESRs. The facility was increased to $15 million on May 22, 1996. The NIM Facility and the Repurchase Facility have cross-default and cross-collateralization clauses which state that the Company must be in compliance with all covenants relating to both agreements at all times. As of June 30, 1996 (unaudited), the Company has drawn approximately $2.4 million under this facility. As of December 31, 1995, the Company has drawn $7.4 million under this facility. The interest rate on the NIM Facility is the one-month LIBOR, plus 7%.
The Company also pays an annual commitment fee of $150,000, which is payable in four quarterly installments. The NIM Facility has a contractual maturity date of May 22, 1998. Under the NIM Facility Agreement, the following events, among others, constitute events of default: (i) a material adverse change in the financial condition of OFL-A, the Company or Receivables, (ii) a change in control of ACC,

                                   -107-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


OFL-A or Receivables; (iii) Moody's Investors Service, Inc. (Moody's) or Standard & Poor's Ratings Group (S&P) shall have downgraded any asset-backed security of ACC other than as result of the downgrading of FSA or other related surety company; (iv) in connection with any structured finance transaction (including any subsequent asset-backed security), the initial credit enhancement levels required to achieve an overall "BBB" rating from either Moody's or S&P is equal to or greater than nine percent of the aggregate unpaid principal balance of the Contracts so financed; (v) Cargill, as sponsor, shall be obligated to make any payments in respect of any asset securitization transaction or any other eligible transaction due to a default by the Company; (vi) the occurrence of more than three collateral events with respect to Contracts financed under the Repurchase Facility or in pool of Contracts securing any Subordinated Certificates or excess servicing revenues pledged as collateral to Cargill under the NIM Facility; (vii) the occurrence of valuation adjustments of an aggregate, cumulative, amount of 20% or more of the Subordinated Certificates and ESRs securing the NIM Facility; or (viii) an interest rate (equal to LIBOR plus seven percent) that is equal to or greater than 18% for 30 or more consecutive days. A collateral event means with respect to the Contracts securing the Repurchase Facility or with respect to any pool of Contracts in an asset-backed security, the occurrence of any of the following events during any monthly period:
(i) a trailing three-month annualized net charge-off rate equal to or greater than ten percent; (ii) a trailing six-month annualized net charge-off rate equal to or greater than nine percent, (iii) a trailing three-month delinquency rate equal to or greater than nine percent; (iv) a trailing six-month delinquency rate equal to or greater than eight percent; (v) a trailing three-month annualized repossession rate equal to or greater than 15%; or (vi) a trailing six-month annualized repossession rate equal to or greater than 14%.

The Company retired a bridge financing facility of $2.5 million
(Bridge Financing Facility) with proceeds of the NIM Facility. The Bridge Financing Facility had an interest rate of 12% through December 5, 1995, and 25% thereafter.

(11)   Preferred Stock

(a)    Redeemable Preferred Stock

Each share of all series of outstanding redeemable Preferred Stock was converted into 23 shares of Common Stock in May 1996 when the Company completed its initial offering of its Common Stock. (See Note 1(d).) In June 1996, $574,454 of dividends were paid to the holders of the redeemable Preferred Stock.


                                   -108-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


The holders of the Series A Preferred Stock were entitled to receive cumulative dividends equal to 4% of the stated value of the shares ($33.17) when and as declared by the Board of Directors. No dividends were declared or paid prior to the earlier of: (i) July 15, 1998,
(ii) 30 days following the Company's initial public offering or
(iii) a liquidation of the Company. As of December 31, 1995, and December 31, 1994, $416,000 and $235,000, respectively, of dividends on Series A Preferred Stock had accumulated. Upon liquidation, holders of the Series A Preferred Stock were entitled to receive, in preference to any payment on the Common Stock, an amount equal to the stated value of the shares, plus any accrued and unpaid dividends.
The Series A Preferred Stock was redeemable, at the option of the holder, five years from the date of issue at the stated value, plus accumulated dividends. Each share of Series A Preferred Stock automatically converted into a share of Common Stock upon the closing of the Company's firm commitment underwritten public offering of its Common Stock.

In March 1995, the Company issued Series B Preferred Stock. The holders of the Series B Preferred Stock were entitled to receive cumulative dividends equal to 6% of the stated value of the shares ($65.00) when and as declared by the Board of Directors. No dividends were declared or paid until the earlier of: (i) July 15, 1998,
(ii) 30 days following the Company's initial public offering, (iii) a liquidation of the Company or (iv) redemption of the Preferred Stock. As of December 31, 1995, $34,000 of dividends on Series B Preferred Stock had accumulated. Upon liquidation, holders of the Series B Preferred Stock were entitled to receive, in preference to any payments on the Common Stock, an amount equal to the stated value, plus accrued and unpaid dividends. The Series B Preferred Stock was redeemable, at the option of the holder, two years from the issue at the stated value, plus accumulated dividends. Each share of Series B Preferred Stock automatically converted into a share of Common Stock upon the closing of the Company's firm commitment underwritten public offering of its Common Stock.

In January 1996 (unaudited), the Company issued Series C Preferred Stock. The holders of the Series C Preferred Stock were entitled to receive cumulative dividends equal to 4% of the stated value of the shares ($126.50) when and as declared by the Board of Directors. No dividends were declared or paid prior to the earlier of: (i) July 15, 1998, (ii) 30 days following the Company's initial public offering or
(iii) a liquidation of the Company. Upon liquidation, holders of the Series C Preferred Stock were entitled to receive, in preference to any payment on the Common Stock, an amount equal to the stated value of the shares, plus any accrued and unpaid dividends. The Series C Preferred Stock was redeemable, at the option of the holder, five

                                   -109-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


years from the date of issue at the stated value, plus accumulated dividends. Each share of Series C Preferred Stock automatically converted into a share of Common Stock upon the closing of the Company's firm commitment underwritten public offering of its Common Stock.

The changes in redeemable Preferred Stock are as follows:

                              Series A                     Series B                       Series C
                           Preferred Stock              Preferred Stock                Preferred Stock            Total
                           ---------------              ---------------                ---------------            -----
                          Shares        Amount         Shares        Amount           Shares       Amount         Amount
                          ------        ------         ------        ------           ------       ------         ------
Balance at
 June 30, 1994             120,000    $ 4,108,400           --      $      --             --      $      --      $ 4,108,400
Issuance of
 Series A
 Preferred Stock             7,537        249,977           --             --             --             --          249,977
                       -----------    -----------    -----------    -----------    -----------    -----------    -----------
Balance at
 December 31, 1994         127,537      4,358,377           --             --             --             --        4,358,377
Issuance of
 Series B
 Preferred Stock              --             --           11,538        749,970           --             --          749,970
Exercise of Warrants        35,294      1,170,702           --             --             --             --        1,170,702
                       -----------    -----------    -----------    -----------    -----------    -----------    -----------
Balance at
 December 31, 1995         162,831      5,529,079         11,538        749,970           --             --        6,279,049
Issuance of Series C
 Preferred Stock
 (unaudited)                  --                            --             --            7,913      1,000,995      1,000,995
                       -----------    -----------    -----------    -----------    -----------    -----------    -----------
Conversion to
 Common Stock             (162,831)    (5,529,079)       (11,538)      (749,970)        (7,913)    (1,000,995)    (7,280,044)
                       -----------    -----------    -----------    -----------    -----------    -----------    -----------
Balance at
 June 30, 1996
 (unaudited)                  --      $      --             --      $      --             --      $      --      $      --
                       ===========    ===========    ===========    ===========    ===========    ===========    ===========

(b)    Blank Check Preferred Stock

       The Company's Certificate of Incorporation authorizes the issuance of 1,817,718 shares of Preferred Stock that have not been designated or issued ("blank check preferred") and may be subject, without stockholder approval, to being issued in one or more series with such preferences, limitations and relative rights as are

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)



determined by the Board of Directors of the Company at the time of the issuance.

(c)    Warrants

In July 1993, the Company issued to Cargill a warrant in connection with the Repurchase Facility for 35,294 shares of the Company's Series A Preferred Stock. The warrant entitled Cargill to acquire a like number of shares of Series A Preferred Stock for an exercise price in the range of $33.17 per share and $66.17 per share based upon the net book value per share of the Common Stock. The warrants were to expire on the earlier of: (i) July 15, 1999, (ii) the closing of an initial public offering or (iii) the termination of the Repurchase Facility by Cargill due to a material breach by Cargill. The warrant was fully exercised by Cargill on September 29, 1995, at an exercise price of $33.17 per share.

(12)   Fair Value of Financial Instruments

Statement of Financial Accounting No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments, as well as the methods and significant assumptions used to estimate fair values. The following information does not purport to represent the aggregate net fair value of the Company.

                                 June 30, 1996            December 31, 1995
                            -----------------------     ---------------------
                                  (unaudited)
                            Carrying        Fair        Carrying        Fair
Financial Instrument          Value         Value         Value         Value
- --------------------          -----         -----         -----         -----
Installment Contracts
  Held for Sale           $22,365,001   $23,458,719   $28,187,778   $29,517,717
Installment Contracts
  Held for Investment         220,830       220,830       509,388       509,388
Asset-Backed Securities     6,684,022     7,247,000     3,910,080     4,251,000
Excess Servicing
  Receivables               9,365,618    10,227,000     5,590,878     5,753,000
Repurchase Facility        23,598,232    23,598,232    29,708,252    29,708,252
Other Borrowings            2,388,036     2,388,036     7,439,597     7,439,597
Lease Liabilities             431,454       467,540       519,486       568,815
Hedge Position                 48,397        48,397       224,842       224,842

Installment Contracts Held for Sale

The carrying value of Contracts held for sale represents the Company's cost basis in the Contracts. Also, since the Company intends to hold the Contracts for a relatively short period of time and sell them

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


through a securitization, typically at par, fair values of Contracts held for sale is estimated to be par value.

Installment Contracts Held for Investment

Estimates have been made, based on historical experience, of the value of the non-performing Contracts within the held for investment portfolio. The carrying value is reported net of an allowance for the probable losses on these Contracts and is a reasonable estimate of what management believes to be the fair value of the Contracts in this portfolio.

Asset-Backed Securities and Excess Servicing Receivables

The fair value of the asset-backed securities (elsewhere referred to as Subordinated Securities) and the ESRs is estimated by discounting future cash flows using credit and discount rates that the Company believes reflect the estimated credit, interest rate and prepayment risks associated with similar types of instruments.

Repurchase Facility and Other Borrowings

The carrying value approximates fair value as these facilities reprice frequently at market rates.

Lease Liabilities

The fair value of the lease liabilities is estimated by discounting the future cash payout with obligations using a rate that the Company believes reflects the market rate for similar types of instruments.

Hedge Liability

The carrying value approximates fair values as this position refixes frequently at market rates. The fair value of the hedge position is based upon quoted market prices.

(13)   Commitments and Contingencies

(a)    Leases

The Company leases office space, computers and other equipment under various operating leases. Future minimum rental payments on these operating leases are as follows:




                                   -112-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


              Year Ended
              December 31,
              ------------
              1996                       $  529,075
              1997                          496,021
              1998                          403,340
              1999                          270,866
              2000                          277,733
              Thereafter                    349,837
                                          ---------

              Total Payments             $2,326,872

Total lease expenses for the six-month periods ended June 30, 1996 and 1995 (unaudited), were $294,778 and $198,762, respectively. Total lease expense for the year ended December 31, 1995, the six-month transition period ended December 31, 1994, and the period from July 15, 1993, to June 30, 1994, was $445,342, $133,755 and $102,885,
respectively.

The Company also leases furniture and equipment under various capital leases with a related party. The future minimum lease payments on these capital leases are as follows:


              Year Ended
              December 31,
              ------------
              1996                      $   280,250
              1997                          279,812
              1998                          106,766
                                            -------

              Total Payments                666,828

              Less Amount
               Representing Interest       (147,342)
                                            -------
              Total Lease Liability      $  519,486
                                         ==========

(b)    Litigation

The Company is subject to lawsuits which arise in the ordinary course of business. Management is of the opinion, based in part upon consultation with its counsel, that the liability to the Company, if any, arising from existing and threatened lawsuits would have no material adverse effect on the Company's financial position and results of operations.

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


(14)   Income Taxes

The components of income tax expense for the year ended December 31, 1995, for the six-month transition period ended December 31, 1994, and for the period from July 15, 1993 to June 30, 1994, are as follows:

                                                Six-Month
                                                Transition    Period from
                                                  Period     July 15, 1993,
                                Year Ended        Ended         through
                               Dec. 31, 1995  Dec. 31, 1994  June 30, 1994
                               -------------  -------------  -------------
Current Income Taxes
       Federal                  $    12,000    $      --      $      --
       State                         23,000           --             --
                                -----------    -----------    -----------
         Total                       35,000           --             --
                                -----------    -----------    -----------

Deferred Income Taxes
       Federal                    1,171,000       (329,000)      (818,000)
       State                        361,000        (24,000)      (187,000)
                                -----------    -----------    -----------
         Total                    1,532,000       (353,000)    (1,005,000)
                                -----------    -----------    -----------

Change in Valuation Allowance    (1,358,000)       353,000      1,005,000
                                -----------    -----------    -----------

         Total                  $   209,000    $      --      $      --
                                ===========    ===========    ===========


                                   -114-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


A reconciliation of expected income taxes computed using the federal income tax rate of 34% to taxes actually provided is set forth as follows:
                                                Six-Month
                                                Transition    Period from
                                                  Period     July 15, 1993,
                                Year Ended        Ended         through
                               Dec. 31, 1995  Dec. 31, 1994  June 30, 1994
                               -------------  -------------  -------------
Computed Expected Income Taxes  $ 1,250,000    $  (337,000)   $  (880,000)
Change in Valuation Allowance,
 Net of (Utilization)
 Non-recognition of Net
 Operating Loss Carryforward     (1,358,000)       353,000        880,000
State Taxes, Net of Federal
 Benefit                            339,000           --             --
Alternative Minimum Tax              12,000           --             --
Other                               (34,000)       (16,000)          --
                                -----------    -----------    -----------

                                $   209,000    $      --      $      --
                                ===========    ===========    ===========


                                   -115-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


Deferred income taxes result from the temporary differences between the tax basis of an asset or a liability and its reported amount in the consolidated balance sheets. The components that comprise deferred tax assets and liabilities at December 31, 1995, and December 31, 1994, are as follows:

                                            Dec. 31, 1995    Dec. 31, 1994
                                            -------------    -------------
Deferred Tax Assets:
       Allowance for Contract Losses          $   216,000    $   409,000
       Net Operating Loss Carryforwards           452,000        965,000
       Amortization                               245,000           --
       Other                                      190,000         65,000
                                              -----------    -----------

       Total Gross Deferred Tax Assets          1,103,000      1,439,000
       Less Valuation Allowance                      --       (1,358,000)
                                              -----------    -----------

       Net Deferred Tax Assets                  1,103,000         81,000
                                              -----------    -----------

Deferred Tax Liabilities:
       Gain on Securitization                  (1,020,000)          --
       Amortization                                  --           (9,000)
       Deferred Fees                             (161,000)          --
       Other                                      (96,000)       (72,000)
                                              -----------    -----------

       Total Gross Deferred Tax Liabilities    (1,277,000)       (81,000)
                                              -----------    -----------

Net Deferred Taxes                            $  (174,000)   $      --
                                              ===========    ===========

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance, at December 31, 1995, and 1994, respectively.

At December 31, 1995, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately
$1.2 million and $166,000, respectively, which are available to offset future taxable income, if any, through the year 2010 and 2000, respectively.


                                   -116-

                      ACC CONSUMER FINANCE CORPORATION
                 Notes to Consolidated Financial Statements
                                (Continued)


An effective tax rate of 42% and 1.5% was used in determining the income tax expense for the six months ended June 30, 1996 and 1995 (unaudited), respectively.

(15)   401(k) Plan

The Company adopted a defined contribution plan, pursuant to Internal Revenue Code Section 401(k), effective February 1, 1994. Eligible employees, generally those who have completed more than 90 days of service, may elect to contribute from 2% to 20% of their pre-tax compensation. Voluntary Company contributions to the plan are allocated based on 50% of the employee contributions up to $1,000 per calendar year. The plan may be terminated by the Company at any time. Employer contributions to the plan were approximately $37,000, $25,000 and $14,000 for the year ended December 31, 1995, the six-month transition period ended December 31, 1994, and the period from July 15, 1993, to June 30, 1994, respectively.

(16)   Stock Option Plans

The Company's 1995 stock option plan (Employee Plan) covers 450,000 shares of common stock. The Employee Plan permits the grant of incentive stock options or non-qualified options to any employees of the Company. Incentive stock options may not have an exercise price of less than the fair market value of the Common Stock on the date of grant, except options granted to holders of more than 10% of the Company's Common Stock may not have an exercise price of less than 110% of the fair market value of the Common Stock on the date of the grant. The Compensation Committee of the Board of Directors administers the Employee Plan and determines the employee who may participate, the amount of timing of each option grant and the vesting schedule for options. As of June 30, 1995, stock options representing 418,088 shares of common stock were outstanding.

The Company's separate stock option plan for its non-employee Directors (Director Plan) covers 100,000 shares of Common Stock. The Director Plan provides for the award of non-qualified options, which expire five years from the date of grant, covering 20,000 shares of Common Stock to each non-employee director on the date of the plan's adoption and to any future elected or appointed non-employee director. Each of the options granted to the four current non-employee directors is at an exercise price of $7.25 per share. One-fourth of the option shares are exercisable immediately as of the offering, and the balance will vest over the subsequent three years at a rate of one-third per year. Any future option grant will be at an exercise price equal to the fair market value of the Common Stock on the date of the grant.

                                   -117-

At June 30, 1996, stock options representing 80,000 shares of Common Stock were outstanding.

(17)   Related Party Transactions

At inception, the Company entered into a consulting contract with Rocco J. Fabiano to assist in the management of the Company. Terms of the contract required the Company to pay the consultant $220,000 annually, plus additional bonus compensation, through July 15, 1997. Additionally, the Company had employment contracts with Gary S. Burdick and Rellen M. Stewart, which extended through July 15, 1997. During the year ended December 31, 1995, the Company entered into Employment Agreements with all three of the Founders, which supersede previous agreements and extend through December 31, 1998. Additionally, the Company has other borrowings with shareholders as discussed in Notes 9 and 10 and capital lease arrangements with a related party as discussed in Notes 8 and 13.






                                   -118-

        No dealer, sales representative
or any other person has been authorized
to give any information or to make any
representations other than those contained               $15,000,000
in this Prospectus in connection with               ____% Notes Due 2003
the offer made hereby and, if given or
made, such information or representations
must not be relied upon as having been                  ACC CONSUMER
authorized by the Company or any of the
Underwriters. This Prospectus does not                     FINANCE
constitute an offer to sell or a solici-
tation of and offer to buy any securities                CORPORATION
other than the Notes to which it relates or
an offer to, or a solicitation of, any
person in any jurisdiction where such an
offer or solicitation would be unlawful.
Neither the delivery of this Prospectus nor
any sale made hereunder shall, under any
circumstances, create an implication that
there has been no change in the affairs of
the Company or that information contained
herein is correct as of any time subsequent
to the date hereof.                                 --------------------
           TABLE OF CONTENTS          Page              PROSPECTUS
Prospectus Summary..................    4           --------------------
The Company ........................    4
The Offering........................    7
Summary Financial and Operating Data    9
Risk Factors........................   12
Use of Proceeds.....................   17
Capitalization......................   18
Selected Consolidated Financial Data   19
Management's Discussion and                          McDonald & Company
 Analysis of Financial Condition                      Securities, Inc.
 and Results of Operations..........   22
Business............................   33
Management..........................   48             J.C. Bradford & Co.
Certain Transactions................   56
Principal Stockholders..............   59
Description of the Notes ...........   60
Certain Federal Income Tax
 Considerations.....................   66
Underwriting........................   67             ____________, 1996
Legal Matters.......................   68
Experts.............................   68
Available Information...............   68
        Until ________, 1996 (25 days
after the date of this Prospectus), all
dealers effecting transactions in the
registered securities, whether or not
participating in this distribution, may
be required to deliver a Prospectus.
This is in addition to the obligation
of dealers to deliver a Prospectus when
acting as underwriters and with respect
to their unsold allotments or subscriptions.
                                   -119-

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution.

      The estimated expenses of the Company in connection with the offering are as follows:

      SEC registration fee .......................    $     5,949

      NASD fee ...................................

      Printing and engraving expenses.............         ______

      Accounting fees and expenses................         ______

      Legal fees and expenses.....................         ______

      Blue Sky filing fees and expenses...........         ______

      Trustee's and registrar fees ...............         ______

      Miscellaneous ..............................         25,000
                                                         --------
            TOTAL ................................     $ ________



Item 14.  Indemnification of Directors and Officers.

            Article 9 of the Company's Bylaws generally provides that the Company will indemnify its directors and officers to the fullest extent authorized or permitted under the Delaware General Corporation
Law and that the Company will make advancements of expenses at the request of a director or officer. The Delaware General Corporation
Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including to reimburse them for expenses incurred). Reference is made to Exhibit 3.2 of this Registration Statement for the complete text of Article 9 of the Company's Bylaws.

      The Company's Certificate of Incorporation generally limits the personal liability of directors for monetary damages for breaches of fiduciary duty. If a director were to breach such duty in performing his or her duties as a director, neither the Company nor its shareholders could recover monetary damages from the director, and the only course of action available to the Company's shareholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent claims against directors are limited to equitable remedies, the


                                   II-1
provision in the Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors for breach of their fiduciary duty.

      Under the Certificate of Incorporation, a director shall remain liable for monetary damages to the extent provided by applicable law
(i) for any breach of the duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law and (iv) for any transaction from which the director derived an improper personal benefit.

      Reference is made to Exhibits 3.1 of this Registration Statement for the complete text of the Certificate of Incorporation, as amended.

      Delaware corporations are also authorized to obtain insurance to protect directors and officers from certain liabilities, including liabilities against which corporations cannot indemnify their directors and officers. The Company maintains directors' and officers liability insurance providing aggregate coverage in the amount of $10 million.

      The Company also has agreements with certain of its directors and officers providing for indemnification and advancement of expenses. Reference is made to Exhibit 10.30 to this Registration Statement for the complete text of a form of such agreements.

      For provisions regarding the indemnification of the Company and the directors and officers of the Company by the Underwriters against certain liabilities, including liabilities under the Securities Act, reference is made to Section ___ of the Underwriting Agreement, filed as Exhibit 1 to this Registration Statement.


Item 15.  Recent Sales of Unregistered Securities.

      Except as set forth below, there have been no unregistered sales of securities by the Company within the past three years. In making such sales, and based on facts summarized by footnote below, the Company relied upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. Except as indicated by footnote, all securities referenced in the following table were sold for cash.



                                   II-2

                      Number
Date                 of Shares    Series and Class<F1>         Consideration
- ----                 ---------    --------------------         -------------
June 24, 1994         11,304      Common Stock, no par value   $   39,564<F2>

September 12, 1994     7,537      Series A Preferred Stock     $  249,977<F3>

March 28, 1995        11,538      Series B Preferred Stock     $  749,970<F4>

September 29, 1995    35,294      Series A Preferred Stock     $1,170,702<F5>

January 23, 1996       7,913      Series C Preferred Stock     $1,000,995<F6>


[FN]
<F1>  All offers and sales were made to a limited number of
      offerees, without any advertisement or general solicitation and without the involvement of an underwriter or selling agent. All of the transactions were negotiated at arm's length, including transactions with the Founders, the SSIM Funds and Cargill. Each of the investors did and was able to do his or its own due diligence, and each made appropriate representations of investment intent. All of the issued shares of Common Stock and Preferred Stock were issued subject to restrictions prohibiting transfer thereof unless in compliance with applicable securities laws, and all of the certificates representing such shares include restrictive legends.

<F2>  Constituted a sale of shares to two of the Founders, an irrevocable trust established for the third Founder's children (which sale was made at the direction of the Founder), and Cargill.

<F3>  Constituted a sale of shares to existing shareholders (two
      Founders and the SSIM Funds).

<F4>  Constituted a sale of shares to existing shareholders (the
      Founders and the SSIM Funds).

<F5>  Exercise of Warrant issued to Cargill on July 15, 1993.

<F6>  Constituted a sale of shares to existing shareholders (the
      SSIM Funds and Cargill).




                                   II-3

Item 16.  Exhibits and Financial Statement Schedules.

      (a)   Exhibits.

            1.1   Proposed form of Underwriting Agreement.+

            3.1 The Company's Certificate of Incorporation, filed with the Delaware Secretary of State on November 9, 1995, as amended.

            3.2   The Company's Bylaws.

            4.1   Proposed form of Trust Indenture

            4.2   Proposed form of Note (included in Exhibit 4.1)

            5.1 Opinion of Sheppard, Mullin, Richter & Hampton LLP as to the legality of the securities being registered.+

            10.1 Investors Rights Agreement, dated as of July 15, 1993, by and among the Company and certain of its shareholders.*

            10.2 Definitive Commitment, dated July 15, 1993, by and among the Company, Cargill Financial Services Corporation and OFL-A Receivables ("OFL-A"), together with the First Amendment thereto dated June 24, 1994, and the Third Amendment thereto dated September 29, 1995.*

            10.3 Master Contract Repurchase Agreement, dated July 15, 1993, by and among the Company, Cargill Financial Services Corporation and OFL-A, together with the First Amendment thereto dated June 24, 1994, the Amendment thereto dated as of September 15, 1995, and the Third Amendment thereto dated as of September 29, 1995.*

            10.4 Master Contract Servicing Agreement, dated July 15, 1993, by and among the Company, Cargill Financial Services Corporation and OFL-A, together with the First Amendment thereto dated June 24, 1994, and the Amendment thereto dated as of September 15, 1995.*

            10.5 Master Contract Custodial Agreement, dated July 15, 1993, by and among the Company, Cargill Financial Services Corporation, OFL-A and Norwest Bank.*

            10.6  Intentionally Omitted

            10.7 Subordinated Certificate and Net Interest Margin Certificate Financing Facility Agreement, dated as of

                   September 1, 1995, by and among OFL-A, Cargill
                   Financial Services Corporation and Norwest Bank, together with Supplement No. 1 thereto dated
                   September 15, 1995.*

            10.8 ACC Limited Guarantee, dated as of September 1, 1995, executed by the Company, relating to Exhibit 10.7.*

            10.9 Stock Pledge and Collateral Agency Agreement, dated as of September 1, 1995, by and among the Company, Cargill Financial Services Corporation and Norwest Bank, relating to Exhibit 10.7.*

            10.10 Office Lease by and between the Company and Pardee Construction Company, dated August 6, 1993.*

            10.11 Lease Agreement by and among the Company, Thomas E. Orton, Brannen/Goddard Company, and The Griffin Company, dated December 1, 1994.*

            10.12 The Courtyard Office Lease Agreement by and among the Company and Metropolitan Life Insurance Company, dated January 9, 1995.*

            10.13 Master Lease Number 137902, dated February 21, 1995, by and between the Company and Computer Sales
                   International, Inc.*

            10.14 Master Equipment Lease No. 90011, dated September 23, 1994, by and between the Company and Cargill Leasing Corporation.*

            10.15 Master Lease dated June 24, 1994, by and between the Company and Sun Data, Inc., and related purchase option.*

            10.16 Pooling and Servicing Agreement relating to ACC Auto Grantor Trust 1995-A dated as of June 1, 1995 by and among Cargill Financial Services Corporation, ACC Receivables Corp., the Company and Norwest Bank Minnesota, NA.*

            10.17 Servicer's Indemnification Agreement dated as of June 2, 1995 between Company and CS First Boston Corporation.*

            10.18 Indemnification Agreement dated as of June 1, 1995 by and among Cargill Financial Services Corporation, the Company, ACC Receivables Corp., Financial Security Assurance, Inc. and CS First Boston Corporation.*



                                   II-5

            10.19 Insurance and Indemnity Agreement dated as of June 1, 1995 by and among Financial Security Assurance, Inc., Cargill Financial Services Corporation, the Company and ACC Receivables.*

            10.20 Purchase Agreement and Assignment dated as of June 1, 1995, between the Company and ACC Receivables.*

            10.21 Pooling and Servicing Agreement relating to ACC Auto Grantor Trust 1995-B dated as of September 1, 1995 by and among Cargill Financial Services Corporation, ACC Receivables Corp., the Company, Norwest Bank
                   Minnesota, NA, and Norwest Bank.*

            10.22 Servicer's Indemnification Agreement dated as of August 30, 1995, between the Company and CS First Boston Corporation.*

            10.23 Indemnification Agreement dated as of September 1, 1995 by and among Cargill Financial Services Corporation, the Company, ACC Receivables Corp., Financial Security Assurance, Inc. and CS First Boston.*

            10.24 Insurance and Indemnity Agreement dated as of September 1, 1995 by and among Cargill Financial Services Corporation, the Company and ACC
                   Receivables.*

            10.25 Master Spread Account Agreement dated as of June 1, 1995, by and among ACC Receivables, the Company, Financial Security Assurance, Inc., and Norwest Bank, together with the Series 1995-B Supplement thereto dated as of September 1, 1995, the Amendment thereto dated August 28, 1995, and the Amendment thereto dated September 15, 1995.*

            10.26 Purchase Agreement and Assignment dated as of September 1, 1995, between the Company and ACC
                   Receivables.*

            10.27 Employment Agreement by and between the Company and Rocco J. Fabiano.*

            10.28 Employment Agreement by and between the Company and Gary S. Burdick.*

            10.29 Employment Agreement by and between the Company and Rellen M. Stewart.*



                                   II-6

            10.30  Form of Indemnification Agreement between ACC
                   Consumer Finance Corporation and certain of its directors and officers.*

            10.31 Tax Sharing Agreement, dated July 15, 1993, between the Company and OFL-A.*

            10.32  Intentionally Omitted

            10.33 The Company's 401(k) Salary Savings Plan and Trust Agreement, effective as of February 1, 1994.*

            10.34  The Company's 1995 Stock Option Plan.*

            10.35  The Company's Directors' 1995 Stock Option Plan.*

            10.36 Consulting Agreement dated as of October 17, 1995, by and between the Company and Strome Susskind
                   Investment Management, L.P.*

            10.37 Amendment and Waiver Concerning Existing Agreements dated as of January 23, 1996, by and among the Company, Strome Partners, L.P., Strome Offshore Limited, Rocco J. Fabiano, Gary S. Burdick, Rellen M. Stewart and Cargill.*

            10.38  Fourth Amendment to Master Contract Repurchase
                   Agreement dated as of March 31, 1996, by and among Norwest Bank, Cargill and OFL-A.*

            10.39 Third Amendment to Investor Rights Agreement dated as of March 31, 1996, by and among the Company, Strome Partners, L.P., Strome Offshore Limited, Rocco J. Fabiano, Gary S. Burdick, Rellen M. Stewart and Cargill.*

            10.40 First Amendment to Subordinated Certificate and Net Interest Margin Certificate Financing Facility
                   Agreement*

            10.41 Pooling and Servicing Agreement relating to ACC Auto Grantor Trust 1996-A dated as of March 1, 1996 by and among Cargill Financial Services Corporation, ACC Receivables Corp., the Company and Norwest Bank Minnesota, NA.*

            10.42 Servicer's Indemnification Agreement dated as of March 1, 1996 between the Company and CS First Boston Corporation.*

            10.43 Indemnification Agreement dated as of March 1, 1996 by and among Cargill Financial Services Corporation,


                                   II-7
                   the Company, ACC Receivables Corp., Financial
                   Security Assurance, Inc. and CS First Boston
                   Corporation.*

            10.44 Insurance and Indemnity Agreement dated as of March 1, 1996 among Financial Security Assurance, Inc., Cargill Financial Services Corporation, the Company and ACC Receivables Corp.*

            10.45 Series 1996-A Supplement dated as of March 1, 1996 to the Master Spread Account Agreement dated as of June 1, 1995 among ACC Receivables Corp., Financial Security Assurance, Inc. and Norwest Bank.*

            10.46 Acknowledgment and Assignment dated as of February 29, 1996 by and between the Company and OFL-A.*

            10.47 Equipment Lease dated November 8, 1995, by and between the Company and Sun Data, Inc., and related purchase option.*

            10.48 Agreement of Lease dated March 1996 by and between American Trading Real Estate Properties, Inc. and the Company.*

            10.49 Sublease dated April 1996 by and between the Company and First Fidelity Thrift & Loan Association.*

            10.50 Pooling and Servicing Agreement relating to ACC Auto Grantor Trust 1996-A dated as of June 1, 1996 by and among Cargill Financial Services Corporation, ACC Receivables Corp., the Company and Norwest Bank Minnesota, NA.

            10.51 Servicer's Indemnification Agreement dated as of June 1, 1996 between the Company and CS First Boston Corporation.

            10.52 Indemnification Agreement dated as of June 1, 1996 by and among Cargill Financial Services Corporation, the Company, ACC Receivables Corp., Financial Security Assurance, Inc. and CS First Boston Corporation.

            10.53 Insurance and Indemnity Agreement dated as of June 1, 1996 among Financial Security Assurance, Inc.,
                   Cargill Financial Services Corporation, the Company and ACC Receivables Corp.+

            10.54 Series 1996-B Supplement dated as of June 1, 1996 to the Master Spread Account Agreement dated as of


                                   II-8

                   June 1, 1995 among ACC Receivables Corp., Financial Security Assurance, Inc. and Norwest Bank.

            10.55 Acknowledgment and Assignment dated as of May 31, 1996 by and between the Company and OFL-A.

            10.56 Presidential Circle Standard Office Lease by and between the Company and Colony Presidential Partners, LP, dated June 11, 1996.

            10.57 Office Building Lease by and between the Company and Plaza Holdings, Inc., dated August 23, 1996.

            11.1   Statement of Computation of Weighted Average Shares
                   Outstanding.

            12.1   Statement of Computation of Ratios.

            21.1   List of Subsidiaries.

            23.1 Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)+.

            23.2   Consent of independent auditors.

            24.1   Power of Attorney (included on signature page).

            25.1 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee.

            27.1   Financial Data Schedule.

- ---------------------------

* Incorporated by reference to exhibits filed with the Commission in the Company's Registration Statement on Form S-1 (Registration No. 33-98626).

+ To be Filed by Amendment.




                                   II-9

Item 17  Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Articles of Incorporation or Bylaws of the Registrant and the Delaware General Corporations Law or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and shall be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes:

      1. that for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

      2. that for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.



                                   II-10

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of San Diego, State of California, on September 24, 1996.



                                        ACC CONSUMER FINANCE CORPORATION



                                        By /s/ Rocco J. Fabiano
                                           ------------------------------

                                            Rocco J. Fabiano, Chairman of the
                                            Board and Chief Executive Officer



                                        By /s/ Rellen M. Stewart
                                           ------------------------------
                                            Rellen M. Stewart, Chief Operating
                                            Officer, Chief Financial Officer
                                            and Treasurer


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rocco J. Fabiano, Gary S. Burdick and Rellen M. Stewart, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, and sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or a substitute or substitutes, may do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the


                                   II-11
following persons on behalf of the registrant and in the capacities indicated.


SIGNATURE                     CAPACITY                          DATE
- ---------                     --------                          ----


/s/ Rocco J. Fabiano                                        September 24, 1996
- -----------------------                                     ------------------
Rocco J. Fabiano              Chairman of the Board and
                              Chief Executive Officer


/s/ Gary S. Burdick                                         September 24, 1996
- -----------------------                                     ------------------
Gary S. Burdick               President



/s/ Rellen M. Stewart                                       September 24, 1996
- -----------------------                                     ------------------
Rellen M. Stewart             Chief Operating Officer, Chief
                              Financial Officer and Treasurer


/s/ Shaemus A. Garland                                      September 24, 1996
- -----------------------                                     ------------------
Shaemus A. Garland            Controller



/s/ Ethan J. Falk                                           September 24, 1996
- -----------------------                                     ------------------
Ethan J. Falk                 Director



/s/ Jack P. Fitzpatrick                                     September 24, 1996
- -----------------------                                     ------------------
Jack P. Fitzpatrick           Director



/s/ Jeffrey S. Lambert                                      September 24, 1996
- -----------------------                                     ------------------
Jeffrey S. Lambert            Director



/s/ Jeffrey E. Susskind                                     September 24, 1996
- -----------------------                                     ------------------
Jeffrey E. Susskind           Director

                              EXHIBIT INDEX
                              -------------

Exhibit
  No.           Description                                          Page
- -----------------------------------------------------------------------------

 1.1      Proposed form of Underwriting Agreement.+

 3.1      The Company's Certificate of Incorporation, filed with
          the Delaware Secretary of State on November 9, 1995, as
          amended.                                                    141

 3.2      The Company's Bylaws.                                       170

 4.1      Proposed form of Trust Indenture                            198

 4.2      Proposed form of Note (included in Exhibit 4.1)

 5.1 Opinion of Sheppard, Mullin, Richter & Hampton LLP as to the legality of the securities being registered.+

 10.1     Investors Rights Agreement, dated as of July 15,
          1993, by and among the Company and certain of its shareholders.*

 10.2 Definitive Commitment, dated July 15, 1993, by and among the Company, Cargill Financial Services Corporation and OFL-A Receivables ("OFL-A"), together with the First Amendment thereto dated June 24, 1994, and the Third Amendment thereto dated September 29, 1995.*

 10.3 Master Contract Repurchase Agreement, dated July 15, 1993, by and among the Company, Cargill Financial Services Corporation and OFL-A, together with the First Amendment thereto dated June 24, 1994, the Amendment thereto dated as of September 15, 1995, and the Third Amendment thereto dated as of September 29, 1995.*

 10.4 Master Contract Servicing Agreement, dated July 15, 1993, by and among the Company, Cargill Financial Services Corporation and OFL-A, together with the First Amendment thereto dated June 24, 1994, and the Amendment thereto dated as of September 15, 1995.*

 10.5     Master Contract Custodial Agreement, dated July 15,
          1993, by and among the Company, Cargill Financial
          Services Corporation, OFL-A and Norwest Bank.*

 10.6     Intentionally Omitted

 10.7     Subordinated Certificate and Net Interest Margin
          Certificate Financing Facility Agreement, dated as of
          September 1, 1995, by and among OFL-A, Cargill
          Financial Services Corporation and Norwest Bank, together with Supplement No. 1 thereto dated
          September 15, 1995.*

 10.8 ACC Limited Guarantee, dated as of September 1, 1995, executed by the Company, relating to Exhibit 10.7.*

 10.9 Stock Pledge and Collateral Agency Agreement, dated as of September 1, 1995, by and among the Company, Cargill Financial Services Corporation and Norwest
          Bank, relating to Exhibit 10.7.*

 10.10    Office Lease by and between the Company and Pardee
          Construction Company, dated August 6, 1993.*

 10.11    Lease Agreement by and among the Company, Thomas E.
          Orton, Brannen/Goddard Company, and The Griffin
          Company, dated December 1, 1994.*

 10.12    The Courtyard Office Lease Agreement by and among the
          Company and Metropolitan Life Insurance Company, dated January 9, 1995.*

 10.13 Master Lease Number 137902, dated February 21, 1995, by and between the Company and Computer Sales
          International, Inc.*

 10.14    Master Equipment Lease No. 90011, dated September 23,
          1994, by and between the Company and Cargill Leasing
          Corporation.*

 10.15    Master Lease dated June 24, 1994, by and between the
          Company and Sun Data, Inc., and related purchase option.*

 10.16 Pooling and Servicing Agreement relating to ACC Auto Grantor Trust 1995-A dated as of June 1, 1995 by and among Cargill Financial Services Corporation, ACC Receivables Corp., the Company and Norwest Bank Minnesota, NA.*

 10.17    Servicer's Indemnification Agreement dated as of
          June 2, 1995 between Company and CS First Boston
          Corporation.*

 10.18 Indemnification Agreement dated as of June 1, 1995 by and among Cargill Financial Services Corporation, the Company, ACC Receivables Corp., Financial Security Assurance, Inc. and CS First Boston Corporation.*

 10.19    Insurance and Indemnity Agreement dated as of June 1,
          1995 by and among Financial Security Assurance, Inc.,
          Cargill Financial Services Corporation, the Company and ACC Receivables.*

 10.20    Purchase Agreement and Assignment dated as of June 1,
          1995, between the Company and ACC Receivables.*

 10.21    Pooling and Servicing Agreement relating to ACC Auto
          Grantor Trust 1995-B dated as of September 1, 1995 by and among Cargill Financial Services Corporation, ACC
          Receivables Corp., the Company, Norwest Bank
          Minnesota, NA, and Norwest Bank.*

 10.22    Servicer's Indemnification Agreement dated as of
          August 30, 1995, between the Company and CS First
          Boston Corporation.*

 10.23 Indemnification Agreement dated as of September 1, 1995 by and among Cargill Financial Services Corporation, the Company, ACC Receivables Corp., Financial Security Assurance, Inc. and CS First Boston.*

 10.24 Insurance and Indemnity Agreement dated as of September 1, 1995 by and among Cargill Financial
          Services Corporation, the Company and ACC
          Receivables.*

 10.25 Master Spread Account Agreement dated as of June 1, 1995, by and among ACC Receivables, the Company, Financial Security Assurance, Inc., and Norwest Bank, together with the Series 1995-B Supplement thereto dated as of September 1, 1995, the Amendment thereto dated August 28, 1995, and the Amendment thereto dated September 15, 1995.*

 10.26 Purchase Agreement and Assignment dated as of September 1, 1995, between the Company and ACC
          Receivables.*

 10.27 Employment Agreement by and between the Company and Rocco J. Fabiano.*

 10.28 Employment Agreement by and between the Company and Gary S. Burdick.*

 10.29 Employment Agreement by and between the Company and Rellen M. Stewart.*

 10.30    Form of Indemnification Agreement between ACC
          Consumer Finance Corporation and certain of its directors and officers.*

 10.31 Tax Sharing Agreement, dated July 15, 1993, between the Company and OFL-A.*

 10.32    Intentionally Omitted

 10.33    The Company's 401(k) Salary Savings Plan and Trust
          Agreement, effective as of February 1, 1994.*

 10.34    The Company's 1995 Stock Option Plan.*

 10.35    The Company's Directors' 1995 Stock Option Plan.*

 10.36 Consulting Agreement dated as of October 17, 1995, by and between the Company and Strome Susskind
          Investment Management, L.P.*

 10.37 Amendment and Waiver Concerning Existing Agreements dated as of January 23, 1996, by and among the Company, Strome Partners, L.P., Strome Offshore
          Limited, Rocco J. Fabiano, Gary S. Burdick, Rellen M.
          Stewart and Cargill.*

 10.38    Fourth Amendment to Master Contract Repurchase
          Agreement dated as of March 31, 1996, by and among Norwest Bank, Cargill and OFL-A.*

 10.39 Third Amendment to Investor Rights Agreement dated as of March 31, 1996, by and among the Company, Strome Partners, L.P., Strome Offshore Limited, Rocco J. Fabiano, Gary S. Burdick, Rellen M. Stewart and Cargill.*

 10.40    First Amendment to Subordinated Certificate and Net
          Interest Margin Certificate Financing Facility
          Agreement*

 10.41 Pooling and Servicing Agreement relating to ACC Auto Grantor Trust 1996-A dated as of March 1, 1996 by and among Cargill Financial Services Corporation, ACC Receivables Corp., the Company and Norwest Bank Minnesota, NA.*

 10.42    Servicer's Indemnification Agreement dated as of
          March 1, 1996 between the Company and CS First Boston
          Corporation.*

 10.43 Indemnification Agreement dated as of March 1, 1996 by and among Cargill Financial Services Corporation, the Company, ACC Receivables Corp., Financial
          Security Assurance, Inc. and CS First Boston
          Corporation.*

 10.44 Insurance and Indemnity Agreement dated as of March 1, 1996 among Financial Security Assurance,
          Inc., Cargill Financial Services Corporation, the
          Company and ACC Receivables Corp.*

 10.45 Series 1996-A Supplement dated as of March 1, 1996 to the Master Spread Account Agreement dated as of June 1, 1995 among ACC Receivables Corp., Financial
          Security Assurance, Inc. and Norwest Bank.*

 10.46 Acknowledgment and Assignment dated as of February 29, 1996 by and between the Company and OFL-A.*

 10.47 Equipment Lease dated November 8, 1995, by and between the Company and Sun Data, Inc., and related purchase option.*

 10.48 Agreement of Lease dated March 1996 by and between American Trading Real Estate Properties, Inc. and the
          Company.*

 10.49 Sublease dated April 1996 by and between the Company and First Fidelity Thrift & Loan Association.*

 10.50    Pooling and Servicing Agreement relating to ACC Auto
          Grantor Trust 1996-A dated as of June 1, 1996 by and
          among Cargill Financial Services Corporation, ACC
          Receivables Corp., the Company and Norwest Bank
          Minnesota, NA.                                              283

 10.51    Servicer's Indemnification Agreement dated as of June
          1, 1996 between the Company and CS First Boston
          Corporation.                                                428

 10.52    Indemnification Agreement dated as of June 1, 1996 by
          and among Cargill Financial Services Corporation, the
          Company, ACC Receivables Corp., Financial Security
          Assurance, Inc. and CS First Boston Corporation.            438

 10.53    Insurance and Indemnity Agreement dated as of June 1,
          1996 among Financial Security Assurance, Inc.,
          Cargill Financial Services Corporation, the Company and ACC Receivables Corp.+

 10.54    Series 1996-B Supplement dated as of June 1, 1996 to
          the Master Spread Account Agreement dated as of
          June 1, 1995 among ACC Receivables Corp., Financial
          Security Assurance, Inc. and Norwest Bank.                  455

 10.55    Acknowledgment and Assignment dated as of May 31,
          1996 by and between the Company and OFL-A.                  469

 10.56    Presidential Circle Standard Office Lease by and
          between the Company and Colony Presidential Partners,
          LP, dated June 11, 1996.                                    471

 10.57    Office Building Lease by and between the Company and
          Plaza Holdings, Inc., dated August 23, 1996.                537

 11.1     Statement of Computation of Weighted Average Shares
          Outstanding.

 12.1     Statement of Computation of Ratios.                         594

 21.1     List of Subsidiaries.                                       595

 23.1     Consent of Sheppard, Mullin, Richter & Hampton LLP
          (included in Exhibit 5.1)+.

 23.2     Consent of independent auditors.                            596

 24.1     Power of Attorney (included on signature page).

 25.1     Form T-1, Statement of Eligibility and Qualification
          under the Trust Indenture Act of 1939 of Trustee.           597

 27.1     Financial Data Schedule.

                                 EXHIBIT 3.1




                                State of Delaware
                      Office of the Secretary of State                 PAGE 1

               -----------------------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ACC CONSUMER FINANCE CORPORATION", FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 1995, AT 9 O'CLOCK A.M.
      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.















                                              /s/ Edward J. Freel
                              [seal]     -----------------------------------
                                         Edward J. Freel, Secretary of State

                                                   AUTHENTICATION:   7706613

                                                             DATE:  11-09-95

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ACC CONSUMER FINANCE CORPORATION


                                   ARTICLE I.

      The name of the Corporation is ACC CONSUMER FINANCE CORPORATION.


                                   ARTICLE II.

      The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.


                                  ARTICLE III.

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").


                                   ARTICLE IV.

      A. Authorized Common Stock and Preferred Stock. The total authorized number of shares of the Corporation shall be 20,000,000 shares, consisting of 18,000,000 shares designated as Common Stock, $.001 par value, and 2,000,000 shares designated as Preferred Stock, $.001 par value. Of the authorized shares of Preferred Stock, 162,831 are hereby designated as Series A Preferred Stock; 11,538 are hereby designated as Series B Preferred Stock; and 1,825,631 shares of Preferred Stock may be established and designated by the Board of Directors of the Corporation, and thereafter issued, as described below.

      B. Powers of Board of Directors to Establish and Designate Series of Preferred Stock. In addition to Series A Preferred Stock and Series B Preferred Stock, described below, shares of the Preferred Stock may be issued from time to time in one or more other series. The Board of Directors of the Corporation is hereby expressly authorized to establish and designate one or more additional





                                   -1-
series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the powers, preferences, qualifications, limitations, restrictions and dividend, conversion, redemption, distribution, liquidation, special voting and other rights of the shares of each series and the variations of the relative powers, rights, preferences, qualifications, limitations and restrictions as between series, and to increase and to decrease (but not below the number of shares of such series then outstanding) the number of shares constituting each such additional series. Such determinations may be fixed by a resolution or resolutions adopted by the Board of Directors.

      C. Particular Rights, Preferences, Privileges and Restrictions (Other than Voting Rights) of the Series A Preferred Stock and the Series B Preferred Stock.

            1. Designation of Preferred. 162,831 shares of Preferred Stock are designated Series A Preferred Stock (the "Series A Preferred") and 11,538 shares of Preferred Stock are designated Series B Preferred Stock ("the Series B Preferred") (the Series A Preferred and the Series B Preferred are collectively referred to herein as the "Preferred"), with the rights, preferences and privileges specified herein.

            2. Dividend Rights of Preferred. The holders of the then outstanding shares of Preferred shall be entitled to receive dividends at the rate of $1.33 per share of Series A Preferred per annum and $3.90 per share of Series B Preferred per annum when, as and if declared by the Board of Directors out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock ("Common"), and/or any other series of Preferred Stock established and designated by the Board of Directors as described above, of the Corporation (other than dividends and related declarations of dividends payable to holders of Common and payable in Common or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common). Such dividends shall be payable and accumulate annually and shall be cumulative whether or not there are funds legally available therefor and whether or not declared by the Board of Directors. Unpaid dividends shall continue to accumulate annually on each such share of Preferred until the date of payment of any unpaid cumulative dividends, provided that unpaid dividends thereafter shall continue to accumulate hereunder. No interest (or equivalent) shall be earned or accrued on any unpaid cumulative dividends. No holder of shares of the Corporation's stock shall be entitled to any right or remedy by virtue of the failure to declare or pay any cumulative dividends. The Board shall not be obligated to declare dividends, notwithstanding the availability of funds for that purpose, and in no





                                   -2-
event shall any dividend be paid prior to the earlier of (i) July 8, 1998,
(ii) thirty (30) days following the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common (whether for the account of the Corporation or for the account of one or more stockholders of the Corporation) to the public at an aggregate offering price of not less than $7,500,000 and at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $75 per share of Common (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Company IPO"), (iii) a liquidation of the Corporation (as described in Section 3 below) or (iv) any redemption of the Preferred pursuant to Section 5 below.

            No dividends (other than those to holders of Common payable solely in Common, described above and discussed in Section 4c(6)) shall be declared or paid on any Common and/or any other series of Preferred Stock established and designated by the Board of Directors as described above, during any fiscal year of the Corporation until the full annual dividend on the Preferred (and any dividends from prior year(s) accumulated but unpaid) shall have been paid or declared and set apart. No dividend shall accumulate or be paid or payable for any partial period.

            Dividends, if paid, or if declared and set apart for payment, must be paid contemporaneously on all series of Preferred for which any shares are issued and outstanding, and, if less than full dividends are paid or declared and set apart for payment, the same percentage of the dividend rate shall be paid on or declared and set apart for payment for each series of Preferred for which any shares are issued and outstanding.

            3.    Liquidation Preference.

                  a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common and/or any other series of Preferred Stock established and designated by the Board of Directors as described above, by reason of their ownership thereof, the sum of (i) $33.17 per share for each share of Series A Preferred and $65.00 per share of Series B Preferred then held by them and (ii) an amount equal to all declared and/or accumulated but unpaid dividends on the Series A Preferred and Series B Preferred then held by them. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred and Series B Preferred shall be





                                   -3-
insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred and Series B Preferred in proportion to the preferential amount each such holder would have been entitled to receive pursuant to this
Section 3 if such distribution had been sufficient to permit the full payment of such preferential amount. After payment has been made to the holders of the Series A Preferred and Series B Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of any other series of Preferred Stock shall be entitled to receive assets as provided by the Board of Directors upon establishment and designation of such series and the holders of the Common shall be entitled to receive all remaining assets of the Corporation, if any, pro rata based on the number of shares of Common then outstanding.

                  b. For purposes of this Section 3, a merger or consolidation of the Corporation with or into any other corporation or corporations (other than a merger or consolidation effected solely for the purpose of changing the Corporation's state of incorporation), or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or in securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation (other than securitization or similar transactions in the ordinary course of the Corporation's business), shall be treated as a liquidation, dissolution or winding up of the Corporation.

            4. Conversion. The holders of the Preferred shall have conversion rights as follows (the "Conversion Rights"):

                  a. Optional and Automatic Conversion. Each share of the Preferred shall be convertible at the option of the holder thereof, without payment of additional consideration, at any time after the date of issuance of such share, and prior to five (5) days preceding the date of redemption thereof, at the office of the Corporation or any transfer agent for the Preferred, into such number of fully paid and nonassessable shares of Common as is determined by dividing $33.17 per share of Series A Preferred and $65.00 per share of Series B Preferred, by the Series A Conversion Price and Series B Conversion Price, respectively, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be $33.17 per share of Common and the price at which shares of Common shall be deliverable upon conversion of the Series B Preferred (the Series B





                                   -4-

Conversion Price") shall be $65.00 per share of Common. The term "Conversion Price" as used hereinafter shall mean the Series A Conversion Price and/or the Series B Conversion Price, as required by the context. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

                  Each share of Preferred shall automatically be converted into shares of Common at the then effective Conversion Price in the event of either
(i) the Company IPO, or (ii) with respect to the Series A Preferred, the written consent of holders of more than 50% of the then outstanding shares of Series A Preferred voting as a class and, with respect to the Series B Preferred, the written consent of holders of more than 50% of the then outstanding shares of Series B Preferred voting as a class. In the event of the automatic conversion of either series of Preferred upon a public offering as aforesaid, the conversion shall be deemed to have occurred automatically at the closing of such public offering.

                  b. Mechanics of Conversion. No fractional shares of Common shall be issued upon conversion of the Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred shall be entitled to convert the same into full shares of Common, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred, and shall give written notice to the Corporation at such office that it elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 4a). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred a certificate or certificates, registered in such names as specified by the holder, for the number of shares of Common to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date (except that in the event of an automatic conversion pursuant to clause (i) of the second paragraph of Section 4a such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in such clause (i) of Section
4a). If the conversion is in connection with an underwritten offer of





                                   -5-
securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common issuable upon such conversion of the Preferred shall not be deemed to have converted such Preferred until immediately prior to the closing of such sale of securities.

                  If, on the date of conversion of any share of Preferred, there are accumulated and unpaid dividends pursuant to Section 2 with respect to such share, the Corporation shall defer payment of any such accrued but unpaid dividends until thirty (30) days following the Company IPO or a liquidation of the Corporation (as described in Section 3 above), whichever occurs first, but in no event later than July 8, 1998. The Corporation in its sole discretion may elect to pay any accumulated but unpaid dividends or any portion thereof in cash or shares of Common. To the extent that the Corporation elects to convert any such accumulated dividends to Common, the number of shares of Common to be delivered thereby shall be determined, with respect to each share of Preferred so converted, by dividing (i) the aggregate amount of then accumulated but unpaid dividends with respect to such share by (ii) the greater of (A) the fair market value per share of the Common on the date of conversion as determined in good faith by the Corporation's Board of Directors, or (B) the Conversion Price in effect on such conversion date with respect to such share of Preferred.

                  c.    Adjustments to Conversion Price for
Diluting Issues.

                        (1)   Special Definitions.  For purposes of
this Section 4c, the following definitions shall apply:

                            (a)   "Options" shall mean rights,
options or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

                            (b)   "Original Issue Date" shall mean
July 15, 1993 with respect to the Series A Preferred, and September 12, 1994 with respect to the Series B Preferred.

                            (c)   "Convertible Securities" shall mean
any evidences of indebtedness, shares (other than Preferred) or other securities convertible into or exchangeable for Common.

                            (d)   "Additional Shares of Common"
shall mean all shares of Common issued (or, pursuant to Section 4c(3),






                                   -6-
deemed to be issued) by the Corporation, other than shares of Common issued or issuable or deemed to be issued:

                                  (i)   upon conversion of shares of
Series A and/or Series B Preferred;

                                  (ii)  as a result of an adjustment
made pursuant to Sections 4c(4), 4c(6), or 4c(7);

                                  (iii) to officers, directors,
employees of and/or consultants to, the Corporation pursuant to stock option or purchase plans or agreements approved by the Board of Directors;

                                  (iv)  relating to 1,696 shares of
Common originally issued to Cargill Financial Services Corporation as shares of common stock of American Credit Corporation, a California corporation, on July 24, 1994;

                                  (v)   as a dividend or distribution
on Series A Preferred or Series B Preferred; or

                                  (vi)  by way of dividend or other
distribution on shares of Common excluded from the definition of Additional Shares of Common by the foregoing clauses (i), (ii), (iii), (iv), (v) or this clause (vi).

                      (2)   No Adjustment of Conversion Price. No
adjustment in the Conversion Price of a particular share of Preferred shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred.

                      (3)   Deemed Issue of Additional Shares of
Common.

                            (a)   Options and Convertible Securities.
In the event the Corporation at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such




                                   -7-
issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4c(5) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued;

                                  (i)   no further adjustment in the
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                  (ii)  if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                  (iii)  upon the expiration of any
such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                        1.    in the case of
Convertible Securities or Options for Common the only Additional Shares of Common issued were the shares of Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and






                                   -8-

                                        2.    in the case of Options
for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                                  (iv)  no readjustment pursuant to
clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date prior to the original adjustment, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

                            (b)   Stock Dividends and Subdivisions.
In the event that the Corporation at any time or from time to time shall declare or pay any dividend on the Common payable in Common, or effect a subdivision of the outstanding shares of Common into a greater number of shares of Common (by reclassification or otherwise than by payment of a dividend in Common), then and in any such event, Additional Shares of Common shall not be deemed to have been issued, but rather the provisions of Section 4c(6) below shall apply.

                      (4)   Adjustment of Conversion Price Upon
Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4c(3)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common outstanding immediately prior to such issue plus the number of shares of Common which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; provided, however, that for the purposes of this Section (4)), all shares of Common issuable upon exercise of outstanding Options, or upon conversion of outstanding Convertible Securities, shall be deemed to be





                                   -9-
outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to Section 4c(3), such Additional Shares of Common shall be deemed to be outstanding.

                      (5)   Determination of Consideration.  For
purposes of Section 4c, the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                            (a)   Cash and Property:  Such
consideration shall:

                                  (i)   insofar as it consists of
cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                  (ii)   insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Corporation's Board of Directors; and

                                  (iii)       in the event Additional
Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

                            (b)   Options and Convertible Securities.
The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4c(3)(a), relating to Options and Convertible Securities, shall be determined by dividing:

                                  (i)   the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                                  (ii)  the maximum number of shares
of Common (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment





                                   -10-
of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                      (6) Adjustments for Subdivisions, Dividends, Combinations or Consolidations of Common.

                            (a)  In the event the outstanding shares
of Common shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                            (b)   In the event the Corporation shall
declare or pay any dividend on the Common payable in Common or in the event the outstanding shares of Common shall be subdivided, by reclassification or otherwise than by payment of a dividend in Common, into a greater number of shares of Common, the Conversion Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased:

                                  (i)   in the case of any such
dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                                  (ii)  in the case of any such
subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                            If such record date shall have been
fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted as of the time of actual payment of such dividend.

                      (7)   Adjustments for Other Reclassifications,
Dividends and Distributions. If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than a subdivision, dividend, combination, consolidation or other transaction provided for in Section 2 or Section 4c(6)), each share of Series A Preferred and Series B Preferred shall thereafter be convertible into the same kind and amounts of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Common Stock of the Corporation upon such





                                   -11-
reorganization or reclassification, in respect of that number of shares of Common Stock into which such shares of Series A Preferred or Series B Preferred might have been converted immediately prior to such reorganization or reclassification; and in any such case, appropriate adjustments (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred and Series B Preferred to the end that the provisions of this Certificate of Incorporation shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series A Preferred and Series B Preferred.

                d. No Impairment. The Corporation shall not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred and the Series B Preferred against impairment.

                e. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred and/or Series B Preferred, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred or Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred or the Series B Preferred.

                f. Notices of Record Date. In the event that the Corporation shall propose at any time:

                      (1)   to declare any dividend or distribution
upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;





                                   -12-

                      (2)   to offer for subscription pro rata to
the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                      (3)   effect any reclassification or
recapitalization of its Common shares outstanding involving a change in the Common shares; or

                      (4)   merge or consolidate with or into any
other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

                then, in connection with each such event, the Corporation shall send to the holders of the Preferred shares:

                            (a)   at least 10 days' prior written
notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (3) and (4) above; and

                            (b)   in the case of the matters referred
to in (3) and (4) above, at least 10 days' prior written notice of the date when the same shall take place (and specifying, if practicable, or estimating the date on which the holders of Common shares shall be entitled to exchange their Common shares for securities or other property deliverable upon the occurrence of such event).

                            Each such written notice shall be given
by first class mail, postage prepaid, addressed to the holders of the Preferred at the address for each such holder as shown on the books of the Corporation.

                (g) Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred (including those shares of Preferred issuable upon the exercise of all outstanding warrants to acquire shares of Preferred), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.





                                   -13-

          5.    Redemption at Option of Holder.

                a. Each holder of shares of the Series A Preferred shall have the option, but not the obligation, at any time subsequent to five years from the Original Issue Date of the Series A Preferred, to require the Corporation to redeem, at the Redemption Price provided for below, all or any part of such holder's shares of the Series A Preferred as requested by such holder upon ninety (90) days prior written notice to the Corporation (the "Redemption Request") specifying the number of shares to be redeemed and the effective date of such redemption pursuant to this Section 5 (the "Redemption Date").

                b. Each holder of shares of the Series B Preferred shall have the option, but not the obligation, at any time subsequent to two years from the Original Issue Date of the Series B Preferred, to require the Corporation to redeem, at the Redemption Price provided for below, all or any part of such holder's shares of the Series B Preferred pursuant to a Redemption Request specifying the number of shares to be redeemed and the Redemption Date.

                c. The price at which shares of Preferred shall be redeemed pursuant to this Section 5 (the "Redemption Price") shall be the price per share (appropriately adjusted for any stock dividends, combinations or splits or similar events with respect to such shares) that is equal to $33.17 per share of Series A Preferred (the "Series A Original Issue Price") and $65.00 per share of Series B Preferred (the "Series B Original Issue Price"), plus all accumulated and/or declared but unpaid dividends with respect to such share.

                d. Within ten (10) days of receipt of any Redemption Request as provided for in this Section 5, the Corporation shall cause a copy thereof to be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which such copy is mailed) of the Preferred, other than the holders requesting redemption pursuant to such Redemption Request, at the address last shown in the stock books of the Corporation for such holder. The Corporation shall also include with such copy a statement notifying such holder of the facts relating to the redemption requested to be effected pursuant to this Section 5, and informing such holder of its right to have all or part of its shares of Preferred redeemed pursuant to this Section 5. Each such other holder shall have the right to require the Corporation to redeem, on the Redemption Date, all or part of such holder's shares of Preferred concurrently with the shares to be redeemed pursuant to such Redemption Request by delivering a written request therefor to the Corporation specifying the number of shares requested to be redeemed pursuant to this





                                   -14-

Section 5 within thirty (30) days of receipt of such copy of such Redemption Request by such holder.

                e. At least fifteen (15) but no more than thirty (30) days prior to a Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred to be redeemed pursuant to this Section 5, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected and specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in
Section 5f, on or after the Redemption Date, each holder of Preferred to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                f. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Preferred designated for redemption in the Redemption Notice as holders of Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred and Series B Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred and Series B Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Preferred. For the purpose of determining whether funds are legally available for redemption of shares of Preferred as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. The shares of Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time





                                   -15-
thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

                 g. Subject to Section 5f, on or prior to each Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Preferred to be redeemed pursuant to this Section 5 and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to Section 5e above. As of the Redemption Date, to the extent adequate funds are on hand in the deposit account, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 5g for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 4 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 5g remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

          D.    Voting Rights of Stockholders.

                1. Voting Rights in General. Except as otherwise required by law and as provided in Sections 3 and 4 below:

                      a. each share of Common issued and outstanding shall have one vote;

                      b. each share of Preferred issued and outstanding shall have the number of votes equal to the number of Common shares into which such share of Preferred is convertible as adjusted from time to time pursuant to Section 4 above;



                                   -16-

                      c. the Common and the Preferred shall vote together as a single class; and

                      d. each share of Preferred Stock other than Preferred issued and outstanding shall have the number of votes determined by the Board of Directors upon establishment and designation of such shares as described in Section 4 below.

                2. Fractional Votes. Notwithstanding the foregoing, fractional votes by the holders of Preferred shall not be permitted and any fractional voting rights resulting from the above formula with respect to Preferred (after aggregating all shares into which shares of Preferred held by each holder could be converted) shall be rounded to the nearest whole number.

                3. Voting Rights for Election of Directors. Notwithstanding
Section 1 above, and so long as at least sixty thousand (60,000) shares of Preferred remain outstanding, the holders of the Series B Preferred shall be entitled to elect two (2) directors, the holders of the Common voting together as a single class shall be entitled to elect one (1) director and all remaining directors shall be elected by the holders of the Common and Preferred voting together as a single class. The directors whom the holders of Series B Preferred shall be entitled to elect voting alone as a class shall both be in Class III; and the director whom the holders of Common shall be entitled to elect voting alone as a class shall be in Class II; as such Classes are described in Article V of this Certificate of Incorporation. At such time as less than sixty thousand (60,000) shares of Preferred shall be outstanding, and therefore, the Common and Preferred shall vote together as a single class in the election of all directors. The holders of shares of Preferred Stock other than Preferred shall have no voting rights with respect to the election of directors until the Company IPO, and following the Company IPO such holders shall have such rights as given by the Board of Directors upon establishment and designation of such shares.

                4. Voting Rights Designated by Board of Directors. Subject to the provisions of Section 3 above, the Board of Directors shall fix the voting rights of each share of Preferred Stock other than Preferred at the time of establishment and designation of such share as provided in this Certificate of Incorporation.






                                   -17-

          E.    Covenants.

                In addition to any other rights provided by law and so long as at least sixty thousand (60,000) shares of Preferred remain outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of:

                1. The holders of not less than a majority of all outstanding shares of Series A Preferred and a majority of all outstanding shares of Series B Preferred, with each such series voting separately as a single class:

                      a. alter or change the rights, preferences, or privileges of the Preferred materially or adversely;

                      b. increase the authorized number of shares of Preferred;

                      c.    create any new class or series of stock
or any other securities convertible into equity securities of the Corporation having a preference over the Preferred with respect to voting rights, liquidation preferences or dividends; or

                      d.    take any action that results in any
merger or consolidation of the Corporation, any sale of all or substantially all of the assets of the Corporation (other than securitization or similar transactions in the ordinary course of the Corporation's business) or any reorganization of the Corporation's capital structure.

                2. The holders of not less than a majority of all outstanding shares of Series A Preferred, a majority of all outstanding shares of Series B Preferred, a majority of each additional outstanding series of Preferred Stock, if any, and a majority of all outstanding shares of Common, each voting separately as a single class:

                      a. alter or change the terms or provisions of Section D above (Voting Rights) or this Section E2a.

          F.    Residual Rights.

          All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common, subject to any rights expressly granted by the Board of Directors with respect to shares of any series of Preferred Stock (other than Preferred) established and designated as provided herein.






                                   -18-

          G.    Certain Repurchases Deemed to be Distributions.

          Notwithstanding any other provisions of this Article III, the corporation may, subject to restrictions imposed by applicable law, make any necessary distributions in connection with the repurchase of shares of Common issued to or held by officers, directors or employees of or consultants to the Corporation upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such person.


                                   ARTICLE V.

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the Board of Directors shall be as specified in the Bylaws of the Corporation.

          The directors shall be divided into three classes, designated Class I, Class II and Class III. The directors in Class III and one of the directors in Class II shall be elected pursuant to the provisions of Section D3 of Article IV of this Certificate of Incorporation, if applicable. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1996 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1997 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1998 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold





                                   -19-
office for a term that shall coincide with the term of the class to which such director shall have been elected.


                                   ARTICLE VI.

          Any or all of the directors of the Corporation may be removed from office at any time, but only by the affirmative vote of the holders of a majority, if such removal is for cause, and of the holders of at least two-thirds, if such removal is without cause, of the outstanding shares of Voting Stock (as hereinafter defined) of the Corporation, considered for purposes of this Article VI as one class; provided, however, that a director elected by a particular class or series as provided in Section D3 of Article IV of this Certificate of Incorporation may be removed only by the affirmative vote of the holders of a majority, if such removal is for cause, and of the holders of at least two-thirds, if such removal is without cause, of the outstanding shares of the particular class or series of shares that elected such director.


                                  ARTICLE VII.

          Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.


                                  ARTICLE VIII.

          Except as otherwise provided in Article IV, no action may be taken by the stockholders except at an annual or special meeting of stockholders, and no action may be taken by stockholders by written consent.


                                   ARTICLE IX.

          Special meetings of the stockholders of the Corporation for any purpose or purposes may be called as provided in the Bylaws of the Corporation.


                                   ARTICLE X.

          The affirmative vote of the holders of not less than two-thirds of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation, voting as a single class, shall be required for the approval or





                                   -20-
authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any "Related Person" (as hereinafter defined); provided, however, that the two-thirds voting requirement shall not be applicable if:

                1. The Board of Directors of the Corporation by a majority vote of the directors then holding office (a) has expressly approved in advance the acquisition of the outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person or (b) has approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;

                2. The Board of Directors of the Corporation by a majority vote of the disinterested directors approves the Business Combination;

                3. The Business Combination is solely between the Corporation and another corporation, 100% of the Voting
    Stock of which is owned directly or indirectly by the Corporation; or

                4. The Business Combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions) paid by the Related Person in acquiring any of its holdings of the Corporation's Common Stock.

          For the purposes of this Article:

              (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Related Person,
(b) any sale lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person, (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the Corporation or a subsidiary of





                                   -21-
the Corporation to a Related Person, (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person, (g) any recapitalization that would have the effect of increasing the voting power of a Related Person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

             (ii) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on September 1, 1995 in Rule 12b-2 under the Securities Exchange Act of 1934), is the "Beneficial Owner" (as defined on September 1, 1995 in Rule 13d-3 under the Securities Exchange Act of
1934) of in the aggregate 10% or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

            (iii) The term "Substantial Part" shall mean more than 10% of the book value of the total assets of the company in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.

             (iv) Without limitation, any shares of Common Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

              (v) For the purpose of Section 4 of this Article, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

             (vi) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors (other than Class III directors elected pursuant to Section D3 of Article III of this Certificate of Incorporation) and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.






                                   -22-

          Nothing contained in this Article X shall be construed to limit any right conferred by the Corporation's charter documents or the GCL on any class of stock of the Corporation to approve any Business Combination by class vote.


                                   ARTICLE XI.

          No director of the Corporation shall be personally liable to the Corporation or it stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XI or adoption of any provision of this Certificate of Incorporation inconsistent with this
Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

                                  ARTICLE XII.

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote thereon.


                                  ARTICLE XIII.

          The provisions set forth in this Article XIII, in the second paragraph of Article V herein and in Articles VI, VIII, IX, X and XII herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote thereon.







                                   -23-

                                  ARTICLE XIV.

          Subject to the foregoing, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                   ARTICLE XV.

          Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the





                                   -24-
stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


                                  ARTICLE XVI.

          The incorporator is Christopher J. Kearns, whose mailing address is 501 West Broadway, 19th Floor, San Diego, California 92101.


          IN WITNESS WHEREOF, ACC CONSUMER FINANCE CORPORATION has caused this Certificate of Incorporation to be signed November 8, 1995, in the City and County of San Diego, State of California.


                                        ACC CONSUMER FINANCE CORPORATION



                                        By /s/ Christopher J. Kearns
                                           ------------------------------
                                            Christopher J. Kearns, Incorporator






                                   -25-

                                State of Delaware
                      Office of the Secretary of State                PAGE 1

               -----------------------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ACC CONSUMER FINANCE CORPORATION", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MAY, A.D. 1996, AT 4 O'CLOCK P.M.
      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.















                                              /s/ Edward J. Freel
                              [seal]     -----------------------------------
                                         Edward J. Freel, Secretary of State

                                                   AUTHENTICATION:   7949560

                                                             DATE:  05-16-96

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


                       OF ACC CONSUMER FINANCE CORPORATION


            ACC Consumer Finance Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

            FIRST: That the board of directors of said Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

            RESOLVED: that ARTICLE IV shall be amended by as follows:

            Upon the filing of this Certificate of Amendment, every one (1) outstanding share of Common Stock, $.001 par value, of the Corporation ("Common Stock"), shall be split and converted into twenty-three (23) shares of Common Stock; and neither (i) the authorized or outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock nor any other Preferred Stock of the Corporation, nor (ii) the powers, preferences or rights of any stockholder of the Corporation, shall otherwise be affected.

            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and said written consent was filed with the Corporation.

            THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Sections 141, 242 and 228 of General Corporation Law of the State of Delaware.











                                   -1-

            FOURTH: That the capital of the Corporation will not be reduced under or by reason of said amendment.

            IN WITNESS WHEREOF, said ACC Consumer Finance Corporation has caused this Certificate of Amendment to be signed by Rocco J. Fabiano, its Chairman of the Board and Chief Executive Officer, and attested by Jack R. Cohen, its
Secretary as of  May 13   , 1996.
                ----------

                         ACC CONSUMER FINANCE CORPORATION,
                         a Delaware corporation


                         By /s/ Rocco J. Fabiano
                            -----------------------

                            Rocco J. Fabiano,
                            Chairman of the Board and
                            Chief Executive Officer

ATTEST:


/s/ Jack R. Cohen
- -----------------------------
Jack R. Cohen,
Secretary







                                   -2-

                                 EXHIBIT 3.2


                                   BYLAWS
                                     OF
                      ACC CONSUMER FINANCE CORPORATION


                                 ARTICLE 1.

                              CORPORATE OFFICES


            1.1 Principal Office. The principal office of the corporation shall be 12750 High Bluff Drive, Suite 320,
San Diego, California  92130.

            1.2 Registered Office. The registered office of the corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may, but need not, be identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.

            1.3 Other Offices. The board of directors may at any time establish other offices at any place or places within or outside the State of Delaware where the corporation is qualified to do business.


                                 ARTICLE 2.

                          MEETINGS OF STOCKHOLDERS


            2.1 Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

            2.2 Annual Meeting. The annual meeting of stock-holders shall be held each year on a date and at a time desig-nated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.

            2.3 Special Meeting. In addition to such special meetings as are required by applicable law, a special meeting of the stockholders may be called at any time only by the board of directors, the chairman of the board, the chief executive officer, the president or, upon the written request of a stockholder or stockholders holding shares in aggregate entitled to cast not less then 10% of the votes at the meeting, by the secretary.

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                              Page 170 of 606

            If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting (which shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request) and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the chief executive officer, the president, any vice president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.7, explaining that a meeting will be held at the time requested by the person or persons calling the meeting, and specifying such time. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

            2.4 Notice of Stockholders' Meetings. Except as otherwise required by applicable law, all notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.7 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

            2.5 Director Nominations. Only persons who are nominated in accordance with the procedures set forth in this
Section 2.5 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedure set forth in this Section 2.5. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder notice shall be delivered to or mailed and received at the principal executive office of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation that are beneficially owned by such person and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in such case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and
(ii) the class and number of shares of the corporation that are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination pertaining to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            2.6 Business Introduced by Stockholders. With respect to business introduced by a stockholder that is not specified in the notice of annual meeting, the stockholder must have given timely notice thereof in writing to the secretary of the corporation for that business to be properly introduced at the annual meeting. To be timely, the notice must be delivered to or mailed and received by the secretary of the corporation in the same manner and subject to the same time requirements in accordance with the procedure set forth in Section 2.5. As to each matter the stockholder proposes to bring before the meeting, the stockholder's notice must set forth the following:
(i) a brief description of the business sought to be presented at the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of corporation stock that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

            2.7 Manner of Giving Notice; Affidavit of Notice. Except as otherwise required by applicable law, written notice of any meeting of stockholders, if mailed, shall be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            2.8 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) a majority of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

            2.9 Adjourned Meeting; Notice. When a meeting is adjourned to another time or place, unless these Bylaws or the certificate of incorporation or applicable law otherwise requires, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            2.10 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairman to be in order.

            2.11 Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

            Except as may be otherwise provided in the certificate of incorporation, each stockholder entitled to vote


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                              Page 173 of 606
shall be entitled to one vote for each share of capital stock held by such stockholder.

            Directors shall be elected by plurality of the votes cast by holders of shares entitled to vote thereon. All other elections shall be determined and all questions decided by majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except in such cases as shall otherwise be required by statute, the certificate of incorporation or these Bylaws.

            2.12 Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

            2.13 Record Date for Stockholder Notice; Voting. Except as otherwise required by applicable law, in order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

            If the board of directors does not so fix a record date:

                (i)     The record date for determining
stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (ii)     The record date for determining
stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.


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                              Page 174 of 606

            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

            2.14 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, facsimile signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney in fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of
Section 212(c) of the General Corporation Law of Delaware.

            2.15 List of Stockholders Entitled to Vote. The officer who is in charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during the ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


                                 ARTICLE 3.

                                 DIRECTORS


            3.1 Powers. Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders of the outstanding shares, the business, property and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

            3.2 Number of Directors. The authorized number of directors shall be not less than five nor more than nine. The board of directors shall consist of five persons (one person in Class I, and two persons in each of Class II and Class III, which Classes are described in the certificate of incorporation) until changed by a proper amendment to this
Section 3.2. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

            3.3 Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these Bylaws, a class of directors shall be elected at each annual meeting of stockholders to hold office until the expiration of the director's term, as specified in the certificate of incorpora-tion. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

            3.4 Resignation and Vacancies. Any director may resign at any time upon written notice to the attention of the secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

            Unless otherwise provided in the certificate of incorporation or these Bylaws, any vacancy in the board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director.

            If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may for the purpose of electing directors call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in
Section 211 of the General Corporation Law of Delaware.




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                              Page 176 of 606

            If, at the time of filling any vacancy, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to the filling of such vacancy), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such director, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of
Section 211 of the General Corporation Law of Delaware as far as possible.

            3.5 Place of Meeting; Meetings By Telephone. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

            Unless otherwise restricted by the certificate of incorporation or by these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            3.6 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

            3.7 Special Meetings; Notice. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, any vice president, the secretary or any two (2) directors.

            Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, or facsimile transmission, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least three (3) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telegram, or facsimile transmission, it shall be delivered personally or by telephone, or to the telegraph company, or by facsimile transmission, at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director if the person giving the notice has reason to believe the notice will be communicated promptly to the director. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the corporation, the place of the meeting.


            3.8 Quorum. At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

            A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

            3.9 Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meetings except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

            3.10 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

            3.11 Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of a director.

            3.12 Approval of Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of any of its subsidiaries, including any officer or employee who is a director of the corporation or of any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

            3.13 Removal of Directors. Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire board of directors may be removed, but only by the affirmative vote of the holders of a majority, if such removal is for cause, and of the holders of at least two-thirds, if such removal is without cause, of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.


                                 ARTICLE 4.

                                 COMMITTEES


            4.1 Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation.
The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as a director, (ii) his resignation as a committee member or as a director or (iii) his removal as a committee member or as a director. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these Bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets,
(iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or (v) amend these Bylaws; and, unless the board resolution establishing the committee, these Bylaws or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

            4.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required to do so by the board of directors.

            4.3 Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meeting),
Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of those provisions as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                 ARTICLE 5.

                                  OFFICERS


            5.1 Officers. The Corporation shall have a chairman of the board, a chief executive officer or a president or both, a secretary, a chief financial officer and treasurer, a chief operating officer and a chief credit officer. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

            5.2 Appointment of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 of these Bylaws, shall be appointed by the board of directors.

            5.3 Subordinate Officers. The board of directors may appoint, or empower the chief executive officer and/or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

            5.4 Removal and Resignation of Officer. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board, or, by any officer upon whom such power of removal may be conferred by the board of directors.

            Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

            5.5 Vacancies in Offices. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

            5.6 Chairman Of The Board. The chairman of the board shall, if present, preside at all meetings of the board of directors and stockholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these Bylaws.


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                              Page 181 of 606

If at any time there is no chief executive officer or president, the chairman of the board shall in addition have the powers and duties prescribed in Section 5.7 or 5.8 of this
Article 5, as applicable.

            5.7 Chief Executive Officer. The chief executive officer shall, subject to the control of the board of directors, have general direction and strategic control of the business and the officers of the corporation. In the absence of the chairman of the board, the chief executive officer shall preside at all meetings of the stockholders and at all meetings of the board of directors. The chief executive officer shall exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or these Bylaws.

            5.8 President. The president shall have general supervision and control of the sales and marketing and administration of the corporation and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws, subject to the control of the board of directors, the chairman of the board and the chief executive officer.

            5.9 Chief Operating Officer. The chief operating officer shall have general supervision and control over the operations of the corporation, subject to the control of the board of directors, chairman of the board, chief executive officer and president. The chief operating officer may sign and execute, in the name of the corporation, any instrument authorized by the board of directors, except when a signing and/or execution thereof shall have been expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation. The chief operating officer shall have all the general powers and duties of management usually vested in the chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the board of directors of these Bylaws.

            5.10 Vice Presidents. In the absence or disability of the chairman of the board, the chief executive officer, the president and the chief operating officer, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the chairman of the board or the chief executive officer.

            5.11 Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the


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corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, the name of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

            The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

            The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

            5.12 Chief Credit Officer. The chief credit officer shall be responsible for the credit approval department and the loan underwriting and review process of loans purchased by the corporation. The chief credit officer will be responsible for oversight of underwriting personnel of the corporation. The chief credit officer shall also have such other powers and duties as may be prescribed from time to time by the board of directors or these Bylaws.

            5.13 Chief Financial Officer and Treasurer. The chief financial officer and treasurer shall be the principal accounting officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

            The chief financial officer and treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer and treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer, the president and/or directors, whenever they request it, an account of all his


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transactions as chief financial officer and treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

            5.14 Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.


                                 ARTICLE 6.

                             RECORDS AND REPORTS


            6.1 Maintenance and Inspection of Records. The cor-poration shall, whether at its principal executive offices or at such places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

            Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

            6.2 Inspection by Directors. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extract therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the



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inspection, or award such other and further relief as the Court may deem just and proper.

            6.3 Annual Statement to Stockholders. The board of directors shall present at each annual meeting and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


                                 ARTICLE 7.

                               GENERAL MATTERS


            7.1 Checks. From time to time, the board of directors shall determine, by resolution, which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

            7.2 Execution of Corporation Contracts and Instru-ments. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

            7.3 Stock Certificates; Partly Paid Shares. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares repre-sented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors or the chief executive officer or president, and by the chief financial officer and treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose


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
facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

            The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares and upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

            7.4 Special Designation on Certificates. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

            7.5  Lost Certificates.  Except as provided in this
Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncer-tificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.



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            7.6  Construction; Definitions.  Unless the context
requires otherwise, the general provisions, rules of construction and definitions in the Delaware General
Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term "person" includes both a corporation and a natural person.

            7.7 Dividends. The directors of the corporation, subject to any restrictions contained in (i) the General
Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.

            The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation and meeting contingencies.

            7.8 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

            7.9 Seal. The corporation may adopt a corporate seal, which may be altered at its pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

            7.10 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books.

            7.11 Stock Transfer Agreement. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

            7.12 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person regis-tered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares and shall not be bound to recognize any


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
equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                 ARTICLE 8.

                                 AMENDMENTS


            Bylaws of the corporation may be adopted, amended or repealed by the requisite number of stockholders entitled to vote as required by the certificate of incorporation; provided, however, that the corporation may, in its certificate of incor-poration, confer the power to adopt, amend or repeal Bylaws upon the directors.


                                 ARTICLE 9.

                               INDEMNIFICATION


            9.1 Indemnification -- Third Party Proceedings. The corporation (i) shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the corpora-tion, or any subsidiary of the corporation (the "Indemnitee"), and (ii) may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the corporation (the "Indemnitee Agent"), and such proceeding relates to any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director, employee or agent, or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, subject to Section 9.20, attorneys' fees and disbursements and any expenses of establishing a right to indemnification pursuant to this Article 9 or under Delaware law), judgments, fines, settlements (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent rea-sonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding,


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if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee's or Indemnitee Agent's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner that Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, shall not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee's or Indemnitee Agent's conduct was unlawful.

            9.2 Indemnification -- Proceedings by or in the Right of the Corporation. The corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation or any subsidiary of the corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a director, officer, employee or other agent of the corporation, or any subsidiary of the corporation, and such action relates to any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director, employee or agent, or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, subject to Section 9.20, attorneys' fees and disbursements and any expenses of establishing a right to indemnification pursuant to this Article 9 or under Delaware law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the action or suit if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee (or Indemnitee Agent) shall have been adjudged to have been liable to the corporation in the performance of Indemnitee's or Indemnitee Agent's duty to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee (or Indemnitee Agent) is fairly and reasonably entitled to indemnity for expenses and then only to the extent that such court shall determine is proper.

            9.3 Determination of Right of Indemnification. Any indemnification under Section 9.1 or 9.2 (unless ordered by a


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
court) shall be made by the corporation unless a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

            9.4 Successful Defense on Merits. To the extent that Indemnitee (or Indemnitee Agent) without limitation has been successful on the merits in defense of any proceeding referred to in Sections 9.1 or 9.2 above, or in defense of any claim, issue or matter therein, the corporation shall indemnify Indemnitee (or Indemnitee Agent) against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by Indemnitee (or Indemnitee Agent) in connection therewith.

            9.5  Certain Terms Defined.  For purposes of this
Article 9, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to "proceeding" shall include any threatened, pending or com-pleted action or proceeding, whether civil, criminal, administrative or investigative. References to "corporation" include all constituent corporations absorbed in a consolida-tion or merger as well as the resulting or surviving corpora-tion, so that any person who is or was a director, officer, employee or other agent of such a constituent corporation or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 9 with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

            9.6 Advancement of Expenses. The corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actu-ally paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 9.1 or 9.2 hereof; provided, that Indem-nitee or Indemnitee Agent undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the corporation as authorized


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hereby.  The advances to be made hereunder shall be paid by the corporation (i) to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the corporation; and (ii) to Indemnitee Agent within twenty (20) days following the later of a written request therefor by Indemnitee Agent to the corporation and determination by the corporation to advance expenses to Indemnitee Agent pursuant to the corporation's discretionary authority hereunder.

            9.7 Notice of Claim. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Article 9, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this
Article 9, give the corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this Article 9. Notice to the corporation shall be directed to the secretary of the corporation at the principal business office of the corpora-tion (or such other address as the corporation shall designate in writing to Indemnitee or Indemnitee Agent). In addition, Indemnitee or Indemnitee Agent shall give the corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's or Indemnitee Agent's power.

            9.8 Enforcement Rights. Any indemnification provided for in Sections 9.1 or 9.2 or 9.4 shall be made no later than sixty (60) days after receipt of the written request of Indemnitee. If a claim or request under this Article 9 or under any statute providing for indemnification is not paid by the corporation, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the corporation, Indemnitee may, but need not, at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or request, and subject to
Section 6.20, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees and disbursements) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct that make it permissible under applicable law for the corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 9.6 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the corporation contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the corporation (including its


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                              Page 191 of 606
board of directors or any subgroup thereof, independent legal counsel or its stockholders). The board of directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.

            9.9 Assumption of Defense. In the event the corporation shall be obligated to pay the expenses of any proceeding against an Indemnitee (or Indemnitee Agent), the corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee (or Indemnitee Agent), which approval shall not be unreason-ably withheld, upon the delivery to Indemnitee (or Indemnitee Agent) of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indem-nitee (or Indemnitee Agent) and the retention of such counsel by the corporation, the corporation will not be liable to Indemnitee (or Indemnitee Agent) under this Article 9 for any fees of counsel subsequently incurred by Indemnitee (or Indemnitee Agent) with respect to the same proceeding, unless
(i) the employment of counsel by Indemnitee (or Indemnitee Agent) is authorized by the corporation, (ii) Indemnitee (or Indemnitee Agent) shall have reasonably concluded that there may be a conflict of interest of such counsel retained by the corporation between the corporation and Indemnitee (or Indemnitee Agent) in the conduct of such defense, or (iii) the corporation ceases or terminates the employment of such coun-sel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's (or Indemnitee Agent's) counsel shall be at the expense of the corporation. At all times, Indemnitee (or Indemnitee Agent) shall have the right to employ other counsel in any such pro-ceeding at Indemnitee's (or Indemnitee Agent's) expense.

            9.10 Approval of Expenses. No expenses for which indemnity shall be sought under this Article 9, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the corporation, which consent shall not be unreasonably withheld.

            9.11 Subrogation. In the event of payment under this Article 9, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (or Indemnitee Agent), who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

            9.12  Exceptions.  Notwithstanding any other
provision herein to the contrary, the corporation shall not be obligated pursuant to this Article 9:

            (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not


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                              Page 192 of 606
by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this
Article 9 or any other statute or law or as otherwise required under the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the corporation in specific cases if the board of directors has approved the initiation or bringing of such suit; or

            (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Article 9, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

            (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penal-ties, and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the corporation; or

            (d) Claims Under Section 16(b). To indemnify Indem-nitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of
Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

            9.13 Partial Indemnification. If Indemnitee is entitled under any provision of this Article 9 to indemnification by the corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

            9.14 Coverage. This Article 9 shall, with respect to expenses incurred following adoption of this Article 9, to the extent permitted by law, apply to acts or omissions of
(a) Indemnitee that occurred prior to the adoption of this
Article 9 if Indemnitee was a director or officer of the corporation, or any predecessor corporation or constituent corporation in a merger involving the corporation, or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred; and (b) Indemnitee Agent that occurred prior to the adoption of this Article 9 if Indemnitee Agent was an employee or other agent of the corporation, or any preclusion or constituent corporation to a merger involving the corporation, or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the time such act or omission occurred. All rights to indemnification under this Article 9 shall be deemed to be provided by a contract between the corporation and the Indemnitee in which the corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary and notwithstanding that such indemnification is not specifically authorized by these Bylaws or by statute. Any repeal or modification of these Bylaws, the Delaware General Corporation Law or any other applicable law shall not affect any rights or obligations then existing under this Article 9. The provisions of this Article 9 shall continue as to Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Article 9 shall be binding upon the corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee's and Indemnitee Agent's estate, heirs, legal representatives and assigns.

            9.15 Non-Exclusivity. Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under these Bylaws, any agreement, any vote of stockholders or disinterested directors, or under the laws of the State of Delaware. The corporation may enter into indemnification agreements with its directors, officers, employees or agents.

            9.16 Severability. Nothing in this Article 9 is intended to require or shall be construed as requiring the corporation to do or fail to do any act in violation of applicable law. If this Article 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this Article 9 that shall not have been invalidated.

            9.17 Enforceability Acknowledgment. In certain instances, Federal law or applicable public policy may prohibit the corporation from indemnifying its directors and officers under this Article 9 or otherwise. The corporation, if appro-priate, may undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the corporation's right under public policy to indemnify an Indemnitee or Indemnitee Agent.

            9.18 Officer And Director Liability Insurance. The corporation shall, from time to time, make the good faith determination whether or not it is practicable for the corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the corporation with coverage for losses from wrongful acts, or to ensure the corporation's performance of its indemnification obligations under this
Article 9. Among other considerations, the corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the corporation shall have no obligation to obtain or maintain such insurance if the corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the corporation.

            9.19 Notice To Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 9.7 hereof, the corporation has director and officer liability insurance in effect, the corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

            9.20 Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Article 9 to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action insti-tuted by or in the name of the corporation under this
Article 9, or to enforce or interpret any of the terms of this
Article 9, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous. The board of directors may, in its discretion, provide by resolution for payment of such attorneys' fees to any Indemnitee Agent.

            9.21 Notice. All notices, requests, demands and other communications under this Article 9 shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or

(ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.




                                   -27-

                      CERTIFICATE OF ADOPTION OF BYLAWS

                                     OF

                      ACC CONSUMER FINANCE CORPORATION

            The undersigned person appointed in the Certificate of Incorporation to act as the Incorporator of ACC CONSUMER
FINANCE CORPORATION, hereby adopts the foregoing bylaws, comprising nineteen (19) pages, as the Bylaws of the corporation.

            Executed this  9th  day of  November  , 1995.
                          -----        -----------



                                   /s/ Christopher J. Kearns
                                   --------------------------------------
                                   Christopher J. Kearns




                                   -28-

                                 EXHIBIT 4.1




===============================================================================

                        ACC CONSUMER FINANCE CORPORATION


                                      AND


                          NORWEST BANK MINNESOTA, N.A.
                                    TRUSTEE



                      ------------------------------------

                                   INDENTURE

                       Dated as of [November ____], 1996

                      ------------------------------------



                                 $[17,250,000]

                                  _____% NOTES

                              DUE DECEMBER 1, 2003




===============================================================================

                               TABLE OF CONTENTS
                               -----------------
                                                                       Page
                                                                       ----
ARTICLE 1

        DEFINITIONS...................................................... 9

ARTICLE 2

        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
        AND EXCHANGE OF NOTES............................................16

        SECTION 2.1.  Designation, Amount and Issue of Notes.............16

        SECTION 2.2.  Form of Notes......................................16

        SECTION 2.3.  Denominations, Dates, Interest Payment and
                      Record Dates.......................................16

        SECTION 2.4.  Numbers and Legends on Notes.......................19

        SECTION 2.5.  Execution of Notes.................................19

        SECTION 2.6.  Registration of Transfer of Notes..................19

        SECTION 2.7.  Exchange and Registration of Transfer of
                      Notes..............................................19

        SECTION 2.8.  Temporary Notes....................................20

        SECTION 2.9.  Recognition of Registered Holders of
                      Definitive Notes and Temporary Notes...............21

        SECTION 2.10.  Mutilated, Destroyed, Lost or Stolen Notes........21

        SECTION 2.11.  Form and Authentication of Notes..................22

        SECTION 2.12.  Surrender and Cancellation of Notes...............22

ARTICLE 3

        PARTICULAR COVENANTS OF THE COMPANY..............................22

        SECTION 3.1.  Will Punctually Pay Principal, Premiums and
                      Interest on the Notes..............................22
SECTION 3.2.

               (A)    Office or Agency...................................23


                                       i

               (B)    Appointment of Trustee as paying Agent; Duty of
                      Paying Agent Other Than Trustee....................23

               (C)    Duty of Company Acting as Paying Agent.............24

               (D)    Delivery to Trustee................................24

               (E)    All Sums to be Held Subject to Section 15.2........24

        SECTION 3.3.  Will Pay Indebtedness..............................24

        SECTION 3.4.  Will Maintain Office...............................25

        SECTION 3.5.  Will Keep, and Permit Examination of, Records
                      and Books of Account and Will Permit Visitation
                      of Property........................................25

        SECTION 3.6.  Corporate Existence................................25

        SECTION 3.7.  Maintenance of Properties..........................25

        SECTION 3.8.  Payment of Taxes and Other Claims..................26

        SECTION 3.9.  Will Furnish Annual Certificates...................26

        SECTION 3.10.  Restrictions on Indebtedness......................26

        SECTION 3.11.  Liquidity Maintenance Requirement.................26

        SECTION 3.12.  Limitation on Dividends and Other Payments........27

ARTICLE 4

        NOTEHOLDER LISTS AND REPORTS BY
        THE COMPANY AND THE TRUSTEE......................................27

        SECTION 4.1.  Noteholder Lists, Etc..............................27

        SECTION 4.2.  Reports by Company.................................29

        SECTION 4.3.  Reports by Trustee.................................30

ARTICLE 5

        REDEMPTION OF NOTES AT COMPANY'S OPTION..........................30

        SECTION 5.1.  Election by Company to Redeem Notes................30

        SECTION 5.2.  Redemption of Part of Notes........................31


                                       ii

        SECTION 5.3.  Notice of Redemption...............................31

        SECTION 5.4.  Deposit of Redemption Price........................32

        SECTION 5.5.  Date on Which Notes Cease to Bear Interest, Etc....32

        SECTION 5.6.  All Notes Delivered................................33

ARTICLE 6

        REDEMPTION OF NOTES AT HOLDER'S OPTION...........................33

        SECTION 6.1.  Redemption Right at Holder's Option................33

        SECTION 6.2.  Redemption Procedure...............................33

        SECTION 6.3.  Withdrawal.........................................35

        SECTION 6.4.  Redemption Register................................35

        SECTION 6.5.  Redemption Upon Fundamental Structural Change
                      or Significant Subsidiary Disposition..............36

        SECTION 6.6.  Redemption of Notes Subject to Article 5...........37

ARTICLE 7

        REMEDIES OF TRUSTEE AND NOTEHOLDERS UPON DEFAULT.................37

        SECTION 7.1.  Definition of Default and Event of Default.........37

        SECTION 7.2.  Trustee to Give Noteholders Notice of Defaults.....38

        SECTION 7.3.  Declaration of Principal and Accrued interest
                      Due Upon Default; Holders of Specified Percentage
                      of Notes May Waive Default Declaration.............39

        SECTION 7.4.  Power of Trustee to Protect and Enforce Rights.....40

        SECTION 7.5.  Remedies Cumulative................................40

        SECTION 7.6.  Holders of Specified Percentage of Notes May
                      Direct Judicial Proceedings by Trustee.............41

        SECTION 7.7.  Disposition of Proceeds of Sale....................41

               SECTION 7.8.

               (A)    Payment of Principal and Interest to
                      Trustee Upon Occurrence of Certain Defaults;
                      Judgment May be Taken by Trustee...................41


                                      iii

               (B)    Enforcement of Rights by Trustee During
                      Continuance of an Event of Default.................42

               (C)    Application of Moneys Collected by Trustee.........42

        SECTION 7.9.  Possession of Notes Unnecessary in Action by
                      Trustee............................................43

        SECTION 7.10. Trustee May File Necessary Proofs..................43

        SECTION 7.11. Limitation Upon Right of Noteholders to
                      Institute Certain Legal Proceedings................44

        SECTION 7.12. Right of Noteholder to Receive and Enforce
                      Payment Not Impaired...............................44

        SECTION 7.13. Court May Require Undertaking to Pay Costs.........45

        SECTION 7.14. Unenforceable Provision Inoperative................45

        SECTION 7.15. If Enforcement Proceedings Abandoned, Status
                      Quo Is Established.................................45

        SECTION 7.16. Noteholders May Waive Certain Defaults.............45

ARTICLE 8

        EVIDENCE OF RIGHTS OF NOTEHOLDERS
        AND OWNERSHIP OF NOTES...........................................46

        SECTION 8.1. Evidence of Ownership of Definitive Notes and Temporary Notes Issued Hereunder in Registered
                      Form...............................................46

ARTICLE 9

        CONSOLIDATION, MERGER AND SALE...................................46

        SECTION 9.1.  Company May Merge, Consolidate, Etc., Upon
                      Certain Terms......................................46

        SECTION 9.2.  Successor Corporation to be Substituted............47

        SECTION 9.3.  Opinion of Counsel.................................47

        SECTION 9.4.  Article 9 Subject to Provision of Section 6.5......47

                                       iv

ARTICLE 10
        CONCERNING THE TRUSTEE...........................................47

        SECTION 10.1.  Requirement of Corporate Trustee, Eligibility.....47

        SECTION 10.2.  Acceptance of Trust...............................48

        SECTION 10.3.  Disclaimer........................................49

        SECTION 10.4.  Trustee May Own Notes.............................50

        SECTION 10.5.  Trustee May Rely on Certificates, Etc.............50

        SECTION 10.6.  Money Held in Trust Not Required to be
                       Segregated........................................51

        SECTION 10.7.  Compensation, Reimbursement, Indemnity,
                       Security..........................................51

        SECTION 10.8.  Conflict of Interest..............................52

        SECTION 10.9.  Resignation, Removal, Appointment of
                       Successor Trustee.................................58

        SECTION 10.10. Acceptance by Successor Trustee...................59

        SECTION 10.11.

               (A)    Notice, Etc. on Behalf of Company Delivered
                      to Trustee.........................................59

               (B)    Cash, Securities, Etc. to be Held by Trustee.......59

        SECTION 10.12. Merger or Consolidation of Trustee................60

        SECTION 10.13. Authenticating Agent..............................60

ARTICLE 11

        DISCHARGE OF INDENTURE...........................................61

        SECTION 11.1.  Acknowledgment of Discharge.......................61

        SECTION 11.2.  Money Held in Trust...............................62

ARTICLE 12

        MEETING OF NOTEHOLDERS...........................................63

        SECTION 12.1.  Purposes for Which Meetings May be
                       Called ...........................................63


                                       v

        SECTION 12.2.  Call of Meetings by Trustee; Generally............63

        SECTION 12.3.  Call of Meetings by Trustee; Notice...............63

        SECTION 12.4.  Meetings, Notice and Entitlement to be
                       Present...........................................64

        SECTION 12.5.  Regulations May be Made by Trustee................64

        SECTION 12.6.  Manner of Voting at Meetings and Record to be
                       Kept..............................................66

        SECTION 12.7.  Evidence of Action by Holders of Specified
                       Percentage of Notes...............................66

        SECTION 12.8.  Exercise of Right of Trustee or Noteholders
                       May Not be Hindered or Delayed by Call of Meeting
                       of Noteholders....................................66

ARTICLE 13

        SUPPLEMENTAL INDENTURES..........................................67

        SECTION 13.1.  Purposes for Which Supplemental Indentures
                       May be Executed by Company and Trustee............67

        SECTION 13.2.  Modification of Indenture by Written Consent
                       of Noteholders....................................68

        SECTION 13.3.  Requirements for Execution; Duties and
                       Immunities of Trustee.............................69

        SECTION 13.4.  Supplemental Indentures Part of
                       Indenture.........................................69

        SECTION 13.5.  Notes Executed After Supplemental Indenture
                       to be Approved by Trustee.........................70

        SECTION 13.6.  Supplemental Indentures Required to Comply
                       with Trust Indenture Act of 1939..................70

ARTICLE 14

        IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
        OFFICERS AND DIRECTORS...........................................70

        SECTION 14.1.  Immunity of Certain Persons.......................70


                                       vi

ARTICLE 15

        MISCELLANEOUS....................................................70

        SECTION 15.1.  Benefits Restricted to Parties and to Holders
                       of Notes..........................................70

        SECTION 15.2.  Deposits for Notes Not Claimed for Specified
                       Period to be Returned to Company on Demand........71

        SECTION 15.3.  Formal Requirements of Certificates and
                       Opinions Hereunder................................71

        SECTION 15.4.  Evidence of Act of the Noteholders................72

        SECTION 15.5.  Parties to Include Successors and
                       Assigns...........................................73

        SECTION 15.6.  In Event of Conflict with Trust Indenture
                       Act, Provisions Therein to Control................73

        SECTION 15.7.  Request, Notices, Etc. to Trustee.................73

        SECTION 15.8.  Manner of Notice..................................73

        SECTION 15.9.  Severability......................................74

        SECTION 15.10. Payments Due on Days When Banks Closed............74

        SECTION 15.11. Backup Withholding Forms..........................74

        SECTION 15.12. Titles of Articles of this Indenture Not
                       Part Thereof......................................74

        SECTION 15.13. Execution in Counterparts.........................75

        SECTION 15.14. Governing Law.....................................75


                                      vii

                        ACC CONSUMER FINANCE CORPORATION

                       _____% Notes due December 1, 2003


                                   TIE-SHEET

of provisions of Trust Indenture Act of 1939 and the Indenture dated as of [November ___], 1996, between ACC Consumer Finance Corporation and Norwest Bank Minnesota, N.A., Trustee.

        TRUST INDENTURE
          ACT OF 1939
            SECTION                                    INDENTURE SECTION
- ----------------------------------------------  -------------------------------
310 (a)(1) (2) (3)............................. 10.1 and 10.12
       (a) (4)................................. Not applicable
       (b)..................................... 10.8 and 10.9
       (c)..................................... Not applicable
311 (c)........................................ Not applicable
312 (a)........................................ 4.1(A) and (B)
       (b)..................................... 4.1(C)
       (c)..................................... 4.1(D)
313 (a)........................................ 4.3
       (b)..................................... Not applicable
       (c)..................................... 4.3
       (d)..................................... 4.3
314 (a)........................................ 4.2(A) and (B)
       (b)..................................... Not applicable
       (c)..................................... 15.3
       (d)..................................... Not applicable
       (e)..................................... 15.3
315 (a)........................................ 10.2(A)
       (b)..................................... 7.2
       (c)..................................... 10.2(B)
       (d)..................................... 10.2(C)
       (e)..................................... 7.13
316 (a) (1).................................... 7.6 and 7.16
       (a) (2)................................. Not applicable
       (b)..................................... 7.12
317 (a)........................................ 7.8 and 7.10
       (b)..................................... 3.2(B) and (C)
318 (a)........................................ 15.6

- -----------------------------

        This tie-sheet does not constitute a part of the Indenture.

            This INDENTURE, dated as of [November ___], 1996, between ACC CONSUMER FINANCE CORPORATION, a Delaware corporation (herein called the "Company") and NORWEST BANK MINNESOTA, N.A., a national banking association, the mailing address of which is [INSERT ADDRESS] (herein, together with each successor as such trustee hereunder, called the "Trustee").

                                  WITNESSETH:

            WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its ____% Notes due December 1, 2003 (hereinafter sometimes called the "Notes") in the aggregate principal amount of up to $17,250,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture;

            WHEREAS, the Notes and the Trustee's certificate of authentication to be borne by the Notes are to be substantially in the following forms, respectively:

                            [FORM OF FACE OF NOTES]

No.             ACC Consumer Finance Corporation                      $

                         ___% NOTE DUE DECEMBER l, 2003

            ACC Consumer Finance Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to _______________, or registered assigns, the sum of _______________ Dollars on or before December 1, 2003, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest (calculated on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof in like coin or currency from the Interest Payment Date to which interest hereon has been paid immediately preceding the date hereof (unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date hereof) or, if no interest has been paid on this Note since the Original Issue Date hereof, as defined in the Indenture referred to on the reverse side hereof, from such Original Issue Date, at the rate of ___% per annum, payable monthly on the first day of each month, commencing December 1, 1996, until the principal hereof shall have been paid or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the applicable Regular Record Date unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice to the registered holders of Notes given by mail to said holders as their

                                       1
names and addresses appear in the Note Register (as defined in the Indenture referred to on the reverse side hereof) not less than 10 days preceding such Special Record Date. The principal hereof and the interest hereon shall be payable at the Main Office of Norwest Bank Minnesota, N.A., Trustee under the Indenture referred to on the reverse side hereof, in Minneapolis, Minnesota, provided, however, that the interest on this Note may be payable, at the option of the Company, by check mailed to the person entitled thereto as such person's address shall appear on the Note Register (including the records of any Note Co-Registrar).

            Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Note shall not be entitled to any benefit under the Indenture referred to on the reverse side hereof, or be or become valid or obligatory for any purpose, until the authentication certificate endorsed hereon shall have been signed by Norwest Bank Minnesota, N.A., Trustee under such Indenture, or a successor trustee thereto under such Indenture.

            IN WITNESS WHEREOF, ACC CONSUMER FINANCE CORPORATION has caused this Note to be signed in its name by its Chief Executive Officer, President, Chief Operating Officer or one of its Vice Presidents by such person's signature or a facsimile thereof, and its corporate seal to be affixed or printed or engraved hereon, or a facsimile thereof, and attested by its Secretary or one of its Assistant Secretaries by such person's signature or a facsimile thereof.

Dated:                              ACC CONSUMER FINANCE CORPORATION



                                    By:_________________________________

                                    Title:______________________________

[CORPORATE SEAL]

Attest:



________________________________

Title:__________________________



                                       2

                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

      This Note is one of the Notes described or provided for in the Indenture referred to on the reverse side hereof.

                              NORWEST BANK MINNESOTA, N.A.
                              as Trustee



                              By:____________________________________
                                    Authorized Officer

                           [FORM OF REVERSE OF NOTE]

                        ACC Consumer Finance Corporation

                        _____% NOTE DUE DECEMBER 1, 2003

            This Note is one of a duly authorized issue of Notes of the Company designated as its ____% Notes due November 1, 2003 (herein called the "Notes"), limited in aggregate principal amount of $17,250,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for or in lieu of other Notes), all issued and to be issued only in fully registered form without coupons under an indenture (herein, together with any Supplemental Indenture, called the "Indenture"), dated as of [November ___, 1996], duly executed and delivered by ACC Consumer Finance Corporation to Norwest Bank Minnesota, N.A., Minneapolis, Minnesota, Trustee (the Trustee, together with its successors being herein called the "Trustee"), to which Indenture (which is hereby made a part hereof and to all of which the holder by acceptance hereof assents) reference is hereby made for a description of the respective rights of and restrictions upon the Company and the holders of the Notes, and the rights, limitations of rights, duties and immunities of the Trustee in respect thereof.

            The Notes are redeemable at the option of the Company as a whole at any time, or in part from time to time, prior to maturity, commencing December 1, 1999, on not less than 30 nor more than 60 days' notice given as provided in the Indenture, upon payment of the then applicable redemption price (expressed in percentages of the principal amount) set forth below under the heading "General Redemption Prices," together in each case with accrued and unpaid interest to the date fixed for redemption, all subject to the conditions more fully set forth in the Indenture. The General Redemption Prices (expressed in percentages of the principal amount) applicable during the 12-month period beginning December________ 1 in the years indicated below are as follows:


                                       3

                           General Redemption Prices

               If redeemed during the 12-month period beginning December 1,


                    1999 ..................................    104%
                    2000 ..................................    102%
                    2001 and thereafter ...................    100%

            In the event of the death of any holder, the Company shall redeem Notes within 60 days following receipt by the Trustee of a written request therefor from such holder's personal representative, or surviving joint tenant(s), tenant by the entirety or tenant(s) in common subject to an annual limitation of $25,000 per holder and an aggregate $300,000; provided that all such Notes presented for payment in the event of the death of the holder that were not redeemed due to the $25,000 or $300,000

                                    4
limitations shall be redeemed during the following twelve (12)-month period(s) in the order of their receipt. Holders of Notes presented for redemption shall be entitled to and shall receive scheduled monthly payments of interest thereon on Interest Payment Dates until their Notes are redeemed.

            In the event that there shall occur a Fundamental Structural Change (as defined in the Indenture), the holder of this Note shall have the right, subject to certain conditions stated in the Indenture, to present it for payment prior to maturity, and the Company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder shall specify). The $25,000 individual and $300,000 aggregate redemption limitations shall not apply to any such redemption.

            Notes may be presented for redemption by delivering to the
Trustee: (i) a written request for redemption, in form satisfactory to the Trustee, signed by the registered holder(s) or his duly authorized representative, (ii) the original Note to be redeemed and (iii) appropriate evidence of death and, if made by a representative or surviving joint tenant, tenant by the entirety or tenant in common of a deceased holder appropriate evidence of authority to make such request. No particular forms of request for redemption or authority to request redemption are necessary. The price to be paid by the Company for all Notes or portions thereof presented to it for redemption is 100% of the principal amount or respective portions thereof plus accrued but unpaid interest to the date of payment. Any acquisition of Notes by the Company other than by redemption at the option of any holder shall not be included in the computation of either the $25,000 or $300,000 limitation for any period.

            For purposes of a holder's request for redemption, a Note held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder. The death of a person, who, during his lifetime, was entitled to substantially all of the beneficial ownership interests of a Note will be deemed the death of the holder, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. For purposes of a holder's request for redemption and a request for redemption on behalf of a deceased holder, a beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint

                                      5
ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the holder or decedent or by or for the holder or decedent and his spouse), and trusts and certain other arrangements where a person has substantially all of the beneficial ownership interests in the Notes during his lifetime. Beneficial ownership interests shall include the power to sell, transfer or otherwise dispose of a Note and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

            In the case of Notes registered in the names of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the $25,000 limitation shall apply to each beneficial owner of Notes held by a Qualified Institution and the death of such beneficial owner shall entitle a Qualified Institution to seek redemption of such Notes as if the deceased beneficial owner were the record holder. Such Qualified Institution, in its request for redemption on behalf of beneficial owners, must submit evidence, satisfactory to the Trustee, that it holds Notes on behalf of such beneficial owners and must certify that the aggregate amount of requests for redemption tendered by such Qualified Institution on behalf of such beneficial owner in the initial period or in any subsequent 12-month period does not exceed $25,000.

            In the case of any Notes which are presented for redemption in part only, upon redemption the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Notes, without service charge, a new Note(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Notes so presented.

            In the case of any Notes or portion thereof which are presented for redemption by a holder and which have not been redeemed at the time the Company gives notice of its election to redeem Notes at its option, such Notes or portion thereof shall first be subject to redemption by the Company at its option as described above and it any such Notes or portion thereof are not redeemed by the Company they shall remain subject to redemption pursuant to presentment by the holder.

            Any Notes presented for redemption by the holder may be withdrawn by the person(s) presenting the same upon delivery of a written request for such withdrawal to the Trustee prior to the issuance of a check in payment thereof in the case of Notes presented by reason of the death of a holder.


                                    6

            If the Company shall deposit with the Trustee in trust funds sufficient to pay the principal of all of the Notes, or such of the Notes as have been or are to be called for redemption, any premium, if any, thereon, and all interest payable on such Notes to the date on which they become due and payable, at maturity or upon redemption or otherwise and shall comply with the other provisions of the Indenture in respect thereof, then from and after said date (or prior thereto as provided in the Indenture), such Notes shall no longer be entitled to any benefit under the Indenture and, as respects the Company's liability thereon, such Notes shall be deemed to have been paid.

            To the extent permitted by, and as provided in, the Indenture, the Company may, by entering into an indenture or indentures supplemental to the Indenture, modify, alter, add to or eliminate in any manner any provisions of the Indenture, or the rights of the Noteholders or the rights and obligations of the Company, upon the consent, as in the Indenture provided, of the holders of not less than sixty-six and two-thirds percent (66-2/3%) in principal amount of the Notes then Outstanding. Notwithstanding the foregoing, no Supplemental Indenture shall, without the consent of the holder of each Outstanding Note affected thereby, change the Stated Maturity of the principal of, or any installment of interest on any Note, or reduce the principal amount thereof or the rate of interest thereon, reduce the percentage of the aggregate principal amount of Outstanding Notes the consent of the holders of which is required for any Supplemental Indenture or for any waiver of compliance with certain provisions of the Indenture, or modify any of the provisions of the Indenture relating to the foregoing, all except as provided in the Indenture.

            If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and all interest accrued on all the Notes at any such time Outstanding under the Indenture may be declared, and upon such declaration shall become, immediately due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that such declaration and its consequence may be waived by the holders of a majority in principal amount of the Notes then Outstanding.

            The Notes are issuable as registered Notes without coupons in denominations of integral multiples of $1,000. Subject to the provisions of the Indenture, the transfer of this Note is registrable by the registered holder hereof, in person or by his attorney duly authorized in writing, at the Main Office of Norwest Bank Minnesota, N.A., in Minneapolis, Minnesota, on books of the Company to be kept for that purpose at said office, upon surrender and cancellation of this Note duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, and thereupon a new fully registered Note of the same series, of the same aggregate principal amount

                                    7
and in authorized denominations, will be issued to the transferee or transferees in exchange therefor; and this Note, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Notes of the same series of other authorized denominations but of the same aggregate principal amount; all as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in relation thereto.

            Prior to due presentment for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered at any given time upon the Note Register as the absolute owner of this Note for the purpose of receiving any payment of, or on account of, the principal and interest on this Note and for all other purposes whether or not this Note be overdue; and neither the Company nor the Trustee, nor any agent of either of them, shall be bound by any notice to the contrary.

            No recourse under any obligation, covenant or agreement contained in the Indenture or in any Note, or because of the creation of the indebtedness represented hereby, shall be had against any incorporator, any past, present or future stockholder, or any officer or director of the Company or any successor corporation, as such under any rule of law, statute or constitution.

            In any case where the date fixed for the payment of principal or interest on any of the Notes or the date fixed for redemption thereof shall not be a business day, then payment of such principal or interest need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date fixed for such payment or redemption, and no interest shall accrue for the period from or after such date.

            All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                         [END OF FORM OF NOTES]


                                    8

               WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions;

               WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, and issued, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

               NOW THEREFORE, THIS INDENTURE WITNESSETH:

               That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution of these presents the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:


                                 ARTICLE 1

                                DEFINITIONS

        SECTION 1.1. The terms defined in this ARTICLE 1 shall (except as herein otherwise expressly provided) for all purposes of this Indenture, have the respective meanings specified in this Article and include the plural as well as the singular. Any term defined in the Trust Indenture Act of 1939, either directly or by reference therein, and not defined in this Indenture, unless the context otherwise specifies or requires, shall have the meaning assigned to such term therein as in force on the date of this Indenture.

               "Act" when used with respect to any Noteholder has the meaning specified in SECTION 15.4.

               "Affected" has the meaning specified in SECTION 13.2.

               "Affiliate" means any person which directly or indirectly controls, is controlled by, or is under direct or indirect common control with, the Company. A person shall be deemed to control a corporation, partnership or other entity, for the purpose of this definition, if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation,

                                     9
partnership or other entity, whether through the ownership of voting securities, by contract, or otherwise.

               "Applicant" has the meaning specified in SECTION 4.1.

               "Authenticating Agent" means the agent of the Trustee which at the time shall be appointed and acting pursuant to SECTION 10.13.

               "Board of Directors" or "Board" means the Board of Directors of the Company or any committee of such Board of Directors, however designated, authorized to exercise the powers of such Board of Directors in respect of the matters in question.

               "Business Day" means any day which is not a Saturday, Sunday or other day on which banking institutions in the State in which the Trustee shall maintain its principal office are authorized or obligated by law or required by executive order to close.

               "Capital Stock" includes any and all shares, interests, participations or other equivalents (however designated) of corporate stock of any corporation.

               "Certified Resolution" means a copy of a resolution or resolutions certified, by the Secretary or an Assistant Secretary of the corporation referred to, as having been duly adopted by the Board of Directors of such corporation or any committee of such Board of Directors, however designated, authorized to exercise the powers of such Board of Directors in respect of the matters in question and to be in full force and effect on the date of such certification.

               "Common Stock" means any Capital Stock of a corporation which is not preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation over shares of any other class of Capital Stock of such corporation.

               "Company" shall mean and include ACC Consumer Finance Corporation until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

               "Company Order" and "Company Request" mean, respectively, a written order or request signed in the name of the Company by its Chairman of the Board, President, Chief Operating Officer, Chief Financial Officer, Secretary or Assistant Secretary and delivered to the Trustee.

               "Consolidated Net Worth" of any person means the consolidated net worth of such person and its Subsidiaries, determined in accordance with generally accepted accounting principles, less good.

                                    10

               "Corporation" shall mean and include corporations, associations companies and business trusts.

               "Daily Newspaper" shall mean a newspaper in the English language of general circulation in New York, New York and customarily published on each business day of the year, whether or not such newspaper is published on Saturdays, Sundays and legal holidays.

               "Date of this Indenture" means the date set forth on the cover page of this Indenture.

               "Day" means a calendar day.

               "Default" means any act or occurrence of the character specified in SECTION 7.1, but excluding any notice or lapse of time, or both, specified therein.

               "Defaulted Interest" has the meaning specified in
SECTION 2.3.

               "Event of Default" means any act or occurrence of the character specified in SECTION 7.1.

               "Executive Officer" means, with respect to any corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer of such corporation.

               "Federal Bankruptcy Act" means Title I of the Bankruptcy Reform Act of 1978, as amended, and codified at Title 11 of the United States Code and the Federal Rules of Bankruptcy Procedure as in effect as of the date hereof or as hereafter amended.

               "Fundamental Structural Change" means the occurrence of any one or more of the following: (A) the Company shall convey, transfer or lease all or substantially all of its assets to any person other than a Subsidiary of the Company, other than as part of a loan securitization or sale entered into in the ordinary course of its business; (B) the Company shall be a party to any merger or consolidation if following such transaction the persons who were stockholders of the Company immediately prior to the transaction do not control at least a majority of the issued and outstanding Capital Stock of the Company or the surviving corporation;
(C) any person shall purchase or otherwise acquire in one or more transactions beneficial ownership of fifty percent (50%) or more of the common stock of the Company outstanding on the date immediately prior to the last such purchase or other acquisition; (D) the Company or any Subsidiary shall purchase or otherwise acquire in one or more transactions during the 12-month period preceding the date of the last such purchase or other acquisition an aggregate of twenty-five percent (25%) or more of the Common Stock of the Company outstanding on the date immediately prior

                                    11
to the last such purchase or acquisition; or (E) the Company shall make a distribution of cash, property or securities to holders of Common Stock (in their capacity as such) (including by means of dividend, reclassification or recapitalization) which, together with all other such distributions during such 12-month period preceding the date of such distribution, has an aggregate fair market value in excess of an amount equal to twenty-five percent (25%) of the fair market value of the Common Stock of the Company outstanding on the date immediately prior to such distribution.

               "Indebtedness" means, without duplication (i) any liability of any person (a) for borrowed money, (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, or (c) for the payment of money relating to a capitalized loan obligation; (ii) any guarantee by any person of, or any commitment relating to, any liability of others described in the preceding clause (i); and (iii) any amendment, renewal, extension or refunding of any liability referred to in clause (i) and (ii) above, all as determined for such person and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that Indebtedness shall not include any liability, the payment or performance of which is secured by a security interest in any property or asset, if recourse by the obligee under such liability upon the non-payment or non-performance thereof is limited to realization pursuant to such security interest upon such property or asset.

               "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

               "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

               "Lien" means any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.

               "Main Office" with reference to the Trustee shall mean the principal corporate trust office of the Trustee, which office is, on the date of this Indenture, located at Norwest Bank Minnesota, N.A., Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069.

               "Maturity" or "Mature," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption at the option of the Company

                                    12
pursuant to ARTICLE 5 or presentment for repayment as provided in ARTICLE 6 hereof, or otherwise.

               "Note" or "Notes" mean one or more of the Notes comprising the Company's issue of Notes issued, authenticated and delivered under this Indenture.

               "Note Co-Registrar" has the meaning specified in
SECTION 2.6.

               "Note Register" and "Note Registrar" have the respective meanings specified in SECTION 2.6.

               "Noteholder," "Holder of the Notes," "Holder" or "holder" or other similar terms mean any person in whose name, as of any particular date, a Note is registered on the Note Register.

               "Officers' Certificate" means a certificate signed by an Executive Officer, the Controller, or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate, to the extent required, shall comply with the provisions of
SECTION 15.3 hereof.

               "Original Issue Date" with respect to any Note (or portion thereof) means the earlier of (A) the date of such Note or (B) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

               "Original Purchasers" means the original purchasers of the Notes pursuant to that certain Underwriting Agreement by and among those parties and the Company.

               "Outstanding" means, as of the date of determination, all Notes which theretofore shall have been authenticated and delivered by the Trustee under this Indenture, except (A) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation, (B) Notes or portions thereof for the payment or redemption of which money in the necessary amount shall have been deposited with the Trustee or any Paying Agent in trust for the holders of the Notes; provided, however, that in the case of redemption, any notice required shall have been given or have been provided for to the satisfaction of the Trustee, and (C) Notes in exchange or substitution for or in lieu of which other Notes have been authenticated and delivered under any of the provisions of this Indenture. Notwithstanding the foregoing provision of this paragraph, Notes in exchange or substitution for or in lieu of which other Notes have been Authenticated and delivered under SECTION 2.10 hereof and which have not been surrendered to the Trustee for cancellation or the payment of which shall not have been duly provided for, shall be deemed to be Outstanding. In determining whether the Noteholders of the requisite principal amount

                                    13
of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the company, including any Subsidiary, or such other obligor shall be disregarded and deemed not Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or a Subsidiary or such other obligor.

               "Over-allotment Option" means the option granted by the Company to the Original Purchasers to purchase up to $2,250,000 aggregate principal amount of the Notes to cover over-allotments pursuant to the Underwriting Agreement by and among the Company and such parties dated as of the date of this Indenture.

               "Paying Agent" means any person authorized by the Company to pay the principal of, premium, if any, and interest on any Notes on behalf of the Company.

               "Permitted Investments" means the investments described on Exhibit A hereto<F1>.

               "Person" means any individual, partnership, corporation, trust, unincorporated association, Joint venture, government or any department or agency thereof, or any other entity.

               "Place of payment" means such place as designated in
SECTION 2.3 hereof.

               "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under SECTION 2.10 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

               "Proceeding" means any suit in equity, action at law or other legal, equitable, administrative or similar proceeding.

               "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

[FN]
<F1> Exhibit A must be provided.

                                    14

               "Regular Record Date" has the meaning specified in
SECTION 2.3.

               "Responsible Officers" of the Trustee means the President, the Chairman of the Board, every Vice President, every Assistant Vice President, the Cashier, every Assistant Cashier, the Secretary, every Assistant Secretary, the Treasurer, every Assistant Treasurer, every Trust Officer, every Assistant Trust Officer, the Controller, every Assistant Controller, and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be any such officers and also means, with respect to a particular corporate trust matter, any other officer to whom such corporate trust matter is referred because of his knowledge and familiarity with a particular subject.

               "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to SECTION 2.3.

               "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

               "Subsidiary" means any corporation more than fifty percent (50%) of whose shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation irrespective of whether or not at the time stock of any other class or classes shall or might have voting power by reason of the

                                    15
happening of any contingency, is owned or controlled directly or indirectly by the Company.

               "Supplemental Indenture" means any indenture supplemental to this Indenture hereafter duly authorized and entered into in accordance with the provisions of this Indenture.

               "Trustee" means Norwest Bank Minnesota, N.A., and, subject to the provisions of the Indenture, shall also include any successor trustee.

               "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed.

               All accounting terms used in this Indenture shall have the meanings assigned to them in accordance with generally accepted accounting principles and practices employed at the time by the Company.

                                 ARTICLE 2

                ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF NOTES

        SECTION 2.1. DESIGNATION, AMOUNT AND ISSUE OF NOTES. The Notes shall be designated as set forth in the form of Note hereinabove recited. Notes in the aggregate principal amount of up to $17,250,000 (and as otherwise provided in SECTION 2.10, upon the execution of this Indenture, or from time to time within 30 days thereafter), may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by an Executive Officer of the Company, without any further action by the Company hereunder.

        SECTION 2.2. FORM OF NOTES. The Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form as in this Indenture hereinabove recited. Any of the Notes may have imprinted thereon such legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

        SECTION 2.3. DENOMINATIONS, DATES, INTEREST PAYMENT AND RECORD DATES. The Notes shall be issuable as registered Notes without coupons in the denominations of $1,000 and any integral multiple of $1,000, and shall be numbered, lettered, or otherwise distinguished in such manner or in

                                    16
accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee.

               The Notes shall be dated the date of authentication thereof by the Trustee. The Stated Maturity of the Notes is December 1, 2003. The Notes shall bear interest annually (calculated on the basis of a 360-day year of twelve 30-day months) at the rate set forth in their titles, payable monthly in each year, from the Interest Payment Date immediately preceding the date of such Note to which interest on the Notes has been paid (unless the date of such Note is the date to which interest on the Notes has been paid, in which case from the date of such Note), or, if no interest has been paid on the Notes since the Original issue Date of such Note, from such Original Issue Date, which interest shall be paid on the first day of each month, commencing December 1, 1996, until payment of the principal thereof becomes due, and at the same rate per annum on any overdue principal and (to the extent legally enforceable) on any overdue installment of interest; and shall be payable as to principal and interest at the Main Office of the Trustee and at such other office or agency as provided in this Indenture.

               Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the Notes, all Notes authenticated by the Trustee between the Regular Record Date (as hereinafter defined) for any Interest Payment Date and such Interest Payment Date shall bear interest from such Interest Payment Date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such Interest Payment Date, then any such Note shall bear interest from the Interest Payment Date immediately preceding the date of authentication of such Note to which interest on the Notes has been paid, or if no interest has been paid on such Notes since the Original Issue Date of such Notes from such Original Issue Date or from such other date as shall have been fixed by this Indenture or any Supplemental Indenture hereto.

               Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest as specified in this SECTION 2.3. The term "Regular Record Date" with respect to a regular monthly Interest Payment Date for the Notes shall mean the close of business on the fifteenth day of the month (whether or not a business day) immediately preceding such Interest Payment Date.

               Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of having

                                    17
been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (A) or clause (B) below:

               (A) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than twenty (20) nor less than ten (10) days prior to the date of the proposed payment and not less than thirty-five (35) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Noteholder at his address as it appears in the Note Register, not less than ten (10) days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a Daily Newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

               (B) The Company may make payment of any Defaulted Interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

               Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

               The principal of and the premium, if any, and the interest on the Notes shall be paid at the office or agency of

                                    18
the Company which shall be located at the Main Office of the Trustee (the "Place of Payment") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest on any Notes may be payable, at the option of the Company, by check mailed to the person entitled thereto as such person's address shall appear on the Note Register.

        SECTION 2.4. NUMBERS AND LEGENDS ON NOTES. Notes may bear such numbers, letters or other marks of identification or designation, may be endorsed with or have incorporated in the text thereof such legends or recitals with respect to transferability or in respect of the Note or Notes for which they are exchangeable, and may contain such provisions, specifications and descriptive words, not inconsistent with the provisions of this Indenture, as may be determined by the Company or as may be required to comply with any law or with any rule or regulation made pursuant thereto.

        SECTION 2.5. EXECUTION OF NOTES. Each Note shall be signed in the name and on behalf of the Company by one of its Executive Officers. The signature of an Executive Officer of the Company may, if permitted by law, be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Notes. In case any officer of the Company who shall have signed, or whose facsimile signature shall be borne by, any of the Notes shall cease to be such Executive Officer of the Company before the Notes so executed shall be actually authenticated and delivered by the Trustee, such Notes shall nevertheless bind the Company and may be authenticated and delivered as though the person whose signature appears on such Notes had not ceased to be such Executive Officer of the Company.

        SECTION 2.6. REGISTRATION OF TRANSFER OF NOTES. The Company shall keep or cause to be kept at the Main Office of the Trustee books for the registration of transfer of Notes issued hereunder (herein sometimes referred to as the "Note Register") and upon presentation for such purpose at such office the Company will register or cause to be registered the transfer therein, under such reasonable regulations as it may prescribe, of such Notes. The Trustee is hereby appointed Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more Note Co-Registrars for such purpose as the Board of Directors may determine where Notes may be presented or surrendered for registration, registration of transfer or exchange and such books, at all reasonable times, shall be open for inspection by the Trustee.

        SECTION 2.7. EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES. Whenever any Note shall be surrendered to the Company at an office or agency referred to in SECTION 3.2 hereof, for registration of transfer or exchange, duly endorsed or accompanied by a proper written instrument or instruments of assignment and transfer thereof or for exchange in form

                                    19
satisfactory to the Company and the Trustee, or any Note Registrar or Note Co-Registrar, duly executed by the holder thereof or his attorney duly authorized in writing, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor, a Note or Notes in the name of the designated transferee, as the case may require, for a like aggregate principal amount and of such authorized denomination or denominations as may be requested. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange,

               The Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge or expense that may be imposed in connection with any exchange or transfer of Notes other than exchanges pursuant to SECTION 2.8 or 13.5 not involving any transfer. No service charge will be made for any such transaction.

               The Company shall not be required to issue or to make registrations of transfer or exchanges of Notes for a period of fifteen
(15) days immediately preceding the date of any selection of Notes to be redeemed. The Company shall not be required to issue or to make registrations of transfer or exchanges of any Notes which have been selected for redemption in whole or in part, except in the case of any Note to be redeemed in part, for which the Company shall register transfers and make exchanges of the portion thereof not so to be redeemed.

               Upon delivery by any Note Co-Registrar of a Note in exchange for a Note surrendered to it in accordance with the provisions of this Indenture, the Note so delivered shall for all purposes of this Indenture be deemed to be duly registered in the Note Register; provided, however, that in making any determination as to the identity of persons who are holders, the Trustee shall, subject to the provisions of SECTION
10.2 be fully protected in relying on the Note Register kept at the Main Office of the Trustee.

        SECTION 2.8. TEMPORARY NOTES. Pending the preparation of definitive Notes the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver temporary Notes which may be printed, lithographed, typewritten, mimeographed or otherwise reproduced. Temporary Notes shall be issuable in any authorized denomination and substantially of the tenor of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the officers of the Company executing such Notes as evidenced by their execution of such Notes. Every such temporary Note shall be authenticated by the Trustee upon the same condition and in substantially the same manner, and with the same effect, as the definitive Notes. If temporary Notes are

                                    20
issued, without unreasonable delay, the Company will execute and deliver to the Trustee definitive Notes and thereupon any and all temporary Notes may be surrendered in exchange therefor, at the offices referred to in
SECTION 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of authorized denominations. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

        SECTION 2.9. RECOGNITION OF REGISTERED HOLDERS OF DEFINITIVE NOTES AND TEMPORARY NOTES. The Company, the Trustee or any agent of the Company or the Trustee may deem and treat (A) the registered holder of any temporary Note, and (B) the registered holder of any definitive Note, as the absolute owner of such Note in accordance with SECTION 8.1.

        SECTION 2.10. MUTILATED, DESTROYED, LOST OR STOLEN NOTES. In case any Note shall become mutilated or be destroyed, lost or stolen, then upon the satisfaction of the conditions hereinafter set forth in this SECTION
2.10 the Company (A) shall, in the case of any mutilated Note, and (B) shall, in the case of any destroyed, lost or stolen Note, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, execute, and upon the written request of the Company, the Trustee shall authenticate and deliver, a new Note of like principal amount bearing a number not contemporaneously outstanding, in exchange and substitution for and upon surrender and cancellation of the mutilated Note or in lieu of and substitution for the Note so destroyed, lost or stolen; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, or shall have been selected or called for redemption, the Company may instead of issuing a substituted Note, pay such Note without requiring the surrender thereof, except that such mutilated Note shall be surrendered. The applicant for such substituted Note shall furnish to the Company and to the Trustee evidence satisfactory to them, in their discretion, of the ownership of and the destruction, loss or theft of such Note and shall furnish to the Company and to the Trustee and any Note Registrar such security and/or indemnity as may be required by them to save each of them, harmless, and, if required, shall reimburse the Company for all expenses (including any tax or other governmental charge and the fees and expenses of the Trustee) in connection with the preparation, authentication and delivery of such substituted Note, and shall comply with such other reasonable regulations as the Company, the Trustee, or either of them, may prescribe.

               Every new Note issued pursuant to this SECTION 2.10 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the

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                              Page 227 of 606
destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Notes duly issued hereunder.

               The provisions of this SECTION 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        SECTION 2.11. FORM AND AUTHENTICATION OF NOTES. Subject to the qualifications hereinbefore set forth, the Notes to be secured hereby shall be substantially of the tenor and effect set forth in the recitals hereto, and no Notes shall be secured hereby or entitled to the benefit hereof, or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon an authentication certificate, substantially in the form set forth in the recitals hereto, executed by the Trustee; and such certificate on any Note issued by the Company shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

        SECTION 2.12. SURRENDER AND CANCELLATION OF NOTES. All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lien of or in exchange for any Notes canceled as provided in this SECTION 2.12, except as expressly permitted by this Indenture. The Trustee shall deliver all canceled Notes held by it to the Company at least annually.

                                 ARTICLE 3

                    PARTICULAR COVENANTS OF THE COMPANY

               Anything in this Indenture or in any Note to the contrary notwithstanding, the Company, expressly for the equal and ratable benefit of the original and future holders of the Notes, covenants and agrees as follows:

        SECTION 3.1. WILL PUNCTUALLY PAY PRINCIPAL, PREMIUMS AND INTEREST ON THE NOTES. The Company will duly and punctually pay, or cause to be paid, the principal, premium, if any, and interest to become due in respect of the Notes Outstanding according to the provisions hereof and thereof.


                                    22

        SECTION 3.2.

               (A) OFFICE OR AGENCY. The Company will maintain an office or agency in the Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Main Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all of the purposes specified above in this SECTION 3.2(A) and may from time to time rescind such designations, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

               (B) APPOINTMENT OF TRUSTEE AS PAYING AGENT; DUTY OF PAYING AGENT OTHER THAN TRUSTEE. The Company hereby appoints the Trustee as Paying Agent and the Company covenants that, if it shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this SECTION 3.2,

                      (1) that such Paying Agent shall hold all sums held by it as such agent for the payment of the principal of and the premium, if any, or the interest on any of the Notes in trust for the benefit of the holders of such Notes or the Trustee;

                      (2) that such Paying Agent shall give the Trustee notice of any Default of the Company in making any payment of the principal of and the premium, if any, or the interest on the Notes when the same shall be due and payable; and

                      (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith to pay to the Trustee all sums so held in trust by such Paying Agent.


                                    23

               (C) DUTY OF COMPANY ACTING AS PAYING AGENT. The Company covenants and agrees that, if it should at any time act as its own Paying Agent, it will, on or before each due date of the principal of and the premium if any, or the interest on the Notes set aside and segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal and premium, if any, or interest so becoming due until such sums shall be paid to such holders or otherwise disposed of as herein provided and will notify the Trustee of its action or of any failure to take such action.

               Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of, and premium, if any, or interest on, any Notes, deposit with one or more Paying Agents a sum sufficient to pay the principal, and premium, if any, or interest, so becoming due, such sum to be held in trust for the benefit of the holders of Notes entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

               (D) DELIVERY TO TRUSTEE. Anything in this SECTION 3.2 to the contrary notwithstanding, the Company may at any time, for the purposes of obtaining the satisfaction and discharge of this Indenture or for any other reason, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or any Paying Agent as required by this SECTION 3.2 such sums to be held by the Trustee upon the trusts contained in this Indenture. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

               (E) ALL SUMS TO BE HELD SUBJECT TO SECTION 15.2. Anything in this SECTION 3.2 to the contrary notwithstanding, the holding of sums in trust as provided in this SECTION 3.2 is subject to the provisions of
SECTION 15.2 hereof.

        SECTION 3.3. WILL PAY INDEBTEDNESS. The Company will, and will cause each Subsidiary to, pay or cause to be paid all of their respective Indebtedness, as and when same shall become due and payable, and will observe, perform and discharge in accordance with their terms all of the covenants, conditions and obligations which are imposed on it by any and all mortgages, indentures and other agreements evidencing or securing Indebtedness of the Company or pursuant to which such Indebtedness is issued, so as to prevent the occurrence of any act or omission which is a default thereunder, and which remains uncured or is not waived for a period of thirty (30) days; provided that this provision shall not be construed to create any liability on the part of the Company for any Indebtedness of its Subsidiaries. The Company will notify the Trustee of any breach of the covenants contained in this SECTION 3.3 within ten (10) days after the Company has knowledge of such breach.


                                    24

        SECTION 3.4. WILL MAINTAIN OFFICE. The Company will maintain an office of the Company, which shall be and remain the principal place of business of the Company, in San Diego, California; provided, however, that upon at least thirty (30) days, prior written notice to the Trustee, the Company may move such office and records to any other address as set forth in such notice.

        SECTION 3.5. WILL KEEP, AND PERMIT EXAMINATION OF, RECORDS AND BOOKS OF ACCOUNT AND WILL PERMIT VISITATION OF PROPERTY. The Company will
(A) keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and each Subsidiary, and (B) permit or cause to permit the Trustee, personally or by its agents, accountants and attorneys, to visit or inspect any of the properties, examine the records and books of account and discuss the affairs, finances and accounts, of the Company and each Subsidiary, with the officers of the Company and Subsidiaries at such reasonable times as may be requested by the Trustee. The Trustee shall be under no duty to make any such visit, inspection or examination.

               The Company covenants that books of record and account will be kept in which full, true and correct entries will be made of all dealings or transactions of, or in relation to, the properties, business and affairs of the Company.

        SECTION 3.6. CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and that of each Subsidiary and the rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries considered as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes.

        SECTION 3.7. MAINTENANCE OF PROPERTIES. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in the connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any such properties, or disposing of any of them, it such discontinuance or disposal is, in the judgment of the Company or of the Subsidiary concerned, desirable in the

                                    25
conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Notes.

        SECTION 3.8. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or, validity is being contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles).

        SECTION 3.9. WILL FURNISH ANNUAL CERTIFICATES. The Company will file with the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 1996, an Officers' Certificate stating, as to each signer thereof, that:

               (A) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and

               (B) to the best of his knowledge, based on such review, the Company has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to him and the nature and status thereof.

        SECTION 3.10. RESTRICTIONS ON INDEBTEDNESS. The Company covenants that (i) it will not, nor will it permit any Subsidiary to, incur, create, assume or otherwise become liable with respect to any Indebtedness unless the Company is in compliance with all the terms, conditions and provisions of the Indenture and (ii) it will not permit its Indebtedness and that of its Subsidiaries, consolidated in accordance with generally accepted accounting principles, to exceed six (6) times the Company's Consolidated Net Worth. The Company will deliver to the Trustee, within 30 days after the end of each fiscal quarter, an Officer's Certificate, which shall set forth the relevant calculations, stating that the Company is, as of the end of such fiscal quarter (and at all times during such fiscal quarter has been), in compliance with the provisions of this SECTION 3.10.

        SECTION 3.11. LIQUIDITY MAINTENANCE REQUIREMENT. On or before ten days prior to and until the next succeeding Interest Payment Date, the Company shall maintain, at the parent company level, Permitted Investments the fair market value of which are

                                    26
equal to or in excess of the product of (a) the aggregate amount of interest payable with respect to the Notes for the next succeeding Interest Payment Date (b) multiplied by six (6). The Company will deliver to the Trustee, within 30 days after the end of each fiscal quarter, an Officer's Certificate stating that the Company is, and at all times during the prior fiscal quarter has been, in compliance with the provisions of this SECTION 3.11.

        SECTION 3.12. LIMITATION ON DIVIDENDS AND OTHER PAYMENTS. The Company will not declare or pay any of the following (each, a "Restricted Payment"): (i) any dividend or other distribution of property or assets other than a dividend payable solely in shares of Capital Stock of the Company; (ii) a repayment or defeasance of any Indebtedness subordinate in right of payment of interest or principal to the Notes (except so long as the Notes are not in default, scheduled payments of principal and interest may be made in accordance with the terms of such subordinated indebtedness); (iii) an exchange of Capital Stock of the Company for an instrument evidencing Indebtedness of the Company incurred after _____________, 199__ or (iv) any repurchase by the Company of its Capital Stock. Notwithstanding the foregoing, the Company (and any of its Subsidiaries) may declare or pay a Restricted Payment, if such Restricted Payment when aggregated with all other Restricted Payments made by the Company or any Subsidiary after _______________, 199__, is less than the sum of (A) $1,000,000; (B) forty-five percent (45%) of the Company's (and its Subsidiaries') cumulative net income earned during the period commencing on ________________, 1996 and ending on the date on which the Restricted Payment is to be made and (C) the cumulative cash [and non-cash] proceeds to the Company of all public or private offerings of its Capital Stock during such period; provided that, notwithstanding the foregoing, the Company shall make no Restricted Payment if the making of the Restricted Payment would cause the Company not to be in compliance with the terms, conditions and provisions of the Indenture or any other indenture or loan agreement to which the Company is a party.

                                 ARTICLE 4

                      NOTEHOLDER LISTS AND REPORTS BY
                        THE COMPANY AND THE TRUSTEE

        SECTION 4.1.  NOTEHOLDER LISTS, ETC.

               (A) The Company will furnish or cause to be furnished to the Trustee, monthly, not more than fifteen (15) days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of Notes as of such Regular Record Date, and at such other times, as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that

                                    27
so long as the Trustee is the sole Note Registrar, no such list shall be required to be furnished.

               (B) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the holders of Notes received by the Trustee in its capacity as Note Registrar contained in the most recent list furnished to it as provided in subdivision (A) of this
SECTION 4.1. The Trustee may destroy any list furnished to it as provided in subdivision (A) of this SECTION 4.1, upon receipt of a new list so furnished.

               (C) In case three (3) or more holders of Notes (hereinafter called "Applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a Note for a period of at least six (6) months preceding the date of such application, and such application states that the Applicants desire to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either

                      (1) afford to such Applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subdivision (B) of this SECTION 4.1; or

                      (2) inform such Applicants as to the approximate number of holders of Notes whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (B) of this SECTION 4.1, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such Applicants access to such information, the Trustee shall, upon the written request of such Applicants, mail to each Noteholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subdivision (B) of this SECTION 4.1, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such Applicants and file with the Securities and Exchange Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity

                                    28
for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one (1) or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such Applicants respecting their application.

               (D) Every holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subdivision (C) of this SECTION 4.1, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subdivision
(C).

        SECTION 4.2. REPORTS BY COMPANY. The Company covenants and agrees:

               (A) To file with the Trustee within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then the Company will file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (B) To file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants,

                                    29
conforming to the requirements, if any, of SECTION 15.3 hereof, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants;

               (C) To transmit to the holders of the Notes, in the manner and to the extent provided in subsection (c) Section 313 of the TIA, such series of any information, documents, and reports required to be filed by the Company pursuant to subdivision (A) or subdivision (B) as may be required by the rules and regulations promulgated by the Securities and Exchange Commission; and

               (D) To furnish to the Trustee with or as a part of each annual report and each other document or report filed with the Trustee pursuant to subdivision (A), (B) or (C) of this SECTION 4.2, an Officers' Certificate stating that in the opinion of each of the signers such annual report or other document or report complies with the requirements of such subdivision (A), (B) or (C).

               Each certificate furnished to the Trustee pursuant to the provisions of this SECTION 4.2 shall conform to the requirements of
SECTION 15.3 hereof.

        SECTION 4.3. REPORTS BY TRUSTEE. The Trustee shall transmit to the Noteholders as provided in TIA Section 313(c), if required thereunder, within sixty (60) days after January 1, 1997 and each January 1 thereafter, a brief report as provided in TIA Section 313(a). A copy of each such report shall, at the time of such transmission to the Noteholders, be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the Securities and Exchange Commission.

                                 ARTICLE 5

                  REDEMPTION OF NOTES AT COMPANY'S OPTION

        SECTION 5.1. ELECTION BY COMPANY TO REDEEM NOTES. The Notes shall be redeemable at any time prior to the Stated Maturity thereof, upon notice as provided in this ARTICLE 5, as a whole at any time, or in part from time to time (but only in principal amounts of $1,000 or any integral multiple thereof), at the option of the Company; provided, however, that the Company may not redeem any Notes pursuant to such option prior to December 1, 1999. Any such redemption shall be at the applicable redemption prices (expressed in percentages of the principal amount) set forth in the Notes together with accrued and unpaid interest on the principal amount to be redeemed to the Redemption Date.

               The election of the Company to redeem any Notes shall be evidenced by a Certified Resolution. Whenever any of the Notes Outstanding are to be redeemed pursuant to this SECTION 5.1, the Company shall give

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                              Page 236 of 606
the Trustee at least sixty (60) days' written notice (or such shorter period of time as is acceptable to the Trustee) prior to the Redemption Date of such Redemption Date and of the principal amount of Notes to be redeemed.

        SECTION 5.2. REDEMPTION OF PART OF NOTES. In case of the redemption of less than all of the Outstanding Notes, the Notes to be redeemed shall be selected by the Trustee by lot, not more than sixty (60) days prior to the Redemption Date, from the Outstanding Notes not previously called for redemption, which method may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a principal amount larger than $1,000.

               In the case of any partial redemption, the Trustee shall promptly notify the Company in writing of the serial numbers (and, in the case of any Note which is to be redeemed in part only, the portion of the principal amount thereof to be redeemed) of the Notes selected for redemption.

               For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note which has been or is to be redeemed.

        SECTION 5.3. NOTICE OF REDEMPTION. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty
(30) nor more than sixty (60) days prior to the Redemption Date, to each holder of Notes to be redeemed, at his last address appearing in the Note Register.

               All notices of redemption shall state:

               (A)    The Redemption Date;

               (B)    The redemption price;

               (C) If less than all Outstanding Notes are to be redeemed, the serial numbers (and, in the case of any Note which is to be redeemed in part only, the portion of the principal amount thereof to be redeemed) of the Notes to be redeemed;

               (D) That on the Redemption Date the redemption price of each of the Notes to be redeemed will become due and payable, and that interest thereon shall cease to accrue from and after said date; and

               (E) The place where such Notes are to be surrendered for payment of the redemption price, which shall be the office or agency of the Company in the Place of Payment.


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                              Page 237 of 606

               Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

               Failure to give notice of redemption, or any defect therein, to any holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

        SECTION 5.4. DEPOSIT OF REDEMPTION PRICE. On or before the business day immediately preceding any Redemption Date the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
SECTION 3.2(C) hereof) an amount of money sufficient to pay the redemption price of all principal of, and (unless such Redemption Date is an Interest Payment Date) accrued interest on, the Notes which are to be redeemed on that date.

        SECTION 5.5. DATE ON WHICH NOTES CEASE TO BEAR INTEREST, ETC. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified and from and after such date (unless the Company shall default in the payment of the redemption price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price together with accrued interest thereon to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and provisions of SECTION 2.3 hereof.

               If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

               Any Note which is to be redeemed only in part shall be surrendered at the office or agency designated pursuant to SECTION 3.2(A) hereof (with, if the Company or the Trustee so requires, due endorsement by or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney-in-fact duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note, without service charge, a new Note or Notes of any authorized denomination or denominations as requested by such holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


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                              Page 238 of 606

        SECTION 5.6. ALL NOTES DELIVERED. All Notes redeemed pursuant to
SECTION 5.1 hereof shall be canceled and destroyed by the Trustee in accordance with the existing regulations of (or those hereafter promulgated by) the Securities and Exchange Commission, and the Trustee shall deliver its certificate thereof to the Company.

                                 ARTICLE 6

        REDEMPTION OF NOTES AT HOLDER'S OPTION UPON DEATH OF HOLDER

        SECTION 6.1. REDEMPTION RIGHT AT HOLDER'S OPTION. Unless pursuant to the terms of SECTION 7.1 the Notes have been declared due and payable prior to their maturity by reason of an Event of Default and such Event of Default has not been waived and such declaration has not been rescinded or annulled, in the event of a holder has the right to present Notes for payment prior to their maturity, and the company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder may specify) subject to the limitations that the Company will not be obligated to redeem, during an initial period beginning with the original issuance of the Notes and ending December 1, 1997, or during any twelve (12)-month period ending December 1 thereafter,
(A) the portion of a Note or Notes presented by a holder exceeding an aggregate principal amount of $25,000 per holder or (B) Notes presented by all holders in an aggregate principal amount exceeding $300,000.

        SECTION 6.2. REDEMPTION PROCEDURE. The Company will (subject to the $25,000 and $300,000 limitations), at any time upon the death of any holder, redeem Notes within 60 days following receipt by the Trustee of a written request therefor from such holder's personal representative, or surviving joint tenant(s), tenant by the entirety or tenant(s) in common.

                Notes not redeemed on or before any Redemption Date because of the $25,000 or $300,000 limitations be redeemed during the following twelve (12)-month period(s) in the order of their receipt. Holders of Notes presented for redemption shall be entitled to and shall receive scheduled monthly payments of interest thereon on scheduled Interest Payment Dates until their Notes are redeemed.



                                    33

               Notes may be presented for redemption by delivering to the
Trustee: (A) a written request for redemption, in form satisfactory to the Trustee, signed by the registered holder(s) or his duly authorized representative, (B) the Note to be redeemed, free and clear of any liens or encumbrances of any kind, and (C) appropriate evidence of death and, if made by a representative of a deceased holder, appropriate evidence of authority to make such request. No particular forms of request for redemption or authority to request redemption are necessary (other than those required of a representative of a deceased holder). The price to be paid by the Company for all Notes or portions thereof presented to it pursuant to the provisions described in this ARTICLE 6 is 100% of the principal amount thereof or portion thereof plus accrued but unpaid interest to the date of payment. Any acquisition of Notes by the Company other than by redemption at the option of any holder pursuant to SECTION
6.1 shall not be included in the computation of either the $25,000 or $300,000 limitation for any period.

               For purposes of this SECTION 6.2, a Note held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder. The death of a person, who, during his lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the holder, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. For purposes of a holder's request for redemption and a request for redemption on behalf of a deceased holder, such beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the holder or decedent or by or for the holder or decedent and his spouse), and trusts and certain other arrangements where a person has substantially all of the beneficial ownership interests in the Notes during his lifetime. Beneficial interests shall include the power to sell, transfer or

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                              Page 240 of 606
otherwise dispose of a Note and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

               In the case of Notes registered in the names of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the $25,000 limitation shall apply to each beneficial owner of Notes held by a Qualified Institution and the death of such beneficial owner shall entitle a Qualified Institution to seek redemption of such Notes as if the deceased beneficial owner were the record holder. Such Qualified Institution, in its request for redemption on behalf of such beneficial owners, must submit evidence, satisfactory to the Trustee, that it holds Notes on behalf of such beneficial owner and must certify that the aggregate amount of requests for redemption tendered by such Qualified Institution on behalf of such beneficial owner in the initial period or in any subsequent twelve (12)-month period does not exceed $25,000.

               In the case of any Notes which are presented for redemption in part only, upon such redemption the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Notes, without service charge, a new Note(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Notes so presented.

               Nothing herein shall prohibit the Company from redeeming, in acceptance of tenders made pursuant hereto, Notes in excess of the principal amount that the Company is obligated to redeem, nor from purchasing any Notes in the open market. However, the Company may not use any Notes purchased in the open market as a credit against its redemption obligations hereunder.

        SECTION 6.3. WITHDRAWAL. Notes presented for redemption at the option of the holder may be withdrawn by the person(s) presenting the same upon delivery of a written request for such withdrawal to the Trustee prior to the issuance of a check in payment thereof in the case of Notes presented by reason of the death of a holder.

        SECTION 6.4. REDEMPTION REGISTER. The Trustee shall maintain at its Main Office a register (the "Redemption Register") in which it shall record, in order of receipt, all requests for redemption received by the Trustee under SECTION 6.2. Unless withdrawn, all such requests shall remain in effect during the period in which they are received and thereafter from period to period, until the Notes which are the subject of such request have been redeemed.

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                              Page 241 of 606

        SECTION 6.5. REDEMPTION UPON FUNDAMENTAL STRUCTURAL CHANGE. In the event that there shall occur a Fundamental Structural Change with respect to the Company, then each holder shall have the right, at the holder's option, to require the Company to redeem such holder's Notes, including any portion thereof which is $1,000 or any integral multiple thereof on the date (the "Repurchase Date") that is seventy-five (75) days after the occurrence of the Fundamental Structural Change at the redemption price in cash of 100% of the principal amount thereof or portion thereof plus accrued but unpaid interest to the date of payment, unless on or before the date that is forty (40) days after the occurrence of the Fundamental Structural Change, the Notes have received a rating of BBB or better by Standard & Poor's Corporation or Duff & Phelps Credit Rating Co., Inc. or Baa3 or better by Moody's Investors Service, Inc. (either, a "Required Rating"). Exercise of this redemption option by a holder is irrevocable. The Company's obligation to redeem the Notes pursuant to this SECTION 6.5 shall not be subject to the $25,000 individual or $300,000 aggregate redemption limitations.

               Forty (40) days after the occurrence of a Fundamental Structural Change, unless the Notes have received a Required Rating, the Company promptly, but in any event within three (3) business days after expiration of such forty (40)-day period, shall give notice to the Trustee, who shall promptly, but in any event within five (5) days of receipt of notice from the Company, notify the Noteholders, of the occurrence of such Fundamental Structural Change, of the date before which a holder must notify the Trustee of such holder's intention to exercise the redemption option, which date shall be not more than three (3) business days prior to the Repurchase Date and of the procedure which such holder must follow to xercise such right. To exercise the redemption, the holder of a Note or Notes must deliver to the Trustee on or before the Repurchase Date:
(A) written notice of such holder's election to redeem pursuant to this
SECTION 6.5; in form satisfactory to the Trustee, signed by the registered holder(s) or his duly authorized representative; and (B) the Note or Notes to be redeemed, free and clear of any liens or encumbrances of any kind.
Any Noteholder who fails to comply with the terms of the preceding sentence shall not be entitled to have its Note or Notes redeemed pursuant to this
SECTION 6.5 in connection with such Fundamental Structural Change.

               In the case of any Notes which are presented for redemption in part only, upon such redemption the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Notes, without service charge, a new Note(s), of any authorized

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                              Page 242 of 606
denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Notes so presented.

        SECTION 6.6. REDEMPTION OF NOTES SUBJECT TO ARTICLE 5. In the case of any Notes or portion thereof which are presented for redemption pursuant to this ARTICLE 6 and which have not been redeemed at the time the Company gives notice of its election to redeem Notes pursuant to
ARTICLE 5, such Notes or portion thereof shall first be subject to redemption pursuant to ARTICLE 5 and if any such Notes or portion thereof are not redeemed pursuant to ARTICLE 5 they shall remain subject to redemption pursuant to ARTICLE 6.

                                 ARTICLE 7

             REMEDIES OF TRUSTEE AND NOTEHOLDERS UPON DEFAULT

        SECTION 7.1. DEFINITION OF DEFAULT AND EVENT OF DEFAULT. The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as "Events of Default" (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (A) Failure to Pay the principal of or the premium, if any, on any Note as and when the same shall become due and payable at maturity; or

               (B) Failure to pay any installment of interest upon any Note as and when the same shall have become due and payable, and continuance of such default for a period of five (5) days; or

               (C) Default in the meeting or satisfaction of any redemption payment with respect to any of the Notes as and when the same shall became due and payable, and continuance of such default for a period of five (5) days; or

               (D) The entry of a decree or order by a court or regulatory authority having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Subsidiary, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or


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                              Page 243 of 606

               (E) The institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law, or the Consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Subsidiary, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by the Company or any Subsidiary in furtherance of any such action; or

               (F) Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with in this SECTION 7.1), and continuance of such default or breach for a period of thirty (30) days (or, in the case of a default or breach relating to SECTION 3.11, sixty (60) days) after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Trustee and the Company by the holders of at least ten percent (10%) in principal amount of the Outstanding Notes affected (as such term is defined in SECTION 13.2), a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (G) An event of default as defined in any mortgage, indenture or instrument, under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in such Indebtedness in an aggregate principal amount in excess of $1,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within ten (10) days after written notice to the Company from the Trustee, or to the Trustee and the Company from the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then Outstanding.

        SECTION 7.2. TRUSTEE TO GIVE NOTEHOLDERS NOTICE OF DEFAULTS. The Trustee shall, within sixty (60) days after the occurrence thereof, give to (i) the Noteholders, as their names and addresses appear in the Note Register, (ii) such holders of the Notes who have, within the last two (2) years preceding the mailing of such notice, filed their names and addresses with the Trustee for that purpose and (iii) such holders of the Notes whose names and address are provided to the Trustee in accordance with Section 312 of the TIA, notice, by first-class mail, of all defaults known to the Trustee, unless such defaults shall have been cured or waived

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                              Page 244 of 606
before the giving of such notice (the term "Defaults" for the purposes of this SECTION 7.2 being hereby defined to be the events specified in subdivisions (A), (B), (C), (D), (E), (F) and (G) of SECTION 7.1 hereof, not including any periods of grace provided for in said subdivisions and irrespective of the mailing of any written demand specified in subdivisions (F) and (G) but in the case of any default as specified in subdivisions (B) and (C) of SECTION 7.1 hereof, no such notice shall be given until at least ten (10) days after the occurrence thereof, and in the case of any default as specified in subdivisions (F) and (G) of
SECTION 7.1 hereof, no such notice shall be given until at least thirty
(30) days after the occurrence thereof); provided, however, that except in the case of default in the payment of the principal of or the premium, if any, or the interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, board of trustees, executive committee, or a trust committee of directors, trustees or Responsible Officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

        SECTION 7.3. DECLARATION OF PRINCIPAL AND ACCRUED INTEREST DUE UPON DEFAULT; HOLDERS OF SPECIFIED PERCENTAGE OF NOTES MAY WAIVE DEFAULT DECLARATION. If an Event of Default occurs and is continuing as defined in
SECTION 7.1 hereof, the Trustee may, and the holders of not less than twenty-five percent (25%) in principal amount of the Notes at the time Outstanding hereunder may, by notice in writing given to the Company (and to the Trustee if such notice be given by Noteholders) declare the principal of all of the Notes hereby secured and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable; subject, however, to the right of the holders of a MAJORITY in principal amount of all Outstanding Notes, by written notice to the Company and to the Trustee thereafter to consent to a waiver of such past Event of Default before any final judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided and if before such judgment or decree all covenants with respect to which Default shall have been made shall be fully performed or made good to the reasonable satisfaction of the Trustee, and all arrears of interest with interest upon overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the interest rate per annum applicable to the Notes and the principal and premium, if any, of all outstanding Notes which shall have become due otherwise than by acceleration under this SECTION 7.3 and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, disbursements, expenses and advances of the Trustee, its agents and attorneys, and all other indebtedness secured hereby, except the principal of any Notes not then due by their terms and except interest accrued on such Notes since the last Interest Payment Date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto. Such

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                              Page 245 of 606

Default and its consequences shall thereupon be deemed to have been cured and such declaration of the maturity of the Notes shall be void and of no further effect, but no such cure shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

        SECTION 7.4. POWER OF TRUSTEE TO PROTECT AND ENFORCE RIGHTS. Upon the occurrence of one or more Events of Default, the Trustee by such officer or agent as it may appoint in its discretion, with or without entry, may proceed to protect and enforce its rights and the rights of holders of the Outstanding Notes by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustee shall deem most effectual to protect and enforce any of its rights or duties and the rights of holders of the Outstanding Notes.

               Upon the written request of the holders of a MAJORITY in principal amount of the then Outstanding Notes, in case an Event of Default shall have occurred and be continuing as aforesaid, subject to SECTIONS 10.2 and 10.5, it shall be the duty of the Trustee upon being indemnified as provided in SECTION 7.11, to exercise such one or more of the remedies available for the protection and enforcement of its rights and the rights of the Noteholders (including the taking of appropriate judicial proceedings by action, suit or otherwise) as the Trustee shall deem best.

        SECTION 7.5. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Trustee or the Noteholders is intended to be exclusive of any other right or remedy, but each and every such right or remedy shall be cumulative, and shall be in addition to every other remedy given hereunder as now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               (A) DELAY, ETC. NOT A WAIVER OF RIGHTS. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

               (B) WAIVER OF DEFAULT NOT TO EXTEND TO SUBSEQUENT DEFAULTS. No waiver of any Event of Default whether by the Trustee or by the Noteholders, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.


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                              Page 246 of 606

        SECTION 7.6. HOLDERS OF SPECIFIED PERCENTAGE OF NOTES MAY DIRECT JUDICIAL PROCEEDINGS BY TRUSTEE. The holders of not less than a majority in principal amount of the Notes at the time Outstanding hereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any power conferred upon the Trustee; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and this Indenture and the Trustee may take any other action deemed proper by them, or either of them, which is not inconsistent with such direction.

        SECTION 7.7. DISPOSITION OF PROCEEDS OF SALE. The purchase money or proceeds of any sale made pursuant to judicial proceedings for the enforcement of this Indenture, shall be applied, as follows:

               First. To the payment of all sums payable to the Trustee hereunder by reason of any expenses or liability incurred or advances made in connection with the management or administration of the trusts hereby created.

               Second. To the payment in full of the amounts then due and unpaid for the principal of and the premium, if any, and the interest on the Outstanding Notes, with interest on the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the interest rate per annum applicable to the Notes; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, according to the aggregate of such principal, premium and interest, without preference or priority as to any Outstanding Note over any other Outstanding Note or of principal, premium, if any, or interest over principal, premium, if any, or interest, or of any installment of interest over any other installment of interest, upon presentation of such Notes and their surrender if fully paid, or for proper notation if only partially paid.

               Third. Any surplus thereof remaining to the Company, its successors or assigns or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        SECTION 7.8.

               (A) PAYMENT OF PRINCIPAL AND INTEREST TO TRUSTEE UPON OCCURRENCE OF CERTAIN DEFAULTS; JUDGMENT MAY BE TAKEN BY TRUSTEE. The Company covenants that (i) in case an Event of Default shall occur with respect to the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, or (ii) in case an Event of Default shall occur with respect to the payment of the principal of, and premium, if any, on, any of the Notes as and when the same shall have become due and payable, then upon demand of the Trustee,

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                              Page 247 of 606
the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, and premium, if any, and interest, with interest upon the overdue principal, and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the respective applicable rates borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel.

               In case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

               (B) ENFORCEMENT OF RIGHTS BY TRUSTEE DURING CONTINUANCE OF AN EVENT OF DEFAULT. If an Event of Default occurs and is continuing, the Trustee, may in the exercise of discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial proceedings as deemed most effectual to protect and enforce any such rights, whether for the specified enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

               (C) APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee, or either of them, under this SECTION 7.8 shall be applied by the Trustee:

               First. To the payment of the costs and expenses reasonably incurred (including any sums due the Trustee) in the proceedings resulting in the collection of such moneys.

               Second. To the payment of the amounts then due and unpaid upon the Outstanding Notes for principal of and the premium, if any, and the interest on the Outstanding Notes, with interest on the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the interest rate per annum applicable to the particular series of Notes; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, according to the aggregate of such principal, premium and interest, without preference or priority as to any Outstanding Note over any other Outstanding Note or of principal, premium, if any, or interest over principal, premium, if any, or interest,

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or of any installment of interest over any other installment of interest, upon presentation of such Notes and their surrender if fully paid, or for proper notation if only partially paid.

        SECTION 7.9. POSSESSION OF NOTES UNNECESSARY IN ACTION BY TRUSTEE. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee, without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee, shall be brought in its name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Outstanding Notes in respect of which such judgment has been recovered.

        SECTION 7.10. TRUSTEE MAY FILE NECESSARY PROOFS. The Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed and irrespective of whether the Trustee, shall have made any demand for such payment), may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, and of the Noteholders allowed in any judicial proceedings relative to the Company or its creditors or property. In case of any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Company or its property, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable and irrespective of whether the Trustee, shall have made any demand for such payment) shall be entitled and empowered either in its name or as trustee of an express trust or as attorney in fact for the holders of the Notes, or in any one or more of such capacities, to file a proof of claim for the whole amount of principal and interest (with interest upon such overdue principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest at the interest rate per annum applicable to the particular series of Notes) and any premium which may be or become owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in any such proceedings and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee, any amount due the Trustee, for the

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reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee, under SECTION 10.7.

               Nothing herein contained shall be deemed to authorize the Trustee, to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee, to vote in respect of the claim of any Noteholder in any such proceeding.

        SECTION 7.11. LIMITATION UPON RIGHT OF NOTEHOLDERS TO INSTITUTE CERTAIN LEGAL PROCEEDINGS. No Noteholder shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust hereunder, including the appointment of a receiver or trustee, or for any other remedy hereunder, including without limitation the institution of nonjudicial foreclosure proceedings, unless (A) such holder previously shall have delivered to the Trustee written notice that one or more Events of Default, which Events of Default shall be specified in such notice, has occurred and is continuing, and (B) the holders of not less than twenty-five percent (25%) in principal amount of the then Outstanding Notes shall have requested the Trustee in writing and shall have afforded to it reasonable opportunity either to proceed to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name, and (C) one or more Noteholders shall have offered to the Trustee adequate security and indemnity, satisfactory to it, against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, shall have refused or neglected to act on such notification, request and offer of indemnity for at least sixty (60) days and no direction inconsistent with such notification shall have been given to the Trustee by holders of not less than a majority in principal amount of the Outstanding Notes; and such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the exercise of the powers and trusts of this Indenture and to any action or cause of action for foreclosure, including the appointment of a receiver or trustee, or for any other remedy hereunder; it being understood and intended that no Noteholder shall have any right in any manner whatsoever by his action to affect, disturb or prejudice the rights of any other holder, or obtain or seek to obtain priority or preference over any other holder, or to enforce any right hereunder, except in the manner herein provided to the extent permitted by law, and that all proceedings at law or in equity shall be instituted, had or maintained in the manner herein provided, and for the equal and ratable benefit of all holders of the Outstanding Notes.

        SECTION 7.12. RIGHT OF NOTEHOLDER TO RECEIVE AND ENFORCE PAYMENT NOT IMPAIRED. Notwithstanding any other provision of this Indenture, the right of any holder of any Note to receive payment of the principal of, premium, if any, and interest on

                                    44
such Note, on or after the respective Stated Maturities expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective Stated Maturities, shall not be impaired or affected without the consent of such holder, except that no Noteholder may institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss under this Indenture upon any property subject hereto.

        SECTION 7.13. COURT MAY REQUIRE UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee, for any action taken or omitted by it, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but to the extent permitted by law the provisions of this
SECTION 7.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

        SECTION 7.14. UNENFORCEABLE PROVISION INOPERATIVE. To the extent that any provision of this ARTICLE 7 may be invalid or unenforceable under any applicable law, such provision shall be deemed inoperative and inapplicable and shall not be included in the terms of this Indenture.

        SECTION 7.15. IF ENFORCEMENT PROCEEDINGS ABANDONED, STATUS QUO IS ESTABLISHED. In case the Trustee or any Noteholder shall have proceeded to enforce any right or remedy under this Indenture, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Noteholder, then and in every such case the Company, the Trustee and the Noteholders, subject to any determination in such proceedings, shall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and Noteholders shall continue as if no such proceedings had been instituted.

        SECTION 7.16. NOTEHOLDERS MAY WAIVE CERTAIN DEFAULTS. The holders of not less than the required percentage in principal amount of the Outstanding Notes Specified in SECTION 7.3 may on

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                              Page 251 of 606
behalf of the holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

               (A) in the payment of the principal of (or premium, if any) or interest on any Note, or

               (B) in respect of a covenant or provision hereof which under ARTICLE 13 cannot be modified or amended without the consent of the holder of each Outstanding Note affected.

               Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                                 ARTICLE 8

                     EVIDENCE OF RIGHTS OF NOTEHOLDERS
                          AND OWNERSHIP OF NOTES

        SECTION 8.1. EVIDENCE OF OWNERSHIP OF DEFINITIVE NOTES AND TEMPORARY NOTES ISSUED HEREUNDER IN REGISTERED FORM. Prior to due presentment for registration of transfer of any Note, the Company, the Trustee, any Note Registrar, or any agent of the Company or the Trustee may deem and treat the person in whose name any Note shall be registered at any given time upon the Note Register as the absolute owner of such Note for the purpose of receiving any payment of, or on account of, the principal, premium, if any, and interest on such Note and for all other purposes whether or not such Note be overdue; and neither the Company nor the Trustee, nor any agent of the Company or the Trustee shall be bound by any notice to the contrary. All such payments made in accordance with the provisions of this SECTION 8.1 shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

                                 ARTICLE 9

                      CONSOLIDATION, MERGER AND SALE

        SECTION 9.1. COMPANY MAY MERGE, CONSOLIDATE, ETC., UPON CERTAIN TERMS. The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (i) either (a) the Company shall all be the continuing corporation, or (b) the successor corporation (if other than the Company) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the

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                              Page 252 of 606
covenants and conditions of this Indenture to be performed by the Company, by Supplemental Indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

        SECTION 9.2. SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall thereupon be released from all obligations hereunder and under the Notes and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of ACC Consumer Finance Corporation any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and imitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose.

               In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

        SECTION 9.3. OPINION OF COUNSEL. The Trustee, subject to TIA Sections 315(a), (c) and (d) and to SECTION 10.5, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this ARTICLE 9.

        SECTION 9.4. ARTICLE 9 SUBJECT TO PROVISION OF SECTION 6.5. Notwithstanding the foregoing, the transactions contemplated by ARTICLE 9 are subject to the redemption provisions of SECTION 6.5, if applicable.

                                ARTICLE 10

                          CONCERNING THE TRUSTEE

        SECTION 10.1.  REQUIREMENT OF CORPORATE TRUSTEE,
ELIGIBILITY. There shall at all times be a Trustee hereunder which shall be a banking corporation organized and doing business under the laws of the United States of America or of any state,

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                              Page 253 of 606
authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $60,000,000 subject to supervision or examination by Federal or State authority, or any affiliate of such a banking corporation, which also is a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this SECTION 10.1 the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this SECTION 10.1 it shall resign immediately in the manner and with the effect hereinafter specified in this ARTICLE 10.

        SECTION 10.2. ACCEPTANCE OF TRUST. The Trustee accepts the trusts hereby created upon the terms and conditions in this Indenture specified, to all of which the Company and the holders of Outstanding Notes by their acceptance thereof agree:

               (A) Except during the continuance of an Event of Default,

                      (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and;

                      (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it, and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

               (B) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (C) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                                    48

                      (1) this subdivision shall not be construed to limit the effect of subdivision (A) of this Section;

                      (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible officer unless it shall be proved that the Trustee was negligent in ascertaining pertinent facts;

                      (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

                      (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds are adequate indemnity against such risk or liability is not reasonably assured to it; and

                      (5) the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful default.

               (D) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

               (E) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except failure by the Company to cause to be made any of the payments to the Trustee required to be made to the Trustee by any provision hereof or failure by the Company to file with the Trustee any document required by this Indenture to be so filed subsequent to the issuance of the Notes, unless the Trustee shall be specifically notified in writing of such Default by the Company or by the holders of at least twenty-five percent (25%) in aggregate principal amount of Outstanding Notes, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the Main Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Event of Default except as aforesaid.

        SECTION 10.3. DISCLAIMER. The recitals contained herein and in the Notes (except as contained in the Trustee's certificate of

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                              Page 255 of 606
authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes issued hereunder. The Trustee shall be under no responsibility or duty with respect to the disposition of any Notes authenticated and delivered hereunder or the application or use of the proceeds thereof or the application or use of any moneys paid to the Company under any of the provisions hereof.

        SECTION 10.4. TRUSTEE MAY OWN NOTES. The Trustee, the Paying Agent, the Note Registrar or any Note Co-Registrar or other agent of the Company or of the Trustee may become the owner or pledgee of Notes and, subject to SECTIONS 10.9 and 10.10, if operative, may otherwise deal with the Company with the same rights it would have if it were not a Trustee, Paying Agent, Note Registrar, Note Co-Registrar or other agent of the Company or of the Trustee.

        SECTION 10.5. TRUSTEE MAY RELY ON CERTIFICATES, ETC. To the extent permitted by SECTION 10.2 hereof:

               (A) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, Note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (B) The Trustee may consult with counsel, who may be of counsel to the Company, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in reliance thereon;

               (C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Certified Resolution;

               (D) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith, rely upon an Officers' Certificate;

               (E) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred, as the case may be, in compliance with such request or direction;


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                              Page 256 of 606

               (F) The Trustee shall not be bound to make any investigation into the facts or matters stated in any such document set forth in SECTION 10.5(A), but the Trustee, in its exercise of discretion, may make such further inquiry or investigation into such facts or matters as may seem necessary, and, if the Trustee shall determine to make such further inquiry or investigation, the Trustee shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

               (G) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care hereunder; and

               (H) The Trustee shall not be required to give any debenture or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

        SECTION 10.6. MONEY HELD IN TRUST NOT REQUIRED TO BE SEGREGATED. Subject to the provisions of SECTION 15.2 hereof, all moneys received by the Trustee hereunder or in respect of the Notes shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated front other funds except to the extent required by law.

               Any interest allowed on or income or other return arising from any such moneys shall be paid from time to time to the Company upon company order in accordance with the provisions hereof; provided, however, that the Trustee shall not be required to pay to the Company any interest earned by the Trustee on funds received by the Trustee too late in the Trustee's banking day to permit the Trustee to invest such funds overnight for the account of the Company and provided, further, that no such interest, income or return shall be paid to the Company during any period during which an Event of Default has occurred and is continuing.

        SECTION 10.7. COMPENSATION, REIMBURSEMENT, INDEMNITY, SECURITY. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of all services rendered hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and except as otherwise expressly provided herein, the Company will upon request of the Trustee reimburse the Trustee for all reasonable advances made or incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense or disbursement as may be attributable to negligence or bad faith). The Company also

                                    51
covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder.

               If, and to the extent that the Trustee and its counsel and other agents do not receive compensation for services rendered, reimbursements of its advances, expenses and disbursements, or indemnity, as herein provided, as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan of reorganization or readjustment of obligations of the Company or the Trustee shall be entitled, in priority to the holders of the Notes, to receive any distributions of any securities, dividends or other disbursements which would otherwise be made to the holders of Notes in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably, the attorney in fact for the holders of the Notes and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee its counsel and other agents on account of services rendered, advances, expenses, and disbursements made or incurred, or indemnity, and to pay and distribute the balance to the holders of the Notes, pro-rata based upon the respective principal amounts of the Notes held by them.

        SECTION 10.8.  CONFLICT OF INTEREST.

               (A) If the Trustee has or shall acquire any conflicting interest, as defined in this SECTION 10.8, the Trustee shall within ninety
(90) days after ascertaining that there is such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this ARTICLE 10.

               (B) In the event that the Trustee shall fail to comply with the provisions of the preceding subdivision (A) of this SECTION 10.8, the Trustee shall within ten (10) days after the expiration of such ninety
(90)-day period transmit notice of such failure to the Noteholders, in the manner and to the extent provided in SECTION 4.3.

               (C) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if there is an Event of Default (as defined in SECTION 7.1 but exclusive of any grace period or notice requirement) and:

                      (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding unless such other indenture is a collateral trust

                                    52
        indenture under which the only collateral consists of notes issued under this Indenture; provided, however, that there shall be excluded from the operation of this clause (1) any indenture under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture or such other indenture or indentures;

                      (2) the Trustee or any of the directors or executive officers of the Trustee is an obligor upon the Notes or an underwriter for the Company;

                      (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

                      (4) the Trustee or any of the directors or executive officers of the Trustee is a director, officer, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee) for the Company who is currently engaged in the business of underwriting, except that (a) one (1) individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer or both, of the Company, but may not be at the same time an executive officer of the Trustee and the Company; (b) if and so long as the number of directors of any Trustee in office is more than nine (9), one (1) additional individual may be a director or an executive officer, or both, of such Trustee and a director of the Company; and (c) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, Paying Agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this Subdivision (C), to act as trustee, whether under an indenture or otherwise;

                      (5) ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, or executive officer thereof, or twenty percent (20%) or more of such voting securities is beneficially owned, collectively, by any two (2) or more of such persons; or ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the


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        Company or by any director or executive officer thereof, or is beneficially owned, collectively, by any two (2) or more such persons;

                      (6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default (as hereinafter in this subdivision (C) of this SECTION 10.8 defined),
        (a) five percent (5%) or more of the voting securities or ten percent (10%) or more of any other class of security of the Company, not including the Notes issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (b) ten percent (10%) or more of any class of security of an underwriter for the Company;

                      (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subdivision (C) of this SECTION 10.8 defined), five percent (5%) or more of the voting securities of any person who, to the knowledge of the Trustee owns ten percent (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                      (8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default (as hereinafter in this subdivision (C) of this SECTION 10.8 defined), ten percent (10%) or more of any class of security of any person who, to the knowledge of the Trustee owns fifty percent (50%) or more of the voting securities of the Company;

                      (9) the Trustee owns on January 1 in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under clause
        (6), (7) or (8) of this subdivision (C). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included it, the provisions of the preceding sentence shall not apply for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent (25%) of such voting securities or twenty-five percent (25%) of any such class of security. Promptly after January 1, in each calendar year, the Trustee shall make a check of its or his holdings of such securities in any of the above-mentioned capacities as of January 1. If the Company fails to make payment in full of principal or interest upon the Notes when and as the same becomes due and payable, and such failure

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        continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period and after such date, notwithstanding the foregoing provisions of this clause (9), all such securities so held by the Trustee with sole or joint control over such securities vested in it or him, shall, but only so long as such failure shall continue, be considered. as though beneficially owned by the Trustee for the purposes of clauses (6),
        (7) and (8) of this subdivision (C); or

                      (10) the Trustee shall be or become a creditor of the Company (except under the circumstances described under paragraphs (1), (3), (4), (5) or (6) of Section 311(b) of the TIA.

               The specifications of percentages in clauses (5) to (9), inclusive, of this subdivision (C) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of clause (3) or (7) of this subdivision (C).

               For the purposes of clauses (6), (7), (8) and (9) of this subdivision (C) only, (a) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness, (b) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (c) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

               (D) The percentages of voting securities and other securities specified in this SECTION 10.8 shall be calculated in accordance with the following provisions:

                      (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this SECTION 10.8 (each of whom is referred to as a "person" in this subdivision (D)) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes

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        which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                      (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                      (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                      (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                             (a)    securities of an issuer held in a
        sinking fund relating to securities of the issuer of the same class;

                             (b)    securities of an issuer held in a
        sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                             (c) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; or

                             (d) securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                      (5) A security shall be deemed to be of the same class as another security, if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

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               (E) For the purposes of this SECTION 10.8, unless otherwise provided:

                      (1) The term "underwriter" when used with reference to the Company means every person, who, within three (3) years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                      (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                      (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this clause, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                      (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                      (5) The term "Company" means any obligor upon the Notes.

                      (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.



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        SECTION 10.9.  RESIGNATION, REMOVAL, APPOINTMENT OF
SUCCESSOR TRUSTEE.

               (A) No resignation or removal of the Trustee, and no appointment of a successor Trustee pursuant to this ARTICLE 10 shall become effective until the acceptance of appointment by the successor Trustee under this SECTION 10.9 and SECTION 10.10.

               (B) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (C) The Trustee may be removed at any time by Act of the holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

               (D)    If at any time:

                      (1) the Trustee shall fail to comply with SECTION
        10.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note for at least six (6) months, or

                      (2) the Trustee shall cease to be eligible under
        SECTION 10.1 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                      (3) the Trustee Shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by a Certified Resolution may remove the Trustee or (b) subject to SECTION 7.13, any Noteholder who has been a bona fide holder of a Note for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (E) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company, by a Certified Resolution, shall promptly appoint a successor Trustee. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and

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supersede the successor Trustee appointed by the Company. If no successor
Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (F) The Company shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the holders of Notes in the manner and to the extent provided in
SECTION 4.3. Each notice shall include the name of the successor Trustee and address of the Main Office of the successor Trustee.

        SECTION 10.10. ACCEPTANCE BY SUCCESSOR TRUSTEE. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the respective successor Trustee, the respective retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such respective successor Trustee all the rights, powers and trusts of the retiring respective Trustee, and shall duly assign, transfer and deliver to such respective successor Trustee all property and money held by such respective retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in SECTION 10.7. Upon request of any such respective successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

               No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this ARTICLE 10 to the extent operative.

        SECTION 10.11.

               (A) NOTICE, ETC. ON BEHALF OF COMPANY DELIVERED TO TRUSTEE. Except as herein expressly provided to the contrary, any notice, request, or other writing by or on behalf of the Company delivered to the Trustee shall be deemed to have been delivered to the Trustee hereunder as effectually as if delivered to each of them.

               (B) CASH, SECURITIES, ETC. TO BE HELD BY TRUSTEE. Notwithstanding anything herein contained to the contrary, all cash collected by, or payable to, the Trustee pursuant to this

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Indenture shall be paid to and deposited with, and all stocks, debentures and other obligations or securities shall be held by, the Trustee, except as otherwise required by law.

               Whenever any moneys, debentures, shares of stock or other obligations are, under any provisions of this Indenture, paid or delivered to or deposited with the Trustee, the same shall be deemed for all purposes hereunder to be part of the security for the Notes issued hereunder, but nothing contained in this SECTION 10.11 shall be deemed to affect or impair any power or right conferred by any provision of this Indenture upon the Trustee to apply, disburse or otherwise act or deal with respect to any moneys, debentures, shares of stock or other obligations received or held by it as aforesaid.

        SECTION 10.12. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder provided such corporation shall be otherwise qualified and eligible under this ARTICLE 10, to the extent operative, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the Notes shall have been authenticated, but not delivered, by the Trustee then in office, any such successor to the Trustee by merger, conversion or consolidation may adopt such authentication and deliver the said Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

        SECTION 10.13. AUTHENTICATING AGENT. As long as any of the Notes remain Outstanding, upon a Company Order there shall be an authenticating agent appointed by the Trustee for such period as the Company shall elect, to act on behalf of the Trustee and subject to its direction in connection with the authentication of the Notes as set forth in this Indenture. Such authenticating agent shall at all times be a banking corporation organized and doing business under the laws of the United States or any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $60,000,000 subject to supervision or examination by Federal or State authority, or an affiliate of such banking corporation, which is also a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this SECTION 10.13 the combined capital and surplus of such corporation shall be deemed to be its

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combined capital and surplus as set forth in its most recent report of condition so published.

               Whenever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent.

               Any corporation in which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

               Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this SECTION 10.13, the Trustee promptly shall appoint a successor authenticating agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Notes as the names and addresses of such holders appear on the Note Register. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder. No successor authenticating agent shall be appointed unless eligible under the provisions of this SECTION 10.13.

               The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments from the Company subject to the provisions of SECTION 10.7. The provisions of SECTION 8.1,
10.3 and 10.4 shall be applicable to any authenticating agent.

                                ARTICLE 11

                          DISCHARGE OF INDENTURE

        SECTION 11.1. ACKNOWLEDGMENT OF DISCHARGE. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for and rights to receive payments of interest

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
thereon), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction, cancellation and discharge of this Indenture, when

               (A)    either

                      (1) all Notes theretofore authenticated and delivered other than (a) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in SECTION 2.10, and (b) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in SECTION 15.2 have been delivered to the Trustee for cancellation; or

                      (2) all such Notes not theretofore delivered to the Trustee for cancellation

                             (a)    have become due and payable, or

                             (b)    will become due and payable at their
        Stated Maturity within one (1) year, or

                             (c) are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of
        (a), (b) or (c) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, and premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

               (B) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (C) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

               Notwithstanding the satisfaction and discharge of this Indenture the obligations of the Company to the Trustee under SECTION 10.7 shall survive.

        SECTION 11.2. MONEY HELD IN TRUST. All money deposited with the Trustee pursuant to SECTION 11.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes

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                              Page 268 of 606
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and this Indenture, to the payment, either directly or through any Paying
Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the persons entitled thereto, of the principal, and premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. The Trustee shall give notice in the name and at the expense of the Company of the immediate availability of the money deposited with the Trustee pursuant to SECTION
11.1 to the persons entitled to such money.

                                ARTICLE 12

                          MEETING OF NOTEHOLDERS

        SECTION 12.1. PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of the Noteholders may be called at any time and from time to time pursuant to the provisions of this ARTICLE 12 for any of the following purposes:

               (A) To give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by the Noteholders pursuant to any of the provisions of ARTICLE 2;

               (B) To remove the Trustee and appoint a successor trustee pursuant to any of the provisions of ARTICLE 10;

               (C) To consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
ARTICLE 13; or

               (D) To take any other action authorized to be taken by or on behalf of Noteholders of any specified aggregate principal amount of the Notes under any other provisions of this Indenture, or authorized or permitted by law.

        SECTION 12.2. CALL OF MEETINGS BY TRUSTEE; GENERALLY. Meetings of Noteholders may be held at such place or places and at such time or times in any Place of Payment as the Trustee or, in case of its failure to act, the Company or the Noteholders calling the meeting, shall from time to time determine.

        SECTION 12.3. CALL OF MEETINGS BY TRUSTEE; NOTICE. The Trustee may at any time call a meeting of the Noteholders to take any action specified in SECTION 12.2 at such place designated in SECTION 12.2 as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and specifying each series of Notes which would be affected by the proposed action, shall be mailed by the Trustee at the expense of the Company, first-class postage prepaid,

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to the Noteholders at their last addresses as they shall appear upon the
Note Register, not less than twenty (20) nor more than one hundred twenty
(120) days prior to the date fixed for the meeting. Any defect in said notice shall not, however, in any way impair or affect the validity of any such meeting.

               The Trustee may in its discretion determine, subject to the meaning of the term "affected" as set forth in SECTION 13.2, whether or not Notes of any particular series would be affected by action proposed to be taken at a meeting and any such determination shall be conclusive upon the holders of Notes of such series and all other series. Subject to the provisions of SECTION 10.2, the Trustee shall not be liable for any such determination made in good faith.

               Any meeting of the Noteholders shall be valid without notice if Noteholders, holding all Notes then outstanding, which would be affected by the action proposed to be undertaken, are present in person or by proxy or have waived notice before or after the meeting by Noteholders, and if the company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

               In case at any time the Company, pursuant to a Certified Resolution, or Noteholders holding at least ten percent (10%) in aggregate principal amount of the Notes then Outstanding, which would be affected by the action proposed to be undertaken, shall have requested the Trustee to call a meeting of the Noteholders to take any action authorized by SECTION 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or Noteholders holding the amount above specified may determine the time and the place for such meeting and may call such meeting for such purpose by giving notice thereof in the manner provided in this SECTION 12.3.

        SECTION 12.4. MEETINGS, NOTICE AND ENTITLEMENT TO BE PRESENT. Only Noteholders holding Notes, which would be affected by the action proposed to be undertaken, and persons appointed by an instrument in writing as proxy for such a Noteholder by such a Noteholder are entitled to notice of and to vote at any meeting of the Noteholders. The only persons who shall be entitled to be present or to speak at any meeting of the Noteholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

        SECTION 12.5. REGULATIONS MAY BE MADE BY TRUSTEE. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in

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regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

               Such regulations (A) may provide for the closing of the Note Register for such period act the Trustee may deem necessary or (B) may fix a record and time for determining the record Noteholders of the Notes entitled to vote at such meeting. All Noteholders seeking to attend or vote at a meeting in person or by proxy must, if required by any authorized representative of the Trustee or the Company or by any other Noteholder, produce the Notes claimed to be owned or represented at such meeting, and every one seeking to attend or vote shall, if required as aforesaid, produce such further proof of Note ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or if none be present then to the inspectors of votes hereinafter provided for.

               The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Noteholders as provided in SECTION 12.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting may be elected by vote of Noteholders holding a majority in principal amount of the Notes represented at the meeting and entitled to vote.

               At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes then Outstanding owned by such Noteholder or represented by such proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not Outstanding and ruled by the temporary or permanent chairman of the meeting to be not Outstanding. The temporary or permanent chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders.

               At any meeting of Noteholders, the presence of persons holding or representing Notes in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meeting of holders duly called pursuant to
SECTION 12.3 may be adjourned from time to time by vote of the holders (or proxies for the holders) of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice.


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                              Page 271 of 606

        SECTION 12.6. MANNER OF VOTING AT MEETINGS AND RECORD TO BE KEPT. The vote upon any resolution submitted to any meeting of the Noteholders shall be by written ballots on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The temporary or permanent chairman of the meeting shall appoint two (2) inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record at least in duplicate of the proceedings of each meeting of the Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one (1) or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in SECTION 12.3. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one copy thereof shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

               Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        SECTION 12.7. EVIDENCE OF ACTION BY HOLDERS OF SPECIFIED PERCENTAGE OF NOTES. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes of any series may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (A) by any instrument or any number of instruments of similar tenor executed by holders in person or by agent or proxy appointed in writing, or (B) by the record of the holders of Notes voting in favor thereof at any meeting of holders duly called and held in accordance with the provisions of this ARTICLE 12, or (C) by a combination of such instrument or instruments and any such record of such a meeting of holders.

        SECTION 12.8. EXERCISE OF RIGHT OF TRUSTEE OR NOTEHOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING OF NOTEHOLDERS. Nothing in this
ARTICLE 12 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of the Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.


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                              Page 272 of 606

                                ARTICLE 13

                          SUPPLEMENTAL INDENTURES

        SECTION 13.1. PURPOSES FOR WHICH SUPPLEMENTAL INDENTURES MAY BE EXECUTED BY COMPANY AND TRUSTEE. Without the consent of the holders of any Notes, the Company, when authorized by a Certified Resolution of its Board of Directors, and the Trustee may at any time and from time to time, enter into any indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for one or more of the following purposes:

               (A) To evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to ARTICLE 9 hereof;

               (B) To add to the covenants of the Company such further covenants for the protection of the Noteholders, to insure the enforcement of the remedies of the Trustee and Noteholders upon an Event of Default by the Company, or to surrender any right or power herein conferred upon the Company as the Board of Directors shall consider to be necessary for the protection of the Noteholders, and to make the occurrence and continuance of a default under any of such additional covenants a Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, however, that in respect of any such additional covenant, such Supplemental Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement of said remedy or remedies upon such default or may limit the remedies available to the Trustee upon such default or may authorize the holders of not less than a majority in aggregate principal amount of the Outstanding Notes to waive such default and prescribe limitations on such rights of waiver; or

               (C) To cure any ambiguity or to correct or supplement any provision contained in this Indenture which may be inconsistent with any other provision contained herein or in any Supplemental Indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions and purposes of this Indenture, provided any such action shall not adversely affect the interest of the Noteholders.

               Nothing contained in this ARTICLE 13 shall affect or limit the right or obligation of the Company to execute and deliver to the Trustee any instrument of further assurance or other instrument which elsewhere in this Indenture it is provided shall be delivered to the Trustee.

               The Trustee is hereby authorized and directed to join with the Company in the execution of any such Supplemental Indenture, to make any further appropriate agreements and stipulations which may be herein

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                              Page 273 of 606
contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such Supplemental Indenture which, in its opinion, does not afford adequate protection to the Trustee or adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise or adversely affects the interests of the Noteholders.

        SECTION 13.2. MODIFICATION OF INDENTURE BY WRITTEN CONSENT OF NOTEHOLDERS. With the consent (evidenced as provided in ARTICLE 12 of the holders of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Notes then Outstanding, by Act of said holders delivered to the Company and the Trustee, the Company (when authorized by a Certified Resolution) and the Trustee at any time and from time to time, by entering into an indenture or indentures supplemental hereto, may modify, alter, add to or eliminate in any manner (with the approval of any governmental agency if required by law) any provisions of this Indenture or the rights of the Noteholders or the rights and obligations of the Company; provided, however, that no such Supplemental Indenture shall, without the consent of the holder of each Outstanding Note affected thereby:

               (A) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or impair the right to require redemption as set forth in SECTION 6.5, or

               (B) reduce the percentage(s) of the aggregate principal amount of Outstanding Notes, the consent of the holders of which is required for any such Supplemental Indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or

               (C) modify any of the provisions of this SECTION 13.2 or
SECTION 7.16, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby.

               Notes shall be deemed to be "affected" by a Supplemental Indenture, if such Supplemental Indenture adversely affects or diminishes the rights of holders thereof against the Company or against the property of the Company. The Trustee may in the exercise of its discretion, subject to SECTION 10.2, determine whether or not any Notes would be affected by any Supplemental Indenture and any such determination shall be

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                              Page 274 of 606
conclusive upon the holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

               It shall not be necessary for any Act of Noteholders under this SECTION 13.2 to approve the particular form of any proposed
Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

               Any Supplemental Indenture authorized by the provisions of this SECTION 13.2 shall be executed by the Company and the Trustee in accordance with the terms of SECTION 13.3.

               Promptly after the execution by the Company and the Trustee of any Supplemental Indenture pursuant to the provisions of SECTION 13.3, the Company shall mail to the holders of the Notes at their last addresses as they shall appear on the Note Register of the Company a notice setting forth in general terms the substance of such Supplemental Indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

        SECTION 13.3. REQUIREMENTS FOR EXECUTION; DUTIES AND IMMUNITIES OF TRUSTEE. Prior to the execution of any Supplemental Indenture, the Trustee shall receive a Company Request, accompanied by a Certified Resolution authorizing the execution of any Supplemental Indenture pursuant to
SECTION 13.1 or SECTION 13.2, and, if pursuant to SECTION 13.2, evidence filed with the Trustee of the Act of Noteholders as aforesaid.

               In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to SECTION 10.2 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture and stating such other matters as the Trustee may reasonably request. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee's rights, duties or immunities under this Indenture or otherwise.

        SECTION 13.4. SUPPLEMENTAL INDENTURES PART OF INDENTURE. Upon the execution of any Supplemental Indenture pursuant to the provisions of this
ARTICLE 13, this Indenture shall be, and shall be deemed to be, modified and amended in accordance therewith and the respective rights, limitations, duties and obligations under this Indenture of the Company, the Trustee and the Noteholders, and each of them, shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be, and shall be deemed to be, part

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                              Page 275 of 606
of the terms and conditions of this Indenture for any and all purposes, as if originally contained herein.

        SECTION 13.5. NOTES EXECUTED AFTER SUPPLEMENTAL INDENTURE TO BE APPROVED BY TRUSTEE. Notes authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this ARTICLE 13 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee, as to any matter provided for in such Supplemental Indenture. If the Company and the Trustee shall so determine, new Notes modified so as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such Supplemental Indenture, may be prepared by the Company, authenticated by the Trustee and delivered without expense to the holders of the Outstanding Notes, upon surrender of such Notes, the new Notes so issued to be in an aggregate principal amount equal to the aggregate principal amount of those so surrendered.

        SECTION 13.6. SUPPLEMENTAL INDENTURES REQUIRED TO COMPLY WITH TRUST INDENTURE ACT OF 1939. No Supplemental Indenture shall be entered into pursuant to any authorization contained in this Indenture which shall not comply with the provisions of the Trust Indenture Act of 1939 as then in effect.

                                ARTICLE 14

                 IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                          OFFICERS AND DIRECTORS

        SECTION 14.1. IMMUNITY OF CERTAIN PERSONS. No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in this Indenture or in any Supplemental Indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                ARTICLE 15

                               MISCELLANEOUS

        SECTION 15.1. BENEFITS RESTRICTED TO PARTIES AND TO HOLDERS OF NOTES. Except as provided herein, nothing in this Indenture, expressed or implied, is intended, or shall be construed, to confer

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                              Page 276 of 606
upon, or to give to, any person other than the parties hereto and the holders of the Notes Outstanding hereunder any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements contained in this Indenture by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Notes Outstanding hereunder.

        SECTION 15.2. DEPOSITS FOR NOTES NOT CLAIMED FOR SPECIFIED PERIOD TO BE RETURNED TO COMPANY ON DEMAND. Any moneys deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, and premium, if any, or interest on any Note and remaining unclaimed for six (6) years after the date upon which the principal of and premium, if any, or interest on such Notes shall have become due and payable, shall be paid to the Company upon Company Request, or, if then held by the Company, shall be discharged from such trust; and the holder shall thereafter, as an unsecured general creditor, be entitled to look only to the Company for payment thereof, and all liability of the Trustee or any Paying Agent with respect to such trust money, and all liability of the Company, as trustee thereof, shall thereupon cease; provided, however, that, before being required to make any such payment to the Company, the Trustee, or any Paying Agent, may, at the expense of the Company, cause to be published once in a Daily Newspaper in such areas as the Trustee, or any Paying Agent, as the case may be, may deem necessary a notice that such moneys remain unclaimed and that, after a date named in said notice, the balance of such moneys then unclaimed will be returned to the Company.

        SECTION 15.3.  FORMAL REQUIREMENTS OF CERTIFICATES AND
OPINIONS HEREUNDER.

               (A) Each certificate or opinion which is specifically required by the provisions of this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant herein contained shall include (1) a statement that each person signing such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinions are based; (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of each such person such condition or covenant has been complied with.

               (B) Every request or Application by the Company for action by the Trustee shall be accompanied by an Officers' Certificate stating that all conditions precedent, if any, to such action, provided for in this

                                    71

Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with, except that in the case of any such request or Application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or Application, no additional certificate or opinion need be furnished.

               (C) In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

        SECTION 15.4. EVIDENCE OF ACT OF THE NOTEHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and (subject to SECTION 10.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

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                              Page 278 of 606

               Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind every future holder to the same Note and the holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

        SECTION 15.5. PARTIES TO INCLUDE SUCCESSORS AND ASSIGNS. Subject to the provisions of ARTICLES 9 and 10 hereof, whenever in this Indenture any of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

        SECTION 15.6. IN EVENT OF CONFLICT WITH TRUST INDENTURE ACT, PROVISIONS THEREIN TO CONTROL. If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture required to be included herein by any of the provisions of the Trust Indenture Act such required provision shall control. Provisions required by said Trust Indenture Act to be included herein which are not included herein are hereby incorporated herein by reference to said Trust Indenture Act.

        SECTION 15.7. REQUEST, NOTICES, ETC. TO TRUSTEE. Any request, demand, authorization, direction, notice, consent, waiver or Act of the Noteholders or other document provided or permitted by this Indenture to be made upon, given, or furnished to, or filed with:

               (A) the Trustee by any Noteholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Main Office, or

               (B) the Company by the Trustee or by any Noteholders shall be sufficient for every purpose hereunder (except as herein otherwise provided) if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at 12750 High Bluff Drive, Suite 320, San Diego, California 92130, or at any other address previously furnished in writing to the Trustee by the Company.

        SECTION 15.8. MANNER OF NOTICE. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is

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                              Page 279 of 606
given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

               Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be condition precedent to the validity of any action taken in reliance upon such waiver.

               In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

        SECTION 15.9. SEVERABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 15.10. PAYMENTS DUE ON DAYS WHEN BANKS CLOSED. In any case where the date of any Interest Payment Date or Redemption Date, or the Stated Maturity of any Note, or any date on which any Defaulted Interest is proposed to be paid or any date on which any other payment is to be made or any action is to be taken shall not be a business day, then (notwithstanding any other provision of the Notes or this Indenture) payment of the principal of, and premium, if any, or interest on, any Notes or other payment or action need not be made or taken on such date, but may be made or taken on the next succeeding business day with the same force and effect as if made on the nominal date of any such interest Payment Date or Redemption Date or Stated Maturity or date for the payment of Defaulted Interest or date for any other payment or action, as the case may be, and no interest shall accrue for the period from and after any such nominal date.

        SECTION 15.11. BACKUP WITHHOLDING FORMS. The Company shall provide the Trustee with Backup Withholding Forms prescribed by the Internal Revenue Service and shall indemnity the Trustee for any penalties, expenses, costs and liabilities assessed against the Trustee for using improper forms.

        SECTION 15.12. TITLES OF ARTICLES OF THIS INDENTURE NOT PART THEREOF. The titles of the several Articles of this Indenture and the table of contents shall not be deemed to be any part hereof.

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


        SECTION 15.13. EXECUTION IN COUNTERPARTS. This Indenture is being executed in several counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        SECTION 15.14. GOVERNING LAW. This Indenture and each Note issued hereunder shall be governed by the laws of the State of California as to all matters affecting the duties, liabilities, privileges, rights and obligations of the Noteholders, the Company and the Trustee and any agents of the foregoing, including but not limited to, matters of validity, construction, effect and performance.

               IN WITNESS WHEREOF, ACC CONSUMER FINANCE CORPORATION has caused its name to be hereunto affixed, and this instrument to be signed by one of its Executive Officers and its corporate seal to be affixed hereto, and the same to be attested by its Secretary or an Assistant Secretary; and NORWEST BANK MINNESOTA, N.A., in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries, as of the day and year first written above.

                                   ACC CONSUMER FINANCE CORPORATION



ATTEST:
                                   By:___________________________________
                                         Chairman of the Board,
                                         President or Vice President
______________________________
Assistant Secretary


[Seal]


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                              Page 281 of 606

                                   NORWEST BANK MINNESOTA, N.A.



ATTEST:                            By:___________________________________
                                          Authorized Officer

______________________________
Attesting Officer

[Seal]


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                              Page 282 of 606

                                  EXHIBIT 10.50



                            POOLING AND SERVICING AGREEMENT

                                      RELATING TO

                             ACC AUTO GRANTOR TRUST 1996-B


                                         among


                        CARGILL FINANCIAL SERVICES CORPORATION
                                      as Sponsor


                                 ACC RECEIVABLES CORP.
                                       as Seller


                           ACC CONSUMER FINANCE CORPORATION
                                      as Servicer


                                          and


                     NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                   as Trustee, Backup Servicer and Collateral Agent



                                ----------------------


                               Dated as of June 1, 1996

                                ----------------------

                                   TABLE OF CONTENTS

                                                                         Page
                                                                         ----
ARTICLE I         DEFINITIONS............................................  1
        Section 1.1.      Definitions....................................  1
        Section 1.2.      Usage of Terms................................. 19
        Section 1.3.      Calculations................................... 20
        Section 1.4.      Section References............................. 20
        Section 1.5.      Action by or Consent of Certificateholders..... 20
        Section 1.6.      No Recourse.................................... 20
        Section 1.7.      Material Adverse Effect........................ 20

ARTICLE II        CREATION OF TRUST...................................... 21
        Section 2.1.      Creation of Trust.............................. 21

ARTICLE III       CONVEYANCE OF RECEIVABLES; ACCEPTANCE BY
                  TRUSTEE; ORIGINAL ISSUANCE OF CERTIFICATES............. 21
        Section 3.1.      Conveyance of Receivables...................... 21
        Section 3.2.      [Reserved.].................................... 22
        Section 3.3.      Custody of Receivable Files.................... 22
        Section 3.4.      Conditions to Acceptance by Trustee............ 23
        Section 3.5.      Representations and Warranties of Seller....... 23
        Section 3.6.      Representations and Warranties of Sponsor...... 31
        Section 3.7.      Repurchase of Receivables Upon Breach of
                          Representation and Warranty.................... 32
        Section 3.8.      Nonpetition Covenant........................... 33
        Section 3.9.      Collecting Lien Certificates................... 33

ARTICLE IV        ADMINISTRATION AND SERVICING OF RECEIVABLES............ 34
        Section 4.1.      Duties of the Servicer......................... 34
        Section 4.2.      Collection of Receivable Payments;
                          Modification and Amendment of Receivables;
                          Lockbox Agreements............................. 35
        Section 4.3.      Realization Upon Receivables................... 38
        Section 4.4.      Insurance...................................... 39
        Section 4.5.      Maintenance of Security Interests in
                          Vehicles....................................... 39
        Section 4.6.      Covenants, Representations and Warranties of
                          Servicer....................................... 41
        Section 4.7.      Purchase of Receivables Upon Breach of
                          Covenant or Representation and Warranty.........43
        Section 4.8. Total Servicing Fee; Payment of Compensating Interest; Payment of Certain Expenses by
                          Servicer....................................... 44
        Section 4.9.      Servicer's Certificate......................... 45
        Section 4.10.     Annual Statement as to Compliance; Notice
                          of Servicer Termination Event.................. 45
        Section 4.11.     Annual Independent Accountants' Report......... 46

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                              Page 284 of 606

                                                                        Page
                                                                        ----
        Section 4.12.     Access to Certain Documentation and
                          Information Regarding Receivables............. 47
        Section 4.13.     Monthly Tape.................................. 47
        Section 4.14.     Retention and Termination of Servicer......... 48
        Section 4.15.     Fidelity Bond................................. 49

ARTICLE V         DISTRIBUTIONS; STATEMENTS TO
                  CERTIFICATEHOLDERS.................................... 49
        Section 5.1.      Accounts...................................... 49
        Section 5.2.      Collections................................... 50
        Section 5.3.      Application of Collections.................... 51
        Section 5.4.      Additional Deposits........................... 52
        Section 5.5.      Distributions................................. 52
        Section 5.6.      [Reserved..................................... 54
        Section 5.7.      Net Deposits.................................. 54
        Section 5.8.      Statements to Certificateholders.............. 55
        Section 5.9.      Optional Deposits by the Certificate
                          Insurer....................................... 56

ARTICLE VI        THE SPREAD ACCOUNT AND THE POLICY..................... 56
        Section 6.1.      Spread Account................................ 56
        Section 6.2.      Policy........................................ 56
        Section 6.3.      Withdrawals from Spread Account............... 57
        Section 6.4.      Claims Under Policy........................... 57
        Section 6.5.      Preference Claims; Direction of Proceedings... 58
        Section 6.6.      Surrender of Policy........................... 59

ARTICLE VII       THE CERTIFICATES...................................... 59
        Section 7.1.      The Certificates.............................. 59
        Section 7.2.      Authentication of Certificates................ 61
        Section 7.3.      Registration of Transfer and Exchange
                          of Certificates............................... 62
        Section 7.4.      Mutilated, Destroyed, Lost or Stolen
                          Certificates.................................. 64
        Section 7.5.      Persons Deemed Owners......................... 65
        Section 7.6.      Access to List of Certificateholders'
                          Names and Addresses........................... 65
        Section 7.7.      Maintenance of Office or Agency............... 65

ARTICLE VIII      THE SELLER............................................ 66
        Section 8.1.      Liability of Seller........................... 66
        Section 8.2.      Merger or Consolidation of, or Assumption
                          of the Obligations of, Seller; Amendment
                          of Certificate of Incorporation............... 66
        Section 8.3.      Limitation on Liability of Seller and Others.. 67
        Section 8.4.      Seller May Own Certificates................... 67

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                              Page 285 of 606

                                                                         Page
                                                                         ----
ARTICLE IX        THE SERVICER........................................... 68
        Section 9.1.      Liability of Servicer; Indemnities............. 68
        Section 9.2.      Merger or Consolidation of, or Assumption
                          of the Obligations of, the Servicer or
                          Backup Servicer................................ 69
        Section 9.3.      Limitation on Liability of Servicer, Backup
                          Servicer and Others............................ 70
        Section 9.4.      Delegation of Duties........................... 71
        Section 9.5.      Servicer and Backup Servicer Not to Resign..... 71

ARTICLE X         SERVICER TERMINATION EVENTS............................ 72
        Section 10.1.     Servicer Termination Event..................... 72
        Section 10.2.     Consequences of a Servicer Termination Event... 74
        Section 10.3.     Appointment of Successor....................... 75
        Section 10.4.     Notification to Certificateholders............. 76
        Section 10.5.     Waiver of Past Defaults........................ 76

ARTICLE XI        THE TRUSTEE............................................ 76
        Section 11.1.     Duties of Trustee.............................. 76
        Section 11.2.     Trustee's Assignment of Administrative
                          Receivables and Warranty Receivables........... 78
        Section 11.3.     Certain Matters Affecting the Trustee.......... 78
        Section 11.4.     Trustee Not Liable for Certificates or
                          Receivables.................................... 80
        Section 11.5.     Trustee May Own Certificates................... 80
        Section 11.6.     Trustee's Fees and Expenses; Indemnification... 81
        Section 11.7.     Eligibility Requirements for Trustee........... 81
        Section 11.8.     Resignation or Removal of Trustee.............. 81
        Section 11.9.     Successor Trustee.............................. 82
        Section 11.10.    Merger or Consolidation of Trustee............. 83
        Section 11.11.    Appointment of Co-Trustee or Separate Trustee.. 83
        Section 11.12.    Representations and Warranties of Trustee...... 85
        Section 11.13.    Tax Returns.................................... 85
        Section 11.14.    Trustee May Enforce Claims Without Possession
                          of Certificates................................ 86
        Section 11.15.    Suit for Enforcement........................... 86
        Section 11.16.    Rights to Direct Trustee....................... 86

ARTICLE XII       TERMINATION............................................ 87
        Section 12.1.     Termination of the Trust....................... 87
        Section 12.2.     Optional Purchase of All Receivables........... 88

ARTICLE XIII      MISCELLANEOUS PROVISIONS............................... 88
        Section 13.1.     Amendment...................................... 88
        Section 13.2.     Protection of Title to Trust................... 89
        Section 13.3.     Limitation on Rights of Certificateholders..... 91

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                              Page 286 of 606

                                                                         Page
                                                                         ----
        Section 13.4.     Governing Law.................................. 92
        Section 13.5.     Severability of Provisions..................... 93
        Section 13.6.     Assignment..................................... 93
        Section 13.7.     Certificates Nonassessable and Fully Paid...... 93
        Section 13.8.     Third-Party Beneficiaries...................... 93
        Section 13.9.     Financial Security as Controlling Party........ 93
        Section 13.10.    Counterparts................................... 94
        Section 13.11.    Notices........................................ 94
        Section 13.12.    Successors and Assigns......................... 94




                                        -iv-

                                       SCHEDULES

Schedule A     --      Schedule of Receivables


                                       EXHIBITS

Exhibit A      --      Form of Class A Certificate
Exhibit B      --      Form of Class B Certificate
Exhibit C      --      Form of Class C Certificate
Exhibit D      --      Form of Series 1996-B Supplement to the Master
                       Spread Account Agreement
Exhibit E      --      Form of Servicer's Certificate
Exhibit F      --      Form of Policy
Exhibit G      --      Form of Representation Letter -- Initial Purchaser
Exhibit H      --      Form of Representation Letter
Exhibit I      --      Form of Purchase Agreement and Assignment
Exhibit J      --      Servicer's Request for Release
Exhibit K      --      Form of Fee Letter





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                              Page 288 of 606

               THIS POOLING AND SERVICING AGREEMENT ("this Agreement"), dated as of June 1, 1996, is made with respect to the formation of the ACC Auto Grantor Trust 1996-B, among Cargill Financial Services Corporation, a Delaware corporation, as Sponsor (the "Sponsor"), ACC Receivables Corp., a Delaware corporation, as Seller (the "Seller"), ACC Consumer Finance Corporation, a Delaware corporation, (previously named American Credit Corporation) ("ACC"), (in its capacity as Servicer, the "Servicer") and Norwest Bank Minnesota, National Association, a national banking association, as Trustee (in such capacity, the "Trustee"), as Backup Servicer (in such capacity, the "Backup Servicer") and as Collateral Agent (in such capacity, the "Collateral Agent").

               WHEREAS, the Seller wishes to establish a trust and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

               WHEREAS, the Servicer has agreed to service the Receivables, which constitute the principal assets of the trust estate;

               WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done; and

               WHEREAS, Norwest Bank Minnesota, National Association is willing to serve in the capacity of Trustee, Backup Servicer and Collateral Agent hereunder.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sponsor, the Seller, the Servicer, the Trustee, the Backup Servicer and Collateral Agent hereby agree as follows:


                                       ARTICLE I
                                      DEFINITIONS

               Section 1.1. Definitions. All terms defined in the Spread Account Agreement (as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               ACC: shall have the meaning set forth in the first paragraph of this Agreement.

               Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 4.11.



                                         1

               Administrative Receivable: With respect to any Collection Period, a Receivable which the Servicer is required to purchase pursuant to Section 4.7.

               Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               Aggregate Principal Balance: With respect to any Determination Date, the sum of the Principal Balances (computed as of the related Record Date) for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Collection Period and (ii) any Receivable that became a Purchased Receivable on the immediately preceding Deposit Date).

               American Credit Corporation: American Credit Corporation, a California corporation, the corporate predecessor to ACC, and which changed its name to ACC Consumer Finance Corporation, a California corporation and was merged into ACC on November 9, 1995.

               Amount Available: With respect to any Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) the Deficiency Claim Amount, if any, received by the Trustee with respect to such Distribution Date, plus (iii) the Policy Claim Amount, if any, received by the Trustee with respect to such Distribution Date.

               Amount Financed: With respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

               Annual Percentage Rate or APR: With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act). If after the Closing Date, the rate per annum with respect to a Receivable as of the Closing Date is reduced as a result of (i) an insolvency proceeding involving the Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, Annual Percentage Rate or APR shall refer to such reduced rate.

               Annual Trustee's Fee: Shall have the meaning set forth in Section 11.6.




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                              Page 290 of 606

               Available Funds: With respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date, (ii) all Purchase Amounts deposited in the Collection Account on the related Deposit Date and
(iii) any Compensating Interest actually deposited by the Servicer on such Determination Date.

               Average Delinquency Ratio: With respect to any Distribution Date, the arithmetic average of the Delinquency Ratio for such Distribution Date and the Delinquency Ratios for the two immediately preceding Distribution Dates.

               Backup Servicer: Shall have the meaning set forth in the first paragraph of this Agreement.

               Basic Servicing Fee: With respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the sum of the Principal Balances for all Receivables as of the first day of the Collection Period.

               Basic Servicing Fee Rate: 3.00% per annum, payable monthly at one-twelfth of the annual rate.

               Business Day: Any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions or trust companies in California, Minnesota, New York or any other location of any successor Servicer, successor Trustee or successor Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

               Calendar Quarter: The three-month period ending on the last day of March, June, September or December.

               Certificate: Any one of the Class A Certificates, Class B Certificates or Class C Certificates executed by the Trustee on behalf of the Trust in substantially the form set forth in Exhibit A, B or C, respectively.

               Certificate Insurer: Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Policy.

               Certificate Majority: Holders of Class A Certificates and Class B Certificates representing a majority of the sum of the Class A Certificate Balance and the Class B Certificate Balance, or if there are no Class A Certificates outstanding, holders of Class B Certificates representing a majority of the Class B Certificate Balance.

               Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register.



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                              Page 291 of 606

               Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 7.3.

               Class:  A class of Certificates.

               Class A Certificate: Any one of the Certificates executed by the Trust and authenticated by the Trustee in substantially the form set forth in Exhibit A hereto.

               Class A Certificate Balance: Initially, the Class A Percentage of the Cut-off Date Principal Balance and, thereafter, the initial Class A Certificate Balance reduced by all amounts distributed to the Class A Certificateholders and allocable to principal.

               Class A Certificate Factor: As of any Distribution Date, a seven-digit decimal figure equal to the Class A Certificate Balance as of the close of business on such Distribution Date divided by the initial Class A Certificate Balance as of the Cut-off Date.

               Class A Distributable Amount: On any Distribution Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount.

               Class A Interest Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribu tion Date.

               Class A Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) for the initial Distribution Date forty-four
(44) days of interest and for any Distribution Date thereafter, thirty (30) days of interest, in any case calculated on the basis of a 360-day year consisting of twelve 30-day months, at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period and (ii) any outstanding Class A Interest Carryover Shortfall.

               Class A Pass-Through Rate: 6.90% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

               Class A Percentage:  95%.

               Class A Principal Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that


                                         4
the holders of the Class A Certificates actually received on such current Distribution Date.

               Class A Principal Distributable Amount: With respect to any Distribution Date other than the Final Scheduled Distribution Date, without duplication, the sum of the Class A Percentage of (i) the principal portion of all Collected Funds (including the principal portion of all prepayments) received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amount of all Receivables that became Purchased Receivables as of the immediately preceding Record Date, plus, in the sole discretion of the Certificate Insurer, the Principal Balance allocable to the Class A Certificates as of the immediately preceding Record Date of all the Receivables that were required to be purchased pursuant to Sections 3.7 and 4.7 as of the immediately preceding Record Date but were not so purchased and (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period. With respect to the Final Scheduled Distribution Date, the amount described in the preceding paragraph or, if greater, the amount necessary to reduce the Class A Certificate Balance to zero on such Final Scheduled Distribution Date.

               Class B Certificate: Any one of the Certificates executed by the Trust and authenticated by the Trustee in substantially the form set forth in Exhibit B hereto.

               Class B Certificate Balance: Initially, the Class B Percentage of the Cut-off Date Principal Balance and, as of any date thereafter, the initial Class B Certificate Balance reduced by (i) all amounts previously distributed to Class B Certificateholders and allocable to principal and (ii) on any Distribution Date on which (x) the sum of the Class A Certificate Balance and the Class B Certificate Balance as of such Distribution Date and after taking into account all distributions to be made on such Distribution Date exceeds (y) the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period, the amount of such excess.

               Class B Certificate Factor: As of any Distribution Date, a seven-digit decimal figure equal to the Class B Certificate Balance as of the close of business on such Distribution Date divided by the initial Class B Certificate Balance.

               Class B Distributable Amount: On any Distribution Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

               Class B Interest Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the Class B Interest Distributable Amount for such Distribution Date plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass-Through Rate from such preceding Distribution Date



                                         5
through the current Distribution Date, over the amount of inter est that the holders of the Class B Certificates actually received on such current Distribution Date.

               Class B Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) for the initial Distribution Date forty-four
(44) days of interest and for any Distribution Date thereafter, thirty (30) days of interest, in any case calculated on the basis of a 360-day year consisting of twelve 30-day months, at the Class B Pass-Through Rate on the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period and (ii) any outstanding Class B Interest Carryover Shortfall.

               Class B Pass-Through Rate: 6.90% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

               Class B Percentage:  5%.

               Class B Principal Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the Class B Principal Distributable Amount plus any out standing Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class B Certificates actually received on such current Distribution Date.

               Class B Principal Distributable Amount: With respect to any Distribution Date, without duplication, the sum of the Class B Percentage of:
(i) the principal portion of all Collected Funds (including the principal portion of all prepayments) received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amount of all Receivables that became Purchased Receivables as of the immediately preceding Record Date, and (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period.

               Class C Certificate: Any one of the Certificates executed by the Trust and authenticated by the Trustee in substantially the form set forth in Exhibit C.

               Closing Date:  June 20, 1996.

               Collateral Agent: The Collateral Agent named in the Spread Account Agreement, and any successor thereto pursuant to the terms of the Spread Account Agreement.

               Collateral Insurance: Shall have the meaning set forth in Section 4.4(c).



                                         6

               Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts).

               Collection Account: The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 5.1(a).

               Collection Period: With respect to a Determination Date or a Distribution Date, the calendar month preceding the month in which such Determination Date or Distribution Date occurs (such calendar month being referred to as the "related" Collection Period with respect to such Determination Date or Distribution Date). Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day:
(i) all applications of collections, and (ii) all distributions.

               Collection Records: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

               Compensating Interest: Shall have the meaning set forth in
Section 4.8(b) hereof.

               Computer Tape or Listing: The computer tape or listing generated on behalf of the Seller which provides information relating to the Receivables and which was used by the Seller and ACC in selecting the Receivables conveyed to the Trust hereunder.

               Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department. The telecopy number for the Corporate Trust Office on the Closing Date is (612) 667-9825.

               Coupon Rate: With respect to any Receivable, the rate of interest borne by such Receivable.

               Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced or the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.


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                              Page 295 of 606

               Credit Enhancement Fee: With respect to any Distribution Date, the amount for deposit in the Spread Account pursuant to Section 5.5(b)(vi).

               Cumulative Default Rate: Shall have the meaning set forth in the Series 1996- B Supplement.

               Cumulative Loss Rate: Shall have the meaning set forth in the Series 1996-B Supplement.

               Cut-off Date:  The close of business on May 31, 1996.

               Cut-off Date Principal Balance:  $45,508,441.14.

               Dealer: A seller of new or used automobiles or light trucks that originated one or more of the Receivables and sold the respective Receivable, directly or indirectly, to OFLA.

               Dealer Agreement: An agreement by and among ACC (or American Credit Corporation, as the case may be), OFL-A and a Dealer relating to the sale of retail installment sale contracts and installment notes to OFL-A and all documents and instruments relating thereto.

               Dealer Assignment: With respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to OFL-A.

               Dealer Underwriting Guide: means the underwriting manual used by ACC in the purchase of Receivables as amended from time to time.

               Defaulted Receivable: With respect to any Distribution Date, a Receivable with respect to which: (i) ninety percent or more of a Scheduled Payment is 120 or more days delinquent, (ii) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption period has expired) or
(iii) such Receivable is in default and the Servicer has determined in good faith that payments thereunder are not likely to be resumed; provided, however, that a Receivable shall not be a Defaulted Receivable if the Servicer has determined in good faith that insurance proceeds with respect to such Receivable are likely to be paid.

               Deficiency Claim Amount: Shall have the meaning set forth in
Section 6.3(a).

               Deficiency Claim Date: With respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date, provided, however, that if the Servicer's certificate to be delivered pursuant to Section
4.9 is not delivered until the third Business Day immediately preceding such Distribution Date, then the Deficiency Claim Date shall be the third Business Day immediately preceding such Distribution Date.

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                              Page 296 of 606

               Deficiency Notice: Shall have the meaning set forth in Section 6.3(a).

               Delinquency Ratio: With respect to any Distribution Date, a fraction (a) the numerator of which is equal to the aggregate Principal Balance (as of the related Record Date) of all Receivables that were 30 or more days delinquent with respect to more than ninety percent of a Scheduled Payment and
(b) the denominator of which is equal to the aggregate Principal Balance of the Receivables as of the related Record Date.

               Deposit Date: With respect to any Collection Period, the Business Day immediately preceding the related Determination Date.

               Depository: The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named.

               Determination Date: With respect to a Collection Period, the 5th Business Day prior to the related Distribution Date.

               Direct Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               Distribution Amount: With respect to a Distribution Date, the sum of (i) the Available Funds for such Distribution Date, plus (ii) the Deficiency Claim Amount, if any, received by the Trustee with respect to such Distribution Date.

               Distribution Date: With respect to a Collection Period, the 15th day of the next succeeding calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing July 15, 1996.

               Draw Date: With respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

               Electronic Ledger: The electronic master record of the retail installment sales contracts or installment loans of the Servicer.

               Eligible Account: (i) A segregated trust account that is maintained with a depository institution acceptable to the Certificate Insurer (so long as an Insurer Default shall not have occurred and be continuing), or
(ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1+ by Standard & Poor's and P-1 by Moody's and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Certificate Insurer. In either case, such depository institution or trust company



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                              Page 297 of 606
shall have been approved by the Controlling Party (as defined in the Spread Account Agreement), acting in its discretion, by written notice to the Collateral Agent.

               Eligible Investments: Any one or more of the following types of investments:

                    (i) (a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; and (b) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are rated AAA by Standard & Poor's and Aaa by Moody's;

                   (ii) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities (including, if applicable, the Trustee or any agent of the Trustee acting in their respective commercial capacities); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated AAA by Standard & Poor's and Aaa by Moody's;

                  (iii) repurchase obligations pursuant to a written agreement
        (1) with respect to any obligation described in clause (i) above, where the Trustee has taken actual or constructive delivery of such obligation in accordance with Section 5.1, and (2) entered into with a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (including, if applicable, the Trustee or any agent of the Trustee acting in their respective commercial capacities);

                   (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are rated AAA by Standard & Poor's and Aaa by Moody's at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account to exceed 10% of the Eligible Investments held in the Collection Account (with Eligible Investments held in the Collection Account valued at par);


                                         10

                    (v) commercial paper that (1) is payable in United States dollars and (2) is rated AAA by Standard & Poor's and Aaa by Moody's;

                   (vi) any money market fund that (1) has been rated by one or both of the Rating Agencies in its highest rating category (including any designations of "plus" or "minus" and numerical gradations within such rating category) for such money market funds and (2) has been approved by the Certificate Insurer so long as no Insurer Default has occurred, as an Eligible Investment; and

                  (vii) any other demand or time deposit, obligation, security or investment as may be acceptable to the Certificate Insurer, as evidenced by the prior written consent of the Certificate Insurer, as may from time to time be confirmed in writing to the Trustee by the Certificate Insurer.

               Eligible Servicer: ACC, the Backup Servicer or another Person which at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

               Exchange Act: the Securities Exchange Act of 1934, as amended.

               Final Scheduled Distribution Date:  August 15, 2001.

               Financed Vehicle: A new or used automobile or light truck, van or mini-van together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Receivable.

               Global Security: A Class A Certificate evidencing all or part of an issuance of Class A Certificates, registered in the name of the Depository or its nominee, and delivered to the Trustee as agent for the Depository and bearing the legend prescribed in Section 7.3 of this Agreement.

               Guaranteed Distributions: With respect to each Distribution Date, the distribution to be made to Class A Certificateholders in an aggregate amount equal to (i) the Class A Interest Distributable Amount and (ii) the Class A Principal Distributable Amount each as due and payable on such Distribution Date, in each case in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification


                                         11
of the Class A Certificates or this Agreement which has not been consented to by the Certificate Insurer; Guaranteed Distributions do not include (x) any portion of the Class A Interest Distributable Amount due to Class A Certificateholders because the appropriate notice and certificate for payment in proper form was not timely received by the Certificate Insurer, and (y) any portion of the Class A Interest Distributable Amount due to Class A Certificateholders representing interest on any Class A Interest Carryover Shortfall unless, in each case, the Certificate Insurer elects, in its sole discretion, to pay such amount in whole or in part.

               Independent Accountants: Shall have the meaning set forth in
Section 4.11(a).

               Indirect Participant: Any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

               Insurance Agreement: The Insurance and Indemnity Agreement among the Sponsor, the Certificate Insurer, the Seller and ACC.

               Insurance Agreement Event of Default: An "Event of Default" as defined in the related Insurance Agreement.

               Insurance Policy: With respect to a Receivable, any insurance policy (including the insurance policies described in Section 3.5(a)(xxiii)) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

               Insurer Default: The occurrence and continuance of any of the following events:

                      (a) the Certificate Insurer shall have failed to make a
               payment required under the Policy in accordance with its terms;

                      (b) The Certificate Insurer shall have (i) filed a
               petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                      (c) a court of competent jurisdiction, the New York
               Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver



                                         12
               for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

               Lien: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

               Lien Certificate: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

               Liquidated Receivable: With respect to any Collection Period, a Receivable as to which (i) 60 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) ninety percent or more of a Scheduled Payment shall have become 120 or more days delinquent, or in the case of an Obligor who is subject to bankruptcy proceedings, 210 or more days delinquent or (iv) the Financed Vehicle has been sold and the proceeds received. Any Receivable that becomes a Purchased Receivable on or before the related Deposit Date shall not be a Liquidated Receivable.

               Liquidation Proceeds: With respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account and drawings under the Policy) net of amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

               Local Bank: A depository institution named by the Servicer and, so long as an Insurer Default shall not have occurred and be continuing, acceptable to the Certificate Insurer, or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority.

               Local Collection Account: The segregated account maintained on behalf of the Trust by the Local Bank pursuant to Section 4.2(d).

               Lockbox Account: An account maintained on behalf of the Trustee by the Lockbox Bank pursuant to Section 4.2(d).

               Lockbox Agreement: The Lockbox Agreement dated as of August 18, 1994 by and among First Interstate Bank, Los Angeles, and American Credit




                                         13

Corporation, as amended, modified or supplemented from time to time, or any other agreement, in form and substance acceptable to the Certificate Insurer, or if an Insurer Default shall have occurred and be continuing, to a Certificate Majority.

               Lockbox Bank: First Interstate Bank, Los Angeles or any other depository institution named by the Servicer and, so long as an Insurer Default shall not have occurred and be continuing, acceptable to the Certificate Insurer, or, if an Insurer Default shall have occurred and be continuing, to a Certificate Majority.

               Monthly Records: All records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each
Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

               Moody's: Moody's Investors Service, Inc., or any successor thereto.

               Net Loss Rate: For any Collection Period, the product, expressed as a percentage, of twelve multiplied by a fraction, the numerator of which is equal to (i) the sum of (a) the aggregate of the Principal Balances as of the related Record Date of all Receivables that became Liquidated Receivables during the related Collection Period and (b) the amount of any Cram Down Losses less
(ii) the Liquidation Proceeds received by the Trust with respect to Receivables which became Liquidated Receivables in prior Collection Periods, and the denominator of which is equal to the average of the Aggregate Principal Balance as of the related Record Date and the Aggregate Principal Balance as of the first day of the related Collection Period.

               Notice of Deficiency: A written or telecopied notice from the Trustee to the Certificate Insurer, substantially in the form of Exhibit A to the Policy.

               Obligor: The purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under a Receivable.

               Officer's Certificate: A certificate signed by the chairman of the board, the vice chairman, the president, the chief financial officer or any executive vice president.

               OFL-A: OFL-A Receivables Corp., a Delaware corporation and wholly-owned subsidiary of ACC.


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                              Page 302 of 606

               Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Certificate Insurer, which opinion is acceptable in form and substance to the Trustee and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Certificate Insurer, to the Certificate Insurer.

               Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

               Policy: The financial guaranty insurance policy number 50472-N issued by the Certificate Insurer to the Trustee for the benefit of the Class A Certificateholders, including any endorsements thereto.

               Policy Claim Amount: Shall have the meaning set forth in Section 6.4(a).

               Policy Payments Account: The account designated as the Policy Payments Account in, and which is established and maintained pursuant to,
Section 5.1

               Pool Balance: As of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables).

               Pool Factor: With respect to any Distribution Date, a seven digit decimal figure equal to, as applicable, the Class A Certificate Balance as of such Distribution Date (after giving effect to distributions on such date) divided by the Class A Certificate Balance as of the Closing Date, or, the Class B Certificate Balance as of such Distribution Date (after giving effect to distributions on such date) divided by the Class B Certificate Balance as of the Closing Date.

               Preference Claim: Shall have the meaning set forth in Section 6.5(b).

               Prepayment: Any payment in full made by an Obligor of the Principal Balance of a Receivable which is received by the Servicer in advance of the scheduled maturity date for such Receivable.

               Principal Balance: With respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received with respect to such Receivable on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

               Purchase Agreement: The Purchase Agreement and Assignment dated as of June 20, 1996 between ACC and the Seller relating to the purchase by the Seller from ACC of the Receivables as set forth in Exhibit I.

                                         15

               Purchase Amount: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable as of the date of purchase.

               Purchased Receivable: As of any Record Date, any Receivable that became a Warranty Receivable or Administrative Receivable as of such Record Date (or which the Seller, ACC, the Servicer or the Sponsor has elected to purchase as of an earlier Record Date, as permitted hereunder) and as to which the Purchase Amount has been deposited in the Collection Account by the Seller, ACC, the Servicer or the Sponsor, as applicable, on or before the related Deposit Date.

               Rating Agency: Each of Moody's and Standard & Poor's, so long as such Persons maintain a rating on the Certificates; and if either Moody's or Standard & Poor's no longer maintains a rating on the Certificates, such other nationally recognized statistical rating organization selected by the Sponsor and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Certificate Insurer.

               Receivable: A retail installment sale contract or promissory note (and related security agreement) for a new or used automobile or light truck, vans or mini-vans (and all accessories thereto) that is included in the Schedule of Receivables, and all rights and obligations under such a contract, but not including (i) any Liquidated Receivable (other than for purposes of calculating, as applicable, the Class A Principal Distributable Amount and the Class B Principal Distributable Amount hereunder), or (ii) any Purchased Receivable on or after the Record Date immediately preceding the Deposit Date on which payment of the Purchase Amount is made in connection therewith pursuant to Section 5.4.

               Receivable File: The documents, electronic entries, instruments and writings listed in Section 3.3 pertaining to a particular Receivable.

               Record Date: With respect to any Determination Date or Distribution Date, the last day of the immediately preceding calendar month.

               Registrar of Titles: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

               Related Documents: The Certificates, the Purchase Agreement, the Indemnification Agreement, the Spread Account Agreement, the Insurance Agreement, the Lockbox Agreement and the Initial Purchaser Agreement dated June 13, 1996 between the Seller and the initial purchaser of the Certificates. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.



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                              Page 304 of 606

               Representation Letter: Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Certificate Register under the nominee name of the Depository.

               Repurchase Events: The occurrence of a breach of any of the Seller's or the Servicer's representations and warranties in this Agreement which requires the repurchase of a Receivable by the Seller, ACC, the Servicer or the Sponsor pursuant hereto.

               Required Deposit Rating: A rating on short-term unsecured debt obligations of "P-1" by Moody's and at least "A-1+" by Standard & Poor's (or such other rating as may be acceptable to the Rating Agencies and, so long as an Insurer Default shall not have occurred and be continuing, the Certificate Insurer) so as to not affect the rating on the Certificates.

               Requisite Amount: shall have the meaning set forth in the Spread Account Agreement.

               Responsible Officer: When used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer its corporate trust affairs relating to the Trust. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

               Rule of 78s Method: means the method under which a portion of a payment allocated to earned interest and the portion allocable to principal is determined according to the sum of the month's digits or any equivalent method commonly referred to as the "Rule of 78s."

               Rule of 78s Receivable: means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Rule of 78s Method.

               Schedule of Receivables: The Schedule of Receivables attached hereto as Schedule A.

               Scheduled Payment: With respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or
(iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.


                                         17

               Seller: shall have the meaning set forth in the first paragraph of this Agreement.

               Series:  The Certificates issued pursuant to this Agreement.

               Series 1996-B Supplement: means the Series 1996-B Supplement dated as of June 1, 1996 to the Spread Account Agreement among the Seller, the Certificate Insurer, the Collateral Agent and the Trustee, as set forth in substantially the form of Exhibit D.

               Servicer: shall have the meaning set forth in the first paragraph of this Agreement.

               Servicer Extension Notice: The notice delivered pursuant to
Section 4.14.

               Servicing Procedures Manual: means the servicing manual used by ACC in the servicing of the Receivables as amended from time to time.

               Servicer Termination Event:  An event described in Section 10.1.

               Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 4.9, substantially in the form attached hereto as Exhibit E.

               Simple Interest Method: The method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

               Simple Interest Receivable: A Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

               Sponsor: shall have the meaning set forth in the first paragraph of this Agreement.

               Spread Account: The Spread Account established and maintained pursuant to the Spread Account Agreement. The Spread Account shall in no event be deemed part of the Trust Property.

               Spread Account Agreement: The Master Spread Account Agreement dated as of June 1, 1995 among the Seller, the Certificate Insurer, the Collateral Agent and the Trustee, as the same may be amended, supplemented



                                         18

(including the Series 1996-B Supplement) or otherwise modified in accordance with the terms thereof.

               Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor thereto.

               Supplemental Servicing Fee: With respect to any Collection Period
(i) all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period and (ii) the net realized earnings on all investments of funds deposited in the Collection Account.

               this Agreement: shall have the meaning set forth in the first paragraph of this Agreement.

               Total Servicing Fee: The sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

               Trigger Event: shall have the meaning set forth in the Series 1996-B Supplement.

               Trust:  shall have the meaning set forth in Section 2.1.

               Trust Property: The property and proceeds of every description conveyed pursuant to Section 3.1, together with certain monies paid on or after the Cut-off Date with respect to the Receivables, the Policy, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Policy Payments Account, the Lockbox Account, the Local Collections Account and certain other rights under this Agreement. Although the Class A and the Class B Certificateholders have directed that the Seller, as their agent, place the Spread Account in trust with and pledge the Spread Account to, the Trustee for the benefit of the Class A Certificateholders and the Certificate Insurer pursuant to the Spread Account Agreement, the Spread Account shall not under any circumstances be deemed to be a part of or otherwise included in the Trust or the Trust Property.

               Trustee: shall have the meaning set forth in the first paragraph of this Agreement.

               UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

               Warranty Receivable: With respect to any Collection Period, a Receivable which the Seller or the Sponsor has become obligated to repurchase pursuant to Section 3.7.

               Section 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular;




                                         19
words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

               Section 1.3. Calculations. All calculations of the amount of interest accrued on the Certificates and all calculations of the amount of the Basic Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Receivable as of a Record Date shall refer to the close of business on such day.

               Section 1.4. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

               Section 1.5. Action by or Consent of Certificateholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certificate holders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Certificateholders, any Certificate registered in the name of the Seller, ACC or any Affiliate thereof shall be deemed not to be outstanding and the interest in the Trust evidenced thereby shall not be taken into account in determining whether the requisite interest in the Trust necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such action or consent, only Certificates which the Trustee knows to be so owned shall be so disregarded.

               Section 1.6. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer, or director, as such, of the Seller, ACC, the Servicer or the Trustee or of any predecessor or successor of the Seller, ACC, the Servicer or the Trustee.

               Section 1.7. Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Trust or the Certificateholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Policy.





                                         20

                                      ARTICLE II
                                   CREATION OF TRUST

               Section 2.1. Creation of Trust. The Seller does hereby create and establish, pursuant to the laws of the State of New York and this Agreement a trust (the "Trust"), which for convenience shall be known as "ACC Auto Grantor Trust 1996-B."


                                      ARTICLE III
                   CONVEYANCE OF RECEIVABLES; ACCEPTANCE BY TRUSTEE;
                           ORIGINAL ISSUANCE OF CERTIFICATES

               Section 3.1. Conveyance of Receivables. (a) Subject to the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, and otherwise conveys to the Trustee, in trust for the benefit of the Certificateholders, without recourse (but without limitation of its obligations in this Agreement), all of the right, title and interest of the Seller in and to the Receivables, all monies at any time paid or payable thereon or in respect thereof after the Cut-off Date (including amounts due on or before the Cut-off Date but received by ACC or the Seller after the Cut-off Date), an assignment of security interests of OFL-A or ACC in the Financed Vehicles, the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the Financed Vehicles, including rebates of premiums, all Collateral Insurance relating to the Receivables, rights of OFL-A or ACC (including in its capacity as successor to American Credit Corporation) against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, all items contained in the Receivable Files, any and all other documents that ACC keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles, property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable, and all proceeds of the foregoing.

        (b) It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 3.1 for the benefit of the Certificateholders. The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Trustee on behalf of the Certificateholders that they intend to establish (for Federal tax purposes) a trust, rather than an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

                                         21

               (c) The Seller hereby directs the Trustee to, and the Trustee does hereby, accept the Trust Property conveyed by the Seller pursuant to this
Section 3.1. The Trustee declares that the Trustee shall hold such Trust Property upon the trusts herein set forth for the benefit of all present and future Certificateholders, subject to the terms and provisions of this Agreement.

               Section 3.2.  [Reserved.]

               Section 3.3. Custody of Receivable Files. (a) In connection with the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust pursuant to this Agreement, the Seller shall deliver to the Trustee the following documents or instruments in its possession which shall be delivered to the Trustee on or before two Business Days prior to the Closing Date with respect to each Receivable:

                   (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including, without limitation, any extension agreements);

                  (ii)  Documents evidencing or related to any Insurance Policy;

                 (iii) The original credit application of each Obligor, fully executed by each such Obligor on ACC's customary form, or on a form approved by ACC, for such application; and

                  (iv) the Lien Certificate, or, if not yet received, a copy of the application therefor, showing OFL-A, American Credit Corporation or ACC as secured party and such documents, if any, that ACC keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of OFL-A or ACC (as successor to American Credit Corporation where American Credit Corporation is shown as the secured party) as first lienholder or secured party.

               (b) Upon payment in full on any Receivable, the Servicer will notify the Trustee by an Officer's Certificate (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Trustee shall, upon written request of an officer of the Servicer and delivery to the Trustee of a receipt signed by such officer in the form of Exhibit J attached hereto, cause the original Receivable and the related Receivable File to be released to the Servicer. The Trustee may rely and shall be protected when acting or refraining from acting upon any certificate, request or receipt under this Section. The Servicer's receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to



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                              Page 310 of 606
the Trustee when its need by the Servicer has ceased unless the Receivable shall be liquidated or repurchased as described in Section 3.7 or 4.7.

               Section 3.4. Conditions to Acceptance by Trustee. As conditions to the execution and delivery of the Certificates by the Trustee on the Closing Date, the Trustee shall have received the following on or before the Closing
Date:

               (a) The Schedule of Receivables certified by the President, Controller or Treasurer of the Seller;

               (b) Copies of resolutions of the Board of Directors of the Seller approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by a Secretary or an Assistant Secretary of the Seller;

               (c) Copies of resolutions of the Board of Directors of the Servicer approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by a Secretary or an Assistant Secretary of the Servicer;

               (d) Evidence that all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the other Trust Property have been made, taken or performed; and

               (e) An executed copy of the Policy and Spread Account Agreement.

               Section 3.5. Representations and Warranties of Seller. The Seller hereby makes the following representations and warranties to the other parties hereto and the Certificate Insurer on which the Trustee relies in accepting the Receivables and the other Trust Property in trust and issuing the Certificates and upon which the Certificate Insurer relies in issuing the Policy. Unless otherwise specified, such representations and warranties are made as of the Closing Date, and shall survive the sale, transfer, and assignment of the respective Receivables to the Trustee.

                 (a)(i) Characteristics of Receivables. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and, such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by OFL-A, American Credit Corporation or ACC from such Dealer under an existing Dealer Agreement with OFL-A or ACC (including in its capacity as successor to American Credit Corporation) and was validly assigned by such Dealer to OFL-A, American Credit Corporation (in its capacity as the predecessor of ACC) or ACC



                                         23

        (in its individual capacity and in its capacity as successor to American Credit Corporation), (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (C) is a fully amortizing Simple Interest Receivable or Rule of 78s Receivable which provides for level monthly payments (provided that the payment in the first Collection Period and the final Collection Period of the life of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

                   (ii) No Fraud or Misrepresentation. Each Receivable was originated by a Dealer to an Obligor and was sold by the Dealer to ACC, American Credit Corporation (in its capacity as the predecessor of ACC) or OFL-A without any fraud or material misrepresentation on the part of such Dealer in either case or on the part of the Obligor.

                  (iii) Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, the Minnesota Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables, each and every sale of Financed Vehicles and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

                   (iv) Origination. Each Receivable was originated in the United States and, at the time of origination materially conformed to all requirements of the "Dealer Underwriting Guide" applicable to such Receivable.

                    (v) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cut-off Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

        and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

                   (vi) No Government Obligor. None of the Receivables shall be due from the United States of America or any State or from any agency, department, subdivision or instrumentality thereof.

                  (vii) Obligor Bankruptcy. As of the Cut-off Date, no Obligor had been identified on the records of ACC as being the subject of a current bankruptcy proceeding.

                 (viii) Schedule of Receivables. The information pertaining to each Receivable set forth in the Schedule of Receivables and in the Private Placement Memorandum, was true and correct in all material respects as of the close of business on the Cut-off Date.

                   (ix) Marked Records. By the Closing Date, ACC will have caused the portions of ACC's servicing records relating to the Receivables to be clearly and unambiguously marked to show that the Receivables constitute part of the Trust Property and are owned by the Trust in accordance with the terms of the Agreement.

                    (x) Computer Tape or Listing. The Computer Tape or Listing made available by ACC to the Trustee on the Closing Date was complete and accurate as of the Cut-off Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

                   (xi) Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC.

                  (xii) One Original. There is only one original executed copy of each Receivable.

                 (xiii) Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains, without limitation, (a) a fully executed original of the Receivable, endorsed, "Pay to the order of Norwest Bank Minnesota, National Association as custodian under the Master Contract Custodial Agreement by and among Cargill Financial Services Corporation, American Credit Corporation, OFL-A Receivables Corp., and Norwest Bank Minnesota, National Association dated July 15, 1993" and signed in the name of OFL-A by an authorized officer, (b) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, (c) the original Lien Certificate or


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                              Page 313 of 606
        application therefor together with an assignment of the Lien Certificate executed by the Seller to the Trustee and (d) an original credit application signed by the Obligor. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. Notwithstanding the above, a copy of the complete Receivable File for each Receivable, which fulfills the documentation requirements of the Dealer Underwriting Guide as in effect at the time of purchase is in the possession of the Servicer.

               (xiv) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File held by the Trustee. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

               (xv) Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Certificates. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

               (xvi) Good Title. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Sponsor or the Trustee; immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trustee shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. Neither ACC nor the Seller has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

               (xvii) Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of OFL-A or ACC in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date and will show, OFL-A, American Credit Corporation (in its capacity as the predecessor of ACC) or ACC (both in its individual capacity and in its capacity as the successor to American Credit Corporation) named as the original secured party under each

        Receivable and, accordingly, ACC or OFL-A, as the case may be, will be the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, OFL-A or ACC has received written evidence from the related Dealer that such Lien Certificate showing OFL-A, American Credit Corporation (in its capacity as the predecessor of ACC) or ACC (both in its individual capacity and in its capacity as the successor to American Credit Corporation) as first lienholder has been applied for. If the Receivable was originated in a state in which a filing or recording is required of the secured party to perfect a security interest in motor vehicles, such filings or recordings have been duly made to show OFL-A, American Credit Corporation (in its capacity as the predecessor of ACC) or ACC (both in its individual capacity and in its capacity as the successor to American Credit Corporation) named as the original secured party under the related Receivable. Such security interest in the Financed Vehicle has been validly assigned by OFL-A or ACC (including an assignment by ACC as successor to American Credit Corporation), as the case may be, to the Seller pursuant to the Purchase Agreement and by the Seller to the Trustee pursuant to this Agreement.

               Immediately after the sale, transfer and assignment thereof to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust as secured party, which security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cut-off Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable. Not more than 10% of the Cut-off Date Principal Balance of the Receivables have Lien Certificates on which "American Credit Corporation" is named as the original secured party, and, with respect to such Receivables, such naming of "American Credit Corporation" will not, by itself, impair the Trustee's first priority perfected interest in the related Financed Vehicle.

                (xviii) All Filings Made. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the other Trust Property have been made, taken or performed.

               (xix) No Impairment. Neither ACC nor the Seller has done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust and the Certificateholders in any Receivable or the proceeds thereof.


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                              Page 315 of 606

               (xx) Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Receivable.

               (xxi) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

               (xxii) No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days) and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cut-off Date, no Financed Vehicle had been repossessed.

                (xxiii) Insurance. At the time of the origination of each Receivable, the related Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming OFL-A and its successors and assigns as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming OFL-A and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.

                 (xxiv) Receivables. (i) Each Receivable had a remaining maturity, as of the Cut-off Date of at least 20 months but not more than 60 months; (ii) each Receivable had an original maturity of at least 24 months but not more than 60 months; (iii) each Receivable had an original Amount Financed of at least $2,562.95 and not more than $24,976.49; (iv) each Receivable had a Principal Balance as of the Cut-off Date of at least $153.32 and not more than $24,711.42; (v) each Receivable has an Annual Percentage Rate of at least 17.06% and not more than 29.00%; (vi) no Receivable was more than 30 days past due as of the Cut-off Date; (vii) no funds have been advanced by the Seller, the Servicer, OFL-A, the Sponsor, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under subclause
        (vi) of this clause (xxiv); (viii) no Receivable has a final scheduled payment date on or after July 15, 2001; (ix) the Principal Balance of each Receivable set forth in Schedule of Receivables is true and accurate in all material respects as of the Cutoff Date, and (x) no more than 10.79% of the aggregate Principal Balance for all the Receivables will be attributable to loans for the purchase of new Financed Vehicles,

                                         28
        and no more than 89.21% of the aggregate Principal Balance for all the Receivables will be attributable to loans for the purchase of used Financed Vehicles.

                  (xxv) Origination. Each Receivable was originated in the United States and, at the time of origination, materially conformed to all requirements of the ACC underwriting policies and guidelines then in effect and applicable to such Receivable.


                 (xxvi) No Adverse Selection. No selection procedures adverse to the Certificateholders or to the Certificate Insurer have been utilized in selecting such Receivable from all other similar Receivables originated by ACC.

               (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the other property transferred to the Trust pursuant to Section 3.1(a).

               (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

               (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the Related Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Trust Property to be sold and assigned to and deposited with the Trustee by it and has duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Related Documents to which it is a party have been duly authorized by the Seller by all necessary corporate action.

               (e) Valid Sale; Binding Obligations. This Agreement, when duly executed and delivered, shall effect a valid sale, transfer and assignment of the Receivables and the other Trust Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Related Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.


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                              Page 317 of 606

               (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Related Documents to which it is a party and the fulfillment of the terms of this Agreement and the Related Documents to which it is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

               (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller or ACC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, (iv) involving the Seller and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates, or (v) that could have a material adverse effect on the Receivables.

               (h) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby (including the sale, transfer and assignment of the Receivables to the Trust) have been or will be taken or obtained on or prior to the Closing Date.

               (i) Chief Executive Office. The chief executive office of the Seller is at Plaza del Mar, 12526 High Bluff Drive, Suite 300,
        San Diego, California 92130.

               Section 3.6. Representations and Warranties of Sponsor. The Sponsor hereby makes the following representations and warranties on which the Trustee relies in accepting the Receivables and the other Trust Property in trust and issuing the Certificates and upon which the Certificate Insurer relies in issuing the Policy. Such representations and warranties are made as of the Closing Date and shall survive the sale, transfer, and assignment of the respective Receivables to the Trustee.

                                         30

               (a) Organization and Good Standing. The Sponsor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

               (b) Due Qualification. The Sponsor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

               (c) Power and Authority. The Sponsor has the power and authority to execute and deliver this Agreement and the Related Documents to which it is a party and to carry out its terms and their terms, respectively; and the execution, delivery and performance of this Agreement and the Related Documents to which it is a party have been duly authorized by the Sponsor by all necessary corporate action.

               (d) Binding Obligations. This Agreement and the Related Documents to which the Sponsor is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Sponsor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Related Documents to which it is a party and the fulfillment of the terms of this Agreement and the Related Documents to which it is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or by-laws of the Sponsor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Sponsor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to the Sponsor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor or any of its properties, or in any way materially adversely affect the interests of the Certificateholders or the Trust in any Receivable, or affect the Sponsor's ability to perform its obligations under this Agreement.

               (f) No Proceedings. There are no material proceedings or investigations pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor, before any court, regulatory body,


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                              Page 319 of 606
        administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Sponsor or its properties (i) asserting the invalidity of this Agreement or any of the Related Documents to which it is a party, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents to which it is a party, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Sponsor of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents to which it is a party.

               (g) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Sponsor of this Agreement have been or will be taken or obtained on or prior to the Closing Date.

               (h) Chief Executive Office. The chief executive office of the Sponsor is at 6000 Clearwater Drive, Minnetonka, Minnesota 55343-9497.

               Section 3.7. Repurchase of Receivables Upon Breach of Representation and Warranty. The Seller, the Servicer, the Sponsor or the Trustee, as the case may be, shall inform the other parties to this Agreement and the Certificate Insurer promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties pursuant to Section 3.5(a); provided, however, that the failure to give any such notice shall not derogate from any obligation of the Seller or the Sponsor; provided, further that, the Trustee and the Backup Servicer shall have no duty to inquire into or to investigate the breach of any such representations and warranties. Unless the breach shall have been cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach, the Seller shall have an obligation, and the Trustee shall (provided that it either has made such discovery or has received such notice thereof) enforce such obligation of the Seller, and, if necessary, to the extent that the Seller fails to effect its repurchase obligation, the obligation of ACC under the Purchase Agreement, to repurchase any Receivable materially and adversely affected by the breach; provided, however, that the failure to enforce the obligation shall not derogate from any obligation of the Sponsor. Such repurchase shall be made by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach. The Trustee shall notify the Sponsor and the Certificate Insurer in writing promptly of any failure by the Seller and ACC to so repurchase any Receivable. The Sponsor shall have an obligation, and the Trustee shall (provided that it either has made such discovery or has received such notice thereof) enforce such obligation of the Sponsor, to repurchase any such Receivable by the fifth Business Day following such notification by the Trustee (which notice shall be given at the request of the Certificate Insurer). In consideration of the purchase of the Receivable, the Seller or the Sponsor shall remit, or the Seller shall cause ACC to remit the Purchase Amount, in the manner specified in Section 5.4. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach of the Seller's representations


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and warranties pursuant to Section 3.5(a) shall be to require the Seller to repurchase Receivables pursuant to this Section 3.7 or, to enforce the obligation of ACC to the Seller to repurchase such Receivables pursuant to the Purchase Agreement or, to enforce the obligation of the Sponsor to repurchase such Receivables pursuant to this Section 3.7.

               In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, ACC or the Sponsor, the Seller shall indemnify the Trustee, the Backup Servicer, the Collateral Agent, the Certificate Insurer, the Trust, the Sponsor and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the representations and warranties set forth in Section 3.5(a).

               Section 3.8. Nonpetition Covenant. Until one year plus one day shall have elapsed since the termination of the Trust in accordance with Section 12.1, none of the Seller, the Servicer, the Trustee, ACC nor the Sponsor shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller or the Trust.

               Section 3.9. Collecting Lien Certificates. In the case of any Receivable in respect of which written evidence from the Dealer selling the related Financed Vehicle indicating that the Lien Certificate for such Financed Vehicle showing OFL-A, American Credit Corporation or ACC as first lienholder has been applied for from the Registrar of Titles and such evidence was delivered to the Trustee on the Closing Date in lieu of a Lien Certificate, the Servicer shall use its best efforts to collect such Lien Certificate from the Registrar of Titles as promptly as practicable. If such Lien Certificate showing OFL-A, American Credit Corporation or ACC as first lienholder is not received by the Trustee within 180 days after the Closing Date, and, notwithstanding the Servicer's continued efforts to obtain such Lien Certificate, a loss occurs as a result of the failure to receive the Lien Certificate within such 180 days, then the representation and warranty in Section 3.5(a)(xvii) in respect of such Receivable shall be deemed to have been incorrect in a manner that materially and adversely affects such Receivable, the Certificateholders, the Certificate Insurer and the Trust.



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
                                      ARTICLE IV
                      ADMINISTRATION AND SERVICING OF RECEIVABLES

               Section 4.1. Duties of the Servicer. (a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others in accordance with ACC's Servicing Procedures Manual as in effect at the current time for servicing all its other comparable motor vehicle receivables. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting any required tax information to Obligors, policing the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Trustee and the Certificate Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors.

               To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is de minimis and if it would forego collection in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Trustee (provided the Servicer has obtained the Trustee's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating


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
to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trustee to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request in writing and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

               Section 4.2. Collection of Receivable Payments; Modification and Amendment of Receivables; Lockbox Agreements. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

               (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within 30 days in which such due date occurs, (ii) re-amortize the scheduled payments on the Receivable following a partial prepayment of principal or (iii) convert a Rule of 78s Receivable to a Simple Interest Receivable.

               (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (including those modifications permitted by Section 4.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

        (i) The aggregate period of all extensions on a Receivable shall not exceed two months;


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                              Page 323 of 606
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        (ii)   In no event may a Receivable be extended by the Servicer beyond the Collection Period immediately preceding the Final Scheduled Distribution
               Date;

        (iii) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 4.2(b) and this Section 4.2(c)) without the written consent of the Certificate Insurer;

        (iv) As of any Record Date the number of Receivables the term of which have been extended during the preceding 12-month period shall not exceed 4% of the number of Receivables which comprise the pool of Receivables underlying the Class A Certificate Balance and the Class B Certificate Balance at the beginning of the preceding 12-month period;

        (v) No such extension, modification or amendment shall be granted more than 90 days after the Closing Date if such action would have the effect of causing such Receivable to be deemed to have been exchanged for another Receivable within the meaning of
               Section 1001 of the Internal Revenue Code of 1986, as amended, or any proposed, temporary or final Treasury Regulations issued thereunder;

        (vi) If an Insurer Default shall have occurred and be continuing, the Servicer may not extend or modify any Receivable (other than as permitted by Section 4.2(b)); and

        (vii) So long as an Insurer Default shall not have occurred and be continuing, the term of each Receivable may only be extended once.

               (d) The Servicer shall use its best efforts to cause Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Trust pursuant to a Lockbox Agreement. Amounts received by a Lockbox Bank in respect of the Receivables may initially be deposited into a demand deposit account maintained by the Lockbox Bank as agent for the Trust and for other owners of automobile receivables serviced by the Servicer. The Servicer shall use its best efforts to cause any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account, no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Certificate Insurer (unless an Insurer Default shall have occurred and be continuing) an Eligible Account satisfying clause (i) of the definition thereof. Any payments on the Receivables inadvertently received by the Servicer shall be deposited directly into the Local Collection Account, and the Servicer shall



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                              Page 324 of 606
cause the Local Bank to deposit all such payments on the Receivables in the Collection Account no later than the second Business Day after receipt of such payments.

               Prior to the Closing Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank).

               Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Trustee and Certificateholders for servicing and administering the Receivables and the other Trust Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

               In the event the Servicer shall for any reason no longer be acting as such, the Backup Servicer or successor Servicer shall thereupon assume all of the rights and, from the date of assumption, all of the obligations of the outgoing Servicer under the Lockbox Agreement. The Backup Servicer or any other successor Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability, or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Certificate Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Certificate Majority (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank, the Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Certificate Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Certificate Majority (if an Insurer Default shall have occurred and be continuing) to the Trustee or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox Account established by the successor.

               (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Local Collection Account,


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
without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

               Section 4.3. Realization Upon Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which ninety percent or more of a Scheduled Payment has become 120 or more days delinquent. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, selling the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts may be retained by the Servicer (and shall not be required to be deposited in the Collection Account) to the extent of such expenses. The Servicer shall recover such reasonable expenses based on the information contained in the Servicer's Certificate delivered on the related Determination Date. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles; the Servicer shall be entitled to reimbursement of any such tax from Liquidation Proceeds with respect to such Receivable.

               (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trustee to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Trustee for the benefit of the Certificate holders. All amounts recovered shall be remitted directly by the Servicer to the Collection Account


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without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

               Section 4.4. Insurance. (a) The Servicer shall monitor the status of the insurance policies referred to in Section 3.5(a)(xxiii) in accordance with its customary servicing procedures. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage insurance policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i) of Section 3.5(a) (xxiii) (including during the repossession of such Financed Vehicle) the Servicer shall be diligent in carrying on its customary servicing procedures to enforce the rights of the holder of the Receivable thereunder to ensure that the Obligor obtains such physical loss and damage insurance.

               (b) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trustee, on behalf of the Trust, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trustee for the benefit of the Certificate holders.

               (c) The Servicer shall maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy by its terms insures against physical damage in the event any Obligor fails to maintain physical damage insurance with respect to the related Financed Vehicle. ACC or OFL-A will be named insureds under all policies of Collateral Insurance and the Trustee will be named as the loss payee. Each Financed Vehicle was covered by Collateral Insurance providing coverage upon repossession of such Financed Vehicle. The Servicer shall maintain Collateral Insurance at all times unless the amounts required in accordance with the definition of Requisite Amount are deposited in the Spread Account.

               (d) Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer. The Servicer will cause ACC and OFL-A to be named as named insureds and the Trustee to be named as loss payee under all policies of Collateral Insurance.

               Section 4.5. Maintenance of Security Interests in Vehicles. (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle on behalf of the Trust, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation


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                              Page 327 of 606
statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trustee on behalf of the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the parties hereto agree that OFL-A's, American Credit Corporation's (in its capacity as predecessor to ACC) or ACC's (in its individual capacity and as the successor to American Credit Corporation) designation as the secured party on the certificate of title is, with respect to each secured party, as applicable, in its capacity as agent of the Trust.

               (b) So long as an Insurer Default shall not have occurred and be continuing, upon the occurrence of an Insurance Agreement Event of Default, the Certificate Insurer may instruct the Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Certificate Insurer, be necessary or desirable to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trustee on behalf of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Certificate Insurer, be necessary or prudent. If an Insurer Default shall have occurred and be continuing, upon the occurrence of a Servicer Termination Event, the Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel acceptable to the Trustee and the Sponsor, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trustee on behalf of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Trustee, be necessary or prudent. ACC hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Certificate Insurer may (unless an Insurer Default shall have occurred and be continuing) instruct the Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Certificate Insurer, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trustee, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Certificate Insurer, be necessary or prudent; provided, however, that (unless an Insurer Default shall have occurred and be continuing) if the Certificate Insurer requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trustee in connection with such action shall be reimbursed to the Servicer or the Trustee, as applicable, by the Certificate Insurer.

               Section 4.6. Covenants, Representations and Warranties of Servicer. The Servicer hereby makes the following representations, warranties and covenants to the other parties hereto and the Certificate Insurer on which


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                              Page 328 of 606
the Trustee shall rely in accepting the Receivables in trust and issuing the Certificates and on which the Certificate Insurer shall rely in issuing the Policy.

               (a)  The Servicer covenants as follows:

               (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

               (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Certificateholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance
        Policies or the other Trust Property;

               (iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

               (iv) Servicing of Receivables. The Servicer shall service the Receivables as required by the terms of this Agreement and in material compliance with the current Servicing Procedures Manual for servicing all its other comparable motor vehicle receivables.

               (b) The Servicer represents and warrants to the Sponsor, the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date as to itself:

               (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

               (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (involving the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

               (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

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                              Page 329 of 606

               (iv) Binding Obligation. This Agreement and the Servicer's Related Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

               (v) No Violation. The consummation of the transactions contemplated by this Agreement and the Servicer's Related Documents, and the fulfillment of the terms of this Agreement and the Servicer's Related Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties, or in any way materially adversely affect the interest of the Certificateholders or the Trust in any Receivable, or affect the Servicer's ability to perform its obligations under this Agreement;

               (vi) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, (D) involving the Servicer and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates, or (E) that could have a material adverse effect on the Receivables. To the Servicer's knowledge, there are no proceedings or investigations pending or threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties relating to the Servicer which might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates;



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               (vii) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Servicer of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

               (viii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

               (ix) Collateral Insurance. As of the Closing Date, the Servicer maintained Collateral Insurance which policy by its terms insured against physical damage in the event any Obligor fails to maintain physical damage insurance with respect to the related Financed Vehicle. OFL-A and ACC are named as named insured under all policies of Collateral Insurance and the Trust is named as loss payee. As of the Closing Date, each Financed Vehicle was covered by Collateral Insurance providing coverage upon repossession of such Financed Vehicle.

               (x) Chief Executive Office. The chief executive office of ACC is located at 12750 High Bluff Drive, Suite 320, San Diego, California 92130.

               Section 4.7. Purchase of Receivables Upon Breach of Covenant or Representation and Warranty. The Seller, the Servicer, the Sponsor or the Trustee, as the case may be, shall inform the other parties to this Agreement and the Certificate Insurer promptly, in writing, upon the discovery of any breach of the Servicer's representations and warranties and covenants pursuant to Sections 4.5(a) or 4.6(a); provided, however, that the failure to give any such notice shall not derogate from any obligation of the Servicer hereunder to repurchase any Receivable; provided, further that, the Trustee and the Backup Servicer shall have no duty to inquire into or to investigate the breach of any such representations and warranties and covenants. Unless the breach shall have been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach, the Servicer shall have an obligation, and the Trustee shall (provided that it either has made such discovery or has received such notice thereof) enforce such obligation of the Servicer, to repurchase any Receivable materially and adversely affected by the breach. The Trustee shall notify the Sponsor and the Certificate Insurer promptly, in writing, of any failure by the Servicer to so repurchase any Receivable. In consideration of the purchase of the Receivable, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.4.

               In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Servicer, the Servicer shall indemnify the Seller, the Trustee, the Backup Servicer, the Collateral Agent,


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
the Certificate Insurer, the Trust, the Sponsor and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties set forth in Sections 4.5(a) or 4.6.

               Section 4.8. Total Servicing Fee; Payment of Compensating Interest; Payment of Certain Expenses by Servicer. (a) On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Basic Servicing Fee and any Supplemental Servicing Fee for the related Collection Period pursuant to Section 5.5.

               (b) On or prior to each Determination Date, the Servicer shall deposit in the Collection Account with respect to any Prepayment received on a Receivable during the related Collection Period, out of its own funds without any right of reimbursement therefor, an amount equal to the difference between
(x) 30 days' interest at an interest rate at the related Coupon Rate on the Principal Balance of such Receivable as of the first day of the related Collection Period and (y) the interest actually paid by the Obligor with respect to the Receivable during such Collection Period (any such amount paid by the Servicer, "Compensating Interest"). The Servicer shall in no event be required to pay Compensating Interest with respect to any Collection Period in an amount in excess of the aggregate Basic Servicing Fee received by the Servicer with respect to all Receivables for the related Collection Period. In the event that the Servicer is terminated pursuant to Section 10.2 the terminated Servicer shall be required to pay Compensating Interest during the term of the Backup Servicer and any successor Servicer. The terminated Servicer shall in no event be required to pay Compensating Interest with respect to any Collection Period in an amount in excess of the aggregate Basic Servicing Fee that would otherwise be paid to the Servicer with respect to all Receivables during the Collection Period.

               (c) The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Certificateholders and the Certificate Insurer and all other fees and expenses of the Trust including taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification not expressly stated under this Agreement to be for the account of the Trust). The Servicer shall be liable for the fees and expenses of the Trustee, the Backup Servicer, the Collateral Agent, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants.

               Section 4.9. Servicer's Certificate. (a) No later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Trustee, the Backup Servicer, the Certificate Insurer, the Collateral Agent, the Sponsor and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Trustee to make any withdrawal and deposit required by Section 6.3, to give any notice required by Sections 6.3 or 6.4 and


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
make the distributions required by Section 5.5, (ii) all information necessary to enable the Trustee to send the statements to Certificateholders and the Certificate Insurer required by Section 5.8, (iii) a listing of all Warranty Receivables and Administrative Receivables purchased as of the related Deposit Date, identifying the Receivables so purchased, and (iv) all information necessary to enable the Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Collection Period and Distribution Date, including the accounting required by Section 5.7. Receivables purchased by the Servicer or by the Seller or ACC or the Sponsor on the related Deposit Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

               (b) In addition to the information required by Section 4.9(a), the Servicer shall include in the copy of the Servicer's Certificate delivered to the Certificate Insurer and the Sponsor (i) the Delinquency Ratio, Average Delinquency Ratio, the Net Loss Rate, the Cumulative Default Rate and the Cumulative Loss Rate for such Determination Date, (ii) whether any Trigger Event has occurred as of such Determination Date, (iii) whether any Trigger Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date, and (iv) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

               Section 4.10. Annual Statement as to Compliance; Notice of Servicer Termination Event. (a) The Servicer shall deliver to the Trustee, the Backup Servicer, the Certificate Insurer, the Sponsor, the Certificateholders and each Rating Agency, on or before September 30 (or 90 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on the first September 30 (or other applicable date) next following the date that is six months after the Closing Date, an Officer's Certificate, dated as of June 30 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

               (b) The Servicer shall deliver to the Trustee, the Backup Servicer, the Certificate Insurer, the Collateral Agent, the Sponsor, the Certificateholders and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 10.1(a). The Seller or the Servicer shall deliver to the Trustee, the Backup Servicer, the Certificate Insurer, the Collateral Agent, the Servicer or the Seller (as applicable), the Sponsor, the Certificateholders and


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
each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of
Section 10.1.

               Section 4.11. Annual Independent Accountants' Report. (a) The Servicer shall, at its expense, cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Trustee, the Backup Servicer, the Certificate Insurer, the Sponsor, the Certificateholders and each Rating Agency, on or before September 30 (or 90 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on the first September 30 (or other applicable date) after the date that is six months after the Closing Date (but in no event later than September 30, 1997), with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountant's Report") addressed to the Board of Directors of the Servicer, to the Trustee, the Backup Servicer, the Sponsor and to the Certificate Insurer, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included an examination of documents and records relating to the servicing of automobile installment sales contracts under pooling and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement); (3) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of automobile installment sales contracts; and (4) except as described in the statement, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountants' Report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates for the Trust; (2) except as disclosed in the Report, no exceptions or errors in the Servicer's Certificates so examined were found; and
(3) the delinquency and loss information relating to the Receivables contained in the Servicer Certificates were found to be accurate.

               (b) The Accountants' Report shall also indicate that the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

               (c) A copy of the Accountants' Report may be obtained by any Certificate holder by a request in writing to the Trustee addressed to the Corporate Trust Office.

               Section 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the


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
Trustee, the Backup Servicer, the Sponsor and the Certificate Insurer reasonable access to the documentation regarding the Receivables. Each of the Seller and Servicer will permit any authorized representative or agent designated by the Sponsor to visit and inspect any of the properties of the Seller or Servicer, as the case may be, to examine the corporate books and financial records of the Seller or Servicer, as the case may be, its records relating to the Receivables, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Seller or Servicer, as the case may be, with its principal officers, as applicable, and its independent accountants. Any expense incident to the exercise by the Sponsor of any right under this Section 4.12 shall be borne by ACC, so long as ACC is the Servicer. The Servicer shall provide such access to any Certificateholder only in such cases where the Servicer is required by applicable statutes or regulations (whether applicable to the Servicer or to such Certificateholder) to permit such Certificateholder to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section 4.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 4.12 as a result of such obligation shall not constitute a breach of this Section 4.12. Any Certificateholder, by its acceptance of a Certificate (or by acquisition of its beneficial interest therein), shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section 4.12, except as may be required by applicable law.

               Section 4.13. Monthly Tape. On or before the fourth Business Day, but in no event later than the fifth calendar day, of each month, the Servicer will deliver to the Trustee, the Sponsor, and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Trustee, the Sponsor, and the Backup Servicer) in a format acceptable to the Trustee, the Sponsor and the Backup Servicer containing the information with respect to the Receivables as of the preceding Record Date necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section 5.3. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Trustee and the Backup Servicer) to verify the Servicer's Certificate delivered by the Servicer, and in the event that the Backup Servicer discovers a discrepancy or discrepancies, the Backup Servicer shall certify to the Certificate Insurer that it has verified the Servicer's Certificate in accordance with this Section 4.13 and shall notify the Servicer and the Certificate Insurer of any such discrepancies, in each case, on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Deficiency Claim Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the fourth Business Day, but in no


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                              Page 335 of 606
event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date.

               In addition, the Servicer shall, if so requested by the Certificate Insurer (unless an Insurer Default shall have occurred and be continuing) deliver to the Backup Servicer its Collection Records and its Monthly Records within one Business Day of demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables.

               Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

               Section 4.14. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on September 30, 1996, which term shall be extendible by the Certificate Insurer for successive quarterly terms ending on each successive December 31, March 31, June 30 and September 30 (or, pursuant to revocable written standing instructions from time to time to the Servicer and the Trustee, for any specified number of terms greater than one), until the termination of the Trust. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Certificate Insurer to the Trustee and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the date hereof and for the duration of the term covered by such Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing, the Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Certificate Insurer, the Trustee will, within five days thereafter, give written notice of such non-receipt to the Certificate Insurer, the Sponsor, the Backup Servicer (or any alternate successor servicer appointed by the Certificate Insurer pursuant to Section 10.3(b)) and the Servicer and the Servicer's term shall not be extended unless a Servicer Extension Notice is received on or before the last day of such term.

               Section 4.15. Fidelity Bond. The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors.


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
                                       ARTICLE V
                    DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

               Section 5.1. Accounts. (a) The Servicer shall establish the Collection Account in the name of the Trustee for the benefit of the Certificateholders. The Servicer shall also establish the Policy Payments Account in the name of the Trustee for the benefit of the Class A Certificateholders. Each of the Collection Account and the Policy Payments Account shall be an Eligible Account and initially shall be a segregated trust account established with the Trustee and maintained with the Trustee.

               (b) All amounts held in the Collection Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed in writing by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 5.1. Investments in Eligible Investments shall be made in the name of the Trustee on behalf of the Trust, and such investments shall not be sold or disposed of prior to their maturity. The Trustee may trade with itself or an Affiliate in the purchase or sale of Eligible Investments. Any investment of funds in the Collection Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Trustee's interest has been sent to the Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in Minn. Stat. ss. 336.8-313(1)(d)(i)), and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation as such term is used in Minn Stat. ss. 336.8-313(1)(g) in New York or Minnesota, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this Section 5.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to Section 5.5. The Seller shall deposit in the Collection Account an amount equal to any net loss on such investments immediately as realized. The Trustee shall not be liable for any losses suffered on amounts of Eligible Investments in any account under this Agreement, except to the extent that the Trustee, in its corporate capacity, is the obligor on any such Eligible Investments. Amounts in the Policy Payments Account shall not be invested. On the Closing Date, the Servicer shall deposit, or cause to be deposited, in the Collection Account (i) all Scheduled Payments and prepayments of Receivables received by the Local Bank after the Cut-off Date and on or prior to the Closing Date or received by the Lockbox Bank after the Cut-off Date and at least two Business Days prior to the Closing Date and (ii) all Liquidation


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
Proceeds and proceeds of Insurance Policies realized in respect of a Financed Vehicle and applied by the Servicer after the Cut-off Date and (iii) any Compensating Interest.

               Section 5.2. Collections. (a) Pursuant to the Lockbox Agreement, the Lockbox Bank shall remit to the Collection Account within two Business Days of receipt thereof (i) all payments by or on behalf of the Obligors and (ii) all Liquidation Proceeds, each as collected during the Collection Period. In addition, the Servicer shall remit all payments by or on behalf of the Obligors received by the Servicer with respect to the Receivables (other than Purchased Receivables), and all Liquidation Proceeds, no later than the Business Day following receipt directly (without deposit into any intervening account) into the Local Collection Account, and the Local Bank shall deposit all such payments on the Receivables into the Collection Account no later than the Business Day after receipt of such payments. Within one Business Day of the initial issuance of the Certificates, the Lockbox Bank shall deposit into the Collection Account the foregoing amounts received during the current Collection Period through such date of issuance. On the Closing Date, the Servicer or the Seller shall deposit into the Local Collection Account all payments by or on behalf of the Obligors on the Receivables and any Liquidation Proceeds received by ACC, the Seller or the Servicer after the Cut-off Date on or prior to the second Business Day immediately preceding the Closing Date, and the Local Bank shall deposit all such payments on the Receivables into the Collection Account no later than the Business Day after receipt of such payments. The Servicer shall remit Compensating Interest directly to the Collection Account.

               (b) The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer or the Lockbox Bank to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.5(b)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trustee and the Certificate Insurer as may be necessary in the opinion of the Certificate Insurer to verify the accuracy of such certification. In the event that the Certificate Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section 5.2(b), the Certificate Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trustee notice to such effect, following receipt of which the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to
Section 5.5, or if the Servicer prior thereto has been reimbursed pursuant to
Section 5.5 or Section 5.7, the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date.

               Section 5.3. Application of Collections. For the purposes of this Agreement, all collections for a Collection Period shall be applied by the Servicer as follows:


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                              Page 338 of 606

               (a) With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor (other than of Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied, in the case of a Rule of 78s Receivable, first, to the Scheduled Payment of such Rule of 78s Receivable and, second, to any late fees accrued with respect to such Rule of 78s Receivable, in the case of a Simple Interest Receivable, to interest and principal in accordance with the Simple Interest Method, and in the case of a Rule of 78s Receivable, to interest and principal in accordance with the actuarial method. With respect to Simple Interest Receivables, any prepayment of principal during each Collection Period shall be immediately applied to reduce the principal balance of such Receivable during such Collection Period. Notwithstanding any of the foregoing provisions of this Section 5.3(a), if application of any payment made with respect to a Rule of 78s Receivable to prepay such Rule of 78s Receivable as provided above would reduce the principal balance of such Rule of 78s Receivable to zero, only the portion of such payment that reduces the principal balance of such Rule of 78s Receivable to zero shall be applied to prepay such Rule of 78s Receivable. Any remaining portion of such payment and any payments made thereafter with respect to such Rule of 78s Receivable shall be paid to the Servicer as additional servicing compensation.

               (b) With respect to each Receivable that has become a Purchased Receivable on any Deposit Date, the Purchase Amount shall be applied, for purposes of this Agreement only, to interest and principal on the Receivable in accordance with the terms of the Receivable as if the Purchase Amount had been paid by the Obligor on the Record Date. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to such a Receivable. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

               (c) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.5(b)(i).

               (d) All payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Record Date immediately preceding the Deposit Date on which the Purchase Amount was paid by the Seller, ACC, the Servicer or the Sponsor shall be paid to the Seller, ACC, the Servicer or the Sponsor, respectively, and shall not be included in the Available Funds.

               Section 5.4. Additional Deposits. On or before each Deposit Date, the Servicer, the Seller, ACC or the Sponsor shall deposit into the Collection Account the aggregate Purchase Amounts with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits of Purchase Amounts shall be made in immediately available funds. On or before each Draw Date, the Trustee shall remit to the Collection Account any amounts delivered to the Trustee by the Collateral Agent.


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
               Section 5.5.  Distributions.  (a)  [Reserved.]

               (b) On each Distribution Date, the Trustee shall (x) distribute all amounts deposited by the Certificate Insurer under Section 5.9 as directed by the Certificate Insurer in writing, and (y) (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) distribute the following amounts and in the following order of priority:

                  (i) first, from the Distribution Amount, to the Servicer, the Basic Servicing Fee for the related Collection Period, any Supplemental Servicing Fees for the related Collection Period, and any amounts specified in Section 5.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.7;

                 (ii) second, from the Distribution Amount, to any Lockbox Bank, Trustee, Backup Servicer, Collateral Agent or Local Bank (including the Trustee if acting in any such additional capacity), any accrued and unpaid fees (in each case, to the extent such Person has not previously received such amount from the Servicer or ACC);

                (iii) third, from the Amount Available to the Class A Certificateholders, the Class A Interest Distributable Amount for such Distribution Date;

                 (iv) fourth, from the Amount Available to the Class A Certificateholders, the sum of (x) the Class A Principal Distributable Amount for such Distribution Date and (y) the Class A Principal Carryover Shortfall, if any, for such Distribution Date;

                  (v) fifth, from the Distribution Amount, to the Certificate Insurer, to the extent of any amounts owing to the Certificate Insurer under the Insurance Agreement and not paid, whether or not ACC is also obligated to pay such amounts;

                 (vi) sixth, from Available Funds to the Collateral Agent certain amounts for deposit in the Spread Account up to the Requisite Amount in accordance with the Spread Account Agreement;

                (vii) seventh, from Available Funds to the Class B Certificateholders, the Class B Interest Distributable Amount for such Distribution Date;

               (viii) eighth, from Available Funds to the Class B
        Certificateholders, the sum of (x) the Class B Principal Distributable Amount for such Distribution Date and (y) the Class B Principal Carryover Shortfall, if any, for such Distribution Date;

                 (ix) ninth, to the Spread Account, all remaining Available Funds; and


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                              Page 340 of 606

                  (x) tenth, from the Spread Account, from amounts released under priority EIGHTH of Section 3.03(b) of the Spread Account Agreement, as directed by the Seller in the following order (x) first to the Sponsor in an amount equal to all amounts owed by ACC to the Sponsor pursuant to Section 5.1(b) of the Purchase Agreement, (y) second, to the Class B Certificateholders to the extent that any amounts due thereunder are unpaid and (z) third, to the Class C Certificateholders.

Distributions hereunder to the Sponsor shall be made by the Trustee by check mailed to the address specified in Section 13.11 or by wire transfer using a mutually agreeable methodology.

               (c) Subject to Section 12.1 respecting the final payment upon retirement of each Certificate, and provided that the Trustee has received the applicable Servicer's Certificate, on each Distribution Date the Trustee shall distribute to each Certificateholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates representing at least $5 million in Class A Certificate Balance or Class B Certificate Balance as of the Cut-off Date, and if such Certifi cateholder shall have provided to the Trustee appropriate written instructions not later than 15 days prior to such Distribution Date, or (ii) by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Holder's interest in the Trust of either the Class A Distributable Amount or the Class B Distributable Amount, as applicable, to the extent funds therefor are distributed under Section 5.5(b).

               (d) Each Certificateholder, by its acceptance of its Certificate, will be deemed to have consented to the provisions of paragraph (b) above relating to the priority of distributions, and will be further deemed to have acknowledged that such Certificateholders will not be entitled to receive amounts in respect of such distributions until such amounts have been distributed to such Certificateholder pursuant to such provisions; provided, that the foregoing shall not restrict the right of any Certificateholder, upon compliance with the provisions hereof, from seeking to compel the performance of the provisions hereof by the parties hereto.

               In furtherance of and not in limitation of the foregoing, each Class B Certificateholder and Class C Certificateholder by acceptance of its Class B Certificate or Class C Certificate, as the case may be, specifically acknowledges that no amounts shall be received by it, nor shall it have any right to receive any amounts, unless and until such amounts have been released pursuant to Section 3.03(b) EIGHTH of the Spread Account Agreement for distribution to such Class B Certificateholder or Class C Certificateholder, as the case may be, pursuant to paragraph (b)(x) above. Each Class B Certificateholder and Class C Certificateholder, by its acceptance of its Class B Certificate or Class C Certificate, as the case may be, further specifically acknowledges that it has no right to or interest in any moneys at any time held pursuant to the Spread Account Agreement or pursuant hereto prior to the release of such moneys as aforesaid, such moneys being held in trust for the benefit of


                                         53
the Certificateholders and the Certificate Insurer, as their interests may appear prior to such release. Notwithstanding the foregoing, in the event that it is ever determined that the moneys held in the Spread Account constitute a pledge of collateral, then the provisions of this Agreement and the Spread Account Agreement shall be considered to constitute a security agreement and the Seller, the Class B Certificateholders and the Class C Certificateholders hereby grant to the Collateral Agent and to the Trustee a first priority perfected security interest in such amounts, to be applied as set forth in Section 3.03(b) EIGHTH of the Spread Account Agreement in the case of Spread Account moneys.

               Section 5.6.  [Reserved.]

               Section 5.7. Net Deposits. The Servicer may make the remittances to be made by it pursuant to Sections 5.2 and 5.4 net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) to be distributed to it pursuant to Sections 4.8 and 5.2(b) and (subject to payment by the Servicer of amounts otherwise payable pursuant to Section 5.5(b)(ii)) 5.5(b)(i), for so long as no Servicer Termination Event has occurred and is continuing; provided, however, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and provided, further, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from the Trustee, of such error.

               Section 5.8. Statements to Certificateholders. (a) On each Distribution Date, the Trustee shall include with each distribution to each Certificateholder, a statement (which statement shall also be provided to the Certificate Insurer, the Sponsor and to each Rating Agency) based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.9, setting forth for the Collection Period relating to such Distribution Date the following information:

               (i) in the case of the Class A and Class B Certificateholders, the amount of such distribution allocable to principal;

              (ii) in the case of the Class A and Class B Certificateholders, the amount of such distribution allocable to interest;

                (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Policy;

                 (iv) the Class A Certificate Balance and the Class B Certificate Balance, as applicable, (after giving effect to distributions made on such Distribution Date);



                                         54

                  (v) the amount of fees paid by the Trust with respect to such Collection Period;

                 (vi) the amount of the Class A Interest Carryover Shortfall, Class A Principal Carryover Shortfall, Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall, if any, on such Distribution Date and the change in such amounts from those of the prior Distribution Date;

                (vii) the Class A Certificate Factor and B Certificate Factor as of such Distribution Date;

               (viii) the Delinquency Ratio, Average Delinquency Ratio, the Net Loss Rate, the Cumulative Default Rate and the Cumulative Loss Rate for such Determination Date;

                 (ix) whether any Trigger Event has occurred as of such Determination Date;

                  (x) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured (as defined in the Spread Account Agreement), as of such Determination Date;

                 (xi) whether an Insurance Agreement Event of Default has occurred; and

                (xii) the Pool Factor (after giving effect to distributions made on such Distribution Date).

Each amount set forth pursuant to subclauses (i) (such amounts broken down by Class of Certificate), (ii) (such amounts broken down by Class of Certificate),
(v) and (vi) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate of the related Class.

               (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Holder of a Certificate, a statement containing the sum of the amounts set forth in clauses (i), (ii), and (v) (separately indicating amounts in respect of the Class A Certificates and the Class B Certificates in the case of (i) and (ii)) and such other information, requested in writing by the Servicer, if any, as the Servicer determines is reasonably necessary to permit the Certificateholder to ascertain its share of the gross income and deductions of the Trust (exclusive of the Supplemental Servicing Fee), for such calendar year or, in the event such Person shall have been a Holder of a Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns.


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                              Page 343 of 606

               Section 5.9. Optional Deposits by the Certificate Insurer. The Certificate Insurer shall at any time, and from time to time, with respect to a Distribution Date, have the option (but shall not be required, except as provided in Section 6.4 and in accordance with the terms of the Policy) to deliver amounts to the Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date, (ii) to distribute as a component of the Class A Principal Distributable Amount to the extent that the Class A Certificate Balance as of the Determination Date preceding such Distribution Date exceeds the Class A Percentage of the Aggregate Principal Balance as of such Determination Date, or
(iii) to include such amount as part of the Class A Distributable Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on the Policy.


                                      ARTICLE VI
                           THE SPREAD ACCOUNT AND THE POLICY

               Section 6.1. Spread Account. The Seller agrees, simultaneously with the execution and delivery of this Agreement, to execute and deliver a supplement to the Spread Account Agreement, in the form attached as Exhibit D hereto, and, pursuant to the terms thereof, to deposit zero dollars in the Spread Account.

               Section 6.2. Policy. ACC, the Servicer, and the Seller agree, simultaneously with the execution and delivery of this Agreement, to cause the Certificate Insurer to issue the Policy for the benefit of the Trust in accordance with the terms thereof.

               Section 6.3. Withdrawals from Spread Account. (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the amount of the Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (i) through (v) of Subsection 5.5(b) (such deficiency being a "Deficiency Claim Amount") then on the Deficiency Claim Date immediately preceding such Distribution Date, the Trustee shall deliver to the Collateral Agent, the Certificate Insurer, and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Distribution Date. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trustee for deposit in the Collection Account.

               (b) Any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the fourth Business Day preceding such Distribution Date. The amounts distributed by the Collateral Agent to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to Section 5.4.



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                              Page 344 of 606

               Section 6.4. Claims Under Policy. (a) In the event that the Trustee has delivered a Deficiency Notice with respect to any Determination Date, the Trustee shall determine on the related Draw Date whether the sum of
(i) the amount of Available Funds with respect to such Determination Date (as stated in the Servicer's Certificate with respect to such Determination Date) plus (ii) the amount of the Deficiency Claim Amount, if any, to be delivered by the Collateral Agent to the Trustee pursuant to a Deficiency Notice delivered with respect to such Distribution Date (as stated in the certificate delivered on the immediately preceding Deficiency Claim Date by the Collateral Agent pursuant to Section 3.03(a) of the Spread Account Agreement) would be insufficient, after giving effect to the distributions required by Section 5.5(b)(i)-(ii), to pay the Class A Interest Distributable Amount and the Class A Principal Distributable Amount for the related Distribution Date, then in such event the Trustee shall furnish to the Certificate Insurer (with a copy to the Sponsor) no later than 12:00 noon New York City time on the related Draw Date a completed Notice of Deficiency in the amount of the shortfall in amounts so available to pay the Guaranteed Distributions with respect to such Distribution Date (the amount of any such shortfall being hereinafter referred to as the "Policy Claim Amount"). Amounts paid by the Certificate Insurer under the Policy shall be deposited by the Trustee into the Policy Payments Account and thereafter into the Collection Account for payment to Class A Certificateholders on the related Distribution Date (or promptly following payment on a later date as set forth in the Policy).

               (b) Any notice delivered by the Trustee to the Certificate Insurer pursuant to subsection 6.4(a) shall specify the Policy Claim Amount claimed under the Policy and shall constitute a "Notice of Deficiency" under the Policy. In accordance with the provisions of the Policy, the Certificate Insurer is required to pay to the Trustee the Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of (i) the third Business Day following receipt on a Business Day of the Notice of Claim, and
(ii) the applicable Distribution Date. Any payment made by the Certificate Insurer under the Policy shall be applied solely to the payment of the Class A Certificates, and for no other purpose.

               (c) The Trustee shall (i) receive as attorney-in-fact of each Certificateholder any Policy Claim Amount from the Certificate Insurer and (ii) deposit the same in the Collection Account for disbursement to the Class A Certificateholders as set forth in clauses (iii) and (iv) of subsection 5.5(b). Any and all Policy Claim Amounts disbursed by the Trustee from claims made under the Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Class A Certificates, and shall not discharge the obligations of the Trust with respect thereto. The Certificate Insurer shall, to the extent it makes any payment with respect to the Class A Certificates, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Class A Certificates by or on behalf of the Certificate Insurer, the Trustee shall assign to the Certificate Insurer all rights to the payment of interest or principal with respect to the Class A Certificates which are then due for payment to the extent of all payments made by the Certificate Insurer and the Certificate Insurer may exercise any option, vote, right, power or the like with respect to the Class A Certificates to the extent that it has made payment


                                         57
pursuant to the Policy. To evidence such subrogation, the Certificate Registrar shall note the Certificate Insurer's rights as subrogee upon the register of Class A Certificateholders upon receipt from the Certificate Insurer of proof of payment by the Certificate Insurer of any Class A Interest Distributable Amount or Class A Principal Distributable Amount.

               (d) The Trustee shall be entitled to enforce on behalf of the Class A Certifi cateholders the obligations of the Certificate Insurer under the Policy. Notwithstanding any other provision of this Agreement, the Class A Certificateholders are not entitled to institute proceedings directly against the Certificate Insurer.

               Section 6.5. Preference Claims; Direction of Proceedings. (a) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Class A Interest Distributable Amount or Class A Principal Distributable Amount paid on a Class A Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Policy to obtain payment by the Certificate Insurer of such avoided payment, and shall, at the time it provides notice to the Certificate Insurer, notify Holders of the Class A Certificates by mail that, in the event that any Class A Certificateholder's payment is so recoverable, such Class A Certificateholder will be entitled to payment pursuant to the terms of the Policy. Pursuant to the terms of the Policy, the Certificate Insurer will make such payment on behalf of the Class A Certificateholder to the receiver, conservator, debtorin-possession or trustee in bankruptcy named in the Order (as defined in the Policy) and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Certificate Insurer will make such payment to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

               (b) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action (of which the Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Holder, by its purchase of Class A Certificates, and the Trustee hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Certificate Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Certificate Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.4(c), the Certificate Insurer shall be subrogated to, and each Class A Certificate holder and the Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee and each Class A Certificateholder in the conduct of any proceeding with


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                              Page 346 of 606
respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

               Section 6.6. Surrender of Policy. The Trustee shall surrender the Policy to the Certificate Insurer for cancellation upon its expiration in accordance with the terms thereof.


                                      ARTICLE VII
                                   THE CERTIFICATES

               Section 7.1. The Certificates. (a) Subject to Section 7.1(b), the Class A Certificates and the Class B Certificates shall be issued in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof, except that one Class A Certificate and one Class B Certificate shall be issued in a denomination that includes any residual amount. The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of any Responsible Officer of the Trustee having such authority and attested on behalf of the Trustee by the manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates. All Certificates shall be dated the date of their execution.

               (b) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the Class A Certificate Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

               The Seller and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

               With respect to Class A Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Trust and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Trust and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any ownership interest in any Class A Certificate, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a


                                         59

Certificateholder, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificate holder, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A Certificate.

               Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

               (c) Notwithstanding any other provisions of this Section 7.1 or of Section 7.3 unless and until a Global Security is exchanged in whole for Certificates in definitive form, a Global Security may be transferred, in whole, but not in part, and in the manner provided in this Section 7.1 only by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or any other nominee of such Depository or by such Depository or any such nominee to a successor Depository selected or approved by the Trust or to a nominee of such successor Depository or in the manner specified in Section 7.1(d).

               (d) If (i) the Depository for the Class A Certificates represented by a Global Security at any time notifies the Trust that it is unwilling or unable to continue as Depository of the Class A Certificates or if at any time the Depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, and a successor Depository is not appointed or approved by the Trust within 90 days after the Trust receives such notice or becomes aware of such condition, as the case may be, (ii) the Trust, at its option, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Termination Event, the Certificate Insurer (or, if an Insurer Default exists, either the Trustee or the Certificateholders evidencing not less than a Certificate Majority) advises the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the Certificate Insurer's or the Certificateholders', as the case may be, best interest, the Trust will promptly execute, and the Trustee will promptly authenticate and make available for delivery, Certificates in definitive form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Security then outstanding in exchange for such Global Security and Sections 7.1(b), (c) and (d) hereof shall no longer be applicable to the Class A Certificates. Upon the exchange of the Global Securities for such Certificates in definitive form, in authorized denominations, such Global Securities shall be canceled by the Trustee. Such Certificates in definitive form issued in exchange of the Global Securities pursuant to this Section 7.1(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Direct or Indirect participants or otherwise, shall instruct the Trustee. The Trustee may conclusively rely on any such instructions furnished by the Depository and shall not be liable for any delay in delivery of such instructions. The Trustee shall make such Certificates available for delivery to the Persons in whose names such Certificates are so registered.



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                              Page 348 of 606

               (e) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

               Section 7.2. Authentication of Certificates. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated, and delivered to or upon the order of the Seller, signed by its chairman of the board, its vice chairman, its chief financial officer, its president, any vice president, its treasurer, or any assistant treasurer, its secretary or any assistant secretary, without further corporate action by the Seller, in exchange for the Receivables and the other Trust Property, simultaneously with the sale, assignment and transfer to the Trust of the Receivables, and the delivery to the Trustee of the Receivable Files and the other Trust Property. Such Certificates shall be duly executed by the Trustee, in authorized denominations equaling in the aggregate the Cut-off Date Principal Balance and evidencing the entire ownership of the Trust. No Certificate shall entitle its holder to any benefit under the Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B hereto executed by the Trustee by manual signature of an authorized signatory; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication and shall be numbered in the manner determined by the Trustee.

               Section 7.3. Registration of Transfer and Exchange of Certificates. (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 7.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Certificate Registrar. In the event that, subsequent to the Cut-off Date, the Trustee notifies the Servicer that it is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company, having an office or agency located in Minneapolis, Minnesota, agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Trustee, to act as successor Certificate Registrar under this Agreement.

               The Certificates have not been registered under the Securities Act or any state securities law. The Certificate Registrar shall not register the transfer of any Class A Certificate or Class B Certificate or Class C Certificate unless such resale or transfer is pursuant to an effective registration statement under the Securities Act or is to the Seller or unless it shall have received (i) a representation letter substantially in the form of Exhibit H hereto or (ii) such other representations (or an Opinion of Counsel) satisfactory to the Seller or CS First Boston Corporation to the effect that such resale or transfer is made (A) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, or (B) to a person who the transferor of the Certificate reasonably


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                              Page 349 of 606
believes is a qualified institutional buyer (within the meaning of Rule 144A under the Securities Act) that is aware that such resale or other transfer is being made in reliance upon Rule 144A. Until the earlier of (i) such time as the Certificates shall be registered pursuant to a registration statement filed under the Securities Act and (ii) the date three years from the later of the date of the original authentication and delivery of the Certificates and the date any Certificate was acquired from the Seller or any affiliate of the Seller, the Certificates shall bear a legend as follows:

                    [UNLESS AND UNTIL THIS CLASS A CERTIFICATE IS EXCHANGED IN
               WHOLE FOR CERTIFICATES IN DEFINITIVE FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO THE DEPOSITORY OR ITS NOMINEE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]* THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 7.3 OF THE POOLING AND SERVICING AGREEMENT RELATING TO ACC AUTO GRANTOR TRUST 1996-B (THE "AGREEMENT") AND (B) IS MADE (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (iii) TO THE SELLER OR (iv) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (C) UPON THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT. NEITHER THE SELLER, THE SERVICER, THE TRUST NOR THE TRUSTEE IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

- ------------------------
      * The language in this parenthetical shall be applicable only in the case of the Class A Certificate so long as the Class A Certificate exists in global form.


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                              Page 350 of 606

The Certificate Registrar shall not register the initial placement of the Class A Certificates unless it shall have received a Purchaser Representation Letter in the form of Exhibit G. Neither the Seller, the Servicer, the Trust, ACC nor the Trustee is obligated to register the Certificates of any Class under the Securities Act or to take any other action not otherwise required under the Agreement to permit the transfer of Certificates without registration.

               Notwithstanding anything to the contrary herein, the Certificate Registrar shall not register the transfer of any Certificate unless it shall have received either (a) a representation letter substantially in the form of Exhibit H hereto or (b) an Opinion of Counsel from the prospective transferee of such Certificate, acceptable to, and in form and substance satisfactory to, the Trustee and the Seller, that (i) such a transfer may be made pursuant to an exemption from the Securities Act, including Rule 144A thereunder, and applicable state securities laws and (ii) opines that the representations contained in item 8 of such Exhibit H (relating to ERISA) are true.

               (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall, subject to Section 7.3(a), execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

               (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee.

               (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               (e) The Certificates and this Agreement may be amended or supplemented from time to time without the consent of any of the Certificateholders to modify restrictions on and procedures for resale and other transfers of the Certificates of any Class to reflect any change in applicable law or regulations (or the interpretation thereof) or practices relating to the resale or transfer of restricted securities generally.

               Section 7.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar, the Trustee and (unless an Insurer Default shall have


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occurred and be continuing) the Certificate Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 7.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 7.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               Section 7.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.5 and for all other purposes whatsoever, and neither the Trustee, the Certificate Registrar, the Certificate Insurer nor any agent of the Trustee, the Certificate Registrar or the Certificate Insurer shall be affected by any notice to the contrary.

               Section 7.6. Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer or (unless an Insurer Default shall have occurred and be continuing) the Certificate Insurer, within 10 days after receipt by the Trustee of a written request therefor from such party, a list, in such form as such party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certi ficateholders, or one or more Certificateholders evidencing not less than 25% of the Class A Certificate Balance and the Class B Certificate Balance (hereinafter referred to as "Applicants"), apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders of such Class with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees with the Servicer and the Trustee that neither the Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under this Agreement, regardless of the source from which such information was derived.

               Section 7.7. Maintenance of Office or Agency. The Trustee shall maintain in Minneapolis, Minnesota, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and an office in Minneapolis, Minnesota where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The

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Trustee initially designates the Corporate Trust Office as specified in this Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.


                                     ARTICLE VIII
                                      THE SELLER

               Section 8.1. Liability of Seller. The Seller shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Seller and the representations made by the Seller. The Seller shall indemnify, defend, and hold harmless the Trustee from and against any loss, liability or reasonable expense incurred by reason of (a) the Seller's willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement or (b) the Seller's violation of Federal or state securities laws in connection with the sale of the Certificates.

               Indemnification under this Section 8.1 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Trustee pursuant to this Section 8.1 and the Trustee thereafter shall collect any of such amounts from others, the Trustee shall repay such amounts to the Seller, without interest.

               Section 8.2. Merger or Consolidation of, or Assumption of the Obligations of, Seller; Amendment of Certificate of Incorporation.

               (a) The Seller shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Seller's business without (so long as an Insurer Default shall not have occurred and be continuing) the prior written consent of the Sponsor, the Certificate Insurer and if an Insurer Default has occurred and is continuing, the Certificate Majority. Any Person (i) into which the Seller may be merged or consolidated,
(ii) which may result from any merger or consolidation to which the Seller shall be a party, or (iii) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases (x) has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in the Seller's certificate of incorporation, and (y) executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide prompt notice of any merger, consolidation or succession pursuant to this Section 8.2 to the Trustee, the Certificate Insurer, the Sponsor, the Certificateholders and the Rating Agency. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (w) immediately after giving effect to such transaction, no representation or warranty


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made pursuant to Section 3.5 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (x) the Seller shall have delivered to the Trustee and the Sponsor an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 8.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (y) the Seller shall have delivered to the Certificate Insurer, the Trustee and the Sponsor an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest, and (z) immediately after giving effect to such transaction, no Insurance Agreement Event of Default and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing. The Seller shall provide notice of any merger, consolidation or succession pursuant to this
Section 8.2 to each Rating Agency and shall have received confirmation from each Rating Agency that the then current rating of the Certificates will not be downgraded as a result of such merger, consolidation or succession. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (w), (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clause (i), (ii) or (iii) above.

               (b) The Seller hereby agrees that it shall not (i) take any action prohibited by Article II of its certificate of incorporation or (ii) without the prior written consent of the Trustee and the Sponsor and (so long as an Insurer Default shall not have occurred and be continuing) the Certificate Insurer and without giving prior written notice to the Rating Agencies, amend
Article II or Article V of its certificate of incorporation.

               Section 8.3. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

               Section 8.4. Seller May Own Certificates. Each of the Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof except as otherwise specifically provided herein. Certificates so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the


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Certificates; provided, however, that any Certificates owned by the Seller or any Affiliate thereof, during the time such Certificates are owned by them, shall be without voting rights for any purpose set forth in this Agreement and will not be entitled to the benefits of the Policy. The Seller shall notify the Trustee and the Certificate Insurer promptly after it or any of its Affiliates become the owner or pledgee of a Certificate.


                                      ARTICLE IX
                                     THE SERVICER

               Section 9.1. Liability of Servicer; Indemnities. (a) The Servicer shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer and to the extent not covered in Section 3.05 of the Insurance Agreement.

               (b) The Servicer shall defend, indemnify and hold harmless the Trustee, the Backup Servicer, the Collateral Agent, the Certificate Insurer, the Sponsor, their respective officers, directors, agents and employees, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

               (c) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Backup Servicer, the Collateral Agent, the Sponsor, the Certificate Insurer, their respective officers, directors, agents and employees, and the Certificateholders from and against any taxes that may at any time be asserted against the Trust, the Trustee or the Certifi cateholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables and the other Trust Property to the Trustee or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same;

               (d) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Backup Servicer, the Certificate Insurer, the Sponsor, the Collateral Agent, their respective officers, directors, agents and employees and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Backup Servicer, the Trust, the Certificate Insurer, the Sponsor, the Collateral Agent or the Certificateholders through the breach of this Agreement, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement; and


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               (e) The Servicer shall indemnify, defend, and hold harmless the
Trustee, its officers, directors, agents and employees, from and against all costs, taxes (other than income taxes on fees and expenses payable to the Trustee), expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement, except to the extent that such cost, taxes (other than income taxes), expense, loss, claim, damage or liability (A) is due to the willful misfeasance, bad faith or gross negligence of the Trustee, or (B) arises from the Trustee's breach of any of its representations or warranties set forth in Section 11.12; provided, however, that amounts payable under this paragraph shall be increased by the amount of income taxes actually paid by the Trustee in respect of any indemnity payment unless the Trustee received or can reasonably be expected to receive a tax deduction for the related loss or cost.

               (f) For purposes of this Section 9.1, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 9.2) as Servicer pursuant to Section 10.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 10.3. The provisions of this Section 9.1(f) shall in no way affect the survival pursuant to Section 9.1(g) of the indemnification by the Servicer provided by Sections 9.1(b) through 9.1(e).

               (g) Indemnification under this Article shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding any other provision of this Agreement, the obligations of the Servicer described in this Section shall not terminate or be deemed released upon the resignation or termination of ACC as the Servicer and shall survive any termination of this Agreement.

               Section 9.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or Backup Servicer. (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. So long as ACC is the Servicer, any such merger, consolidation, conveyance, transfer, lease or succession shall not occur without the written consent of the Sponsor, unless any such Person assumes and relieves the Sponsor of the Sponsor's duties and obligations under this Agreement, including its repurchase obligations under
Section 3.7. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an


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agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 9.2(a) to ACC, the Trustee, the Backup Servicer, the Certificate Insurer, the Sponsor, the Certificateholders and each Rating Agency. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii), (iii) and (iv) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default, shall have occurred and be continuing, (y) the Servicer shall have delivered to the Trustee, the Certificate Insurer and the Sponsor an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 9.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Trustee, the Certificate Insurer and the Sponsor an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.


               (b) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

               Section 9.3. Limitation on Liability of Servicer, Backup Servicer and Others. Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer shall be under any liability to ACC, the Trust, the Certificateholders or the Sponsor, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any


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such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties (including negligence with respect to the Servicer's indemnification obligations hereunder), by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer, Backup Servicer or such person, as the case may be; further provided, that this provision shall not affect any liability to indemnify the Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trustee in its individual capacity. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or Backup Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability.

               Section 9.4. Delegation of Duties. So long as ACC is the Servicer, the Servicer may delegate duties under this Agreement to an Affiliate of ACC with the prior written consent of the Certificate Insurer, the Sponsor, the Trustee and the Backup Servicer. The Servicer also may at any time perform the specific duty of repossession of Financed Vehicles through sub-contractors who are in the business of servicing automotive receivables and may perform other specific duties through such sub-contractors with the prior written consent of the Certificate Insurer (unless an Insurer Default shall have occurred and be continuing); provided, however, that no such delegation or subcontracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing, neither ACC nor any other party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Certificate Insurer, the Trustee, the Sponsor and the Backup Servicer.

               Section 9.5. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 9.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Certificate Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Certificate Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee, the Sponsor and the Certificate Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Backup


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Servicer or an entity acceptable to the Certificate Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Certificate Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing, a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation as permitted by this Section 9.5, the Backup Servicer may petition a court for its removal.


                                       ARTICLE X
                              SERVICER TERMINATION EVENTS

               Section 10.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

               (a) Any failure by the Servicer or, so long as ACC or an Affiliate of the Seller is the Servicer, the Seller to deliver to the Trustee for distribution to Certificate holders or deposit in the Spread Account any proceeds or payment required to be so delivered under the terms of the Certificates or this Agreement (including deposits of the Purchase Amount pursuant to Section 3.7 and Section 4.7) that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trustee, the Sponsor or (unless an Insurer Default shall have occurred and be continuing) the Certificate Insurer or after discovery of such failure by a Responsible Officer of the Servicer;

               (b) Failure by the Servicer to deliver to the Trustee and (so long as an Insurer Default shall not have occurred and be continuing) the Certificate Insurer the Servicer's Certificate required by Section
        4.9 by 12:00 noon on the second Business Day after the date such certificate is required to be delivered;

               (c) Failure on the part of the Servicer to observe its covenants and agreements set forth in Section 9.2(a);

               (d) Failure on the part of the Servicer or, so long as ACC or an Affiliate of the Seller is the Servicer, the Seller, duly to observe or perform in any material respect any other covenants or agreements of the Servicer or, so long as ACC is the Servicer, the Seller, as the case may be, set forth in the Certificates or in this Agreement, (or, as to ACC, if ACC is the Servicer, the Purchase Agreement) which failure continues


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        unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Sponsor or the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing, any Certificateholder);

               (e) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer (or the Seller) in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer (or the Seller) or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer (or the Seller) and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

               (f) The commencement by the Servicer (or, if ACC or an Affiliate of the Seller is the Servicer, the Seller) of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer (or, if ACC or an Affiliate of the Seller is the Servicer, the Seller) to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer (or, if ACC or an Affiliate of the Seller is the Servicer, the Seller) or of any substantial part of its property or the making by the Servicer (or, if ACC or an affiliate of the Seller is the Servicer, the Seller) of an assignment for the benefit of creditors or the failure by the Servicer (or, if ACC or an affiliate of the Seller is the Servicer, the Seller) generally to pay its debts as such debts become due or the taking of corporate action by the Servicer (or, if ACC or an affiliate of the Seller is the Servicer, the Seller) in furtherance of any of the foregoing; or

               (g) Any representation, warranty or statement of the Servicer (or, if ACC or an affiliate of the Seller is the Servicer, the Seller) made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in Section 3.5(a)), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer (or, if ACC or an affiliate of the Seller is the Servicer, the Seller) by the Trustee, the Sponsor or the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificateholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;


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               (h) So long as an Insurer Default shall not have occurred and be continuing, the Certificate Insurer shall not have delivered a Servicer Extension Notice pursuant to Section 4.14;

               (i) So long as an Insurer Default shall not have occurred and be continuing, (x) an Insurance Agreement Event of Default shall have occurred or (y) an Insurance Agreement Event of Default with respect to another Series (as defined in the Spread Account Agreement) shall have occurred; or

               (j)  A claim is made under the Policy.

               Section 10.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, so long as no Insurer Default shall have occurred and be continuing, the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing, any of the Trustee, the Sponsor or the Holders of Certificates evidencing not less than a Certificate Majority), by notice given in writing to the Servicer (and to the Trustee if given by the Certificate Insurer, the Sponsor or the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, or, if the Certificate Insurer shall not have delivered a Servicer Extension Notice pursuant to Section 4.14 all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Certificates or the Trust Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer; provided, however, that the Backup Servicer (i) shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the Backup Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the prior Servicer and (ii) shall have no duty or obligation with respect to the Servicer's obligations set forth in Sections 4.8(b). The Backup Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the other Trust Property and related documents to show the Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The prior Servicer agrees to cooperate with the Backup Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, without limitation and at the prior Servicer's expense, the transfer to the Backup Servicer for administration by it of all cash amounts that shall at the time be held by the prior Servicer for deposit, or have been deposited by the prior Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the Backup Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form containing all information necessary to enable the Backup Servicer or a successor Servicer to service the Receivables and the other Trust Property. If requested by the Certificate Insurer (unless an Insurer Default shall have occurred and be continuing), the Backup Servicer or successor Servicer shall terminate the Lockbox Agreement and direct the


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
Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Certificate Insurer (unless an Insurer Default shall have occurred and be continuing), at the prior Servicer's expense. The Trustee and the Backup Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer pursuant to the preceding sentence. The terminated Servicer shall grant the Trustee, the Backup Servicer and the Certificate Insurer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

               Section 10.3. Appointment of Successor. (a) On and after (i) the time the Servicer receives a notice of termination pursuant to Section 10.2 or
(ii) upon the resignation of the Servicer pursuant to Section 9.5 or (iii) the receipt by the Backup Servicer (or any alternate successor Servicer appointed by the Certificate Insurer pursuant to Section 10.3(b)), of written notice from the Certificate Insurer that the Certificate Insurer is not extending the Servicer's term pursuant to Section 4.14, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement; provided, however, that the Backup Servicer (i) shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any related document or agreement and (ii) shall have no duty or obligation with respect to the Servicer's obligations set forth in Section 4.8(b). The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 10.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

               (b) The Certificate Insurer may (so long as an Insurer Default shall not have occurred and be continuing) exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a person other than the Person serving as Backup Servicer at the time, and (without limiting its obligations under the Policy) shall have no liability to the Trustee, ACC, the Seller, the Person then serving as Backup Servicer, any Certificateholder or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trustee or a Certificate Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending such appointment, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 9.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.2 or the resignation of the Servicer pursuant to Section 9.5. If upon the


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termination of the Servicer pursuant to Section 10.2 or the resignation of the
Servicer pursuant to Section 9.5, the Certificate Insurer appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

               (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed for any reason, the Certificate Insurer and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable out of funds on deposit in the Spread Account. In addition, any successor Servicer shall be entitled, out of funds in the Spread Account, to reasonable transition expenses incurred in acting as successor Servicer.

               Section 10.4. Notification to Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article X, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

               Section 10.5. Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority) may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                      ARTICLE XI
                                      THE TRUSTEE

               Section 11.1. Duties of Trustee. (a) Subject to paragraph (c) of this Section 11.1, the Trustee, both prior to and after the occurrence of a Servicer Termination Event, undertakes to perform as Trustee such duties and only such duties as are specifically set forth in this Agreement.

               (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provisions of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.



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               (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act (other than errors in judgment) or its own bad faith or willful misfeasance; provided, however, that:

               (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proven that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

               (iii) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

               (iv) the Trustee shall not be liable for any action it takes or omits to take in good faith at the direction of the Certificate Insurer (or, after an Insurer Default shall have occurred and be continuing, a Certificate Majority); provided that the Trustee shall not be authorized hereunder to comply with any direction which is not authorized by the terms of this Agreement.

               (d) Notwithstanding any other provision of this Agreement, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Backup Servicer shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

               (e) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in this Agreement, or of any failure by the Seller to comply with the obligations of the Seller referred to in this Agreement, unless a Trustee officer obtains actual knowledge of such failure (it being understood that knowledge of the Servicer is not attributable to the Trustee) or the Trustee receives written notice of such failure from the Servicer or the Seller, as the case may be, or the Certificate Insurer (or, if an Insurer Default shall

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have occurred and be continuing, the Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance, or, if there are no Class A Certificates then outstanding, by Holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance); and

               (f) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle.

               Section 11.2. Trustee's Assignment of Administrative Receivables and Warranty Receivables. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer, the Seller, ACC or the Sponsor, as the case may be, the Trustee shall take any and all actions reasonably requested by the Seller, ACC, Servicer or the Sponsor, at the expense of the Person whose obligation was to repurchase the Administrative Receivable, to assign, without recourse, representation or warranty, to the Seller, ACC, the Servicer or the Sponsor, as applicable, including, without limitation, all the items conveyed to the Trustee pursuant to Section 3.1(a) with respect to such purchased Receivable, all monies due thereon, the security interests in the related Financed Vehicles, proceeds from any Insurance Policies, proceeds from recourse against Dealers on such Receivables and the interests of the Trust in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller, ACC, the Servicer or the Sponsor, as applicable, shall thereupon own such Receivable, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Each of the Servicer, the Trustee and the Seller shall cooperate with respect to the orderly transfer of the servicing to the party purchasing the Administrative Receivable hereunder, and each of the Servicer, the Trustee and the Seller shall cooperate with such party to ensure that the purchasing party is subrogated to the rights of each such Person with respect to such Receivable.

              Section 11.3. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.1(c):

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under


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        this Agreement in good faith and in accordance with such
        Opinion of Counsel;

               (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Trustee shall, upon the occurrence of a Servicer Termination Event (that has not been cured), exercise the rights and powers vested in it by this Agreement with reasonable care and skill;

               (d) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or by Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance, or, if there are no Class A Certificates then outstanding, by Holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand;

               (e) The Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement ether directly or by or through agents or attorneys or custodians. The Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by the Trustee. The Trustee shall not be responsible for any misconduct or negligence attributable to the acts or omissions of the Servicer;

               (f) The Trustee may rely, as to factual matters relating to the Seller or the Servicer, on an Officer's Certificate of a Responsible Officer of the Seller or Servicer, respectively; and

               (g) The Trustee shall not be required to take any action or refrain from taking any action under this Agreement, or any Related Document referred to herein, nor shall any provision of this Agreement, or any such Related Document be deemed to impose a duty on the Trustee


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        to take action, if the Trustee shall have been advised by counsel that such action is contrary to the terms of this Agreement, or any Related Document or is contrary to law.

               Section 11.4. Trustee Not Liable for Certificates or Receivables. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the execution of the Certificates) or of any Receivable or Related Document, except to the extent otherwise expressly provided herein. The Trustee shall at no time (except during such time, if any, as it is acting as successor Servicer) have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition, location and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence of any Receivable or any computer or other record thereof (it being understood that the Trustee has not reviewed and does not intend to review such matters, the sole responsibility for such review being vested in the Seller and the Servicer as applicable); the completeness of any Receivable; the receipt by the Servicer of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller and the Servicer with any covenant or the breach by the Seller and the Servicer of any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Servicer or any loss resulting therefrom (it being understood, however, that the Trustee shall remain responsible for any Trust Property that it may hold directly); the acts or omissions of the Seller, the Servicer, the Sponsor or any Obligor; any action of the Servicer taken in the name of the Trustee; the accuracy, content or completeness of any offering documents used in connection with the sale of the Certificates or any action by the Trustee taken at the instruction of the Sponsor, the Servicer, the Seller, the Certificate Insurer or the Certificateholders holding the requisite percentage of Certificates; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, whether as Trustee or as Backup Servicer. The Trustee shall not be accountable for the use or application by the Sponsor or the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables prior to the time such funds are deposited in the Collection Account.

               Section 11.5. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.



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               Section 11.6. Trustee's Fees and Expenses; Indemnification. The
Servicer in a separate agreement (the "Fee Letter"), in the form attached hereto as Exhibit K, has covenanted and agreed to pay to the Trustee, and the Trustee shall be entitled to, certain annual fees (the "Annual Trustee's Fee") (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services, including services as Backup Servicer, rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement of the Trustee. To the extent not covered by Article IX, the Seller and the Servicer shall indemnify, defend, and hold harmless the Trustee and the Backup Servicer from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance of the performance of the trusts and duties contained in this Agreement, except to the extent that such cost, expense, loss, claim, damage or liability is due to the bad faith or gross negligence (except for errors in judgment) of the Trustee or the Backup Servicer, respectively. In addition, the Servicer in Section 9.1 has agreed to indemnify the Trustee with respect to certain matters, and the Certificateholders in their individual capacity under
Section 11.3(c) or (d) may agree to indemnify the Trustee under certain circumstances. The provisions of this Section 11.6 (i) shall not be in limitation of the Fee Letter entered into in connection with this Agreement between the Servicer and the Trustee, (ii) shall not terminate or be deemed released upon the resignation or termination of ACC as the Servicer and (iii) shall survive any termination of this Agreement.

               Section 11.7. Eligibility Requirements for Trustee. The Trustee under this Agreement shall at all times be a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, satisfactory to the Sponsor and (so long as an Insurer Default shall not have occurred and be continuing) satisfactory to the Certificate Insurer, and (if Moody's then has a rating outstanding on the Certificates) with a long-term debt rating from Moody's of "Baa3" or higher or otherwise acceptable to Moody's. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 11.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.8.

               Section 11.8. Resignation or Removal of Trustee. (a) Subject to the provisions of subsection (c) of this Section 11.8, the Trustee may at any time resign and be discharged from the trusts created by this Agreement by giving written notice thereof to the Servicer and the Sponsor. Upon receiving such notice of resignation, the Servicer, with the consent of the Certificate Insurer (unless an Insurer Default shall have occurred and be continuing) and the Sponsor, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning


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Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.8 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or (so long as an Insurer Default shall not have occurred and be continuing) the Certificate Insurer shall remove the Trustee. If the Trustee is removed under the authority of the immediately preceding sentence, the Servicer or the Certificate Insurer, as the case may be, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. The Servicer shall also pay all fees due and owing to the outgoing Trustee. Any successor trustee shall (so long as an Insurer Default shall not have occurred and be continuing) be acceptable to the Certificate Insurer and the Sponsor.

               (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.8 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.9.

               (d) If the Trustee and the Backup Servicer shall be the same Person and the rights and obligations of the Backup Servicer shall have been terminated pursuant to Section 10.2, then the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority) shall have the option, by 60 days' prior notice in writing to the Sponsor, the Seller, the Servicer and the Trustee, to remove the Trustee, and the Certificate Insurer shall not have any liability to the Trustee, ACC, the Sponsor, the Seller, the Servicer or any Certificateholder in connection with such removal.

               Section 11.9. Successor Trustee. (a) Any successor Trustee appointed as provided in Section 11.8 shall execute, acknowledge and deliver to the Servicer and the Certificate Insurer, and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance (except as provided below), shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee; but, on request of the Servicer and the Certificate Insurer, or the successor trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such trustee so ceasing to act hereunder.


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Upon request of any such successor trustee, the Seller, on behalf of the Trust, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement or any Related Document; and the predecessor Trustee and the other parties to the Related Documents shall amend any Related Document to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 11.9 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.7. Upon acceptance of appointment by a successor Trustee as provided in this Section 11.9, the Seller shall mail notice by first-class mail of the successor of such Trustee and the address of the successor Trustee's corporate trust office under this Agreement to each Rating Agency, the Sponsor, the Certificate Insurer and all Holders of Certificates at their addresses as shown in the Certificate Register. If the Seller fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Seller.

               Section 11.10. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee under this Agreement, provided such corporation shall be eligible under the provisions of
Section 11.7, without the execution or filing of any instrument or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Trustee or its successor hereunder shall provide the Servicer and the Certificate Insurer with prompt notice of any such transaction.

               Section 11.11. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Trustee, with the consent of the Servicer and (so long as an Insurer Default shall not have occurred and be continuing) the Certificate Insurer, shall have the power and may execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificate holders, such title to the Trust Property, or any part thereof, and, subject to the other provisions of this
Section 11.11, such powers, duties, obligations, rights and trusts as the Servicer, the Trustee and (so long as an Insurer Default shall not have occurred and be continuing) the Certificate Insurer may consider necessary or desirable. If the Servicer shall not have consented to such appointment within 15 days after the receipt by it of a request to do so, or if a Servicer Termination Event shall have occurred and be continuing, the consent of the Servicer


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shall not be required. No co-Trustee or separate Trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee under Section 11.7 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.9. Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (iii) The Servicer, the Trustee and provided no Insurer Default shall have occurred and be continuing, the Certificate Insurer acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

               (b) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Sponsor and the Servicer.

               (c) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.



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               Section 11.12. Representations and Warranties of Trustee. Each of
the Trustee and Backup Servicer represents and warrants as of the date of this Agreement that:

               (a) it is either (i) a banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or (ii) a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

               (b) it has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

               (c) the execution, delivery and performance by it of this Agreement (a) do not violate any provision of any law or regulation governing the banking and trust powers of it or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to it or any of its assets, (b) do not violate any provision of its corporate charter or by-laws, or (c) to the best of its knowledge do not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any of the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking other than this Agreement to which it is a party;

               (d) the execution, delivery and performance by it of this Agreement do not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating its banking and corporate trust activities; and

               (e) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               Section 11.13. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five Business Days before such returns are due to be filed. The Trustee, upon request, shall furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall execute such returns and cause such returns to be filed on or prior to the date on which such returns are due.



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               Section 11.14. Trustee May Enforce Claims Without Possession of
Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificate holders in respect of which such judgment has been obtained.

               Section 11.15. Suit for Enforcement. If a Servicer Termination Event shall occur and be continuing, the Trustee, in its discretion may (but shall have no duty or obligation so to proceed), subject to the provisions of
Section 11.1, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

               Section 11.16. Rights to Direct Trustee. Subject to Section 11.3(c), the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be in violation of this Agreement or any of the Related Documents or would subject it to personal liability against which it has not been provided reasonable indemnity or (in the case of directions provided by a Certificate Majority) be unduly prejudicial to the rights of Certificate holders not parties to such direction; and provided, further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificate Insurer or the Certificate holders.


                                      ARTICLE XII
                                      TERMINATION

               Section 12.1. Termination of the Trust. (a) The respective obligations and responsibilities of the Seller, the Servicer, the Certificate Insurer, the Sponsor, the Backup Servicer and the Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon the latest of (i) the maturity or other liquidation of the last Receivable (including the purchase as of any Record Date by the Seller or the Servicer at



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its option of the corpus of the Trust as described in Section 12.2) and the subsequent distribution to Certi ficateholders pursuant to Section 5.5 of the amount required to be deposited pursuant to Section 12.2 or (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the payment to the Certificate Insurer of all amounts payable or reimbursable to it pursuant to this Agreement and the Insurance Agreement. In either case, there shall be delivered to the Trustee and the Certificate Insurer an Opinion of Counsel that all applicable preference periods under federal, state and local bankruptcy insolvency and similar laws have expired with respect to the payments pursuant to clause (ii); provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts; and provided, further, that the rights to indemnification under Sections 9.1 and
11.6 shall survive the termination of the Trust. The Servicer shall promptly notify the Trustee, the Certificate Insurer and each Rating Agency, of any prospective termination pursuant to this Section 12.1.

               (b) Notice of any final distribution, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and retirement of the Certificates, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 1st day and not later than the 10th day of the month of such final distribution specifying (i) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the office of the Trustee therein specified, (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given, the Servicer or the Trustee, as the case may be, shall make deposits into the Collection Account in accordance with Section 5.4, or, in the case of an optional purchase of Receivables pursuant to Section 12.2, the Servicer or the Seller, as the case may be, shall deposit the amount specified in Section 12.2. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.5.

               (c) In the event that all of the Certificateholders shall not surrender their Certificates for retirement within six months after the date specified in the above-mentioned written notice, the Trustee shall have a second written notice sent to the remaining Certifi cateholders to surrender their Certificates for retirement and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for retirement, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. As soon as practicable after the termination of the Trust, the Trustee shall surrender the Policy to the Certificate Insurer for cancellation.

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               Section 12.2. Optional Purchase of All Receivables. On each
Determination Date as of which the Aggregate Principal Balance is less than 10% of the Cut-off Date Principal Balance, the Servicer and the Seller each shall have the option to purchase the corpus of the Trust (with the consent of the Certificate Insurer, if such purchase would result in a claim on the Policy or would result in any amount owing to the Certificate Insurer remaining unpaid). To exercise such option, the Servicer or the Seller, as the case may be, shall pay the aggregate Purchase Amounts for the Receivables, plus the appraised value of any other property (including the right to receive any future recoveries) held as part of the Trust, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer or the Seller, as the case may be, and the Certificate Insurer (or the Trustee, if an Insurer Default shall have accrued and be continuing), and shall succeed to all interests in and to the Trust Property. The fees and expenses related to such appraisal shall be paid by the party exercising the option to purchase.


                                     ARTICLE XIII
                               MISCELLANEOUS PROVISIONS

               Section 13.1. Amendment. (a) This Agreement may be amended by ACC, the Seller, the Servicer, the Backup Servicer, the Sponsor, the Trustee, with the prior written consent of the Certificate Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of any of the Certificateholders, (i) to cure any ambiguity, or (ii) to correct or supplement any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholders, provided, further, that if an Insurer Default has occurred and is continuing, such action shall not amend, modify or limit the Certificate Insurer's rights under (i) Section 5.5(b), (ii) any rights to indemnification to which the Certificate Insurer is entitled hereunder or (iii) any defined terms used in preceding clauses (i) or
(ii).

               (b) This Agreement may also be amended from time to time by ACC, the Seller, the Servicer, the Backup Servicer, the Sponsor and the Trustee with the prior written consent of the Certificate Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with the consent of a Certificate Majority (which consent of any Holder of a Certificate given pursuant to this Section 13.1(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or the Class A Pass-Through Rate or the Class B Pass-Through Rate or (b) reduce the aforesaid percentage required to consent


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
to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates then outstanding, provided, further, that if an Insurer Default has occurred and is continuing, such action shall not amend, modify or limit the Certificate Insurer's rights under (i) Section 5.5(b), (ii) any rights to indemnification to which the Certificate Insurer is entitled hereunder or (iii) any defined terms used in preceding clauses (i) or (ii).

               (c) Prior to the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

               (d) Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

               (e) It shall not be necessary for the consent of Certificateholders pursuant to Section 13.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates.

               (f) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 13.2(i). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

               Section 13.2. Protection of Title to Trust. (a) The Seller or the Servicer or both shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust, the Trustee and the Certificate Insurer under this Agreement in the Trust Property and in the proceeds thereof. The Seller or the Servicer or both shall deliver (or cause to be delivered) to the Trustee, the Sponsor and the Certificate Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

               (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Trustee, the Sponsor and the Certificate Insurer (so long as an Insurer Default shall not have



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
occurred and be continuing) at least 60 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

               (c) Each of the Seller and the Servicer shall give the Trustee, the Sponsor and the Certificate Insurer at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

               (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

               (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly (with reference to the particular grantor trust) that the Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full or repurchased by ACC, the Seller, the Servicer or the Sponsor.

               (f) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trust unless such Receivable has been paid in full or repurchased by ACC, the Seller, the Servicer or the Sponsor.

               (g) The Servicer shall permit the Trustee, the Backup Servicer, the Certificate Insurer, the Sponsor, the Seller and their respective agents, at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Trust Property.

               (h) The Servicer shall furnish to the Trustee, the Backup Servicer, the Sponsor, the Seller and the Certificate Insurer at any time upon request a list of all Receivables then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of


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Receivables from the Trust. The Trustee shall hold any such list and Schedule of
Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

               (i) The Seller and the Servicer shall deliver to the Trustee, the Sponsor and the Certificate Insurer simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 13.2(b) or (c), an Opinion of Counsel (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and the other Trust Property, and reciting the details of such filing or referring to prior Opinions of Counsel in which such details are given, (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest, or (c) stating in the opinion of such counsel, any action which is necessary to preserve and protect such interest during the following 12-month period.

               (j) The Servicer shall deliver to the Trustee, the Sponsor and the Certificate Insurer, within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

               Section 13.3. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

               (b) No Certificateholder shall have any right to vote (except as provided in this Section 13.3 or Sections 10.2, 10.5 or 13.1) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision of this Agreement or any Related Document.


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               (c) So long as no Insurer Default has occurred and is continuing, except as otherwise specifically provided herein, whenever Class A Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Class A Certificateholders if the Certificate Insurer agrees to take such action or give such consent or approval. If an Insurer Default shall have occurred and is continuing, no Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided in this Agreement and unless also the Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance, or, if there are no Class A Certificates then outstanding, by Holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period, no request or waiver inconsistent with such written request has been given to the Trustee pursuant to and in compliance with this
Section 13.3 or Section 10.5; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Nothing in this Agreement shall be construed as giving the Certificateholders any right to make a claim under the Policy.

               Section 13.4. Governing Law. This Agreement, the Certificates and the rights of the Certificateholders shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement and each Certificateholder shall be determined in accordance with such laws.

               Section 13.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity


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or enforceability of the other provisions of this Agreement or of the
Certificates or the rights of the Holders thereof.

               Section 13.6. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 8.2 or
Section 9.2 and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer, this Agreement may not be assigned by ACC, the Seller, the Servicer or the Sponsor without the prior written consent of the Trustee and the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing the Trustee and a Certificate Majority).

               Section 13.7. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust, the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Trustee pursuant to Section 7.2 are and shall be deemed fully paid.

               Section 13.8. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person shall have any right or obligation hereunder. The Certificate Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein or in the Related Documents, any right of the Certificate Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Certificate Insurer in its sole and absolute discretion. The Certificate Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee. Following the occurrence and during the continuance of an Insurance Default, all rights of the Certificate Insurer hereunder shall vest in the Certificateholders and in the Certificate Majority.

               Section 13.9. Financial Security as Controlling Party. Each Certificateholder by purchase of the Certificates held by it acknowledges that the Trustee on behalf of the Trust, as partial consideration of the issuance of the Policy, has agreed that the Certificate Insurer shall have certain rights hereunder for so long as no Insurer Default shall have occurred and be continuing. So long as an Insurer Default has occurred and is continuing, any provision giving the Certificate Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Insurer Default and such right shall instead vest in the Trustee acting at the direction of the Holders of Certificates. The Certificate Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee. The Certificate Insurer may give or withhold any consent hereunder in its sole and absolute discretion.



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               Section 13.10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

               Section 13.11. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of ACC, the Seller and for so long as ACC is the Servicer, the Servicer, at the following address: ACC Consumer Finance Corporation, 12750 High Bluff Drive, Suite 320, San Diego, California 92130, (b) in the case of the Trustee, and, for so long as the Trustee is the Backup Servicer, the Trustee, at the Corporate Trust Office, Sixth Street and Marquette, Minneapolis, Minnesota 55479-0069, Attention: Amy Johnson, (c) in the case of the Sponsor, Cargill Financial Services Corporation, 6000 Clearwater Drive, Minnetonka, Minnesota 55343-9497, Attention: Structured Finance Funding Desk, and with a copy to Cargill Financial Services Corporation, 6000 Clearwater Drive, Minnetonka, MN 55343-9497, Attention: Law Department (d) in the case of each Rating Agency, ABS Monitoring Department, 99 Church Street, New York, New York 10007 (for Moody's) and 26 Broadway, New York, New York 10004 (for Standard & Poor's), and (e) in the case of the Certificate Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention:
Surveillance Department, Re: ACC Auto Grantor Trust 1996-B, or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

               Section 13.12. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Backup Servicer, the Sponsor and the Certificateholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind its successors and assigns.




                                         93

               IN WITNESS WHEREOF, the Sponsor, the Seller, ACC, the Servicer, the Trustee, the Backup Servicer and the Collateral Agent have caused this Pooling and Servicing Agreement to be duly executed by their respective officers, effective as of the day and year first above written.

                            CARGILL FINANCIAL SERVICES
                              CORPORATION, as Sponsor



                            By_____________________________
                                Name: David A. Netjes
                                Title: Director, Corporate Capital Group


                            ACC RECEIVABLES CORP.,
                              as Seller



                            By_____________________________
                                Gary S. Burdick
                                President



                            ACC CONSUMER FINANCE
                             CORPORATION, as Servicer



                            By_____________________________
                                Gary S. Burdick
                                President


                            NORWEST BANK MINNESOTA,
                             NATIONAL ASSOCIATION,
                             as Trustee, Backup Servicer and Collateral Agent


                            By_____________________________
                                Name: Michael G. Luger
                                Title: Corporate Trust Officer




                                         94

                                      SCHEDULE A

                                SCHEDULE OF RECEIVABLES





                                         95

                                                                    EXHIBIT A


                              FORM OF CLASS A CERTIFICATE
                              ---------------------------

                      SEE ATTACHED PAGES FOR CERTAIN DEFINITIONS



               [UNLESS AND UNTIL THIS CLASS A CERTIFICATE IS EXCHANGED IN WHOLE FOR CERTIFICATES IN DEFINITIVE FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO THE DEPOSITORY OR ITS NOMINEE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]** THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 7.3 OF THE POOLING AND SERVICING AGREEMENT RELATING TO THE ACC AUTO GRANTOR TRUST 1996-B (THE "AGREEMENT") AND (B) IS MADE (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (iii) TO THE SELLER OR (iv) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (C) UPON THE SATISFACTION OF CERTAIN

- --------
     ** The language in this parenthetical shall be applicable only in the case of the Class A Certificate so long as the Class A Certificate exists in global form.



                                        A-1

OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT. NEITHER THE SELLER, THE SERVICER, THE TRUST NOR THE TRUSTEE IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

               NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A REPRESENTATION LETTER IN SUBSTANTIALLY THE FORM REQUIRED BY THE AGREEMENT REFERRED TO BELOW FROM THE TRANSFEREE OF THIS CERTIFICATE OR SUCH OTHER REPRESENTATIONS (OR AN OPINION OF COUNSEL) AS MAY BE APPROVED BY THE SELLER OR CS FIRST BOSTON CORPORATION, TO THE EFFECT THAT SUCH A TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, INCLUDING RULE 144A THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS AND (A) SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (B) SPECIFIED CONDITIONS OF AN "UNDERWRITER EXEMPTION" DESCRIBED IN SECTION V(h) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") ARE SATISFIED WITH RESPECT TO SUCH TRANSFEREE OR (C) IN THE CASE OF A TRANSFER TO AN INSURANCE COMPANY GENERAL ACCOUNT, EITHER (A) ABOVE, (B) ABOVE OR, PURSUANT TO SECTION I OF PTCE 95-60, THE ACQUISITION AND HOLDING OF THE CERTIFICATE AND, PURSUANT TO
SECTION III OF PTCE 95-60, THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST ARE WITH RESPECT TO SUCH TRANSFEREE EXEMPT FROM THE "PROHIBITED TRANSACTION" PROVISIONS OF ERISA AND THE CODE.




                                        A-2

                             ACC AUTO GRANTOR TRUST 1996-B

                        6.90% ASSET BACKED CERTIFICATE, CLASS A

NUMBER                                                      CUSIP NO. 00079EAD7
A-1                                                              $43,233,000.00

               THIS CERTIFIES THAT _________________ is the registered owner of a $43,233,000.00 dollar nonassessable, fully-paid interest in the ACC Auto Grantor Trust 1996-B (the "Trust") formed by ACC Receivables Corp., a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1996 (the "Agreement"), among Cargill Financial Services Corporation, as sponsor (the "Sponsor"), the Seller, ACC Consumer Finance Corporation ("ACC"), as servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Reference is made to the further provisions of this Class A Certificate set forth in the attached pages 3 through 7, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon shall have been executed by an authorized signatory of the Trustee, by manual signature, this Class A Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose. All capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

               IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A Certificate to be duly executed.

                               ACC AUTO GRANTOR TRUST 1996-B

                               By:    NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, as
                                      Trustee


                               By:________________________________
DATED:  June 20, 1996

                This is one of the Class A Certificates referred
                     to in the within-mentioned Agreement.

                               Norwest Bank Minnesota, National
                                Association, as Trustee


                               By:_________________________________
                                          Authorized Signatory



                                        A-3

               This Certificate evidences an interest in the Trust, as defined above, the prop erty of which includes a pool of retail installment sale contracts secured by new and used automobiles, light duty trucks, vans and mini-vans and sold to the Trust by ACC Receivables Corp. This Certificate does not represent an interest in or obligation of ACC Receivables Corp., ACC, in its individual capacity or as the Servicer or any of their respective affiliates thereof, except to the extent described below.

               To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "6.90% Asset Backed Certificates, Class A" (herein called the "Class A Certificates"). Also issued under the Agreement are Certificates designated as "6.90% Asset Backed Certificates, Class B" (the "Class B Certificates") and "Asset Backed Certificates, Class C" (the "Class C Certificates"). The Class B Certificates and the Class A Certificates are hereinafter collectively called the "Certificates." The aggre gate undivided interest in the Trust evidenced by all Class A Certificates is 95%. This Class A Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class A Certificate by virtue of the accep tance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment sale contracts for new and used automobiles, light duty trucks, vans and mini-vans (the "Receivables"), certain monies due thereunder with respect to the Receivables on or after June 1, 1996, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property securing the Receivables and held by the Trustee, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, all Collateral Insurance relating to the Receivables and the financed vehicles, certain rights against Dealers and in contracts with Dealers, all right, title and interest of the Seller in and to the Purchase Agreement and any and all proceeds of the foregoing.

               Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on July 15, 1996, to the person in whose name this Class A Certificate is registered at the close of business on the last day of the prior calendar month (the "Record Date"), to the extent available from the Amount Available, such Class A Certificateholder's fractional undivided interest in the sum of the Class A Interest Distributable Amount for such Distribution Date, any outstanding Class A Interest Carryover Shortfall for such Distribution Date, the Class A Principal Distributable Amount for such Distribution Date and any Class A Principal Carryover Shortfall for such Distribution Date.

               Except as otherwise provided in the Agreement, distributions on this Class A Certificate will be made by the Trustee by wire transfer (as provided in the Agreement), check or money order mailed to the Class A Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in Minneapolis, Minnesota. The Record Date otherwise applicable to such distribution shall not be applicable.

               The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee, the Sponsor or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon request.

               As provided in the Agreement, so long as no Insurer Default has occurred and is continuing, with certain exceptions whenever Class A Certificateholder action, consent or approval is required under the Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Class A Certificateholders if the Certificate Insurer agrees to take such action or give such consent or approval. If an Insurer Default shall have occurred and is continuing, no Certificateholder shall have any right by virtue or by availing itself of any provisions of the Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to the Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided in the Agreement and unless also the Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance, or, if there are no Class A Certificates then outstanding, by Holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates, voting together as a Class, evidencing not less than a Certificate Majority. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Notwithstanding the foregoing, however, no consent of any Class A Certificateholder or the Class B Certificateholders shall be required in connection with any amendment in order for the Class C Certificateholder to sell, assign, transfer or otherwise dispose of the excess interest.

               As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the City of Minneapolis, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

               The Class A Certificates and the Class B Certificates are issuable only as registered Certificates without coupons in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof; however, one Certificate of each such Class may be issued in a denomination representing or including any remaining portion of the original Class A Certificate Balance or the original Class B Certificate Balance, as the case may be. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

               The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

               Each Certificateholder by purchase of the Certificates held by it acknowledges that the Trustee, as partial consideration of the issuance of the Policy, has agreed that the Certificate Insurer shall have certain rights hereunder for so long as no Insurer Default shall have occurred and be continuing. So long as an Insurer Default has occurred and is continuing, any provision giving the Certificate Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Insurer Default and such right shall instead vest in the Trustee acting at the direction of the Holders of Certificates. The Certificate Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee. The Certificate Insurer may give or withhold any consent hereunder in its sole and absolute discretion.

               The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than 10% of the Cut-off Date Principal Balance.

               The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

               This Certificate is governed by the provisions of the Agreement and of the internal laws of the State of New York, and the Holder hereof, by its ownership hereof, shall be deemed to have consented to the exclusive application of such governing provisions.





                                        A-7

                                      ASSIGNMENT


               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


___________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)


___________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


                                            _____________________________*
                                               Signature Guaranteed:



                                            _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.



                                        A-8

                                                                     EXHIBIT B


                              FORM OF CLASS B CERTIFICATE
                              ---------------------------

                      SEE ATTACHED PAGES FOR CERTAIN DEFINITIONS

               THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF CERTAIN PAYMENTS TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. DISTRIBUTIONS HEREON ARE SUBJECT TO THE PRIOR RIGHT OF THE CLASS A CERTIFICATEHOLDERS TO RECEIVE AMOUNTS ON DEPOSIT IN THE SPREAD ACCOUNT.

               THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 7.3 OF THE POOLING AND SERVICING AGREEMENT RELATING TO ACC AUTO GRANTOR TRUST 1996-B (THE "AGREEMENT") AND (B) IS MADE (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (iii) TO THE SELLER OR (iv) TO A PERSON WHO THE TRANSFEROR REASONABLY BE LIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (C) UPON THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT. NEITHER THE SELLER, THE SERVICER, THE TRUST NOR THE TRUSTEE IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

               NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A REPRESENTATION LETTER IN SUBSTANTIALLY THE FORM REQUIRED BY THE AGREEMENT REFERRED TO BELOW FROM THE TRANSFEREE OF THIS CERTIFICATE OR SUCH OTHER REPRESENTATIONS (OR AN OPINION OF COUNSEL) AS MAY BE APPROVED BY THE SELLER OR CS FIRST BOSTON CORPORATION, TO THE EFFECT THAT SUCH A TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, INCLUDING RULE 144A THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS AND (A) SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS



                                        B-1

OF ANY "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR (B) IN THE CASE OF A TRANSFER TO AN INSURANCE COMPANY GENERAL ACCOUNT, EITHER (A) ABOVE OR, IF THE CLASS B CERTIFICATES HAVE BEEN PLACED OR UNDERWRITTEN BY AN ENTITY WHICH HAS AN UNDERWRITER EXEMPTION (AS DESCRIBED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")), PURSUANT TO SECTION I OF PTCE 95-60, THE ACQUISITION AND HOLDING OF THE CERTIFICATE AND, PURSUANT TO SECTION III OF PTCE 95-60, THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST ARE, WITH RESPECT TO SUCH TRANSFEREE, EXEMPT FROM THE "PROHIBITED TRANSACTION" PROVISIONS OF ERISA AND THE CODE.

               BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF ACKNOWLEDGES AND AGREES THAT IT (A) SHALL RECEIVE NO DISTRIBUTIONS WITH RESPECT HERETO UNLESS AND UNTIL THE CORRESPONDING AMOUNTS ARE RELEASED FROM THE SPREAD ACCOUNT CREATED UNDER THE SPREAD ACCOUNT AGREEMENT REFERENCED IN THE AGREEMENT AND (B) SHALL BE BOUND BY THE PROVISIONS OF THE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE TRUSTEE UPON REQUEST. THE HOLDER OF THIS CERTIFICATE HAS NO RIGHTS OR INTERESTS IN ANY AMOUNTS AT ANY TIME HELD IN THE SPREAD ACCOUNT UNLESS AND UNTIL SUCH AMOUNTS ARE RELEASED.






                                        B-2

                               ACC GRANTOR TRUST 1996-B
                        6.90% ASSET BACKED CERTIFICATE, CLASS B

NUMBER
B-1

               THIS CERTIFIES THAT ____________ is the registered owner of a $2,275,441.14 dollars, fully-paid interest in the ACC Auto Grantor Trust 1996-B (the "Trust") formed by ACC Receivables Corp., a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1996 (the "Agreement"), among Cargill Financial Services Corporation, as sponsor (the "Sponsor"), the Seller, ACC Consumer Finance Corporation ("ACC"), as Servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below.

               Reference is made to the further provisions of this Class B Certificate set forth in the attached pages 3 through 7, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon shall have been executed by an authorized signatory of the Trustee, by manual signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose. All capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

               IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.

                                 ACC AUTO GRANTOR TRUST 1996-B

                                 By:    Norwest Bank Minnesota, National
                                        Association, as Trustee


                                 By:______________________________________

DATED:  June 20, 1996

                This is one of the Class B Certificates referred
                     to in the within-mentioned Agreement.

                                  Norwest Bank Minnesota, National
                                    Association, as Trustee


                                  By:___________________________
                                     Authorized Signatory


                                        B-3

               This Certificate evidences an interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles, light duty trucks, vans and mini-vans and sold to the Trust by ACC Receivables Corp. This Certificate does not represent an interest in or obligation of ACC Receivables Corp., ACC, in its individual capacity or as the Servicer or any of their respective affiliates thereof, except to the extent described below.

               To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "6.90% Asset Backed Certificates, Class B" (herein called the "Class B Certificates"). Also issued under the Agreement are Certificates designated as "6.90% Asset Backed Certificates, Class A" (the "Class A Certificates") and "Asset Backed Certificates, Class C" (the "Class C Certificates"). The Class B Certificates, the Class A Certificates and the Class C Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class B Certificates is 5%. This Class B Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment sale contracts for new and used automobiles, light duty trucks, vans and mini-vans (the "Receivables"), certain monies due thereunder with respect to Receivables, on or after June 1, 1996, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property securing the Receivables and held by the Trustee, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, all Collateral Insurance relating to the Receivables and the financed vehicles, certain rights against Dealers and in contracts with Dealers, all right, title and interest of the Seller in and to the Purchase Agreement and any and all proceeds of the foregoing. The rights of the holders of the Class B Certificates to receive certain payments are subordinated to the rights of the holders of the Class A Certificates, as set forth in the Agreement.

               Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on July 15, 1996, to the person in whose name this Class B Certificate is registered at the close of business on the last day of the prior calendar month (the "Record Date"), to the extent available from Available Funds, such Class B Certificateholder's fractional undivided interest in the sum of the Class B Interest Distributable Amount for such Distribution Date, any outstanding Class B Interest Carryover Shortfall for such Distribution Date, the Class B Principal Distribution Amount for such Distribution Date and any Class B Principal Carryover Shortfall for such Distribution Date.

               Except as otherwise provided in the Agreement, distributions on this Class B Certificate will be made by the Trustee by wire transfer (as provided in the Agreement), check or money order mailed to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in Minneapolis, Minnesota.

               The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee, the Sponsor or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon request.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates, voting together as a Class, evidencing not less than a Certificate Majority. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Notwithstanding the foregoing, however, no consent of any Class A Certificateholder or Class B Certificateholder shall be required in connection with any amendment in order for the Class C Certificateholder to sell, assign, transfer or otherwise dispose of the excess interest.

               As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in Minneapolis, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

               The Class A Certificates and Class B Certificates are issuable only as registered Certificates without coupons in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof; however, one Certificate of each such Class may be issued in a denomination representing or including any remaining portion of the original Class A Certificate Balance or the original Class B Certificate Balance, as the case may be. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

               Each Certificateholder by purchase of the Certificates held by it acknowledges that the Trustee, as partial consideration of the issuance of the Policy, has agreed that the Certificate Insurer shall have certain rights hereunder for so long as no Insurer Default shall have occurred and be continuing. So long as an Insurer Default has occurred and is continuing, any provision giving the Certificate Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Insurer Default and such right shall instead vest in the Trustee acting at the direction of the Holders of Certificates. The Certificate Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee. The Certificate Insurer may give or withhold any consent hereunder in its sole and absolute discretion.

               The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

               The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than 10% of the sum of the Cut-off Date Principal Balance.

               The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

               This Certificate is governed by the provisions of the Agreement and of the internal laws of the State of New York, and the Holder hereof, by its ownership hereof, shall be deemed to have consented to the exclusive application of such governing provisions.



                                        B-6

                                      ASSIGNMENT


               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


______________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)


_______________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:  _______________


                                            _____________________________*
                                               Signature Guaranteed:



                                            _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.




                                        B-7

                                                                     EXHIBIT C

                              FORM OF CLASS C CERTIFICATE
                              ---------------------------

                      SEE ATTACHED PAGES FOR CERTAIN DEFINITIONS

               THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF CERTAIN PAYMENTS TO THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. DISTRIBUTIONS HEREON ARE SUBJECT TO THE PRIOR RIGHT OF THE CLASS A CERTIFICATEHOLDERS AND THE CLASS B CERTIFICATEHOLDERS TO RECEIVE AMOUNTS ON DEPOSIT IN THE SPREAD ACCOUNT.

               THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 7.3 OF THE POOLING AND SERVICING AGREEMENT RELATING TO ACC AUTO GRANTOR TRUST 1996-B (THE "AGREEMENT") AND (B) IS MADE (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (iii) TO THE SELLER OR (iv) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (C) UPON THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT. NEITHER THE SELLER, THE SERVICER, THE TRUST NOR THE TRUSTEE IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

               NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A REPRESENTATION LETTER IN SUBSTANTIALLY THE FORM REQUIRED BY THE AGREEMENT REFERRED TO BELOW FROM THE TRANSFEREE OF THIS CERTIFICATE OR SUCH OTHER REPRESENTATIONS (OR AN OPINION OF COUNSEL) AS MAY BE APPROVED BY THE SELLER OR CS FIRST BOSTON CORPORATION, TO THE EFFECT THAT SUCH A TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, INCLUDING RULE 144A THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS AND (A) SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE



                                        C-1

RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR (B) IN THE CASE OF A TRANSFER TO AN INSURANCE COMPANY GENERAL ACCOUNT, EITHER (A) ABOVE OR, IF THE CLASS C CERTIFICATES HAVE BEEN PLACED OR UNDERWRITTEN BY AN ENTITY WHICH HAS AN UNDERWRITER EXEMPTION (AS DESCRIBED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")), PURSUANT TO SECTION I OF PTCE 95-60, THE ACQUISITION AND HOLDING OF THE CERTIFICATE AND, PURSUANT TO SECTION III OF PTCE 95-60, THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST ARE WITH RESPECT TO SUCH TRANSFEREE EXEMPT FROM THE "PROHIBITED TRANSACTION" PROVISIONS OF ERISA AND THE CODE.

               BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF ACKNOWLEDGES AND AGREES THAT IT (A) SHALL RECEIVE NO DISTRIBUTIONS WITH RESPECT HERETO UNLESS AND UNTIL THE CORRESPONDING AMOUNTS ARE RELEASED FROM THE SPREAD ACCOUNT CREATED UNDER THE SPREAD ACCOUNT AGREEMENT REFERENCED IN THE AGREEMENT AND (B) SHALL BE BOUND BY THE PROVISIONS OF THE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE TRUSTEE UPON REQUEST. THE HOLDER OF THIS CERTIFICATE HAS NO RIGHTS OR INTERESTS IN ANY AMOUNTS AT ANY TIME HELD IN THE SPREAD ACCOUNT UNLESS AND UNTIL SUCH AMOUNTS ARE RELEASED.

                             ACC AUTO GRANTOR TRUST 1996-B
                               ASSET BACKED CERTIFICATE
                                        CLASS C

        evidencing an interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles, light duty trucks, vans mini-vans and sold to the Trust by ACC Receivables Corp.

        (This Certificate does not represent an interest in or obligation of ACC Receivables Corp. or ACC Consumer Finance Corporation or any of their respective affiliates thereof, except to the extent described below.)





                                        C-2

NUMBER
C-1


               THIS CERTIFIES THAT _____________________ is the registered owner of a ONE HUNDRED PERCENT (100%), fully-paid interest in the ACC Auto Grantor Trust 1996-B (the "Trust") formed by ACC Receivables Corp., a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1996 (the "Agreement"), among Cargill Financial Services Corporation, as Sponsor (the "Sponsor"), the Seller, ACC Consumer Finance Corporation, as Servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below.

               Reference is made to the further provisions of this Class C Certificate set forth in the attached pages 3 through 6, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class C Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class C Certificate to be duly executed.

                                    ACC AUTO GRANTOR TRUST 1996-B

                                    By:  NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as Trustee


                                    By:__________________________________

DATED:  June 20, 1996



                This is one of the Class C Certificates referred
                     to in the within-mentioned Agreement.

                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee


                                     By:_____________________________
                                        Authorized Officer



                                        C-3

               To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Asset Backed Certificates, Class C" (herein called the "Class C Certificates"). Also issued under the Agreement are Certificates designated as "6.90% Asset Backed Certificates, Class A" (the "Class A Certificates") and Certificates designated as "6.90% Asset Backed Certificates, Class B" (the "Class B Certificates"). The Class A Certificates, the Class B Certificates and the Class C Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class C Certificates is 100%. This Class C Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment sale contracts for new and used automobiles, light duty trucks, vans and mini-vans (the "Receivables"), certain monies due thereunder with respect to the Receivables on or after June 1, 1996, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property securing the Receivables and held by the Trustee, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, all Collateral Insurance relating to the Receivables and the financed vehicles, certain rights against Dealers and in contracts with Dealers, all right, title and interest of the Seller in and to the Purchase Agreement and any and all proceeds of the foregoing. The rights of the holders of the Class C Certificates to receive certain payments are subordinated to the rights of the holders of the Class A Certificates and the Class B Certificates, as set forth in the Agreement.

               Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on July 15, 1996, to the person in whose name this Class C Certificate is registered at the close of business on the last day of the current calendar month (the "Record Date"), such Class C Certificateholder's fractional undivided interest in the amount available in the Spread Account in excess of the Requisite Amount for the next succeeding Distribution Date, after giving effect to (A) the amounts required to be distributed to the holders of Class A Certificates and Class B Certificates pursuant to the subordination of the rights of the holders of Class C Certificates, (B) the amount required to be deposited in the Spread Account and
(C) the amounts required to pay the Total Servicing Fee (including any unpaid Servicing Fees with respect to prior Collection Periods) payable to the Servicer on such Distribution Date.

               Distributions on this Class C Certificate will be made by the Trustee by wire transfer (as provided in the Agreement), check or money order mailed to the Class C Certificateholder of record in the Certificate Register without the presentation or surrender of this Class C Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class C Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class C Certificate at the office or agency maintained for that purpose by the Trustee.

               The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee, the Sponsor or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon request.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates, voting together as a Class, evidencing not less than a Certificate Majority. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Notwithstanding the foregoing, however, no consent of any Class A Certificateholder or Class B Certificateholder shall be required in connection with any amendment in order for the Class C Certificateholder to sell, assign, transfer or otherwise dispose of the excess interest.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in Minneapolis, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

               The Class C Certificates are issuable only as registered Certificates without coupons in denominations of integral (i.e., 1%, 2%, etc.) fractional undivided interests in the Trust which in the aggregate do not exceed 100%. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.



                                        C-5

               The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class C Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

               Each Certificateholder by purchase of the Certificates held by it acknowledges that the Trustee, as partial consideration of the issuance of the Policy, has agreed that the Certificate Insurer shall have certain rights hereunder for so long as no Insurer Default shall have occurred and be continuing. So long as an Insurer Default has occurred and is continuing, any provision giving the Certificate Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Insurer Default and such right shall instead vest in the Trustee acting at the direction of the Holders of Certificates. The Certificate Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee. The Certificate Insurer may give or withhold any consent hereunder in its sole and absolute discretion.

               The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than 10% of the Cut-off Date Principal Balance.

               The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

               This Certificate is governed by the provisions of the Agreement and of the internal laws of the State of New York, and the Holder hereof, by its ownership hereof, shall be deemed to have consented to the exclusive application of such governing provisions.





                                        C-6

                                      ASSIGNMENT


               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


_____________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)


_____________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


                                            _____________________________*
                                               Signature Guaranteed:



                                            _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.





                                        C-7

                                                                     EXHIBIT D


                  FORM OF SUPPLEMENT TO THE SPREAD ACCOUNT AGREEMENT

                                      [SEE TAB 6]





                                        D-1

                                                                     EXHIBIT E
                            FORM OF SERVICER'S CERTIFICATE
                            ------------------------------

                           ACC CONSUMER FINANCE CORPORATION
                               Monthly Servicing Report:
                              ACC Auto Loan Trust 1996-B
                          Collection Period Ending:  dd/mm/yy

I.   Original Deal Parameter Inputs

     (A) Original Total Portfolio                               $    --
     (B) Class A Certificate Ownership Interest of the Trust       0.00%
     (C) Original Class A Certificate Balance                   $    --
     (D) Class A Certificate Rate                                  0.00%
     (E) Class B Certificate Ownership Interest of the Trust
     (F) Original Class B Certificate Balance
     (G) Class B Certificate Rate
     (H) Servicing Fee Rate                                        0.00%
     (I) Original Weighted Average Coupon (WAC)                    0.00%
     (J) Original Weighted Average Remaining Term (WAM)           0.000
     (K) Number of Contracts                                          0
     (L) Reserve Fund

         i.  Reserve Fund Initial Deposit Percentage               0.00%
         ii. Reserve Fund Initial Deposit                       $    --
         iii.Specified Reserve Fund Balance Percentage             0.00%
         iv. Specified Reserve Fund Balance                     $    --
         v.  Reserve Fund Floor Percent                            0.00%
         vi. Reserve Fund Floor Amount                          $    --

II.  Inputs from Previous Monthly Servicer Reports

     (A) Total Portfolio Outstanding                            $    --
     (B) Total Portfolio Pool Factor                              .0000
     (C) Class A Certificate Balance                            $    --
     (D) Class A Principal Factor                                 .0000
     (E) Class B Certificate Balance
     (F) Class B Principal Factor
     (G) Reserve Fund Balance                                   $    --
     (H) Payahead Account Balance                               $    --
     (I) B Certificate Interest Carry Forward                   $    --
     (J) B Certificate Principal Carry Forward                  $    --

III. Inputs from Other Sources

     (A) Collection Account Investment Income                   $    --
     (B) Aggregate Net Losses for Collection Period             $    --
     (C) Number of Vehicles Repossessed During the Collection
          Period                                                      0

                                        E-1

IV.  Pool Balances and Portfolio Information

                                        Beginning   Principal        End
                                        of Period   Distributions  of Period
                                        ---------   -------------  ---------
(A) Balances and Principal Factors
  i. Class A Certificate Balance         $    --     $    --       $    --
 ii. Class A Principal Factor              .0000       .0000         .0000
iii. Class B Certificate Balance         $    --     $    --       $    --
 iv. Class B Principal Factor              .0000       .0000         .0000
                                        ----------------------------------------
                                                           0
  v. Total Current Pool Balance          $    --     $    --       $    --
 vi. Total Current Pool Factor             .0000                     .0000

                                        Beginning   Current Losses      End
                                        of Period  Net of Recoveries  of Period
                                        ---------  -----------------  ---------
 vii. Liquidated Receivables             $    --     $    --       $    --
                                        ----------------------------------------
viii. Total Receivables                  $    --     $    --       $    --

(B) Portfolio Information

      i. Weighted Average Coupon (WAC)                               0.00%
     ii. Weighted Average Remaining Maturity (WAM)                    0
    iii. Remaining Number of Current Contracts                        0

V.   Collections

     (A) Total Principal Payments Received (Excluding Repurchases)   $   --
     (B) Total Interest Payments Received                            $   --
     (C) Recoveries on Liquidated Receivables                        $   --
     (D) Late and Penalty Fees                                       $   --
     (E) Principal on Repurchased Receivables                        $   --
     (F) Amounts reimbursed to borrowers                             $   --
     (G) Repossession and liquidation expenses paid
         proceeds out of recovery                                    $   --
     (H) Collection Account Investment Income                        $   --

         Total Distributable Amount                                  $   --

VI.  Distributions

     (A) Principal Payments Received (Excluding Repurchases)         $   --
     (B) Principal on Repurchased Contracts                          $   --
     (C) Gross Balance of Liquidated Receivables                     $   --
                                                                     ---------
     (D) Total Principal Reduction                                   $   --
     (E) Class A Distributable Amount
          i. Class A Monthly Interest Payment                        $   --
         ii. Monthly Principal to Class A                            $   --
     (F) Class B Distributable Amount
          i. Class B Monthly Interest Payment                        $   --
         ii. Monthly Principal to Class B                            $   --

     (G) Net Servicing Fee                                           $   --
                                                                     ---------
         Total Distributions                                         $   --

         Net Available                                               $   --

     (H) B Certificate Principal and Interest Carryover              $   --
                                                                     ---------

         Net to Spread Account                                       $   --
                                                                     =========
VII. Reconciliation of Spread Account

     (A) Beginning Balance of Spread Account                         $   --
     (B) Draw for Class A Distributable Amount and
          Servicing Fee                                              $   --
     (C) Reserve Fund Investment Income                              $   --
     (D) Amount Available for Deposit to Spread Account              $   --
     (E) Spread Account Balance Prior to Release                     $   --

     (F) Spread Account Requirement                                  $   --

     (G) Spread Account Release to B Certificate Holders             $   --
     (H) Spread Account Release to Seller                            $   --
                                                                     ---------
     (I) Ending Spread Account Balance                               $   --
                                                                     =========
     (J) Ending Spread Account Balance as a % of outstanding
          Portfolio                                                     0.00%
                                                                     =========
VIII.Tests for increase in Spread Account Balance

     (A) Cumulative Default Rate
          i. Defaulted Receivables for Current Collection Period        0.00%
         ii. Current Period Default % of Original Portfolio             0.00%
         iii.Cumulative Defaulted Receivables                           0.00%
         iv. Original Total Portfolio                                   0.00%
                                                                     ---------
          v. Cumulative Default Rate                                    0.00%
         vi. Trigger Indicator                                          0.00%
         vii.Action:  trigger was not hit                               None

     (B) Cumulative Loss Rate
          i. Net Losses for Current Collection Period                   0.00%
         ii. Curent Period Net Losses % of Original Portfolio           0.00%
         iii.Cumulative Net Losses                                      0.00%
         iv. Original Total Portfolio                                   0.00%
                                                                     ---------
          v. Cumulative Loss Rate                                       0.00%
         vi. Trigger Indicator                                          0.00%
         vii.Action:  trigger was not hit                               None

                                        E-3

     (C) Net Loss Rate
          i. Original Total Portfolio                                $   --
         ii. Preceding Collection Period Cumulative Forward
               Net Losses                                            $   --
         iii.Current Collection Period Net Losses                    $   --
                                                                     --------
         iv. Cumulative Net Losses as of the End of
               Collection Period the Current                         $   --
          v. Net Loss Rate                                              0.00%
         vi. Trigger Indicator                                          0.00%
         vii.Trigger was not hit Action                                 None

     (D) Average Number of Contracts Over 30 Days Delinquent
           (net of repossessions on hand)
          i. Second Preceding Collection Period                         00.0%
         ii. Preceding Collection Period                                0.00%
         iii.Current Collection Period                                  0.00%
                                                                     ---------
         iv. Three Month Average                                        0.00%
          v. Trigger Indicator                                          0.00%
         vi. Action:  trigger was not hit                               None


     (E) Average Recovery Rate
          i. Second Preceding Collection Period                         00.0%
         ii. Preceding Collection Period                                00.0%
         iii.Current Collection Period                                  00.0%
                                                                     ---------
         iv. Three Month Average                                        00.0%
          v. Trigger Indicator                                          0.00%
         vi. Trigger was not hit Action                                 None





                                        E-4

                                                                    EXHIBIT F


                                    FORM OF POLICY
                                    --------------

                                      [SEE TAB 7]






                                        F-1

                                                                     EXHIBIT G

                  FORM OF REPRESENTATION LETTER -- INITIAL PURCHASER
                  --------------------------------------------------
                                    (Non-Rule 144A)

Norwest Bank Minnesota, National Association
Sixth Street at Marquette Avenue
Minneapolis, Minnesota 55479-0069


ACC Receivables Corp.
Plaza del Mar
12526 High Bluff Drive, Suite 300
San Diego, California 92130


CS First Boston Corporation
55 East 52nd Street
Park Avenue Plaza
New York, New York  10055


               Re:    ACC Auto Grantor Trust 1996-B
                      6.90% Asset Backed Certificates, Class A

        The undersigned purchaser ("Purchaser") understands that the purchase of the above-referenced certificates (the "Certificates") may be made only by institutions which are "Accredited Investors" under Regulation D, as promulgated under the Securities Act of 1933, as amended (the "1933 Act"), which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies, and organizations described in Section 501(c)(3) of the Internal Revenue Code, corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the Certificates offered, with total assets in excess of $5,000,000. The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

Representations and Warranties
- ------------------------------
        Purchaser makes the following representations and warranties in order to permit the Trustee, ACC Receivables Corp. ("ACC Receivables"), and CS First Boston Corporation to determine its suitability as a purchaser of Certificates and to determine that the exemption from registration relied upon by ACC Receivables under Section 4(2) of the 1933 Act is available to it.



                                        G-1

        1. The execution and delivery of this Representation Letter has been duly authorized by the Purchaser by all necessary corporate action on its part, including due authorization and approval by the Board of Directors or other governing body of the purchaser.

        2. The Purchaser understands that the Certificates have not been and will not be registered under the 1933 Act in reliance upon the exemption provided in Section 4(2) of the 1933 Act or any other applicable exemption, that the Certificates have not and will not be registered or qualified under the securities or "blue sky" laws of any jurisdiction, that the Certificates may be resold (which resale is not currently contemplated) or otherwise transferred only if so registered or qualified or if an exemption from registration or qualification is available, that ACC Receivables is not required to register the Certificates and that any transfer must comply with Section 7.3 of the Pooling and Servicing Agreement relating to the Certificates.

        3. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificates.

        4. The Purchaser is a sophisticated institutional investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Certificates and is able to bear the economic risk of such investment. The Purchaser has been given such information concerning the Certificates, the underlying installment sale contracts and ACC Receivables as it has requested.

        5. The Purchaser is acquiring the Certificates as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property will at all times be and remain within its control.

        6. The Purchaser represents that either (a) it is not (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986, or (iii) an entity whose underlying assets are deemed to be assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity (any such entity described in clauses (i) through (iii), a "Benefit Plan Entity")* or (b) it is an insurance company general account and, pursuant

- ------------------
     * Do not include option (b) or (c) for acquisitions or transfers of a class of Certificates which has not been placed or underwritten by an entity which has an Underwriter Exemption (as described in Prohibited Transaction Class Exception 95-60) and do not include option (c) for acquisitions or transfers of Certificates that (i) evidence rights and interests that are subordinated to the rights and interests evidenced by other Certificates of the Trust, or (ii) occur at any time during which the Certificates being acquired or transferred are not rated in one of the top three rating categories of any rating agency that satisfies the requirements of Prohibited Transaction Exemption 89-90 and that
(a) is rating the Certificates as of the date hereof and (b) has been requested by the issuer of the Certificates to rate the Certificates.

to Section I of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), the acquisition and holding of the Class A Certificates and, pursuant to Section III of PTCE 95-60, the servicing, management and operation of the Trust are with respect to such Purchaser exempt from the "prohibited transaction" provisions of ERISA and the Code or (c) if the Purchaser is a Benefit Plan Entity, the following:

               (i) the Purchaser is not a Benefit Plan Entity with respect to an employee benefit plan sponsored by any member of the Restricted Group (as defined in the Private Placement Memorandum);

               (ii) either (A) the person who has discretionary authority or renders investment advice to the Purchaser with respect to the investment of plan assets in the Class A Certificates is not an Obligor (or an affiliate) with respect to the Receivables (as defined in the Private Placement Memorandum), or
(B) the person who has such discretionary authority or renders such investment advice is an Obligor (or an affiliate) with respect to less than 5 percent of the Receivables; and, immediately after the acquisition of the Class A Certificates, no more than 25 percent of the assets of the Purchaser are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity ; and

               (iii) the Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D pursuant to the 1933 Act.

        7. The Purchaser understands that such Certificate will bear a legend as set forth in the form of Certificate included in the Pooling and Servicing Agreement.

        8. The Purchaser agrees that it will obtain from any purchaser of the Certificates from it substantially the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 7 and in this paragraph 8.

        The representations and warranties contained herein will be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.


                                        G-3

        Executed at _____________________________, this __ day of _________,
199_.


________________________________
Purchaser's Name (Print)


By______________________________
  Signature


Its______________________________


________________________________
Address of Purchaser


________________________________
Purchaser's Taxpayer
Identification Number






                                        G-4

                                                                    EXHIBIT H


                             FORM OF REPRESENTATION LETTER
                             -----------------------------
                                      (Rule 144A)

Norwest Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0069


               Re:    ACC Auto Grantor Trust 1996-B
                      6.90% Asset Backed Certificates, Class A

Dear Sirs:

        ____________________________ (the "Purchaser") is today purchasing in a private resale from _________________________ (the "Seller") [$______________ in
aggregate principal amount (representing ___% interest) of]* the above captioned certificates (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 1996 among Cargill Financial Services Corporation, as Sponsor, ACC Receivables Corp., as seller (the "Company"), ACC Consumer Finance Corporation, as servicer ("Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

        In connection with the purchase of the Certificates, the Purchaser hereby represents and warrants to you as follows:

        1. The execution and delivery of this Representation Letter has been duly authorized by the Purchaser by all necessary corporate action on its part, including due authorization and approval by the Board of Directors or other governing body of the purchaser.

        2. The Purchaser understands that the Certificates have not been and will not be registered under the 1933 Act in reliance upon the exemption provided in Section 4(2) of the 1933 Act or any other applicable exemption, that the Certificates have not and will not be registered or qualified under the securities or "blue sky" laws of any jurisdiction, that the Certificates may be resold (which resale is not currently contemplated) or otherwise transferred only if so registered or qualified or if an exemption from registration or qualification is available, that ACC Receivables is not required to register the Certificates and that any transfer must comply with Section 7.3 of the Pooling and Servicing Agreement relating to the Certificates.

- --------------
   * Include bracketed language so long as Certificates are in book-entry form.



                                        H-1

        3. The Purchaser is acquiring the Certificates for its own account only for investment and not for any other person, and not with a view to, or for resale in connection with, a distribution that would constitute a violation of the 1933 Act or any state securities law (subject to the understanding that disposition of the Purchaser's property will remain at all times within its control). The Purchaser is not an affiliate of the Trustee, any custodian of the Certificates or the Company or any affiliate thereof.

        4. The Purchaser agrees that the Certificates must be held indefinitely by it unless (i) subsequently registered under the 1933 Act or (ii) an exemption from the registration requirements of the 1933 Act is available.

        5. The Purchaser agrees that if at some time it wishes to dispose of or exchange any of the Certificates, it will not transfer or exchange any of the Certificates unless such transfer or exchange is in accordance with the provisions of Section 7.3 of the Pooling and Servicing Agreement, dated as of June 1, 1996 among Cargill Financial Services Corporation, as sponsor, ACC Receivables Corp., as seller, ACC Consumer Finance Corporation, as servicer, and Norwest Bank Minnesota, National Association, as Trustee, Backup Servicer and Collateral Agent (the "Pooling and Servicing Agreement").

        6. The Purchaser is a qualified institutional buyer as defined in Rule 144A of the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2; it is aware that the sale to it is being made in reliance on Rule 144A; it is acquiring the Certificates for its own account or for the account of a qualified institutional buyer; it understands that such Certificates may be resold, pledged or transferred only
(i) to a person who the Seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A; or (ii) pursuant to another exemption from registration under the 1933 Act.

        7. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security of the Company to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate any interest in any Certificate or any other similar security of the Company with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificates under the 1933 Act or which would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law, require registration or qualification pursuant thereto, or require registration of the Trust under the Investment Company Act of 1940, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Certificates.

        8. The Purchaser represents that either (a) it is not (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to the provisions of Title I


                                        H-2
of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986, or (iii) an entity whose underlying assets are deemed to be assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity (any such entity described in clauses (i) through (iii), a "Benefit Plan Entity")* or (b) it is an insurance company general account and, pursuant to Section I of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), the acquisition and holding of the Class A Certificates and, pursuant to Section III of PTCE 95-60, the servicing, management and operation of the Trust are with respect to such Purchaser exempt from the "prohibited transaction" provisions of ERISA and the Code or (c) if the Purchaser is a Benefit Plan Entity, the following:

               (i) the Purchaser is not a Benefit Plan Entity with respect to an employee benefit plan sponsored by any member of the Restricted Group (as defined in the Private Placement Memorandum);

               (ii) either (A) the person who has discretionary authority or renders investment advice to the Purchaser with respect to the investment of plan assets in the Class A Certificates is not an Obligor (or an affiliate) with respect to the Receivables (as defined in the Private Placement Memorandum), or
(B) the person who has such discretionary authority or renders such investment advice is an Obligor (or an affiliate) with respect to less than 5 percent of the Receivables; and, immediately after the acquisition of the Class A Certificates, no more than 25 percent of the assets of the Purchaser are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity; and

               (iii) the Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D pursuant to the 1933 Act.

        9. The Purchaser understands that there is no market, nor is there any assurance that a market will develop, for the Certificates and that the Seller does not have any obligation to make or facilitate any such market (or to otherwise repurchase the Certificates from the Purchaser) under any circumstances.

        10. The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding

- ------------------
     * Do not include option (b) or (c) for acquisitions or transfers of a class of Certificates which has not been placed or underwritten by an entity which has an Underwriter Exemption (as described in Prohibited Transaction Class Exception 95-60) and do not include option (c) for acquisitions or transfers of Certificates that (i) evidence rights and interests that are subordinated to the rights and interests evidenced by other Certificates of the Trust, or (ii) occur at any time during which the Certificates being acquired or transferred are not rated in one of the top three rating categories of any rating agency that satisfies the requirements of Prohibited Transaction Exemption 89-90 and that
(a) is rating the Certificates as of the date hereof and (b) has been requested by the issuer of the Certificates to rate the Certificates.


                                        H-3
the tax consequences to it of ownership of the Certificates, is aware that its taxable income with respect to the Certificates in any accounting period may not correspond to the cash flow (if any) from the Certificates for such period, and is not purchasing the Certificates in reliance on any representations of the Seller or its counsel with respect to tax matters.

        11. The Purchaser has reviewed the Private Placement Memorandum (the "Memorandum") dated June 13, 1996, with respect to the Certificates, and the agreements and other materials referred to therein, and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Memorandum and to obtain additional information necessary to verify the accuracy and completeness of any information furnished to the Purchaser or to which the Purchaser had access.

        12. The Purchaser hereby further agrees to be bound by all the terms and conditions of the Certificates as provided in the Pooling and Servicing Agreement.

        13. If the Purchaser sells any of the Certificates, the Purchaser will obtain from any subsequent purchaser the same representations contained in this Representation Letter.

                                     Very truly yours,


Dated: ___________________           By:____________________________
                                        Name:






                                        H-4

                                                          Annex 1 to Exhibit H

               Qualified Institutional Buyer Status Under SEC Rule 144A
               --------------------------------------------------------
                       (Buyers other than investment companies)

Norwest Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0069


        Name of Buyer: ________________________________ ("Buyer")

        I hereby certify that as indicated below, I am the President, Chief Financial Officer, Senior Vice President or other executive officer of Buyer.

        In connection with purchases by Buyer from time to time, I hereby certify to you and, if you act as broker for one or more customers, to such customers, that Buyer is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) Buyer owned and/or invested on a discretionary basis $_______* in securities (except for the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) Buyer satisfies the criteria in the category marked below.

        Corporation, etc. Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
        Section 501(c)(3) of the Internal Revenue Code.

        Bank. Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        Savings and Loan. Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institution or is a foreign savings and loan association or equivalent institution and (b) has

- -----------------
     * Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                       H-A1-1
        an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        Broker-dealer. Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

        Insurance Company. Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

        State or Local Plan. Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees.

        ERISA Plan. Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        Investment Advisor. Buyer is an investment advisor registered under the Investment Advisers Act of 1940.

        The term "securities" as used herein does not include (i) securities of issuers that are affiliated with Buyer (ii) securities that are part of an unsold allotment to or subscription by Buyer (if Buyer is a dealer), (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

        For purposes of determining the aggregate of securities owned and/or invested on a discretionary basis by Buyer, Buyer used the cost of such securities to Buyer and did not include any of the securities referred to in the preceding paragraph.

        Further, in determining such aggregate amount, Buyer may have included securities owned by subsidiaries of Buyer, but only if such subsidiaries are consolidated with Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under Buyer's direction. However, such securities were not included if Buyer is a majority-owned, consolidated subsidiary of another enterprise and Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

        Buyer acknowledges that it is familiar with Rule 144A and understands that you and your customers (if you act as a broker for one or more customers)



                                       H-A1-2
are and will continue to rely on the statements made herein because one or more sales by you for your own account or your customer's account to Buyer may be in reliance on Rule 144A.

                                   Will Buyer be purchasing Rule 144A
      ___    ___                   securities only for Buyer's own account?
      Yes     No

        If the answer to this question is "no", Buyer agrees that, in connection with any purchase of securities sold to Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, Buyer agrees that Buyer will not purchase securities for a third party unless Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

        Buyer agrees to notify you of any changes in the information and conclusions herein. Until such notice is given to you, Buyer's purchase of securities from you, or through you from your customers, will constitute a reaffirmation of the foregoing certifications and acknowledgments as of the date of such purchase.

        Further, if Buyer is a bank or savings and loan as provided above, Buyer agrees that is will furnish you with updated annual financial statements promptly after they become available.

Date: ________________                      Very truly yours,


                                            ____________________________
                                            Print Name of Buyer

                                            By__________________________
                                                Name:
                                                Title:


                                       H-A1-3

                                                         Annex 2 to Exhibit H

Norwest Bank Minnesota, National Association
Norwest Center
Sixth Street at Marquette Avenue
Minneapolis, Minnesota 55479-0069


        Name of Buyer: ________________________________________ ("Buyer")

        Name of Investment Adviser: ____________________________ ("Adviser")

        I hereby certify that, as indicated below, I am the President, Chief Financial Officer or Senior Vice President of Buyer or, if Buyer is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), of Adviser.

        In connection with purchases by Buyer from time to time, I hereby certify to you and, if you act as broker for one or more customers, to such customers, that Buyer is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) Buyer is an investment company registered under the Investment Company Act of 1940 and (ii) as marked below, Buyer alone, or Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year.

_____ Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____ Buyer is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

For purposes of determining the amount of securities owned by Buyer or Buyer's Family of Investment Companies, I used the cost of such securities.

        The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

        The term "securities" as used herein does not include (i) securities of issuers that are affiliated with Buyer or are part of Buyer's Family of



                                       H-A2-1

Investment Companies, (ii) securities issued or guaranteed by the U.S., or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

        On behalf of Buyer, I acknowledge that Buyer is familiar with Rule 144A and understands that you and your customers (if you act as a broker for one or more customers) are and will continue to rely on the statements made herein because one or more sales to Buyer by you for your own account or your customer's account will be in reliance on Rule 144A. In addition, on behalf of Buyer, I agree that, in connection with any purchase of securities sold by or through you in reliance on Rule 144A, Buyer will only purchase for Buyer's own account.

        Finally, on behalf of Buyer or Adviser (as appropriate), I also agree to notify you of any changes in the information and conclusions herein. Until such notice is given to you, Buyer's purchase from time to time of securities from you, or through you from your customers, will constitute a reaffirmation of the foregoing certifications and acknowledgements by me as of the date of such purchase.

Date: _________________                     Very truly yours,


                                            ______________________________
                                            Name:
                                            Title:

                                            On behalf of:


                                            ______________________________
                                            Name of Buyer:

                                            or


                                            ______________________________
                                            Name of Adviser:


                                       H-A2-2

                                                                     EXHIBIT I


                       FORM OF PURCHASE AGREEMENT AND ASSIGNMENT
                       -----------------------------------------

                                     [SEE TAB 10]






                                        I-1

                                                                    EXHIBIT J


                          REQUEST BY THE SERVICER FOR RELEASE
                         OF RECEIVABLES AND RECEIVABLES FILES
                         ------------------------------------


TO:     Norwest Bank Minnesota, National Association,
          as Trustee
        Sixth Street and Marquette Avenue
        Minneapolis, MN  55479-0069
        Attention:  Corporate Trust Office


Gentlemen:

               In connection with the administration of the Receivables held by you as Trustee, under the Pooling and Servicing Agreement dated as of June 1, 1996 among Cargill Financial Services Corporation, as Sponsor, ACC Consumer Finance Corporation, as Servicer, ACC Receivables Corp., as Seller, and you, as Trustee, Backup Servicer and Collateral Agent, the undersigned requests the release of the Receivables and the related Receivables Files for the Receivables identified in the schedule attached to this Request.


                                            ACC CONSUMER FINANCE
                                              CORPORATION, as Servicer


                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________
                                            Date:_________________________

ACKNOWLEDGED BY:

NORWEST BANK MINNESOTA, NATIONAL
  ASSOCIATION, as Trustee


By:______________________
Name:____________________
Title:___________________
Date:____________________






                                        J-1

                                                                     EXHIBIT K


                     NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                              CORPORATE TRUST DEPARTMENT

                                   Schedule of Fees
                                          for
            Trustee, Paying Agent, Back-up Servicer and Loan File Custodian


                                      CARGILL/ACC
                         AUTOMOBILE SECURITIZATION TRANSACTION
                         -------------------------------------



I.      COUNSEL FEE:                                        $5,000.00 Capped

Fees for Counsel are guaranteed not to exceed the above amount and cover the review of both draft and final documentation. Fee includes an opinion that the Pooling and Servicing Agreement is a valid, binding and enforceable agreement of the Trustee. Should other opinions be required, notice will be given in advance concerning the billing of additional amounts. Fee payable at closing.



II.     ANNUAL ADMINISTRATION FEE:                            5 Basis Points

A fee for the administration of the Trust will be charged monthly on the outstanding principal balance at the beginning of the month as indicated above. This fee includes all responsibilities as Trustee, Paying Agent, Collateral Agent and Registrar as specified in the Pooling and Servicing Agreement.



III.    BACKUP SERVICING:                                     10 Basis Points

Fees for acting as Back-up Servicer on this transaction will be charged monthly on the outstanding principal balance at the beginning of the month as indicated above. Responsibilities include all Back-up Servicing duties as specified in the governing documents. Assumes reconciliation of monthly Servicer's statement and verification of Servicer's calculations.



IV      LOAN FILE CUSTODIAN:                    Covered in Administration Fee

Responsibilities include loan file safekeeping and substitution services for all loan files.




                                        K-1

                                EXHIBIT 10.51

                     SERVICER'S INDEMNIFICATION AGREEMENT
                     ------------------------------------


          Servicer's Indemnification Agreement between ACC Consumer Finance Corporation ("ACC") and CS First Boston Corporation, as Initial Purchaser (the "Initial Purchaser"), dated as of June 1, 1996.

          The Initial Purchaser and ACC Receivables Corp. (the "Company") are entering into an Initial Purchaser Agreement (the "Initial Purchaser Agreement") dated the date hereof, providing for the purchase by the Initial Purchaser of the 6.90% Asset Backed Certificates, Class A (the "Certificates") of the ACC Auto Grantor Trust 1996-B (the "Trust"). The Certificates represent beneficial interests in a pool of non-prime motor vehicle retail installment sale contracts (the "Receivables") secured by new and used automobiles and light duty trucks, sold by ACC to the Company pursuant to the Purchase Agreement and Assignment (the "Purchase Agreement") dated as of June 1, 1996. The Certificates, the 6.90% Asset Backed Certificates, Class B (the "Class B Certificates") and the Class C Certificates (the "Class C Certificates") of the Trust will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1996 among the Company as Seller, ACC as Servicer, and Norwest Bank Minnesota, National Association as Trustee. ACC will act as Servicer of the Receivables. This Servicer's Indemnification Agreement is being entered into by the parties hereto as a condition to the Initial Purchaser Agreement and to induce the Initial Purchaser to enter into the same. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchaser Agreement.


          1. REPRESENTATIONS AND WARRANTIES OF ACC. ACC represents and warrants to, and agrees with, the Initial Purchaser that:

                  (i) ACC has read and has assisted the Company in the preparation of a preliminary private placement memorandum (the "Preliminary Memorandum") and will read and will assist in the preparation of a final private placement memorandum (the "Memorandum"). Insofar as it relates to ACC and its operations and the Receivables, the Preliminary Memorandum contains, and the Memorandum will contain, all information material to an investor's decision to purchase the Certificates. At all times up to and including the Issuance Date (as defined in the Initial Purchaser Agreement), insofar as it relates to ACC and its operations and the Receivables, the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Memorandum made in reliance upon and in conformity with information furnished to ACC in writing by the Initial Purchaser, expressly for use therein.


                                  1

                  (ii) As of the Issuance Date, the representations and warranties of ACC in the Purchase Agreement and the Pooling and Servicing Agreement will be true and correct.

                  (iii) Neither ACC nor any affiliate of ACC nor anyone acting on behalf of ACC or any such affiliate, other than the Initial Purchaser, has, directly or indirectly, offered or sold, or attempted to offer or sell, any of the Receivables or any interest therein to, or solicited offers to buy any of the Receivables or any interest therein from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, except that ACC has negotiated the sale of the Receivables, the Class B Certificate and the Class C Certificate to the Company.

                  (iv) Neither ACC nor, to the best of its knowledge, any agent acting on its behalf, has taken or will take any action which would subject the sale of the Receivables or any interest therein to the provisions of Section 5 of the Securities Act of 1933, as amended (the "1933 Act") or to the registration provisions of any state securities laws of any applicable jurisdiction.

                  (v) The materials concerning ACC and its operations and the Receivables provided by or on behalf of ACC from time to time to holders of the Certificates or to prospective purchasers with respect to resales of Certificates pursuant to Rule 144A(d)(4) of the rules and regulations promulgated under the 1933 Act (the "Rules and Regulations") by the Securities and Exchange Commission (the "Commission"), when so provided, will not, insofar as they relate to ACC or the Receivables, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, insofar as they relate to ACC or the Receivables, in light of the circumstances under which they were made, not misleading.

                  (vi) Neither ACC nor any successor owner of the Receivables is required by virtue of ownership of the Receivables to be registered as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (vii) ACC will not apply the proceeds of the sale of the Receivables to purchase securities within the meaning of Regulation T promulgated by the Federal Reserve Board.

            The Initial Purchaser hereby acknowledges that ACC makes no representation or warranty as to the truth or accuracy of any information contained in the Preliminary Memorandum or the Memorandum that relates to the Company.




                                      2

            2.    CERTAIN AGREEMENTS OF ACC.  ACC agrees with you that:

            (a) During the term of the Initial Purchaser Agreement, neither ACC nor anyone acting on behalf of ACC, other than the Initial Purchaser, shall directly or indirectly, offer or sell, or attempt to offer, sell, or dispose of the Receivables or any interest therein to any person other than the Company.

            (b) ACC shall furnish or make available to the Initial Purchaser or its counsel such additional documents and information regarding ACC and its operations and other affairs and the Receivables as the Initial Purchaser may from time to time reasonably request, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Memorandum and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement; and all actions taken by ACC to authorize the sale and servicing of the Receivables shall be reasonably satisfactory in form and substance to the Initial Purchaser.

            (c) ACC shall, at all times upon request of a Purchaser or its advisers, or both, from the date hereof through the Issuance Date, (i) make available to each Purchaser or its advisers, or both, prior to acceptance of its purchase, such information (in addition to that contained in the Memorandum) concerning the offering, ACC, the Receivables and any other relevant matters as it possesses or can acquire without unreasonable effort or expense and (ii) provide each Purchaser or its advisers, or both, prior to acceptance of its purchase, the opportunity to ask questions of, and receive answers from, ACC with respect to such matters.

            (d) ACC agrees to provide any holder of Certificates or prospective purchasers of Certificates such information as may be required to render the Certificates eligible for resale pursuant to Rule 144A of the Rules and Regulations.

            (e) ACC shall cause its books and records to be marked to show that it has sold the Receivables, and from and after the Closing Date ACC shall not take any action inconsistent with its sale of the Receivables, other than as permitted by the Pooling and Servicing Agreement.

            (f) For a period from the date of this Agreement until the retirement of the Certificates, (i) ACC will furnish to the Initial Purchaser copies of each certificate and annual statement of compliance delivered to the Trustee pursuant to Article IV of the Pooling and Servicing Agreement and the


                                       3
annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to Article IV of the Pooling and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Trustee and (ii) on each Determination Date or as soon thereafter as practicable, ACC shall give notice substantially in the form of Exhibit A hereto by telecopy (212) 479-5502, Attention: Investment Banking Department, to the Initial Purchaser of the Pool Factor as of the Record Date.

            (g) So long as any of the Certificates are outstanding, ACC will furnish to the Initial Purchaser, by overnight mail as soon as practicable, all documents distributed to Certificateholders, and such other information concerning the Receivables as the Initial Purchaser may from time to time reasonably request.

            (h) To the extent, if any, that the ratings provided with respect to the Certificates by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. are conditional upon the furnishing of documents or the taking of any other actions by ACC, ACC shall furnish such documents and take any such other actions to the extent deemed reasonable by ACC.

            (i) ACC shall promptly notify you of any intention it or any of its affiliates may have to offer to one or more investors within six (6) months after the Issuance Date receivables for the purpose of issuing securities of a same or similar class as the Certificates (directly or through any trust) and shall not commence any such offering unless, if you shall notify it within two weeks after receipt of such notification that you request an opinion from counsel to ACC that such offering would not be integrated with the offering of the Certificates under the federal securities laws in a manner which would render unavailable the exemption from the registration provisions of the Act relied upon in making this offering of the Certificates, you shall have received such opinion.

            3. INDEMNIFICATION AND CONTRIBUTION. (a) ACC agrees (i) to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective officers, directors and employees of each such person, against any and all losses, claims, damages or liabilities to which they become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, private placement memorandum or prospectus, investor presentation materials or similar documents as approved by ACC prepared in connection with the activities of the Initial Purchaser pursuant to the Initial Purchaser Agreement, or in any revision or amendment of any thereof or in any supplement to any thereof (any such revision, amendment or supplement which has been approved by ACC collectively hereinafter referred to as the "Offering Materials"); or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not


                                       4
misleading, and (ii) to reimburse such indemnified party for reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that ACC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information or analysis (if any) furnished to ACC by the Initial Purchaser specifically for use in the Offering Materials.

          (b) The Initial Purchaser agrees to indemnify and hold harmless ACC, and each person who controls ACC within the meaning of either the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information or analysis furnished to ACC by the Initial Purchaser specifically for use in the Offering Materials and agrees to reimburse such indemnified party for reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) ACC shall in addition indemnify and hold harmless the Initial Purchaser for any losses, claim, damages, or liabilities to which they become subject in connection with the use in connection with the offering for resale of the Certificates of any materials which would constitute "computational materials", "collateral term sheets" or "structural term sheets" (collectively, "Computational Materials") under the Commission's "no-action letter" definitions of such terms as of the date hereof, except to the extent that any such losses, claims, damages or liabilities result from the negligence of Initial Purchaser in the preparation of such Computational Materials. Initial Purchaser shall indemnify and hold harmless ACC for any losses, claims, damages or liabilities which result from the negligence of the Initial Purchaser in the preparation of such Computational Materials, and provided that in no event shall the Initial Purchaser be liable to the Seller Parties under this paragraph (c) in an amount in excess of the Initial Purchaser's resale profit on its sale to the Purchasers.

            (d) Promptly after receipt by an indemnified party under this
Section 3 of notice of the commencement of any actual or written threatened action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3. notify the indemnifying


                                       5
party in writing of the commencement thereof; but the omission and/or delay so to notify the indemnifying party will not relieve the indemnifying party from any liability under this Section 3 (except to the extent the indemnifying party is prejudiced by such omission and/or delay). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnifying party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party, which consent shall not be unreasonably withheld) , and after notice from the indemnified party to such indemnified party of its election so to assume the defense thereof (except as set forth below), the indemnifying party will not be liable to such indemnified party under this Section 3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. If the indemnified party shall have reasonably concluded that a material conflict of interest exists between the indemnifying party and the indemnified party, then the indemnified party shall have the right to select separate counsel to assert such legal defenses. An indemnifying party shall not be liable for any settlement of any claim effected without its consent.

            (e) If the indemnification provided for in this Item 3 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by ACC on the one hand and the Initial Purchaser on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of ACC on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by ACC on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by




                                       6

ACC bear to the total underwriting discounts and commissions received by the Initial Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ACC or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchaser's obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f) ACC further agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not the Initial Purchaser is a party therein) unless ACC has given the Initial Purchaser reasonable prior written notice thereof and after consultation with the Initial Purchaser has used all efforts to obtain an unconditional release of the Initial Purchaser from all liability arising therefrom; PROVIDED, HOWEVER, that (i) ACC shall not be obligated to increase its liability and/or pay any monetary sums in order to obtain such release (ii) in the event such release of the Initial Purchaser is not obtained, ACC shall not be precluded from settling, compromising or consenting to the entry of any judgment in any pending or threatened action and (iii) any such release of liability of the Initial Purchaser shall not affect the Initial Purchaser's indemnification obligations to ACC hereunder.





                                       7

           (g) The Initial Purchaser further agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not ACC is a party therein) unless the Initial Purchaser has given ACC reasonable prior written notice thereof and after consultation with ACC has used all reasonable efforts to obtain an unconditional release of ACC from all liability arising therefrom; PROVIDED, HOWEVER, that (i) the Initial Purchaser shall not be obligated to increase its liability and/or pay any monetary sums in order to obtain such release, (ii) in the event such release of ACC is not obtained, the Initial Purchaser shall not be precluded from settling, compromising or consenting to the entry of any judgment in any pending or threatened action and (iii) any such release of liability of ACC shall not affect ACC's indemnification obligations to the Initial Purchaser hereunder.

            (h) Any settlement, compromise or consent to the entry of any judgment under subsection (e) or (f) shall not affect either party's indemnification obligations hereunder.

          4. NO TERMINATION. ACC agrees that it shall not terminate, amend or modify the Purchase Agreement or any portion thereof without the prior written consent of the Initial Purchaser.

            5. NOTICES. All communications hereunder will be in writing and, if sent to the Initial Purchaser, will be mailed, delivered or telegraphed and confirmed to the Initial Purchaser at CS First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention: Investment Banking Department, Transactions Advisory Group; if sent to ACC, will be mailed, delivered or telegraphed, and confirmed to it at 12750 High Bluff Drive, Suite 320, San Diego, California 92130, Attention: Gary S. Burdick.

          6. COUNTERPARTS. This Servicer's Indemnification Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one instrument.

          7. TERMS. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Initial Purchaser Agreement.





                                  8

          8. GOVERNING LAW. This Servicer's Indemnification Agreement shall be construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have entered into this Servicer's Indemnification Agreement as of the date first above written.


                              ACC CONSUMER FINANCE CORPORATION


                              By: _____________________________
                                  Name:  Gary S. Burdick
                                  Title: President



                              CS FIRST BOSTON CORPORATION


                              By: _____________________________
                                  Name:   Richard D'Albert
                                  Title:  Vice President











                                  9

                                EXHIBIT A

                     FORM OF SERVICER'S CERTIFICATE


CS FIRST BOSTON CORPORATION
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

          Re: Pooling and Servicing Agreement dated as of June 1, 1996 (the "Pooling and Servicing Agreement") among Cargill Financial Services Corporation, CC Receivables Corp., ACC Consumer Finance Corporation and Norwest Bank Minnesota, National ASSOCIATION,
               AS TRUSTEE


Ladies and Gentlemen:

            Determination Date to which this Certificate relates:

                  ________________________, 19__

            For Monthly Period ending on _________________, 19__

            1. The undersigned Servicing Officer does hereby certify that the Pool Factor is __________________________.

            2. Capitalized terms used in this Certificate shall have the same meanings as in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, I have hereunto set my hand as of the above referenced Determination Date.

                              ACC CONSUMER FINANCE CORPORATION


                              By:__________________________
                                    Servicing Officer




                                  10

                                 EXHIBIT 10.52


                                                            Execution Copy

==========================================================================

                                 INDEMNIFICATION AGREEMENT

                                           among

                            FINANCIAL SECURITY ASSURANCE INC.,
                             ACC CONSUMER FINANCE CORPORATION,
                                  ACC RECEIVABLES CORP.,
                          CARGILL FINANCIAL SERVICES CORPORATION
                                            and
                                CS FIRST BOSTON CORPORATION




                                 Dated as of June 1, 1996


                               ACC Auto Grantor Trust 1996-B
                         6.90% Asset Backed Certificates, Class A
                                      $43,233,000.00


==========================================================================

                             TABLE OF CONTENTS
                             -----------------

                                                                      Page
                                                                      ----

Section 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2.  Representations, Warranties and Agreements of Financial
            Security . . . . . . . . . . . . . . . . . . . . .  . . .   3

Section 3.  Representations, Warranties and Agreements of The
            Initial Purchaser . . . . . . . . . . . . . . . . . . . .   5

Section 4.  Representations, Warranties and Agreements of CFSC. . . .   6

Section 5.  Representations, Warranties and Agreements of ACC and
            the Company . . . . . . . . . . . . . . . . . . . . . . .   7

Section 6.  Indemnification . . . . . . . . . . . . . . . . . . . . .   7

Section 7.  Indemnification Procedures  . . . . . . . . . . . . . . .   8

Section 8.  Contribution . . . . . . . .. . . . . . . . . . . . . . .  10

Section 9.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . .  10



EXHIBIT A - Opinion of Assistant General Counsel

                         INDEMNIFICATION AGREEMENT
                         -------------------------


      INDEMNIFICATION AGREEMENT dated as of June 1, 1996, among FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), ACC CONSUMER FINANCE CORPORATION ("ACC"), ACC RECEIVABLES CORP. (the "Company"), CARGILL FINANCIAL SERVICES CORPORATION ("CFSC") and CS FIRST BOSTON CORPORATION (the "Initial Purchaser"):

      Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings provided below:

      "ACC" means ACC Consumer Finance Corporation, a Delaware corporation successor to, by merger of, ACC Consumer Finance
Corporation, a California corporation, previously named American Credit Corporation.

      "ACC Party" means any of ACC, its parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act) of any of the foregoing.

      "Agreement" means this Indemnification Agreement, as amended from time to time.

      "CFSC Information" has the meaning provided in Section 4 hereof.

      "CFSC Party" means any of CFSC, its parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act) of any of the foregoing.

      "Federal Securities Laws" means the Securities Act, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Public Utility Holding Company Act of 1935, each as amended from time to time, and the rules and regulations in effect from time to time under such Act.

      "Financial Security Agreements" means this Agreement, the Stock Pledge Agreement, the Spread Account Agreement and the Insurance
Agreement.

      "Financial Security Information" has the meaning provided in
Section 2(g) hereof.

      "Financial Security Party" means any of Financial Security, its parent, subsidiaries and affiliates, and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act) of any of the foregoing.


                                     1

      "Indemnified Party" means any party entitled to any indemnification pursuant to Section 4 hereof.

      "Indemnifying Party" means any party required to provide indemnification pursuant to Section 6 hereof.

      "Initial Purchaser Agreement" means the Initial Purchaser Agreement dated June 13, 1996, among ACC, the Company and the Initial Purchaser in respect of the Securities.

      "Initial Purchaser Information" has the meaning provided in Section 3(c) hereof.

      "Initial Purchaser Party" means any of the Initial Purchaser, its parent, subsidiaries and affiliates and any shareholder, director, officer, employee, agent of "controlling person" (as such term is used in the Securities Act) of any of the foregoing.

      "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of June 1, 1996, among Financial Security, the Company, ACC and CFSC.

      "Losses" means (a) any actual out-of-pocket damages incurred by the party entitled to indemnification or contribution hereunder, (b) any actual out-of-pocket costs or expenses incurred by such party, including reasonable fees or expenses of its counsel and other expenses incurred in connection with investigating or defending any claim, action or other proceeding which entitle such party to be indemnified hereunder (subject to the limitations set forth in Section 7 hereof), to the extent not paid, satisfied or reimbursed from funds provided by any other Person other than an affiliate of such party (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person), plus (c) interest on the amount paid by the party entitled to indemnification or contribution from the date of such payment to the date of payment by the party who is obligated to indemnify or contribute hereunder at the statutory rate applicable to judgments for breach of contract.

      "Offering Circular" means the Preliminary Private Placement
Memorandum dated June 11, 1996 and Private Placement Memorandum relating to the Securities dated June 13, 1996 and any amendment or supplement thereto.

      "Offering Document" means the Offering Circular and any other material or documents delivered by the Initial Purchaser to any Person in connection with the offer or sale of the Securities.

      "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other organization or entity (whether governmental or private).


                                     2

      "Policy" means the financial guaranty insurance policy delivered by Financial Security with respect to the Securities.

      "Securities" means the ACC Auto Grantor Trust 1996-B 6.90% Asset Backed Certificates, Class A, described in the Offering Circular and covered by the Policy.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Series 1996-B Supplement" means the Series 1996-B Supplement dated as of June 1, 1996 to the Spread Account Agreement, 1996, among the Seller, Financial Security, the Collateral Agent named therein and the trustees specified therein.

      "Spread Account Agreement" means the Master Spread Account Agreement dated as of June 1, 1995 among the Company, ACC, CFSC, the Collateral Agent and the Trustees specified therein, as amended and as supplemented by the Series 1995-B Supplement, the Series 1996-A Supplement and the Series 1996-B Supplement, and as such may be amended, supplemented or otherwise modified in accordance with the terms thereof.

      "Stock Pledge Agreement" means the Stock Pledge Agreement, dated as of June 1, 1995, among ACC, Financial Security and Norwest Bank
Minnesota, National Association.

      Section 2. Representations, Warranties and Agreements of Financial Security. Financial Security represents, warrants and agrees with the parties hereto as follows:

            (a) Organization, Etc. Financial Security is a stock insurance company duly organized, validly existing and authorized to transact financial guaranty insurance business under the laws of the State of New York.

            (b) Authorization, Etc. The Policy and the Financial Security Agreements have been duly authorized, executed and delivered by Financial Security.

            (c) Validity, Etc. The Policy and the Financial Security Agreements constitute valid and binding obligations of Financial Security, enforceable against Financial Security in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of Financial Security and to the application of general principles of equity and subject, in the case of this Agreement, to principles of public policy limiting the right to enforce the indemnification provisions contained herein.


                                     3

            (d) Exemption From Registration. The Policy is exempt from registration under the Securities Act.

            (e) No Conflicts. Neither the execution or delivery by Financial Security of the Policy or the Financial Security Agreements, nor the performance by Financial Security of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the bylaws of Financial Security nor result in a breach of, or constitute a default under, any material agreement or other instrument to which Financial Security is a party or by which any of its property is bound nor violate any judgment, order or decree applicable to Financial Security of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over Financial Security (except that, in the published opinion of the Securities and Exchange Commission, the indemnification provisions of this Agreement, insofar as they relate to indemnification for liabilities arising under the Securities Act, are against public policy as expressed in the Securities Act and are therefore unenforceable).

            (f) Financial Information. The consolidated balance sheets of Financial Security as of December 31, 1994 and December 31, 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for the fiscal years then ended and the interim consolidated balance sheet of Financial Security as of March 31, 1996, and the related statements of income, changes in shareholder's equity and cash flows for the interim period then ended, furnished by Financial Security to the Initial Purchaser for inclusion in the Offering Circular as Appendix C thereto, fairly present in all material respects the financial condition of Financial Security as of such dates and for such periods in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments) and since the date of the most current interim consolidated balance sheet referred to above there has been no change in the financial condition of Financial Security which would materially and adversely affect its ability to perform its obligations under the Policy

            (g) Financial Security Information. The information in the Offering Circular set forth under the caption "The Certificate Insurer" (as revised from time to time in accordance with the provisions hereof, the "Financial Security Information") is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such limited scope of disclosure, however, as of the date of the Offering Circular and as of the date hereof, the Financial Security Information does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein,

                                     4
      in the light of the circumstances under which they were made, not misleading.

            (h) Additional Information. Financial Security will furnish to the Initial Purchaser, CFSC or ACC, upon request of the Initial Purchaser, CFSC or ACC, as the case may be, copies of Financial Security's most recent financial statements (annual or interim, as the case may be) which fairly present in all material respects the financial condition of Financial Security as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied except as noted therein (subject, as to interim statements, to normal year-end adjustments). In addition, if the delivery of an Offering Circular relating to the Securities is required at any time prior to the expiration of nine months after the time of issue of the Offering Circular in connection with the offering or sale of the Securities, ACC or the Initial Purchaser will notify Financial Security of such requirement to deliver an Offering Circular and Financial Security will promptly provide the Initial Purchaser and CFSC with any revisions to the Financial Security Information that are in the judgment of Financial Security necessary to prepare an amended Offering Circular or a supplement to the Offering Circular.

            (i) Opinion of Counsel. Financial Security will furnish to the Initial Purchaser, ACC and CFSC on the closing date for the sale of the Securities an opinion of its Assistant General Counsel, to the effect set forth in Exhibit A attached hereto, dated such closing date and addressed to ACC, the Initial Purchaser and CFSC.

            (j) Consents and Reports of Independent Accountants. Financial Security will furnish to the Initial Purchaser, ACC and CFSC, upon request, as comfort from its independent accountants in respect of its financial condition, (i) at the expense of the Person specified in the Insurance Agreement, a copy of the Offering Circular, including either a manually signed consent or a manually signed report of Financial Security's independent accountants and
      (ii) the quarterly review letter by Financial Security's independent accountants in respect of the most recent interim financial statements of Financial Security.

Nothing in this Agreement shall be construed as a representation or warranty by Financial Security concerning the rating of its claims-paying ability by Moody's Investors Service, Inc. or Standard & Poor's Corporation or any other rating agency (collectively, the "Rating Agencies"). The Rating Agencies, in assigning such ratings, take into account facts and assumptions not described in the Offering Circular and the facts and assumptions which are considered by the Rating Agencies, and the ratings issued thereby, are subject to change over time.

      Section 3. Representations, Warranties and Agreements of the Initial Purchaser. The Initial Purchaser represents, warrants and agrees with the parties hereto as follows:

                                     5

            (a) Compliance With Laws. The Initial Purchaser will comply in all material respects with all legal requirements in connection with offers and sales of the Securities and make such offers and sales in the manner provided in the Offering Circular.

            (b) Offering Document. The Initial Purchaser will not use, or distribute to other broker-dealers for use, any Offering Document in connection with the offer and sale of the Securities unless such Offering Document includes such information as has been furnished by Financial Security for inclusion therein and the information therein concerning Financial Security has been approved by Financial Security in writing. Financial Security hereby consents to the information in respect of Financial Security included in the Offering Circular. Each Offering Document will include the following statement:

            "The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law."

      Each Offering Document including financial information with respect to Financial Security prepared in accordance with generally accepted accounting principles will include the following statement immediately preceding such financial information:

            "The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations."

            (c) Initial Purchaser Information. All material provided by the Initial Purchaser for inclusion in the Offering Circular (as revised from time to time, the "Initial Purchaser Information"), insofar as such information relates to the Initial Purchaser, is true and correct in all material respects. In respect of the Offering Circular, the Initial Purchaser Information is limited to the information set forth under the caption "Method of Distribution" in the Offering Circular.

      Section 4.        Representations, Warranties and Agreements of CFSC.
CFSC represents, warrants and agrees with the parties hereto that all material provided by CFSC for inclusion in the Offering Circular (as revised from time to time, "CFSC Information"), insofar as such information relates to CFSC, is true and correct in all material respects. In respect of the Offering Circular, CFSC Information is

                                     6
limited to the information set forth under the caption "The Sponsor" in the Offering Circular.

      Section 5. Representations, Warranties and Agreements of ACC and the Company. ACC represents, warrants and agrees, with respect to itself and with respect to the Company, and the Company represents, warrants and agrees with respect to itself, as follows:

            (a) The offer and sale of the Securities comply in all material respects with all requirements of law, including all applicable securities laws.

            (b) Without limitation of the representation set forth in (a) above, the Offering Circular does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made with respect to (i) the Initial Purchaser Information, (ii) the
      Financial Security Information and (iii) the CFSC Information.

      Section 6.        Indemnification.

            (a) Financial Security agrees, upon the terms and subject to the conditions provided herein, to indemnify, defend and hold harmless each ACC Party, each Initial Purchaser Party and each CFSC Party against (i) any and all Losses incurred by them with respect to the offer and sale of the Securities and resulting from Financial Security's breach of any of its representations, warranties or agreements set forth in Section 2 hereof and (ii) any and all Losses to which any ACC Party, Initial Purchaser Party or CFSC Party may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or result from an untrue statement of a material fact contained in any Offering Document or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Financial Security Information included therein in accordance with the provisions hereof.

            (b) The Initial Purchaser agrees, upon the terms and subject to the conditions provided herein, to indemnify, defend and hold harmless each Financial Security Party and each CFSC Party against
      (i) any and all Losses incurred by them with respect to the offer and sale of the Securities and resulting from the Initial Purchaser's breach of any of its representations, warranties or agreements set forth in Section 3 hereof and (ii) any and all Losses to which any Financial Security Party or CFSC Party may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or result from an untrue statement of a material fact contained in any Offering Document or the omission to

                                     7
      state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Initial Purchaser Information included therein.

            (c) CFSC agrees, upon the terms and subject to the conditions provided herein, to indemnify, defend and hold harmless each Financial Security Party, each ACC Party and each Initial Purchaser Party against (i) any and all Losses incurred by them with respect to the offer and sale of the Securities and resulting from CFSC's breach of any of its representations, warranties or agreements set forth in Section 4 hereof and (ii) any and all Losses to which any Financial Security Party, ACC Party or Initial Purchaser Party may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or result from an untrue statement of a material fact contained in any Offering Document or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in CFSC Information included therein.

            (d) Each of ACC and the Company, jointly and severally, agrees, upon the terms and subject to the conditions provided herein, to indemnify, defend and hold harmless each CFSC Party against any and all Losses incurred by them (i) by reason of any statement, omission or action (other than of or by any CFSC Party) in connection with the offering, issuance, sale or delivery of the Securities; (ii) resulting from the breach by ACC or the Company of any of its representations, warranties or agreements set forth in
      Section 5 hereof and (iii) under the Securities Act or otherwise, insofar as such Losses arise out of or result from an untrue statement of a material fact contained in any Offering Document or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any untrue statement or omission in the Financial Security Information or the CFSC Information included in any Offering Document.


            (e) Upon the incurrence of any Losses for which a party is entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

      Section 7. Indemnification Procedures. Except as provided below in Section 8 with respect to contribution, the indemnification provided herein by an Indemnifying Party shall be the exclusive remedy of any and all Indemnified Parties for the breach of a representation, warranty or agreement hereunder by an Indemnifying Party; provided, however, that each Indemnified Party shall be entitled to pursue any

                                     8
other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Indemnified Party to be indemnified under this Agreement, such party shall give the Indemnifying Party written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Indemnifying Party shall be entitled to participate in and, upon notice to the Indemnified Party, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses,
(ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and (B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all ACC Parties, one such firm for all Initial Purchaser Parties, one such firm for all CFSC Parties and one such firm for all Financial Security Parties, as the case may be, which firm shall be designated in writing by ACC in respect of the ACC Parties, by the Initial Purchaser in respect of the Initial Purchaser Parties, by CFSC in respect of the CFSC Parties and by Financial Security in respect of the Financial Security Parties. The Indemnifying Party shall not be liable for any settlement of any such claim or action unless the Indemnifying Party shall have consented thereto or be in default in its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is prejudicial to the position of the Indemnifying Party and then only to the extent of such prejudice.


                                     9

      Section 8.        Contribution.

      (a) To provide for just and equitable contribution if the indemnification provided by any Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the Losses arising from any breach of any of its representations, warranties or agreements contained in this Agreement on the basis of the relative fault of each of the parties as set forth in Section 8(b) below; provided, however, that an Indemnifying Party shall in no event be required to contribute to all Indemnified Parties an aggregate amount in excess of the Losses incurred by such Indemnified Parties resulting from the breach of representations, warranties or agreements contained in this Agreement.

      (b) The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any representations, warranties or agreements contained in this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

      (c) The parties agree that Financial Security shall be solely responsible for the Financial Security Information, the Initial
Purchaser shall be solely responsible for the Initial Purchaser
Information and CFSC shall be solely responsible for the CFSC
Information and that the balance of each Offering Document shall be the responsibility of ACC and the Company.

      (d) Notwithstanding anything in this Section 8 to the contrary, the Initial Purchaser shall not be required to contribute an amount in excess of the amount by which the total underwriting discounts and commissions received by the Initial Purchaser exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay in respect of any breach by the Initial Purchaser of its representations or warranties contained in Section 3 hereof.

      (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) (of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (f) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

      Section 9.        Miscellaneous.

      (a) Notices. All notices and other communications provided for under this Agreement shall be delivered to the address set forth below

                                    10
or to such other address as shall be designated by the recipient in a written notice to the other party or parties hereto:

      If to Financial Security:

                        Financial Security Assurance Inc.
                        350 Park Avenue
                        New York, NY 10022
                        Attention: Surveillance Department
                        Re: ACC Auto Grantor Trust, 6.90% Asset
                        Backed Certificates, Series 1996-B
                        Confirmation: (212) 826-0100
                        Facsimile Nos.: (212) 339-3518, (212)
                        339-3529
                        (in each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

    If to the Company:  ACC Receivables Corp.
                        Plaza del Mar
                        12526 High Bluff Drive
                        Suite 300
                        San Diego, CA 92130
                        Attention: Gary Burdick
                        Facsimile No.: (619) 755-8348
                        Confirmation: (619) 792-3506

      If to the Initial Purchaser:

                        CS First Boston Corporation
                        55 East 52nd Street, 39th Floor
                        New York, New York 10055
                        Attention: Transactions Advisory Group
                        Facsimile No: (212) 318-0532
                        Confirm No: (212) 909-2225

      If to CFSC:       Cargill Financial Services Corporation
                        6000 Clearwater Drive
                        Minnetonka, Minnesota 55343-9497
                        Attn: Structured Finance Funding Desk
                        Facsimile No.: 612-984-3844
                        Telephone No.: 612-984-3058

                                    11
      with a copy to:   Cargill Financial Services Corporation
                        6000 Clearwater Dr.
                        Minnetonka, MN 55343-9497
                        Attn: Law Department
                        Facsimile No.: 612-984-3898
                        Telephone No.: 612-984-6334

      If to ACC:        ACC Consumer Finance Corporation
                        12750 High Bluff Drive
                        Suite 320
                        San Diego, California 92130
                        Attention: Gary Burdick
                        Facsimile No:    (619) 793-6333
                        Confirmation: (619) 793-6000

      (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      (c) Assignments. This Agreement may not be assigned by any party without the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void.

      (d) Amendments. Amendments of this Agreement shall be in writing signed by each party hereto.

      (e) Survival, Etc. The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnifying Party, (ii) the issuance of the Securities or (iii) any termination of this Agreement or the Policy. The indemnification provided in this Agreement will be in addition to any liability which the parties may otherwise have and shall in no way limit any obligations of the parties to the Initial purchaser or the Insurance Agreement.

      (f) Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.


                                    12

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                              FINANCIAL SECURITY ASSURANCE INC.

                              By: /s/ Claire M. Robinson
                                 ---------------------------------
                                 Name: Claire M. Robinson
                                 Title: Managing Director


                              ACC CONSUMER FINANCE CORPORATION

                              By: /s/ Gary S. Burdick
                                 ---------------------------------
                                 Name:
                                 Title:

                              ACC RECEIVABLES CORP.


                              By: /s/ Gary S. Burdick
                                 ---------------------------------
                                 Name:
                                 Title:


                              CS FIRST BOSTON CORPORATION


                              By: /s/ [illegible]
                                 ---------------------------------
                                 Name:
                                 Title:

                              CARGILL FINANCIAL SERVICES
                              CORPORATION


                              By: /s/ [illegible]
                                 ---------------------------------
                                 Name:
                                 Title:


                                    13

                                    EXHIBIT A

                      OPINION OF ASSISTANT GENERAL COUNSEL

      Based upon the foregoing, I am of the opinion that:

      1. Financial Security is a stock insurance company duly organized, validly existing and authorized to transact financial guaranty insurance business under the laws of the State of New
York.

      2. The Policy and the Financial Security Agreements have been duly authorized, executed and delivered by Financial Security.

      3. The Policy and the Financial Security Agreements constitute valid and binding obligations of Financial Security, enforceable against Financial Security in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of Financial Security and to the application of general principles of equity and subject, in the case of the Indemnification Agreement, to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as they relate to indemnification for liabilities arising under applicable securities laws.

      4. The Policy is exempt from registration under the Securities Act of 1933, as amended (the "Act").

      5. Neither the execution or delivery by Financial Security of the Policy or the Financial Security Agreements, nor the performance by Financial Security of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the bylaws of Financial Security or violate any law or regulation, which violation would impair the binding effect or enforceability of the Policy or any of the Agreements or, to the best of my knowledge (after due inquiry), result in a breach of, or constitute a default under, any agreement or other instrument to which Financial Security is a party or by which it or any of its property is bound or, to the best of my knowledge (after due inquiry), violate any judgment, order or decree applicable to Financial Security of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over Financial Security (except that in the published opinion of the Securities and Exchange Commission the indemnification provisions of the Indemnification Agreement, insofar as they relate to indemnification for liabilities arising under the Act, are against public policy as expressed in the Act and are therefore unenforceable).


                                    A-1

      In addition, please be advised that I have reviewed the description of Financial Security under the caption "The Certificate Insurer" in the Private Placement Memorandum dated June 13, 1996 (the "Offering Document") of ACC with respect to the Securities. The information provided in the Offering Document with respect to Financial Security is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant under the Act in connection with the public offer and sale of securities of such registrant. Within such limited scope of disclosure, however, there has not come to my attention any information which would cause me to believe that the description of Financial Security referred to above, as of the date of the Offering Document or as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that I express no opinion with respect to any financial statements or other financial information contained or referred to therein).








                                       A-2

                                 EXHIBIT 10.54

                            SERIES 1996-B SUPPLEMENT


                           dated as of June 1, 1996,

                                     to the

                        MASTER SPREAD ACCOUNT AGREEMENT,


                           dated as of June 1, 1995,


                                     among


                             ACC RECEIVABLES CORP.


                       FINANCIAL SECURITY ASSURANCE INC.


                                      and


                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,


                       as Trustee and as Collateral Agent

                            TABLE OF CONTENTS

                                                                    Page
                                                                    ----

ARTICLE I    DEFINITIONS.............................................  2

      Section 1.1 Definitions........................................  2
      Section 1.2 Rules of Interpretation............................  7

ARTICLE II   CREDIT ENHANCEMENT FEE; SERIES
             SUPPLEMENTS; THE COLLATERAL.............................  7

      Section 2.1 Series 1996-B Credit Enhancement Fee...............  7
      Section 2.2 Series Supplements.................................  7
      Section 2.3 Grant of Security Interest by the Seller...........  8

ARTICLE III  SPREAD ACCOUNT..........................................  9

      Section 3.1 Establishment of Series 1996-B Spread Account;
                  Initial Spread Account Deposit.....................  9

ARTICLE IV   AMENDMENT TO SECTION 1.01...............................  9

      Section 4.1 Amendment to Section 1.01..........................  9

ARTICLE V    MISCELLANEOUS........................................... 10

      Section 5.1 Further Assurances................................. 10
      Section 5.2 Governing Law...................................... 10
      Section 5.3 Counterparts....................................... 10
      Section 5.4 Headings........................................... 10





                                  i

                        SERIES 1996-B SUPPLEMENT


             SERIES 1996-B SUPPLEMENT, dated as of JUNE 1, 1996 (the "Series 1996-B Supplement"), by and among ACC RECEIVABLES CORP., a Delaware corporation (the "Seller"), FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company ("Financial Security") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association in its capacities as Trustee under the Series 1996-B Pooling and Servicing Agreement referred to below, as agent for the Certificateholders with respect to Series 1996-B (the "Trustee") and as Collateral Agent (as defined below).

                                RECITALS
                                --------

             1. The parties hereto have previously entered into a Master Spread Account Agreement, dated as of June 1, 1995 (as amended or supplemented from time to time, the "Spread Account Agreement"), and, as contemplated by Section
2.02 of the Spread Account Agreement, this Series 1996-B Supplement constitutes a Series Supplement to the Spread Account Agreement so that hereafter this Series 1996-B Supplement shall form a part of the Spread Account Agreement for all purposes thereof, and all references herein and hereafter to the Spread Account Agreement shall mean the Spread Account Agreement, as supplemented hereby.

             2. ACC Auto Grantor Trust, 1996-B (the "Series 1996-B Trust") is being formed contemporaneously herewith pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1996 (the "Series 1996-B Pooling and Servicing Agreement"), among Cargill Financial Services Corporation, as Sponsor, the Seller, ACC Consumer Finance Corporation (successor to American Credit Corporation) ("ACC"), as Servicer and the Trustee, as Trustee, Backup Servicer and Collateral Agent.

             3. Pursuant to the Series 1996-B Pooling and Servicing Agreement, the Seller sold to the Series 1996-B Trust all of its right, title and interest in and to the Receivables and certain other Trust Property in exchange for the Series 1996-B Certificates.

             4. The Seller requested that Financial Security issue the Series 1996-B Policy to the Trustee to guarantee payment of the Guaranteed Distributions (as defined in such Policy) on each Distribution Date in respect of the Series 1996-B Certificates.






                                  1

             5. In partial consideration of the issuance of the Series 1996-B Policy, the Seller has agreed that Financial Security shall have certain rights as Controlling Party, to the extent set forth herein with respect to the Series 1996-B Trust.

             6. The Seller is a wholly owned special purpose subsidiary of ACC. The Series 1996-B Trust has agreed to pay a certain Credit Enhancement Fee to the Seller in consideration of the obligations of the Seller pursuant hereto in respect of the Series 1996-B Certificates and in consideration of the obligations of ACC pursuant to the Series 1996-B Insurance Agreement (such obligations forming part of the Series 1996-B Insurer Secured Obligations referred to herein). The Series 1996-B Insurer Secured Obligations form part of the consideration to Financial Security for its issuance of the Series 1996-B Policy.

             7. In order to secure the performance of the Series 1996-B Secured Obligations, to further effect and enforce the subordination provisions to which the Credit Enhancement Fee is subject, and in consideration of the receipt of the Credit Enhancement Fee, the Seller agreed to pledge the Series 1996-B Collateral as Collateral to the Collateral Agent for the benefit of Financial Security and for the benefit of the Trustee on behalf of the Trust, upon the terms and conditions set forth herein.

                               AGREEMENTS
                               ----------

             In consideration of the premises, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                ARTICLE I

                               DEFINITIONS

             Section 1.1 Definitions. All terms defined in Section 1.1 of the Series 1996-B Pooling and Servicing Agreement shall have the same meaning with respect to this Series 1996-B Supplement. The following terms shall have the following respective meanings:

             "Controlling Party" means with respect to Series 1996-B, the Person designated as the Controlling Party pursuant to Section 6.01 of the Spread Account Agreement.

             "CSFC" means Cargill Financial Services Corporation, a Delaware corporation.





                                  2

             "Cumulative Default Rate" means with respect to any Distribution Date, a fraction expressed as a percentage (i) the numerator of which is the sum of (a) the aggregate of the Principal Balances (as of the related Record Date) of all Receivables which became Defaulted Receivables, (b) the aggregate of the Principal Balances (as of the related repurchase date) of Receivables that became Purchased Receivables that were 30 days or more delinquent with respect to all or any portion of a Scheduled Payment at the time of such repurchase and which were purchased during the period from the Cut-off Date through the end of the preceding Collection Period and (ii) the denominator of which is equal to the Series 1996-B Cut-off Date Principal Balance.

             "Cumulative Loss Rate" means, as of any Distribution Date, a fraction, expressed as a percentage, the numerator of which is equal to (i) the sum of (a) the aggregate of the Principal Balances as of the related Record Date of all Receivables that became Liquidated Receivables, and (b) the amount of any Cram Down Losses less (ii) the Liquidation Proceeds received by the Trust with respect to Receivables which became Liquidated Receivables and which were purchased during the period from the Cut-off Date through the end of the preceding Collection Period, and the denominator of which is equal to the Series 1996-B Cut-off Date Principal Balance.

             "Deemed Cured" means that, as of a Determination Date immediately following the last calendar month of a Determination Period, no Trigger Event has occurred and no Trigger Event has occurred at any time during the immediately preceding Determination Period.

             Determination Period" means the period from and including the first day and to and including the last day of each of the following:

Time Period

Closing Date through November 30, 1996
December 1, 1996 through February 28, 1997
March 1, 1997 through May 31, 1997
June 1, 1997 through August 31, 1997
September 1, 1997 through November 30, 1997
December 1, 1997 through February 28, 1998
March 1, 1998 through May 31, 1998
June 1, 1998 through August 31, 1998
September 1, 1998 through November 30, 1998
December 1, 1998 through February 28, 1999
March 1, 1999 through May 31, 1999
June 1, 1999 through August 31, 1999
September 1, 1999 through November 30, 1999
December 1, 1999 through February 29, 2000
March 1, 2000 through May 31, 2000



                                  3

Time Period
- -----------

June 1, 2000 through the Final Scheduled Distribution Date

             "Requisite Amount" means, with respect to Series 1996-B as of any Determination Date after giving effect to any Principal Distribution to be made on the related Distribution Date, the greater of (a) the lesser of (i) 2% of the initial Certificate Balance and (ii) the greater of (A) the Certificate Balance and (B) $100,000 and (b) (i) if no Trigger Event shall exist as of such Determination Date, and no Insurance Agreement Event of Default shall have occurred as of such Determination Date, (A) 7% of the Certificate Balance, or
(B) in the absence of vendors single interest insurance with respect to Series 1996-B, 8.5% of the Certificate Balance; (ii) if a Trigger Event shall have occurred as of such Determination Date (and until such Trigger Event is Deemed Cured) and no Insurance Agreement Event of Default shall have occurred as of such Determination Date, 13% of the Certificate Balance; or (iii) if an Insurance Agreement Event of Default shall have occurred as of such Determination Date, an unlimited amount.

             "Security Interests" means, with respect to the Series 1996-B Certificates, the security interests and Liens in the Series 1996-B Collateral granted pursuant to this Series 1996-B Supplement.

             "Series 1996-B" means the supplemental Series contemplated by the Spread Account Agreement and established pursuant to the Series 1996-B Pooling and Servicing Agreement.

             "Series 1996-B Certificates" means the Certificates issued on the date hereof pursuant to the Series 1996-B Pooling and Servicing Agreement (any such Class of Certificates referred to herein as "Series 1996-B Class A Certificates," "Series 1996-B Class B Certificates," or "Series 1996-B Class C Certificates").

             "Series 1996-B Collateral" has the meaning specified in Section 2.3(a) hereof.

             "Series 1996-B Credit Enhancement Fee" means the amount distributable on each Distribution Date pursuant to Section 5.5(b)(vi) of the Series 1996-B Pooling and Servicing Agreement.

             "Series 1996-B Initial Spread Account Deposit" means zero dollars with respect to Series 1996-B.

             "Series 1996-B Insurance Agreement" means the Insurance Agreement related to the Series 1996-B Class A Certificates.





                                  4

             "Series 1996-B Insurer Secured Obligations" means, with respect to Series 1996-B, all amounts and obligations which may at any time be owed to or on behalf of Financial Security (or any agents, accountants or attorneys for Financial Security) under the Series 1996-B Insurance Agreement or under any Transaction Document, regardless of whether such amounts are owed now or in the future, whether liquidated or unliquidated, contingent or non-contingent.

             "Series 1996-B Policy" means the financial guaranty insurance policy issued by Financial Security with respect to the Series 1996-B Class A Certificates.

             "Series 1996-B Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of June 1, 1996, among CFSC, as sponsor, the Seller, ACC, as Servicer, and Norwest Bank Minnesota, National Association, as Trustee (in such capacity referred to herein as "Trustee"), as Backup Servicer (in such capacity, the "Backup Servicer") and as Collateral Agent (in such capacity, the "Collateral Agent"), as such agreement may be supplemented, amended or modified from time to time.

             "Series 1996-B Secured Obligations" means the Series 1996-B Insurer Secured Obligations and the Series 1996-B Trustee Secured Obligations.

             "Series 1996-B Spread Account" means the Spread Account established pursuant to Section 3.1(a) hereof.

             "Series 1996-B Supplement" means this Series 1996-B Supplement which constitutes a Series Supplement to the Spread Account Agreement

             "Series 1996-B Trustee" means Norwest Bank Minnesota, National Association, not in its individual capacity but solely as Trustee, or its successor in interest, and any successor Trustee appointed as provided in the Series 1996-B Pooling and Servicing Agreement.

             "Series 1996-B Trustee Secured Obligations" means, with respect to Series 1996-B, all amounts and obligations which ACC or the Seller may at any time owe to or on behalf of the Trustee, the Trust or the Certificateholders under the Series 1996-B Pooling and Servicing Agreement.

             "Trigger Event" means, with respect to Series 1996-B, as of any Determination Date with respect to Series 1996-B that any one of the following events shall have occurred and shall not have terminated or be Deemed Cured:

             (a) the Average Delinquency Ratio as of any Determination Date shall be equal to or greater than 6.00%;




                                  5

             (b) the Cumulative Default Rate with respect to a Determination Date shall be equal to or greater than the Cumulative Default Rate for the time period, each as listed below, in which such Determination Date occurs:


                                                                    Cumulative
Time Period                                                        Default Rate
- -----------                                                        ------------
Closing Date through November 30, 1996                                 6.00%
December 1, 1996 through February 28, 1997                             8.00%
March 1, 1997 through May 31, 1997                                    10.00%
June 1, 1997 through August 31, 1997                                  12.00%
September 1, 1997 through November 30, 1997                           14.00%
December 1, 1997 through February 28, 1998                            15.00%
March 1, 1998 through May 31, 1998                                    16.00%
June 1, 1998 through August 31, 1998                                  17.00%
September 1, 1998 through November 30, 1998                           18.00%
December 1, 1998 through February 28, 1999                            19.00%
March 1, 1999 through May 31, 1999                                    20.00%
June 1, 1999 through August 31, 1999                                  20.50%
September 1, 1999 through November 30, 1999                           21.00%
December 1, 1999 through February 29, 2000                            21.50%
March 1, 2000 through May 31, 2000                                    21.80%
June 1, 2000 through the Final Scheduled Distribution Date            22.00%

             (c) the Cumulative Loss Rate with respect to a Distribution Date shall be equal to or greater than the Cumulative Loss Rate for the time period, each as listed below, in which such Distribution Date occurs:


                                                                   Cumulative
Time Period                                                        Loss Rate
- -----------                                                        ---------
Closing Date through November 30, 1996                                 3.00%
December 1, 1996 through February 28, 1997                             4.00%
March 1, 1997 through May 31, 1997                                     5.00%
June 1, 1997 through August 31, 1997                                   6.00%
September 1, 1997 through November 30, 1997                            7.00%
December 1, 1997 through February 28, 1998                             7.50%
March 1, 1998 through May 31, 1998                                     8.00%
June 1, 1998 through August 31, 1998                                   8.50%
September 1, 1998 through November 30, 1998                            9.00%
December 1, 1998 through February 28, 1999                             9.50%
March 1, 1999 through May 31, 1999                                    10.00%
June 1, 1999 through August 31, 1999                                  10.25%
September 1, 1999 through November 30, 1999                           10.50%




                                  6

                                                                   Cumulative
Time Period                                                        Loss Rate
- -----------                                                        ---------
December 1, 1999 through February 29, 2000                            10.75%
March 1, 2000 through May 31, 2000                                    10.90%
June 1, 2000 through the Final Scheduled Distribution Date            11.00%

             Section 1.2 Rules of Interpretation. The terms "hereof," "herein," "hereto" or "hereunder," unless otherwise modified by more specific reference, shall refer to this Series 1996-B Supplement. Unless otherwise indicated in context, the terms "Article," "Section," or "Exhibit" shall refer to an Article or Section of, or Exhibit to, this Series 1996-B Supplement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term. A term defined herein and used herein preceded by a Series designation, shall mean such term as it relates to the Series designated.


                               ARTICLE II

       CREDIT ENHANCEMENT FEE; SERIES SUPPLEMENTS; THE COLLATERAL

             Section 2.1 Series 1996-B Credit Enhancement Fee. The Series 1996-B Pooling and Servicing Agreement provides for the payment to the Seller of the Series 1996-B Credit Enhancement Fee, to be paid to the Seller by distribution of such amounts to the Collateral Agent for deposit and distribution pursuant to this Agreement. The Seller hereby agrees that payment of the Series 1996-B Credit Enhancement Fee in the manner and subject to the conditions set forth herein and in the Series 1996-B Pooling and Servicing Agreement is adequate consideration and the exclusive consideration to be received by the Seller for the obligations of the Seller pursuant hereto (including, without limitation, the transfer by the Seller to the Collateral Agent of the Series 1996-B Initial Spread Account Deposit) and pursuant to the Series 1996-B Insurance Agreement. The Seller hereby agrees with the Trustee and with Financial Security that payment of the Series 1996-B Credit Enhancement Fee to the Seller is expressly conditioned on subordination of the Series 1996-B Credit Enhancement Fee to payments on the senior Series 1996-B Certificates, payments of amounts due to Financial Security and the other obligations of the Trust, in each case to the extent provided in Section 5.5 of the Series 1996-B Pooling and Servicing Agreement, as applicable, and Section 3.03 of the Spread Account Agreement, and the Security Interests of the Secured Parties in the Series 1996-B Collateral is intended to effect and enforce such subordination and to provide security for the Series 1996-B Secured Obligations.

             Section 2.2 Series Supplements. As provided in and subject to the conditions specified in Section 2.02 of the Spread Account Agreement, the




                                  7
parties hereto are entering into this Series 1996-B Supplement with respect to the Series 1996-B Certificates.

             Section 2.3  Grant of Security Interest by the Seller.

             (a) In order to secure the performance of the Series 1996-B Secured Obligations, the Series 1996-A Secured Obligations, the Series 1995-A Secured Obligations and the Series 1995-B Secured Obligations, to the extent provided herein and in the Spread Account Agreement, the Seller hereby pledges, assigns, grants, transfers and conveys to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, a lien on and security interest in (which lien and security interest is intended to be prior to all other Liens), all of its right, title and interest in and to the following (all being collectively referred to herein as the "Series 1996-B Collateral" and constituting Collateral hereunder):

                (i) the Series 1996-B Credit Enhancement Fee and all rights and remedies that the Seller may have to enforce payment of the Series 1996-B Credit Enhancement Fee whether under the Series 1996-B Pooling and Servicing Agreement or otherwise;

               (ii) the Series 1996-B Spread Account established pursuant to
      Section 3.1 hereof, and each other account owned by the Seller and maintained by the Collateral Agent (including, without limitation, the Initial Spread Account Deposit and all additional monies, checks, securities, investments and other documents from time to time held in or evidencing any such accounts);

              (iii) all of the Seller's right, title and interest in and to investments made with proceeds of the property described in clauses (i) and (ii) above, or made with amounts on deposit in the Series 1996-B Spread Account;

               (iv) all distributions, revenues, products, substitutions, benefits, profits and proceeds, in whatever form, of any of the foregoing;

                (v)  the Series 1995-A Collateral;

               (vi)  the Series 1995-B Collateral; and

              (vii)  the Series 1996-A Collateral.

             (b) In order to effectuate the provisions and purposes of this Series 1996-B Supplement, including for the purpose of perfecting the security interests granted hereunder, the Seller represents and warrants that it has, prior to the execution of this Series 1996-B Supplement, executed and filed an appropriate Uniform Commercial Code financing statement in California and Minnesota sufficient to ensure that the Collateral

Agent, as agent for the Secured Parties, has a first priority perfected security interest in all Series 1996-B Collateral which can be perfected by the filing of a financing statement.


                               ARTICLE III

                             SPREAD ACCOUNT

             Section 3.1 Establishment of Series 1996-B Spread Account; Initial Spread Account Deposit.

             (a) On or prior to the Closing Date relating to the Series 1996-B Certificates, the Collateral Agent shall establish with respect to Series 1996-B, at its office or at another depository institution or trust company, an Eligible Account, designated "Spread Account-Series 1996-B-Norwest Bank Minnesota, National Association, as Collateral Agent for Financial Security and another Secured Party" (the "Series 1996-B Spread Account").

             (b) On the Closing Date with respect to Series 1996-B, the Collateral Agent shall deposit the Initial Spread Account Deposit with respect to Series 1996-B received from the Seller into the Series 1996-B Spread Account.


                               ARTICLE IV

                        AMENDMENT TO SECTION 1.01

             Section 4.1 Amendment to Section 1.01. The definition of "Delinquency Claim Date" in Section 1.01 is hereby amended and restated to read as follows:

             "Delinquency Claim Date" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date, provided, however, that if the Servicer's certificate to be delivered pursuant to Section 4.9 of the Series 1996-B Pooling and Servicing Agreement is not delivered until the third Business Day immediately preceding such Distribution Date, then the Deficiency Claim Date shall be the third Business Day immediately preceding such Distribution Date.







                                  9

                                ARTICLE V

                              MISCELLANEOUS

             Section 5.1 Further Assurances. Each party hereto shall take such action and deliver such instruments to any other party hereto, in addition to the actions and instruments specifically provided for herein, as may be reasonably requested or required to effectuate the purpose or provisions of this Series 1996-B Supplement or to confirm or perfect any transaction described or contemplated herein.

             Section 5.2 Governing Law. This Series 1996-B Supplement shall be governed by and construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of New York.

             Section 5.3 Counterparts. This Series 1996-B Supplement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

             Section 5.4 Headings. The headings of sections and paragraphs and the Table of Contents contained in this Series 1996-B Supplement are provided for convenience only. They form no part of this Series 1996-B Supplement and shall not affect its construction or interpretation.





                                  10

             IN WITNESS WHEREOF, the parties hereto have executed this Series 1996-B Supplement as of the date set forth on the first page hereof.


                              ACC RECEIVABLES CORP.


                              By_____________________________
                                Name:  Gary S. Burdick
                                Title: President


                             FINANCIAL SECURITY ASSURANCE INC.


                              By_____________________________
                                Name:  Claire M. Robinson
                                Title: Managing Director



                              NORWEST BANK MINNESOTA, NATIONAL
                              ASSOCIATION, as Trustee


                              By_____________________________
                                Name:  Michael G. Luger
                                Title: Corporate Trust Officer


                              NORWEST BANK MINNESOTA, NATIONAL
                              ASSOCIATION, as Collateral Agent


                              By______________________________
                                Name:  Michael G. Luger
                                Title: Corporate Trust Officer












                                  11

              (Signature page for Series 1996-B Supplement)





                                  12

                              EXHIBIT 10.55


                      ACKNOWLEDGEMENT AND ASSIGNMENT
                      ------------------------------

            This Acknowledgement and Assignment is made as of the 31st day of May, 1996 (this "Assignment"), by and between ACC CONSUMER FINANCE CORPORATION, a Delaware corporation (the "Assignor"), and OFL-A
RECEIVABLES CORP., a Delaware corporation (the "Assignee").

            WHEREAS, the parties hereto desire to acknowledge certain circumstances relating to the ownership of the Contracts; and

            WHEREAS, the Assignor desires to transfer to the Assignee and the Assignee desires to purchase from the Assignor all of the Assignor's right, title and interest in and to the Contracts.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, the Assignor and the Assignee intending to be legally bound, hereby agree as follows:

      Section 1.        Acknowledgement.

            The parties hereto acknowledge as follows:

                  (a) Due to administrative or clerical error, the Assignor is listed as the lienholder on the certificates of title for the vehicles financed pursuant to the Contracts.

                  (b) The Assignor holds mere record title for the Assignee as the beneficial owner of the liens on such vehicles and will continue to hold such record title as the nominee, agent and bailee for and on behalf of the Assignee.

                  (c) Other than pursuant to this Assignment, the Assignor has not granted or assigned any lien with respect to such vehicles.

      Section 2.        Assignment.

            The Assignor hereby sells, transfers, assigns and otherwise conveys to the Assignee without recourse all right, title and interest of the Assignor in and to the Contracts.

            For purposes of this Assignment, "Contracts" means (i) those contracts listed on Schedule I hereto where the Assignor is listed as the lienholder on the certificates of title for the vehicles financed pursuant to such Contracts, (ii) the Assignor's interest in the security interests in the related vehicles granted by the obligors pursuant to such contracts listed on Schedule I hereto where the Assignor is listed as the lienholder on the certificates of title for the vehicles financed pursuant to such Contracts, (iii) any related insurance policies and (iv) any other related documents.

            IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the date first written above.


                                   ACC CONSUMER FINANCE
                                   CORPORATION,
                                   as Assignor


                                   By: /s/ Gary S. Burdick
                                      -----------------------------
                                      Name:   Gary S. Burdick
                                      Title:  President






                                     2

                                 EXHIBIT 10.56







                               PRESIDENTIAL CIRCLE

                              STANDARD OFFICE LEASE

                                    INDEX TO

                               PRESIDENTIAL CIRCLE

                              STANDARD OFFICE LEASE

LEASE                                                                  Page No.
                                                                       --------
 BASIC LEASE INFORMATION RIDER.............................................I

 1.     PREMISES; COMMON AREAS.............................................1

 2.     LEASE TERM; LEASE DATE.............................................1

 3.     RENT...............................................................1

 4.     SECURITY DEPOSIT; SECURITY INTEREST................................5

 5.     USE................................................................7

 6.     ACCEPTANCE OF PREMISES; LANDLORD'S WORK............................8

 7.     PARKING............................................................9

 8.     BUILDING SERVICES.................................................10

 9.     SECURITY..........................................................12

 10.    REPAIRS, MAINTENANCE AND UTILITIES................................13

 11.    TENANT'S ALTERATIONS..............................................14

 12.    LANDLORD'S ADDITIONS AND ALTERATIONS..............................17

 13.    ASSIGNMENT AND SUBLETTING.........................................17

 14.    TENANT'S INSURANCE COVERAGE.......................................24

 15.    LANDLORD'S INSURANCE COVERAGE.....................................25

 16.    WAIVER OF RIGHT OF RECOVERY.......................................25

 17.    DAMAGE OR DESTRUCTION BY CASUALTY.................................26

 18.    CONDEMNATION AND EMINENT DOMAIN...................................27

 19.    LIMITATION OF LANDLORD'S LIABILITY; INDEMNIFICATION...............28

 20.    RELOCATION OF TENANT..............................................29

 21.    COMPLIANCE WITH LAWS AND PROCEDURES...............................30

 22.    RIGHT OF ENTRY....................................................30

 23.    DEFAULT...........................................................30

 24.    LANDLORD'S REMEDIES FOR TENANT'S DEFAULT..........................32

 25.    LANDLORD'S RIGHT TO PERFORM FOR TENANT'S ACCOUNT..................33

 26.    LIENS.............................................................33

 27.    NOTICES...........................................................33

 28.    MORTGAGE; ESTOPPEL CERTIFICATE; SUBORDINATION.....................34

 29.    MODIFICATIONS.....................................................36

 30.    TRANSFER BY LANDLORD..............................................36

 31.    SURRENDER OF PREMISES; HOLDING OVER...............................36

 32.    NO WAIVER;, CUMULATIVE REMEDIES...................................37

 33.    WAIVER............................................................38

 34.    CONSENTS AND APPROVALS............................................38

 35.    RULES AND REGULATIONS.............................................39

 36.    SUCCESSORS AND ASSIGNS............................................39

 37.    QUIET ENJOYMENT...................................................39

 38.    ENTIRE AGREEMENT..................................................39

 39.    HAZARDOUS MATERIALS...............................................39

 40.    BANKRUPTCY PROVISIONS.............................................41

 41.    FAILURE TO GIVE POSSESSION........................................43

 42.    DELIVERY OF GUARANTY..............................................43

 43.    MISCELLANEOUS.....................................................43

EXHIBIT(S)
        Exhibit "A" Floor Plan
        Exhibit "B" Work Letter
        Exhibit "C" Rules and Regulations

GUARANTY
                   N/A
        ----------------------------

                          Basic Lease Information Rider
                               Presidential Circle
                              Standard Office Lease

Preamble         Date of Lease: June 11, 1996

Preamble         Landlord:  COLONY PRESIDENTIAL PARTNERS, L.P.

Preamble Tenant: ACC Consumer Finance Corporation, a Delaware corporation

Section 1 Premises: Suite 445-S, as shown on Exhibit "A", of Presidential Circle, 4000 Hollywood Boulevard,
                 Hollywood, Florida 33021 (Presidential Circle together with the parking facilities included therein are collectively referred to as the "Building").

Section 1 Net Rentable Area of Premises 1,662 square feet, (based on a usable square footage of approximately 1,445 square feet and a common area factor of 15%): which Net Rentable Area (and usable square feet and common area factor) is stipulated and agreed to by parties.

Section 2 Commencement Date: As defined in the Work Letter Agreement attached to this Lease as Exhibit "B".

Section 2        Expiration Date:  Five (5) years after Commencement
                 Date.

Section 2        Lease Term:  Five (5) years.

Section 3 Base Rent in the First Lease Year shall be Twenty Four Thousand Nine Hundred Thirty and 00/100 Dollars ($24,930.00) per annum, or Fifteen and 00/100 Dollars ($15.00) per square foot of Net Rentable Area of the Premises, payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Two Thousand Seventy Seven and 50/100 Dollars ($2,077.50) each together with applicable sales tax and applicable local taxes, beginning on the Commencement Date. Notwithstanding the foregoing, the first payment of Base Rent due hereunder shall be paid by Tenant on the date on which this Lease has been signed by Tenant. Each year commencing on the Commencement Date (or commencing on the first day of the first month following the Commencement Date if the Commencement Date is other than the first day of the month, in

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                              Page 474 of 606
                 which event the First Lease Year shall include the period between the Commencement Date and the first month thereafter) or anniversary thereof is hereafter referred to as a "Lease Year."

                 Base Rent in the Second Lease Year shall be Twenty Five Thousand Nine Hundred Twenty Seven and 20/100 Dollars ($25,927.20) per annum, or Fifteen and 60/100 Dollars ($15.60) per square foot of Net Rentable Area of the Premises, payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Two Thousand One Hundred Sixty and 60/100 Dollars ($2,160.60) each together with applicable sales tax and applicable local taxes.

                 Base Rent in the Third Lease Year shall be Twenty Six Thousand Nine Hundred Seventy Four and 26/100 Dollars ($26,974.26) per annum, or Sixteen and 23/100 Dollars ($16.23) per square foot of Net Rentable Area of the Premises, payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Two Thousand Two Hundred Forty Seven and 86/100 Dollars ($2,247.86) each together with applicable sales tax and applicable local taxes.

                 Base Rent in the Fourth Lease Year shall be Twenty Eight Thousand Fifty Four and 56/100 Dollars ($28,054.56) per annum, or Sixteen and 88/100 Dollars ($16.88) per square foot of Net Rentable Area of the Premises, payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Two Thousand Three Hundred Thirty Seven and 88/100 Dollars ($2,337.88) each together with applicable sales tax and applicable local taxes.

                 Base Rent in the Fifth Lease Year shall be Twenty Nine Thousand One Hundred Eighty Four and 72/100 Dollars ($29,184.72) per annum, or Seventeen and 56/1 00 Dollars ($17.56) per square foot Net Rentable Area of the Premises, payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Two Thousand Four Hundred Thirty Two and 06/100 Dollars ($2,432.06) each together with applicable sales tax and applicable local taxes.


                    PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                     Page II

Section 3 Tenant's Share: .585 %. Landlord and Tenant acknowledge that Tenant's Share has been obtained by taking the Net Rentable Area of the Premises and dividing such number by the Net Rentable Area of the Building (hereinafter defined), and multiplying such quotient by 100. In the event Tenant's Share is changed during a calendar year by reason of a change in the Net Rentable Area of the Premises, Tenant's Share shall thereafter mean the result obtained by dividing the new Net Rentable Area of the Premises by the Net Rentable Area of the Building and multiplying such quotient by 100. The "Net Rentable Area of the Building" is 284,000 square feet, which is stipulated and agreed to by the parties.


Section 3 With respect to the current calendar year, estimated Overhead Rent shall be One Thousand One Hundred Thirty and 16/100 Dollars ($1,130.16) per month (based on $8.16 per rentable square foot) payable monthly in advance, without deduction or offset, on the first day of each calendar month, each such monthly payment together with applicable sales tax and applicable local taxes, beginning on the Commencement Date. Notwithstanding the foregoing, the first payment of Overhead Rent due hereunder shall be paid by Tenant on the date on which this Lease has been executed by Tenant.

Section 4        Security Deposit:  $3,400.12.

Section 5        Use of Premises:  Financing Company

                 Tenant's Address for Notices Prior to Commencement

                       ACC Consumer Finance Company
                       12750 High Bluff Drive
                       Suite 320
                       San Diego, CA 92130

                 Tenant's Address for Notices After Commencement Date:

                 The Premises      4000 Hollywood Boulevard
                                   Suite #445-S
                                   Hollywood, FL 33021

                  Landlord's Address for Notices:

                     Colony Presidential Partners, L.P.
                     c/o Colony Advisors
                     1999 Avenue of the Stars
                     Suite 1200
                     Los Angeles, California 90067

                    PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                    Page III

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
                   and to:

                      Continental Real Estate Companies
                      2665 South Bayshore Drive,
                      Suite 1002
                      Miami, Florida 33133
                      Attention:  Carol Greenberg Brooks

Section 7 Number of Garage Parking Spaces: Up to Two (2) Initial monthly rate per Parking Space: $40.00

Section 15         Amount of General Comprehensive Liability Insurance:
                   $1,000,000.00

Section 41         Tenant's Real Estate Broker:  None

                   Landlord's Real Estate Broker:  Continental Real Estate
                    Companies - Commercial Properties Corp.


Section 42         Guarantor(s): N/A

Work Letter:

Paragraph 1.3      Landlord's Contribution: $16,620.00

Paragraph 1.7      Tenant's Construction Agent:  R. Frank Mercer



Certain of the information relating to the Lease, including many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the "BLI Rider"). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another. In the event of any direct conflict between the terms of the BLI Rider and the terms of the Lease, the BLI Rider shall control. Where the Lease simply supplements the BLI Rider and does not conflict directly therewith, the Lease shall control.

        IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider as of this 11th day of June, 1996.



                    PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                     Page IV

WITNESSES:                              LANDLORD:

/s/ J. Mallory                          COLONY PRESIDENTIAL PARTNERS, L.P.
- ---------------------------
                                        By:  Presidential Genpar, Inc.
/s/ [illegible]
- ---------------------------
(As to Landlord)                        By:  /s/ Kevin C. McTavish
                                             ----------------------------
                                             Kevin C. McTavish
                                             Vice President


WITNESSES:                              "TENANT"

/s/ Pamela S. Thomas                    ACC CONSUMER FINANCE CORPORATION
- ---------------------------

                                        By: /s/ Roy Frank Mercer S.V.P.
                                            -------------------------------
/s/ Katheryn L. Graver
- ---------------------------
(As to Tenant)




                    PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                     Page V

                               PRESIDENTIAL CIRCLE

                              STANDARD OFFICE LEASE

        THIS LEASE ("Lease") is made as of the 11th of June, 1996, by and between COLONY PRESIDENTIAL PARTNERS, LP, a Delaware limited partnership ("Landlord"), and ACC Consumer Finance Corporation ("Tenant").


                              W I T N E S S E T H:

        1.     PREMISES; COMMON AREAS

         Landlord leases to Tenant and Tenant leases from Landlord the Premises described in the Basic Lease Information Rider (the "BLI Rider") attached to the front of this Lease and incorporated into this Lease by this reference, and as more particularly shown on the floor plan attached hereto as Exhibit "A" and by this reference incorporated herein ("Premises"). The parties hereby stipulate and agree that the Premises contains the number of Net Rentable Area set forth in the BLI Rider, notwithstanding any variation, if any, between such number and the actual net rentable area of the Premises. In addition to the Premises, Tenant has the right to use, in common with others, the lobby, public entrances, public stairways, public areas and public elevators of the Building and the parking areas of the Building, subject to the limitations set forth in this Lease (the "Common Areas"). The Common Areas serving the Building, will at all times be subject to Landlord's exclusive control and management in accordance with the terms and provisions of this Lease.

        2.     LEASE TERM; LEASE DATE

         A. GENERAL. The lease term ("Lease Term") is for the period of time set forth in the BLI Rider, commencing on the Lease commencement date set forth in the BLI Rider ("Commencement Date") and ending on the Lease expiration date set forth in the BLI Rider ("Expiration Date"). Tenant's obligation to pay Rent (as hereafter defined) will commence on the Commencement Date.

        3.     RENT

         A. BASE RENT. During the Lease Term, Tenant will pay as the base rent for the Premises ("Base Rent") the amounts set forth in the BLI Rider, with same being payable without demand, setoff or deduction, in advance, on or before the first day of each month, in equal monthly installments of the amounts set forth in the BLI Rider plus applicable sales and other such taxes as are now or later enacted.

         B. OVERHEAD RENT. Beginning on the Commencement Date, Tenant shall pay Tenant's Share, as defined in the BLI Rider, of (i) the total amount of the annual Operating Expenses (as hereafter defined) and (ii) the total amount of Taxes (as hereafter defined). As used herein, "Overhead Rent" means the total of Tenant's Share of Operating Expenses and Taxes.


                    PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

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
Landlord shall notify Tenant within sixty (60) days of the date hereof, and within sixty (60) days after the end of each calendar year hereafter ensuing or earlier during the Lease Term, of the amount which Landlord reasonably estimates will be the amount of Overhead Rent for the current calendar year. One-twelfth (1/12) of the estimated Overhead Rent shall be payable monthly, in advance, along with the monthly payment of the Base Rent, during the balance of said calendar year, commencing on the first day of the first month following Tenant's receipt of such notification. Until Tenant's receipt of such notification, Tenant shall continue paying the monthly installments of Overhead Rent paid by Tenant during the preceding calendar year. Any deficiency in the monthly installment paid by Tenant pending notification of increased Overhead Rent shall be paid to Landlord on the first day of the first month following Tenant's receipt of such notification. Any overage in the monthly installment paid by Tenant to Landlord pending notification shall be credited against the monthly installment of Overhead Rent to be paid by Tenant on the first day of the first month following Tenant's receipt of such notification. On or before March 31 following the end of each calendar year during the Lease Term, Landlord shall use diligent efforts to provide Tenant with a reconciliation statement showing the amount of the actual components of Overhead Rent for the previous calendar year. If the reconciliation statement reflects an underpayment in either component of Overhead Rent, Landlord shall also deliver to Tenant an invoice which Tenant shall pay within thirty (30) days following receipt of such invoice or with the due date of its next monthly payment of Rent, whichever shall first occur. If the reconciliation statement reflects an overpayment in either component of Overhead Rent, Tenant shall be entitled to a credit against the next payment(s) of Rent in an amount equal to the overpayment. In no event shall the Base Rent set forth in subsection 3(A) ever be reduced by operation of this subsection 3(B). Landlord's failure to render a reconciliation statement with respect to any Overhead Rent shall not prejudice Landlord's right to thereafter render a reconciliation statement with respect thereto. For a period of thirty (30) days after receipt of the reconciliation statement, Tenant shall have the right, upon three business days' advance notice, to visit Landlord's office in the Building during Business Hours, as hereafter defined, to inspect its books and records concerning the Overhead Rent. When calculating annual Taxes, such calculation shall, with respect to ad valorem taxes, be calculated with reference to the gross amount set forth in the official tax bill issued by the appropriate taxing authorities, irrespective of the amount actually paid by Landlord for such calendar year in light of a protest or dispute over the amount of such Taxes. In the event the Taxes for any calendar year are in fact contested by Landlord, however, ultimately the amount payable for that calendar year shall be the amount found to be payable in a final determination, whether such final determination is in the form of a pronouncement from the appropriate tribunal or a settlement. The delivery of the aforedescribed projection statement within sixty (60) days of the date hereof and after January I of each year thereafter and/or the reconciliation after March 31 shall not be deemed a waiver of any of Landlord's rights to collect monies and/or a waiver of any of the duties and obligations of Tenant as described in this section or as provided elsewhere in the Lease. As used in this Section 3, the following terms shall have the following meanings:


                    PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

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                              Page 480 of 606

               (1) The term "Operating Expenses" shall mean (i) any and all reasonable costs and expenses (whether directly or through independent contractors) of ownership, management, operation, repair and maintenance of the Building, including, without limitation, wages, salaries, professionals' fees, taxes, insurance, benefits and other payroll burdens of all employees, Building management fee (or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in the City of Hollywood for first-class office building similar to the Building), janitorial, maintenance, guard and other services, building management office rent or rental value, power, fuel, water, waste disposal, landscaping care, lighting, garbage removal, window cleaning, system maintenance, parking area care, and any and all other utilities, materials, supplies, maintenance, repairs, insurance applicable to the Building and Landlord's personal property and depreciation on personal property, and (ii) the cost (amortized over such reasonable period as Landlord shall determine together with interest at the rate of twelve percent (12%) per annum on the unamortized balance) of any capital improvements made to the Building by Landlord after the date of this Lease that reduce other Operating Expenses or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation or in compliance with any Mortgage (as hereafter defined) or insurance policy; provided, however, that Operating Expenses shall not include real property taxes, depreciation (for accounting purposes) on the Building other than depreciation on carpeting and wallcovering in public corridors and Common Areas (it being understood and agreed that costs and expenses relating to physical depreciation of the Building and/or Common Areas which requires maintenance or repair are includible among Operating Expenses), costs of tenants' improvements, real estate broker's commissions, interest and capital items other than those referred to in subsection (ii) above. Landlord shall maintain accounting books and records in accordance with sound accounting principles. Landlord hereby agrees to deduct each calendar year from the amount of the Operating Expenses the total amount of any and all sums, amounts or charges paid by Tenant or other tenants of the Building directly to landlord or its agent for specific tenant requested services or specific utility charges, if applicable.

               (2) The term "Taxes" shall mean the gross amount of all impositions, taxes, assessments (special or otherwise), water and sewer assessments and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except for taxes for the following categories which shall be excluded from the definition of Taxes: any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax-paying entity without regard to Landlord's income source as arising from or out of the Building and/or the land on which it is located) attributable in any manner to the Building, the land on which the Building is located or the rents (however the term may be defined) receivable therefrom, or any part thereof, or any use thereon, or any facility located therein or used in conjunction therewith or any charge or other amount required to be paid to any governmental authority, whether


                    PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

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                              Page 481 of 606
or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner.

        Tenant hereby agrees that the Overhead Rent from time to time computed by Landlord shall be final and binding for all purposes of this Lease unless, within thirty (30) days after Landlord provides Tenant with written notice of the amount thereof, Tenant provides Landlord with written notice
(i) disputing the mathematical accuracy of such amount (the "Disputed Amount"), (ii) designating an attorney or accountant, reasonably acceptable to landlord, and appointed by Tenant, at its sole cost and expense, to review the mathematical accuracy of the Disputed Amount with Landlord and/or its designated representatives, and (iii) agreeing to pay all of Landlord's costs and expenses in connection with such review, including attorneys' fees and accountants' fees, unless as a result thereof the Disputed Amount is demonstrated to reflect a mathematical error in excess of five percent (5%) of the amount actually due from Tenant. Landlord hereby agrees, in the event it receives such notice from Tenant, to cooperate in promptly completing such review and promptly refunding any portion of the Disputed Amount which exceeds the amount actually due from Tenant. Pending the determination of the Disputed Amount, Tenant shall pay the Overhead Rent in accordance with the statement prepared by Landlord, without prejudice to Tenant's position.

        Notwithstanding anything contained in this Lease to the contrary, with respect to the current calendar year, it is hereby acknowledged that Landlord has notified Tenant, as required in this subsection 3(B) hereof, of the amount of the estimated Overhead Rent as set forth in the BLI Rider.

         C. LATE CHARGE. Tenant covenants and agrees to pay a late charge in the amount of four percent (4%) (or the maximum rate permitted by law, whichever is less) for any payment of Rent not received by Landlord within ten (10) days after same is due; provided, however, if any payment of Rent is not received by Landlord on or before the date when same is due more than two times during any calendar year, then the foregoing late charge shall thereafter be applicable to any payment of Rent not received by landlord on or before the date when same is due. Tenant shall also pay Landlord interest at a rate equal to the lesser of (i) eighteen percent
(18%) per annum or (ii) the maximum annual rate permitted by law, accruing on any Rent(s) outstanding. Tenant shall pay Landlord any such late charge(s) or interest within five (5) days after landlord notifies Tenant of same. Nothing contained herein shall be construed to be a limitation or substitution for any other rights and remedies of Landlord hereunder or to grant Tenant any extension of time within which to make any payment of Rent under this Lease.

         D. DEFINITION OF RENT. The term "Rent" shall refer collectively to Base Rent, Overhead Rent and Additional Rent. The term "Additional Rent" is sometimes used herein to refer to any and all other sums payable by Tenant hereunder, including, but not limited to, parking charges and sums payable on account of default by Tenant. All Rent shall be paid by Tenant without offset, demand or other credit, and shall be payable only in lawful


                    PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

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                              Page 482 of 606
money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. All sums payable by Tenant hereunder by check shall be issued against a financial institution located in the United States of America. The Rent shall be paid by Tenant at the Building management office located in the Building or elsewhere as designated by Landlord in writing to Tenant. Any Rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month. If a check issued by Tenant for payment of Rent is returned due to insufficient funds, Tenant shall be charged $50 which shall constitute Additional Rent hereunder and payable within five days of rendition of a bill therefor.

         E. RENT TAXES. In addition to Base Rent and Overhead Rent, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals and any other similar charges now existing or hereafter imposed, based upon the privilege of leasing the space leased hereunder or based upon the amount of rent collected therefor, which shall constitute Additional Rent under this Lease.

         F. COMMENCEMENT OTHER THAN FIRST DAY. If Tenant's possession of the Premises commences on any day other than the first day of the month, Tenant shall occupy the Premises under the terms of this Lease and the pro rata portion of the Rent shall be paid by Tenant; provided, however, that in such an event the Commencement Date, for the purposes of this Lease, shall be deemed to be the first day of the month immediately following the month in which possession is given.

         G. OVERHEAD RENT AFTER EXPIRATION DATE. Overhead Rent for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the Expiration Date of the Lease. Tenant expressly agrees that Landlord, at Landlord's sole and reasonable discretion, may apply the Security Deposit as defined in the BLI Rider, in full or partial satisfaction of any Overhead Rent due for the final months of this Lease. If said Security Deposit is greater than the amount of any such Overhead Rent and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease, then Landlord shall refund the balance of said Security
Deposit to Tenant as provided herein. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or the obligation to pay any Overhead Rent due for the final months of this Lease by reason of the provisions of this paragraph, nor shall Landlord be required first to apply said Security Deposit to such Overhead Rent if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease.

        4.     SECURITY DEPOSIT; SECURITY INTEREST

               A. SECURITY DEPOSIT. Tenant concurrently with the execution of this Lease, has deposited with Landlord the Security Deposit set forth in the BLI Rider. Except as provided in the BLI Rider, this sum will be


                    PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE retained by Landlord as security for the payment by Tenant of the Rent and for the faithful performance by Tenant of all the other terms and conditions of this Lease. In the event Tenant fails to faithfully perform the terms and conditions of this Lease, Landlord, at Landlord's option, may at any time apply the Security Deposit or any part thereof toward the payment of the Rent and/or toward the performance of Tenant's obligations under this Lease; in such event, within five (5) days after notice, Tenant will deposit with Landlord cash sufficient to restore the Security Deposit to its original amount. The Security Deposit is not liquidated damages. Landlord may (but is not obligated to) exhaust any or all rights and remedies against Tenant before resorting to the Security Deposit. Landlord will not be required to pay Tenant any interest on the Security Deposit nor hold same in a separate account. If Landlord sells or otherwise conveys the Building, Landlord will deliver the Security Deposit or the unapplied portion thereof to the new owner. Tenant agrees that if Landlord turns over the Security Deposit or the unapplied portion thereof to the new owner Tenant will look to the new owner only and not to Landlord for its return upon expiration of the Lease Term. If Tenant assigns this Lease with the consent of Landlord, the Security Deposit will remain with Landlord for the benefit of the new tenant and will be returned to such tenant upon the same conditions as would have entitled Tenant to its return. Tenant shall not be permitted to assign its rights to or otherwise encumber the Security Deposit.

               B. SECURITY INTEREST. In addition to any statutory lien granted to landlords under the laws of Florida, Landlord shall have, at all times, and Tenant hereby grants and agrees to grant Landlord a valid security interest to secure payment of Rent and all other sums payable under this Lease as Rent becoming due hereunder from Tenant, and to secure performance of Tenant's obligations under this Lease and payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, equipment, fixtures, furniture, improvements, inventory, chattel, and other personal property of Tenant presently, or which may hereafter be situated within the Premises whether now owned or hereafter acquired, and all proceeds therefrom, including, without limitation, insurance proceeds (collectively "Personal Property), and such Personal Property shall not, during any period a default exists, be removed from the Premises without prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, until all arrearages in Rent, as well as any and all other sums of money then due to Landlord hereunder, shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant.
In the event of a default by Tenant hereunder, Landlord may, in addition to any other remedies provided elsewhere herein or allowed by law, all of which are cumulative, enter upon the Premises and take possession of any and all Personal Property of Tenant situated within the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase such Personal Property unless


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                              Page 484 of 606
otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the Personal Property (including, without limitation, reasonable attorney's fees and legal expenses) shall be applied as a credit against the indebtedness secured by the security interest granted in this Section. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Notwithstanding anything contained herein to the contrary, Landlord's security interest outlined herein, shall be subordinate to any financing leases for Tenant's furniture, machinery and equipment, located in the Premises.

        5.     USE

          A. GENERAL. Tenant will use and occupy the Premises solely for the operation of the business set forth in the BLI Rider and for no other use whatsoever. Tenant acknowledges that its type of business, as above specified, is a material consideration for Landlord's execution of this Lease. Tenant will not commit waste upon the Premises nor suffer or permit the Premises or any part of them to be used in any manner, or suffer or permit anything to be done in or brought into or kept in the Premises or
the Building, which would:   (i) violate any law or requirement of public
authorities, (ii) cause injury to the Building or any part thereof, (iii) annoy or offend other tenants or their patrons or interfere with the normal operations of HVAC, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) constitute a public or private nuisance, or (v) alter the appearance of the exterior of the Building or of any portion of the interior other than the Premises pursuant to the provisions of this Lease. Tenant agrees and acknowledges that Tenant shall be responsible for obtaining any special amendments to the certificate of occupancy for the Premises and/or the Building and any other governmental permits, authorizations or consents required solely on account of Tenant's use of the Premises.

          B. PROHIBITED USES. Notwithstanding anything to the contrary in this Lease or the BLI Rider, including but not limited to, the "Use of Premises" Section of the BLI Rider, Tenant hereby represents, warrants and agrees that Tenant's business is not and shall not be, and that Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith or multigraph reproductions or offset printing; (ii) for a retail banking, trust company, depository, guarantee or safe deposit business open to the general public, (iii) as a savings bank, a savings and loan company open to the general public, (iv) for the sale to the general public of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (v) as a stock broker's or dealer's office or for the underwriting or sale of securities open to the general public, (vi) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for


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the preparation, dispensing or consumption of food or beverages in any manner whatsoever, (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, physician's or dentist's office, dance or music studio, school (except for the training of employees of Tenant), (ix) as a barber shop or beauty salon, or (x) for the business of (a) operating a shared office facility, that is, a business which subleases space and/or offers centralized services to subtenants or customers on a shared basis, such as secretarial, receptionist, telephone, etc., or (b) for a fee to persons inside or outside of the Building, providing as a service word processing, secretarial, video conferencing, conference services, telephone answering, receptionist or mail receipt services. Nothing in this Section shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions to the extent that such uses are incidental to Tenant's own business or activities.

        6.     ACCEPTANCE OF PREMISES; LANDLORD'S WORK

                 Improvements, if any, to be made to the Premises by Tenant shall be made in accordance with the Work Letter. Improvements, if any, to be made to the Premises by Landlord are specifically set forth in the Work Letter and there are no others. All leasehold improvements (as distinguished from trade fixtures and apparatus) installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Premises at any time, unless such removal is consented to in writing, in advance, by Landlord; and at the expiration of this Lease (either on the Termination Date or upon such earlier termination as provided in this Lease), all such leasehold improvements shall be deemed to be part of the Premises, shall not be removed by Tenant when it vacates the Premises, and title thereto shall vest solely in Landlord (unless Landlord, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this Lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event the same shall be removed from the Premises by Tenant prior to the expiration of this Lease, at Tenant's expense) without payment of any nature to Tenant. All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; and provided further, that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus and shall restore the Premises to substantially the same condition as existed prior to the installation of said trade fixtures and apparatus. All property permitted or required to be removed by Tenant at the end of the term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord, at Tenant's expense. The taking of possession by Tenant (or any permitted assignee or subtenant of Tenant) of all or any portion of the Premises for the conduct of business will be deemed conclusive evidence that Tenant has found the Premises, and all of their fixtures and equipment, acceptable.


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        7.     PARKING

             A. GENERAL. As long as Tenant is not in default under this Lease, Landlord will provide Tenant during the Lease Term with unassigned, nonexclusive parking spaces in the Building parking garage for the number of automobiles set forth in the BLI Rider. Such parking spaces may be used only by principals and employees of Tenant. Tenant will pay parking rent (plus tax) each month, per parking space, in the amount set forth in the BLI Rider with respect to the Building garage, which payment shall constitute Additional Rent hereunder. Tenant and Tenant's principals, employees, guests and visitors shall have the right, on a nonexclusive basis, to use the ground level non-garage parking areas surrounding the Building.

            B. RATES. Commencing on the first day of the Second Lease Year and on the first day of each Lease thereafter during the Lease Term, or renewal term thereafter, the monthly parking rent payable by Tenant with respect to the Building garage, as set forth in the BLI Rider, shall be increased by the Cost of Living Adjustment, which shall be computed as follows: Such monthly parking rent the First Lease Year shall be multiplied by a percentage equal to the percentage increase, if any, since the date of the execution of this Lease, in the revised Consumer Price Index, U.S. Cities Average, for Urban Wage Earners and Clerical Workers, All Items,
1977 = 100. It is understood that the Consumer Price Index is published monthly each year, and that the percentages used as a basis for the purpose of computing the aforesaid percentage increase, if any, shall be (i) the index figure published last prior to the Commencement Date (the base index number) and (ii) the index figure published last prior to the date of the commencement of the relevant Lease Year (the current index number). In the event that the Consumer Price Index is no longer published, the parties hereto agree to substitute a comparable index therefor. In no event shall the monthly parking rent payable by Tenant during any Lease Year be less than the monthly parking rent payable during the previous Lease Year. If Tenant fails to pay parking charges when due, in addition to all other remedies available to Landlord, Landlord may, by written notice to Tenant, elect to proceed as provided under the default provisions of this Lease and/or cease to provide all or any of the foregoing parking spaces.

            C. RESERVATIONS. Landlord has and reserves the right to alter the methods used to control parking and the right to establish such controls and rules and regulations (such as parking stickers to be affixed to vehicles) regarding parking that Landlord may deem desirable. Without liability, Landlord will have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of the offending tenant and/or owner of the vehicle.
In the event Tenant fails to utilize, regularly and consistently, all of the garage parking spaces for which Tenant pays parking rent under the BLI Rider, Landlord shall have the right to terminate Tenant's right to use such unused parking. Upon such termination of the use of garage parking spaces by Landlord, Tenant shall receive a reduction in parking rent in an amount equal to the number of parking spaces taken hereunder, times the per space rent paid by Tenant. Tenant agrees (i) to comply with the notice of termination; (ii) that such termination shall become unconditionally effective, without further documentation on the noticed date of

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termination; and (iii) that such termination shall not constitute an eviction, constructive or otherwise, a default or breach by Landlord or any kind, or the basis for any form of Rent abatement, set-off, claim or like action by Tenant. Landlord and Tenant further agree that any garage parking spaces, the use of which are terminated under the aforementioned procedure, shall be made available by Landlord to Tenant or other tenants, as Landlord elects in its reasonable discretion.

            D. CONDITIONS. Tenant's right to use, and its right to permit its principals and guests to use, the parking facilities pursuant to this Lease are subject to the following conditions: (i) Landlord has made no representations or warranties with respect to the parking area, the number of spaces located therein or access thereto; (ii) Landlord reserves the right to reduce the number of spaces in the parking area (garage and non-garage) by not more than ten percent (10%) of the then number of parking area spaces in the parking area and/or change access thereto provided that the number of garage spaces specified in the BLI Rider continue to be available for Tenant's use; and none of the foregoing shall entitle Tenant to any claim against Landlord or to any abatement of Rent (or any part thereof); (iii) Landlord has no obligation to provide a parking lot attendant and Landlord shall have no liability on account of any loss or damage to any vehicle or the contents thereof, Tenant hereby agreeing to bear the risk of loss for same; ( iv) Tenant, its agents, employees and invitees, shall park their automobiles and other vehicles only where and as designated from time to time by Landlord within the parking area; (v) if and when so requested by Landlord, Tenant shall furnish Landlord with the license numbers of any vehicles of Tenant, its agents and employees;
and (vi) Landlord (or the operator of the parking area) may charge Tenant (and/or its employees, invitees and visitors) directly for the parking fee established by Landlord (or such operator) from time to time for the use of such parking area.

        8.     BUILDING SERVICES

            A. GENERAL. In general, the services set forth below will be provided by Landlord at a service level set, defined and regulated by Landlord consistent with office buildings of similar quality to and in the same immediate geographic area as the Building. During the Lease Term, the regular business hours ("Business Hours") of the Building will be 8:00 a.m. to 6:00 p.m., Monday through Friday, and on Saturday, 9:00 a.m. to 1:00 p.m. on a limited basis so long as Tenant provides Landlord with advance notice of Tenant's requirement for same, except holidays generally recognized by state and federal governments or as may be shortened in accordance with applicable policies or regulations adopted by any utility company servicing the Building or government. Landlord reserves the right to increase the Business Hours. The Building will be accessible to Tenant, its subtenants, agents, servants, employees, contractors, invitees or licensees (collectively, "Tenant's Agents") twenty-four hours per day, seven days per week except in the case of temporary closure due to emergencies, repairs, casualty, governmental or quasi-governmental requirements or as Landlord reasonably deems necessary in order to prevent damage or injury to person or property.


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                 (1)     JANITORIAL SERVICE:

                 Landlord agrees to provide during the Lease Term janitorial services for the Premises customarily provided in office buildings of similar quality to and in the same immediate geographic area as the Building, all as more particularly determined by Landlord in its discretion. Janitorial service will be provided after Business Hours at the Building, but no janitorial services will be provided on Saturdays, Sundays and holidays generally recognized by state and federal government. Should Tenant require additional janitorial services beyond those customarily provided by Landlord, Tenant may request same in writing from Landlord and if Landlord agrees to provide such services, Tenant will be billed for same by Landlord at a reasonable rate, as determined by Landlord, and those costs and expenses when billed will be Additional Rent due under this Lease.

                 (2)    ELECTRICITY:

                    (a) During the Lease Term, electric power will be provided by Landlord on a Rent-inclusion basis for the purposes of lighting and general office equipment use in amounts consistent with Building standard electrical capacities. The Building standard mechanical and electrical systems are designed to accommodate loads generated by lights and standard office equipment such as computers, dictating equipment and photocopy equipment, during Business Hours (up to the standard maximum capacities as set forth in the Work Letter attached hereto as Exhibit "B").

                    (b) If Tenant's use of the Premises requires more electrical power than that required for standard electrical needs, whether by intensity of use, load or type of equipment, Landlord may bill Tenant for such additional use and such billings will constitute Additional Rent. Landlord will utilize Landlord's customary method of billing Tenant for excess electrical power consumption. At Landlord's option, Landlord, at Tenant's expense, may have an engineer estimate Tenant's usage, and bill Tenant at standard utility rates for the excess usage or install a submeter for the purposes of monitoring Tenant's excess power consumption. Landlord and Tenant agree that Landlord's implementation of the electrical monitoring and billing procedures set forth herein shall in no way be construed so as to deem Landlord a private or public utility company.

                   (c) Landlord reserves the right, after Business Hours, to turn off all unnecessary lighting in the unoccupied areas of the Building and the Premises to minimize the energy consumption of the Building in both the Common Areas and the Premises.

                (3)    HVAC SERVICES:

               Landlord agrees to provide, on a Rent inclusion basis, during Business Hours, heating, ventilating and air conditioning for the purposes of comfort control. If Tenant additional HVAC services for comfort control at times other than during Business Hours upon notice given to Landlord no later than noon on the date on which after Business Hours


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
services are required, Landlord will bill Tenant as Additional Rent for the number of hours used at Landlord's then standard prevailing rate for after-hours use of HVAC services. Landlord and Tenant acknowledge that Landlord's standard prevailing rate for after-hours use of HVAC services, as of the date of this Lease, is $17.00 per hour, which rate will be subject to change during the Lease Term from time to time, in Landlord's sole discretion, based upon operational costs and expenses, including wear and tear on the system and its components. The HVAC air distribution system and control system will remain under the control of Landlord, who will regulate the systems' setting and adjustment. At Landlord's option, Landlord may secure HVAC controls (thermostats) in lockable metal boxes to regulate the efficiency and use of the system. Tenant agrees that Landlord will have complete control over the setting and regulation of all air distribution, vents, vanes and dampers so as to provide comfortable working conditions.

                 (4)    WATER AND SEWER:

               Landlord agrees to provide municipally supplied cold water and sewer services to the Common Areas for lavatory purposes.

                 (5)    ELEVATOR SERVICE:

               Landlord will provide elevator service during Business Hours and, at Landlord's sole discretion, Landlord may provide restricted elevator service during non-Business Hours.

            B. INTERRUPTION OF SERVICES. It is understood and agreed that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident or repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or other causes beyond the control of Landlord. No such interruption or discontinuance of service will be deemed an eviction or a disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages or abatement of Rent or relieve Tenant from the responsibility of performing any of Tenant's obligations under this Lease.

        9.     SECURITY

               With respect to security for the Building and the parking garage(s), Landlord and Tenant hereby agree as follows:

            A. TENANT'S RESPONSIBILITY. Tenant shall: (1) abide by all policies, procedures and rules and regulations for use of the access system, (2) report promptly the loss or theft of all keys which would permit unauthorized entrance to the Premises, Building or parking garage(s), (3) report to Landlord the employment or discharge of employees


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                              Page 490 of 606
and their vehicle's make, model, and license number, (4) promptly report to Landlord door-to-door solicitation or other unauthorized activity in the Building or parking garage(s), and (5) promptly inform the Landlord's Building manager in the event of a break-in or other emergency.

            B. INTERRUPTION OF SECURITY. Tenant acknowledges that the security, if any, provided by Landlord may be suspended or modified at Landlord's sole discretion or as a result of causes beyond the reasonable control of Landlord. No such interruption, discontinuance or modification of security service will constitute an eviction, constructive eviction, or a disturbance of Tenant's use and possession of the Premises, and further, no interruption, discontinuance or modification of security service will render Landlord liable to Tenant or third-parties for damages, abatement of Rent, or otherwise, or relieve Tenant of the responsibility of performing Tenant's obligations under this Lease. The furnishing of any security services in the Building by Landlord shall not be deemed to impose an obligation on Landlord for the security of the Premises and Tenant waives any rights or claims against Landlord or Landlord's managing agent by reason of the acts and/or omissions of Landlord in connection therewith.

        10.    REPAIRS, MAINTENANCE AND UTILITIES

            A. LANDLORD'S RESPONSIBILITIES. During the Lease Term, Landlord shall define, set, and maintain the level of repairs and maintenance for the Building, the Common Areas, and all other areas serving the Building, in a manner comparable to office buildings of similar quality to and in the immediate geographic area of the Building, subject to reimbursement by Tenant to Landlord for Overhead Rent pursuant to subsection 3(B) hereof. Landlord's responsibilities with respect to this paragraph are as follows: (1) the structural and roof systems of the Building and parking garage(s), (2) the Building standard electrical and mechanical systems, (3) the primary water and sewer systems of the Building, (4) the Building Common Areas and the common area furniture, fixtures, and equipment, (5) the landscaped areas in and about the Building, (6) the parking lot(s) and garage(s) of the Building, and (7) replacement of Building standard fluorescent light bulbs in the Premises and Common Areas.

            B. TENANT'S RESPONSIBILITIES. During the Lease Term, Tenant will take good care of the Premises and the fixtures and appurtenances therein and Tenant will repair and maintain the following at Tenant's expense:

                (1) The interior portion of the demising walls, the interior partition walls of the Premises and their wall-covering, and the entry door to the Premises, reasonable wear and tear excepted.

                 (2) The electrical and mechanical systems which are for the exclusive use and benefit of Tenant including, without limitation, the pipes, lines and conduits of all electrical and other mechanical systems wholly within the Premises. The following examples are for clarification and are not all inclusive: (a) electrical services for computers or


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similar items, (b) projection room equipment such as dimmers, curtains, or similar items, (c) water closet plumbing, kitchen plumbing or similar items, (d) HVAC for other than comfort cooling in the Premises, (e) security systems for the Premises, (f) telephone system for the Premises; and (g) other similar systems.

                 (3) Except for the janitorial services to be provided by Landlord, if any, as set forth in this Lease, the repair and maintenance of the floor covering of the Premises, including VCT flooring, ceramic tiles, marble, wood flooring, or similar coverings, shall be performed by Landlord upon Tenant's request, at Tenant's expense, and Tenant will be billed for same as Additional Rent.

                 (4) All cabinets and millwork (regardless of ownership) so long as said cabinets and millwork are for the exclusive use and benefit of Tenant.

                 (5) All other personal property, improvements or fixtures, except any of same expressly designated in this Lease as those which Landlord shall maintain. Those items to be repaired and maintained by Tenant include, but are not limited to, the following: (a) ceiling tiles and ceiling grid, (b) molding or other woodwork and panelling, (c) light fixtures and bulbs, (d) draperies, blinds or wallhangings, (e) glass partition walls, (f) water closets and kitchen areas, (g) doors and locksets, and (h) vaults, safes, or secured areas. For the aforesaid items, Landlord may elect, with Tenant's approval (which approval will not be unreasonably withheld) to maintain and repair same at Tenant's expense and Tenant will be billed for same as Additional Rent.

             C. REPAIRS AND MAINTENANCE; MISCELLANEOUS. Notwithstanding anything to the contrary in this Lease, Landlord shall have no responsibility to repair or maintain the Building, any of its components, the Common Areas, the Premises, or any fixture, improvement, trade fixture, or any item of personal property contained in the Building, the Common Areas, and/or the Premises if such repairs or maintenance are required because of the occurrence of any of the following: (i) the acts, misuse, improper conduct, omission or neglect of Tenant or Tenant's Agents, or (ii) the conduct of business in the Premises. Should Landlord elect to make repairs or maintenance occasioned by the occurrence of any of the foregoing, Tenant shall pay as Additional Rent all such costs and expenses incurred by Landlord. Landlord shall have the right to approve in advance all work, repair, maintenance or otherwise, to be performed under this Lease by Tenant and all of Tenant's repairmen, contractors, subcontractors and suppliers performing work or supplying materials. Tenant shall be responsible for all permits, inspections and certificates for accomplishing the above. Tenant shall obtain lien waivers for all work done in or to the Premises.

        11.    TENANT'S ALTERATIONS

             A. GENERAL. During the Lease Term, Tenant will make no alterations, additions or improvements in or to the Premises or the


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
Building, of any kind or nature, including, but not limited to, alterations, additions or improvements in, to, or on, telephone or computer installations (any and all of such alterations, additions or improvements other than those set forth in the Work Letter attached hereto are collectively referred to in this Lease as the "Alteration(s)"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld provided, however, that Landlord's consent may be arbitrarily withheld with respect to Alterations which affect either the structure or structural elements of the Premises or the Building or the electrical, plumbing or other mechanical systems in the Building. Tenant shall submit to Landlord detailed drawings and plans of the proposed alterations at the time Landlord's consent is sought. Should Landlord consent to any proposed Alterations by Tenant, such consent will be conditioned upon Tenant's agreement to comply with all requirements established by Landlord, including safety requirements and the matters referenced in Section 22 of this Lease. As stated herein, all Alterations made hereunder will become Landlord's property when incorporated into or affixed to the Building. However, at Landlord's option Landlord may, at the expiration of the Lease Term, require Tenant, at Tenant's expense, to remove Alterations made by or on behalf of Tenant and to restore the Premises to their original condition.

        Prior to making any Alterations, Tenant shall (i) at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and deliver copies thereof to Landlord and
(ii) furnish to Landlord duplicate original policies of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alterations) and comprehensive public liability (including property damage coverage, completed operations/products liability) insurance in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds as indicated in Section 14 hereof. Before proceeding with any permitted Alteration which will cost more than $100,000.00 (exclusive of the cost of decorating work and items constituting Tenant's Personal Property) as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in Florida) each in an amount equal to 125% of such estimated cost and in a form satisfactory to Landlord or (ii) such other security as shall be satisfactory to Landlord.

        All work performed by or on behalf of Tenant shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect the same at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection or any liability on Landlord by reason of such inspection.

        Movement of all work persons and materials shall only be done at the direction, the times and in the manner designated by Landlord.



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
        Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. The floor of the Premises will carry 75 pounds live load per square foot of floor space.

        Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of the elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and the demised premises.
Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same type as the Building.

            B.     ALTERATION FEE

                (1) Tenant shall pay to Landlord as Additional Rent in connection with all Alterations a fee (the "Alteration Fee") for its supervision and overhead in connection with each such Alteration, for Landlord's review and approval of all plans and specifications for such Alteration, for Landlord's construction coordination and monitoring of such Alteration, and for all other reasonable costs and expenses incurred by Landlord as a result of or in connection with each such Alteration, a fee equal to five percent (5 %) of the total construction cost of each such Alteration. There shall be excluded from the computation of the construction cost of each Alteration the cost of furniture, removable furnishings, draperies, office equipment, painting, carpeting, removable cabinetry, items of special decoration and telephone installation and engineer's, architects', space planners' and other professionals' fees.

                 (2) Prior to making any Alteration, Tenant shall submit to Landlord a statement of Tenant's independent architect, if one is employed, or Tenant's contractor, estimating the total cost of such Alteration and the estimated time required to complete such Alteration. The Alteration
Fee shall be calculated on the basis of such estimate and paid in equal monthly installments during the course of the performance of the Alteration, together with the monthly installments of Base Rent thereafter coming due. Within ten business days after completion of the Alteration, Tenant shall pay to Landlord the entire balance of the Alteration Fee if not theretofore paid in full.

                 (3) Within ten business days after completion of any Alteration, Tenant shall submit to Landlord a statement of Tenant's independent architect, if one is employed, or Tenant's contractor, certifying the total cost of such Alteration. The Alteration Fee shall be adjusted, if necessary, based on the certification. If the Alteration Fee, as adjusted, shall be greater than the amount theretofore paid to Landlord


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
by Tenant on account of such Alteration Fee, Tenant shall pay such deficiency simultaneously with the delivery to Landlord of the certification, which deficiency shall bear interest at the annual rate (the "Applicable Rate") equal to two percent (2%) in excess of the publicly announced prime (or corporate base) rate of interest then in effect at Citibank, N.A. (or its successors) until paid if not paid within the time required for the payment thereof. If such Alteration Fee, as adjusted, is less than the amount theretofore paid to Landlord by Tenant on account of such Alteration Fee, Landlord, within 30 days after Landlord's receipt of the certification, shall either pay to Tenant the amount of such overpayment or credit Tenant the amount of the overpayment against Rent payments coming due. If Landlord shall dispute the statement certifying the total costs of such Alteration, Landlord shall have the right, within 30 days after receipt of the certification, to employ an independent certified public accountant to review Tenant's books and records relating to such Alteration. The determination of such accountant shall be conclusively binding upon the parties, and, if necessary, the Alteration Fee shall be adjusted accordingly based upon such determination. If such determination shall reveal that the Alteration Fee paid on account of such Alteration shall have been understated by more than five percent (5 %), then Tenant shall pay the fees of the accountant in connection with such review, and the payment to be made to Landlord as a result of such understatement shall bear interest at the Applicable Rate. Any adjustment in the Alteration Fee, together with interest thereon at the Applicable Rate, as well as any payment of the fees of such accountant, shall be paid by Tenant to Landlord as additional rent within ten business days after such accountant's determination.

        12.    LANDLORD'S ADDITIONS AND ALTERATIONS

        Landlord has the right to make changes in and about the Building, garages and parking areas, including, but not limited to, signs, entrances, address or name of Building. Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and refixturing of the Building and expansion of or structural changes to the Building. The right of Tenant to quiet enjoyment and peaceful possession given under the Lease will not be deemed breached or interfered with by reason of Landlord's actions pursuant to this Section so long as such actions do not materially deprive Tenant of its use and enjoyment of the Premises.

        13.    ASSIGNMENT AND SUBLETTING

          A. LANDLORD'S CONSENT REQUIRED. Except as provided below with respect to assignment of this Lease following Tenant's bankruptcy, Tenant will not effect a Transfer (as hereinafter defined) without first obtaining the consent of Landlord. As used in this Section 13, any of the following shall be deemed to be a transfer (each a "Transfer"): assignment of this Lease, in whole or in part; sublet of all or any part of the Premises; any license allowing anyone other than Tenant to use or occupy all or any part of the Premises; a pledge or encumbrance by mortgage or other instrument of Tenant's interest in this Lease; any transfer of corporate shares as described in subsection C of this Section 13; any transfer of partnership


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
interest as described in subsection D of this Section 13; or any transfer of limited liability company interests as described in subsection E of this
Section 13. Consent by Landlord to any Transfer shall not constitute a waiver of the requirement for such consent to any subsequent Transfer.

               If Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or a part of the Premises, Tenant shall give written notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, and such other information as Landlord may reasonably request, and (iv) if only a portion of the Premises is to be sublet, the notice shall be accompanied by a reasonably accurate floor plan of the Premises indicating the portion of the Premises to be sublet. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (x) sublease such space from Tenant upon the terms and conditions hereinafter set forth, if the proposed transaction is a sublease of all or part of the Premises for less than substantially all of the balance of the Term, (y) terminate this Lease, if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises for substantially all of the balance of the Term, or (z) terminate this Lease with respect to the space covered by the proposed sublease, if the proposed transaction is a sublease of a part of the Premises for substantially all of the balance of the Term. Said options may be exercised by Landlord by notice to Tenant at any time within 15 days after such notice has been given by Tenant to Landlord; and during such 15-day period Tenant shall not assign this Lease or sublet such space to any person.

               If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises for substantially all of the balance of the Term, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be and the Rent shall be paid and apportioned to such date.

               If Landlord exercises its option to terminate this Lease in part in any case where Tenant desires to sublet part of the Premises for substantially all of the balance of the Term, then (i) this Lease shall end and expire with respect to such part of the Premises on the date that the proposed sublease was to commence; (ii) from and after such date the Rent shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; and
(iii) Tenant shall pay Landlord, upon demand, the costs incurred by Landlord in physically separating such part of the Premises from the balance of the Premises and in complying with any laws and requirements of any public authorities relating to such separation, unless such costs were to be borne by the proposed sublessee.



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
               If Landlord exercises its option to sublet the portion of the Premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (x) the rental rate per rentable square foot of Rent then payable pursuant to this Lease or (y) the rental set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and:

                 (i) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                (ii) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                (iii) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sub-sublet the space covered by such sublease or any part or parts of such space to any person or entity, including Tenant's proposed subtenant and to make any and all changes, alterations, and improvements in the space covered by such sublease and if the proposed sublease will result in all or substantially all of the demised premises being sublet, Landlord or its designee shall have the option to extend the term of the sublease for the balance of the term of the Lease less one day;

                (iv) Such sublease shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at, its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

                 (v) Such sublease shall also provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's sole discretion, shall deem suitable or appropriate, (3) Tenant, at Tenant's expense, shall at all times provide and permit reasonably appropriate means of ingress and egress from such space so sublet by Tenant to Landlord or its designee, (4) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the demised premises and to comply with any laws and requirements of public authorities relating to such separation, and (5) at the expiration of the term of such


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
sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

               B. CONDITIONS FOR TRANSFER APPROVAL. If Landlord does not exercise its option to so sublet the Premises or terminate this Lease in whole or in part, and, providing that Tenant is not then in default of any of Tenant's obligations under this Lease, Landlord's consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

                 (1) In Landlord's judgment, the proposed assignee or subtenant or occupant is engaged in a business or activity, which (a) is in keeping with the then standards of the Building, and (b) will not violate any negative covenant as to use contained in any other lease of office space in the Building;

                 (2) The proposed assignee or subtenant or occupant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                 (3) The form of the proposed sublease or instrument of assignment or occupancy shall be reasonably satisfactory to Landlord, and shall comply with the applicable provisions of this Section;

                 (4) There shall not be more than a total of two (2) occupants (including Tenant, Landlord or its designee) of the Premises; and

                 (5) The proposed subtenant or assignee or occupant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of the State of Florida.

                 (6) Such transferee shall assume in writing, in a form acceptable to Landlord, all of Tenant's obligations hereunder and Tenant shall provide Landlord with a copy of such assumption/transfer document;

                 (7) Tenant shall pay to Landlord a transfer fee of One Thousand Five Hundred Dollars ($1,500.00) prior to the effective date of the Transfer in order to reimburse Landlord for all of its internal costs and expenses incurred with respect to the Transfer, including, without limitation, costs incurred in connection with the review of financial materials, meetings with representative of transferor and/or transferee and preparation, review, approval and execution of the required transfer documentation, and, in addition, Tenant shall reimburse Landlord for any reasonable out-of-pocket costs and expenses incurred with respect to such Transfer;



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
                 (8) Neither (1) the proposed assignee or subtenant nor (2) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is then an occupant of any part of the Building;

                 (9) The proposed assignee or subtenant is not a person or entity with whom Landlord is then negotiating to lease space in the Building (or with whom Landlord has negotiated a lease of space in the Building within the past six months);

                (10) The amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant;

                (11) Tenant shall not have (1) advertised or publicized in any way the availability of the Premises without the prior written consent of Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (2) listed the Premises for subletting or assignment with a broker, agent or representative other than the then managing agent of the Building or other agent designated by Landlord, or (3) offered the Premises for subletting or assignment at a rental rate less than the greater of (A) the Rent then payable hereunder for such space, or (B) the Rent at which Landlord is then offering to lease other space in the Building;

                (12) As of the effective date of the Transfer and continuing throughout the remainder of the Term, the Base Rent shall not be less than the Base Rent set forth in the BLI Rider;

                (13) Tenant to which the Premises were initially leased shall continue to remain liable under this Lease for the performance of all terms, including but not limited to, payment of Rent due under this Lease. Notwithstanding, the Landlord agrees to reasonably consider releasing Tenant from its obligations hereunder, if Tenant provides acceptable and confirmed information as to the financial status and viability of the proposed subtenant or assignee;

                (14) Tenant's guarantor shall continue to remain liable under the terms of the Guaranty of this Lease and, if Landlord deems it necessary, such guarantor shall execute such documents necessary to insure the continuation of its guaranty;

                (15) Each of Landlord's Mortgagees shall have consented in writing to such Transfer.

            C. TRANSFER OF CORPORATE SHARES. If Tenant is a corporation other than a corporation the outstanding voting stock of which is listed on a "national securities exchange," as defined in the Securities Exchange Act of 1934) and if at any time after execution of this Lease any part or all of the corporate shares shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including, but


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
not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency, or other proceedings) so as to result in a change in the present control of said corporation by the person(s) now owning a majority of said corporate shares, a Transfer shall be deemed to have occurred and the provisions of this Section 13 shall apply with respect to Landlord's and Tenant's rights and obligations. Tenant shall give Landlord notice that such transfer is imminent at least fifteen (15) days prior to the date of such transfer.

            D. TRANSFER OF PARTNERSHIP INTERESTS. If Tenant is a general or limited partnership and if at any time after execution of this Lease any part or all of the interests in the capital or profits of such partnership or any voting or other interests therein shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including, but not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings, and also including, but not limited to, any adjustment in such partnership interests) so as to result in a change in the present control of said partnership by the person or persons now having control of same, a Transfer shall be deemed to have occurred and the provisions of this Section 13 shall apply with respect to Landlord's and Tenant's rights and obligations. Tenant shall give Landlord notice that such Transfer is imminent at least fifteen (15) days prior to the date of such Transfer.

            E. TRANSFER OF LIMITED LIABILITY COMPANY INTERESTS. If Tenant is a limited liability company and if at any time after execution of this Lease any part or all of the interests in the capital or profits of such company or any voting or other interests therein shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including, but not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings, and also including, but not limited to, any adjustment in such company interests) so as to result in a change in the present control of said company by the person or persons now having control of same, a Transfer shall be deemed to have occurred and the provisions of this
Section 13 shall apply with respect to Landlord's and Tenant's rights and obligations. Tenant shall give Landlord notice that such Transfer is imminent at least fifteen (15) days prior to the date of such Transfer.

            F. ACCEPTANCE OF RENT FROM TRANSFEREE. The acceptance by Landlord of the payment of Rent following any assignment or other Transfer prohibited by this Section shall not be deemed to be a consent by Landlord to any such assignment or other Transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

            G. ADDITIONAL PROVISIONS RESPECTING TRANSFERS. Without limiting Landlord's right to withhold its consent to any Transfer by Tenant, and regardless of whether Landlord shall have consented to any such Transfer, neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any part thereof shall enter into any lease, sublease, license, concession, assignment or other


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                                     Page 22

Transfer or agreement for possession, use or occupancy of all or any portion of the Premises, which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used or occupied, and any such purported lease, sublease, license, concession, assignment or other Transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of all or any part of the Premises. There shall be no deduction from the rental payable under any sublease or other Transfer from the amount thereof passed on to any person or entity, for any expenses or costs related in any way to the subleasing or Transfer of such place.

        If Landlord shall consent to any Transfer, Tenant shall in consideration therefor, pay to Landlord as Additional Rent an amount equal to one-half (1/2) the Transfer Consideration. For purposes of this Section, the term "Transfer Consideration" with respect to a sublease shall mean in any Lease Year (i) any rents, additional charges or other consideration payable to Tenant by the transferee of the Transfer which is in excess of the Base Rent and Overhead Rent accruing during such Lease Year, (ii) all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the fair market sale or rental value thereof as of the date of the Transfer and (iii) all sums paid for services provided by Tenant to the transferee (including, without limitation, secretarial, word processing, receptionist, conference rooms, and library) in excess of the fair market value of such services. The term Transfer Consideration in the case of an assignment shall mean an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property). The Transfer Consideration shall be paid to Landlord as and when paid by the transferee to Tenant. Landlord shall have the right to audit Tenant's books and records upon reasonable notice to determine the amount of Transfer Consideration payable to Landlord. In the event such audit reveals an understatement of Transfer Consideration in excess of five percent (5 %) of the actual Transfer Consideration due Landlord, Tenant shall pay for the cost of such audit within ten (10) days after Landlord's written demand for same.

            H. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Section 13, Tenant shall indemnify, defend and hold Landlord harmless against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.



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                              Page 501 of 606

             I. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

              (i) No subletting shall be for a term ending later than one day prior to the Expiration Date of this Lease.

             (ii) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

            (iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, evict the subtenant or take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease, (B) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (C) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

             J.     Tenant's subleases must contain the following language:
"This sublease may not be assigned and the subleased premises may not be further sublet in whole or in part without the prior written consent of Landlord."

        14.    TENANT'S INSURANCE COVERAGE

           A. GENERAL. Tenant agrees that, at all times during the Lease Term (as well as prior and subsequent thereto if Tenant or any of Tenant's Agents should then use or occupy any portion of the Premises), it will keep in force, with an insurance company licensed to do business in the State of Florida, and at least A-rated and having a financial rating of at least "13" in the most current edition of Best's Insurance Reports and acceptable to Landlord, (i) without deductible, comprehensive general liability insurance, including coverage for bodily injury and death, property damage and personal injury and contractual liability as referred to below, in the amount of not less than the amount set forth in the BLI Rider, combined single limit per occurrence for injury (or death) and damages to property,
(ii) with deductible of not more than Five Thousand Dollars ($5,000.00), insurance on an "All Risk or Physical Loss" basis, including sprinkler leakage, vandalism, malicious mischief, fire and extended coverage, covering all improvements to the Premises, fixtures, furnishings, removable floor coverings, equipment, signs and all other decoration or stock in trade, in the amounts of not less than the full replacement value thereof, and (iii) workmen's compensation and employer's liability insurance, if required by statute. Such policies will: (i) include Landlord and such other parties as Landlord may reasonably designate as additional insureds,


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                              Page 502 of 606

(ii) be considered primary insurance, (iii) include within the terms of the policy or by contractual liability endorsement coverage insuring Tenant's indemnity obligations under Section 19, and (v) provide that it may not be cancelled or changed without at least thirty (30) days prior written notice from the company providing such insurance to each party insured thereunder. Tenant will also maintain throughout the Lease Term worker's compensation insurance with not less than the maximum statutory limits of coverage.

            B. EVIDENCE. The insurance coverages to be provided by Tenant will be for a period of not less than one year. At least fifteen (15) days prior to the Commencement Date, Tenant will deliver to Landlord original certificates of all such paid-up insurance; thereafter, at least fifteen
(15) days prior to the expiration of any policy Tenant will deliver to Landlord such original certificates as will evidence a paid-up renewal or new policy to take the place of the one expiring.

        15.    LANDLORD'S INSURANCE COVERAGE

            A. GENERAL. Landlord will at all times during the Lease Term maintain a policy or policies of insurance insuring the Building against loss or damage by fire, explosion or other hazards and contingencies typically covered by insurance for an amount acceptable to the Lenders. Landlord reserves the right to self insure in lieu of maintaining such policies.

            B. TENANT'S ACTS. Tenant will not do or permit anything to be done upon or bring or keep or permit anything to be brought or kept upon the Premises which will increase Landlord's rate of insurance on the Building. If by reason of the failure of Tenant to comply with the terms of this Lease, or by reason of Tenant's occupancy (even though permitted or contemplated by this Lease), the insurance rate shall at any time be higher than it would otherwise be, Tenant will reimburse Landlord for that part of all insurance premiums charged because of such violation or occupancy by Tenant. Tenant agrees to comply with any requests or recommendation made by Landlord's insurance underwriter inspectors.

        16.    WAIVER OF RIGHT OF RECOVERY

            A. GENERAL. Except as provided in Section 39, neither Landlord nor Tenant shall be liable to the other for any damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this Section shall not limit the indemnification for liability to third parties pursuant to Section 19. As used in this Section 16.A., "damage" refers to any loss, destruction or other damage.

            B. EXCLUSIONS. Tenant acknowledges that Landlord will not carry insurance on improvements, furniture, furnishings, trade fixtures, equipment installed in or made to the Premises by or for Tenant, and Tenant


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                              Page 503 of 606
agrees that Tenant, and not Landlord, will be obligated to promptly repair any damage thereto or replace the same.

        17.    DAMAGE OR DESTRUCTION BY CASUALTY

            A. ABSOLUTE RIGHT TO TERMINATE. If by fire or other casualty the Premises are damaged or destroyed to the extent of twenty five-percent (25%) or more of the replacement cost thereof, or the Building is damaged or destroyed to the extent of twenty-five per cent (25 %) or more of the replacement cost thereof (whether or not the Premises is damaged or destroyed), Landlord will have the option of terminating this Lease or any renewal thereof by serving written notice upon Tenant within one hundred and eighty (180) days from the date of the casualty and any prepaid Rent or Additional Rent will be prorated as of the date of termination of this Lease and the unearned portion of such Rent will be refunded to Tenant without interest.

            B. QUALIFIED RIGHT TO TERMINATE. If by fire or other casualty either the Premises or the Building is damaged or destroyed to the extent of less than twenty-five per cent (25%) but more than ten percent (10%) of the replacement cost of the Premises or the Building (as applicable) (or the Premises or Building are damaged to a lesser degree but Section 17C does not apply because of the number of years remaining in the Lease Term), then Landlord may either terminate this Lease by serving written notice upon Tenant within one hundred and eighty (180) days of the date of destruction or Landlord may restore the Premises.

            C. OBLIGATION TO RESTORE. If by fire or other casualty either the Premises or the Building is destroyed or damaged, but only to the extent of ten percent (10%) or less of the replacement cost of the Premises or the Building (as applicable), and, also, the unexpired Lease Term, including any previously exercised renewal option, is more than three years, then Landlord will restore the Premises.

            D. RENT ADJUSTMENTS. In the event of restoration by Landlord, all Base Rent and Additional Rent paid in advance shall be apportioned as of the date of damage or destruction and all such Base Rent and Additional Rent as above described thereafter accruing shall be equitably and proportionately adjusted according to the nature and extent of the destruction or damage, pending substantial completion of rebuilding, restoration or repair. In the event the destruction or damage is so extensive as to make it unfeasible for Tenant to conduct Tenant's business in the Premises, Rent and Additional Rent under this Lease will be completely abated until the Premises are substantially restored by Landlord or until Tenant resumes use and occupancy of the Premises, whichever shall first occur. Landlord will not be liable for any damage to or any inconvenience or interruption of business of Tenant or any of Tenant's
Agents occasioned by fire or other casualty.

            E. QUALIFICATIONS. Said restoration, rebuilding or repairing will exist and will be at Landlord's sole cost and expense, subject to the


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
availability of applicable insurance proceeds. Landlord shall have no duty to restore, rebuild or replace Tenant's personal property and trade fixtures. Notwithstanding anything to the contrary in this Lease, including, but not limited to this Section 17, Landlord's obligation(s) to repair, rebuild or restore the Building or the Premises shall exist (i) only to the extent of insurance proceeds received by Landlord in connection with the condition or event which gave rise to Landlord's obligation to repair, rebuild or restore and/or (ii) only so long as the area unaffected by the casualty may, as determined by Landlord using reasonable business judgment, be restored as a profitable, self functioning unit.

            F. WAIVER OF SUBROGATION. Each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation.

        18.    CONDEMNATION AND EMINENT DOMAIN

            A. ABSOLUTE RIGHT TO TERMINATE. If all or a material part of the Premises or the Building or the parking spaces is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease will terminate and the Rent and Additional Rent will be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant will have no claim to the condemnation award.

            B. OBLIGATION TO RESTORE. In the event an immaterial part of the Premises or the Building or the parking spaces is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in subsection A above, then Landlord shall, subject to the remaining provisions of this Section, at Landlord's expense, restore the Premises to the extent necessary to make them reasonably tenantable. The Rent and Additional Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted to such an extent as may be fair and reasonable under the circumstances.
Tenant shall have no claim to the condemnation award with respect to the leasehold estate but, in a subsequent, separate proceeding, may make a separate claim for trade fixtures installed in the Premises by and at the


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
expense of Tenant and Tenant's moving expense. In no event will Tenant have any claim for the value of the unexpired Lease Term.

            C. QUALIFICATIONS. Notwithstanding the foregoing, Landlord's obligation to restore exists (i) only if and/or to the extent, that the condemnation or similar award received by Landlord is sufficient to compensate Landlord for its loss and its restoration costs and/or (ii) the area unaffected by the condemnation or similar proceeding may, as determined by Landlord's judgment, be restored as a profitable, and self functioning unit.

        19.    LIMITATION OF LANDLORD'S LIABILITY; INDEMNIFICATION

            A. PERSONAL PROPERTY. All personal property placed or moved into the Building will be at the sole risk of Tenant or other owner. Landlord will not be liable to Tenant or others for any damage to person or property arising from environmental concerns, as hereafter defined, theft, vandalism, HVAC malfunction, the bursting or leaking of water pipes, any act or omission of any cotenant or occupant of the Building or of any other person, or otherwise.

            B.     LIMITATIONS.  Notwithstanding any contrary provision of this
Lease: (i) Tenant will look solely (to the extent insurance coverage is not applicable or available) to the interest of Landlord (or its successor as Landlord hereunder) in the Building for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this Lease by Landlord or its successor or of Landlord's managing agent (including any beneficial owners, partners, corporations and/or others affiliated or in any way related to Landlord or such successor or managing agent) and Landlord has no personal liability hereunder of any kind, and (ii) Tenant's sole right and remedy in any action or proceeding concerning Landlord's reasonableness (where the same is required under this Lease) will be an action for declaratory judgment and/or specific performance.

            C. INDEMNITY. Tenant agrees to indemnify, defend and hold harmless Landlord and its agents from and against all claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses, including reasonable attorneys' fees and costs, including appellate proceedings and bankruptcy proceedings, incurred or suffered by Landlord and arising from or in any way connected with the Premises or the use thereof or occupation thereof or any acts, omissions, neglect or fault of Tenant or any of Tenant's Agents, including, but not limited to, any breach of this Lease or any death, personal injury or property damage occurring in or about the Premises or the Building or arising from Environmental concerns, as hereafter defined. Tenant will reimburse Landlord upon request for all costs incurred by Landlord in the interpretation and enforcement of any provisions of this Lease and/or the collection of any sums due to Landlord under this Lease, including collection of agency fees, and reasonable attorneys' fees and costs, regardless of whether litigation is commenced, and through all appellate actions and proceedings, including


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                              Page 506 of 606
bankruptcy proceedings, if litigation is commenced. The foregoing claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses shall include but not be limited to any of same arising from Tenant's failure to comply with any of the requirements of Americans with Disabilities Act ("ADA') within the Premises.

        20.    RELOCATION OF TENANT

            A. GENERAL. Recognizing that the Building is large and the needs of tenants as to space may vary from time to time, and in order for Landlord to accommodate Tenant and prospective tenants, Landlord expressly reserves the right, prior to and/or during the Lease Term, at Landlord's sole expense, to move Tenant from the Premises and relocate Tenant in other space of Landlord's choosing of approximately the same dimensions and size within the Building (the "New Space"), which New Space will be decorated by Landlord at its expense. Landlord may use decorations and materials from the existing Premises, or other materials, so that the New Space will be comparable in its interior design and decoration to the space from which Tenant is removed.

            B. NO INTERFERENCE. During the relocation period Landlord will use reasonable efforts not to unduly interfere with Tenant's business activities and Landlord agrees to substantially complete the relocation within a reasonable time under all then existing circumstances.

            C. PREMISES. This Lease and each of its terms and conditions will remain in full force and effect and be applicable to the New Space and the New Space will be deemed to be the Premises demised hereunder; upon request Tenant will execute such documents which may be requested to evidence, acknowledge and confirm the relocation (but it will be effective even in the absence of such confirmation).

            D. COSTS. Landlord's obligation for expenses of removal and relocation will be the actual cost of relocating and decorating the New Space, and Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant will not release Tenant in whole or in part from its obligations hereunder for the full Lease Term. Further, upon being furnished with verifiable receipts, Landlord will reimburse Tenant up to $500.00 on account of reprinting new stationery. No rights granted in this Lease to Tenant, including the right of peaceful possession and quiet enjoyment, will be deemed breached or interfered with by reason of Landlord's exercise of the relocation right reserved herein except that Tenant will be entitled to an abatement of Rent for the time period, if any, during its usual and customary hours of business in which it is out of business due to Landlord's relocation activities, in which in no event shall exceed two (2) business days.

            E.     NOTICE.  If Landlord exercises its relocation right,
(i) Tenant will be given ninety (90) days prior notice in writing and
(ii) Landlord will reimburse Tenant for the actual and reasonable cost of


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                              Page 507 of 606
telephone and computer and other equipment relocation necessitated by the exercise of said right of relocation.

        21.    COMPLIANCE WITH LAWS AND PROCEDURES

            A. COMPLIANCE. Tenant, at its sole cost, will promptly comply with all applicable laws, guidelines, rules, regulations and requirements, whether of federal, state, or local origin, applicable to the Premises and the Building, including, but not limited to, the Americans with Disabilities Act, 42 U.S.C. section 12101 et seq, and those for the correction, prevention and abatement of nuisance, unsafe conditions, or other grievances arising from or pertaining to the use or occupancy of the Premises. Tenant at its sole cost and expense s hall be solely responsible for taking any and all measures which are required to comply with the requirements of the ADA within the Premises. Any Alterations to the Premises made by or on behalf of Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

            B. RADON. In accordance with Florida Law, the following disclosure is hereby made:

               RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

        22.    RIGHT OF ENTRY

             Landlord and its agents will have the right to enter the Premises during all reasonable hours to make necessary repairs to the Premises. In the event of an emergency, Landlord or its agents may enter the Premises at any time, without notice, to appraise and correct the emergency condition. Said right of entry will, after reasonable notice, likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. Landlord or its agents will have the right to exhibit the Premises at any time to prospective tenants after reasonable telephonic notice, within one hundred and eighty
(180) before the Expiration Date of the Lease.

        23.    DEFAULT

            A. EVENTS OF DEFAULT BY TENANT. If (1) Tenant fails to pay Rent within ten (10) days after the date due or (2) Tenant fails to cure any other default within thirty (30) days after notice from Landlord specifying the nature of such default (unless such default is of a nature

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                              Page 508 of 606
that it cannot be completely cured within said thirty (30) day period and steps have been diligently commenced to cure or remedy it within such thirty (30) day period and are thereafter pursued with reasonable diligence and in good faith), or (3) Tenant vacates, abandons or surrenders all or any part of the Premises prior to the Expiration Date, or (4) Tenant fails to fulfill any of the terms or conditions of any other lease heretofore made by Tenant for space in the Building or (5) the appointment of a trustee or a receiver to take possession of all or substantially all of Tenant's assets occurs, or if the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, occurs, or (6) Tenant or any of its successors or assigns or any guarantor of this Lease ("Guarantor") should file any voluntary petition in bankruptcy, reorganization or arrangement, or an assignment for the benefit of creditors or for similar relief under any present or future statute, law or regulation relating to relief of debtors, or (7) Tenant or any of its successors or assigns or any Guarantor should be adjudicated bankrupt or have an involuntary petition in bankruptcy, reorganization or arrangement filed against it, or (8) Tenant shall permit, allow or suffer to exist any lien, judgment, writ, assessment, charge, attachment or execution upon Landlord's or Tenant's interest in this Lease or to the Premises, and/or the fixtures, improvements and furnishings located thereon; then, Tenant shall be in default hereunder.

            B. REPEATED LATE PAYMENT. Regardless of the number of times of Landlord's prior acceptance of late payments and/or late charges, (i) if Landlord notifies Tenant twice in any 6-month period that Base Rent or any Overhead Rent or any Additional Rent has not been paid when due, then any other late payment within such 6-month period shall automatically constitute a default hereunder and (ii) the mere acceptance by Landlord of late payments in the past shall not, regardless of any applicable laws to the contrary, thereafter be deemed to waive Landlord's right to strictly enforce this Lease, including Tenant's obligation to make payment of Rent on the exact day same is due, against Tenant.

            C. LANDLORD'S DEFAULT. If Tenant asserts that Landlord has failed to meet any of its obligations under this Lease, Tenant shall provide written notice ("Notice of Default') to Landlord specifying the alleged failure to perform, and Tenant shall send by certified mail, return receipt requested, a copy of such Notice of Default to any and all mortgage holders, provided that Tenant has been previously advised of the address(es) of such mortgage holder(s). Landlord shall have a thirty (30) day period after receipt of the Notice of Default in which to commence curing any non performance by Landlord, and Landlord shall have as much time thereafter to complete such cure as is necessary so long as Landlord's cure efforts are diligent and continuous. If Landlord has not begun the cure within thirty (30) days of receipt of the Notice of Default, or Landlord does not thereafter diligently and continuously attempt to cure, then Landlord shall be in default under this Lease. If Landlord is in default under this Lease, then the mortgage holder(s) shall have an additional thirty (30) days, after receipt of a second written notice from Tenant, within which to cure such default or, if such default cannot be


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                              Page 509 of 606
cured within that time, then such additional time as may be necessary so long as their efforts are diligent and continuous.

        24.    LANDLORD'S REMEDIES FOR TENANT'S DEFAULT

            A. LANDLORD'S OPTIONS. If Tenant is in default of this Lease, Landlord may, at its option, in addition to such other remedies as may be available under Florida law:

                (1)    terminate this Lease and Tenant's right of possession;
or

                (2) terminate Tenant's right to possession but not the Lease and/or proceed in accordance with any and all provisions of Section B below.

            B.     LANDLORD'S REMEDIES.

                (1) Landlord may without further notice reenter the Premises either by force or otherwise and dispossess Tenant by summary proceedings or otherwise, as well as the legal representative(s) of Tenant and/or other occupant(s) of the Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end; and/or at Landlord's option,

                (2) All Rent, for the balance of the Term will, at the election of Landlord, be accelerated and the present worth of same for the balance of the Lease Term, net of amounts actually collected by Landlord, shall become immediately due thereupon and be paid, together with all expenses of every nature which Landlord may incur such as (by way of illustration and not limitation) those for attorneys' fees, brokerage, advertising, and refurbishing the Premises in good order or preparing them for re-rental. For purposes of this clause (2), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Building; and/or at Landlord's option,

               (3) Landlord may re-let the Premises or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and may grant concessions or free rent or charge a higher rental than that reserved in this Lease; and/or at Landlord's option,

                (4) Tenant or its legal representative(s) will also pay to Landlord as liquidated damages any deficiency between the Rent hereby reserved and/or agreed to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Lease Term.


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                              Page 510 of 606

        25.    LANDLORD'S RIGHT TO PERFORM FOR TENANT'S ACCOUNT

               If Tenant fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then Landlord may immediately or at any time thereafter perform the same for the account of Tenant. If Landlord makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Tenant's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, with interest at the lesser of (i) eighteen percent (18%) per annum or (ii) to maximum annual rate permitted by law, will be paid by Tenant to Landlord within ten (10) days after rendition of a bill or statement to Tenant. In the event Tenant in the performance or non-performance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Premises or in the Building, Landlord will have all rights set forth in this Section immediately without the necessity of providing Tenant any advance notice.

        26.    LIENS

            A. GENERAL. In accordance with the applicable provisions of the Florida Mechanic's Lien Law and specifically Florida Statutes, Section
713. 10, no interest of Landlord whether personally or in the Premises, or in the underlying land or Building of which the Premises are a part or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant acknowledges that Tenant, with respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder, shall promptly notify the contractor making such improvements to the Premises of this provision exculpating Landlord's liability for such liens.

            B. DEFAULT. Notwithstanding the foregoing, if any mechanic's lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant's Agents, Tenant will discharge same of record within ten (10) days after the filing thereof, failing which Tenant will be in default under this Lease. In such event, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all reasonable costs and expenses so incurred by Landlord plus interest thereon at the rate of eighteen percent (18%) per annum.

        27.    NOTICES

               Notices to Tenant under this Lease will be addressed to Tenant and mailed or delivered to the address set forth for Tenant in the BLI
Rider.  Notices to Landlord under this Lease (as well as the required


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                              Page 511 of 606
copies thereof) will be addressed to Landlord (and its agents) and mailed or delivered to the address set forth in the BLI Rider. Notices will be personally delivered or given by registered or certified mail, return receipt requested. Notices delivered personally will be deemed to have been given as of the date of delivery and notices given by mail will be deemed to have been given forty-eight (48) hours after the time said properly addressed notice is placed in the mail. Each party may change its address from time to time by written notice given to the other as specified above.

        28.    MORTGAGE; ESTOPPEL CERTIFICATE; SUBORDINATION

               Landlord has the unrestricted right to convey, mortgage and refinance the Building, or any part thereof. Tenant agrees that from time to time, within seven (7) days after notice, Tenant shall execute and deliver to Landlord, its mortgagee or any other person or entity designated by Landlord, such instruments as Landlord, its mortgagee or such designee may require, certifying the amount of the Security Deposit and whether this Lease is in full force and effect, and listing any modifications. The estoppel certificate is intended to be for the benefit of Landlord, any purchaser or mortgagee of Landlord, any purchaser or assignee of Landlord's mortgage, or any other person or entity designated by Landlord. The estoppel certificate will also contain such other information as Landlord, its mortgagee or any such designee may request. If for any reason Tenant does not timely comply with the foregoing provisions of this paragraph, Tenant will be deemed to have confirmed that this Lease is in full force and effect with no defaults on the part of either party and without any right of Tenant to offset, deduct or withhold any Rent or Additional Rent. If Tenant fails to execute, acknowledge and deliver any such estoppel certificate within seven (7) days after request therefor, the same is deemed executed by Tenant and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such estoppel certificate on behalf of Tenant. This Lease is and at all times will be subject and subordinate to all present and future mortgages or ground leases which may affect the Building and/or the parking garage(s), and to all recastings, renewals, modifications, consolidations, replacements, and extensions of any such mortgages), and to all increases and voluntary and involuntary advances made thereunder. The foregoing will be self-operative and no further instrument of subordination will be required. In the event that the holder ("Lender") of any encumbrance ("Mortgage") on the Building or any other person acquires title to the Building pursuant to the exercise of any remedy provided for in the Mortgage or by reason of the acceptance of a deed in lieu of foreclosure (the Lender, any other such person and their participants, successors and assigns being referred to herein as the "Purchaser"), Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser as its new Landlord, and except as provided below, this Lease shall continue in full force and effect as a direct Lease between Tenant and Purchaser, except that, notwithstanding anything to the contrary herein or in the Lease, the provisions of the Mortgage will govern with respect to the disposition of proceeds of insurance policies or condemnation or eminent domain awards.


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                                     Page 34

            A.     In no event shall Lender or any other Purchaser be:

                (1) liable for any act or omission of Landlord or any prior landlord;

                (2)    liable for the return of any security deposit;

                (3) subject to any offsets or defenses that the Tenant might have against Landlord or any prior landlord;

                (4) bound by any payment or Rent that Tenant might have paid to Landlord or any prior landlord for more than the current month; or

                (5) bound by any amendment or modifications of the Lease made without Lender's or such other Purchaser's prior written consent.

            B. Provided that Landlord has previously notified Tenant of Lender's address for notice, Tenant agrees to give prompt written notice to Lender of any default by Landlord that would entitle Tenant to cancel this Lease, and agrees that notwithstanding any provision of this Lease, no notice of cancellation thereof given on behalf of Tenant shall be effective unless Lender has received said notice and has failed within 30 days of the date of receipt thereof to cure Landlord's default, or if the default cannot be cured within 30 days, has failed to commence and to diligently pursue the cure of Landlord's default which gave rise to such right of cancellation. Tenant further agrees to give such notices to any successor of Lender, provided that such successor shall have given written notice of Tenant of its acquisition of Lender's interest in the Mortgage and designated the address to which such notices are to be sent.

            C. Tenant acknowledges that Landlord may execute and deliver to Lender an Assignment of Leases and Rents conveying the rentals under this Lease as additional security for the loan secured by the Mortgage, and Tenant hereby expressly consents to such Assignment.

            D. Tenant agrees that it will not, without the prior written consent of Lender, do any of the following, and any such purported action without such consent shall be void as against Lender:

                (1) modify this Lease or any extensions or renewals thereof in such a way as to reduce the Rent, accelerate Rent payments, shorten the original term, or change any renewal option;

                (2)    terminate this Lease except as provided by its terms;
or

                (3) tender or accept a surrender of this Lease or make prepayment in excess of one month of rent thereunder.

           E. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of Lender or Tenant. However, Tenant agrees to execute and deliver to Lender or to any


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                                     Page 35
person to whom Tenant herein agrees to attorn such other instruments as either shall request in order to effectuate said provisions. If Tenant fails to execute, acknowledge or deliver any such instruments within 10 days after request therefor, the same are deemed executed by Tenant and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant.

        29.    MODIFICATIONS

        A. MORTGAGE MODIFICATION. If a mortgagee of the Building requests modifications to this Lease as a condition to disbursing any monies to be secured by the mortgage, Tenant agrees that within seven (7) days after request by the mortgagee, Tenant will execute, acknowledge and deliver to the mortgagee an agreement, in form and substance satisfactory to the mortgagee, evidencing such modifications, provided they do not increase Tenant's obligations under this Lease or materially adversely affect the leasehold interest created by this Lease.

        B. ESTOPPEL LETTER. Tenant agrees that within seven (7) days after request by any mortgagee of the Building, Tenant will execute, acknowledge and deliver to the mortgagee a notice in form and substance satisfactory to the mortgagee (as prepared by Landlord), setting forth such information as the mortgagee may require with respect to this Lease and/or the Premises. If for any reason Tenant does not timely comply with the provisions of this paragraph, Tenant will be deemed to have confirmed that this Lease is in full force and effect with no defaults on the part of either party and without any right of Tenant to offset, deduct or withhold any Rent or Additional Rent. If Tenant fails to execute, acknowledge and deliver any such statement to Landlord within seven (7) days after request therefor, the same is deemed executed by Tenant and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instrument on behalf of Tenant.

        30.    TRANSFER BY LANDLORD

         If Landlord's interest in the Building terminates by reason of a bona fide sale or other transfer, Landlord will thereupon be released from all further liability to Tenant under this Lease. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combination of all safes, locks and similar items.

        31.    SURRENDER OF PREMISES; HOLDING OVER

         A. SURRENDER. Tenant agrees to surrender the Premises to Landlord on the Expiration Date (or sooner termination of the Lease Term pursuant to other applicable provisions hereof) in as good condition as they were at the commencement of Tenant's occupancy, ordinary wear and tear, and damage by fire and windstorm excepted.



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                                     Page 36

         B. RESTORATION. In all events, Tenant will promptly restore all damage caused in connection with any removal of Tenant's personal property. Tenant will pay to Landlord, upon request, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys' fees and costs if any) arising out of Tenant's delay in so delivering possession, including claims of any succeeding tenant.

         C. REMOVAL. Upon expiration of the Lease Term, Tenant will not be required to remove Building standard items from the Premises, all of such Building standard items being the property of Landlord.

         D. HOLDOVER. If Tenant shall be in possession of the Premises after the expiration of the Term, in the absence of any agreement extending the Term, the tenancy under this Lease shall become one from month to month, terminable by either party on thirty (30) days' prior notice, and shall be subject to all of the terms and conditions of this Lease as though the Term had been extended from month to month, except that (i) the Base Rent payable hereunder for each month during said holdover period shall be equal to twice the monthly installment of Base Rent payable during the last month of the Term and (ii) all Overhead Rent payable hereunder shall be prorated for each month during such holdover period.

         E. NO SURRENDER. No offer of surrender of the Premises, by delivery to Landlord or its agent of keys to the Premises or otherwise, will be binding on Landlord unless accepted by Landlord, in writing, specifying the effective surrender of the Premises. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combinations of all locks, safes and similar items. No receipt of money by Landlord from Tenant after the Expiration Date (or sooner termination) shall reinstate, continue or extend the Lease Term, unless Landlord specifically agrees to same in writing signed by Landlord at the time such payment is made by Tenant.

        32.    NO WAIVER; CUMULATIVE REMEDIES

         A. NO WAIVER. No waiver of any provision of this Lease by Landlord will be deemed to imply or constitute a further waiver by Landlord of the same or any other provision hereof.  The rights and remedies of Landlord under this Lease or otherwise are cumulative and are not intended to be exclusive and the use of one will not be taken to exclude or waive the use of another, and Landlord will be entitled to pursue all rights and remedies
available to landlords under the laws of the State of Florida.   Landlord,
in addition to all other rights which it may have under this Lease, hereby expressly reserves all rights in connection with the Building or the Premises not expressly and specifically granted to Tenant under this Lease and Tenant hereby waives all claims for damages, loss, expense, liability, eviction or abatement it has or may have against Landlord on account of Landlord's exercise of its reserved rights, including, but not limited to, Landlord's right to alter the existing name, address, style or


                    PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE configuration of the Building or the Common Areas, signage, suite identifications, parking facilities, lobbies, entrances and exits, elevators and stairwells, unless the same has a material detrimental effect on Tenant's ability to do business.

         B. RENT PAYMENTS. No receipt of money by Landlord from Tenant at any time, or any act, or thing done by, Landlord or its agent shall be deemed a release of Tenant from any liability whatsoever to pay Rent, Additional Rent, or any other sums due hereunder, unless such release is in writing, subscribed by a duly authorized officer or agent of Landlord and refers expressly to this Section. Any payment by Tenant or receipt by Landlord of less than the entire amount due at such time shall be deemed to be on account of the earliest sum due. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction. In the case of such a partial payment or endorsement, Landlord may accept such payment, check or letter without prejudice to its right to collect all remaining sums due and pursue all of its remedies under the Lease.

        33.    WAIVER

         To the extent permitted by law, Tenant hereby waives: (a) jury trial in any action or proceeding regarding a monetary default by Tenant and/or Landlord's right to possession of the Premises, and (b) in any action or proceeding by Landlord for eviction where Landlord has also filed a separate action for damages, Tenant waives the right to interpose any counterclaim (except a mandatory or compulsory counterclaim) in such eviction action. Moreover, Tenant agrees that it shall not interpose or maintain any counterclaim in such damages action unless it pays and continues to pay all Rent, as and when due, into the registry of the court in which the damages action is filed. In the event of any dispute hereunder, or any default in the performance of any term or condition of this Lease, the prevailing party in litigation shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys' fees.

        34.    CONSENTS AND APPROVALS

          If Tenant requests Landlord's consent or approval under this Lease, and if in connection with such requests Landlord deems it necessary to seek the advice of its attorneys, architects and/or other experts, then Tenant shall pay the reasonable fee of Landlord's attorneys, architects and/or other experts in connection with the consideration of such request and/or the preparation of any documents pertaining thereto. Whenever under this Lease Landlord's consent or approval is expressly or impliedly required, the same shall be in writing and may be arbitrarily withheld except as otherwise specified herein.



                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                   Page 38

        35.    RULES AND REGULATIONS

         Tenant agrees to abide by all rules and regulations attached hereto as Exhibit "C" and incorporated herein by this reference, as reasonably amended and supplemented from time to time by Landlord. Landlord will not be liable to Tenant for violation of the same or any other act or omission by any other tenant.

        36.    SUCCESSORS AND ASSIGNS

         This law will be binding upon and inure to the benefit of the respective heirs, personal and legal representatives, successors and permitted assigns of the parties hereto.

        37.    QUIET ENJOYMENT

         In accordance with and subject to the terms and provisions of this Lease, Landlord warrants that it has full right to execute and to perform under this Lease and to grant the estate demised and that Tenant, upon Tenant's payment of the required Rent and Additional Rent and performing of all of the terms, conditions, covenants, and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the full Lease Term.

        38.    ENTIRE AGREEMENT

         This Lease, together with the BLI Rider, exhibits, schedules, addenda and guaranties (as the case may be) fully incorporated into this Lease by this reference, contains the entire agreement between the parties hereto regarding the subject matters referenced herein and supersedes all prior oral and written agreements between them regarding such matters. This
Lease may be modified only by an agreement in writing dated and signed by Landlord and Tenant after the date hereof.

        39.    HAZARDOUS MATERIALS

         A. PROHIBITION OF STORAGE. As used herein, "Hazardous Materials Laws" means all federal, state and local laws, statutes, ordinances and regulations, rules, rulings, policies, orders and administrative actions and orders relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, infectious waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any 'hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials"). Tenant shall, at its own expense, at all times and in all respects: (i) comply with all Hazardous Materials Laws regarding Hazardous Materials introduced in or about the Building by or at the direction of Tenant or in connection with Tenant's use of the Premises ("Tenant's Hazardous Materials"); and (ii) procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating

                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE
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                              Page 517 of 606
to Tenant's Hazardous Materials within, on, under or about the Building in conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Landlord recognizes and agrees that Tenant may use Tenant's Hazardous Materials in normal quantities that are applicable to general office use and that such use by Tenant shall not be deemed a violation of this Section, so long as the levels are not in violation of any Hazardous Materials Laws. Upon termination or expiration of the Lease, Tenant shall, at its own expense, cause all of Tenant's Hazardous Materials to be removed from the Premises and Building Common Area and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Landlord acknowledges that it is not the intent of this Section to prohibit Tenant from operating its business as described in this Lease. Tenant may operate its business according to the custom of the industry so long as the use or presence of Tenant's Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord), and hold Landlord and Landlord's Agents free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and expenses (including attorneys' fees) or death of or injury to any person or damage to any property whatsoever, including, without limitation, the Building common area, arising from or caused in whole or in part, directly or indirectly, by the presence in or about the Building of any of Tenant's Hazardous Materials or by Tenant's failure to comply with any Hazardous Materials Law regarding Tenant's Hazardous Materials or in connection with any removal, remediation, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of Tenant's Hazardous Materials.

         B. DISCLOSURE WARNING AND NOTICE OBLIGATIONS. Tenant shall comply with all laws, ordinances and regulations in the State where the Premises is located regarding the disclosure of the presence or danger of Tenant's Hazardous Materials. Tenant acknowledges and agrees that all reporting and warning obligations required under the Hazardous Materials -Laws with respect to Tenant's Hazardous Materials are the sole responsibility of Tenant, whether or not such Hazardous Materials Laws permit or require Landlord to provide such reporting or warnings, and Tenant shall be solely responsible for complying with such Hazardous Materials Laws regarding the disclosure of, the presence or danger of Tenant's Hazardous Materials.
Tenant shall immediately notify Landlord, in writing, of any complaints, notices, warnings, reports or asserted violations of which Tenant becomes aware relating to Hazardous Materials on or about the Premises. Tenant shall also immediately notify Landlord if Tenant knows or has reason to believe Tenant's Hazardous Materials have or will be released in or about the Building.

         C. ENVIRONMENTAL TESTS AND AUDITS. Tenant shall not perform or cause to be performed, any Hazardous Materials surveys, studies, reports or inspection, relating to the Premises without obtaining Landlord's advance written consent, which consent may be withheld in Landlord's sole discretion. At any time prior to the expiration of the Lease Term,


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                                   Page 40

Landlord shall have the right to enter upon the Premises in order to conduct appropriate tests and to deliver to Tenant the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of Tenant's use of the Premises.

         D. SURVIVAL/TENANT'S OBLIGATIONS. The respective rights and obligations of Landlord and Tenant under this Section shall survive the expiration or termination of this Lease.

        40.    BANKRUPTCY PROVISIONS

         A. EVENT OF BANKRUPTCY. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, II U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute the property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy
Code. Any and a monies or other considerations constituting Landlord's property under this Section not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.

         B. ADDITIONAL REMEDIES. In addition to any rights or remedies heretofore or hereinafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply in the event Tenant is in default of this Lease:

          (1) In all events, any receiver or trustee in bankruptcy shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief" or within such earlier time as may be provided by applicable law.

          (2) In the event of an assumption of this Lease by a debtor or by a trustee, such debtor or trustee shall within fifteen (15) days after such assumption (i) cure any default or provide adequate assurance that defaults will be promptly cured; (ii) compensate Landlord for actual pecuniary loss or provide adequate assurance that compensation will be made for actual monetary loss, including, but not limited to, all attorneys' fees and costs incurred by Landlord resulting from any such proceedings; and (iii) provide adequate assurance of future performance.

          (3) Where a default exists under this Lease, the trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease.



                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

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                              Page 519 of 606

          (4) The debtor or trustee may only assign this Lease if (i) it is assumed and the assignee agrees to be bound by this Lease, (ii) adequate assurance of future performance by the assignee is provided, whether or not there has been a default under this Lease, and (iii) the debtor or trustee has received Landlord's prior written consent pursuant to the provisions of this Lease. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord.

          (5) Landlord shall be entitled to the fair market value for the Premises and the services provided by Landlord (but in no event less than the rental reserved in this Lease) subsequent to the commencement of a bankruptcy event.

          (6) Any security deposit given by Tenant to Landlord to secure the future performance by Tenant of all or any of the terms and conditions of this Lease shall be automatically transferred to Landlord upon the entry of an "Order of Relief".

          (7) The parties agree that Landlord is entitled to adequate assurance of future performance of the terms and provisions of this Lease in the event of an assignment under the provisions of the Bankruptcy Code. For purposes of any such assumption or assignment of this Lease, the parties agree that the term "adequate assurance" shall include, without limitation, at least the following: (i) any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) in an amount sufficient to assure that the proposed assignee will have the resources to meet the financial responsibilities under this Lease, including the payment of all Rent; the financial condition and resources of Tenant are material inducements to Landlord entering into this Lease; (ii) any proposed assignee must have engaged in the permitted use described in the BLI Rider for at least five (5) years prior to any such proposed assignment, the parties hereby acknowledging that in entering into this Lease, Landlord considered extensively Tenant's permitted use and determined that such permitted business would add substantially to the tenant balance in the Building, and were it not for Tenant's agreement to operate only Tenant's permitted business on the Premises, Landlord would not have entered into this Lease, and that Landlord's operation of the Building will be materially impaired if a trustee in bankruptcy or any assignee of this Lease operates any business other than Tenant's permitted business; (iii) any assumption of this Lease by a proposed assignee shall not adversely affect Landlord's relationship with any of the remaining tenants in the Building taking into consideration any and all other "use" clauses and/or "exclusivity" clauses which may then exist under their leases with Landlord; and (iv) any proposed assignee must not be engaged in any business or activity which it will conduct on the Premises and which will subject the Premises to contamination by any Hazardous Materials.



                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                   Page 42

        41.    FAILURE TO GIVE POSSESSION

               If Landlord is unable to give possession of the Premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease, but the Rent payable hereunder shall be abated (provided Tenant is not responsible for Landlord's inability to obtain possession) until after Landlord shall have given Tenant written notice that the Premises are substantially ready for Tenant's occupancy.

        42.    DELIVERY OF GUARANTY

               At or prior to the parties execution of this Lease Landlord has delivered to Tenant a form of guaranty (the "Guaranty") to be signed by each Guarantor identified in the BLI Rider. Tenant's failure to deliver the Guaranty fully executed by the Guarantor within 5 days from the earliest date on which this Lease has been signed by the parties shall constitute an Event of Default.

        43.    MISCELLANEOUS

               A. If Tenant has a lease for other space in the Building, any default by Tenant under such lease will constitute a default hereunder.

               B. If any term or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected thereby and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law. This Lease will be construed in accordance with the laws of the State of Florida.

               C. Submission of this Lease to Tenant does not constitute an offer, and this Lease becomes effective only upon execution and delivery by both Landlord and Tenant.

               D. Tenant acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties, except such as are expressed herein.

               E. Tenant will pay before delinquency all taxes assessed during the Lease Term against any occupancy interest in the Premises or personal property of any kind owned by or placed in, upon or about the Premises by Tenant.

               F. If Tenant, with Landlord's consent, occupies the Premises or any part thereof prior to the beginning of the Lease Term, all provisions of this Lease will be in full force and effect commencing upon


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE such occupancy, and Base Rent and Additional Rent, where applicable, for such period will be paid by Tenant at the same rate herein specified.

               G. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for the agents or brokers specifically set forth in the BLI Rider with respect to each Landlord and Tenant. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Lease Term.

               H. Neither this Lease nor any memorandum hereof will be recorded by Tenant.

               I. Nothing contained in this Lease shall be deemed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

               J. Whenever in this Lease the context allows, the word "including' will be deemed to mean "including without limitation". 'Me headings of articles, sections or paragraphs are for convenience only and shall not be relevant for purposes of interpretation of the provisions of this Lease.

               K. This Lease does not create, nor will Tenant have, any express or implied easement for or other rights to air, light or view over or about the Building or any part thereof.

               L. Landlord reserves the right to use, install, monitor, and repair pipes, ducts and conduits within the walls, columns, and ceilings of the Premises.

               M. Any acts to be performed by Landlord under or in connection with this Lease may be delegated by Landlord to its managing agent or other authorized person or firm.

               N. It is acknowledged that each of the parties hereto has been fully represented by legal counsel and that each of such legal counsel has contributed substantially to the content of this Lease. Accordingly, this Lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions hereof.

               O. Landlord and Tenant acknowledge that the terms and provisions of this Lease have been negotiated based upon a variety of


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE factors, occurring at a coincident point in time, including, but not limited to: (i) the individual principals involved and the financial strength of Tenant, (ii) the nature of Tenant's business and use of the Premises, (iii) the current leasing market place and the economic conditions affecting rental rates, (iv) the present and projected tenant mix of the Building, and (v) the projected juxtaposition of tenants on the floor(s) upon which the Premises are located and the floors within the Building. Therefore, recognizing the totality, uniqueness, complexity and interrelation of the aforementioned factors, the Tenant agrees to use its best efforts not to disseminate in any manner whatsoever, (whether by word of mouth, mechanical reproduction, physical tender or by any manner of visual or aural transmission or review) the terms and conditions of this Lease to third parties who could in any way be considered presently or in the future as prospective tenants for this or any other leasehold property with which Landlord may be involved.

               P. If more than one person or entity is named herein as Tenant, their liability hereunder will be joint and several. In case Tenant is a corporation, Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease, executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder. In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership every partner therein in accordance with its terms. It is agreed that each and every present and future partner in Tenant shall be and remain at all times jointly and severally liable hereunder and that neither the death, resignation or withdrawal of any partner, nor the subsequent modification or waiver of any of the terms and provisions of this Lease, shall release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented in writing to such release.

               Q. Landlord has made no inquiries about and makes no representations (express or implied) concerning whether Tenant's proposed use of the Premises is permitted under applicable law, including applicable zoning law; should Tenant's proposed use be prohibited, Tenant shall be obligated to comply with applicable law and this Lease shall nevertheless remain in fall force and effect.

               R. Notwithstanding anything to the contrary in this Lease, if Landlord cannot perform any of its obligations due to events beyond
Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events.
Events beyond Landlord's control include, but are not limited to,


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

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                              Page 523 of 606
hurricanes and floods and other acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

               S. Tenant agrees to pay, before delinquency, all taxes assessed during the Lease Term agreement (i) all personal property, trade fixtures, and improvements located in or upon the Premises and (ii) any occupancy interest of Tenant in the Premises.

               T. If the Rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the Rent which may from time to time during the continuance of such rent restriction be legally permissible, but not in excess of the amounts of Rent additional rent payable under this Lease.
Upon the termination of such rent restriction prior to the expiration of the term of this Lease, (a) the Rent shall become payable under this Lease in the amount of the Rent set forth in this Lease for the period following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the Rent which would have been paid pursuant to this Lease, but for such rent restriction, less (ii) the Rent paid by Tenant to Landlord during the period that such rent restriction was in effect.

               U. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, notwithstanding any designation or request by Tenant to credit such payments to certain items.

               V. Irrespective of the place of execution or performance, Landlord and Tenant and their successors and assigns and any guarantor of Tenant's obligations hereunder hereby agree that this Lease shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving reference to principles of conflicts of law. The state courts of the State of Florida shall have jurisdiction to hear and determine any dispute between Landlord and Tenant pertaining directly or indirectly to this Lease or any matter arising therefrom, and Tenant and any guarantor of Tenant's obligations hereunder hereby expressly


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                   Page 46
consent and submit in advance to such jurisdiction in any action or proceeding commenced in such courts by either party hereto.

        IN WITNESS WHEREOF, the parties have signed and delivered this Lease as of the day and year first above written.


WITNESSES:                              LANDLORD:

/s/ J. Mallory                          COLONY PRESIDENTIAL PARTNERS, L.P.
- ---------------------------
                                        By:  Presidential Genpar, Inc.
/s/ [illegible]
- ---------------------------
(As to Landlord)                        By:  /s/ Kevin C. McTavish
                                             ----------------------------
                                             Kevin C. McTavish
                                             Vice President


WITNESSES:                              "TENANT"

                                        ACC CONSUMER FINANCE CORPORATION
- ---------------------------

                                        By: /s/ Roy Frank Mercer S.V.P.
                                            -------------------------------
/s/ Katheryn L. Graver
- ---------------------------
(As to Tenant)



                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                   Page 47

                                 EXHIBIT "A"


            Architectural Drawing of Presidential Circle Building






                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                    Page 1

                                 EXHIBIT "B"

                            WORK LETTER AGREEMENT

        In the event of any inconsistencies between this Agreement and the Lease dated concurrently herewith to which this Agreement is attached as Exhibit "B", this Agreement shall control. Capitalized terms used in this Agreement shall, unless otherwise specifically set forth herein, have the same meanings as in the Lease.

        1. Landlord shall complete or cause the completion of the initial buildout of the Premises as shown on the Final Plans (defined in Paragraph 2.) and as more fully described in this Section ("Tenant's
Initial Improvements"). As Tenant's agent, Landlord shall retain an architect and/or engineer licensed in the State of Florida to prepare complete and detailed demolition, architectural, structural, mechanical and engineering plans and specifications prepared by and stamped and certified by such architect or engineer, showing Tenant's Initial Improvements ("Construction Plans"). The cost of the Construction Plans shall be the responsibility of Tenant, except that if Paragraph 2. establishes a financial contribution of Landlord toward the cost of Tenant's Initial Improvements, Landlord will pay the cost of the Construction Plans out of such financial contribution. The Construction Plans shall be substantially in accordance with the preliminary space plan initialed by the parties at or prior to execution of the Lease, and shall otherwise be acceptable to Landlord in its reasonable discretion. Tenant's Initial Improvements shall meet or exceed the Building minimum standards for Tenant's Initial Improvements ("Minimum Building Materials and Construction") as determined by Landlord in its reasonable discretion. If applicable, Tenant's Construction Plans shall include all information necessary to reflect Tenant's requirements for the installation of any supplemental air conditioning system and ductwork, heating, electrical, plumbing and other mechanical systems and all work necessary to connect any special or non-standard facilities to the Building's base mechanical, electrical and structural systems. Tenant's submission shall include not less than one (1) set of sepias, three (3) signed and sealed sets, and six (6) bidding sets of black and white prints for each bidder. Tenant's Construction Plans shall include, but not be limited to, indication or identification of the following:

               A. locations and structural design of all floor area requiring live load capacities in excess of 75 pounds per square foot;

               B.     the density of occupancy in large work areas;

               C. the location of any food service areas or vending equipment rooms if permitted by Landlord,

               D. areas requiring 24-hour air conditioning, Tenant's supplemental HVAC units (if any), and electrical consumption submeters if required by Landlord;


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                              Page 527 of 606

               E.     location of rooms for telephone equipment;

               F. locations and types of plumbing, if any, required for toilets (other than core facilities), sinks, drinking fountains, etc.;

               G.     light switching of offices, conference rooms, etc.;

               H. layouts for specially installed equipment, including computers, size and capacity of mechanical and electrical services required and heat projection of equipment;

               I. dimensioned location of: (a) electrical receptacles (120 volts), including receptacles for wall clocks, and telephone outlets and their respective locations (wall or floor), (b) electrical receptacles for use in the operation of Tenant's business equipment which requires 208 volts or separate electrical circuits, (c) electronic calculating, CRT systems, etc., and (d) special audio-visual requirements;

               J. special fire protection equipment and raised flooring where permitted by Budding systems and otherwise approved by Landlord;

               K.     reflected ceiling plan;

               L. information concerning air conditioning loads, including, but not limited to, air volume amounts at all supply vents;

               M.     non-building standard ceiling heights and/or materials;

               N. materials, colors and designs of wall coverings and finishes;

               O. painting and decorative treatment required to complete all construction;

               P.     swing of each door;

               Q. a schedule for doors (including dimensions for undercutting of doors to clear carpeting) and frames complete with hardware, and

               R. all other information necessary to make the work complete and in all respects ready for operation.

        2. As used herein, "Final Plans" refers to the Construction Plans after the same have been approved in writing by Landlord. Other than Landlord's Contribution, if any, set forth in the BLI Rider which Landlord shall contribute to the cost of the Construction Plans and Tenant's Initial Improvements ('Landlord's Contribution"), Tenant shall


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE be responsible for the entire cost of Tenant's Initial Improvements including any revisions to the Final Plans ("Revisions").

        3 .    Promptly following Landlord's approval of the Final Plans,
Landlord shall cause the Final Plans to be submitted for bids to not fewer than two (2) contractors selected by Landlord. Promptly following Landlord's receipt of the bids from such two (2) contractors, Landlord shall submit to Tenant the estimate of the cost of Tenant's Initial Improvements which exceeds Landlord's Contribution ("Tenant's Extra Cost"). Tenant shall either approve or disapprove the estimate of Tenant's Extra Cost within three (3) days after submission by Landlord. If Tenant shall disapprove all or a portion of the estimate of the Tenant's Extra Cost, Landlord shall as Tenant's agent and at Tenant's expense cause the Construction Plans to be revised and resubmitted to the applicable contractors for revised bids. This process shall continue until Tenant approves Tenant's Extra Cost estimate; provided, however, such process shall not continue more than thirty (30) days following Landlord's initial advice as to the amount of Tenant's Extra Cost, during which such thirty (30) day period, Tenant shall be required to approve the then-existing amount of Tenant's Extra Cost based on Landlord's and Tenant's negotiations with the selected contractor. Notwithstanding the foregoing, Tenant shall approve of Tenant's Extra Cost if (i) the same is not more than 5 % greater than Landlord's Contribution or (ii) Landlord agrees in writing that it shall pay any portion of Tenant's Extra Cost that exceeds an amount equal to 105 % of Landlord's Contribution. Tenant's approval of Tenant's Extra Cost shall be evidenced by the payment of same to Landlord, and Tenant shall be responsible for the payment of any sales or other taxes applicable to Tenant's Extra Cost. Landlord agrees that, unless Tenant is in default of its obligations under this Work Letter Agreement or the Lease, it shall only disburse the Tenant's Extra Cost monies on account of work in place. Time shall be of the essence with respect to Tenant's obligations hereunder.

        4. Landlord shall not be responsible or liable for any delay in substantially completing Tenant's Initial Improvements as a result of any act, neglect, failure or omission of Tenant, its agents, servants, employees, contractors, or subcontractors ("Tenant Delay"). Tenant
Delay includes without limitation any of the following:

               A. Tenant's failure to furnish plans, drawings, and specifications in accordance with and at the times required by this Work Letter; or

               B. any delays resulting from the disapproval by Landlord or Landlord's Consultant of all or a portion of Tenant's revised plans and specifications as resubmitted after initial submission; or

               C. any delays resulting from Tenant's disapproval of the cost of Tenant's Extra Cost, which delay shall be deemed to commence upon the date of Tenant's disapproval of the cost of


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

        Tenant's Extra Cost and end on the date of Tenant's final approval of such cost; or

               D. Tenant's request for materials, finishes or installations which are not readily available at the time Landlord is ready to install same; or

               E. Any change(s) to or revision(s) of the Final Plans ("Revisions"); or

               F. the performance of work by a person, firm or corporation employed by Tenant and delays in the completion of the said work by said person, firm, or corporation.

        5. Tenant shall pay to Landlord a sum equal to any additional cost to Landlord in completing Tenant's Initial Improvements resulting from any Tenant Delay. Any such sums shall be in addition to any sums payable pursuant to paragraph 3 and shall be paid to Landlord within ten
(10) days after Landlord submits an invoice to Tenant therefor. Such costs shall be collectible in the same manner as Additional Rent whether or not the Lease Term shall have commenced, and if Tenant defaults in the payment of such cost, Landlord shall have no obligation to continue the performance of Tenant's Initial Improvements until Tenant shall have cured such default.

        6. Except as hereinafter provided, neither Tenant nor its agents, employees, invitees or independent contractors shall enter the Premises during construction of Tenant's Initial Improvements. Tenant hereby designates Tenant's Construction Agent as set forth in the BLI Rider for the purposes of submitting to Landlord or Landlord's Consultant and authorizing Revisions to the Final Plans. Tenant's Construction Agent shall have the right from time to time to inspect the Premises during the course of Tenant's Initial Improvements provided Tenant's
Construction Agent shall make a prior appointment with Landlord and/or its contractor at a mutually convenient time.

        7. Upon the granting of consent by Landlord or Landlord's Consultant, which shall not be unreasonably withheld, Tenant or its agents may enter the Premises prior to the Commencement Date to perform such decorative or other tenant finishing work ("Tenant Work") as it may desire provided that the Tenant Work in no way interferes with the performance of Tenant's Initial Improvements and such entry shall be deemed under all the terms, covenants and conditions of this Lease, except the covenant to pay Base Rent. In the event Landlord, in its sole discretion, determines that the performance by Tenant or any of its agents of any Tenant Work is impeding or impairing in any way the performance of Tenant's Initial Improvements, then, upon notice to Tenant, Tenant shall cease or cause the cessation of such Tenant Work until the receipt of notification from Landlord or Landlord's Consultant that Tenant may once again enter the Premises in order to perform the Tenant Work. In the event Tenant Agent or Tenant's contractor enters the Building, as may be permitted by Landlord or Landlord's Consultant,


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

Tenant shall indemnify and hold Landlord harmless from and against any and all loss, liability, damage, cost and expense, including without limitation, reasonable attorneys' fees and disbursements, claimed or actually arising from, growing out of or related to (a) any act, INITIALS neglect or failure to act of Tenant or anyone entering the Building with Tenant's permission, (b) the performance of Tenant Work, or (c) any other reason whatsoever arising out of said entry upon the Building. The provisions of this section shall survive the termination of this Lease.

        8. Tenant shall have the right to make Revisions. All Revisions shall be subject to Landlord's prior written approval,.which shall not be unreasonably withheld provided the Revisions are non-structural in nature. Landlord shall either approve or disapprove the Revisions within five (5) business days after submission thereof by Tenant.
Without limiting the generality of the foregoing, no Revision will be approved unless (a) all changes to and modifications from the Final
Plans are circled or highlighted as per standard practices and (b) said Revisions conform with the requirements of this Work Letter. Landlord or Landlord's Consultant shall notify Tenant in writing of the cost of the Revisions, and any Tenant Delay that the performance of the same may entail. If Tenant agrees with the cost and delay of such Revisions, Tenant shall acknowledge Tenant's approval in writing within three (3) business days after Landlord's notice thereof to Tenant. If Tenant fails to approve of the cost of such Revisions (and, if requested by Landlord, the amount of any Tenant Delay that Landlord estimates will occur as a result of such Revisions) within three (3) business days, Landlord or Landlord's Consultant shall not approve such Revisions. The cost of any Revisions shall be borne solely by Tenant. An additional fee based on such cost shall be payable in the manner and at the times set forth in paragraph 3.

        9. Landlord shall, subject to Tenant Delays and any other cause beyond Landlord's reasonable control, use due diligence to complete Tenant's Initial Improvements as soon as may be practicable, but Landlord shall not be liable in any manner whatsoever for its failure to do so by any particular date.

        10. Landlord shall notify Tenant of the date of Substantial Completion at least five (5) days prior thereto. As used herein, "Substantial Completion" shall mean that, with the exception of punch-list items, Tenant's Initial Improvements shall have been completed in accordance with the Final Plans and all mechanical systems serving or affecting the Premises shall then be in working order. Landlord and Tenant shall thereupon set a mutually convenient time for Tenant's Construction Agent and Landlord or Landlord's Consultant to inspect the Premises, at which time Tenant's architect shall prepare and submit to Landlord a punch list of items to be completed. Upon completion of the inspection, Tenant's Construction Agent shall acknowledge in writing that substantial completion has occurred, subject to any punch list items to be completed. Landlord shall diligently complete the approved work on the punch list items. In the event Tenant shall fail to confer


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                                    Page 5
with Landlord within five (5) days of Landlord's notice setting forth the date of Substantial Completion, which conference shall confirm Substantial Completion of Tenant's Initial Improvements has occurred,
(a) Tenant shall have no right to enter the Premises for the purposes of conducting its business therefrom until Tenant and Tenant's Construction Agent met with Landlord in the Premises and prepare a punch list of incomplete items, if applicable, and (b) Tenant's Initial Improvements shall be deemed completed and satisfactory in all respects. As used in the Lease, the "Commencement Date" shall be the earliest of the following: (a) the date of Substantial Completion; (b) the date on which Tenant takes possession of the Premises; and (c) the date that Substantial Completion would have occurred but for any Tenant Delay as determined by Landlord in its reasonable discretion. Notwithstanding the foregoing, the Commencement Date shall not be set earlier than the Substantial Completion date on account of Tenant Delay resulting from excusable Revisions. Excusable Revisions are those that are necessitated by (i) failure of the Final Plans to comply with applicable building code requirements or (ii) discrepancies between the Final Plans and actual conditions of the Building.

        11. In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of Landlord's Consultant or a temporary or final certificate of occupancy or completion (as may be applicable) issued by the local governmental authority shall be conclusive evidence of such completion, effective on the date of the issuance of such certificate to Tenant.


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                    Page 6

                                 EXHIBIT "C"

                            RULES AND REGULATIONS


        1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, and halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Premises.

        2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord, in Landlord's sole discretion. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, in Landlord's sole and reasonable discretion. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design, and color, and attached in the manner approved by Landlord, in Landlord's sole discretion.

        3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord, in Landlord's sole and reasonable discretion, except that the name of Tenant may appear on the entrance door of the Premises. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and the directory shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant and shall be of a size and style acceptable to the Landlord, in Landlord's sole discretion.

        4. Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau.
Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for labor giving an address at the Premises. The Premises shall not be used for gambling, lodging, or sleeping or for any immoral or illegal purposes. The Premises shall not be used for the manufacture, storage, or sale of merchandise, goods or property of any kind whatsoever.

        5. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageway or other public places in the Building shall not be covered or obstructed by any Tenant nor shall any bottles, parcels or other articles be placed on the window sills. No materials shall be placed in the corridors or vestibules nor shall any articles obstruct any air conditioning supply or exhaust vent.


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

        6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant, its servants, employees, agents, or licensees shall be borne by Tenant.

        7. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as it may direct. Should a Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without Landlord's prior written permission. Neither Tenant nor Tenant's Agents including, but not limited to, electrical repairmen and telephone installers, shall lift, remove or in any way alter or disturb any of the interior ceiling materials of the Premises or Building, nor shall any of same have any access whatsoever to the area above the interior ceiling of the Premises or the Building except with the prior written consent of Landlord and in accordance with guidelines established by Landlord. No antennas shall be permitted.

        8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

        9. Landlord shall have the right to retain a passkey and to enter the Premises at any time, to examine same or to make such alterations and repairs as may be deemed necessary, or to exhibit same to prospective Tenants during normal business hours.

        10. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of doors, windows, skylights, or down the passageways.

        11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy restore to the Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant. Tenant shall pay to the Landlord the cost of any lost keys.


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                    Page 2

        12. Tenant will refer all contractors, contractors' representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the building, including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

        13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agent may determine from time to time.
All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangements initiated by Tenant will include determination by Landlord, subject to his decision and control, of the time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon 2-inch thick plank strips to distribute the weight. Any damage done to the Building or to other Tenants or to other persons in bringing in or removing safes, furniture or other bulky or heavy articles shall be paid for by the Tenant.

        14. Tenant agrees that all machines or machinery placed in the Premises by Tenant will be erected and placed so as to prevent any vibration or annoyance to any other Tenants in the Building of which the Premises are a part, and it is agreed that upon written request of Landlord, Tenant will, within ten (10) days after the making of such notice, provide approved settings for the absorbing, preventing, or decreasing of noise from any or all machines or machinery placed in the Premises.

        15. Each Tenant shall, at its expense, provide artificial light for the employees of the Landlord while doing janitor service or other cleaning, and in making repairs or alterations in said Premises.

        16. The requirements of Tenant will be attended to only upon written application at the office of the Building. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person nor contract with or render free or paid services to any Tenant or Tenant's agent, employees, or invitees.

        17. Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

        18. Tenant shall have the free use of the mail chutes, if any, installed in the Building, but the Landlord in no wise guarantees efficiency of the said mail chutes and shall be in no wise responsible for any damage or delay which may arise from use thereof.

                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

        19. Landlord will not be responsible for lost, stolen, or damaged property, equipment, money, or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when area is locked against entry or not.

        20. Landlord specifically reserves the right to refuse admittance to the Building from 7 p.m. to 7 a.m. daily, or on Saturdays, Sundays or legal holidays, to any person or persons who cannot furnish satisfactory identification, or to any person or persons who, for any other reason in the Landlord's judgment, should be denied access to the Premises.
Landlord, for the protection of the Tenant and Tenant's effects may prescribe hours and intervals during the night and on Saturdays, Sundays and holidays, when all persons entering and departing the Building shall be required to enter their names, the offices to which they are going or from which they are leaving, and the time of entrance and departure in a register provided for the purpose by the Landlord.

        21. No Tenant, nor any of Tenant's Agents, shall at any time bring or keep upon the Premises any inflammable, combustible, or explosive fluid, chemical, or substance.

        22. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of good order therein and any such other or further rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of the execution hereof.


                  PRESIDENTIAL CIRCLE STANDARD OFFICE LEASE

                                    Page 4

                                 EXHIBIT 10.57

                            OFFICE BUILDING LEASE

    THIS LEASE (the "Lease"), dated August 23, 1996, for reference purposes only, is entered into between Landlord (as defined below) and Tenant (as defined below), and consists of the Basic Lease Provisions, the General Office Lease Provisions and all addenda and exhibits identified at the end of the Basic Lease Provisions.

                           BASIC LEASE PROVISIONS

1. Landlord:  Plaza Holdings, Inc., a California corporation.

2. Tenant:  ACC Consumer Finance Corporation, a Delaware corporation.

3. Project: That certain office building project commonly known as Plaza Del Mar in the City of San Diego, San Diego County, California, as generally shown on the site plan attached as Exhibit "A", but reserving the right to make additions, deletions and modifications thereto as provided herein. (Section 1.1)

4. Premises and Building: Suite No. 160 on Floor No. One (1) in the Building having the street address 12526 High Bluff
   Drive, San Diego, California 92130, and as generally shown on Exhibit "B" hereto. (Section 1.1)

5. Estimated Commencement Date:  October 15, 1996. (Section 2.1)

6. Term: Fifteen (15) months, with Tenant having one (1) option to extend the Lease Term for a period of one (1) year in accordance with Paragraph 23. of the First Addendum. (Section 2.1)

7. Initial Basic Monthly Rent: Agreed to be $9,106.90 (based upon $1.70 per square foot of Tenant's Rentable Area), plus separately metered electricity to the Premises. (Section 3.1)

8. Increases to Basic Monthly Rent: Not applicable during the initial Lease Term. See Paragraph 23. of the First Addendum
   (Section 3.2).

9.  Tenant's Rentable Area:  Agreed to be 5,357 square feet.
    (Section 1.1)

10. Tenant's Usable Area:  Agreed to be 4,745 square feet.

11. Tenant's Pro Rata Share is 4.65% (subject to adjustment as provided herein). (Section 3.3[b])

12. Security Deposit:  $9,106.90 (Section 18).

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------
                                   1 of 2

13. Permitted Use:  General office use. (Section 5)

14. Payments and Notices shall be addressed to:  (Section 21.10)

    Landlord's Agent: Janez Properties, Inc.
                      12520 High Bluff Drive, Suite 100
                      San Diego, CA 92130

    Tenant:           ACC Consumer Finance Corporation
                      12750 High Bluff Drive, Suite 320
                      San Diego, CA 92130

15. Broker(s):  Name:       Mr. Joe Anderson
                Company:    Business Real Estate Brokerage Company
                Address:    5050 Avenida Encinas, Suite 150
                City:       Carlsbad, CA 92008
                Phone:      (619) 431-4209 (Section 21.11)

16. Guarantor of Lease (if applicable):   Not applicable.













                         LEASE ADDENDUM AND EXHIBITS

                First Addendum .........Additional Lease Terms

                Exhibit "A".............Site Plan of Project

                Exhibit "B".............Floor Plan of Premises

                Exhibit "C..............Memorandum of Actual
                                        Commencement
                                        and Expiration Dates

                Exhibit "D .............Rules and Regulations


LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------





                                   2 of 2

                              TABLE OF CONTENTS
                                                                        Page
                                                                        ----
SECTION 1.  PREMISES.......................................................1

  1.1    Premises; Building; Project.......................................1
  1.2    Acceptance of Premises............................................1
  1.3    Building Name and Address.........................................2

SECTION 2.  TERM...........................................................2

  2.1    Term..............................................................2
  2.2    Delay in Possession...............................................2
  2.3    Early Possession..................................................3
  2.4    Holding Over .....................................................3
  2.5    Surrender of Premises.............................................4

SECTION 3.  RENT AND OTHER PAYMENTS........................................4

  3.1    Basic Monthly Rent................................................4
  3.2    Basic Monthly Rent Increases......................................4
  3.3    Project Expenses..................................................4
  3.4    Prorations........................................................9
  3.5    No Offsets or Conditional Payments................................9
  3.6    Rent..............................................................9

    SECTION 4.  TAXES PAYABLE BY TENANT....................................9

  4.1    Tenant's Personal Property and Trade Fixtures.....................9
  4.2    Above Standard Tenant Improvements...............................10

    SECTION 5.  USE OF PREMISES...........................................10

  5.1    Limitation of Use................................................10
  5.2    Compliance with Governmental and Insurance
         Requirements.....................................................10
  5.3    Assumption of Risk of Noncompliance..............................11

SECTION 6.  REPAIRS, MAINTENANCE, ALTERATIONS AND ADDITIONS...............11

  6.1    Tenant Repairs and Maintenance...................................11
  6.2    Landlord Repairs and Maintenance.................................12
  6.3    Alterations and Additions........................................12
  6.4    Mechanics' Liens.................................................13
  6.5    Signs............................................................14
  6.6    Hazardous Materials..............................................14

SECTION 7.  BUILDING SERVICES ............................................15

    7.1    Utility Services...............................................15
    7.2    Excessive Use..................................................16
    7.3    Janitorial, Refuse Removal and Lighting Services...............16

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------
                                    -i-

    7.4    Interruption of Utility Service................................16
    7.5    Exoneration of Landlord and Management Company From
           Liability......................................................16

SECTION 8. COMMON AREAS...................................................17

SECTION 9. LANDLORD'S RIGHT OF ACCESS.....................................17

    9.1    Landlord's Right of Access.....................................17

SECTION 10.  INDEMNIFICATION..............................................18

SECTION 11.  INSURANCE....................................................18

    11.1    Tenant Insurance..............................................18
    11.2    Landlord Insurance............................................20
    11.3    Waivers of Subrogation........................................20

SECTION 12.  DAMAGE OR DESTRUCTION OF BUILDING OR PREMISES................20

  12.1    Partial Damage..................................................20
  12.2    Destruction of Building.........................................21
  12.3    Effect of Lease Termination.....................................21
  12.4    Reconstruction..................................................21
  12.5    Rent Abatement..................................................21
  12.6    Damage Due to Tenant's Fault....................................22

SECTION 13.  EMINENT DOMAIN...............................................22

SECTION 14.  ASSIGNING, SUBLETTING AND OTHER TRANSFERS....................22

  14.1   No Assignment Without Consent....................................22
  14.2   Procedure for Requesting.........................................23
  14.3   Terms of Consent.................................................23
  14.4   Right of Refusal; Termination....................................24
  14.5   Additional Events Constituting an Assignment.....................25
  14.6   Landlord's Remedies..............................................25
  14.7   Hypothecation of Lease...........................................26
  14.8   Additional Terms Applicable to Subleases.........................26

SECTION 15.  SUBORDINATION; ATTORNMENT AND NON-DISTURBANCE................27

  15.1   Subordination....................................................27
  15.2   Attornment.......................................................27
  15.3   Non-Disturbance..................................................27
  15.4   Self-Executing...................................................28

SECTION 16.  DEFAULT AND REMEDIES.........................................28

  16.1   Events of Default................................................28
  16.2   Landlord's Remedies..............................................29
  16.3   No Effect on Indemnification.................................... 31

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  16.4   No Acceptance of Surrender ......................................31
  16.5   Cumulative Remedies..............................................31
  16.6   Landlord's Cure of Tenant's Default..............................31
  16.7   Late Charges and Interest on Past Due Obligations................31
  16.8   Accord and Satisfaction..........................................32

SECTION 17.  LIABILITY OF LANDLORD........................................32

  17.1   Landlord's Inability to Perform..................................32
  17.2   Release Upon Sale................................................33
  17.3   Limitation on Recourse of Tenant.................................33

SECTION 18.  SECURITY DEPOSIT.............................................33

SECTION 19.  RIGHT TO TRANSFER............................................34

SECTION 20.  PARKING......................................................34

    20.1   Parking Areas and Structures...................................34
    20.2   Parking Charges; Regulation and Use............................35

SECTION 21.  GENERAL PROVISIONS...........................................35

    21.1   Index..........................................................35
    21.2   Interpretation.................................................35
    21.3   Time of the Essence............................................35
    21.4   Successors and Assigns.........................................35
    21.5   Waiver and Default.............................................36
    21.6   Entire Agreement; Amendments, Representations to
           Tenant by Third Parties........................................36
    21.7   Severability ..................................................37
    21.8   Counterparts...................................................37
    21.9   Attorneys' Fees................................................37
    21.10  Notices........................................................37
    21.11  Brokers........................................................38
    21.12  Examination of Lease...........................................38
    21.13  Rules and Regulations..........................................38
    21.14  Estoppel Certificate...........................................38
    21.15  Corporate Tenant...............................................39
    21.16  Recordation of Lease...........................................39
    21.17  Multiple Tenants...............................................39
    21.18  Compliance with Recorded Covenants, Conditions and
           Restrictions...................................................39

SECTION 22.     SPECIAL NOTICE--READ BEFORE EXECUTING THIS
                AGREEMENT.................................................40



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
                       GENERAL OFFICE LEASE PROVISIONS
                       -------------------------------

SECTION 1.  PREMISES.

          1.1 Premises; Buildings; Project. Subject to all of the terms, covenants and conditions contained in this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises identified in the Basic
Lease Provisions. The Premises are located within the Building and the Project identified in the Basic Lease
Provisions.

          Landlord makes no express or implied warranty that the Project will remain as it presently exists or as shown on Exhibit A, and expressly reserves the right to (i) add or delete buildings and to modify existing buildings, and (ii) modify the layout, configuration and composition of the parking, driveway and landscaped areas.

          Tenant acknowledges that the Premises do not include the areas between any finished ceiling and the slab of the Building floor above such ceiling, and Landlord reserves the use of such areas. Landlord further reserves the right to locate or relocate (both vertically and horizontally), install, maintain, use, repair and replace pipes, utility lines, ducts, conduits, flues, refrigerant lines, drains, sprinkler mains and valves, access panels, wires and appurtenant meters or equipment, and structural elements leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises.

          The rentable square footage contained within the Premises and the Project shall initially be the agreed-upon figures set forth in the Basic Lease Provisions, provided that if alterations or additions are subsequently made to buildings within the Project, such figures may be redetermined for purposes of redetermining Tenant's Pro Rata Share of Project Expenses (but not Basic Monthly Rent), by Landlord's architect using any reasonable method substantially in accordance with applicable B.O.M.A. guidelines most recently issued.

          1.2 Acceptance of Premises. Tenant acknowledges that, except as specifically set forth in this Lease, neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall

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conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects. If there is no Work Letter, or if no items are required of Landlord under the Work Letter, by taking possession of the Premises Tenant accepts the Premises in its existing condition, and waives any right or claim against Landlord arising out of the condition of the Premises, except for hidden defects. Nothing contained in this Section shall affect the Commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

           1.3 Address. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant.

SECTION 2.  TERM.

          2.1 Term. The Term shall be for the period shown in the Basic Lease Provisions. The Term shall commence ("Commencement Date") on the earlier of (a) subject to the provisions of Section 2.2, the Estimated Commencement Date as set forth in the Basic Lease Provisions, or (b) the date Tenant acquires possession or commences use of the premises. Within ten (10) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date ("Expiration Date") of this Lease. Tenant's failure to execute such form shall not affect the validity of Landlord's determination of those dates.

           2.2 Delay in Possession. Landlord shall use good faith efforts to make the Premises ready for occupancy (as defined below) on or before the Estimated Commencement Date. However, if Landlord, for any reason whatsoever, cannot deliver possession of the Premises ready for occupancy to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord tenders possession of the Premises ready for occupancy (as defined below), except that if Landlord's failure to so tender possession on the Estimated Commencement Date is attributable to any action or inaction by Tenant (including without limitation any tenant improvement construction change

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orders requested by Tenant or Tenant's failure to supply any information required from Tenant or the furnishing by Tenant of inaccurate or erroneous estimates, specifications, dates or other information), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's delay(s).

           The Premises shall be deemed "ready for occupancy" when (a) the Building's sanitary, electrical, heating, ventilation and air-conditioning systems are operational to the extent necessary to service the Premises (b) Landlord has provided reasonable access to the Premises by Tenant, its agents, employees, licensees and invitees so that the Premises may be used without substantial interference.

           2.3 Early Possession. If Tenant is permitted (in Landlord's sole discretion) to wholly or partially occupy the Premises for construction or other purposes prior to the Commencement Date, all of the terms of this Lease shall apply other than the obligation to pay Basic Monthly Rent or additional rent.

           2.4 Holding Over. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, nor give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease, except that the Basic Monthly Rent shall be the greater of (i) one hundred fifty percent (150%) of the Basic Monthly Rent for the month immediately preceding the date of termination or (ii) the then currently scheduled rent for comparable space in the Building. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in

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
addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

           2.5 Surrender of Premises. On the Expiration Date, Tenant shall surrender the Premises in the same condition as it existed upon delivery of possession thereof under this Lease, reasonable wear and tear excepted. Tenant shall surrender all keys for the Premises to Landlord or its designated agent at the place then fixed for the payment of rent and shall inform Landlord or its designated agent of all combinations on locks, safes, and vaults, if any, in the Premises. Tenant shall remove all its personal property and trade fixtures (including vaults) from the Premises prior to surrendering the Premises and shall repair any damage caused by such removal, Such repairs shall be performed in a manner satisfactory to Landlord and shall include, but not be limited to, the following: cap all plumbing, cap all electrical wiring, repair all holes in walls, restore damaged floor and/or ceiling tiles, and clean Premises thoroughly. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

SECTION 3.   RENT AND OTHER PAYMENTS.

           3.1 Basic Monthlv Rent. Tenant agrees to pay to Landlord, or to any other person as directed from time to time by notice from Landlord, basic monthly rent ("Basic Monthly Rent") in advance on or before the first day of each whole or partial calendar month during the Term hereof; provided that Tenant shall pay to Landlord upon execution of this Lease, in advance, one full month's Basic Monthly Rent which shall be applied to the first Basic Monthly Rent owing under this Lease.

           3.2  Basic Monthly Rent Increases.  The Basic Monthly
Rent shall be subject to periodic increases as provided in the Basic Lease Provisions and/or in the First Addendum to this Lease.

           3.3  Project Expenses.

                (a)  Project Expenses.  The term "Project
Expenses" shall include all of the following:

                      (i)   Utility Costs:  Any and all expenses
           incurred by Landlord in connection with electricity, air conditioning, heating, steam, solar heated water, natural gas, sewer charges, trash collection and any and all other utilities furnished to the Building and

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                              Page 545 of 606

           Project, including any taxes thereon, and including any maintenance and service contracts in connection therewith;

                      (ii) Operating Costs: Any and all costs and expenses incurred by Landlord in connection with the management, maintenance, operation, security and repair of the Building and the Project, the equipment therein, exterior doors and plate glass windows, adjacent walks, parking areas and parking structures, Common Areas, landscaped areas and all areas appurtenant thereto including, but not limited to, janitorial costs, service contracts, cleaning supplies and materials, salaries, wages, management fees, medical and general welfare benefits, pension payments, payroll taxes, workers' compensation, and uniforms for employees engaged in the management, operation, maintenance, security, and/or repair of buildings within the Project. As used herein "management" shall include, without limitation, Landlord's expenses to supervise and/or employ and maintain property management personnel and facilities for the Building and the Project to provide for the Project's management, maintenance, operation, security and repair, including the fair market value of Landlord's and the property manager's offices in the Project, provided that such offices are devoted solely to the management and operation of the Project. Operating Costs shall not include depreciation of any building within the Project or equipment therein, loan payments or real estate broker commissions;

                      (iii) Tax Costs: Any and all real estate taxes or assessments (whether general, special, ordinary or extraordinary), personal property taxes, license and permit fees, occupancy taxes, commercial rent taxes, improvement bonds, and any other levies, impositions or taxes of any nature (other than inheritance, personal income or estate taxes) levied or imposed by any authority having the direct or indirect power to tax (including without limitation any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof) upon or against any legal or equitable interest of Landlord in the Premises, Building or Project, any rent or other income therefrom, and/or Landlord's business of leasing the Project. Tax Costs also include any such

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
           tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the Term, including any change in the ownership of the Premises, Building or Project or completion of improvements therein, whether or not contemplated by the parties.

                      (iv)  Insurance Costs:  Any and all expenses
           incurred by Landlord in connection with providing insurance for the Building and the Project in such amounts and conditions as Landlord in its discretion shall determine to be necessary or desirable to fully provide for the safety and financial well being of Landlord, the Project, the tenants within the Project, lenders, beneficiaries under deeds of trust, and all persons and entities who are associated therewith and for all risks, obligations and responsibilities which Landlord may be liable for, including without limitation, fire insurance and extended (broad form) coverage, earthquake and flood coverage, plate glass insurance, public liability and property damage, rent loss and all other insurance to the extent that such insurance is maintained by Landlord. Landlord may, but shall not be required, except as otherwise provided under the terms of this Lease, maintain any particular type or amount of insurance for the benefit of Landlord, the Project or Tenant. Landlord may, at its discretion, increase or add additional insurance or coverage from time to time. Any amounts spent by Landlord to fund deductibles under any insurance policy shall also be deemed an Insurance Cost; and

                      (v)   Capital Improvement Costs: The cost of
           any equipment, device, alteration, addition, retrofit, upgrade or other improvement acquired or constructed subsequent to the Commencement Date in order to (i) achieve economies in the operation, maintenance and repair of the Building or other buildings in the Project, (ii) comply with any statutory or other legal requirements regarding the services required to be provided by Landlord under Section 7.1, or (iii) comply with any building codes or other statutory or legal requirements with respect to the Building or any other portion of the Project, including without limitation requirements relating to fire, health, safety, disabled persons or construction; provided the cost thereof is capitalized on the books of Landlord

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
           in accordance with generally accepted accounting practices. Capital Improvement Costs shall be amortized by multiplying the actual cost, including financing costs, of each individual improvement by the constant annual percentage required to fully amortize such cost on a straight-line basis over the useful life of such improvement as reasonably estimated by Landlord. Project Expenses shall include only the portions of any Capital Improvement Costs that are amortized over any applicable period during the Term.

                (b) Tenant's Pro Rata Share. The term "Tenant's Pro Rata Share" shall mean the percentage having as its numerator the number of rentable square feet within the Premises and having as its denominator the number of rentable square feet within the Project, which initial percentage is set forth in the Basic Lease Provisions; provided, however, that
(i) if any item or component of Project Expenses is segregated and paid separately by any other tenant(s) in the Project with respect to such tenant(s)' premises, then Tenant's Pro Rata
Share for such item or component shall be adjusted so that such tenant(s)' premises are not considered in computing the total rentable area of the Project, solely with respect to that item or component of Project Expenses, (ii) if any item or component of Property Expenses is segregated and paid separately by Tenant under this Lease, then such item or component shall be excluded from the determination of Property Expenses hereunder, and (iii) Tenant's Pro Rata Share shall be subject to adjustment in the event of any subsequent changes to the rentable square footage of the Premises or the Project.

                (c)  Tenant's Obligation to Pay Increases in
Project Expenses Over Base Year Project Expenses. As used herein, the term "accounting year" means any period from November 1 through October 31, and the term "Base Year" means the particular accounting year from November 1, 1996 through October 31, 1997. Commencing as of the first annual anniversary of the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant's Pro Rata Share of any excess of (i) any Project Expenses thereafter incurred during any whole or partial accounting year during the Term of this Lease, over (ii) Project Expenses incurred during the Base Year (or prorated portion thereof in the event of a partial accounting year). For purposes of prorating Project Expenses incurred during any partial accounting year (or partial Base
Year), it shall be assumed that Project Expenses are evenly incurred during the applicable accounting year (or Base Year). Further, any and all Project Expenses which vary depending upon

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
occupancy shall be adjusted to reflect at least 95% occupancy of the rentable square footage of any building in the Project during any period in which such building is not fully occupied.

                (d) Estimated Monthly Payment. Landlord shall use reasonable efforts to submit to Tenant on or before January 1 of each calendar year a statement of the actual Project Expenses for the prior accounting year, and a statement of the estimated Project Expenses for the current accounting year.
The estimated cost statement shall be determined by Landlord based upon its operating budget for the current accounting year, and the estimated cost statement shall be conclusive and binding upon Tenant. Landlord's failure to give any statement by such date shall not constitute a waiver by Landlord of its right to give such statement at any later date.

                Upon receipt of the estimated cost statement, Tenant shall pay to Landlord with the next regular monthly rent payment, one-twelfth (1/12) of the excess of the total estimated Project Expenses for the current accounting year over the total actual Project Expenses for the Base Year, multiplied by the number of months since the commencement of the current accounting year, less any sums already paid by Tenant for such period. Subsequent installments in an equal amount shall be payable with each monthly rent payment until the next actual cost statement is delivered. Landlord may change the monthly estimate payable by Tenant at any time during the accounting year by written notice to Tenant if Landlord's operating budget for such year changes.

                If any actual cost statement shows that Tenant's total estimated payments made during the covered period were less than the total amount owing hereunder for such period based upon actual Project Expenses, Tenant shall pay with the next monthly rent payment due a lump sum equal to the underpayment. If any actual cost statement shows that Tenant's total estimated payments made during the covered period were less than the total amount owing hereunder for such period based upon actual Project Expenses, the amount of the overpayment shall be credited against Tenant's next monthly rent payment.

                The provisions of this Section shall survive the expiration or earlier termination of this Lease, and when an actual cost statement is made for the accounting year in which this Lease expires or terminates, Tenant shall promptly pay any underpayment

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           to Landlord, and conversely, Landlord shall promptly
           refund any overpayment to Tenant.

                (a) Affiliated Service Companies. Nothing herein shall be implied to prohibit, and Tenant hereby acknowledges that Landlord may perform the janitorial, property management, repair or other services itself or through affiliated companies, provided the cost thereof charged to Tenant shall not exceed the reasonable comparable cost of such services by non-affiliated companies.

           3.4 Prorations. If the Commencement Date or the Expiration Date occurs on a day other than on the first or last day, respectively, of a calendar month, the Basic Monthly Rent and additional rent for that month shall be prorated on the basis of the actual number of days in that month.

           3.5 No Offsets or Conditional Payments. All Basic Monthly Rent, additional rent and any other charges and payments to be made by Tenant to Landlord under any provision of this Lease shall be payable in lawful money of the United States without any demand, deduction or offset for any reason or of any kind whatsoever.

           No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than a partial payment of the rent herein stipulated, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

           3.6 Rent. Any and all sums payable by Tenant to Landlord pursuant to this Lease, whether or not so designated, shall be deemed to be rent owing under this Lease.

SECTION 4.  TAXES PAYABLE BY TENANT.

           4.1 Tenant's Personal Property and Trade Fixtures. Tenant shall be liable for and pay at least ten (10) days prior to delinquency all taxes assessed or levied upon Tenant's trade fixtures, furnishings, equipment, and all other personal property located in the Premises. If possible, Tenant shall cause such taxes to be assessed and billed separately from the

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property of Landlord, but if such taxes are assessed and billed together with the property of Landlord, Tenant shall pay to Landlord Tenant's share of such taxes within ten (10) days after Landlord's delivery to Tenant of a statement in writing setting forth Landlord's reasonable determination of the amount of such taxes applicable to Tenant's property.

          4.2 Above Standard Tenant Improvements. If tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation attributable to Landlord's standard tenant improvement allowance for the Project, then Landlord may deem the real property taxes and assessments levied against Landlord or the Project by reason of such excess assessed valuation to be taxes levied against personal property of Tenant that are governed by the provisions of Section 4.1.
If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining the amount by which Tenant's improvements are assessed at a higher valuation than Landlord's standard allowance, such records shall be binding on both Landlord and Tenant.
Otherwise, the amount payable by Tenant pursuant to this
Section 4.2 shall be reasonably determined by Landlord.

SECTION 5.  USE OF PREMISES.

           5.1 Limitation of Use. Tenant shall use and occupy the Premises solely for the purpose specified in the Basic Lease Provisions, and Tenant shall not use or occupy the Premises or permit the same to be used or occupied for any other purposes without the prior written consent of Landlord. Tenant agrees that it will not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with or infringe upon the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

           5.2 Compliance with Governmental and Insurance Requirements. Tenant shall not use or occupy the Premises in violation of the certificate of occupancy issued for the Building or Premises or any law, ordinance or regulation or other directive of any federal, state or local governmental authority and shall at its sole cost and expense fully comply therewith. Tenant shall fully comply at its expense with any

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and all existing or subsequently imposed requirements of any governmental or quasi-governmental entity relating to energy conservation, traffic control, air quality, water quality or any other environmental concern including, without limitation, any traffic management program affecting the Building or the Project. Tenant shall not do or permit to be done anything which will invalidate or Increase the cost of any fire, extended coverage or other insurance Policy covering the Project and/or the Building. In addition to any other remedies available to Landlord, including but not limited to Landlord's right to declare such a use a breach of this Lease, Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for such policy or policies caused by reason of Tenant's failure to comply with the provisions of this Section.

          5.3 Assumption of Risk of Noncompliance. Tenant hereby warrants that it has investigated whether its proposed use of the Premises and its proposed manner of operation will comply with the requirements of this Section
5 and Tenant assumes the risk that its proposed use of the Premises and its proposed manner of operation are, and will continue to be, in compliance with all said requirements, including, without limitation, all zoning laws regulating the use and enjoyment of the Premises. Tenant shall have sole responsibility for obtaining at its expense any governmental permits or approvals (such as, but not limited to, a conditional use permit) required to operate its business at the Premises.

SECTION 6.  REPAIRS, MAINTENANCE, ALTERATIONS AND ADDITIONS.

           6.1 Tenant Repairs and Maintenance. Tenant shall at its sole cost and expense keep and maintain in good condition and repair the Premises and every part thereof including, without limitation, floor coverings, interior walls, ceilings, doors, carpeting, painting, wall coverings, drapes and other window treatments, and all fixtures and equipment therein and excluding only those repair obligations assumed by Landlord in
Section 6.2 below. Tenant shall cause all of the foregoing repairs and maintenance to be done at Tenant's expense and only by licensed contractors after giving notice to Landlord of the work to be performed, and the name(s) and California license number(s) of contractor(s). Tenants shall require all such contractors to comply with Landlord's requirements regarding any work to be done. If Tenant fails to repair and maintain the Premises, Landlord may, on ten (10) days prior notice (except that no notice shall be required in case of an emergency) enter

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                                    -11-
the Premises and perform such work itself, in which event Tenant shall reimburse Landlord upon demand as additional rent all costs so incurred, plus an administrative fee equal to ten percent (10%) of all such costs. Tenant shall not commit or permit to be committed any waste in or upon the Premises. As a material inducement to Landlord entering into this Lease, Tenant hereby waives the provisions of Section 1932(1) and 1942 of the Civil Code.

          6.2 Landlord Repairs and Maintenance. Landlord shall (i) keep in good order, condition and repair the foundations, exterior plate glass, exterior walls and doors, down spouts, gutters and roof of the Building and all unexposed electrical, heating, plumbing and sewage systems, and (ii) repair and maintain the mechanical systems necessary to provide those utilities and Building services to the Premises which Landlord has specifically agreed to provide pursuant to Section 7 below, and (iii) repair and maintain the Common Areas. The cost of repairing any damage to the Premises, the Building or the Project caused by the act or negligence of Tenant, its employees, contractors, agents, visitors, invitees, permittees, licensees or anyone under Tenant's control or supervision shall be reimbursed by Tenant to Landlord upon demand together with an administrative fee equal to ten percent (10%) of all such costs. Landlord shall not be required at any time to make any repairs, maintenance, improvements, alterations, changes, additions, or replacements of any nature whatsoever in or to the Premises or the Project except as specifically provided in this Lease.

           6.3 Alterations and Additions. Any alterations, changes, additions, modifications or improvements ("Alterations and Additions") installed by Tenant, its contractor or agents at any time prior to or during the term of this Lease shall be done only in compliance with each of the following requirements: (i) no such work shall proceed without Landlord's prior written approval which shall not be unreasonably withheld; (ii) all such work shall be done in conformity with a valid building permit and all other applicable permits or licenses when and where required, copies of which shall be furnished to Landlord before the work is commenced, and all such work shall be performed so as to be acceptable to any governmental authority or agency having or exercising jurisdiction over the work, and so as to be reasonably satisfactory to Landlord; provided, however, that Landlord shall have no responsibility therefor either to Tenant or to third parties, notwithstanding any failure by Landlord to

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                                    -12-
object to any such work; (iii) Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup; (iv) all data processing, photocopying, copying and other special electrical equipment shall have a separate outlet, and Tenant shall pay any additional costs on account of any increased support to the floor load necessary therefor, or for any other equipment; provided, however, that Landlord makes no representation or warranty as to the suitability of the Premises for such equipment; (v) Tenant or its contractors, before commencing any Alterations and Additions in, on or around the Premises, shall give sufficient notice thereof to Landlord for Landlord's preparation, posting and recordation of an appropriate notice of nonresponsibility, as provided in California Civil Code Section 3094, or any related, successor or similar provision of law. Within ten (10) days after substantial completion of any Alterations and Additions, Tenant shall record in the Office of the County Recorder in the county in which the Building is located, a notice of completion as permitted by law. Notwithstanding the foregoing, Tenant shall not affix any material to the exterior windows of the Building, shall not permit any logo sign or other such material within the Premises to be visible from the outside of the Building; and shall not use any window coverings other than the Building standard coverings provided by Landlord. In the event that any alterations or improvements to the Premises by Tenant (and/or any change in use of the Premises by Tenant) necessitates that the Common Areas of the Building or Project be altered in order to comply with the requirements of the Americans With Disabilities Act or other statutes or legal requirements, Tenant shall be responsible for the cost of such repairs to the Common Areas.

           6.4 Mechanics' Liens. Tenant hereby agrees to keep the Premises, the Building, and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Within twenty
(20) days after the filing of any such lien, Tenant shall either (i) cause the lien to be discharged of record, or (ii) if Tenant in good faith determines that such lien should be contested, furnish such security as Landlord may require (including, without limitation, a release bond under Section 3143 of the California Civil Code or any successor statute) to release the Premises, Building and Project from the effect of the lien. Failure by Tenant to fulfill either of the alternatives set forth in the immediately preceding sentence within such twenty (20) day period shall constitute a default

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                                    -13-
by Tenant hereunder and shall entitle Landlord to itself obtain the security described above and the cost thereof shall immediately become owing to Landlord by Tenant as additional rent. Tenant shall indemnify, defend (with counsel approved by Landlord), protect and hold Landlord and the Premises, Building and Project harmless from and against any and all claims, suits, judgments, liabilities or losses (including reasonable attorneys' fees and costs of suit) in any way arising from Tenant's failure to comply with this Section. In addition, Tenant shall pay Landlord's attorney's fees and costs in participating in such action if Landlord shall decide it is in its best interests to do so.

           6.5 Signs. Tenant may not erect, place or maintain any sign, exterior advertising medium or other device on the Building, the Project, or any window or door of the Premises, without the prior written consent of Landlord. Tenant shall at its own expense maintain and keep in good order all signs permitted by Landlord to be placed on the Building or the Project.

           SEE FIRST ADDENDUM, PARAGRAPH 25

           6.6 Hazardous Materials. As used herein, "Hazardous Materials" means any and all substance or substances: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section
9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or (iii) which contain gasoline, diesel fuel or other petroleum hydrocarbons. Tenant shall not (and shall not permit its officers, employees, contractors, sublessees, agents, invitees or permitees to) store, use, discharge or release any Hazardous Materials in, on, under or about the Premises, Building or Project (including without limitation discharge into any drains, toilets or other water or waste disposal systems). Notwithstanding the above, Tenant may store and use in the Premises small quantities of cleaning and office supplies that are normal and customary for general office use. Tenant shall be responsible for, and shall indemnify, defend, protect, and hold Landlord harmless from and against, any and all claims, suits, orders, judgments, clean-up or remediation costs, liabilities or losses arising from any

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                                    -14-
release of Hazardous Materials by Tenant in, on or about the Premises in violation of the covenants in this Section.

SECTION 7.  BUILDING SERVICES.

           7.1 Utility Services. So long as Tenant is not in default hereunder, Landlord agrees, subject to the terms and conditions hereinafter set forth, to furnish or cause to be furnished to the Premises air conditioning and heat during Landlord's normal operating hours, in such quantity and of such quality as is reasonably necessary for Tenant's comfortable use and enjoyment of the Premises for the purposes permitted hereunder. Landlord makes no representation with respect to air quality or the adequacy or fitness of the air conditioning or ventilating equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant other than normal fractional horsepower office equipment, and Landlord shall have no responsibility for loss or damage in connection therewith. Landlord shall provide a main electric line to the Building. Tenant shall be responsible for contracting and paying for electric power to the Premises directly with the local utility.

           Landlord's normal hours of operating the Building's systems (including the HVAC system) shall be from 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays. Tenant shall have access to the Premises and use of the Building's systems (including the HVAC system) twenty-four (24) hours per day, seven (7) days per week.

           If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Project or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or in the event Landlord is required or elects to make alterations to the Building or any other part of the Project in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Building or any other part of the Project related thereto. Such compliance and the making of such alterations shall in no event entitle Tenant to any damages or relieve Tenant of the obligation to pay the full rent required hereunder or constitute or be construed as a constructive or other eviction of Tenant. In addition, the cost of such

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                                    -15-
compliance and alterations shall be deemed to be a Capital
Improvement Cost as defined in Section 3.3(a)(v) of this Lease.

           7.2 Excessive Use. Tenant shall pay to Landlord any excessive or extraordinary Utility Costs or Operating Costs as Landlord may, in its reasonable discretion, determine to be incurred as a result of Tenants' excessive or extraordinary use, including, but not limited to, use at times other than Landlord's normal operating hours as defined in Section 7.1 above. Landlord may, at Landlord's discretion, reasonably estimate the amount of such use and costs, and bill Tenant periodically for the same.

           7.3 Janitorial, Refuse Removal and Lighting Services. Landlord shall provide reasonable janitorial and refuse removal services (not including cleaning, maintenance or providing supplies for kitchens, eating facilities, computer centers, special equipment areas, security vaults or other extraordinary or special uses in the Premises) on Mondays through Fridays, excluding holidays. Landlord shall also relamp and maintain building standard fluorescent lighting fixtures.

           7.4  Interruption of Utility Service.   Regardless of
cause, Landlord shall not be liable for any damages (direct, indirect or consequential), reduction of rent or termination of this Lease for a failure or reduction in utility service unless the failure or reduction is caused by Landlord's reasonable refusal to provide such utility service.

           7.5 Exoneration of Landlord and Management Company from Liability. Neither Landlord nor its designated management company shall be liable for injury to Tenant's business, for loss of income therefrom or for damage which may be sustained by the person or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in or about the Premises caused by, or resulting from, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the same whether said damage or injury result from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing same is inaccessible to Tenant. Neither Landlord nor its designated management company shall be liable for any damages arising from any act or neglect of any other tenant of the Building or of the complex of which the Building is a part.

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                                    -16-

SECTION 8.  COMMON AREAS.

   The term "Common Areas" as used in this Lease shall mean all areas and facilities in the Project (either within or outside of any buildings in the Project) which are provided and designated from time to time by Landlord for the general use and convenience of tenants of the Project and their respective employees, invitees or other visitors. Common Areas include, without limitation, elevators, lobbies, hallways, service quarters, restrooms (if not part of the Premises), stairways, walls, walkways, parking structures and areas, landscaped areas and sidewalks. Tenant, its employees and invitees shall have the nonexclusive right to use the Common Areas along with others entitled to use same, subject to Landlord's rights and duties as provided herein. Landlord shall maintain the Common Areas subject, however, to Tenant's reimbursement of Tenant's Pro Rata Share of such costs pursuant to Section 3 hereof. Without Tenant's advance notice or consent and without any liability to Tenant in any respect, unless otherwise specifically provided elsewhere herein, Landlord shall have the right to: (i) temporarily close the Common Areas or any part thereof for maintenance, alteration or improvement purposes;
(ii) change the size, use, shape or nature of any such Common Areas, provided such change does not deprive the Project of the number of parking spaces required by the governing local jurisdiction.

SECTION 9.  LANDLORD'S RIGHT OF ACCESS.

           9.1 Landlord's Right of Access. Landlord reserves for itself and its agents the right at any and all times to enter the Premises upon reasonable prior notice (except in case of emergency) for purposes of (i) providing any service to be provided by Landlord to Tenant hereunder; (ii) examining or inspecting the Premises; (iii) serving or posting and keeping posted thereon notices of nonresponsibility as provided by California Civil
Code Section 3094 or by any related, successor or similar provision of law or which Landlord deems necessary for the protection of Landlord, the Building or the Project; (iv) showing the same to prospective tenants, purchasers, investors or lenders; (v) making such changes or repairs to the Premises or to any other portion of the Project as Landlord may deem necessary or desirable, including the right to install wires, cables and any communication or utility facilities that may serve the Premises or other portions of the Building, all without being deemed guilty of an eviction of Tenant and without abatement of rent. Landlord shall not be liable for

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                                    -17-
any inconvenience, annoyance or injury to Tenant's business arising from the making of any repairs, alterations, additions or improvements to the Premises, the Building or the Project. However, Landlord shall use its best efforts to minimize any such inconvenience, annoyance or injury to Tenant's business.

SECTION 10. INDEMNIFICATION. SEE FIRST ADDENDUM, PARAGRAPH 26.

           Tenant shall indemnify, defend, protect and hold Landlord, and its directors, officers, employees, agents, partners, shareholders and affiliates harmless from and against any and all claims, suits, judgments, liabilities, damages and expenses (including without limitation actual attorneys' fees of counsel approved by Landlord and costs and expenses of suit) arising from or related to (i) Tenant's breach or default in the performance of any obligation of Tenant under this Lease, or (ii) Tenant's use or occupancy of the Premises or the conduct of its business or any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or the Project.

SECTION 11.  INSURANCE.

           11.1 Tenant Insurance. At all times throughout the Term, Tenant shall carry and maintain, at its sole expense, all of the following insurance:

                (a)   Worker's Compensation and Employer's
   Liability Insurance. Worker's compensation and employer's liability insurance as required by applicable law.

                (b)   Personal Property Casualty Insurance.
   Casualty insurance covering Tenant's leasehold improvements, trade fixtures, equipment and other personal property from time to time situated within the Premises in an amount equal to its full replacement cost, insuring against all perils included within the classification of fire and extended coverage, including sprinkler damage, vandalism and malicious mischief. All insurance proceeds received under such policy shall be used for the repair or replacement of the property damaged or destroyed unless the Lease is terminated in accordance with Section 12.

                (c) Public Liability Insurance. A policy of comprehensive or commercial general liability insurance, including coverage (by endorsement of necessary) for death,

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                                    -18-
    bodily injury, broad form property damage, premises/operations, blanket contractual liability, independent contractors, personal injury and products/ completed operations, insuring against liability arising out of ownership, use or occupancy of the Premises, with a combined single liability limit of not less than $1,000,000 per occurrence. Such minimum liability limit will be increased from time to time if Landlord's insurance advisor or Project lender reasonably determines that a higher limit is customary for similar uses. Such policy shall: (i) be on an occurrence (and not on a claims-made) basis; (ii) not have an aggregate liability limit unless such aggregate liability limit applies only to the Premises and the amount thereof is approved in writing by Landlord; (iii) have a maximum deductible of $5000 unless a higher deductible is approved by Landlord in writing; (iv) be issued by an insurance company or companies licensed to do business in California and approved by Landlord, and having a financial rating of Class A-X or better as rated in the most current available "Best's Key Rating Guide"; (v) be primary and noncontributing with any insurance maintained by Landlord; (vi) name Landlord, and any person or entity designated by Landlord, as additional insureds; (vii) have a cross-liability or severability of interests endorsement; and (viii) provide (by endorsement if necessary) that the insurance issued thereunder shall not be altered or canceled until after at least 30 days prior written notice to all additional insureds.

           Tenant shall provide Landlord with certificates of insurance acceptable to Landlord issued by each of the insurance companies issuing any of the policies required pursuant to Section 11.1, and Landlord shall have the right to review copies of such policies to verify compliance with the requirements of this Lease. Evidence of insurance coverage shall be furnished to Landlord at least fifteen (15) days prior to the effective date of any new or substituted coverage. Tenant may satisfy its insurance obligations hereunder by carrying such insurance under a blanket policy or policies of insurance, provided that (i) such policy meets all of the specific requirements of this Section 11.1, including, without limitation, the aggregate liability requirements of subsection(c) above, and (ii) Landlord approves all other terms of such policy, which approval will not be unreasonably withheld. If Tenant fails to maintain any insurance required under this Section, Landlord may itself maintain such insurance and charge the cost thereof to Tenant as additional rent. Such amount shall be due and owing within ten days following written

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                                    -19-
request therefor, and shall bear interest as provided in
Section 16.7.

           11.2 Landlord Insurance.  Landlord shall, at
Landlord's expense, procure and maintain at all times during the term of this Lease, a policy or policies of insurance covering loss or damage to the Building in the amount of the full replacement cost new without deduction for depreciation thereof (exclusive of Tenant's trade fixtures, inventory, personal property and equipment), providing Protection against all perils included within the classification of fire and extended coverage, vandalism coverage, malicious mischief, sprinkler leakage, water damage, and such other special extended coverage which Landlord may deem advisable. Additionally, Landlord may but shall not be required to carry:
(i) Comprehensive or Commercial General Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rent Income Insurance; and (iv) such other insurance as Landlord or its lender deems advisable, all such insurance to be carried in such amounts and with such limits as Landlord or its lender may deem appropriate. The costs of such insurance shall be included as an Insurance Cost.

           11.3 Waivers of Subrogation. Each party hereby waives any and all rights to recover against the other or against any other tenant or occupant of the Building, or against the directors, officers, employees, agents, representatives, customers, or business visitors of such other party or of such other tenant or occupant of the Building, the amount of any damage to the waiving party or loss of its property or the property of others under its control arising from any cause insured against under such party's insurance policy, provided such waiver is permitted by each party's insurance policy or by endorsement thereon without invalidation of the policy. This waiver shall not be construed to limit or restrict any indemnity made by Tenant under the terms of this Lease, nor shall it preclude any claim by either party against the other under an insurance policy which insures both parties.

SECTION 12.  DAMAGE OR DESTRUCTION OF BUILDING OR PREMISES

           12.1 Partial Damage.  Except as provided in
Section 12.2, if the Premises or the Building is damaged by fire or other insured casualty and insurance proceeds have been made available therefor by the holder(s) of any mortgages or deeds of trust covering the Building or the Project, the damage shall be repaired by and at the expense of Landlord to the

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                                    -20-
extent such insurance proceeds are available therefor, provided that the cost of repair is less than twenty-five percent (25%) of the fair market value of the Building immediately prior to the damage, and this Lease shall continue in full force and effect.

           12.2 Destruction of Building. If the cost of reconstruction would be greater than twenty-five percent (25%) of the fair market value of the Building immediately prior to the damage, notwithstanding that the Premises may be unaffected by such damage, or in the event of an uninsured loss, or in the event insurance proceeds are not made available to Landlord for reconstruction, Landlord shall have the right to terminate this Lease by giving to Tenant thirty (30) days' prior notice thereof, which notice shall be given, if at all, within sixty
(60) days following the date on which the destruction occurs.

           12.3 Effect of Lease Termination. Upon any termination of this Lease under any of the provisions of this
Section 12, rent shall be prorated as of the effective date of such termination, and Tenant and Landlord shall each be released from any further obligations hereunder accruing after the effective date of such termination, except that such release shall not relieve Tenant of its obligation to pay any sums then accrued or any obligations regarding surrender of the Premises, and Landlord shall return any portion of the Security Deposit to which Tenant is entitled pursuant to Section 18.

           12.4 Reconstruction. If Landlord is required or elects to repair any damage to the Premises in accordance with this Section 12, Landlord shall restore the Premises substantially to their same condition that existed immediately prior to the damage or destruction, including any leasehold improvements installed by Landlord, but excluding Tenant's trade fixtures and other personal property in the Premises.

           12.5 Rent Abatement. In the event of any reconstruction and restoration as herein provided, Tenant's rent shall be equitably abated by the percentage by which Tenant's use of the Premises is impaired commencing from the date of destruction and continuing during the period of such reconstruction or restoration; provided, however, that there shall be no rent abatement whatsoever if either (i) the damage is due to the act, omission, fault or neglect of Tenant or its employees, agents or visitors or (ii) if the use and enjoyment of the Premises is not affected for more than two (2) business days of operation. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and

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                                    -21-
furnishings or on any trade fixtures or equipment, inventory or other personal items removable by Tenant under the provisions of this Lease, that Landlord shall not be obligated to repair any damage thereto or replace the same, and that Tenant shall not be entitled to any compensation from Landlord for loss of the same or for loss of the use of the whole or any part of the Premises, or any inconvenience, interruption or annoyance occasioned to Tenant or its business by such damage, reconstruction or restoration.

           12.6 Damage Due to Tenant's Fault.  Subject to
Section 11.3, all damage or injury to the Premises or the Project or any part thereof caused by the negligent act or omission of Tenant, its employees, agents, invitees, or licensees, shall be promptly repaired by Tenant at Tenant's sole cost and expense to the satisfaction of Landlord.

SECTION 13.  EMINENT DOMAIN.

           If the whole of the Premises or so much thereof as to render the balance unusable by Tenant is taken under power of eminent domain, or sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date possession is required to be surrendered to the condemning authority. No award for any partial or entire taking shall be apportioned and Tenant hereby releases any claim to and assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof as provided hereunder or for the interruption of, or damage to, Tenant's business, or for any relocation expenses that may be payable to Tenant. In the event of a partial taking, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease pursuant to the foregoing, rent shall be abated in proportion to the percentage loss of rentable square footage within the Premises.

SECTION 14.  ASSIGNING, SUBLETTING AND OTHER TRANSFERS.

           14.1 No Assignment Without Consent. Tenant shall not voluntarily, involuntarily or by operation of law assign or otherwise transfer this Lease in whole or in part, nor sublet or otherwise transfer or permit the occupancy by third parties

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                                    -22-
of all or any portion of the Premises (each of the foregoing are referred to herein as an "Assignment"), except in strict compliance with this Section 14. If Tenant desires to effect an Assignment, Tenant shall request Landlord's consent in accordance with Section 14.2 below. Provided that Landlord does not elect one of the options in Section 14.4 (which options may be elected in Landlord's sole and absolute discretion), Landlord shall not unreasonably withhold or delay its consent to a proposed Assignment. Landlord's consent to any Assignment shall be subject to the terms and conditions contained in Section 14.3. Any attempted Assignment without Landlord's prior written consent shall be void so as not to confer any rights upon any third person, The provisions of this
Section 14 shall constitute the sole means for requesting Landlord's consent. Landlord's consent to any Assignment shall not be construed as a consent to any other Assignment, and any other Assignment shall require Landlord's consent as provided in this Section 14. Tenant's remedy in the event Landlord withholds its consent under this Section 14 shall be limited to an action for specific performance or declaratory relief to obtain such consent. Landlord may accept rent and/or performance of obligations from any proposed assignee or other third party pending approval or disapproval of a proposed Assignment, without waiving or being estopped from exercising its remedies for the default by Tenant of any of the requirements of this Section 14.

           14.2 Procedure for Requesting. If Tenant desires at any time to effect an Assignment, Tenant must first notify Landlord in writing of its desire to do so and shall submit in writing to Landlord: (i) the name and address of the proposed assignee ("Assignee"); (ii) the nature of the Assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment; and (iv) such financial information as Landlord may reasonably request concerning the Assignee including, without limitation, at least a current financial statement, balance sheet and profit and loss statement, and the last year's income tax return executed under penalty of perjury and prepared in a complete, true and correct manner in reasonable compliance with generally accepted accounting and tax principles.

           14.3 Terms of Consent. Landlord's actual or deemed consent to any Assignment shall be deemed to be subject to and to incorporate therein each of the following terms, unless specifically waived by Landlord in its written consent:
(i) Tenant shall remain fully liable under this Lease during the unexpired term hereof; (ii) Tenant shall pay to Landlord a

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processing fee, not to exceed Five Hundred Dollars ($500);
(iii) if Tenant's Assignment provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever in excess of the rent and other charges due Landlord under this Lease (which comparison shall be made on a per rentable square foot basis if only a portion of the Premises is subject to the Assignment), and after deducting from such excess Tenant's actual direct costs of effecting such Assignment (such as broker fees, attorney fees and tenant improvement costs paid by Tenant), Tenant shall pay such excess amounts to Landlord as and when they are received; (iv) any Assignment shall be effected on forms approved by Landlord as to form and substance; (v) Tenant shall not then be in default hereunder in any respect; (vi) the Assignee shall agree in writing to assume, be bound by and perform all of the terms, covenants and conditions of this Lease which could reasonably be construed as applicable to such Assignee; (vii) the Assignee's proposed use of the Premises shall be permissible hereunder and shall be consistent and compatible with other tenants in the Project; (viii) Landlord shall not be bound by any provision of any agreement pertaining to Tenant's Assignment; and (ix) Tenant shall deliver to Landlord one fully executed original copy of any and all written instruments evidencing or relating to the Assignment. No Assignment shall become effective until Tenant and/or its Assignee has delivered the funds and documents required under subsections (ii), (iv),
(vi) and (ix) above.

           Tenant hereby agrees and acknowledges that the above terms imposed upon the granting of Landlord's consent are reasonable and Landlord's imposition of such terms shall under no circumstances impair or limit Landlord's rights and remedies under California Civil Code Section 1951.4 or any related, successor or similar provision of law.

           14.4 Right of Refusal: Termination.
Notwithstanding any other provision hereof, in lieu of giving such consent, Landlord may, at its election, elect to (i) construe a Proposed Assignment as an offer by Tenant of an Assignment of the Premises (or applicable portion thereof covered by the Assignment) to Landlord, which offer may be accepted by written notice to Tenant, whereupon the Assignment to Landlord shall automatically be deemed consummated on all the terms and provisions set forth in such proposed Assignment except that Landlord may further assign or otherwise transfer such interest without Tenant's review or consent; or, (ii) terminate this Lease (or in the case of a proposed Assignment of a portion of the Premises, elect to terminate this Lease

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with respect to that portion) by delivery to Tenant of written notice of such termination, whereupon Tenant shall be deemed released and discharged from any liability under the Lease (or from a proportionate share of liability based upon the reduction of rentable square footage within the Premises) accruing after the effective date of such termination.

           14.5 Additional Events Constituting an
Assignment. If Tenant is a corporation (provided that such corporation is not publicly traded on a recognized stock exchange), an unincorporated association, a partnership, a limited liability company, or any other entity, then any transfer or transfers (on a cumulative basis) of any stock or interest in such corporation, association, partnership, company or other entity greater than fifty percent (50%) thereof shall be deemed an Assignment within the meaning and provisions of this Section 14 and shall be subject to the provisions hereof. Further, the involvement of Tenant or its assets in any transaction or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, which results or will result in a reduction of the Net Worth (as defined below) of Tenant, by an amount equal to or greater than twenty-five percent (25%) of the Net Worth of Tenant as it was represented to Landlord at the time of execution of this Lease, or at the time of the most recent Assignment to which Landlord has consented, or as it exists immediately prior to such transaction or transactions constituting such reduction, at whichever time such Net Worth of Tenant was or is greater, shall be considered an Assignment of this Lease by Tenant to which Landlord may reasonably withhold its consent. The "Net Worth" for purposes of this Lease shall mean the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

           14.6 Landlord Remedies. The occurrence of an Assignment without Landlord's consent as required herein shall, at Landlord's option, constitute (i) a material default under this Lease after notice and the expiration of the cure period provided in Section 16.1(c), or (ii) a material noncurable default without the necessity of any notice and grace period. If Landlord elects to treat such Assignment as a noncurable default, Landlord shall have the right to either: (i) terminate this Lease; or (ii) upon thirty (30) days written notice ("Landlord's Notice") to Tenant, increase the Basic Monthly Rent to fair market rental value or one hundred ten percent

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(110%) of the Basic Monthly Rent then in effect, whichever is greater. Pending determination of the new fair market rental value (which shall be determined in the same manner as the fair market rent for any option period if this Lease contains an option to extend), if disputed by Tenant, Tenant shall pay the amount set forth in Landlord's Notice until the amount is finally determined. At such time as the amount is finally determined, any overpayment shall be credited against the next installment(s) of Basic Monthly Rent coming due, and any underpayment shall be immediately due payable by Tenant as additional rent. Further, in the event of such a market value adjustment, (i) any index-oriented rental adjustment formula contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such market value adjustment, and (ii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rent bears to the Basic Monthly Rent in effect immediately prior to the market value adjustment.

           14.7 Hypothecation of Lease. Tenant shall not encumber, hypothecate or otherwise grant any security interest or lien upon its interest in this Lease or any portion thereof (each of the foregoing actions are referred to herein as a "Hypothecation") without Landlord's prior written consent which may be withheld in Landlord's sole and absolute discretion (notwithstanding anything in Section 14.1 to the contrary).
Any Hypothecation given without Landlord's prior written consent shall be null and void. Any person or entity who succeeds to Tenants interest in this Lease pursuant to a Hypothecation shall be subject to the provisions of Section
14.3 and 14.4, and any subsequent Assignment shall be subject to all of the provisions of this Section 14.

           14.8 Additional Terms Applicable to Subleases.
The following terms and conditions shall apply to each sublease ("Sublease") made by Tenant of all or any part of the Premises and shall be deemed included in each Sublease whether or not expressly incorporated therein:

                (a) A termination of this Lease for any reason or a voluntary surrender of this Lease shall terminate the Sublease, unless Landlord, at its option and without any obligation to do so, elects in writing to require the subtenant to attorn to Landlord, in which event the subtenant shall attorn to Landlord and Landlord shall recognize the subtenant under the terms of the Sublease from and after the time of Landlord's written notice to the expiration of the

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   Sublease, provided, however, (i) Landlord shall not be liable for any prepaid rents or security deposit paid by the subtenant or for any prior defaults of the sublessor under the Sublease, and (ii) Landlord shall not be bound by the subtenant's payment of any rent beyond the current month's rent owing under the Sublease.

                (b) Any matter or thing requiring the consent of the sublessor under the Sublease shall also require the consent of Landlord.

                (c) No subtenant shall further assign or sublet all or any part of the Premises without Landlord's prior consent in the manner required herein.

SECTION 15.  SUBORDINATION; ATTORNMENT AND NON-DISTURBANCE.

           15.1 Subordination. This Lease and any options granted herein shall be subject and subordinate to any underlying ground or master lease, mortgage, deed of trust, or other hypothecation or security device ("Security Device" or "Security Devices") now existing or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Landlord's interest in this Lease may be assigned to any holder of any Security Device. Notwithstanding the above, any holder of a Security Device may unilaterally subordinate the lien of its Security Device to this Lease by written notice to Tenant or by recording a written subordination in the Official Records of the County in which the Premises are located, in which case this Lease shall be unaffected by the foreclosure of the subordinated Security Device notwithstanding the relative dates of the documentation or recordation thereof.

           15.2 Attornment. Subject to the non-disturbance provisions of Section 15.3, Tenant agrees to attorn to the holder of a Security Device who acquires title to the Premises through a foreclosure of its Security Device and that such holder shall not be (i) liable for any act or omission of any prior lessor or with respect to events occurring prior to its acquisition of ownership, (ii) subject to any offsets or defenses which Tenant might have against any prior lessor, or
(iii) bound by prepayment of more than one month's rent.

           15.3 Non-Disturbance. With respect to any Security Device entered into by Landlord after the execution of

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this Lease, Tenant's subordination of this Lease shall be
subject to receiving assurance (a "non-disturbance agreement") from the holder thereof that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in default hereunder and attorns to the record owner of the Premises.

           15.4 Self-Executing. The agreements contained in this Section 15 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or any holder or potential holder of a Security Device in connection with a sale, financing or refinancing of the Premises, Tenant shall execute such further writings as may be reasonably required to separately document any subordination or non-subordination, attornment and/or non-disturbance agreement provided for herein.

SECTION 16.   DEFAULT AND REMEDIES.

           16.1 Events of Default. The occurrence of any of the following shall constitute a material default by Tenant under this Lease:

                (a) the failure by Tenant to make any regularly scheduled payment of Basic Monthly Rent or additional rent owing under this Lease as and when due;

                (b) the failure by Tenant to pay any other sum owing under this Lease, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant (Landlord's giving of a three day notice in accordance with the requirements of California Code of Civil Procedure Section 1161, or successor statute then in effect, shall satisfy the foregoing requirement);

                (c) the failure by Tenant to render prompt and complete performance and observance of any other express or implied covenant, agreement or obligation of Tenant contained in this Lease and the continuation of such failure for a period of ten (10) days after notice thereof from Landlord to Tenant (Landlord's giving of a ten day notice in accordance with the requirements of California Code of Civil Procedure
   Section 1161, or successor statute then in effect, shall satisfy the foregoing requirement); provided that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within the ten (10) day period and thereafter diligently

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   prosecute such cure to completion, but in any event such cure must be completed within ninety (90) days following the date on which such notice is given;

                (d) the discovery by Landlord of any material falsity in any financial statement or representation of Tenant or any guarantor given to Landlord to induce it to enter into this Lease;

                (e)   Tenant's vacating or abandoning the Premises;
   or

                (f)   the making by Tenant of any general
   assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, unless possession is restored to Tenant within thirty (30) days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises, or of Tenant's interest or estate created under this Lease, unless such seizure is discharged within thirty (30) days.

           16.2 Landlord's Remedies.  In the event of
Tenant's default under this Lease, then in addition to any other remedies then available to Landlord, Landlord may exercise the following remedies:

                (a) Terminate Tenant's right to possession of the Premises because of such breach, and upon termination, recover from Tenant as damages (i) the worth at the time of award of any unpaid rent which had been earned at the time of termination, plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been due and payable after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided, plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided, plus
   (iv) any other amounts necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in

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   the ordinary course of things would be likely to result
   therefrom, including, without limitation, any costs or expenses incurred by Landlord (A) in retaking possession of the Premises, (B) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants, (C) for leasing commissions, or (D) for any other costs necessary or appropriate to relet the Premises, plus (v) at Landlord's election, such other amounts and remedies in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California including, without limitation, the remedies provided by California Civil Code Section 1951.2, as amended or as superseded by any successor statute.

                The "worth at the time of award" of the amounts referred to in subsections (i) and (ii) of the immediately preceding paragraph shall be computed by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law. The "worth at the time of award" of the amount referred to in subsection (iii) of the immediately preceding paragraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. Tenant hereby waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder;

                (b) Not terminate Tenant's right to possession because of such breach, but continue this Lease in full force and effect; and in that event (i) Owner may enforce all rights and remedies under this Lease and under the provisions of Section 1951.4 of the California Civil Code, as amended or as superseded by any successor statute, including the right to recover the rent and all other charges due hereunder as such rent and other charges become due hereunder, and (ii) Tenant may assign its interest in this Lease with Landlord's prior written consent, which shall not be unreasonably withheld, as provided in Section 14; or

                (c)   To the extent permitted by law, and in
   addition to the above remedies, Landlord may, with or without terminating this Lease, reenter the Premises and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the

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   cost of and for the account of Tenant.  No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

           16.3 No Effect on Indemnification.  Nothing in
Section 16.2 shall be deemed to affect Landlord's right to indemnification against liabilities arising for personal injuries or property damage under the indemnification provisions of this Lease.

           16.4 No Acceptance of Surrender. Landlord's re-entry to perform acts of maintenance or preservation of, or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof. No act by Landlord other than giving written notice of termination to Tenant shall terminate this Lease.

           16.5 Cumulative Remedies. All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

           16.6 Landlord's Cure of Tenant's Default. If at any time during the term hereof Tenant fails, refuses or neglects to do any of the things herein provided to be done by Tenant, Landlord shall have the right but not the obligation to do the same, but at the cost and for the account of Tenant, the amount of any money so expended or obligations so incurred by Landlord together with interest thereon as specified in Section
16.7 shall be repaid to Landlord immediately upon demand therefor, and unless so paid shall be added to the next monthly rent payment coming due hereunder and shall be payable as rent. Landlord's performance of any obligation of Tenant shall not be deemed a waiver of any default of Tenant hereunder.

           16.7 Late Charges and Interest on Past Due
Obligations. If any Payment of Basic Monthly Rent or additional rent has not been received by Landlord within ten
(10) days after such amount shall be due, then without any requirement for notice to Tenant, Tenant shall pay to

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Landlord a late charge equal to ten percent (10%) of such
overdue amount. In addition, any amount due from Tenant to Landlord hereunder, including Basic Monthly Rent and additional rent, which is not paid when due shall bear interest at the rate which is the lesser of twelve percent (12%) per annum or the maximum permitted by law, from the due date until paid. Acceptance of any late charge or interest payment by Landlord shall not excuse or cure any default by Tenant under this Lease. The parties further agree that the payment of late charge and the payment of interest provided for in this Section are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

           16.8 Accord and Satisfaction.  No payment by
Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than a partial payment of the rent herein stipulated, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

SECTION 17.  LIABILITY OF LANDLORD.

           17.1 Landlord's Inability to Perform. Landlord shall not be in default under this Lease as a result of its inability to fulfill any of its obligations hereunder or its delay in doing so, if such inability or delay is caused by reason of any act of God, war, revolt, civil arrest, strike, lockout, labor trouble, inability to secure materials, restrictive governmental laws, regulations or approvals, or any other similar cause including, but not limited to, impossibility due to excessive or unreasonable costs beyond the reasonable control of Landlord. Further, Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after notice by Tenant to Landlord specifying how Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall

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commence such performance within the thirty (30) day period and thereafter diligently prosecutes same to completion.

           17.2 Release Upon Sale. In the event of any transfer(s) of Landlord's interest in the Project, the Building or the Premises, other than a transfer for security purposes only, Landlord, or Landlord's successors, shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing hereunder from and after the date of such transfer (except that Landlord's liability with respect to the Security Deposit shall be governed by Section 18), it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid provisions, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

           17.3 Limitation on Recourse of Tenant. Tenant's sole recourse under this Lease against Landlord is to the interest of Landlord in and to the Premises and any portion of the Project then owned by Landlord. Tenant shall have no right to satisfy any judgment which it may have against Landlord from any other assets of Landlord or from any other assets of any partner, venturer or shareholder of Landlord. The provisions of this Section are not intended to limit the Tenant's right to seek injunctive relief or specific performance, or Tenant's right to claim the proceeds of insurance (if any) specifically maintained by Landlord for Tenant's benefit. The foregoing limitations shall also apply to any successor to Landlord's interest in the Premises.

SECTION 18.  SECURITY DEPOSIT.

           Upon its execution of this Lease, Tenant shall deposit with Landlord the Security Deposit designated in the Basic
Lease Provisions. The Security Deposit shall be held by Landlord, without liability for interest, as partial security for the full and faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be performed by Tenant, including, without limitation, those relating to the payment of rent, repairing the Premises (other than normal wear and tear) and cleaning the Premises upon termination of the Term. Landlord may commingle the Security Deposit and shall not be required to keep it separate from its general funds. In the event of the failure of Tenant to abide by any of the terms, covenants and conditions of this Lease, including

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without limitation those relating to rent, repairs and cleaning as stated above, then Landlord at its option, may use any amount of the Security Deposit to pay any overdue rent or to compensate Landlord for any loss or damage sustained or suffered due to such failure by Tenant. Tenant shall, upon the written demand of Landlord, immediately remit to Landlord a sufficient amount in the form of a cashier's check to restore the Security Deposit to the original sum deposited. Failure to do so within five (5) days after such demand shall constitute a material breach of this Lease. Provided Tenant is not then in default under this Lease, within thirty (30) days following the later to occur of (i) the expiration of the term of this Lease or (ii) the date on which Landlord receives possession of the Premises, Landlord shall return to Tenant (or at Landlord's option to any assignee of Tenant's interest under this Lease) any unused portion of the Security Deposit. In the event of a transfer or assignment of Landlord's title or interest in the Premises, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused portion of the Security Deposit then held by Landlord, and thereupon Landlord shall be relieved of any further liability to Tenant with respect to the Security Deposit.

SECTION 19.  RIGHT TO TRANSFER.

           Landlord, by written notice to Tenant, may require that on the date specified in such notice (which shall be at least ninety (90) days subsequent to the giving of such notice) Tenant shall surrender the Premises and in lieu thereof enter into an amended lease or new lease for other space in the Building (as described in such notice) of substantially similar size and layout for the balance of the Term and upon all the terms and conditions of this Lease, except that if the new Premises contains fewer rentable square feet, the Basic Monthly Rent and Tenant's Pro Rata share of Project Expenses shall be proportionately reduced. In the event of any such relocation, Landlord, at its expense, shall prepare and decorate the space in which Tenant is to be relocated so as to be substantially similar in layout and decoration to the Premises, including all tenant improvements (with such changes as Tenant reasonably may request, provided they do not increase the cost or time within which the space can be prepared for Tenant's occupancy) and shall move Tenant's furniture, fixtures, and equipment to such space.

SECTION 20.  PARKING.

           20.1 Parking Areas and Structures. Landlord shall have the right to redesign, modify, construct or change any

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------
parking areas or parking structures within the Project at any time or times, provided that any such change does not deprive the Project of the number of parking spaces required by the
governing local jurisdiction.  At any time, upon not less than fifteen (15) days prior written notice, Landlord may designate specific parking areas, structures or spaces within the Project in which Tenant's automobiles must be parked.

SECTION 21.  GENERAL PROVISIONS.

           21.1 Index. References in this Lease to the "Index" shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index --ALL URBAN CONSUMERS, Los Angeles- Anaheim-Riverside average (Base 1982-84=100). If the base year of the Index is changed, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If, for any reason, there is a major change in the method of calculation or formulation of the Index, or should the Index no longer be published, then Landlord and Tenant shall mutually select such other commodity index that produces substantially the same result as would be obtained if the Index had not been discontinued or revised. If the parties shall be unable to agree upon a successor index, the parties shall refer the choice of the successor index to arbitration in accordance with the rules of the American Arbitration Association.

           21.2 Interpretation. This Agreement shall be interpreted under the laws of the State of California. This Lease shall not be interpreted either for or against either party due to another party's preparation of this Lease. As used herein, the masculine, feminine or neuter genders and the singular or plural numbers shall each be deemed to include the others. The captions are for convenience only, and do not in any way limit or amplify the provisions hereof. All of the provisions of this Lease are to be construed as covenants and agreements, as though the words importing such covenants and agreements were used in each separate provision hereof.

           21.3 Time of the Essence. Time is of the essence as to each obligation and deadline for performance thereof set forth in this Agreement.

           21.4 Successors and Assigns. All of the covenants, conditions and provisions of this Lease shall be

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------



                                    -35-
binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, subject at all times, however, to all agreements and restrictions contained herein respecting assignment, subleasing, hypothecation and other transfers.

           SEE FIRST ADDENDUM, PARAGRAPH 27

           21.5 Waiver and Default. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No delay on the part of Landlord in exercising any of its rights hereunder shall operate as a waiver of such rights, or of any other right of Landlord, nor shall any delay, omission or waiver on any one occasion be deemed a bar to, or a waiver of the same or any other right on any other occasion, nor shall Landlord's receipt from Tenant of any rent or other sum with knowledge of any breach by Tenant of any of its covenants hereunder be deemed to be a waiver of such breach. Neither Landlord's failure to bill Tenant for any rent or other sum payable hereunder as it becomes due hereunder, nor its error in such billing or failure to provide any other documentation in connection therewith, shall operate as a waiver of Landlord's right to collect any such rent or other sum payable hereunder which may have at any time become due hereunder in the full amount to which Landlord is entitled pursuant to the terms and provisions hereof. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

           21.6 Entire Agreement; Amendments, Representations to Tenant by Third Parties. This Lease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior oral or written agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the party or parties to be bound thereby. Tenant warrants and represents that there have been no representations or statements of fact with respect to the Premises, the Building, the Project, the surrounding area or otherwise,

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------
whether by Landlord, its agents or representatives, any lease broker or any other person, which representations or statements have in any way induced Tenant to enter into this Lease or
which have served as the basis in any way for Tenant's decision to execute this Lease, except as contained in this Lease.
Tenant agrees and acknowledges that no lease broker, agent, or other person has had or does have the authority to bind
Landlord to any statement, covenant, warranty or representation except as contained in this Lease and that no person purporting to hold such authority shall bind Landlord and that it is not reasonable for Tenant to have assumed that any person had or has such authority.  Further, neither Landlord's execution of this Lease nor any other of its acts shall be construed in any way to indicate Landlord's ratification, consent to or approval of any act, statement or representation of any third person
except as specifically set forth in this Lease.

           21.7 Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

           21.8 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute and be construed as one and the same instrument.

           21.9 Attorneys' Fees. In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or otherwise arising with respect to the subject matter hereof, the prevailing party in such litigation shall be entitled to all costs and expenses, including, without limitation, reasonable attorneys' fees.

           21.10 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be (i) delivered personally, (ii) sent via commercial messenger, courier or overnight mail service, or (iii) sent by United States mail, registered or certified delivery, return receipt requested, in each case addressed to the Tenant or to Landlord at the respective addresses set forth in the Basic Lease Provisions. Personally delivered notices shall be deemed given upon actual delivery to the appropriate address. Notices sent via commercial messenger, courier or overnight mail service shall be deemed given upon actual delivery to the appropriate address, as evidenced by the receipt of the delivery service. Mailed notices shall be deemed given upon the earlier of three business days after deposit into the United States mail,

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------
registered or certified, with postage prepaid, or the date of the actual receipt as evidenced by the return receipt.  Either party may specify a different address for notice purposes in the manner aforesaid.  A copy of all notices to be given to
Landlord hereunder shall be concurrently transmitted by Tenant to any additional party hereafter designated by a notice from
Landlord to Tenant.

           21.11 Brokers. In connection with this Lease, Tenant warrants and represents that it has had dealings only with the broker or brokers specified in the Basic Lease Provisions and that it knows of no other person who is or might be entitled to a commission, finder's fee or other like payment in connection with this Lease, and Tenant does hereby indemnify and agree to hold Landlord harmless from and against any and all loss, liability and expenses that Landlord may incur should Tenant's warranty and representation prove incorrect.

           21.12 Examination of Lease. Landlord's submission of this instrument for examination or signature by Tenant, Tenant's agents or attorneys, does not constitute a reservation of, or an option to lease, and this instrument shall not be effective or binding as a lease or otherwise, until its execution and delivery by both Landlord and Tenant.

           21.13 Rules and Regulations. Tenant shall faithfully observe and strictly comply with the Rules and Regulations as set forth in Exhibit "D" hereto. The Rules and Regulations may be amended or supplemented by Landlord from time to time. Landlord shall not be liable to Tenant for violation by any other tenant in the Building or the Project of the Rules and Regulations, or for the breach of any covenant or condition in any lease.

           21.14 Estoppel Certificate. Tenant shall, at any time and from time to time, no later than ten (10) days after receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any other person or entity as Landlord may request including, but not limited to, a purchaser, investor or lender of the Project or any part thereof, an estoppel certificate (in the form requested by Landlord or such purchaser, investor or lender) certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the rent and other charges, if any, are paid in advance and the amount of Tenant's Security Deposit, if any, (iii) that there are not, to Tenant's

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------
best knowledge, any uncured defaults on the part of Landlord hereunder, nor any events or conditions then in existence
which, with the passage of time or notice or both, would
constitute a default on the part of Landlord hereunder, or
specifying such defaults, events or conditions, if any are
claimed, and (iv) any other representations or certifications as may be reasonably requested.  It is expressly understood and agreed that any such estoppel certificate may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project.  Tenant's failure to deliver such estoppel
certificate within such time shall, at the option of Landlord, constitute a default under this Lease and, further, shall serve as a conclusive admission by Tenant that all matters stated in such estoppel certificate delivered to Tenant are true and
correct.

           21.16 Corporate Tenant. If Tenant is a corporation, the parties executing this Lease on behalf of Tenant hereby covenant and warrant that (i) Tenant is a duly qualified corporation and that all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of California; (ii) that all franchise and corporate taxes have been paid to date; and (iii) all future forms, reports, fees and other documents necessary to comply with applicable laws have been and will be filed when due.

           21.16 Recordation of Lease. Neither this Lease nor any memorandum hereof shall be recorded without the express written consent of Landlord.

           21.17 Multiple Tenants. If there is more than one person, firm, corporation, partnership or other entity comprising Tenant, then (i) the term "Tenant", as used herein, shall include all of the undersigned; (ii) each and every provision in this Lease shall be binding on each and every one of the undersigned; (iii) each of the undersigned shall be jointly and severally liable hereunder; (iv) Landlord shall have the right to join one or all of the undersigned in any proceeding or to proceed against them in any order; (v) Landlord shall have the right to release any one or more of the undersigned without in any way prejudicing its right to proceed against the others.

           21.18 Compliance with Recorded Covenants, Conditions and Restrictions. This Lease shall be subject and subordinate to, and Landlord reserves the right, to record covenants, conditions and restrictions governing the use, ownership and occupancy of the Project. Tenant agrees, as a material part of

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------
this Lease, to comply with the provisions of any such recorded covenants, conditions or restrictions, and the failure to so comply shall be deemed a breach of this Lease.

SECTION 22.  SPECIAL NOTICE--READ BEFORE EXECUTING THIS
             AGREEMENT.

           Each party acknowledges, covenants and warrants to the other, and agrees that the other party may rely upon in executing this Agreement, each of the following:

           A.   THAT I HAVE READ AND FULLY UNDERSTOOD EACH AND
EVERY TERM AND CONDITION OF THIS AGREEMENT AND ANY ATTACHMENTS
IN ITS ENTIRETY AND THE CONSEQUENCES THEREOF.

           B.   THAT I HAVE HAD AN OPPORTUNITY AND HAVE BEEN
ADVISED TO SEEK MY OWN INDEPENDENT LEGAL AND BUSINESS ADVICE
CONCERNING THIS AGREEMENT.

           IN WITNESS hereof, the parties hereto have executed this Agreement on the day and year written below.


TENANT:

ACC CONSUMER FINANCE CORPORATION, a Delaware corporation



By: /s/ Gary S. Burdick            Date:   9/4/96
   -------------------------            -------------------
   Gary S. Burdick, President


LANDLORD:

PLAZA HOLDINGS, INC., a California corporation


By: /s/ John I. Kocmur             Date:    9/4/96
   -------------------------            --------------------
   John I. Kocmur, Vice President







LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------

                               FIRST ADDENDUM

                          (Additional Lease Terms)

THIS ADDENDUM is attached to and made a part of that certain Office Building Lease dated August 23, 1996 (the "Lease") by and between Plaza Holdings, Inc., a California corporation ("Landlord") and ACC Consumer Finance Corporation, a Delaware corporation ("Tenant"), with respect to premises (the "Premises") located in the Project (as defined in the Lease) located in the City of San Diego, San Diego County, California. The following new terms or modifications to existing terms are hereby made a part of the Lease as though fully set forth therein:

23. Option to Extend Lease Term. Provided that Tenant is not in default with any of the terms and conditions of the Lease, Tenant shall have one (1) option to extend the Lease Term for a period of one (1) year (the "Option Period") by providing Landlord with one hundred twenty (120) days' prior written notice of Tenant's intention to exercise this option. The Basic Monthly Rent for the one-year Option Period shall be increased by the percentage increase of the Consumer Price Index ("CPI"), subject to a three percent (3%) per annum minimum and a five percent (5%) per annum maximum increase.

24. Tenant Improvements. Landlord shall, at Landlord's sole cost and expense, using building standard materials and finishes, recarpet and paint the Premises based upon mutually-agreed-on plans and specifications. With the exception of agreed-upon modifications, existing improvements, including but not limited to: ceiling tiles, blinds, lighting, walls, doors and frames, door hardware, cabinetry, HVAC, electrical and plumbing fixtures, shall remain "as is".

25. Hazardous Materials. As it pertains to Section 6.6, Hazardous Materials, of the Lease, Landlord shall indemnify, defend, protect and hold Tenant, and its directors, employees, agents, partners, shareholders and affiliates harmless from and against any and all claims, suits judgments, liabilities, damages and expenses (including without limitation actual attorneys' fees of counsel approved by Tenant and cost and expenses of suit) arising from or related to Hazardous Materials at the Project, or in the Premises, prior to the signing of this Lease.

26.  Indemnification. As it pertains to Section 10,
     Indemnification, of the Lease, Landlord shall indemnify,

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------
                                    -41-
     defend, protect and hold Tenant, and its directors,
     officers, employees, agents, partners, shareholders and
     affiliates harmless from and against any and all
     claims, suits, judgments, liabilities, damages and
     expenses (including without limitation actual
     attorneys' fees of counsel approved by Tenant and costs
     and expenses of suit) arising from or related to
     Landlord's breach or default in the performance of any
     obligation of Landlord under this Lease.

27. Waiver and Default. As it pertains to Section 21.5, Waiver and Default, no waiver by Tenant of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Landlord of the same or any other provision. No delay on the part of Tenant in exercising any of its rights hereunder shall operate as a waiver of such rights, or of any other right of Tenant, nor shall any delay, omission or waiver on any one occasion be deemed a bar to, or a waiver of the same or any other right on any other occasion, nor shall Tenant's receipt from Landlord of any rent or other sum with knowledge of any breach by Landlord of any of its covenants hereunder be deemed to be a waiver of such breach. Neither Tenant's failure to bill Landlord for any rent or other sum payable hereunder as it becomes due hereunder, nor its error in such billing or failure to provide any other documentation in connection therewith, shall operate as a waiver of Tenant's right to collect any such sum payable hereunder which may have at any time become due hereunder in the full amount to which Tenant is entitled pursuant to the terms and provisions hereof. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed to render unnecessary the obtaining of Tenant's consent to or approval of any subsequent act of Landlord whether or not similar to the act so consented to or approved. No act or thing done by Tenant or Tenant's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Tenant.

28. Vending Machines. As it pertains to Paragraph 3. of Exhibit "D", RULES AND REGULATIONS, attached hereto, Landlord shall permit Tenant to install one (1) vending machine in the Premises for the purpose of dispensing soft drinks. Tenant shall be responsible for the maintenance of, and any and all problems associated with, the operation of this vending machine. Tenant shall remove the vending machine, at Tenant's

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------
                                    -42-
     sole cost and expense, upon the termination of this
     Lease, or Tenant's vacating the Premises.









LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------




                                    -43-

                                 EXHIBIT "A"

                                PLAZA DEL MAR

         12520 & 12526 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130






                             [MAP LOCATED HERE]

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------





                                   -44-

                                 EXHIBIT "B"

                         FLOOR PLAN OF THE PREMISES

                      ACC CONSUMER FINANCE CORPORATION

           RENTABLE SQUARE FEET: 5,357 / USABLE SQUARE FEET: 4,745

         SUITE 160 AT 12526 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA






                             [MAP LOCATED HERE]


LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------





                                   -45-

                                 EXHIBIT "C"

                      MEMORANDUM OF ACTUAL COMMENCEMENT

                            AND EXPIRATION DATES

THIS MEMORANDUM is made and entered into as of _____________, 1996, by and between Plaza Holdings, Inc., a California corporation ("Landlord") and ACC Consumer Finance Corporation, a Delaware corporation ("Tenant") with respect to that certain Office
Building Lease between Landlord and Tenant dated as of August
23, 1996 (the "Lease").

The Term of the Lease commenced on ____________________, 1996, which date is defined in the Lease as the Commencement
Date, and shall expire, unless sooner terminated, on 1998, which is defined in the Lease as the Expiration Date.

IN WITNESS WHEREOF, Landlord and Tenant have executed this
Memorandum as of the date set forth in the first paragraph above.

LANDLORD:

PLAZA HOLDINGS, INC., a California corporation



By:____________________________
   John I. Kocmur, Vice President

TENANT:

ACC CONSUMER FINANCE CORPORATION, a Delaware corporation


By:____________________________
   Gary S. Burdick, President





LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------

                                 EXHIBIT "D"

                            RULES AND REGULATIONS
                            ---------------------


           The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable modifications and additions at any time, to be effective upon written notice to tenants. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.


           1. Except as otherwise provided in the Lease or any exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the prior written consent of Landlord. Unless Landlord has provided such prior written consent, Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, without liability or prior notice to Tenant, and at the expense of Tenant.

           All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person approved by Landlord in a manner and style acceptable to Landlord.

           Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord. Tenant shall not use drape or window covering facing any exterior glass surface other than the standard drape established by Landlord.

           2. Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals or theater tickets, in or from the Premises, nor shall any Tenant carry on, or permit or allow any employee or other person to carry on the business of manufacturing of any kind, nor the business of a public barber shop, beauty parlor, manicure or chiropodist or any other business not specifically permitted in the Lease.

           SEE FIRST ADDENDUM, PARAGRAPH 28.

           3. No Tenant shall allow the solicitation of its employees or invitees by any personal goods or services vendors

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------


                                   1 of 6
other than as approved or provided by Landlord. The term "personal goods or services vendors" means persons who periodically enter the Building for the purpose of selling goods or services to a Tenant other than goods or services which are used by a Tenant solely for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit entry to the Building of any personal goods or services vendors not approved or provided by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

           4. The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

           5. The sidewalks, halls, passages, exits, entrances, and stairways shall not be obstructed by any of Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building.

           6. Each Tenant, upon the termination of the tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord the cost of replacement. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the prior written consent of Landlord.

           7. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------


                                   2 of 6
of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

           8. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

           9. Upon initial move-in, move-out, or at any other time during occupancy, no furniture, freight, packages, supplies, merchandise or equipment of any kind shall be brought into the Building except during hours and in a manner approved by Landlord in writing. All deliveries described above shall utilize the freight elevator only. Any handtrucks permitted in the Building must be equipped with soft rubber tires and sideguards.

           10. Landlord shall have the right to prescribe the weight, size and position of all safes, computers, sofas and other heavy objects brought into the Premises. If considered necessary by Landlord,, such heavy objects or equipment shall be placed on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining any such property shall be repaired at the expense of Tenant.

           11. Landlord shall be responsible for providing janitorial services to the Building and Premises. Any additional cleaning of the Premises required by Tenant shall also be provided by Landlord's janitorial service at Tenant's expense. Landlord shall have the right to prohibit access to the Building to any janitorial or cleaning service other than Landlord's. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any Tenant for any loss of property on the Premises, however, occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person. Normal janitorial service shall not include shampooing of carpets or rugs or moving of furniture or other special services (such as cleaning of kitchen appliances). Window cleaning shall be done only by Landlord.


LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------


                                   3 of 6

           12. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

           13. No cooking except for cooking that can be done in a microwave oven shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

           14. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

           15. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

           16. No Tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

           17. Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, and stairways in the Building on Saturdays, Sundays and legal holidays and on other days except during normal operating hours, and at such other times as Landlord may deem advisable for the adequate protection and safety of the Building, its Tenants and property in the Building. Access to the Premises may be refused unless the person seeking access is known to the employee of the Building in charge, and has a pass or is otherwise properly identified. Landlord shall in no case be liable for damages

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------


                                   4 of 6
for any error with regard to the admission or exclusion from the Building of any person.

           18. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building, and must observe strict care and caution that all water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage.

           19. Any person whose presence in the Building at any time shall in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenants may be denied access to the Building or may be ejected therefrom. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from Tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such a requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises of Tenant.

           20. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

           21. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building of which the Premises are a part.

           22. Canvassing, soliciting and peddling within the Property is prohibited unless specifically approved by Landlord, and each Tenant shall cooperate to prevent such activity.

           23. All parking areas plus other Common Areas forming a part of the Property shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and

LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------


                                   5 of 6
regulations that may be established by Landlord for these areas from time to time.

           24. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, may impair the reputation of the Building or its desirability as a location for offices, and upon written notice from Landlord, any Tenant shall refrain from or discontinue such advertising.

           25. Tenant shall not do or permit anything to be done in or bring or keep anything in the Premises, which shall in any way increase the rate of fire insurance for the Building or its contents; or obstruct or interfere with the rights of other Tenants or in any way injure or annoy them; or conflict with the regulations of the fire department or the fire laws, or with any insurance policy for the Building or any part thereof or with any rules and ordinances established by the Board of Health or other governmental authority.

           26. Tenant shall not install equipment, such as but not limited to, electric tabulating or computer equipment, requiring electrical or air conditioning service in excess of those to be provided by Landlord under the Lease.









LANDLORD'S INITIALS:                                      TENANT'S INITIALS:
   /s/ JK                                                    /s/ GSB
- ---------------------                                   --------------------


                                   6 of 6

                                                                                                Exhibit 11.1
                                     ACC Consumer Finance Corporation
                                Computation of Weighted Shares Outstanding


                                                     Three Months Ended June 30,
                                                1996                           1995
                                 ------------------------------------------------------------
                           Issue                       Fully                       Fully
                           Date       Primary          Diluted         Primary     Diluted
                           --------   -------          -------         -------     -------
        Shares
        Outstanding at
        Beginning of
        Period                        $6,292,478       $6,292,478      $5,298,717     $5,298,717

        Convertible
        Preferred Stock
        Warrants
          Treasury Stock
          Method           7/15/93        --               --             398,710        398,710

        Common Stock       5/22/96       857,143          857,143          --             --

        Employee Stock
        Options
          Treasury Stock
          Method           11/30/96       --               20,685          --             --

        Subsequent
        Options
          Treasury Stock
          Method           1/23/96         7,777           10,410          --             --
                                      ----------       ----------      ----------     ----------


                              Page 594 of 606

        Weighted Average
        Shares at End of
        Period
                                       7,157,398        7,180,716       5,697,427      5,697,427
                                      ==========       ==========      ==========     ==========


                                                      Six Months Ended June 30,
                                                1996                            1995
                                     ------------------------------------------------------------
        Shares
        Outstanding at
        Beginning of
        Period                        $6,110,479       $6,110,479      $5,033,343     $5,033,343

        Series B
        Preferred Stock
          As if Converted
          date of
          Issuance
                           3/28/95        --               --             137,819        137,819

        Convertible
        Preferred Stock
        Warrants
          Treasury Stock
          Method           7/15/93        --               --             199,355        199,355

        Series C
        Preferred Stock
          As if converted
          from Beginning
          of all Periods
          Presented (SAB
          No. 83)          1/15/96       181,999          181,999          --             --

        Common Stock       5/22/96       428,571          428,571          --             --



                              Page 595 of 606

        Employee Stock
        Options
          Treasury Stock
          Method           11/30/96       --               10,342          --             --

        Subsequent
        Options
          Treasury Stock
          Method           1/23/96         3,889            5,205          --             --
                                      ----------       ----------      ----------     ----------
        Weighted Average
        Shares at End of
        Period
                                       6,724,938        6,736,596       5,370,517      5,370,517
                                      ==========       ==========      ==========     ==========

                              Page 596 of 606

                               EXHIBIT 12.1

                      ACC CONSUMER FINANCE CORPORATION

               Schedule of Ratio of Earnings to Fixed Charges


                                  Six Months Period
                                    Ending June 30,         Year Ending
                                   ---------------          December 31,
                                         1996                    1995
                                        ------                  ------

Net Income (Loss) Before Taxes        $3,319,107              $3,675,355
Total Interest Expense                 2,249,813               4,199,336
Rent Expense Interest Allocation         115,310                 188,950
                                      ----------              ----------
    Adjusted Income (Loss)             5,684,230               8,063,641

Total Interest Expense                 2,249,813               4,199,336
Rent Expense Interest Allocation         115,310                 188,950
                                      ----------              ----------
    Total Fixed Charges               $2,365,123              $4,388,286


Ratio of Earnings to Fixed Charges          2.40%                   1.84%








                                    -1-

                               EXHIBIT 21.1


                            LIST OF SUBSIDIARIES
                            --------------------


               OFL-A RECEIVABLES CORP., a Delaware corporation

                ACC RECEIVABLES CORP., a Delaware corporation

                                 EXHIBIT 23.2


The Board of Directors
ACC Consumer Finance Corporation


We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the registration statement.

                              /s/ KPMG Peat Marwick LP



San Diego, California
September 20, 1996






                                    -1-

                                 EXHIBIT 25.1

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                            --------------------

                                  FORM T-1

                          Statement of Eligibility
                 Under the Trust Indenture Act of 1939 of a
                  Corporation Designated to Act as Trustee
                            --------------------

           ___CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                  A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
            (Exact Name of trustee as specified in its charter)

A National Banking Association                       41-1592157
(Jurisdiction of incorporation or                 (I.R.S. Employer
organization if not a U.S. national               Identification No.)
bank)

Sixth Street and Marquette Avenue                   55479
Minneapolis, Minnesota                            (Zip Code)
(Address of principal executive offices)

                            --------------------

                      ACC CONSUMER FINANCE CORPORATION
            (Exact name of obligor as specified in its charter)

Delaware                                            33-0567304
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

12750 High Bluff Drive                             92130
Suite 320                                        (Zip Code)
San Diego, CA
(Address of principal executive offices)

                           ---------------------

                           10.25% Notes Due 2003
                    (Title of the indenture securities)



                                    -1-

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency
               Treasury Department
               Washington, D.C.

               Federal Deposit Insurance Corporation
               Washington, D.C.

               The Board of Governors of the Federal Reserve System Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.


Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None with respect to the trustee.

No responses are included for Items 3-15 of this Form T-1 because the obligor is not in default as provided under Item 13.

          Item 16. LIST OF EXHIBITS. List below all exhibits filed as a part of this Statement of Eligibility. Norwest Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

          Exhibit 1. a. A copy of Articles of Association of the trustee now in effect.*

          Exhibit 2. a. A copy of the certificate of authority of the trustee to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of Minneapolis.*

                     b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of the Northwestern National Bank of Minneapolis and the Minnesota Loan and Trust Company of Minneapolis.*

                     c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

                     d. A copy of the certificate of the Comptroller of the Currency dated May 1, 1983, authorizing Norwest Bank Minneapolis, National Association, to act as fiduciary.*

          Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

          Exhibit 4. Copy of By-laws of the trustee as now in effect.*

          Exhibit 5. Not applicable.

          Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

          Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

          Exhibit 8. A copy of the certificate dated May 10, 1983 of name change from Northwestern National Bank Minneapolis to Norwest Bank Minneapolis, National Association.*

          Exhibit 9. A copy of the certificate dated January 11, 1988, of name change from Norwest Bank Minneapolis, National Association to Norwest Bank Minnesota, National
               Association.*


 * Incorporated by reference to the exhibit of the same number filed with the registration statement number 33-66086.

**    Incorporated by reference to the exhibit of the same number filed with the registration statement number 333-07005.






                                    -3-

NORWEST BANKS
Norwest Bank Minnesota, N.A.
Corporate Trust
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0069
612-667-8058


                                 EXHIBIT 6



September 19, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal or State authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.



                                            Very truly yours,

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION

                                            Curtis D. Schwegman
                                            Assistant Vice President

                                 SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Minneapolis and State of Minnesota on the 19th day of September, 1996.


                                   NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION



                                   /s/ Curtis D. Schwegman
                                   ----------------------------------
                                   Curtis D. Schwegman
                                   Assistant Vice President